UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Aon plc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Ordinary shares, $0.000304635 par value per share, of Willis Towers Watson Public Limited Company (“WTW Shares”).
(2)

Aggregate number of securities to which transaction applies:

131,870,718 securities as of May 5, 2020, which consist of (a) 128,735,691 WTW Shares, (b) options to purchase an aggregate of 507,015 WTW Shares and (c) 2,628,012 WTW Shares subject to outstanding restricted share unit awards and performance share unit awards.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction value was calculated by multiplying (x) 131,870,718, the aggregate number of securities to which the transaction applies, by (y) the transaction exchange ratio of 1.08, by (z) $187.40, representing the average of the high and low prices reported on the NASDAQ Global Select Market for a WTW Share on May 5, 2020.

	(4)	Proposed maximum aggregate value of transaction: $26,689,578,357.46
	(5)	Total fee paid: $3,464,307.27

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Willis Towers Watson Public Limited Company

Willis Towers Watson House, Elm Park,

Merrion Road, Dublin 4 Ireland

TRANSACTION PROPOSED—YOUR VOTE IS VERY IMPORTANT

To our Shareholders:

You are cordially invited to attend two special meetings of the shareholders of Willis Towers Watson Public Limited Company, an Irish public limited company, referred to as “WTW.” The first, the special Court-ordered meeting of shareholders, referred to as the “WTW Court Meeting,” is to be held on [●], 2020 at [●] a.m., EDT, and the second, the extraordinary general meeting of shareholders, referred to as the “WTW EGM,” is to be held on [●], 2020 at [●] a.m., EDT, or, if the WTW Court Meeting has not concluded by [●] a.m., EDT, as soon as possible after the conclusion or adjournment of the WTW Court Meeting. Both the WTW Court Meeting and the WTW EGM will be held at [●], United States and [●], Ireland (where such participation in Ireland shall be by technological means) and shall constitute, in the case of attendance in either of such locations, being present in person at the WTW Court Meeting or the WTW EGM, as the case may be.

As previously announced, on March 9, 2020, WTW and Aon plc, a public limited company incorporated in England, referred to as “Aon UK,” entered into a Business Combination Agreement, referred to as the “Business Combination Agreement,” providing for the combination of the two companies. On April 1, 2020, Aon UK completed its previously announced cancellation scheme of arrangement, pursuant to which an Irish public limited company named Aon plc, referred to as “Aon Ireland,” became the public parent company of Aon UK, and all of the members of the board of directors of Aon UK became members of the board of directors of Aon Ireland. In connection with the foregoing, on April 2, 2020, Aon UK assigned all of its rights and obligations under the Business Combination Agreement to Aon Ireland, and Aon Ireland assumed all such rights and obligations. We refer to Aon UK, prior to such assignment, and Aon Ireland, after such assignment, as “Aon.”

Under the terms of the Business Combination Agreement, Aon has agreed to acquire the entire issued ordinary share capital of WTW, which acquisition, referred to as the “transaction,” is to be implemented by way of a court-sanctioned scheme of arrangement, referred to as the “scheme,” to be undertaken by WTW under Chapter 1, Part 9 of the Irish Companies Act 2014. If the transaction is completed, WTW shareholders will be entitled to receive, at the effective time of the scheme, referred to as the “effective time,” 1.08 Class A ordinary shares, nominal value $0.01 per share, of Aon, referred to as the “Aon Shares,” for each Class A ordinary share, nominal value $0.000304635 per share, of WTW, referred to as the “WTW Shares,” owned by such WTW shareholders and subject to the scheme. As a result of the scheme, WTW will become a wholly-owned subsidiary of Aon. Following the closing of the transaction, referred to as the “closing,” it is anticipated that the shareholders of Aon and WTW immediately prior to the closing will own approximately 62.3% and 37.7% of the combined company immediately following the closing, respectively, based on the number of Aon Shares and WTW Shares outstanding as of May 5, 2020 on a fully diluted basis.

WTW equity awards will be treated as set forth in the Business Combination Agreement, such that, as of immediately prior to the effective time, (i) each WTW share option and restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into a corresponding award relating to Aon Shares, with the number of Aon Shares subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Business Combination Agreement, and (ii) each WTW performance share unit award and phantom share unit award that is outstanding immediately prior to the effective time will be converted into a corresponding award that vests based on the holder’s continued service following the effective time and relates to a number of Aon Shares determined in accordance with the formulas set forth in the Business Combination Agreement. Immediately prior to the effective time, each WTW restricted share unit award granted to a WTW non-employee director will vest and thereafter be settled in Aon Shares. For a description of the treatment of WTW equity awards, see the section entitled “The Business Combination Agreement—Treatment of WTW Equity Awards” beginning on page [●] of the accompanying joint proxy statement.

You are being asked to vote on a proposal to approve the scheme at both special meetings, as well as certain additional proposals being presented at the WTW EGM that shareholders must approve in order to properly implement the scheme and consummate the transaction. The scheme is also subject to approval by the Irish High Court. More information about the transaction and the proposals for which your approval is being sought is contained in the accompanying joint proxy statement. We urge all WTW shareholders to read the accompanying joint proxy statement, including the annexes and the documents incorporated by reference therein, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page [●] of the accompanying joint proxy statement.

Your proxy is being solicited by the members of the board of directors of WTW, referred to as the “WTW Board.” After careful consideration, the members of the WTW Board have unanimously determined that the Business Combination Agreement and the transactions contemplated thereby, including the scheme, are fair and reasonable. The WTW Board recommends unanimously that you vote “FOR” all proposals being presented at the special meetings. In considering the recommendation of the WTW Board, you should be aware that certain WTW directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as WTW shareholders generally. See the section entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction” beginning on page [●] of the accompanying joint proxy statement for more information. Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible, whether or not you plan to attend the special meetings, by following the instructions in the accompanying joint proxy statement.

Irish law requires WTW to hold a physical meeting for the WTW Court Meeting and the WTW EGM. In light of COVID-19, we encourage WTW shareholders to vote by proxy prior to 11:59 p.m. EDT on [●] as described in the accompanying joint proxy statement. WTW asks that, in considering whether to attend such meetings in person, WTW shareholders follow public health and travel guidelines with respect to COVID-19, including as applicable to Ireland and the United States. Those guidelines may restrict or prevent any WTW shareholder from attending such meetings in person. WTW strongly encourages WTW shareholders not to attend such meetings in person if they are experiencing any of the described COVID-19 symptoms. WTW shareholders attending the WTW special meetings in person are also requested to follow the hygiene instructions consistent with applicable public health guidelines, including washing or disinfecting hands upon arrival at such meetings. WTW may take additional precautionary measures in relation to the WTW special meetings in response to further developments in the COVID-19 outbreak. WTW will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect such meetings, which may include preventing or restricting access to such meetings. WTW also intends to comply with any applicable public health and travel guidelines, which may affect the WTW special meetings. Depending on concerns about and developments relating to the COVID-19 outbreak, the WTW Board could determine to change the date, time, location or format of the WTW special meetings, subject to Irish legal requirements. In the event WTW determines it is necessary or appropriate to take additional steps regarding how the WTW special meetings will be conducted, WTW will announce such determinations in advance in accordance with applicable legal requirements, and details will be posted on WTW’s website and filed with the U.S. Securities and Exchange Commission.

On behalf of the WTW Board, thank you for your consideration and continued support.

Very truly yours,

John J. Haley Chief Executive Officer & Member of the WTW Board	Victor F. Ganzi Non-Executive Chairman

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the transaction or determined if the accompanying joint proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

For the avoidance of doubt, the accompanying joint proxy statement is not intended to be and is not a prospectus for the purposes of the Irish Companies Act 2014, Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019 or the Central Bank (Investment Market Conduct) Rules 2019, and the Central Bank of Ireland has not approved this document.

The accompanying joint proxy statement is dated as of [●], 2020, and is first being mailed to WTW shareholders on or about [●], 2020.

Aon plc

Metropolitan Building

James Joyce Street, Dublin 1, Ireland D01 K0Y8

TRANSACTION PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Aon shareholder:

You are cordially invited to an extraordinary general meeting of shareholders of Aon plc, referred to as the “Aon EGM” which will be held on [●], 2020 at [●], local time, at [●].

As previously announced, on March 9, 2020, Aon plc, a public limited company incorporated in England, referred to as “Aon UK,” and Willis Towers Watson Public Limited Company, an Irish public limited company, referred to as “WTW,” entered into a Business Combination Agreement, referred to as the “Business Combination Agreement,” providing for the combination of the two companies. On April 1, 2020, Aon UK completed its previously announced cancellation scheme of arrangement, pursuant to which an Irish public limited company named Aon plc, referred to as “Aon Ireland,” became the public parent company of Aon UK, and all of the members of the board of directors of Aon UK became members of the board of directors of Aon Ireland. In connection with the foregoing, on April 2, 2020, Aon UK assigned all of its rights and obligations under the Business Combination Agreement to Aon Ireland, and Aon Ireland assumed all such rights and obligations. We refer to Aon UK, prior to such assignment, and Aon Ireland, after such assignment, as “Aon.”

Under the terms of the Business Combination Agreement, Aon is to acquire WTW pursuant to a scheme of arrangement, referred to as the “scheme,” under Chapter 1 of Part 9 of the Irish Companies Act 2014, subject to the approval of the scheme by the Irish High Court. If the transaction is completed, WTW shareholders will be entitled to receive, at the effective time of the scheme, referred to as the “effective time,” 1.08 newly issued Class A ordinary shares of Aon, referred to as “Aon Shares,” in exchange for each ordinary share of WTW owned by such WTW shareholders and subject to the scheme. As a result of the scheme, WTW will become a wholly-owned subsidiary of Aon. Following the closing of the transaction, referred to as the “closing,” it is anticipated that the shareholders of Aon and WTW immediately prior to the closing will own approximately 62.3% and 37.7% of the combined company immediately following the closing, respectively, based on the number of Aon Shares and WTW Shares outstanding as of May 5, 2020 on a fully diluted basis.

WTW equity awards will be treated as set forth in the Business Combination Agreement, such that, as of immediately prior to the effective time, (i) each WTW share option and restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into a corresponding award relating to Aon Shares, with the number of Aon Shares subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Business Combination Agreement, and (ii) each WTW performance share unit award and phantom share unit award that is outstanding immediately prior to the effective time will be converted into a corresponding award that vests based on the holder’s continued service following the effective time and relates to a number of Aon Shares determined in accordance with the formulas set forth in the Business Combination Agreement. Immediately prior to the effective time, each WTW restricted share unit award granted to a WTW non-employee director will vest and thereafter be settled in Aon Shares. For a description of the treatment of WTW equity awards, see the section entitled “The Business Combination Agreement—Treatment of WTW Equity Awards” beginning on page [●] of the accompanying joint proxy statement.

At the Aon EGM, you are being asked to vote on a proposal to approve the issuance of the aggregate scheme consideration pursuant to the transaction, as well as certain related proposals. More information about the transaction and the other proposals is contained in the accompanying joint proxy statement. We urge all Aon shareholders to read the accompanying joint proxy statement, including the annexes thereto and the documents incorporated by reference therein, carefully and in their entirety. In particular, we urge you to carefully read the section entitled “Risk Factors” beginning on page [●] of the accompanying joint proxy statement.

Your proxy is being solicited by the members of Aon’s board of directors, referred to as the “Aon Board,” entitled to solicit your proxy.

After careful consideration, the members of the Aon Board have unanimously approved the Business Combination Agreement and determined that the terms of the transaction are fair to and in the best interests of Aon and its shareholders. The Aon Board unanimously recommends that you vote “FOR” all proposals being presented at the Aon EGM. In considering the recommendation of the Aon Board, you should be aware that certain Aon directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as Aon shareholders generally. See the section entitled “The Transaction—Interests of Aon Directors and Officers in the Transaction” beginning on page [●] of the accompanying joint proxy statement for more information. Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible by following the instructions in the accompanying joint proxy statement.

As part of our precautions regarding the recent outbreak of COVID-19, we are sensitive to the public health and travel concerns that Aon shareholders may have, as well as any protocols that governmental entities may impose. Irish law requires Aon to hold a physical meeting for the Aon EGM. In light of COVID-19, we encourage Aon shareholders to vote their Aon Shares via the internet, by telephone, or by completing, signing and returning a form of proxy or voting instruction form, in each case as described in the accompanying joint proxy statement. Aon asks that, in considering whether to attend the Aon EGM in person, Aon shareholders follow public health and travel guidelines with respect to COVID-19, including as applicable to Ireland and the United States. Those guidelines may restrict or prevent any Aon shareholder from attending the Aon EGM in person. Aon strongly encourages Aon shareholders not to attend the Aon EGM in person if they are experiencing any of the described COVID-19 symptoms. Aon shareholders attending the Aon EGM in person are also requested to follow the hygiene instructions consistent with applicable public health guidelines, including washing or disinfecting hands upon arrival at the Aon EGM. Aon may take additional precautionary measures in relation to the Aon EGM in response to further developments in the COVID-19 outbreak. Aon will be obliged to comply with any applicable legal restrictions that are imposed as a consequence of COVID-19 and that affect the Aon EGM, which may include preventing or restricting access to the Aon EGM. Aon also intends to comply with any public health and travel guidelines, which may affect the Aon EGM. Depending on concerns about and developments relating to the COVID-19 outbreak, the board of directors of Aon could determine to change the date, time, location or format of the Aon EGM, subject to Irish legal requirements. In the event Aon determines it is necessary or appropriate to take additional steps regarding how the Aon EGM will be conducted, we will announce such determinations in advance in accordance with applicable legal requirements, and details will be posted on our website and filed with the U.S. Securities and Exchange Commission.

On behalf of the Aon Board, thank you for your consideration and continued support.

Very truly yours,

Gregory C. Case Chief Executive Officer	Lester B. Knight Chair

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the transaction or determined if the accompanying joint proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

For the avoidance of doubt, the accompanying joint proxy statement is not intended to be and is not a prospectus for the purposes of the Irish Companies Act 2014, Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019 or the Central Bank (Investment Market Conduct) Rules 2019, and the Central Bank of Ireland has not approved this document.

The accompanying joint proxy statement is dated as of [●], 2020, and is first being mailed to Aon shareholders on or about, [●], 2020.

WILLIS TOWERS WATSON PLC

Willis Towers Watson House, Elm Park,

Merrion Road, Dublin 4, Ireland

NOTICE OF COURT MEETING OF SHAREHOLDERS

THE HIGH COURT, 2020 No. [●]

IN THE MATTER OF WILLIS TOWERS WATSON PLC

– and –

IN THE MATTER OF THE COMPANIES ACT 2014

NOTICE IS HEREBY GIVEN that by a Court Order dated [●], 2020, made in the above matters, the High Court of Ireland, referred to as the “Irish High Court,” has directed a meeting, referred to as the “WTW Court Meeting” to be convened of the holders of the Scheme Shares (as defined in the proposed scheme of arrangement that is included in the document of which this Notice forms a part) of Willis Towers Watson Public Limited Company, referred to as “WTW,” for the purpose of considering and, if thought fit, approving a resolution to approve (with or without modification) a scheme of arrangement pursuant to Chapter 1 of Part 9 of the Companies Act 2014 proposed to be made between WTW and the holders of the Scheme Shares, referred to as the “scheme” or “scheme of arrangement” (and that such meeting will be held at [●], United States, and [●], Ireland (where such participation in Ireland shall be by technological means) and shall constitute, in the case of attendance in either of such locations in the United States or Ireland, being present in person at the WTW Court Meeting), on [●] 2020, at [●], EDT, at which place and time all holders of the Scheme Shares entitled to vote thereat are invited to attend; such resolution being in the following terms:

“That the scheme in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the Irish High Court be agreed to.”

A copy of the scheme of arrangement and a copy of the explanatory statement required to be furnished pursuant to Section 452 of the Companies Act 2014 are included in the document of which this Notice forms a part.

Scheme Shareholders (as defined in the scheme of arrangement that is included in the document of which this Notice forms a part) may vote in person at the WTW Court Meeting or they may appoint another person, whether a member of WTW or not, as their proxy to attend, speak and vote in their stead. The WTW Court Meeting will be held at [●], United States and Scheme Shareholders (or their proxies) may also participate (by technological means) in the WTW Court Meeting in Ireland at [●], Ireland, at the time of the WTW Court Meeting (and such participation shall constitute presence in person at the WTW Court Meeting). A form of proxy for use at the WTW Court Meeting is enclosed with this Notice. Completion and return of a form of proxy will not preclude a Scheme Shareholder from attending and voting in person at the WTW Court Meeting, or any adjournment thereof, if that shareholder wishes to do so. Any alteration to the form of proxy must be initialed by the person who signs it.

It is requested that a form of proxy, duly completed and signed, together with any power of attorney, under which it is signed, be submitted by following the instructions set forth on the proxy card no later than 11:59 p.m. EDT on [●] but, if a form of proxy is not so submitted, it may be handed to the chairman of the WTW Court Meeting before the start of the WTW Court Meeting and will still be valid.

Scheme Shareholders may also submit a proxy or proxies via the internet by accessing the website [●] or vote by telephone by calling the toll-free telephone number listed on the voter instruction form or proxy card anytime up to 11:59 p.m. EDT on [●]. All proxies will be forwarded to WTW’s registered address electronically.

In the case of joint holders, the vote of the senior member who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and, for this purpose, seniority will be determined by the order in which the names stand in WTW’s register of members in respect of the joint holding.

Entitlement to attend and vote at the WTW Court Meeting, or any adjournment thereof, and the number of votes which may be cast, will be determined by reference to WTW’s register of members as of [●] EDT on [●], 2020, referred to as the “WTW Voting Record Time.” In each case, changes to WTW’s register of members after the WTW Voting Record Time shall be disregarded for the purposes of being entitled to vote.

If the form of proxy is properly executed and returned to [●], it will be voted in the manner directed by the shareholder executing it, or if no directions are given, it will be voted in accordance with the recommendation of the WTW board of directors, referred to as the “WTW Board.”

In the case of a corporation, limited liability company or partnership, the form of proxy must be either under its Common Seal or under the hand of an officer or attorney, duly authorized.

By the said Court Order, the Irish High Court has appointed [●] or, failing [●], [●], or, failing [him] / [her], such director or officer of WTW or other person as the WTW Board may determine, to act as chairman of said WTW Court Meeting and has directed the chairman to report the result thereof to the Irish High Court.

Subject to the approval of the resolution proposed at the WTW Court Meeting convened by this Notice, the requisite resolutions to be proposed at the extraordinary general meeting of WTW convened for [●], 2020 and the satisfaction of the other conditions to the completion of the scheme of arrangement, it is anticipated that the Irish High Court will order that the hearing of the application to sanction said scheme of arrangement will take place in the first half of 2021.

Terms shall have the same meaning in this Notice as they have in the joint proxy statement accompanying this Notice.

Said scheme of arrangement will be subject to the subsequent sanction of the Irish High Court.

Issued Shares and Total Voting Rights

The total number of issued Scheme Shares held by Scheme Shareholders as of the WTW Voting Record Time entitled to vote at the WTW Court Meeting is [●]. The resolution at the WTW Court Meeting shall be decided on a poll. Every holder of a WTW Share (excluding Aon and its affiliates, to the extent they hold WTW Shares) as of the WTW Voting Record Time will have one vote for every WTW Share carrying voting rights of which he, she or it is the holder. A holder of a WTW Share as of the WTW Voting Record Time (whether present in person or by proxy) who is entitled to more than one vote need not use all his, her or its votes or cast all his, her or its votes in the same way. In order for the resolution at the WTW Court Meeting to pass, those voting to approve the scheme must (a) represent a simple majority (being more than 50%) in number of the shareholders of record of WTW Shares as of the WTW Voting Record Time present and voting (in person or by proxy), and (b) also represent 75% or more in value of the WTW Shares held by such holders as of the WTW Voting Record Time, present and voting (in person or by proxy).

Irish law requires WTW to hold a physical meeting for the WTW Court Meeting. In light of COVID-19, WTW encourages WTW shareholders to vote by proxy prior to 11:59 p.m. EDT on [●] as described in the accompanying joint proxy statement. WTW asks that, in considering whether to attend the meeting in person, WTW shareholders follow public health and travel guidelines with respect to COVID-19, including as applicable to Ireland and the United States. Those guidelines may restrict or prevent any WTW shareholder from attending the meeting in person. WTW strongly encourages WTW shareholders not to attend the meeting in person if they are experiencing any of the described COVID-19 symptoms. WTW shareholders attending the WTW Court Meeting in person are also requested to follow the hygiene instructions consistent with applicable public health guidelines, including washing or disinfecting hands upon arrival at the meeting. WTW may take additional precautionary measures in relation to the WTW Court Meeting in response to further developments in the COVID-19 outbreak. WTW will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the meeting, which may include preventing or restricting access to the meeting. WTW also intends to comply with any applicable public health and travel guidelines, which may affect the WTW Court Meeting. Depending on concerns about and developments relating to the COVID-19 outbreak, the WTW Board could determine to change the date, time, location or format of the WTW Court Meeting, subject to Irish legal requirements. In the event WTW determines it is necessary or appropriate to take additional steps regarding how the WTW Court Meeting will be conducted, WTW will announce such determinations in advance in accordance with applicable legal requirements, and details will be posted on WTW’s website and filed with the U.S. Securities and Exchange Commission.

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT AS MANY VOTES AS POSSIBLE ARE CAST AT THE WTW COURT MEETING (WHETHER IN PERSON OR BY PROXY) SO THAT THE IRISH HIGH COURT CAN BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF WTW SHAREHOLDER OPINION. TO ENSURE YOUR REPRESENTATION AT THE WTW COURT MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED FORM OF PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR BY INTERNET OR TELEPHONE IN THE MANNER PROVIDED ABOVE. IF YOU ATTEND THE WTW COURT MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A COMPLETED FORM OF PROXY.

Dated [●], 2020

Matheson

70 Sir John Rogerson’s Quay

Dublin 2

Ireland

Solicitors for Willis Towers Watson plc

WILLIS TOWERS WATSON PLC

Willis Towers Watson House, Elm Park,

Merrion Road, Dublin 4, Ireland

NOTICE OF EXTRAORDINARY GENERAL MEETING OF WILLIS TOWERS WATSON PLC

NOTICE IS HEREBY GIVEN that an EXTRAORDINARY GENERAL MEETING, referred to as the “WTW EGM,” of Willis Towers Watson Public Limited Company, referred to as “WTW,” will be held at [●], United States and [●], Ireland (where such participation in Ireland shall be by technological means, and shall constitute, in the case of attendance in either of such locations in the United States or Ireland, being present in person at the WTW EGM), on [●], 2020, at [●], EDT (or, if the special Court-ordered meeting, referred to as the “WTW Court Meeting,” has not concluded by [●], EDT, as soon as possible after the conclusion or adjournment of the WTW Court Meeting) for the purpose of considering and, if thought fit, passing the following resolutions (of which resolutions 1, 3 and 4 will be proposed as ordinary resolutions and resolution 2 will be proposed as a special resolution):

1	Ordinary Resolution: To Approve the Scheme of Arrangement

That, subject to the approval by the requisite majorities at the WTW Court Meeting, the scheme of arrangement that is included in the document of which this Notice forms a part, referred to as the “scheme” or “scheme of arrangement,” (a copy of which has been produced to this meeting and for the purposes of identification signed by the chairman thereof), in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court of Ireland be approved and the directors of WTW be authorized to take all such action as they consider necessary or appropriate for carrying the scheme of arrangement into effect.

2	Special Resolution: Amendment to Articles

That, subject to the scheme becoming effective, the articles of association of WTW, referred to as the “Articles,” be amended by adding the following new Article 171:

171. Scheme of Arrangement

(a)

In these Articles, the “scheme” or the “scheme of arrangement” means the scheme of arrangement dated [●], 2020 between the Company and the holders of the scheme shares (which comprise the ordinary shares of the Company that are transferred under the scheme, referred to as the “Scheme Shares”) under Chapter 1 of Part 9 of the Companies Act 2014 in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court of Ireland and expressions defined in the scheme and (if not so defined) in the document containing the explanatory statement circulated with the scheme under Section 452 of the Companies Act 2014 shall have the same meanings in this Article 171.

(b)

Notwithstanding any other provision of these Articles or the terms of any resolution, whether ordinary or special, passed by the Company in any general meeting, if the Company allots or issues any ordinary shares (other than to Aon plc, a public limited company incorporated under the laws of Ireland with registration number 604607, referred to as “Aon”) and / or its nominee(s) on or after the WTW Voting Record Time (as defined in the scheme of arrangement) and prior to or at the Scheme Record Time (as defined in the Scheme of Arrangement), such shares shall be allotted or issued subject to the terms of the scheme and the holder or holders of those shares shall be bound by the scheme accordingly.

(c)

Notwithstanding any other provision of these Articles, if any ordinary shares of the Company are allotted or issued to any person (a “new member”) (other than to Aon and / or its nominee(s)) at any time after the Scheme Record Time, the new member shall, provided that the scheme has become effective, have such shares (the “Post-Scheme Shares”) transferred immediately, free of all encumbrances, to Aon and / or its nominee(s) as Aon and / or its nominee(s) may direct in consideration of and conditional on the allotment and issue by Aon to the new member of the ordinary shares in Aon (the “Consideration Shares”) (and the payment in cash of any fractional entitlements, as described in paragraph (f) of this Article) to which the new member would have been entitled under the terms of the scheme had each Post-Scheme Share transferred to Aon and / or its nominee(s) hereunder been a Scheme Share at the Scheme Record Time, provided that if any new member has a registered address in a jurisdiction outside Ireland and Aon is advised or reasonably believes that the allotment and / or issue of the Consideration Shares to that new member would or may infringe the laws of such jurisdiction or would or may require Aon to observe any governmental or other consent or any registration, filing or other formality with which Aon is unable to comply or which either the Company or Aon believes is unduly onerous to comply with, Aon may, in its sole discretion, determine that the Consideration Shares shall not be allotted and / or issued to such new member but shall instead be allotted and issued to a nominee appointed by Aon to act on behalf of and for the benefit of such new member on terms that the nominee shall, as soon as practicable following the allotment and issue of the Consideration Shares, sell in the open market the Consideration Shares so allotted and issued and procure the despatch to such new member of a cheque in accordance with paragraph (h) of this Article 171.

(d)	Ordinary shares in Aon allotted and issued pursuant to this Article 171 shall:

(i)	be issued credited as fully paid, shall be free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights and other interests of any nature whatsoever;

(ii)	rank equally in all respects with all other fully paid ordinary Aon Shares in issue on the date the Aon Shares allotted and issued pursuant to this Article 171 are so allotted and issued; and

(iii)

be entitled to all dividends and other distributions declared, paid or made by Aon by reference to a record date on or after the date the Aon Shares allotted and issued pursuant to this Article 171 are so allotted and issued.

(e)

On any reorganisation of, or material alteration to, the share capital of the Company or Aon (including, without limitation, any subdivision and / or consolidation), the value of the consideration per Post-Scheme Share under paragraph (c) above shall be adjusted by the Company and Aon in such manner as the auditors of the Company or an independent investment bank selected by the Company and Aon may determine to be fair and reasonable to reflect such reorganisation or alteration. References in this Article to shares shall, following such adjustment, be construed accordingly.

(f)

Fractions of Consideration Shares will not be issued or transferred to new members pursuant to this Article 171. Instead, fractional shares will be aggregated and sold in the open market by an exchange agent appointed by Aon and reasonably acceptable to WTW, with the net proceeds of any such sale distributed in cash pro rata to the WTW shareholders whose fractional entitlements have been sold.

(g)

In order to give effect to any such transfer required by this Article 171, the Company may appoint any person to act, and who shall be authorised, as attorney or agent for any new member, without the need for any further action being required to give effect thereto, to:

(i)	execute and deliver as transferor a form of transfer or other instrument or instruction of transfer in favour of Aon and / or its nominee(s);

(ii)	give a good receipt in respect of consideration received in respect of any such transfer; and

(iii)	give such instructions and to do all other things which he or she may consider necessary or expedient in connection with such sale or transfer,

on behalf of the new member and every form, instrument, or instruction executed or delivered or other such thing done so shall be as effective as if it has been executed, delivered or done by the new member to which such form, instrument, instruction, or thing relates. Pending the registration of Aon and / or its nominee(s) as a holder of any share to be transferred under this Article 171, the new member shall not be entitled to exercise any rights attaching to any such share unless so agreed by Aon and Aon shall be irrevocably empowered to appoint a person nominated by Aon to act as attorney or agent on behalf of any holder of that share in accordance with any directions Aon may give in relation to any dealings with or disposal of that share (or any interest in it), the exercise of any rights attached to it or receipt of any distribution or other benefit accruing or payable in respect of it, and any holder(s) of that share must exercise all rights attaching to it in accordance with the directions of Aon. The Company shall not be obliged to issue a certificate to the new member for any such share.

(h)

Any sale of Consideration Shares effected pursuant to this Article 171 shall be at the then prevailing market price and Aon shall, as soon as practicable after such sale, procure the despatch to each person entitled thereto a cheque in respect of the net proceeds of such sale (after the deduction of all expenses and commissions), and rounded down to the nearest cent. All despatches of cheques pursuant to this Article 171 shall be effected by sending each cheque by first class post / mail (or international standard post / mail, if overseas) in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the register of members of the Company at the date of issuing the cheque or, in the case of joint holders, at the address of the joint holder whose name stands first in such register in respect of such joint holding at the date of issuing the cheque. None of Aon, the Company or any person or nominee appointed by Aon or their respective agents shall be responsible for any loss or delay in transition or delivery of any cheque sent in accordance with this Article 171 which shall be sent entirely at the risk of the persons entitled thereto. All cheques drawn in accordance with this Article 171 shall be in U.S. dollars drawn on a U.S. clearing bank and shall be made payable to the persons respectively entitled to the moneys represented thereby (except that, in the case of joint holders, Aon reserves the right to make such cheques payable to that one of the joint holders whose name stands first in the register of members of the Company in respect of such joint holding), and the despatch of any such cheque shall be a complete discharge of Aon’s obligations to pay the monies represented thereby.

(i)

In the absence of bad faith or wilful default, none of Aon, the Company, any person or nominee appointed by Aon, the Company or their respective agents shall have any liability for any loss or damage arising as a result of sale or transfer (including as a result of the timing or terms of such sale or transfer) or any instrument of transfer executed and / or delivered or any other thing done for or on behalf of any new member pursuant to this Article 171.

(j)

Notwithstanding any other provisions of these Articles, both the Company and the Directors shall refuse to register the transfer of any shares effected between the Scheme Record Time and the Effective Time (other than to Aon and / or its nominee pursuant to the scheme).

(k)	Notwithstanding any other provision of these Articles, both the Company and the Directors may refuse to register the transfer of any shares other than as provided by this Article 171 and the scheme.

3	Ordinary Resolution (non-binding, advisory): Approval of Specified Compensatory Arrangements between WTW and its Named Executive Officers

That, on a non-binding, advisory basis, specified compensatory arrangements between WTW and its named executive officers relating to the transaction (as more particularly described in the section entitled “Interests of WTW Directors and Executive Officers in the Transaction” beginning on page [●] of the accompanying joint proxy statement) be approved.

4	Ordinary Resolution: Adjournment of the WTW EGM

That any motion by the chairman of the WTW EGM to adjourn the WTW EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the WTW EGM to approve resolutions 1 and 2, be approved.

By order of the board of directors of Willis Towers Watson plc

Willis Towers Watson plc, Willis Towers Watson House, Elm Park, Merrion Road, Dublin 4, Ireland

Dated: [●], 2020

Notes:

1.

Each WTW shareholder of record is entitled to attend, speak and vote at the WTW EGM or is entitled to appoint a proxy to attend, speak and vote in his, her or its place (using the form of proxy provided or in the form in section 184 of the Companies Act 2014). A proxy need not be a member of WTW. The WTW EGM will be held at [●], United States and WTW shareholders may also participate by technological means in the WTW EGM in Ireland at [●], Ireland, at the time of the WTW EGM (and such participation shall constitute presence in person at the WTW EGM).

2.

Entitlement to attend, speak and vote at the WTW EGM, or any adjournment thereof, and the number of votes which may be cast, will be determined by reference to WTW’s register of members as of [●] EDT in the U.S. on [●], 2020, referred to as the “WTW Voting Record Time.” Changes to WTW’s register of members after the WTW Voting Record Time will be disregarded for the purposes of being entitled to vote.

3.

WTW shareholders who wish to attend the WTW EGM in person should review the section entitled “The Special Meetings of WTW Shareholders—Attendance” beginning on page [●] of the accompanying joint proxy statement. You will need proof of record or beneficial ownership of WTW Shares as of the WTW Voting Record Time in order to attend the WTW EGM.

4.	This Notice and the accompanying joint proxy statement are available at www.proxyvote.com.

5.

You may vote your shares in person at the WTW EGM. Whether or not you plan to attend WTW EGM, we encourage you to vote the shares by: (i) accessing the internet site set forth on the enclosed proxy card up until [●] EDT on [●], 2020 , (ii) by calling the toll-free telephone number set forth on the enclosed proxy card to submit your form of proxy up until [●] EDT on [●], 2020 or (iii) marking, dating and signing any form of proxy or voting instruction form provided to you and returning it in the accompanying postage prepaid envelope as quickly as possible, to be received by [●] EDT on [●], 2020 (which will be forwarded to WTW’s registered address electronically).

6.

It is requested that a form of proxy, duly completed and signed, together with any power of attorney, under which it is signed, be submitted in accordance with Note 5 above. If a form of proxy is not so submitted, it may be handed to the chairman of the WTW EGM before the start of the WTW EGM and will still be valid.

7.

In the case of joint holders, the vote of the senior member who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders of record and, for this purpose, seniority will be determined by the order in which the names appear in WTW’s register of members in respect of the joint holding.

8.

Irish law requires WTW to hold a physical meeting for the WTW EGM. In light of COVID-19, WTW encourages WTW shareholders to vote by proxy prior to 11:59 p.m. EDT on [●] as described in the accompanying joint proxy statement. WTW asks that, in considering whether to attend the meeting in person, WTW shareholders follow public health and travel guidelines with respect to COVID-19, including as applicable to Ireland and the United States. Those guidelines may restrict or prevent any WTW shareholder from attending the meeting in person. WTW strongly encourages WTW shareholders not to attend the meeting in person if they are experiencing any of the described COVID-19 symptoms. WTW shareholders attending the WTW EGM in person are also requested to follow the hygiene instructions consistent with applicable public health guidelines, including washing or disinfecting hands upon arrival at the meeting. WTW may take additional precautionary measures in relation to the WTW EGM in response to further developments in the COVID-19 outbreak. WTW will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the meeting, which may include preventing or restricting access to the meeting. WTW also intends to comply with any applicable public health and travel guidelines, which may affect the WTW EGM. Depending on concerns about and developments relating to the COVID-19 outbreak, the WTW Board could determine to change the date, time, location or format of the WTW EGM, subject to Irish legal requirements. In the event WTW determines it is necessary or appropriate to take additional steps regarding how the WTW EGM will be conducted, WTW will announce such determinations in advance in accordance with applicable legal requirements, and details will be posted on WTW’s website and filed with the U.S. Securities and Exchange Commission.

Aon plc

Metropolitan Building

James Joyce Street, Dublin 1, Ireland D01 K0Y8

NOTICE OF EXTRAORDINARY GENERAL MEETING OF AON PLC

NOTICE IS HEREBY GIVEN that an EXTRAORDINARY GENERAL MEETING, referred to as the “Aon EGM” of Aon plc, referred to as “Aon,” will be held at [●], local time, on [●], 2020 at [●] for the purpose of considering and, if thought fit, passing the following resolutions:

1.	Ordinary Resolution: Approval of the Issuance of the Aggregate Scheme Consideration

That the issuance of the aggregate scheme consideration pursuant to the transaction (as more particularly described in the accompanying joint proxy statement) be approved.

2.	Ordinary Resolution: Adjournment of the Extraordinary General Meeting

That any motion by the chair of the Aon EGM to adjourn the Aon EGM, or any adjournments thereof, to another time and place, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Aon EGM to approve Resolution 1, be approved.

By order of the Board of Aon plc

Darren Zeidel

Company Secretary

[●], 2020

Registered Office: Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8

Notes:

1.

Each Aon Class A ordinary shareholder is entitled to attend, speak and vote at the Aon EGM or is entitled to appoint a proxy to attend, speak and vote in his, her or its place (using the form of proxy provided or in the form in section 184 of the Companies Act 2014). A proxy need not be a member of Aon.

2.

Entitlement to attend, speak and vote at the Aon EGM, or any adjournment thereof, and the number of votes which may be cast, will be determined by reference to Aon’s register of members as of [●] EDT on [●], 2020, referred to as the “Aon Voting Record Time.” Changes to Aon’s register of members after the Aon Voting Record Time will be disregarded for the purposes of being entitled to vote.

3.	This notice and the accompanying joint proxy statement are available at www.proxyvote.com.

4.

You may vote your Class A ordinary shares of Aon, referred to as “Aon Shares,” in person at the Aon EGM. Whether or not you plan to attend the Aon EGM, we encourage you to vote your Aon Shares via the internet, by telephone, or by completing, signing and returning a form of proxy or voting instruction form, in each case as described in greater detail in the accompanying joint proxy statement.

5.

It is requested that a form of proxy duly completed and signed, together with any power of attorney under which it is signed, be submitted to Aon’s inspector of election in accordance with Note 4 above. If a form of proxy is not so submitted, it may be handed to the chair of the Aon EGM before the start of the Aon EGM and will still be valid.

6.

In the case of joint holders, the vote of the senior member who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders of record and, for this purpose, seniority will be determined by the order in which the names appear in Aon’s register of members in respect of the joint holding.

As part of our precautions regarding the recent outbreak of COVID-19, we are sensitive to the public health and travel concerns that Aon shareholders may have, as well as any protocols that governmental entities may impose. Irish law requires Aon to hold a physical meeting for the Aon EGM. In light of COVID-19, we encourage Aon shareholders to vote their Aon Shares via the internet, by telephone, or by completing, signing and returning a form of proxy or voting instruction form, in each case as described in the accompanying joint proxy statement. Aon asks that, in considering whether to attend the Aon EGM in person, Aon shareholders follow public health and travel guidelines with respect to COVID-19, including as applicable to Ireland and the United States. Those guidelines may restrict or prevent any Aon shareholder from attending the Aon EGM in person. Aon strongly encourages Aon shareholders not to attend the Aon EGM in person if they are experiencing any of the described COVID-19 symptoms. Aon shareholders attending the Aon EGM in person are also requested to follow the hygiene instructions consistent with applicable public health guidelines, including washing or disinfecting hands upon arrival at the Aon EGM. Aon may take additional precautionary measures in relation to the Aon EGM in response to further developments in the COVID-19 outbreak. Aon will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the Aon EGM, which may include preventing or restricting access to the Aon EGM. Aon also intends to comply with any applicable public health and travel guidelines, which may affect the Aon EGM. Depending on concerns about and developments relating to the COVID-19 outbreak, the Aon Board could determine to change the date, time, location or format of the Aon EGM, subject to Irish legal requirements. In the event Aon determines it is necessary or appropriate to take additional steps regarding how the Aon EGM will be conducted, we will announce such determinations in advance in accordance with applicable legal requirements, and details will be posted on our website and filed with the U.S. Securities and Exchange Commission.

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement incorporates by reference important business and financial information about Aon plc, referred to as “Aon,” and Willis Towers Watson Public Limited Company, referred to as “WTW,” from documents that Aon and WTW have filed with the U.S. Securities and Exchange Commission, referred to as the “SEC,” and that are not included in or delivered with this joint proxy statement. For a listing of documents incorporated by reference herein and additional information on how you can obtain copies of these documents free of charge from Aon or WTW (as applicable), please see the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement. This information is also available for you to review free of charge through the SEC’s website at www.sec.gov.

This joint proxy statement is first being mailed to shareholders of Aon and WTW on or about [●], 2020.

You also may request copies of this joint proxy statement and any of the documents incorporated by reference herein without charge by requesting them in writing from Aon or WTW (through its proxy solicitor) as follows:

Innisfree M&A Incorporated c/o WTW Company Secretary 501 Madison Avenue, 20th Floor New York, New York 10022 Phone: (888) 750-5884 corporatesecretary@willistowerswatson.com	Aon plc Attn: Investor Relations 200 East Randolph Street Chicago, Illinois 60601 Attn: Investor Relations Phone: 312-381-3310 investor.relations@aon.com

In addition, if you have questions about the transaction or the special meetings, if you need assistance in submitting your proxy or voting your shares or if you need to obtain additional copies of this joint proxy statement, the enclosed proxy cards or other information related to the proxy solicitation, you should contact the applicable company’s proxy solicitor set forth below.

WTW PROXY SOLICITOR:	AON PROXY SOLICITOR:

Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Shareholders may call toll free: 1-888-750-5884 Banks and Brokers may call collect: 1-212-750-5833	1290 Avenue of the Americas, 9th Floor New York, NY 10104 Shareholders, Banks and Brokers Call toll free: 1-866-296-5716 Via email: aon@georgeson.com

To receive timely delivery of the requested documents in advance of the extraordinary general meeting of Aon shareholders, referred to as the “Aon EGM,” the Court-convened meeting of WTW shareholders, referred to as the “WTW Court Meeting,” and/or the extraordinary general meeting of WTW shareholders, referred to as the “WTW EGM,” you should make your request no later than by 5:00 p.m., EDT, on [●], 2020.

i

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETINGS

The following questions and answers are intended to address briefly some commonly asked questions regarding the transaction and the special meetings. These questions and answers highlight only some of the information contained in this joint proxy statement. They may not contain all the information that is important to you. You should read carefully this entire joint proxy statement, including the annexes and the documents incorporated by reference herein, to understand fully the transaction and the voting procedures for the special meetings. See the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement. Unless otherwise specified, each reference in this joint proxy statement to: “Aon Ireland” refers to Aon plc (formerly known as Aon Limited), a public limited company incorporated in Ireland with registered number 604607; “Aon UK” refers to Aon plc, a public limited company incorporated in England with registered number 07876075; “Aon” refers to Aon UK (prior to the assignment on April 2, 2020 of the Business Combination Agreement from Aon UK to Aon Ireland) and Aon Ireland (after such assignment); the “Aon Board” refers to the board of directors of Aon UK prior to the effective date of the Aon reorganization and to the board of directors of Aon Ireland after the effective date of the Aon reorganization; “WTW” refers to Willis Towers Watson Public Limited Company, a public limited company incorporated in Ireland with registered number 475616; the “Business Combination Agreement” refers to the Business Combination Agreement, dated as of March 9, 2020, by and between WTW and Aon (all of Aon’s rights and obligations thereunder have been assigned to Aon Ireland in accordance therewith), a copy of which is attached as Annex A to this joint proxy statement; the “conditions appendix” refers to the conditions to the transaction and the scheme, a copy of which is attached as Annex B to this joint proxy statement; the “Expenses Reimbursement Agreement” refers to the Expenses Reimbursement Agreement, dated as of March 9, 2020, by and between WTW and Aon (all of Aon UK’s rights and obligations thereunder have been assigned to Aon Ireland in accordance therewith), a copy of which is attached as Annex C to this joint proxy statement. Unless otherwise indicated, all references to “dollars” or “$” in this joint proxy statement are references to U.S. dollars.

If you are in any doubt about the transaction, you should consult an independent financial advisor who, if you are taking advice in Ireland, is authorized or exempted by the Investment Intermediaries Act 1995 (as amended), or the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017).

Q:	Why am I receiving this joint proxy statement?

A:

You, as an Aon shareholder or a WTW shareholder, are receiving this joint proxy statement because Aon and WTW entered into the Business Combination Agreement on March 9, 2020, pursuant to which, on the terms and subject to the conditions set forth therein, Aon has agreed to acquire the entire issued share capital of WTW, which acquisition, referred to as the “transaction,” is to be implemented by way of a “scheme of arrangement” or “scheme” to be undertaken by WTW under Chapter 1, Part 9 of the Irish Companies Act 2014, referred to as the “Companies Act.”

The holder of each issued and outstanding ordinary share, nominal value $0.000304635 per share, of WTW, referred to collectively as the “WTW Shares,” that is subject to the scheme will be entitled to receive 1.08 Class A ordinary shares, nominal value $0.01 per share, of Aon, referred to collectively as the “Aon Shares,” in exchange for such WTW Share, such ratio referred to as the “exchange ratio,” pursuant to the scheme and as more particularly described under the section entitled “The Business Combination Agreement—Scheme Consideration to WTW Shareholders” beginning on page [●] of this joint proxy statement.

The High Court of Ireland, referred to as the “Irish High Court,” has ordered the convening of a special Court-ordered meeting of WTW shareholders, referred to as the “WTW Court Meeting,” at [●] a.m., EDT on [●], 2020 in order to obtain shareholder approval of the scheme. In addition, WTW will hold an extraordinary general meeting of shareholders, referred to as the “WTW EGM,” at [●] a.m., EDT on [●], 2020 or, if the WTW Court Meeting has not concluded by [●] a.m., EDT as soon as possible after the conclusion or adjournment of the WTW Court Meeting, in order to obtain shareholder approval of the resolutions necessary to implement the scheme and related resolutions.

It will not be possible to complete the transaction unless the requisite WTW shareholder approvals and Aon shareholder approvals described under the section entitled “—What proposals are being voted on at each special meeting and what shareholder vote is required to approve those proposals?” beginning on page [●] of this joint proxy statement are obtained at each special meeting.

Your vote is required in connection with the transaction and, as a result, Aon and WTW are each holding special meetings of their shareholders in order to obtain the required shareholder approvals. A copy of the Business Combination Agreement is attached as Annex A to this joint proxy statement. To review the full terms of the scheme, see the section entitled “Part 3—The Scheme of Arrangement” beginning on page [●] of this joint proxy statement.

Q:	Why are Aon and WTW proposing the transaction?

A:

The Aon Board and the board of directors of WTW, referred to as the “WTW Board,” believe that the transaction will benefit Aon shareholders and WTW shareholders, respectively, by creating a premier, technology-enabled global professional services firm focused on the areas of risk, retirement and health. To review the reasons for the transaction in greater detail, see the sections entitled “The Transaction—Recommendation of the Aon Board and Aon’s Reasons for the Transaction” and “The Transaction— Recommendation of the WTW Board and WTW’s Reasons for the Transaction” beginning on pages [●] and [●] of this joint proxy statement, respectively.

Q:	What will WTW shareholders receive as consideration if the transaction is completed?

A:

Upon the closing of the transaction, referred to as the “closing,” the holder of each WTW Share outstanding immediately prior to the closing will be entitled to receive 1.08 Aon Shares in exchange for such WTW Share. If a WTW shareholder would otherwise be entitled to receive a fractional Aon Share, it will receive cash in lieu of such fractional share, and it will not be entitled to dividends, voting rights or any other rights in respect of such fractional share. For more information regarding the consideration to be provided to WTW shareholders, see the section entitled “The Business Combination Agreement—Scheme Consideration to WTW Shareholders” beginning on page [●] of this joint proxy statement. For more information regarding exchange procedures, see the section entitled “The Business Combination Agreement—Exchange of WTW Shares” beginning on page [●] of this joint proxy statement.

Q:	How will WTW equity awards be treated in the transaction?

A:

WTW equity awards will be treated as set forth in the Business Combination Agreement, such that, as of immediately prior to the effective time of the scheme, referred to as the “effective time,” (i) each WTW share option and restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into a corresponding award relating to Aon Shares, with the number of Aon Shares subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Business Combination Agreement, and (ii) each WTW performance share unit award and phantom share unit award that is outstanding immediately prior to the effective time will be converted into a corresponding award that vests based on the holder’s continued service following the effective time and relates to a number of Aon Shares determined in accordance with the formulas set forth in the Business Combination Agreement. Immediately prior to the effective time, each WTW restricted share unit award granted to a WTW non-employee director will vest and thereafter be settled in Aon Shares. For a description of the treatment of WTW equity awards, see the section entitled “The Business Combination Agreement—Treatment of WTW Equity Awards” beginning on page [●] of this joint proxy statement.

Q:	When and where will each special meeting be held?

A:	Aon. The Aon EGM will be held at [●], on [●], 2020, at [●] a.m., local time.

WTW. The WTW Court Meeting will be held on [●], 2020, at [●] a.m., EDT. The WTW Court Meeting will be held at [●], United States and Scheme Shareholders (as defined in the section entitled “Part 3—The Scheme of Arrangement” beginning on page [●] of this joint proxy statement) (or their proxies) may also participate in the WTW Court Meeting in Ireland at [●] (where such participation in Ireland shall be by technological means, and shall constitute, in the case of attendance in either of such locations, being present in person at the WTW Court Meeting).

The WTW EGM will be held on [●], 2020, at [●] a.m., EDT or, if the WTW Court Meeting has not concluded by [●] a.m., EDT, as soon as possible after the conclusion or adjournment of the above mentioned WTW Court Meeting. The WTW EGM will be held at [●], United States and WTW shareholders may also participate in the WTW EGM in Ireland at [●] (where such participation in Ireland shall be by technological means, and shall constitute, in the case of attendance in either of such locations, being present in person at the WTW EGM).

Q:	Why are there two special meetings for WTW shareholders?

A:	Irish law requires that two separate shareholder meetings be held: the WTW Court Meeting and the WTW EGM. Both meetings are necessary to cause the scheme to become effective.

At the WTW Court Meeting, WTW shareholders (excluding Aon and its affiliates, to the extent they hold WTW Shares) will be asked to approve the scheme for the purposes of satisfying the requirements of the Irish legislation upon which the scheme is based.

At the WTW EGM, WTW shareholders (including Aon and its affiliates, to the extent they hold WTW Shares) will also be asked to approve the scheme, authorize WTW’s directors to take whatever actions they deem necessary or appropriate for carrying the scheme into effect and approve other related matters. For more detail on these matters, see the section entitled “The Special Meetings of WTW Shareholders” beginning on page [●] of this joint proxy statement.

Q:	What proposals are being voted on at each special meeting and what shareholder vote is required to approve those proposals?

A:	Aon. Set forth below is a table summarizing certain information with respect to the resolutions to be voted on at the Aon EGM:

Resolution #	Resolution	Ordinary or Special Resolution?	Transaction Conditioned on Approval of Resolution?
1	Approve the issuance of the aggregate scheme consideration pursuant to the transaction.	Ordinary	Yes

2	Approve any motion by the chair of the Aon EGM to adjourn the Aon EGM, or any adjournments thereof, to solicit additional proxies in favor of the approval of the resolutions if there are insufficient votes at the time of the Aon EGM to approve Resolution 1.	Ordinary	No

Each of the resolutions to be considered at the Aon EGM is an “ordinary resolution,” the approval of which requires the approval of at least a majority of the votes cast by the holders of Aon Shares present and voting, either in person or by proxy.

Because the votes required to approve each of the resolutions are based on votes properly cast at the Aon EGM, and because abstentions are not considered votes properly cast, abstentions, along with failures to vote, will have no effect on the approval of the resolutions.

As of May 5, 2020, Aon directors and executive officers had the right to vote approximately 2,241,239 Aon Shares at the Aon EGM, representing approximately 0.97% of the Aon Shares entitled to vote at the Aon EGM. It is expected that all Aon directors and executive officers will vote “FOR” each of the proposals at the Aon EGM.

WTW. WTW Court Meeting. WTW shareholders are being asked to vote on a proposal to approve the scheme at both the WTW Court Meeting and the WTW EGM, referred to as the “Court Meeting resolution.” However, the vote required for such proposal is different at each of the meetings. As set out in full under the section entitled “Part 2—Explanatory Statement—Consents and Special Meetings” beginning on page [●] of this joint proxy statement, in order for the resolution at the WTW Court Meeting to pass, those voting to approve the scheme must: (a) represent a simple majority (being more than 50%) in number of the WTW shareholders of record as of [●], EDT, on [●], 2020, referred to as the “WTW Voting Record Time,” present and voting (in person or by proxy), and (b) also represent 75% or more in value of the WTW Shares held by such holders as of the WTW Voting Record Time, present and voting (in person or by proxy).

Because the vote required to approve the proposal at the WTW Court Meeting is based on votes properly cast at the WTW Court Meeting, and because abstentions are not considered votes properly cast, abstentions, along with failures to vote, will have no effect on the approval of such proposal. The transaction is conditioned on approval of the scheme at the WTW Court Meeting.

WTW EGM. Set forth below is a table summarizing certain information with respect to the resolutions to be voted on at the WTW EGM, referred to as the “WTW EGM resolutions” (the first two of which are referred to as the “required WTW EGM resolutions”):

EGM Resolution	Resolution	Ordinary or Special Resolution?	Transaction Conditioned on Approval of Resolution?
1	Approve the scheme and authorize the directors of WTW to take all such actions as they consider necessary or appropriate for carrying the scheme into effect, referred to as the “Scheme Approval Resolution.”	Ordinary	Yes

2	Amend the constitution of WTW, referred to as the “WTW Constitution,” so that any WTW Shares that are issued on or after the WTW Voting Record Time will either be subject to the terms of the scheme or will be immediately and automatically acquired by Aon for the scheme consideration, referred to as the “Constitution Amendment Resolution.”	Special	Yes

3	Approve, on a non-binding, advisory basis, specified compensatory arrangements between WTW and its named executive officers relating to the transaction, referred to as the “Compensation Resolution.”	Ordinary	No

4	Approve any motion by the chairman of the WTW Board to adjourn the WTW EGM, or any adjournments thereof, to solicit additional proxies in favor of the approval of the resolutions if there are insufficient votes at the time of the WTW EGM to approve resolutions 1 and 2, referred to as the “Adjournment Resolution.”	Ordinary	No

At the WTW EGM, the requisite approval of each of the resolutions depends on whether it is (i) an “ordinary resolution” (the Scheme Approval Resolution, the Compensation Resolution and the Adjournment Resolution), which requires the approval of at least a majority of the votes cast by the holders of WTW Shares present and voting, either in person or by proxy, or (ii) a “special resolution” (the Constitution Amendment Resolution), which requires the approval of at least 75% of the votes cast by the holders of WTW Shares present and voting, either in person or by proxy.

Because the votes required to approve each of the resolutions are based on votes properly cast at the WTW EGM, and because abstentions are not considered votes properly cast, abstentions, along with failures to vote, will have no effect on the approval of the resolutions.

As of May 5, 2020, WTW directors and executive officers had the right to vote approximately 461,522 WTW Shares at the WTW special meetings, representing approximately 0.36% of the WTW Shares entitled to vote at each of such meetings. It is expected that all WTW directors and executive officers will vote “FOR” each of the proposals at the WTW Court Meeting and “FOR” each of the proposals at the WTW EGM.

Q:	Is my vote important?

A:

Aon. Yes. It is important that as many votes as possible are cast at the Aon EGM in order for the quorum requirements, discussed below, to be satisfied and to ensure that the views of Aon shareholders are heard. To ensure your representation at the Aon EGM, you are requested to complete, sign and date the enclosed form of proxy as promptly as possible and return it in the return envelope enclosed for that purpose or to vote by internet or telephone in the manner described in this joint proxy statement. If you attend the Aon EGM in person, you may vote at the meeting even if you have previously returned a completed form of proxy.

WTW. Yes. It is important that as many votes as possible are cast at the WTW Court Meeting and the WTW EGM (whether in person or by proxy) so that the Irish High Court can be satisfied that there is a fair and reasonable representation of WTW shareholder opinion and to ensure that the views of WTW shareholders are heard. To ensure your representation at the WTW Court Meeting and the WTW EGM, you are requested to complete, sign and date the enclosed form of proxy as promptly as possible and return it in the postage prepaid envelope enclosed for that purpose or vote by internet or telephone in the manner provided above. If you attend the WTW Court Meeting or the WTW EGM in person, you may vote at such meeting even if you have previously returned a completed form of proxy.

Q:	What constitutes a quorum for the special meetings?

A:	A quorum is the minimum number of shares required to be represented, either by the appearance of the shareholder in person or through representation by proxy, to hold a valid meeting.

Quorum for Aon special meeting. A quorum will exist with respect to each matter to be considered at the Aon EGM if the holders of Aon Shares representing a majority of the Aon Shares issued and outstanding as of [●] EDT on [●], 2020, referred to as the “Aon Voting Record Time,” are present in person or by proxy and entitled to vote. Aon Shares held in “street name” will be counted as present for the purpose of determining the existence of a quorum at the Aon EGM so long as an Aon shareholder has given its bank, broker or other nominee voting instructions on at least one proposal to come before the Aon EGM. Abstentions, though counted for the purposes of determining that a quorum is present, will not be counted as votes cast and therefore will have no effect on the approval of the resolutions.

Quorum for WTW special meetings. A quorum will exist with respect to each matter to be considered at the WTW Court Meeting and the WTW EGM if the holders of WTW Shares representing at least 50% of the WTW Shares issued and outstanding at the WTW Voting Record Time, each being a holder of WTW Shares as of the WTW Voting Record Time, a proxy for a holder of WTW Shares as of the WTW Voting Record Time or a duly authorized representative of a corporate holder of WTW Shares as of the WTW Voting Record Time, are present in person or by proxy and entitled to vote, provided however that if a class of shareholders has only one shareholder, then one shareholder present in person or by proxy shall constitute the necessary quorum. WTW Shares held in “street name” will be counted as present for the purpose of determining the existence of a quorum at the WTW Court Meeting and the WTW EGM so long as a shareholder has given its bank, broker or other nominee voting instructions on at least one of the proposals, or resolutions, as applicable, brought before the applicable meeting. Abstentions, though counted for the purposes of determining that a quorum is present, will not be counted as votes cast and therefore will have no effect on the approval of the proposals or resolutions, as applicable.

Q:	How do the Aon Board and the WTW Board recommend that I vote?

A:

Aon: The Aon Board has unanimously approved the Business Combination Agreement and the transactions contemplated thereby, taking into consideration the factors set forth in section 172 of the Companies Act 2006.

The Aon Board unanimously recommends that Aon shareholders vote:

•	“FOR” the proposal to approve the issuance of the aggregate scheme consideration pursuant to the transaction; and

•

“FOR” the proposal to approve any motion by the chair of the Aon EGM to adjourn the Aon EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Aon EGM to approve the resolution set out above.

See the section entitled “The Transaction—Recommendation of the Aon Board and Aon’s Reasons for the Transaction” beginning on page [●] of this joint proxy statement.

WTW. The WTW Board has unanimously approved the Business Combination Agreement and determined that the Business Combination Agreement and the transaction contemplated by the Business Combination Agreement, including the scheme, are fair to and in the best interests of WTW and its shareholders and that the terms of the scheme are fair and reasonable.

The WTW Board unanimously recommends that WTW shareholders vote:

•	“FOR” the proposal to approve the scheme at the WTW Court Meeting;

•	“FOR” the proposal to approve the scheme at the WTW EGM;

•

“FOR” the proposal to amend the WTW Constitution so that any WTW Shares that are issued on or after the WTW Voting Record Time will either be subject to the terms of the scheme or will be immediately and automatically acquired by Aon for the scheme consideration;

•	“FOR” the proposal to approve, on a non-binding, advisory basis, of specified compensatory arrangements between WTW and its named executive officers relating to the transaction; and

•

“FOR” the proposal to approve any motion by the chairman of the WTW EGM to adjourn the WTW EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the WTW EGM to approve the scheme and the amendment of the WTW Constitution.

See the section entitled “The Transaction—Recommendation of the WTW Board and WTW’s Reasons for the Transaction” beginning on page [●] of this joint proxy statement.

In considering the recommendation of the WTW Board, you should be aware that certain WTW directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as WTW shareholders generally. See the section entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction” beginning on page [●] of this joint proxy statement.

Q:	Why are WTW shareholders being asked to vote on certain named executive officer compensation arrangements?

A:

The SEC has adopted rules that require WTW to provide its shareholders with the opportunity to approve, on an advisory basis, the compensation that may be paid or become payable to WTW’s named executive officers that is based on, or otherwise relates to, the transaction. The WTW compensation proposal is a non-binding, advisory vote. For further information on these arrangements and the potential payments, see the sections entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction,” “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction—Quantification of Payments and Benefits to WTW’s Named Executive Officers” and “WTW Shareholder Vote on Specified Compensatory Arrangements” beginning on pages [●], [●] and [●] of this joint proxy statement, as applicable.

Q:	Who can attend and vote at the special meetings?

A:

Aon. All holders of record of Aon Shares as of the Aon Voting Record Time, which is [●] EDT on [●], 2020, will be entitled to receive notice of, and to vote at, the Aon EGM or any adjournments thereof. Attending the Aon EGM in person is not required to vote. See the section entitled “—How can I vote my shares without attending the special meeting?” beginning on page [●] of this joint proxy statement for instructions on how to vote your Aon Shares without attending the Aon EGM in person. Also see the section entitled “—Are any special measures being taken at the special meetings as a result of the current COVID-19 outbreak?” beginning on page [●] of this joint proxy statement.

WTW. All holders of record of WTW Shares as of the WTW Voting Record Time, which is [●] EDT on [●], 2020 will be entitled to receive notice of, and to vote at, the WTW Court Meeting and the WTW EGM and any adjournments thereof. Attending the WTW Court Meeting and the WTW EGM in person is not required to vote. See the section entitled “—How can I vote my shares without attending the special meeting?” beginning on page [●] of this joint proxy statement for instructions on how to vote your WTW Shares without attending the WTW Court Meeting or WTW EGM in person. Also see the section entitled “—Are any special measures being taken at the special meetings as a result of the current COVID-19 outbreak?” beginning on page [●] of this joint proxy statement.

Q:	When is the transaction expected to be completed?

A:

As of the date of this joint proxy statement, the closing of the transaction is currently expected to be in the first half of 2021 and the parties intend to close the transaction as soon as reasonably practicable (subject to the satisfaction (or, to the extent applicable and lawful, waiver) of the closing conditions referenced in the following sentence); however, no assurance can be provided as to when or if the transaction will be completed. The required votes of Aon shareholders and WTW shareholders to adopt the required shareholder proposals at the special meetings, as well as the necessary regulatory consents and approvals, must first be obtained and other conditions specified in the conditions appendix must be satisfied or, to the extent applicable and lawful, waived. For further discussion of the conditions to the closing of the transaction, see the section entitled “The Business Combination Agreement—Conditions to the Closing of the Transaction” beginning on page [●] of this joint proxy statement.

Q:	What happens if the transaction is not completed?

A:

If the scheme is not completed, including as a result of Aon shareholders not approving the issuance of Aon Shares in the transaction at the Aon EGM or WTW shareholders not approving the Court Meeting resolution at the WTW Court Meeting or the required WTW EGM resolutions at the WTW EGM, or if the scheme is not completed for any other reason, WTW shareholders will not receive any Aon Shares in consideration for their WTW Shares. Instead, WTW will remain an independent public company and the WTW Shares will continue to be listed and traded on the Nasdaq Global Select Market, referred to as “NASDAQ.” Under the

Business Combination Agreement and the Expenses Reimbursement Agreement, (i) Aon or WTW may be required to pay the other party reimbursement for certain expenses, up to an aggregate amount equal to $300,400,000 or (ii) Aon may be required to pay WTW a termination fee of $1,000,000,000, in each case, if the Business Combination Agreement is terminated under certain circumstances. See the sections entitled “The Business Combination Agreement—Reverse Termination Payment” and “Expenses Reimbursement Agreement” beginning on pages [●] and [●] of this joint proxy statement, respectively.

Q:	What will happen to WTW as a result of the closing of the transaction?

A:

If the transaction is completed, WTW will become a direct, wholly-owned subsidiary of Aon. As a result, if the transaction is completed, WTW will no longer be a public company, and the WTW Shares will be delisted from NASDAQ.

Q:	What equity stake will WTW shareholders hold in Aon immediately following the completion of the scheme?

A:

Based on the number of outstanding Aon Shares and WTW Shares as of May 5, 2020 on a fully diluted basis, holders of WTW Shares as of immediately prior to the completion of the scheme would hold an aggregate of approximately 37.7% of the outstanding Aon Shares immediately following the completion of the scheme. The exact equity stake of WTW shareholders in Aon immediately following the completion of the scheme will depend on the number of Aon Shares and WTW Shares issued and outstanding immediately prior to the completion of the scheme, as described in the section entitled “The Business Combination Agreement—Scheme Consideration to WTW Shareholders” beginning on page [●] of this joint proxy statement.

Q:	What are the material tax consequences of the transaction to WTW shareholders?

A:

For Irish tax purposes, the receipt of Aon Shares for WTW Shares pursuant to the scheme of arrangement should not be within the charge to Irish capital gains tax in the case of WTW shareholders who are neither resident nor ordinarily resident in Ireland for Irish tax purposes and who do not hold their WTW Shares in connection with a trade carried on by such shareholders through an Irish branch or agency. See the sections entitled “Material Tax Consequences of the Transaction—Irish Tax Considerations—Taxation of Chargeable Gains” and “Part 2—Explanatory Statement” beginning on pages [●] and [●] of this joint proxy statement, respectively.

For U.S. federal income tax purposes, the transaction is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, referred to as the “Code.” Provided that the transaction so qualifies, a holder of WTW Shares generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of such WTW Shares for Aon Shares in the transaction, except with respect to any cash received in lieu of fractional Aon Shares. A holder of WTW Shares generally will recognize gain or loss for U.S. federal income tax purposes with respect to cash received in lieu of a fractional Aon Share in the transaction measured by the difference, if any, between the amount of cash received for such fractional Aon Share and the holder’s tax basis in such fractional Aon Share.

For a more detailed discussion of the material U.S. federal income tax consequences, please carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page [●] of this joint proxy statement.

The tax consequences of the transaction to any particular WTW shareholder will depend on such shareholder’s particular facts and circumstances. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the transaction to you.

Q:	Where will the Aon Shares that WTW shareholders receive in connection with the transaction be publicly listed and traded?

A:	The Aon Shares issued to WTW shareholders in connection with the transaction will be listed and traded on the New York Stock Exchange, referred to as the “NYSE,” under the ticker symbol, “AON.”

Q:	Are there risks associated with the transaction that I should consider in deciding how to vote?

A:

Yes. There are a number of risks relating to the transaction that are discussed in this joint proxy statement and in other documents incorporated herein by reference. You should read and carefully consider the risks factors set forth in the section entitled “Risk Factors” beginning on page [●] of this joint proxy statement, as well as the factors considered by the Aon Board and the WTW Board in determining to approve the Business Combination Agreement and the related transactions in the sections entitled “The Transaction—Recommendation of the Aon Board and Aon’s Reasons for the Transaction” and “The Transaction—Recommendation of the WTW Board and WTW’s Reasons for the Transaction” beginning on pages [●] and [●] of this joint proxy statement, respectively. You also should read and carefully consider the risks associated with the businesses of each of Aon and WTW contained in the documents incorporated by reference herein.

Q:	Are Aon or WTW shareholders entitled to appraisal or dissenters’ rights?

A:	No. Neither Aon shareholders nor WTW shareholders are entitled to appraisal or dissenters’ rights in connection with the transaction.

Q:	What happens if I hold both Aon Shares and WTW Shares? Do I need to vote separately for each company?

A:

Yes. You will receive separate proxy cards or voting instructions for each of the Aon EGM, the WTW Court Meeting and the WTW EGM, and you must complete, sign, date and return each proxy card in the appropriate postage-paid envelope or, if available, by submitting a proxy or voting instructions by telephone or through the internet for each special meeting.

Q:	I am a WTW shareholder. Will the Aon Shares issued in the transaction receive a dividend?

A:

After the closing, the Aon Shares issued in connection with the transaction will carry with them the right to receive the same dividends as all other holders of Aon Shares with respect to any dividends or distributions that are declared with a record date at or after the closing. Any future Aon dividends will remain subject to approval by the Aon Board.

Aon and WTW have agreed to coordinate with each other on the payment of dividends in respect of Aon Shares and WTW Shares such that holders of WTW Shares do not receive dividends on both the Aon Shares received in the transaction, as well as their WTW Shares, in respect of the same calendar quarter or fail to receive a dividend on either Aon Shares received in the transaction or their WTW Shares in respect of any calendar quarter. See the section entitled “The Business Combination Agreement—Covenants and Agreements—Dividends and Distributions” beginning on page [●] of this joint proxy statement.

Q:	How can I vote my shares in person at the special meetings?

A:

Aon. Aon Shares held directly in your name as the shareholder of record as of the Aon Voting Record Time may be voted in person at the Aon EGM. If you choose to attend the Aon EGM in person, you may be asked to provide a valid picture identification, such as a driver’s license or passport. The use of cell phones, smartphones, pagers, recording and photographic equipment will not be permitted at the Aon EGM.

If you are a beneficial owner of Aon Shares but not the shareholder of record of such shares (for example, if such shares are held in “street name” by a bank, broker or other nominee), you will also need proof of your ownership of such shares as of the Aon Voting Record Time to be admitted to the Aon EGM. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. You will not be permitted to vote at the Aon EGM in person unless you first obtain a legal proxy issued in your name from the record owner and present it to the inspector of election with your ballot at the Aon EGM. To request a legal proxy, contact your bank, broker or other nominee holder of record. It is suggested you do so in a timely manner to ensure receipt of your legal proxy prior to the Aon EGM.

Failure to bring the appropriate documentation may delay your entry into or prevent you from attending or voting in person at the Aon EGM. See the section entitled “The Extraordinary General Meeting of Aon Shareholders—Attendance” beginning on page [●] of this joint proxy statement. Also see the section entitled “—Are any special measures being taken at the special meetings as a result of the current COVID-19 outbreak?” beginning on page [●] of this joint proxy statement.

WTW. WTW Shares held directly in your name as the shareholder of record as of the WTW Voting Record Time may be voted in person at the WTW Court Meeting and the WTW EGM. Those entitled to attend and vote at the WTW Court Meeting and the WTW EGM may attend at [●], United States, or [●], Ireland (where such participation in Ireland shall be by technological means, and shall constitute, in the case of attendance in either of such locations, being present in person at the WTW Court Meeting or the WTW EGM, as the case may be). If you choose to attend either or both WTW special meetings in person, you will need to bring valid, government-issued photo identification.

If you are a beneficial owner of WTW Shares but not the shareholder of record of such shares (for example, if your shares are held in “street name” by a bank, broker or other nominee), you will also need proof of your ownership of such shares as of the WTW Voting Record Time to be admitted to the WTW special meetings. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. You will not be permitted to vote at the WTW Court Meeting or the WTW EGM in person unless you first obtain a legal proxy issued in your name from the record owner and present it to the inspector of election with your ballot at the applicable WTW special meeting. To request a legal proxy please contact your bank, broker or other nominee holder of record. It is suggested you do so in a timely manner to ensure receipt of your legal proxy prior to the applicable WTW special meeting.

Failure to bring the appropriate documentation may delay your entry into or prevent you from attending or voting in person at the WTW Court Meeting or the WTW EGM. See the section entitled “The Special Meetings of WTW Shareholders—Attendance and Voting” beginning on page [●] of this joint proxy statement. Also see the section entitled “—Are any special measures being taken at the special meetings as a result of the current COVID-19 outbreak?” beginning on page [●] of this joint proxy statement.

Q:	How can I vote my shares without attending the special meetings?

A:	Aon. If you are an Aon shareholder as of the Aon Voting Record Time, you will receive a proxy card for the Aon EGM. You may vote your Aon Shares in one of the following ways:

•	by mailing your completed and signed proxy card in the enclosed return envelope;

•	by voting by telephone or over the internet as instructed on your proxy card; or

•	by attending the Aon EGM and voting in person (see the section entitled “The Extraordinary General Meeting of Aon Shareholders—Attendance” beginning on page [●] of this joint proxy statement).

If your Aon Shares are held in an account through a bank, broker or other nominee, you must instruct the bank, broker or other nominee how to vote such shares by following the instructions that the bank, broker or other nominee provides you along with this joint proxy statement. Your bank, broker or other nominee, as applicable, may have an earlier deadline by which you must provide instructions to it as to how to vote such shares, so you should carefully read the materials provided to you by your bank, broker or other nominee.

In the case of joint holders, the vote of the senior member who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders of record and, for this purpose, seniority will be determined by the order in which the names appear in Aon’s register of members in respect of the joint holding.

In light of COVID-19, Aon encourages Aon shareholders to vote their Aon Shares via the internet, by telephone, or by completing, signing and returning a form of proxy or voting instructions form. See the section entitled “—Are any special measures being taken at the special meetings as a result of the current COVID-19 outbreak?” beginning on page [●] of this joint proxy statement for a discussion of how attendance in person at the Aon EGM may be affected by the current COVID-19 outbreak.

WTW. If you are a WTW shareholder of record as of the WTW Voting Record Time, you will receive two proxy cards (one for the WTW Court Meeting and one for the WTW EGM). You may vote your WTW Shares in one of the following ways:

•	by mailing your applicable completed and signed proxy cards in the enclosed return envelope;

•	by voting by telephone or over the internet as instructed on the applicable enclosed proxy card; or

•

by attending the applicable special meeting and voting in person (see the section entitled “The Special Meetings of WTW Shareholders—Attendance and Voting” beginning on page [●] of this joint proxy statement).

If your WTW Shares are held in “street name,” you should follow the instructions provided by your bank, broker or other nominee in order to instruct them how to vote such shares. The bank, broker or other nominee, as applicable, may have an earlier deadline by which you must provide instructions to it as to how to vote such shares, so you should carefully read the materials provided to you by your bank, broker or other nominee.

In the case of joint holders, the vote of the senior member who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders of record and, for this purpose, seniority will be determined by the order in which the names appear in WTW’s register of members in respect of the joint holding.

In light of COVID-19, WTW encourages WTW shareholders to vote their WTW Shares via the internet, by telephone, or by completing, signing and returning a form of proxy or voting instructions form. See the section entitled “—Are any special measures being taken at the special meetings as a result of the current COVID-19 outbreak?” beginning on page [●] of this joint proxy statement for a discussion of how attendance in person at the WTW Court Meeting and the WTW EGM may be affected by the current COVID-19 outbreak.

Q:	Are any special measures being taken at the special meetings as a result of the current COVID-19 outbreak?

A:

Irish law requires Aon and WTW to hold physical meetings for each of the Aon EGM, the WTW Court Meeting and the WTW EGM, as applicable. In light of COVID-19, Aon and WTW strongly encourage shareholders to vote their shares via the internet, by telephone, or by completing, signing and returning a form of proxy or voting instruction form, in each case as described in the sections entitled “The Extraordinary General Meeting of Aon Shareholders” and “The Special Meetings of WTW Shareholders” beginning on pages [●] and [●] of this joint proxy statement, respectively. In light of the current and rapidly evolving COVID-19 outbreak, Aon and WTW ask that, in considering whether to attend the special meetings in person, shareholders follow public health and travel guidelines with respect to COVID-19, including as applicable to Ireland and the United States. Those guidelines may restrict or prevent any shareholder from attending such meetings in person. Aon and WTW strongly encourage shareholders not to attend the special meetings in person if they are experiencing any of the described COVID-19 symptoms. Shareholders attending the special meetings in person are also requested to follow the hygiene instructions consistent with applicable public health guidelines, including washing or disinfecting hands upon arrival at such meetings. Aon and/or WTW may take additional precautionary measures in relation to the special meetings in response to further developments in the COVID-19 outbreak. Aon and WTW will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the special meetings, which may include preventing or restricting access to such meetings. Aon and WTW also intend to comply with any applicable public health and travel guidelines, which may impact the special meetings. Depending on concerns about and developments relating to the COVID-19 outbreak, the Aon Board and/or the WTW Board could determine to change the date, time, location or format of the Aon EGM, the WTW Court Meeting or the WTW EGM, as applicable, subject to Irish legal requirements. In the event Aon and/or WTW determines it is necessary or appropriate to take additional steps regarding how its special meeting(s) will be conducted, it will announce such determinations in advance, and details will be posted on its website and filed with the SEC.

Q:	What is the difference between holding shares as a record owner and as a beneficial owner?

A:

Aon. If your Aon Shares are registered directly in your name with Aon’s transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to such shares, and access to proxy materials is being provided directly to you. If your Aon Shares are held by a bank, in a stock brokerage account or by another nominee, then you are considered the beneficial owner of such shares, which are considered to be held in “street name.” Access to proxy materials is being provided to you by your bank, broker or other nominee, who is considered the shareholder of record with respect to such shares.

WTW. If your WTW Shares are registered directly in your name with WTW’s transfer agent, Computershare Trust Company N.A., you are considered the shareholder of record with respect to such shares, and access to proxy materials is being provided directly to you. If your WTW Shares are held by a bank, in a stock brokerage account or by another nominee, then you are considered the beneficial owner of such shares, which are considered to be held in “street name.” Access to proxy materials is being provided to you by your bank, broker or other nominee, who is considered the shareholder of record with respect to such shares.

Q:	If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:

No. Brokers do not have discretionary authority to vote on any of the proposals at any of the special meetings. As a result, if you hold your Aon Shares or WTW Shares (as applicable) in a stock brokerage account or if your shares are held by a bank, broker or other nominee, your bank, broker or other nominee will not vote your shares if you do not provide your bank, broker or other nominee with a signed voting instruction form with respect to your shares. Therefore, you should instruct your bank, broker or other nominee to vote your shares by following the directions your bank, broker or other nominee provides.

A “broker non-vote” occurs when a broker submits a proxy that states that the broker does not vote for one or more of the proposals because (i) the broker has not received instructions from the beneficial owner on how to vote the applicable shares with respect to those proposals and (ii) the broker does not have discretionary authority to vote the shares in the absence of instructions. Because brokers will not have discretionary authority to vote on any of the proposals at the special meetings, no “broker non-votes” can occur at any of the special meetings.

Please see the sections entitled “The Special Meetings of WTW’s Shareholders—Voting WTW Shares Held in Street Name” and “The Extraordinary General Meeting of Aon Shareholders—Voting Aon Shares Held in Street Name” beginning on pages [●] and [●] of this joint proxy statement, respectively.

Q:	How many votes do I have?

A:	Aon. Each Aon shareholder of record is entitled to one vote for each Aon Share held of record by him or her as of the Aon Voting Record Time.

WTW. Each WTW shareholder of record is entitled to one vote for each WTW Share held of record by him or her as of the WTW Voting Record Time.

Q:	What is a proxy?

A:	A proxy is a legal authorization by a shareholder of record to vote shares he, she or it owns on his, her or its behalf.

Q:	If an Aon shareholder or a WTW shareholder gives a proxy, how will the Aon Shares or WTW Shares, as applicable, covered by that proxy be voted?

A:

If you provide a proxy, regardless of whether you provide that proxy via the internet, by telephone or by completing, signing and returning the applicable enclosed proxy card, the individuals named on the enclosed proxy card will vote your Aon Shares or WTW Shares, as applicable, represented by the proxy in the way that you indicate. When completing the internet or telephone processes or the proxy card, you may specify whether your Aon Shares or WTW Shares, as applicable, should be voted for or against (or to abstain from voting on) all, some or none of the specific items of business to come before the applicable special meeting.

Q:	How will my shares be voted if I return a blank proxy?

A:

Aon. If you sign, date and return your proxy card but do not indicate how you want your Aon Shares to be voted on a particular proposal, then your Aon Shares will be voted with respect to such proposal in accordance with the recommendation of the Aon Board.

WTW. If you sign and return your proxy card appointing the named proxies of the applicable special meeting as your proxy but do not mark the proxy card to tell the proxy how to vote on a particular proposal, then your WTW Shares will be voted with respect to such proposal in accordance with the recommendation of the WTW Board.

Q:	What do I need to do now?

A:

Shareholders of record entitled to vote at the applicable Voting Record Time(s) have been sent a form of proxy card for the applicable special meeting(s). Shareholders are strongly urged to complete and return their proxy cards as soon as possible and, in any event, no later 11:59 p.m. EDT on [●]. Even if you plan to attend the applicable special meeting in person, we encourage you to vote by proxy before the applicable special meeting that you plan to attend. After carefully reading and considering the information contained in this joint proxy statement, including the annexes and the documents incorporated by reference herein, please submit your proxy or proxies by telephone or over the internet in accordance with the instructions set forth on the relevant enclosed proxy card(s), or mark, sign and date the applicable proxy card(s) and return it/them in the enclosed return envelope(s) as soon as possible so that your shares may be voted at the applicable special meeting. Your proxy card or your telephone or internet directions will instruct the persons identified as your proxy to vote your shares at the applicable special meeting as directed by you. Each proxy card may also be handed to the chair of the applicable special meeting before the start thereof and will still be valid.

If you sign and return your proxy card(s) appointing the named proxies of the applicable special meeting as your proxy but do not mark the proxy card(s) to tell the proxy how to vote on a particular proposal, such shares will be voted with respect to such proposal in accordance with the recommendation of the WTW Board (with respect to the WTW Court Meeting and the WTW EGM) or the Aon Board (with respect to the Aon EGM).

If you hold your shares through a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee when instructing them how to vote your shares.

If you are a shareholder of record, please sign the relevant proxy card(s) exactly as your name appears on the card. In the case of joint holders, the vote of the senior member who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and, for this purpose, seniority will be determined by the order in which the names stand in the register of members of WTW or Aon, as applicable, in respect of the joint holding. If you are a shareholder that is a corporation, limited liability company or partnership, the form of proxy must be either under its Common Seal or under the hand of an officer or attorney, duly authorized. If the relevant proxy card(s) are signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.

If your shares are held through a WTW employee share plan, you must vote such shares prior to 11:59 p.m. EDT on [●]. You should contact the trustee of your plan for additional information on voting your shares held through a WTW employee share plan.

If your shares are held though an Aon employee share plan, you should contact the trustee of your plan if you have questions about voting your shares.

Q:	May I change my vote after I have submitted my signed proxy cards or voted by telephone or over the internet?

A:	Aon. Yes, Aon shareholders may change their vote at any time before their proxy is voted at the Aon EGM, If you are an Aon shareholder of record, you may revoke your proxy by:

•	delivering a written revocation letter to Aon’s Company Secretary;

•	completing, signing and returning by mail a proxy card with a later date so that it is received prior to the Aon EGM;

•	submitting your voting instructions again by telephone or over the internet; or

•	by attending the Aon EGM and voting by ballot in person.

If your Aon Shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Attendance at the Aon EGM will not, in and of itself, revoke a proxy or change your voting instructions; you must vote by ballot at the Aon EGM to change your vote.

WTW. Yes, WTW shareholders may change their vote at any time before their proxy is voted at the WTW Court Meeting or at any time before their proxy is voted at the WTW EGM. If you are a registered shareholder (i.e., a shareholder who holds shares directly with WTW’s transfer agent in his, hers or its own name), you may revoke your proxy before the meeting by:

•	submitting a new proxy with a later date,

•	by a later telephone or internet vote,

•	by voting in person at the meeting,

•	or by notifying the WTW Company Secretary. Revocations to the Company Secretary should be directed to the following email address by 11:59 p.m. EDT on [●]: corporatesecretary@willistowerswatson.com.

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares in “street name”), follow the voting instructions provided to you by such bank, broker or other holder of record to determine how you may change your vote or revoke your proxy.

Simply attending the applicable meeting, however, will not revoke your proxy or change your voting instructions; you must vote by ballot at the applicable meeting to change your vote.

Q:	What happens if I sell my Aon Shares before the Aon EGM?

A:

The Aon Voting Record Time is earlier than the date of the Aon EGM. If you transfer your Aon Shares after the Aon Voting Record Time but before the Aon EGM, you will, unless special arrangements have been made, retain your right to vote at the Aon EGM.

Q:	What happens if I sell my WTW Shares before the WTW special meetings?

A:

The WTW Voting Record Time is earlier than the date of the WTW Court Meeting and the WTW EGM. If you transfer your WTW Shares after the WTW Voting Record Time but before the WTW Court Meeting or the WTW EGM, as applicable, you will, unless special arrangements have been made, retain your right to vote at such meetings, but will have transferred the right to receive Aon Shares as consideration for such WTW Shares in connection with the transaction to the person to whom you transferred your WTW Shares.

Q:	Is there a prospectus relating to the Aon Shares that WTW shareholders will receive in connection with the transaction?

A:

No. The issuance of Aon Shares to WTW shareholders in connection with the transaction will not be registered under the U.S. Securities Act of 1933, as amended, referred to as the “Securities Act.” Section 3(a)(10) of the Securities Act provides an exemption for securities issued in exchange for one or more outstanding securities from the general requirement of registration where, among other things, the terms and conditions of such issuance and exchange have been approved by a court of competent jurisdiction after a hearing upon the fairness of the terms and conditions thereof. For more information, see the section entitled “The Transaction—U.S. Federal Securities Law Consequences; Resale Restrictions” beginning on page [●] of this joint proxy statement.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Aon. The Aon Board is soliciting proxies from Aon shareholders in connection with the Aon EGM. Aon will bear the cost of solicitation of such proxies. Aon has retained Georgeson LLC, referred to as “Georgeson,” to assist in the solicitation process. Aon will pay Georgeson a fee of approximately $25,000, as well as reasonable and documented out-of-pocket expenses.

WTW. The WTW Board is soliciting proxies from WTW shareholders in connection with the WTW Court Meeting and the WTW EGM. WTW has retained Innisfree M&A Incorporated, referred to as “Innisfree,” to assist in the solicitation process. WTW will pay Innisfree a fee of up to $75,000, as well as reasonable and documented out-of-pocket expenses. Under the Business Combination Agreement, Aon and WTW will each bear 50% of the costs incurred in connection with the solicitation of proxies in connection with the WTW Court Meeting and the WTW EGM.

Q:	Who can help answer my questions?

A:

If you have questions about the transaction or the special meetings, or if you need assistance in submitting your proxy or voting your shares, or if you need additional copies of this joint proxy statement, the enclosed proxy cards or other information related to the proxy solicitation, you should contact the applicable company’s proxy solicitor set forth below:

WTW PROXY SOLICITOR:	AON PROXY SOLICITOR:

Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Shareholders may call toll free: 1-888-750-5884 Banks and Brokers may call collect: 1-212-750-5833	1290 Avenue of the Americas, 9th Floor New York, NY 10104 Shareholders, Banks and Brokers Call Toll Free: 1-866-296-5716 Via Email: aon@georgeson.com

If your shares are held by a broker, bank or other nominee, you should contact your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights selected information contained in this joint proxy statement and may not contain all of the information that may be important to you. Accordingly, you should read carefully this entire joint proxy statement, including the annexes and the documents referred to in this joint proxy statement before you decide how to vote with respect to the proposals to be considered and voted on at the Aon EGM or the WTW Court Meeting or WTW EGM. In addition, Aon and WTW incorporate by reference important business and financial information about Aon and WTW into this document, as further described in the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement. The page references have been included in this summary to direct you to a more complete description of the topics presented below.

Information about the Companies (See page [●])

Aon

The Aon group is a global professional services firm that provides advice and solutions to clients focused on risk, retirement and health, delivering distinctive client value via innovative and effective risk management and workforce productivity solutions that are underpinned by industry-leading data and analytics. Aon’s strategy is to be the preeminent professional services firm in the world, focused on risk and people. Aon is an Irish public limited company and its Class A ordinary shares are currently traded on the NYSE under the symbol “AON.” Aon’s principal executive offices are located at the Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8, its telephone number is +353 1 266 6000 and its website is www.aon.com. Information on Aon’s website is not incorporated by reference in or otherwise part of this joint proxy statement. Aon is a tax resident of Ireland.

WTW

The WTW group is a global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. WTW has more than 45,000 employees and services clients in more than 140 countries. WTW designs and delivers solutions that manage risk, optimize benefits, cultivate talent and expand the power of capital to protect and strengthen institutions and individuals. WTW believes its unique perspective allows it to see the critical intersections between talents, assets and ideas – the dynamic formula that drives business performance. WTW provides a comprehensive offering of services and solutions to clients across four business segments: Corporate Risk and Broking; Benefits Delivery and Administration; Human Capital and Benefits; and Investment, Risk and Reinsurance. WTW is an Irish public limited company and its ordinary shares are currently traded on NASDAQ under the symbol “WLTW.” WTW’s principal executive offices are located at 51 Lime Street, London, EC3M 7DQ, England, its telephone number is (011) 44-20-3124-6000 and its website is www.willistowerswatson.com. Information on WTW’s website is not incorporated by reference into or otherwise part of this joint proxy statement. WTW is a tax resident of Ireland.

The Transaction and the Business Combination Agreement (See page [●])

On March 9, 2020, Aon and WTW entered into the Business Combination Agreement. The Business Combination Agreement provides that, concurrently with or immediately following April 1, 2020, the effective date of the previously announced transaction (as further described in Aon’s Proxy Statement on Schedule 14A, dated December 20, 2019) pursuant to which Aon Ireland became the public parent company of Aon UK, referred to as the “Aon reorganization,” Aon UK was required to assign, and Aon Ireland was required to assume, all of Aon UK’s rights and obligations under the Business Combination Agreement and the Expenses Reimbursement Agreement, referred to as the “required assignment.” The required assignment occurred on April 2, 2020. Under the terms of the Business Combination Agreement unanimously approved by the boards of directors of both Aon and WTW, and subject to the terms and conditions set forth therein, at the effective time of the scheme, each WTW shareholder will receive 1.08 Aon Shares for each of its WTW Shares, as well as cash in lieu of any fractional Aon Share (subject to any applicable adjustment under the Business Combination Agreement), and Aon shareholders will continue to own the same number of Aon Shares as they do immediately prior to the closing. Following the closing, existing Aon shareholders will own approximately 62.3% and existing WTW shareholders will own approximately 37.7% of the combined company immediately following the closing of the transaction based on the number of Aon Shares and WTW Shares outstanding as of May 5, 2020 on a fully diluted basis.

The combined company, to be named Aon, will be the premier, technology-enabled global professional services firm focused on the areas of risk, retirement and health. Aon will maintain operating headquarters of the Aon group in London, United Kingdom. Pursuant to the Business Combination Agreement, at the effective time, four members of the WTW Board (including John Haley, the Chief Executive Officer of WTW) will be appointed to the Aon Board. The Chief Executive Officer of WTW will become the Executive Chairman of Aon with a focus on growth and innovation.

Structure of the Transaction (See page [●])

Under the terms of the Business Combination Agreement, the transaction will be implemented by means of a court-sanctioned scheme of arrangement under Chapter 1, Part 9 of the Companies Act. As a result of the scheme, Aon will own all of the outstanding shares of WTW and WTW will become a wholly-owned subsidiary of Aon.

Aon reserves the right, subject to the prior written approval of the Irish Takeover Panel (if required), to effect the transaction by way of a takeover offer, as an alternative to the scheme, in the circumstances described in and subject to the terms of the Business Combination Agreement. In such event, such takeover offer will be implemented on terms and conditions that are at least as favorable to WTW shareholders (except for an acceptance condition set at 80% of the nominal value of the WTW Shares to which such offer relates and which are not already beneficially owned by Aon) as those which would apply in relation to the scheme, among other requirements.

Scheme Consideration to WTW Shareholders (See page [●])

At the effective time, WTW shareholders will be entitled to receive 1.08 Aon Shares, in exchange for each WTW Share held by such WTW shareholders. WTW shareholders will not receive any fractional shares of Aon Shares as scheme consideration. Instead, fractional shares will be aggregated and sold in the open market by the exchange agent, with the net proceeds of any such sale distributed in cash pro rata to the WTW shareholders whose fractional entitlements have been sold.

Treatment of WTW Equity Awards (See page [●])

WTW equity awards will be treated as set forth in the Business Combination Agreement, such that, as of immediately prior to the effective time, (i) each WTW share option and restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into a corresponding award relating to Aon Shares, with the number of Aon Shares subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Business Combination Agreement, and (ii) each WTW performance share unit award and phantom share unit award that is outstanding immediately prior to the effective time will be converted into a corresponding award that vests based on the holder’s continued service following the effective time and relates to a number of Aon Shares determined in accordance with the formulas set forth in the Business Combination Agreement, in each case, as further described below.

Immediately prior to the effective time, each WTW restricted share unit award granted to a WTW non-employee director will vest and thereafter be settled in Aon Shares.

Immediately prior to the effective time, each WTW share option that is outstanding and unexercised immediately prior to the effective time will be converted into a share option to acquire the number of Aon Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of WTW Shares subject to such WTW share option immediately prior to the effective time by (ii) the exchange ratio. The exercise price applicable to such converted share option will equal (A) the exercise price per WTW share of such WTW share option, divided by (B) the exchange ratio (rounded up to the nearest whole cent).

Immediately prior to the effective time, each WTW restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into an Aon restricted share unit award with respect to a number of Aon Shares equal to the product obtained by multiplying (i) the applicable number of WTW Shares subject to such WTW restricted share unit award (including any corresponding dividend equivalent units) immediately prior to the effective time, by (ii) the exchange ratio.

Immediately prior to the effective time, (i) each WTW performance share unit award that was granted in 2018 and each WTW performance share unit award that was granted in 2019 that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award, with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW performance share unit award (including any corresponding dividend equivalent unit) based on the actual level of performance as of the effective time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened period, by (y) the exchange ratio, and (ii) each WTW performance share unit award that is granted in 2020 and each WTW performance share unit award that is granted in 2021 that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award, with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW performance share unit award (including any corresponding dividend equivalent units) based on the greater of the applicable target level of performance and the actual level of performance as of the effective time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened performance period, by (y) the exchange ratio.

Immediately prior to the effective time, each WTW phantom share unit award that is outstanding immediately prior to the effective time will be converted into an Aon phantom share unit, with respect to a number of Aon Shares equal to the product obtained by multiplying (i) the total number of units granted under such WTW phantom share unit award (including any corresponding dividend equivalent units), by (ii) the exchange ratio.

Each converted WTW option award and “WTW share award” (which includes WTW restricted share unit awards, WTW performance share unit awards and WTW phantom share unit awards) will continue to have and be subject to the same terms and conditions (including time vesting conditions, but excluding any performance-based vesting conditions and terms rendered inoperative by the transaction) that applied to the underlying WTW option award and WTW share award, as applicable, immediately prior to the effective time, including accelerated vesting in connection with an involuntary termination of service; provided, that, converted WTW phantom share units may be settled in Aon Shares (rather than cash), subject to the terms of the awards and applicable law. Any fractional shares resulting from the conversion of each type of WTW share award will be aggregated and rounded down to the nearest whole share for each type of WTW share award.

Immediately prior to the effective time, WTW shall take all actions with respect to each of the employee share purchase plans of WTW, referred to as the “WTW ESPPs,” that are necessary to provide that: (a) any Final Offering Period shall be shortened by setting a new “Purchase Date” (within the meaning of the applicable WTW ESPP) in respect of such offering period that is no later than the day before the date of the effective time; (b) each WTW ESPP shall terminate, effective immediately prior to the effective time; (c) on the new Purchase Date, WTW shall cause the exercise of each outstanding purchase right under each WTW ESPP; (d) following the purchase of WTW Shares pursuant to the Final Offering Period, each WTW ESPP shall be suspended and no new offering period shall be commenced under each WTW ESPP and (e) make any pro rata adjustments that may be necessary to reflect any shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the applicable WTW ESPP. Notwithstanding the foregoing, any WTW ESPPs that are maintained for participants outside the United States shall be continued in accordance with their terms until terminated under clause (b) above.

Special Meetings of Aon and WTW (See page [●])

Aon. The Aon EGM will be held at [●], on [●], 2020, at [●] a.m., local time.

Only holders of Aon Shares as of the Aon Voting Record Time will be entitled to notice of, and to vote at the Aon EGM or any adjournments thereof. At the Aon Voting Record Time, there were [●] Aon Shares outstanding, held by [●] holders of record. Each outstanding Aon Share is entitled to one vote on each proposal and any other matter properly coming before the Aon EGM.

Each of the resolutions to be considered at the Aon EGM is an “ordinary resolution,” the approval of which requires the approval of at least a majority of the votes cast by the holders of Aon Shares present and voting, either in person or by proxy.

Because the votes required to approve each of the resolutions are based on votes properly cast at the Aon EGM, and because abstentions are not considered votes properly cast, abstentions, along with failures to vote, will have no effect on the approval of the resolutions.

A quorum will exist with respect to each matter to be considered at the Aon EGM if the holders of Aon Shares representing a majority of the Aon Shares issued and outstanding as of the Aon Voting Record Time are present in person or by proxy and entitled to vote. Aon Shares held in “street name” will be counted as present for the purpose of determining the existence of a quorum at the Aon EGM so long as an Aon shareholder has given its bank, broker or other nominee voting instructions on at least one proposal to come before the Aon EGM. Abstentions, though counted for the purposes of determining that a quorum is present, will not be counted as votes cast and therefore will have no effect on the approval of the resolutions.

As of May 5, 2020, Aon directors and executive officers had the right to vote approximately 2,241,239 Aon Shares at the Aon EGM, representing approximately 0.97% of the Aon Shares entitled to vote at the Aon EGM. It is expected that all Aon directors and executive officers will vote “FOR” each of the proposals at the Aon EGM.

WTW. WTW Court Meeting. The WTW Court Meeting will be held on [●], 2020, at [●] a.m., EDT. The WTW Court Meeting will be held at [●], United States and Scheme Shareholders (or their proxies) may also participate in the WTW Court Meeting in Ireland at [●] (where such participation in Ireland shall be by technological means, and shall constitute, in the case of attendance in either of such locations, being present in person at the WTW Court Meeting).

In order for the resolution at the WTW Court Meeting to pass, those voting to approve the scheme must: (a) represent a simple majority (being more than 50%) in number of the WTW shareholders of record as of the WTW Voting Record Time, present and voting (in person or by proxy), and (b) also represent 75% or more in value of the WTW Shares held by such holders as of the WTW Voting Record Time, present and voting (in person or by proxy).

WTW EGM. The WTW EGM will be held on [●], 2020, at [●] a.m., EDT, or, if the WTW Court Meeting has not concluded by [●] a.m., EDT, as soon as possible after the conclusion or adjournment of the above mentioned WTW Court Meeting. The WTW EGM will be held at [●], United States and WTW shareholders (or their proxies) may also participate in the WTW EGM in Ireland at [●] (where such participation in Ireland shall be by technological means, and shall constitute, in the case of attendance in either of such locations, being present in person at the WTW Court Meeting).

Only holders of WTW Shares as of the WTW Voting Record Time will be entitled to notice of, and to vote at the special meetings or any adjournments thereof. At the WTW Voting Record Time, there were [●] WTW Shares outstanding, held by [●] holders of record. Each outstanding WTW Share is entitled to one vote on each proposal and any other matter properly coming before the WTW EGM.

At the WTW EGM, the requisite approval of each of the resolutions depends on whether it is (i) an “ordinary resolution” (the Scheme Approval Resolution, the Compensation Resolution and the Adjournment Resolution), which requires the approval of at least a majority of the votes cast by the holders of WTW Shares present and voting, either in person or by proxy, or (ii) a “special resolution” (the Constitution Amendment Resolution), which requires the approval of at least 75% of the votes cast by the holders of WTW Shares present and voting, either in person or by proxy.

For all the resolutions, because the votes required to approve such resolutions are based on votes properly cast at the WTW EGM, and because abstentions are not considered votes properly cast, abstentions, along with failures to vote, will have no effect on the approval of the resolutions.

A quorum will exist with respect to each matter to be considered at the WTW Court Meeting and the WTW EGM if the holders of WTW Shares representing at least 50% of the WTW Shares issued and outstanding at the WTW Voting Record Time, each being a holder of WTW Shares as of the WTW Voting Record Time, a proxy for a holder of WTW Shares as of the WTW Voting Record Time or a duly authorized representative of a corporate holder of WTW Shares as of the WTW Voting Record Time, are present in person or by proxy and entitled to vote, provided however that if a class of shareholders has only one shareholder, then one shareholder present in person or by proxy shall constitute the necessary quorum.

As of May 5, 2020, WTW directors and executive officers had the right to vote approximately 461,522 WTW Shares at the WTW special meetings, representing approximately 0.36% of the WTW Shares entitled to vote at each of such meetings. It is expected that all WTW directors and executive officers will vote “FOR” each of the proposals at the WTW Court Meeting and “FOR” each of the proposals at the WTW EGM.

Recommendation of the Aon Board (See page [●])

The Aon Board has unanimously approved the Business Combination Agreement and the transactions contemplated thereby taking into consideration the factors set forth in section 172 of the Companies Act 2006.

The Aon Board unanimously recommends that Aon shareholders vote:

•	“FOR” the proposal to approve the issuance of the aggregate scheme consideration pursuant to the transaction; and

•

“FOR” the proposal to approve any motion by the chair of the Aon EGM to adjourn the Aon EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Aon EGM to approve resolution set out above.

The Aon Board considered many factors in making its determination to recommend that Aon shareholders vote to approve the issuance of the aggregate scheme consideration pursuant to the transaction. For a more complete discussion of these factors, see the section entitled “The Transaction—Recommendation of the Aon Board and Aon’s Reasons for the Transaction” beginning on page [●] of this joint proxy statement.

Recommendation of the WTW Board (See page [●])

The WTW Board has unanimously approved the Business Combination Agreement and determined that the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, including the scheme, are fair and reasonable.

The WTW Board unanimously recommends that WTW shareholders vote:

•	“FOR” the proposal to approve the scheme at the WTW Court Meeting;

•	“FOR” the proposal to approve the scheme at the WTW EGM;

•

“FOR” the proposal to amend the WTW Constitution so that any WTW Shares that are issued on or after the WTW Voting Record Time will either be subject to the terms of the scheme or will be immediately and automatically acquired by Aon for the scheme consideration;

•	“FOR” the proposal to approve, on a non-binding, advisory basis, of specified compensatory arrangements between WTW and its named executive officers relating to the transaction; and

•

“FOR” the proposal to approve any motion by the chairman of the WTW EGM to adjourn the WTW EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the WTW EGM to approve the scheme and the amendment of the WTW Constitution.

The WTW Board considered many factors in making its determination to recommend that WTW shareholders vote in favor of each of the proposals presented at the WTW Court Meeting and the WTW EGM. For a more complete discussion of these factors, see the section entitled “The Transaction—Recommendation of the WTW Board and WTW’s Reasons for the Transaction” beginning on page [●] of this joint proxy statement.

In considering the recommendation of the WTW Board, you should be aware that certain WTW directors and executive officers have interests in the transaction that are in addition to, or different from, any interests they might have as WTW shareholders generally. See the section entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction” beginning on page [●] of this joint proxy statement.

Opinion of Credit Suisse (See page [●])

On March 8, 2020, Credit Suisse Securities (USA) LLC, referred to as “Credit Suisse,” rendered its oral opinion to the Aon Board (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated as of the same date) to the effect that, as of March 8, 2020, and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse and referred to in such opinion, the exchange ratio set forth in the Business Combination Agreement was fair, from a financial point of view, to Aon. On April 1, 2020, Aon UK completed its previously announced cancellation scheme of arrangement, pursuant to which Aon Ireland became the public parent company of Aon UK and all of the members of the board of directors of Aon UK became members of the board of directors of Aon Ireland.

Credit Suisse’s opinion was directed to the Aon Board, and only addressed the fairness, from a financial point of view, to Aon of the exchange ratio set forth in the Business Combination Agreement and did not address any other aspect or implication of the transaction. The summary of Credit Suisse’s opinion in this joint proxy statement is qualified in its entirety by reference to the full text of its written opinion, a copy of which is attached as Annex F to this joint proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in connection with the preparation of its opinion. However, neither Credit Suisse’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement is intended to be, and they do not constitute, advice or a recommendation to any security holder as to how such holder should vote or act with respect to any matter relating to the transaction.

For more information, see the section entitled “The Transaction—Opinion of Credit Suisse” beginning on page [●] of this joint proxy statement, as well as Annex F to this joint proxy statement.

Opinion of Goldman Sachs (See page [●])

At a meeting of the WTW Board, Goldman Sachs & Co. LLC , referred to as “Goldman Sachs,” rendered to the WTW Board its oral opinion, subsequently confirmed in writing, to the effect that, as of March 9, 2020 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the Business Combination Agreement was fair from a financial point of view to the holders (other than Aon and its affiliates (including Aon Ireland)) of the WTW Shares.

A copy of the full text of the written opinion of Goldman Sachs, dated March 9, 2020, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this joint proxy statement. Goldman Sachs provided advisory services and its opinion for the information and assistance of the WTW Board in connection with its consideration of the transaction. Goldman Sachs’ opinion is not a recommendation as to how any WTW shareholder should vote with respect to the transaction or any other matter. Pursuant to an engagement letter between WTW and Goldman Sachs, WTW has agreed to pay Goldman Sachs a transaction fee of $70.0 million, all of which is contingent upon consummation of the transaction.

For more information, see the section entitled “The Transaction—Opinion of Goldman Sachs” on page [●] of this joint proxy statement, as well as Annex E to this joint proxy statement.

Directors and Management of Aon Following the Transaction (See page [●])

Pursuant to the Business Combination Agreement, at the effective time, the Aon Board will continue to be composed of 11 members, four of whom will be former members of the WTW Board (including John Haley, the Chief Executive Officer of WTW).

Upon the closing of the transaction, Mr. Haley will become the Executive Chairman of Aon, with a focus on growth and innovation. Gregory C. Case will continue to serve as Chief Executive Officer of Aon, and Christa Davies will continue to serve as Executive Vice President and Chief Financial Officer of Aon.

Interests of WTW Directors and Executive Officers in the Transaction (See page [●])

In considering the recommendation of the WTW Board, you should be aware that certain WTW directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as WTW shareholders generally. Interests of WTW directors and executive officers that may be in addition to, or different from, any interests of WTW shareholders include the vesting of equity awards held by

WTW non-employee directors at the effective time and for executive officers, the vesting of equity awards and payment of severance benefits upon certain qualifying terminations of employment during a specified period following a change in control of WTW, and any compensation received, following the closing of the transaction, by any WTW directors or executive officers that continue their board membership or their employment with Aon following the closing. As of the date of this joint proxy statement, there have been no discussions between Aon and any such individuals regarding any such compensation.

These interests are discussed in more detail in the section entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction” beginning on page [●] of this joint proxy statement. The WTW Board was aware of the additional or different interests set forth herein and considered such interests along with other matters in approving the Business Combination Agreement and the transaction.

Interests of Aon Directors and Executive Officers in the Transaction (See page [●])

In considering the recommendation of the Aon Board with respect to the Business Combination Agreement, you should be aware that certain Aon directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as Aon shareholders generally. Such interests may include that certain Aon directors will continue to serve as directors of the combined company following the closing of the transaction, as discussed in more detail under the section entitled “The Transaction—Directors and Management of Aon Following the Transaction” on page [●] of this joint proxy statement. The Aon Board was aware of the additional or different interests set forth herein and considered such interests along with other matters in approving the Business Combination Agreement and the transaction.

Regulatory Approvals Required (See page [●])

Each of the parties to the Business Combination Agreement has agreed, upon the terms and subject to the conditions set forth in the Business Combination Agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to fulfill all the closing conditions applicable to such party and to consummate and make effective the transaction and the other transactions contemplated by the Business Combination Agreement as soon as practicable. Such obligations will not require Aon to take certain actions that would, or would reasonably be expected to, result in the sale or disposition of assets or businesses and/or termination of businesses in excess of the Disposition Cap (as further described in the section entitled “The Business Combination Agreement—Regulatory Matters” beginning on page [●] of this joint proxy statement).

Although we expect that all required regulatory clearances and approvals will be obtained, neither Aon nor WTW can assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the closing, including the requirement to divest assets or businesses of Aon and/or WTW in excess of the Disposition Cap. These conditions or changes could result in the conditions to the closing of the transaction not being satisfied.

United States Antitrust

Under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, referred to as the “HSR Act,” the transaction cannot be consummated until, among other things, notifications have been submitted to the U.S. Federal Trade Commission, referred to as the “FTC,” and the Antitrust Division of the U.S. Department of Justice, referred to as the “Antitrust Division,” and specified waiting period requirements have expired or been terminated. On April 24, 2020, each of Aon and WTW filed a Notification and Report Form (referred to as the “HSR Notification Form”) pursuant to the HSR

Act with the FTC and the Antitrust Division, initiating a 30-day waiting period. The 30-day waiting period under the HSR Act is scheduled to expire at 11:59 p.m. EDT on May 26, 2020; however, if Aon withdraws and refiles its HSR Notification Form prior to the expiration of the initial 30-day waiting period, a new 30-day waiting period will be initiated. During the 30-day waiting period, the FTC or the Antitrust Division can choose to shorten the waiting period by granting early termination or may extend the waiting period by issuing a Request for Additional Information and Documentary Materials, referred to as a “Second Request,” to each party. If Second Requests are issued, the waiting period would be extended until 11:59 p.m. EDT on the 30th day after certification of substantial compliance with such Second Requests by both parties (however, the parties could agree with the FTC or the Antitrust Division not to consummate the transaction for some period of time after the waiting period expires). As a practical matter, if Second Requests are issued, it could take a significant period of time to achieve substantial compliance with such Second Requests.

European Union Antitrust

Under Council Regulation (EC) No 139/2004 of 20 January 2004, as amended, and the rules and regulations promulgated thereunder, referred to as the “EUMR,” the transaction cannot be consummated until, among other things, a notification has been submitted to the European Commission and the European Commission has issued a decision declaring the scheme compatible with the common market (and/or if the European Commission has referred any aspect of the transaction to one or more competent authorities of a European Union or EFTA state under Article 9 of the EUMR, each such competent authority has issued a clearance or a confirmation that the transaction may proceed). As is customary, Aon and WTW have begun pre-notification consultations with the European Commission and intend to file the formal notification as soon as is reasonably possible. Under the EUMR, the European Commission can issue a decision declaring the scheme compatible with the common market by the end of an initial “Phase 1” review period (25 working days after formal notification, subject to certain extensions) or, if the European Commission decides at the end of the initial review period to initiate an extended “Phase 2” investigation (up to an additional 90 working days, subject to certain possibilities of extension or interruption), by the end of the Phase 2 investigation period. As a practical matter, if a Phase 2 investigation is initiated, it could take a significant period of time to receive a decision declaring the scheme compatible with the common market.

Other Antitrust and Competition Clearances

Aon and WTW derive revenues in other jurisdictions where merger control filings or clearances are required, including clearances from the applicable antitrust or competition regulators in Australia, Canada, China, Mexico, New Zealand, Russia, Singapore, South Africa and Turkey, the foregoing applicable required clearances, confirmations and approvals, collectively referred to as the “required antitrust clearances,” and such jurisdictions as the “required antitrust jurisdictions.” The transaction cannot be consummated until after the applicable waiting periods have expired or the relevant approvals have been obtained under the antitrust and competition laws of the countries listed above where merger control filings or approvals are required pursuant to the Business Combination Agreement. Aon and WTW are in the process of preparing and filing notices and applications to satisfy the filing requirements and to obtain the regulatory clearances that are necessary or advisable.

Other Required Regulatory Clearances

The parties have agreed that the receipt of certain additional approvals are also conditions to the closing of the transaction. These are referred to as the “required regulatory clearances” and include: (i) the applicable clearances or approvals from the Committee on Foreign Investment in the United States, referred to as “CFIUS,” (ii) foreign investment clearance in Australia, (iii) approval of required applications to the Financial Industry Regulatory Authority, Inc., referred to as “FINRA,” (iv) clearance from the U.S. Department of State Directorate of Defense Trade Controls, referred to as “DDTC,” in response to required notifications submitted in accordance with the International Traffic in Arms Regulations, (v) approvals from 14 specified financial services regulators in jurisdictions material to the business of Aon or WTW, and (vi) any other regulatory clearances that, if not obtained prior to the consummation of the transaction, would reasonably be expected to result in either (A) a material risk of criminal liability to Aon or WTW or their respective directors or officers, or criminal liability to any subsidiary of Aon or WTW or their respective directors or officers or (B) the loss of actual combined consolidated revenues for the 12 month period ended December 31, 2019 of (x) WTW and its subsidiaries in excess of $30 million or (y) Aon and WTW and their respective subsidiaries in excess of $50 million. Although Aon and WTW do not expect these regulatory authorities to raise any significant concerns in connection with their review of the transaction, there is no assurance that Aon and WTW will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would reasonably be expected to require a divestiture, disposition or cessation of business in excess of the Disposition Cap.

Aon and WTW may make further filings with regulators in various jurisdictions as may be required by applicable law, but the expiration of any waiting periods, or receipt of any required approvals and clearances, in connection with such filings will not be conditions to the consummation of the transaction.

Irish Court Approvals

The scheme requires the approval of the Irish High Court, which involves an application by WTW to the Irish High Court to sanction the scheme.

Conditions to the Closing of the Transaction (See page [●])

The scheme and the closing of the transaction are conditioned on the satisfaction (or waiver, by the appropriate party to the extent permitted by law) of the following:

•

the approval of the scheme by the requisite WTW shareholders at the WTW Court Meeting (or at any adjournment thereof) and the required WTW EGM resolutions being duly passed by the requisite majority of WTW shareholders at the WTW EGM (or at any adjournment thereof), together, referred to as the “WTW shareholder approval”;

•	the Irish High Court’s sanction of the scheme (without material modification);

•	a copy of the Irish High Court’s order having been delivered to the Registrar of Companies;

•	the approval of the issuance of the aggregate scheme consideration by Aon shareholders at the Aon EGM (or at any adjournment thereof), referred to as the “Aon shareholder approval”;

•

to the extent the transaction constitutes, or is deemed to constitute, a concentration with an EU dimension within the scope of the Council Regulation (EC) No. 139/2004, referred to as the “EU Merger Regulation” (a) the European Commission having issued a decision (or having been deemed to have issued a decision) to allow the closing of the transaction, or (b) if any aspect of the transaction is referred to any competent authority of an EU or EFTA state under the EU Merger Regulation, clearance or confirmation that the closing may proceed having been received from each such competent authority;

•	any applicable waiting period (or extension thereof) under the HSR Act relating to the transaction shall have expired or been terminated;

•

all required antitrust clearances of any governmental entity having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate), in each case in connection with the transaction, under the antitrust laws of each required antitrust jurisdiction;

•

(a) no order (whether temporary or permanent) having been issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, and (b) no law (whether or not final or appealable) having been enacted, issued, promulgated, enforced or entered which remains in effect which, in the case of each of clauses (a) and (b), restrains, enjoins, makes illegal or otherwise prohibits the consummation of the transaction, but excluding certain laws and orders unrelated to the required antitrust clearances described in the preceding bullet and the required regulatory clearances described in the following bullet, as described in more detail in the section entitled “The Business Combination Agreement—Conditions to the Closing of the Transaction” beginning on page [●] of this joint proxy statement;

•	all required regulatory clearances having been obtained and remaining in full force and effect;

•	the NYSE having approved, and not withdrawn such approval, the listing of all of the Aon Shares to be issued in the scheme, subject only to official notice of issuance;

•

the Business Combination Agreement not having been terminated in accordance with its terms as described in more detail in the section entitled “The Business Combination Agreement—Termination” beginning on page [●] of this joint proxy statement;

•	the absence of a material adverse effect with respect to each of Aon and WTW since March 9, 2020;

•

the accuracy of each of Aon’s and WTW’s representations and warranties, subject to specified materiality standards, as described in more detail in the section entitled “The Business Combination Agreement—Conditions to the Closing of the Transaction” beginning on page [●] of this joint proxy statement;

•

the performance and compliance by each of Aon and WTW, in all material respects, with the covenants and agreements under the Business Combination Agreement required to be performed or complied with by it prior to closing; and

•	the Aon reorganization and required assignment having occurred (the reorganization was effective as of April 1, 2020 and the required assignment was effective as of April 2, 2020).

Aon reserves the right, subject to the prior written approval of the Irish Takeover Panel (if required), to effect the transaction by way of a takeover offer, as an alternative to the scheme, in the circumstances described in and subject to the terms of the Business Combination Agreement. In such event, such takeover offer will be implemented on terms and conditions that are at least as favorable to WTW shareholders and equity award holders (except for an acceptance condition set at 80% of the nominal value of the WTW Shares to which such offer relates and which are not already beneficially owned by Aon) as those which would apply in relation to the scheme, among other requirements.

The transaction is also conditioned on the scheme becoming effective and unconditional by not later than March 9, 2021, referred to as the “initial outside date,” or not later than June 9, 2021 or September 9, 2021, if extended under the terms of the Business Combination Agreement, each referred to as the “extended outside date,” or such earlier date as may be specified by the Irish Takeover Panel, or such later date as Aon and WTW may, subject to receiving the consent of the Irish Takeover Panel and the Irish High Court, in each case if required, agree. “Outside date” refers to the initial outside date or the extended outside date, as applicable. In addition, the scheme will lapse unless it is effective on or prior to the outside date.

No Solicitation by Aon or WTW (See page [●])

Under the terms of the Business Combination Agreement, each of Aon and WTW has agreed that it will not (and will not permit any of its subsidiaries to, and that it will cause its directors, officers and employees not to, and that it will use its reasonable best efforts to cause its other representatives not to), directly or indirectly:

•

solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in discussions or negotiations regarding, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders, as applicable) which constitutes or would be reasonably expected to lead to a competing acquisition proposal;

•

enter into or participate in any negotiations regarding, or furnish to any person or entity any nonpublic information relating to it or any of its respective subsidiaries or afford access to the business, properties, assets, books or records or otherwise cooperate in any way with, or knowingly assist, participate in or knowingly facilitate or encourage any effort by, any third party that would reasonably be expected to seek to make or has made a competing acquisition proposal;

•	engage in discussions with any person or entity with respect to any competing acquisition proposal;

•

except if the Aon Board or the WTW Board, as applicable, determines in good faith (after consultation with outside legal advisors) that such action or inaction would be inconsistent with the directors’ fiduciary duties under applicable laws, waive, terminate, modify or release any person or entity (other than the other party and its affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation;

•	approve or recommend, or propose publicly to approve or recommend, any competing acquisition proposal;

•

withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to the other party, the recommendation by its board of directors to its shareholders to vote in favor of its respective proposals;

•

enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any competing acquisition proposal (other than as permitted in the Business Combination Agreement); or

•	resolve or agree to do any of the foregoing.

Nevertheless, Aon and WTW may inform a person or entity that has made or, to its knowledge, is considering making a competing acquisition proposal of the non-solicitation provisions of the Business Combination Agreement.

If Aon or WTW receives, prior to obtaining Aon shareholder approval or WTW shareholder approval, as applicable, a bona fide, unsolicited, written competing acquisition proposal not resulting from a material breach of the non-solicitation provisions of the Business Combination Agreement, which its board of directors determines in good faith after consultation with its outside legal and financial advisors (i) constitutes a superior proposal or (ii) would reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a superior proposal or, in the case of WTW, if required by Rule 20.2 of the Irish Takeover Rules, then in any such event it may take the following actions: (x) furnish nonpublic information to the person or entity making such competing acquisition proposal, if, and only if, prior to so furnishing such information, it receives from such person or entity an executed confidentiality agreement with terms that are no less favorable in the aggregate to it than those contained in the confidentiality agreement between Aon and WTW (provided, however, that the confidentiality agreement is not required to contain standstill provisions) and (y) engage in discussions or negotiations with such person or entity with respect to the competing acquisition proposal.

Change of Recommendation (See page [●])

The Aon Board and the WTW Board are each entitled to approve or recommend, or propose publicly to approve or recommend, a competing acquisition proposal or withdraw, change, amend, modify or qualify (or propose publicly to withdraw, change, amend, modify or qualify) its recommendation, in a manner adverse to the other party, prior to receiving the Aon shareholder approval or the WTW shareholder approval, as applicable, if:

•

following receipt of a bona fide, unsolicited, written competing acquisition proposal, which such board of directors determines in good faith after consultation with its outside legal and financial advisors is a superior proposal and such proposal was received after the date of the Business Combination Agreement and did not result from a breach in any material respect of the non-solicitation provisions of the Business Combination Agreement, such board of directors has determined in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of its board of directors under applicable laws (such a change of recommendation, referred to as an “acquisition proposal change of recommendation”); or

•

in response to a material change, effect, development, circumstance, condition, state of facts, event or occurrence (that does not relate to a competing acquisition proposal) that (a) was not known to the board of directors, or the material consequences of which (based on facts known to members of the board of directors as of the date of the Business Combination Agreement) were not reasonably foreseeable, as of the date of the Business Combination Agreement, (b) becomes known by the board of directors prior to the receipt of its shareholder approval and (c) does not relate to the other party or its subsidiaries, such board of directors has determined in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of its board of directors under applicable laws (such a change of recommendation, referred to as an “intervening event change of recommendation”) (either an acquisition proposal change of recommendation or an intervening event change of recommendation, referred to as a “change of recommendation”).

However, (i) prior to such board of directors making an intervening event change of recommendation, the party making such a change of recommendation must provide the other party with three business days’ prior written notice advising the other party that it intends to effect an intervening event change of recommendation and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable intervening event), and during such three business day period, the party changing its recommendation must consider and negotiate in good faith any proposal by the other party to amend the terms and conditions of the Business Combination Agreement in a manner that would obviate the need to effect the intervening event change of recommendation and (ii) prior to such board of directors making an acquisition proposal change of recommendation, the party making such a change of recommendation must provide the other party with three business days’ prior written notice (and any material amendment to the amount or form of consideration payable in connection with the applicable competing acquisition proposal will require a new notice and an additional two business day period) advising the other party that its board of directors intends to take such action and specifying the material terms and conditions of the competing acquisition proposal, and during such three business day period (or subsequent two business day period), the party changing its recommendation will consider and negotiate in good faith any proposal by the other party to amend the terms and conditions of the Business Combination Agreement such that such competing acquisition proposal would no longer constitute a “superior proposal.”

Termination of the Business Combination Agreement (See page [●])

The Business Combination Agreement may be terminated and the transaction abandoned (whether before or after receipt of the WTW shareholder approval or the Aon shareholder approval, as applicable) as follows:

•	by mutual written consent of Aon and WTW;

•

by either Aon or WTW, if there has been a breach by the other party of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement (other than the non-solicitation covenants), which breach would result in a condition to closing not being satisfied (and such breach is not reasonably capable of being cured prior to the outside date, or if curable prior to the outside date, has not been cured after the receipt of notice thereof by the defaulting party from the non-defaulting party within the earlier of (i) 45 calendar days or (ii) the outside date). However, the Business Combination Agreement may not be terminated in accordance with the foregoing sentence by any party if such party is then in material breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement;

•

by either Aon or WTW, if the effective time shall not have occurred by midnight EDT on the initial outside date, provided that in the event that at the outside date, all of the conditions have been satisfied or waived other than the conditions pertaining to (i) the EU Merger Regulation, (ii) the HSR waiting period, (iii) the required antitrust clearances, (iv) laws and orders, (v) the required regulatory clearances, and (vi) any conditions that by their nature are to be satisfied or waived at the closing, but subject to the satisfaction or waiver (when permissible) of such conditions, then the initial outside date shall automatically be extended up to two times each time for a period of three months unless the parties agree to an earlier extended outside date. However, the Business Combination Agreement may not be terminated in accordance with the foregoing sentence by any party whose breach of any representation, warranty, covenant or agreement in the Business Combination Agreement is the primary cause of, or resulted in, the effective time not occurring prior to the outside date;

•	by Aon, prior to receipt of the WTW shareholder approval, if the WTW Board effects a WTW change of recommendation or WTW materially breaches its non-solicitation covenant;

•	by WTW, prior to receipt of the Aon shareholder approval, if the Aon Board effects an Aon change of recommendation or Aon materially breaches its non-solicitation covenant;

•

by either Aon or WTW if a governmental entity of competent jurisdiction has issued a final, non-appealable order or there is a law in effect in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transaction (other than the specified laws and orders, as described in the section entitled “The Business Combination Agreement—Conditions to the Closing of the Transaction” beginning on page [●] of this joint proxy statement). However, the Business Combination Agreement may not be terminated in accordance with the foregoing sentence by any party if such party’s breach of any provision of the Business Combination Agreement is the primary cause of such order or law;

•

by either Aon or WTW if the WTW Court Meeting or WTW EGM has been completed and the WTW Court Meeting resolution or the required WTW EGM resolutions, as applicable, were not been approved by the requisite majorities;

•	by either Aon or WTW, if the Aon shareholder approval has not been obtained at the Aon EGM or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

•

by either Aon or WTW, if the Irish High Court declines or refuses to sanction the scheme, unless both parties agree in writing that the decision of the Irish High Court will be appealed (it being agreed that WTW will make such an appeal if requested to do so in writing by Aon and the council appointed by Aon and WTW agree that doing so is a reasonable course of action); and

•

by WTW if the Aon reorganization, which has been completed, had not been completed by October 9, 2020 (it being agreed that such date may be extended at Aon’s written request and prior approval of WTW (such approval not to be unreasonably withheld, conditioned or delayed)).

Reverse Termination Payment (See page [●])

The Business Combination Agreement also provides that, in the event of a termination of the Business Combination Agreement as described in the next sentence, Aon will pay WTW a reverse termination fee of $1,000,000,000. The reverse termination fee is payable when there is a valid termination:

•

by Aon or WTW at or after the outside date, but only in the event that all of the conditions have been satisfied or waived other than certain conditions related to the receipt of antitrust and competition approvals;

•	by WTW due to a breach by Aon of certain of its covenants and agreements under the Business Combination Agreement related to obtaining antitrust, competition and other regulatory clearances; or

•	by Aon or WTW for any other reason at a time when Aon or WTW could have terminated the Business Combination Agreement as described in the preceding two bullets.

Upon WTW becoming entitled to the foregoing reverse termination payment, neither Aon nor its representatives will have further liability in connection with the termination of the Business Combination Agreement, other than for fraud or willful breach of the Business Combination Agreement.

No Dissenters’ Rights (See page [●])

Under Irish law, holders of WTW Shares do not have appraisal or dissenters’ rights with respect to the transaction or any of the other transactions described in this joint proxy statement.

Material Irish Tax Consequences of the Transaction (See page [●])

For Irish tax purposes, the receipt of Aon Shares for WTW Shares pursuant to the Scheme of Arrangement should not be within the charge to Irish capital gains tax in the case of WTW shareholders who are neither resident nor ordinarily resident in Ireland for Irish tax purposes and who do not hold their shares in connection with a trade carried on by such shareholders through an Irish branch or agency. See the sections entitled “Material Tax Consequences of the Transaction—Irish Tax Considerations—Taxation of Chargeable Gains” and “Part 2—Explanatory Statement” beginning on pages [●] and [●] of this joint proxy statement, respectively.

Material U.S. Federal Income Tax Consequences of the Transaction (See page [●])

For U.S. federal income tax purposes, the transaction is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided that the transaction so qualifies, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page [●] of this joint proxy statement) of WTW Shares generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of such shares for Aon Shares in the transaction, except with respect to any cash received in lieu of fractional Aon Shares. A U.S. holder of WTW Shares generally will recognize gain or loss for U.S. federal income tax purposes with respect to cash received in lieu of a fractional Aon Share in the transaction measured by the difference, if any, between the amount of cash received for such fractional share and the holder’s tax basis in such fractional share.

For a non-U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page [●] of this joint proxy statement), provided that the transaction qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the receipt of Aon Shares in exchange for WTW Shares generally will not be subject to U.S. federal income tax, although certain non-U.S. holders who are otherwise subject to U.S. tax may be subject to U.S. tax on cash received in lieu of fractional Aon Shares.

For a more detailed discussion of the material U.S. federal income tax consequences to both U.S. and non-U.S. holders, please carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page [●] of this joint proxy statement.

The U.S. federal income tax consequences of the transaction to any particular WTW shareholder will depend on such shareholder’s particular facts and circumstances. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the transaction to you.

Accounting Treatment of the Transaction (See page [●])

The combined company will account for the transaction using the acquisition method of accounting, based on the historical financial information of Aon and WTW. The acquisition method of accounting under ASC 805-20-30-1 requires that the acquirer measure the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at their acquisition-date fair values. Under the acquisition method of accounting, assets acquired and liabilities assumed are generally recorded at their respective fair values as of the date the acquisition is completed. Finite-lived intangible assets acquired will be amortized over their estimated useful lives. Goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill will also be tested for impairment when certain indicators are present. Any excess of the purchase price over the fair values of identified assets to be acquired and liabilities to be assumed will be recognized as goodwill.

The fair values of WTW’s identifiable intangible assets to be acquired as reflected in the unaudited pro forma condensed combined financial statements are based on preliminary estimates of fair values as of March 31, 2020, based on the closing price of an Aon Share on May 1, 2020. The carrying values of WTW’s tangible assets to be acquired and liabilities to be assumed as of March 31, 2020 have been reflected in the unaudited pro forma condensed combined financial statements. Aon management believes that the fair values recognized for the assets to be acquired and liabilities to be assumed as reflected in the unaudited pro forma condensed combined financial statements are based on reasonable estimates and assumptions. Preliminary fair value estimates of assets and liabilities may change as additional information becomes available and such changes could be material.

Expenses Reimbursement Agreement (See page [●])

In connection with the execution of the Business Combination Agreement, Aon and WTW entered into an Expenses Reimbursement Agreement, the execution thereof by WTW having been consented to by the Irish Takeover Panel. Aon UK assigned all of its rights and obligations under the Expenses Reimbursement Agreement to Aon Ireland, and Aon Ireland assumed such rights and obligations, in each case on April 2, 2020. Under the Expenses Reimbursement Agreement, each of Aon and WTW have agreed to pay the documented, specific, quantifiable third-party costs and expenses incurred, directly or indirectly, by the other party and/or its subsidiaries, or on their behalf, for the purposes of, in preparation for, or in connection with the transaction under certain circumstances following the termination of the Business Combination Agreement. The maximum amount payable by either party pursuant to the expenses reimbursement agreement is $300,400,000.

See the section entitled “Expenses Reimbursement Agreement” beginning on page [●] of this joint proxy statement. A copy of the complete text of the Expenses Reimbursement Agreement is attached as Annex C to this joint proxy statement.

Director’s Irrevocable Undertaking (See page [●])

All of the members of the Aon Board delivered deeds of irrevocable undertaking, referred to as the “Irrevocable Undertakings,” to WTW in respect of all Aon Shares beneficially owned by such directors, which, as of the date of this joint proxy statement, equals an aggregate of 1,659,897 Aon Shares and represents approximately 0.72% of the outstanding Aon Shares based on the number of Aon Shares outstanding as of May 5, 2020. Pursuant to their Irrevocable Undertakings, all Aon directors have agreed to vote or procure the votes of all such Aon Shares in favor of any resolution proposed at the Aon EGM that is necessary to implement the transaction (including the issuance of Aon Shares in order to consummate the scheme). The Aon directors have also agreed, among other limitations, not to sell, transfer, encumber, grant any option over or otherwise dispose of the shares prior to the scheme becoming effective. The obligations of the Aon directors under the Irrevocable Undertakings will lapse upon the occurrence of certain events, including a change of recommendation by the Aon Board. See the section entitled “Director’s Irrevocable Undertaking” beginning on page [●] of this joint proxy statement.

All of the members of the WTW Board delivered Irrevocable Undertakings to Aon in respect of voting all WTW Shares held by such directors (excluding WTW Shares underlying certain RSUs and options to purchase WTW Shares), which, as of the date of this joint proxy statement, equals an aggregate of 199,234 WTW Shares and represents approximately 0.15% of the outstanding WTW Shares based on the number of WTW Shares outstanding as of May 5, 2020. Pursuant to their Irrevocable Undertakings, all WTW directors have agreed to, in the event the transaction is implemented by the scheme, vote or procure the votes of all such WTW Shares in accordance with Aon’s instruction on any resolution proposed at the WTW EGM which (i) is necessary to implement the scheme, (ii) would approve a scheme of arrangement relating to the acquisition of any WTW Shares by any person other than Aon or (iii) might otherwise impact the success of the scheme. The WTW directors have also agreed, among other limitations, not to sell, transfer, encumber, grant any option over or otherwise dispose of the shares (including the RSUs and options beneficially owned by such directors) prior to the scheme becoming effective. The obligations of the WTW directors under the Irrevocable Undertakings will lapse upon the occurrence of certain events, including a change of recommendation by the WTW Board. See the section entitled “Director’s Irrevocable Undertakings” beginning on page [●] of this joint proxy statement.

Comparison of the Rights of Aon Shareholders and WTW Shareholders (See page [●])

As a result of the transaction, the holders of WTW Shares will become holders of Aon Shares and their rights will be governed by Irish law and by the Constitution of Aon, referred to as the “Aon Constitution,” (instead of the WTW Constitution). The Aon Constitution is incorporated by reference herein. Following the transaction, former WTW shareholders may have different rights as Aon shareholders and the rights of WTW shareholders include differences with respect to, among other things, dividends in shares / bonus issues, the election of directors, the convening of annual meetings of shareholders and special shareholder meetings, the adjournment of shareholder meetings, anti-takeover measures and rights upon liquidation. For a summary of the material differences between the rights of Aon shareholders and WTW shareholders, see the section entitled “Comparison of the Rights of Aon Shareholders and WTW Shareholders” beginning on page [●] of this joint proxy statement.

RISK FACTORS

You should carefully consider all of the information contained or incorporated by reference in this joint proxy statement, including the matters addressed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [●] of this joint proxy statement. In addition, Aon shareholders should carefully consider the following risks before deciding how to vote with respect to the proposals to be considered and voted on at the Aon EGM, and WTW shareholders should carefully consider the following risks before deciding how to vote with respect to the proposals to be considered and voted on at the WTW Court Meeting and the WTW EGM. Aon shareholders and WTW shareholders should also read and consider the risks associated with the businesses of each of Aon and WTW because these risks will also affect the combined company. The risks associated with the business of Aon can be found in Aon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, each of which is incorporated by reference in this joint proxy statement. The risks associated with the business of WTW can be found in WTW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, each of which is incorporated by reference in this joint proxy statement. See the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement.

Risks Relating to the Transaction

Because the market price of Aon Shares will fluctuate, WTW shareholders cannot be sure of the market price of the Aon Shares they will receive.

At the effective time, WTW shareholders will be entitled to receive 1.08 Aon Shares in exchange for each WTW Share held by such WTW shareholders (as well as cash in lieu of any fractional shares). The number of Aon Shares that WTW shareholders will be entitled to receive will not be adjusted in the event of any increase or decrease in the share price of either the Aon Shares or the WTW Shares at any time prior to the closing of the transaction, including between the time WTW shareholders vote to approve the scheme and the closing.

The market value of the Aon Shares that WTW shareholders will be entitled to receive at the closing of the transaction could vary significantly from the market value of the Aon Shares on the date of this joint proxy statement or the date on which WTW shareholders vote to approve the scheme. Because the exchange ratio will not be adjusted to reflect any changes in the market value of the Aon Shares or the WTW Shares, such market price fluctuations may affect the value that WTW shareholders will be entitled to receive upon the closing of the transaction. Share price changes may result from a variety of factors, including changes in the business, operations or prospects of Aon or WTW, market assessments of the likelihood that the transaction will be completed, the timing of the transaction, regulatory considerations, general market and economic conditions and other factors, including the effect of COVID-19 on the global economy or stock market. Such factors are difficult to predict and in many cases may be beyond the control of Aon or WTW. Consequently, at the time WTW shareholders must decide whether to approve the transaction and related proposals, they will not know the actual market value of the consideration they will receive for each of their WTW Shares at the closing.

The actual value of the consideration received by WTW shareholders at the closing will depend on the market value of the Aon Shares at that time. This market value may differ, possibly materially, from the market value of Aon Shares at the time the Business Combination Agreement was entered into or at any other time. WTW shareholders should obtain and consider current stock quotations for Aon Shares, which are traded on the NYSE under the ticker symbol, “AON,” and WTW Shares, which are traded on NASDAQ under the ticker symbol “WLTW,” before voting their WTW Shares. For additional information about the scheme consideration, see the section entitled “The Transaction—Scheme Consideration to WTW Shareholders” beginning on page [●] of this joint proxy statement.

The market price of Aon Shares will continue to fluctuate after the transaction closes.

Upon the closing of the transaction, holders of WTW Shares will become holders of Aon Shares. The market price of Aon Shares may fluctuate significantly following the closing of the transaction and holders of WTW Shares could lose some or all of the value of the Aon Shares they will receive. In addition, any significant price or volume fluctuations in the stock market generally could have a material adverse effect on the market for, or liquidity of, the Aon Shares, regardless of Aon’s actual operating performance.

The market price of Aon Shares may be affected by factors different from those that historically have affected shares of WTW Shares.

Upon the closing of the transaction, holders of WTW Shares will become holders of Aon Shares. The business of Aon differs from, and is complementary to, that of WTW, and, accordingly, the financial position or results of operations or cash flows of Aon following the transaction, as well as the market price of Aon Shares, may be affected by factors different from those currently affecting the financial position or results of operations or cash flows of WTW. Following the closing of the transaction, WTW will be part of a larger company with other lines of business and a broader geographic footprint, so decisions that affect WTW may be made in respect of the larger combined business as a whole rather than the WTW business individually.

The transaction is subject to customary closing conditions, including conditions related to required shareholder approvals and required regulatory approvals, and may not be completed on a timely basis, or at all, or may be completed on a basis that has a material impact on the value of the combined company.

The closing of the transaction is subject to a number of customary conditions, and there can be no assurance that the conditions to the closing of the transaction will be satisfied or waived (to the extent applicable). The failure to satisfy the required conditions could delay the closing of the transaction for a significant period of time or prevent the closing of the transaction from occurring at all. These closing conditions include, among others, the receipt of required approvals of Aon shareholders and WTW shareholders and the approval of the scheme by the Irish High Court. These closing conditions also include certain antitrust related clearances, including under the HSR Act, the EC Merger Regulation and the antitrust laws of the other required antitrust jurisdictions. These closing conditions also include certain other regulatory clearances, which are described in more detail in the section entitled “The Transaction—Other Required Regulatory Clearances” beginning on page [●] of this joint proxy statement.

The governmental agencies from which the parties will seek certain approvals related to these conditions have broad discretion in administering the applicable governing regulations. As a condition to their approval of the transaction, agencies may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of the combined company’s business after the closing of the transaction. Such requirements, limitations, costs or restrictions could delay or prevent the closing of the transaction or have a material adverse effect on the combined company’s business and results of operations following the closing of the transaction.

In addition, the closing conditions include other legal and regulatory conditions, such as (i) the sanction by the Irish High Court of the scheme and the delivery of the court order to the Irish Registrar of Companies, (ii) the approval by the NYSE of the listing of all of the Aon Shares to be issued in connection with the scheme and (iii) the absence of any law or order that restrains, enjoins, makes illegal or otherwise prohibits the closing of the transaction.

The transaction is also subject to other customary closing conditions, including: (i) the Business Combination Agreement not having been terminated in accordance with its terms; (ii) the accuracy of each party’s representations and warranties made in the Business Combination Agreement, subject to specified materiality standards; (iii) the absence of a material adverse effect with respect to each party since March 9,

2020; and (iv) the performance and compliance by each party of all of its obligations and compliance with all of its covenants under the Business Combination Agreement in all material respects. For a more complete summary of the conditions that must be satisfied or waived prior to the closing of the transaction, see the section entitled “The Business Combination Agreement—Conditions to the Closing of the Transaction” beginning on page [●] of this joint proxy statement. There can be no assurance that the conditions to the closing of the transaction will be satisfied or waived or that the transaction will be completed within the expected time frame, or at all.

In addition, if the transaction is not completed by March 9, 2021 (or June 9, 2021 or September 9, 2021, if extended under the terms of the Business Combination Agreement, if applicable, or such earlier date as may be specified by the Irish Takeover Panel), either Aon or WTW may choose not to proceed with the transaction. The parties can mutually decide to terminate the Business Combination Agreement at any time, before or after the receipt of Aon or WTW shareholder approval. See the section entitled “The Business Combination Agreement—Termination” beginning on page [●] of this joint proxy statement for more detail on these and other circumstances in which Aon and WTW may elect to terminate the Business Combination Agreement.

The Business Combination Agreement contains provisions that limit WTW’s and Aon’s ability to pursue alternatives to the transaction and, in specified circumstances, could require WTW to reimburse certain of Aon’s expenses or Aon to reimburse certain of WTW’s expenses.

Under the Business Combination Agreement, Aon and WTW are each subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, engage in discussion or negotiations with respect to such proposals or provide information in connection with such proposals, subject to customary exceptions. Neither Aon nor WTW may terminate the Business Combination Agreement in order to enter into an agreement providing for a superior proposal. While either the Aon Board or the WTW Board, as applicable, may change its recommendation in respect of supporting the transaction as a result of unsolicited proposals received from third parties, subject to compliance with the terms of the Business Combination Agreement, no such change in recommendation will relieve Aon or WTW, as applicable, from its obligation to submit to its shareholders the proposals set forth in this joint proxy statement at the applicable special meetings. In addition, if such a change in recommendation is made at certain times, then the other party has a right to terminate the Business Combination Agreement and, under certain circumstances, the party whose board of directors effected the change in recommendation may have an obligation to reimburse certain of the other party’s transaction expenses in accordance with the terms of the Expenses Reimbursement Agreement. See the section entitled “The Business Combination Agreement—Covenants and Agreements—No Solicitation by Aon or WTW” beginning on page [●] of this joint proxy statement. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Aon or WTW from considering or proposing that acquisition, even if such third party were prepared to pay consideration with a higher value than the value of the scheme consideration.

Failure to close the transaction could negatively impact the share price and the future business and financial results of Aon and/or WTW.

If the transaction is not completed for any reason, including the failure of Aon shareholders or WTW shareholders to approve the required proposals at their respective special meetings, the ongoing business of Aon and/or WTW may be adversely affected and, without realizing any of the potential benefits of having closed the transaction, Aon and/or WTW will be subject to a number of risks, including the following:

•	Aon and/or WTW will be required to pay certain costs and expenses relating to the transaction;

•	if the Business Combination Agreement is terminated under specified circumstances, WTW may be obligated to reimburse certain transaction expenses of Aon;

•

if the Business Combination Agreement is terminated under specified circumstances, Aon may be obligated to reimburse certain transaction expenses of WTW or, if terminated under other circumstances related to a failure to obtain the required antitrust clearances, pay to WTW a termination fee equal to $1,000,000,000;

•	Aon and WTW may experience negative reactions from the financial markets, including negative impacts on the market price of Aon Shares and WTW Shares;

•

the manner in which clients, vendors, business partners and other third parties perceive Aon and WTW may be negatively impacted, which in turn could affect Aon’s and WTW’s ability to compete for new business or to obtain renewals in the marketplace;

•

matters relating to the transaction (including integration planning) may require substantial commitments of time and resources by Aon and WTW management, which could otherwise have been devoted to other opportunities that may have been beneficial to Aon or WTW, as the case may be;

•

the Business Combination Agreement restricts Aon and WTW, without the other party’s consent and subject to certain exceptions, from making certain acquisitions and taking other specified actions until the transaction occurs or the Business Combination Agreement terminates. These restrictions may prevent each of Aon and WTW from pursuing otherwise attractive business opportunities and making other changes to its business that may arise prior to the closing of the transaction or the termination of the Business Combination Agreement; and

•

Aon and/or WTW could be subject to litigation related to any failure to close the transaction or related to any enforcement proceeding commenced against Aon and/or WTW to perform their respective obligations under the Business Combination Agreement.

If the transaction does not close, these risks may materialize and may adversely affect Aon’s and/or WTW’s business, financial results and share price.

Certain Aon and WTW directors and executive officers may have interests in the transaction that are in addition to, or different from, the interests they might have as Aon shareholders or WTW shareholders, respectively.

In considering the recommendation of the Aon and WTW boards of directors with respect to the Business Combination Agreement, you should be aware that certain Aon and WTW directors and executive officers may have interests in the transaction that are in addition to, or different from, the interests they might have as Aon shareholders generally or WTW shareholders generally, respectively. These interests include, for WTW directors and officers, among others, the vesting of equity awards held by WTW non-employee directors at the effective time and for executive officers, the vesting of equity awards and payment of severance benefits upon certain qualifying terminations of employment during a specified period following a change in control of WTW, and any compensation received, following the closing of the transaction, by any WTW directors or executive officers that continue their board membership or their employment with Aon following the closing. As of the date of this joint proxy statement, there have been no discussions between Aon and any such individuals regarding any such compensation. These interests, among others, may have an influence on the decision of Aon’s and WTW’s directors and executive officers with respect to the scheme, the transaction and the Business Combination Agreement. For more information, including the assumptions used to estimate the value of such interests, please see the sections entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction” and “The Transaction—Interests of Aon Directors and Executive Officers in the Transaction” beginning on pages [●] and [●] of this joint proxy statement, respectively. You should consider these interests in connection with your vote.

In addition, Aon has agreed to appoint four members of the WTW Board to the Aon Board upon the closing of the transaction (including John Haley, the Chief Executive Officer of WTW, who will become the Executive Chairman of Aon, with a focus on growth and innovation), and certain current and former directors and officers of WTW will be entitled to ongoing indemnification and insurance coverage as described in the section entitled “The Business Combination Agreement—Covenants and Agreements—Directors’ and Officers’ Indemnification and Insurance” beginning on page [●] of this joint proxy statement.

The Aon Board and the WTW Board was each aware of the interests applicable to its directors and executive officers when it determined that the transaction was fair to, and in the best interests of, its company and shareholders.

The opinions of Aon’s and WTW’s respective financial advisors will not reflect changes in circumstances between the signing of the Business Combination Agreement and the closing of the transaction.

The opinions rendered for the benefit of the Aon Board by Credit Suisse and for the benefit of the WTW Board by Goldman Sachs were provided as of their respective dates of delivery to the Aon Board and the WTW Board, respectively. The opinions were based on the financial, economic, market and other conditions as in effect on, and the information made available to Credit Suisse and Goldman Sachs as of, the dates of their respective opinions and do not reflect events occurring after the date of such opinions. Neither the Aon Board nor the WTW Board has obtained an updated opinion as of the date of this joint proxy statement from Credit Suisse or Goldman Sachs, and neither the Aon Board nor the WTW Board expects to obtain an updated opinion prior to the closing of the transaction.

Changes in the operations and prospects of Aon and/or WTW, general market and economic conditions and other factors that may be beyond the control of Aon or WTW, and on which such opinions were based, may have altered the value of Aon and/or WTW or the prices of the Aon Shares and/or the WTW Shares since the date of such opinions, or may alter such values and prices by the time the transaction is completed and, therefore, the opinions do not address the fairness of the scheme consideration from a financial point of view at the time of the special meetings or at the effective time of the transaction. The opinions do not speak as of any date other than the respective dates thereof. The Aon Board’s recommendation that Aon shareholders vote “FOR” all of the proposals being presented at the Aon EGM and the WTW Board’s recommendation that WTW shareholders vote “FOR” all of the proposals being presented at the WTW Court Meeting and the WTW EGM, however, are each made as of the date of this joint proxy statement. For a description of the opinion that Credit Suisse rendered to the Aon Board, see the section entitled “The Transaction—Opinion of Credit Suisse” beginning on page [●] of this joint proxy statement. For a description of the opinion that Goldman Sachs rendered to the WTW Board, see the section entitled “The Transaction—Opinion of Goldman Sachs” beginning on page [●] of this joint proxy statement.

The financial projections are based on various assumptions that may not be realized.

The financial projections set forth in the projections included under the sections entitled “The Transaction—Aon Forward-Looking Financial Information” and “The Transaction—WTW Forward-Looking Financial Information” beginning on pages [●] and [●] of this joint proxy statement, respectively, were based on assumptions of, and information available to, Aon management and WTW management, respectively, when prepared, and those estimates and assumptions are subject to uncertainties, many of which are beyond Aon’s and/or WTW’s control and may not be realized. Many factors mentioned in this joint proxy statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [●] of this joint proxy statement, will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from the estimates. In view of these uncertainties, the inclusion of financial estimates in this joint proxy statement is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results. None of Aon, WTW or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ materially from the financial projections, and none of them undertake any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events, including the impact of Aon, WTW or the combined company of COVID-19.

The financial estimates set forth in the forecasts included under the sections entitled “The Transaction—Aon Forward-Looking Financial Information” and “The Transaction—WTW Forward-Looking Financial

Information” beginning on pages [●] and [●] of this joint proxy statement, respectively, were not prepared with a view toward public disclosure or compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made and does not take into consideration the impact of events and circumstances occurring after such date, including the impact of COVID-19. Neither Aon nor WTW undertakes any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. None of Aon’s, WTW’s or any other independent accountants have compiled, examined or performed any procedures with respect to such information, nor have any independent accountants expressed any opinion or any other form of assurance on such information or achievability thereof, and, accordingly, such independent accountants assume no responsibility for, and disclaim any association with, such forward-looking financial information. The audit reports of such independent accountants included or incorporated by reference herein, as applicable, relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this joint proxy statement and should not be read to do so. See the sections entitled “The Transaction—Aon Forward-Looking Financial Information” and “The Transaction—WTW Forward-Looking Financial Information” beginning on pages [●] and [●] of this joint proxy statement, respectively, for more information.

Current Aon shareholders and current WTW shareholders will have a reduced ownership and voting interest after the transaction and will exercise less influence over management.

Aon will issue new Aon Shares to WTW shareholders in the transaction. Immediately following the closing of the transaction, current Aon shareholders and current WTW shareholders are expected to hold approximately 62.3% and 37.7%, respectively, of the outstanding Aon Shares immediately following the closing based on the number of Aon Shares and WTW Shares outstanding as of May 5, 2020 on a fully diluted basis. Following the closing of the transaction, the Aon Shares held by current Aon shareholders and current WTW shareholders will represent a percentage ownership of the combined company that is smaller than such shareholders’ percentage ownership of Aon and WTW, respectively, before the transaction. As a result of this reduced ownership percentage, current Aon shareholders and current WTW shareholders will have less influence on the management and policies of the combined company than they have as to Aon and WTW prior to the transaction.

In particular, even if all former WTW shareholders voted together on all matters presented to Aon shareholders from time to time following the closing of the transaction, the former WTW shareholders would exercise significantly less influence over Aon after the closing of the transaction relative to their influence over WTW prior to the closing of the transaction, and thus would have a less significant impact on the election of the Aon Board and on the approval or rejection of future Aon proposals submitted to a shareholder vote.

The Aon Shares received by WTW shareholders as a result of the transaction will have different rights from WTW Shares.

Upon the closing of the transaction, WTW shareholders will no longer be shareholders of WTW, and WTW shareholders will become shareholders of Aon. See the section entitled “Comparison of Shareholders’ Rights” beginning on page [●] of this joint proxy statement for a discussion of the rights associated with Aon Shares and WTW Shares.

While the transaction is pending, Aon and WTW will be subject to business uncertainties related to their relationships with employees, clients and suppliers, which could adversely affect Aon’s and/or WTW’s business and operations. These uncertainties could also adversely affect the combined company following the transaction.

Uncertainty about the effect of the transaction on employees, clients and suppliers may have an adverse effect on Aon and WTW and, consequently, on the combined company. These uncertainties may impair Aon’s and WTW’s ability to attract, retain and motivate key personnel until the closing of the transaction and for a period of time thereafter, and could cause clients, suppliers and others who deal with Aon and WTW to seek to delay or defer business decisions, to change or terminate existing business relationships with Aon and WTW, or for potential clients to choose other partners instead of Aon or WTW or to take other actions as a result of the transaction that could negatively impact the combined company’s and/or Aon’s or WTW’s respective revenues, earnings and cash flows, as well as the market price of their respective securities. Employee retention may be particularly challenging during the pendency of the transaction because employees may experience uncertainty about their future roles with the combined company. If, despite Aon’s and WTW’s retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company, the combined company’s business could be harmed and its ability to realize the anticipated benefits of the transaction could be adversely affected.

While the transaction is pending, Aon and WTW will be subject to contractual restrictions, which could adversely affect their respective business and operations.

Under the terms of the Business Combination Agreement, Aon and WTW are subject to certain restrictions on the conduct of their respective businesses prior to the closing of the transaction, which may adversely affect the ability of Aon and/or WTW to execute certain of their respective business and operational strategies, including the ability in certain cases to enter into contracts or incur capital expenditures to grow their respective businesses. Such limitations could negatively affect Aon’s and/or WTW’s businesses and operations prior to the closing of the transaction. The adverse effect of the pendency of the transaction could be exacerbated by any delays in completion of the transaction or by the termination of the Business Combination Agreement. Furthermore, the process of planning to integrate two businesses and organizations for the post-transaction period can divert management attention and resources and could ultimately have an adverse effect on Aon and/or WTW.

There can be no assurance that the transaction will not result in a downgrade, suspension or withdrawal of any credit rating assigned by a credit ratings agency to the securities of Aon, WTW and/or the combined company, which may result in an adverse effect on such entity’s business, financial condition, operating results and securities prices.

Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing credit ratings agency in its sole discretion. Credit ratings agencies continually review their ratings for the companies that they follow, including Aon, WTW and, following the completion of the transaction, the combined company. Credit ratings agencies may also change their ratings for the securities of the companies that they follow based on their overall view of the relevant industry. A downgrade, suspension or withdrawal, or the announcement of a possible downgrade, suspension or withdrawal, of the credit ratings assigned to the securities of Aon, WTW and/or the combined company, or any anticipated change in such credit ratings, could adversely affect such entity’s business, financial condition, operating results and securities prices.

In addition, credit ratings agencies that currently or may in the future publish ratings for the securities of Aon, WTW and/or the combined company may, from time to time, change the methodologies that they use for analyzing such securities. If such credit ratings agencies were to change their practices and/or methodologies, and such change led to a downgrade, suspension or withdrawal of the credit ratings assigned to such securities, the business, financial condition, operating results and securities prices of the affected entity could be adversely affected.

The effective tax rate that will apply to the combined company is uncertain and may vary from expectations.

There can be no assurance that completion of the scheme will allow the combined company to maintain any particular worldwide effective corporate tax rate. No assurances can be given as to what the combined company’s effective tax rate will be after completion of the scheme because of, among other things, uncertainty regarding the jurisdictions in which the combined company will derive income and the amounts derived thereof and uncertainty regarding the tax policies of the jurisdictions in which it operates. The combined company’s actual effective tax rate may vary from expectations and that variance may be material. Additionally, tax laws or their implementation and applicable tax authority practices could change in the future.

The combined company and its subsidiaries will be subject to tax laws of numerous jurisdictions, and the interpretation of those laws is subject to challenge by the relevant governmental authorities.

The combined company will be subject to tax laws and regulations in the United States, Ireland and the numerous other jurisdictions in which the combined company and its subsidiaries will operate. These laws and regulations are inherently complex, and the combined company and its subsidiaries will be obligated to make judgments and interpretations about the application of these laws and regulations to the combined company and its subsidiaries and their operations and businesses. The interpretation and application of these laws and regulations could be challenged by the relevant governmental authorities, which could result in administrative or judicial procedures, actions or sanctions, which could be material.

The IRS may disagree that the transaction is treated as a reorganization.

The transaction is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, referred to as a “Reorganization.” Provided that the transaction so qualifies, a holder of WTW Shares generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of such shares for Aon Shares in the transaction, except with respect to any cash received in lieu of fractional Aon Shares. No rulings are intended to be sought from the U.S. Internal Revenue Service, referred to as the “IRS,” with respect to the transaction and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences described herein. If the IRS successfully challenges the treatment of the transaction as a Reorganization, all holders of WTW Shares would recognize any taxable gain or loss for U.S. federal income tax purposes realized upon the exchange of WTW Shares for Aon Shares.

For a further discussion, see the section entitled “Material Tax Consequences of the Transaction—Material U.S. Federal Income Tax Considerations” beginning on page [●] of this joint proxy statement.

Legal proceedings that may be filed in connection with the transaction, the outcomes of which are uncertain, could delay or prevent the closing of the transaction.

The outcome of any future lawsuit that may be filed challenging the transaction is uncertain. One of the conditions to the closing of the transaction is that no governmental entity has issued or entered any order having the effect of prohibiting consummation of the transaction. Accordingly, if any future lawsuit is successful in obtaining an order enjoining consummation of the transaction, then such order may prevent the transaction from being consummated, or from being consummated within the expected time frame, and could result in substantial costs to Aon and WTW, including, but not limited to, costs associated with the indemnification of their respective directors and officers. Any injunction or delay in the transaction being completed could adversely affect Aon’s and WTW’s business, operations and financial condition.

Risks Relating to the Combined Company Following the Transaction

If completed, the transaction may not achieve its intended results.

Aon and WTW entered into the Business Combination Agreement with the expectation that the transaction would result in various benefits, including, among other things, synergies at the combined company, a comprehensive and more innovative product portfolio, diversified growth profile and broad geographic reach. Achieving the anticipated benefits of the transaction is subject to a number of uncertainties, including whether the businesses of Aon and WTW can be integrated in an efficient and effective manner. Failure to achieve, a delay in achieving, or an increase in the costs to achieve, these anticipated benefits, in whole or in part, could result in increased costs or decreases in expected revenues and could adversely affect the combined company’s future business, financial condition, operating results and cash flows. Additionally, if any governmental agencies, in connection with the transaction, require divestitures or place restrictions on the conduct of the combined company’s business after the closing of the transaction, such requirements or restrictions could reduce the anticipated benefits of the transaction.

Aon and WTW may be unable to successfully integrate their operations. Failure to successfully integrate the businesses of Aon and WTW in the expected timeframe may adversely affect the future results of the combined company.

The ability of Aon and WTW to realize the anticipated benefits of the transaction will depend, to a large extent, on the ability to integrate Aon’s and WTW’s business. The combination of two independent businesses is a complex, costly and time-consuming process. As a result, significant management attention and resources will be devoted to integrating the business practices and operations of Aon and WTW. The integration process may disrupt the businesses and, if implemented ineffectively, would preclude realization of the full expected benefits. A failure to meet the challenges involved in integrating the two businesses and to realize the anticipated benefits of the transaction could adversely affect the combined company’s results of operations.

In addition, the overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of client relationships and diversion of management’s attention. The difficulties of combining the operations of the companies include, among others: the diversion of management attention to integration matters; difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from combining the businesses; difficulties in the integration of operations and systems; unanticipated costs, delays and other hardships to integration efforts, including any such costs, delays or hardships, caused by pandemic, epidemic or outbreak of an infectious disease, including COVID-19 and the resulting travel and operations restrictions; difficulties in the assimilation of employees and culture; difficulties in managing the expanded operations of a larger and more complex company; challenges in retaining existing clients and obtaining new clients; and challenges in attracting and retaining key personnel.

Many of these factors will be outside of Aon’s and WTW’s control and any one of them could result in increased costs, decreases in expected revenues and diversion of management’s time and attention, which could materially impact the business, financial condition and results of operations of the combined company. In addition, even if the operations of the businesses of Aon and WTW are integrated successfully, the full benefits of the transaction, including the synergies, cost savings or sales or growth opportunities that are expected, may not be realized within the anticipated time frame or at all. Further, additional unanticipated costs may be incurred in the integration of the businesses of Aon and WTW. All of these factors could decrease or delay the expected accretive effect of the transaction and negatively impact the combined company’s results of operations.

A pandemic, epidemic or outbreak of an infectious disease, including COVID-19, may materially and adversely affect the businesses, results of operations and financial results of Aon, WTW and/or the combined company.

The recent outbreak of COVID-19 in December 2019 has spread throughout the world, including the United States and Europe. The spread of COVID-19 has already affected the global economy and may adversely affect the operations and financial results of Aon, WTW and/or the combined company (including their respective ability to manage liquidity) by, among other things, causing a period of business disruptions or shutdowns. Neither Aon nor WTW can currently predict the scope and severity of any potential business disruptions or shutdowns, but if Aon, WTW, the combined company and/or any of the third parties with whom Aon, WTW or the combined company engages were to experience business disruptions or shutdowns, the ability of Aon, WTW and/or the combined company to conduct business in the manner and on the timelines presently planned could be materially and negatively impacted, which could have a material adverse effect on the integration of the businesses and the results of operations and financial condition of Aon, WTW and/or the combined company.

Aon and WTW have incurred and will incur substantial transaction fees and costs in connection with the transaction.

Aon and WTW have incurred and expect to incur a number of non-recurring substantial transaction-related costs associated with the closing of the transaction, combining the operations of the two organizations and achieving desired synergies. These fees and costs will be substantial, and a portion of them will be incurred regardless of whether the transaction closes. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, retention, severance, change in control and other integration-related costs, filing fees and printing costs. Additional unanticipated costs may be incurred in connection with the closing and the integration of the businesses of Aon and WTW. There can be no assurance that the elimination of certain duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, will offset the incremental transaction-related costs over time. Thus, any net benefit may not be achieved in the near term, the long term or at all, and these costs could adversely affect the financial conditions and results of operation of Aon and WTW prior to the closing and of the combined company following the closing.

The pro forma financial statements included in this joint proxy statement are based on various assumptions that may not prove to be correct, and they are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the transaction.

The pro forma financial statements contained in this joint proxy statement are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the transaction for several reasons. See the section entitled “Selected Unaudited Pro Forma Financial Data” beginning on page [●] of this joint proxy statement. The actual financial condition and results of operations of the combined company following the transaction may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the transaction.

Following the transaction, the combined company will have a substantial amount of debt, which could adversely affect its business, financial condition or results of operations and prevent it from fulfilling its debt-related obligations.

Following the transaction, the combined company will have a substantial amount of debt. The combined company’s substantial debt could adversely affect it in a number of ways, including, but not limited to, making it more difficult for the combined company to satisfy its obligations with respect to its debt or to its trade or other creditors, leading a credit ratings agency to downgrade its credit ratings assigned to the combined company, requiring a substantial portion of the combined company’s cash flows from operations and the proceeds of any capital markets offerings or loan borrowings for the payment of interest on the combined company’s debt, increasing the combined company’s vulnerability to changing economic, regulatory and industry conditions, limiting the combined company’s flexibility in planning for or reacting to changes in its business and the industry, limiting the combined company’s ability to pay dividends to its shareholders and limiting the combined company’s ability to borrow additional funds. If the combined company cannot service its indebtedness, it may have to take actions such as selling assets, seeking additional debt or equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances.

Certain Aon and WTW agreements may contain change of control provisions that may be triggered by the transaction and, if not waived, could cause the combined company to lose the benefit of such agreements and incur liabilities and/or replacement costs, which could have an adverse effect on the combined company.

Aon and WTW are each party to, or may become party to after the date hereof, various agreements with third parties, including, among other agreements, certain license agreements, collaboration agreements, business development-related agreements, production and distribution related agreements, financing facilities, hedging arrangements, contracts for the performance of services material to the operations of Aon, WTW and/or their affiliates, and employment agreements that may contain change of control provisions that may be triggered upon the closing of the transaction. In the event that there is such a contract or arrangement requiring a consent or waiver in relation to the transaction, for which such consent or waiver is not obtained, the combined company could lose the benefit of the underlying agreement and incur liabilities or replacement costs, which could have an adverse effect on the operations of the combined company. In addition, the counterparties to such contracts may seek consideration for granting such consents or waivers or may seek to renegotiate the contracts on terms less favorable to Aon, or WTW, as applicable, which could have an adverse effect on the operations of the combined company.

The transaction may not be accretive and may cause dilution to Aon’s earnings per share, which may negatively affect the market price of Aon Shares.

As described and based on the assumptions in the section of this joint proxy statement entitled “The Transaction—Scheme Consideration to WTW Shareholders” beginning on page [●] of this joint proxy statement, based on the number of WTW Shares and WTW equity awards outstanding as of [●], 2020, Aon expects to issue approximately [●] Aon Shares in connection with completion of the transaction (including shares underlying WTW equity awards expected to be outstanding at the effective time, which will be converted into awards with respect to Aon Shares). The issuance of these new Aon Shares could have the effect of depressing the market price of Aon Shares.

In addition, Aon could also encounter additional transaction-related and/or integration-related costs or other factors such as the failure to realize all or a portion of the benefits anticipated in the transaction on a timely basis or at all. All of these factors could cause dilution to Aon’s earnings per share or decrease or delay the expected accretive effect of the transaction and cause a decrease in the market price of Aon Shares.

The market price of Aon Shares may decline in the future as a result of the sale of Aon Shares held by former WTW shareholders or current Aon shareholders.

Based on the number of WTW Shares and WTW equity awards outstanding as of [●], 2020, Aon expects to issue approximately [●] million Aon Shares to WTW shareholders in the transaction (including shares underlying WTW equity awards expected to be outstanding at the effective time, which will be converted into awards with respect to Aon Shares). Following their receipt of Aon Shares as scheme consideration, former WTW shareholders may seek to sell the Aon Shares delivered to them. Other Aon shareholders may also seek to sell Aon Shares held by them following, or in anticipation of, completion of the transaction. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of Aon Shares, may affect the market for, and the market price of, Aon Shares in an adverse manner.

Risks Relating to Aon’s Business

You should read and consider risk factors specific to Aon’s businesses that may also affect the combined company after the closing of the transaction. These risks are described in Part I, Item 1A of Aon’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Part II, Item 1A of Aon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as in other documents that are incorporated by reference herein. See the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement for the location of information incorporated by reference in this joint proxy statement.

Risks Relating to WTW’s Business

You should read and consider risk factors specific to WTW’s businesses that may also affect the combined company after the closing of the transaction. These risks are described in Part I, Item 1A of WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Part II, Item 1A of WTW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as in other documents that are incorporated by reference herein. See the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement for the location of information incorporated by reference in this joint proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement contains certain statements that are forward-looking, as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements related to Aon’s and/or WTW’s ability to manage its respective businesses and liquidity during and after the COVID-19 pandemic. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations of Aon and WTW management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “potential,” “continue,” “intends,” “anticipates,” “believes” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved.

Although Aon and WTW management, as applicable, believe that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to; the possibility that the transaction will not be consummated; failure to obtain necessary shareholder and antitrust, competition and other regulatory approvals (without the imposition of material remedies or at all), or to satisfy any of the other conditions to the closing of the transaction; adverse effects on the market price of Aon and/or WTW securities and on Aon’s and/or WTW’s operating results for any reason, including, without limitation, because of the failure to consummate the transaction; the impact of COVID-19 on Aon’s and/or WTW’s operations and future plans; the failure to realize the expected benefits of the transaction (including anticipated revenue and growth synergies); the failure to effectively integrate the combined companies following consummation of the transaction; negative effects of an announcement of the transaction; changes in global, political, economic, business, competitive, market and regulatory forces; future exchange and interest rates; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; negative effects of any announcement relating to the consummation of or failure to consummate the transaction on the market price of Aon and/or WTW securities; significant transaction and integration costs or difficulties in connection with the transaction and/or unknown or inestimable liabilities; potential litigation associated with the transaction; the potential impact of this joint proxy statement or consummation of the transaction on relationships, including with suppliers, customers, clients, employees and regulators; and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the transaction.

The factors identified above are not exhaustive. Aon, WTW and their subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Further information concerning Aon and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Aon’s results of operations and financial condition, is contained in Aon’s filings with the SEC. See Aon’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on February 14, 2020 and May 1, 2020, respectively, and additional documents filed by Aon with the SEC after the date of this joint proxy statement and prior to the Aon EGM, the contents of which are incorporated by reference into this joint proxy statement, for a further discussion of these and other risks and uncertainties applicable to Aon’s businesses.

Further information concerning WTW and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect WTW’s results of operations and financial condition, is contained in WTW’s filings with the SEC. See WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on February 26, 2020 and April 30, 2020, respectively, and additional documents filed by WTW with the SEC after the date of this joint proxy statement and prior to the WTW Court Meeting and the WTW EGM, the contents of which are incorporated by reference into this joint proxy statement, for a further discussion of these and other risks and uncertainties applicable to WTW’s businesses.

Any forward-looking statements in this joint proxy statement are based upon information available as of the date of this joint proxy statement which, while believed to be true when made, may ultimately prove to be incorrect. Other than in accordance with legal or regulatory obligations, neither Aon nor WTW is under any obligation, and each expressly disclaims any intention or obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Aon, WTW and/or any person acting on behalf of any of them are expressly qualified in their entirety by the foregoing paragraphs, and the information contained on any websites referenced in this joint proxy statement is not incorporated by reference into this joint proxy statement.

SELECTED HISTORICAL CONSOLIDATED DATA OF AON

The selected historical consolidated financial data presented below as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 has been derived from Aon’s audited consolidated financial statements included in Aon’s Annual Report on Form 10-K for the year ended December 31, 2019 (except for Item 8 therein to the extent superseded by Aon’s Current Report on Form 8-K filed with the Commission on April 1, 2020), each of which is incorporated by reference herein. The selected historical consolidated financial data presented below as of December 31, 2017 and 2016 and for the years ended December 31, 2016 and 2015 has been derived from Aon’s audited financial statements included in Aon’s Annual Report on Form 10-K for the year ended December 31, 2017, which is not incorporated by reference herein. The selected historical consolidated financial data presented below as of December 31, 2015 has been derived from Aon’s audited financial statements included in Aon’s Annual Report on Form 10-K for the year ended December 31, 2016, which is not incorporated by reference herein. The selected historical consolidated financial data presented below as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 has been derived from the unaudited consolidated financial statements included in Aon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference herein. The selected historical consolidated financial data presented below as of March 31, 2019 has been derived from the unaudited consolidated financial statements included in Aon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is not incorporated by reference herein.

You should read the following information in conjunction with Aon’s consolidated financial statements and related notes and other financial information incorporated by reference in this joint proxy statement. Historical results are not necessarily indicative of any results to be expected in the future. See the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement.

	Years Ended December 31,					Three Months Ended March 31,
(millions, except per share data)	2019	2018	2017	2016	2015	2020	2019
Income Statement Data
Total revenue from continuing operations(1)	$11,013	$10,770	$9,998	$9,409	$9,480	$3,219	$3,143
Net income from continuing operations	1,574	1,100	435	1,253	1,253	792	676
Net income (loss) from discontinued operations	(1)	74	828	177	169	(1)	—
Net income	1,573	1,174	1,263	1,430	1,422	791	676
Less: Net income attributable to noncontrolling interests	41	40	37	34	37	19	17
Net income attributable to Aon shareholders	$1,532	$1,134	$1,226	$1,396	$1,385	$772	$659

Basic net income per share attributable to Aon shareholders
Continuing operations	$6.42	$4.32	$1.54	$4.55	$4.33	$3.31	$2.72
Discontinued operations	—	0.30	3.20	0.66	0.60	—	—

Net income	$6.42	$4.62	$4.74	$5.21	$4.93	$3.31	$2.72

Diluted net income per share attributable to Aon shareholders
Continuing operations	$6.37	$4.29	$1.53	$4.51	$4.28	$3.29	$2.70
Discontinued operations	—	0.30	3.17	0.65	0.60	—	—

Net income	$6.37	$4.59	$4.70	$5.16	$4.88	$3.29	$2.70

Balance Sheet Data
Fiduciary assets(2)	$11,834	$10,166	$9,625	$8,959	$9,465	$12,401	$11,412
Intangible assets including goodwill	$8,948	$9,320	$10,091	$9,300	$8,795	$9,039	$9,296
Total assets(3)	$29,405	$26,422	$26,088	$26,615	$26,883	$30,282	$29,135
Long-term debt	$6,627	$5,993	$5,667	$5,869	$5,138	$6,227	$5,990
Non-current operating lease liabilities(3)	$944	$—	$—	$—	$—	$910	$978
Total equity(1)	$3,449	$4,219	$4,648	$5,532	$6,059	$3,260	$4,862
Class A Ordinary Shares and Other Data
Dividends paid per share	$1.72	$1.56	$1.41	$1.29	$1.15	$0.44	$0.40
At period end:
Market price, per share	$208.29	$145.36	$134.00	$111.53	$92.21	$165.04	$170.70
Shares outstanding	232.1	240.1	247.6	262.0	269.8	231.1	240.9

(1)

In the first quarter of 2018, Aon adopted new accounting guidance related to the recognition of revenue which was applied under the modified retrospective approach. Refer to Note 2 “Summary of Significant Accounting Principles and Practices” and Note 3 “Revenue from Contracts with Customers” to Aon’s audited consolidated financial statements as of and for the year ended December 31, 2019 for further information.

(2)	Represents insurance premium receivables from clients and claims receivables from insurance carriers as well as cash and investments held in a fiduciary capacity.
(3)

In the first quarter of 2019, Aon adopted new accounting guidance related to the treatment of leases which was applied under the modified retrospective approach. Refer to Note 2 “Summary of Significant Accounting Principles and Practices” and Note 10 “Lease Commitments” to Aon’s audited consolidated financial statements as of and for the year ended December 31, 2019 for further information.

SELECTED HISTORICAL CONSOLIDATED DATA OF WTW

The selected historical consolidated financial data presented below for the years ended December 31, 2019, 2018 and 2017 and as of December 31, 2019 and 2018 has been derived from the audited consolidated financial statements of WTW included in WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. During 2019 and 2018, WTW adopted ASC 842, Leases and ASC 606, Revenue from Contracts with Customers, respectively. Financial information presented for years prior to the respective adoptions has not been adjusted in accordance with the provisions of those new standards. The selected historical financial data presented below as of and for the year ended December 31, 2016 has been derived from the audited consolidated financial statements of WTW included in WTW’s Annual Report on Form 10-K for the year ended December 31, 2016, which is not incorporated herein. The selected historical financial data presented below as of and for the year ended December 31, 2015 has been derived from the audited consolidated financial statements of Willis Group Holdings Public Limited Company, predecessor to WTW, prior to the merger with Towers Watson & Co., completed in 2016, referred to as the “Merger,” included in Willis Group Holdings Public Limited Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which is not incorporated herein, and is presented with adjustment for the reverse stock split on January 4, 2016. The Merger affects the comparability of this data for the year ended December 31, 2015. In addition, WTW has reclassified certain prior period amounts in 2016 and 2015 to conform to current period presentation due to the adoption of certain updated accounting standards requiring retrospective application. The selected historical financial data as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 have been derived from the unaudited condensed consolidated financial statements in WTW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference herein. The selected historical consolidated balance sheet data as of March 31, 2019 has been derived from the unaudited condensed consolidated financial statements contained in WTW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which has not been incorporated by reference herein.

You should read the following information in conjunction with WTW’s consolidated financial statements and related notes and other financial information incorporated by reference in this joint proxy statement. Historical results are not necessarily indicative of any results to be expected in the future. See the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement.

	Years Ended December 31,					Three Months Ended March 31,
	2019	2018	2017	2016	2015	2020	2019
	(in millions of U.S. dollars, except per share data)
Statement of Comprehensive Income Data
Revenue	$9,039	$8,513	$8,202	$7,887	$3,829	$2,466	$2,312
Income from operations(1)	1,329	809	516	348	313	360	359
Income from operations before income taxes(2)	1,322	851	492	342	354	391	360
Net income	1,073	715	592	438	384	313	293
Net income attributable to Willis Towers Watson	$1,044	$695	$568	$420	$373	$305	$287

Earnings per share—basic	$8.05	$5.29	$4.21	$3.07	$5.49	$2.36	$2.21
Earnings per share—diluted	$8.02	$5.27	$4.18	$3.04	$5.41	$2.34	$2.20

Average number of shares outstanding
—basic	130	131	135	137	68	130	130
—diluted	130	132	136	138	69	130	130

Balance Sheet Data (end of year)
Goodwill	$11,194	$10,465	$10,519	$10,413	$3,737	$11,162	$10,456
Other intangible assets, net	3,478	3,318	3,882	4,368	1,115	3,360	3,187
Total assets(3)	35,426	32,385	32,458	30,253	18,839	37,727	35,893
Total equity	10,369	9,971	10,249	10,183	2,360	10,389	10,214
Long-term debt	5,301	4,389	4,450	3,357	2,278	5,177	4,518
Current debt	316	186	85	508	988	697	187
Additional paid-in capital	10,687	10,615	10,538	10,596	1,672	10,703	10,630
Total Willis Towers Watson shareholders’ equity	10,249	9,852	10,126	10,065	2,229	10,263	10,092
Other Financial Data
Capital expenditures (excluding capitalized software and capital leases)	$246	$268	$300	$218	$146	$66	$57
Cash dividends declared per share	$2.60	$2.40	$2.12	$1.92	$3.28	$0.68	$0.65

(1)

In January 2018, WTW adopted ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which resulted in WTW reclassifying certain pension costs from Salaries and benefits to other income, net within its consolidated statements of comprehensive income. This reclassification resulted in a change to the WTW’s Income from operations for 2017 and prior. Upon adoption, the impact to the consolidated statements of comprehensive income resulted in a reclassification from the ‘Salaries and benefits’ line item to the ‘Other expense/(income), net’ line item, in the amounts of $222 million, $203 million and $114 million, for the years 2017, 2016 and 2015, respectively.

(2)

Beginning in 2018, WTW reclassified its Interest in earnings of associates from its own line item to other income, net within its consolidated statements of comprehensive income. The pre-tax impact of this reclassification resulted in an immaterial change to the Company’s Income from operations before income taxes for 2017 and prior.

(3)

WTW collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; WTW also collects claims or refunds from insurers which it then remits to insureds. Uncollected premiums from insureds and uncollected claims or refunds from insurers are recorded as fiduciary assets on WTW’s consolidated balance sheet. Unremitted insurance premiums, claims or refunds are recorded within fiduciary liabilities.

SELECTED UNAUDITED COMBINED PRO FORMA FINANCIAL DATA

The following selected unaudited combined pro forma financial data, referred to as the “Selected Pro Forma Data,” give effect to the transaction. The Selected Pro Forma Data have been prepared using the acquisition method of accounting, based on the historical financial information of Aon and WTW. The acquisition method of accounting under ASC 805-20-30-1 requires that the acquirer measure the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at their acquisition-date fair values. Under the acquisition method of accounting, assets acquired and liabilities assumed are generally recorded at their respective fair values as of the date the acquisition is completed.

The selected unaudited pro forma condensed combined statement of financial position as of March 31, 2020 gives effect to the transaction as if it had been completed on March 31, 2020, and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2020 and the year ended December 31, 2019 give effect to the transaction as if it had been completed on January 1, 2019. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to closing the transaction, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statements of income, expected to have continuing impact on the results of the combined company.

The Selected Pro Forma Data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information appearing elsewhere in this proxy statement and the accompanying notes to the pro forma statements. In addition, the pro forma statements were based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of both Aon and WTW for the applicable periods, which have been incorporated in this proxy statement by reference. See the sections entitled “Where You Can Find More Information” and “Unaudited Pro Forma Condensed Combined Financial Information” beginning on pages [●] and [●] respectively in this joint proxy statement for additional information. The Selected Pro Forma Data have been presented informational purposes only and are not necessarily indicative of the financial position or results of operations that the combined company would have realized had the transaction been completed on the dates indicated, nor are they meant to be indicative of any anticipated or future financial position or results of operations that the combined company will experience following the transaction. Also, as explained in more detail in the accompanying notes to the pro forma statements, the preliminary fair values of assets acquired and liabilities assumed reflected in the Selected Pro Forma Data are subject to adjustment and may change as additional information becomes available and such changes could be material.

	Three months ended March 31, 2020	Year ended December 31, 2019
	(millions, except per share data)
Income Statement Data
Total revenues	$5,685	$20,052
Operating income	1,178	2,483
Income from continuing operations before income taxes	1,157	2,178
Income from continuing operations	939	1,858
Net income attributable to Aon shareholders	$911	$1,787

Earnings per share—basic	$2.44	$4.72
Earnings per share—diluted	$2.43	$4.69

Average number of shares outstanding
—Basic	373.2	378.6
—Diluted	375.1	381.2

As of March 31, 2020
(millions, except per share data)
Balance Sheet Data (As of period end)
Fiduciary assets	$27,990
Intangible assets including goodwill	40,026
Total assets	83,872
Total long-term debt	11,008
Non-current operating lease liabilities	1,824
Total equity	28,382

PART 1—THE TRANSACTION AND THE SPECIAL MEETINGS

THE SPECIAL MEETINGS OF WTW SHAREHOLDERS

Overview

This joint proxy statement is being provided to WTW shareholders as part of a solicitation of proxies by the WTW Board for use at the special meetings of WTW shareholders referred to below and at any adjournments thereof. This joint proxy statement is being furnished to WTW shareholders on or about [●], 2020.

Date, Time, and Place of the Special Meetings

The WTW Court Meeting will be held on [●], 2020 at [●] a.m., EDT, at [●]. The WTW EGM will be held on [●], 2020 at [●] a.m., EDT, at [●], or, if the WTW Court Meeting has not concluded by [●] a.m., EDT, as soon as possible after the conclusion or adjournment of the WTW Court Meeting.

Attendance and Voting

Attendance at the WTW Court Meeting and the WTW EGM is limited to WTW shareholders at the WTW Voting Record Time. If your shares are held in an account with a broker, bank or other nominee, this institution is considered the shareholder of record and you are considered the “beneficial shareholder” of those shares. In this case, your broker or bank (or its agent) or other nominee has forwarded the proxy materials and separate voting instructions to you. Because you are not the shareholder of record, you may not vote your shares in person at the WTW special meetings unless you obtain a valid proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares in person at the meetings. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions provided to you with the proxy materials. For admission to the meetings, shareholders of record must bring proof of identification and address. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should bring account statements or letters from their banks, brokers or other nominees showing that they owned WTW Shares as of the WTW Voting Record Time. Completion and return of a form of proxy will not preclude a WTW shareholder from attending and voting in person at the WTW Court Meeting or the WTW EGM, or any adjournments thereof, if that shareholder wishes to do so. Any alteration to the form of proxy must be initialed by the person who signs it.

Irish law requires WTW to hold a physical meeting for the WTW Court Meeting and the WTW EGM. In light of COVID-19, we encourage WTW shareholders to vote by proxy prior to 11:59 p.m. EDT on [●] as described in this joint proxy statement. WTW asks that, in considering whether to attend such meetings in person, WTW shareholders follow public health and travel guidelines with respect to COVID-19, including as applicable to Ireland and the United States. Those guidelines may restrict or prevent any WTW shareholder from attending such meetings in person. WTW strongly encourages WTW shareholders not to attend such meetings in person if they are experiencing any of the described COVID-19 symptoms. WTW shareholders attending the WTW special meetings in person are also requested to follow the hygiene instructions consistent with applicable public health guidelines, including washing or disinfecting hands upon arrival at such meetings. WTW may take additional precautionary measures in relation to the WTW special meetings in response to further developments in the COVID-19 outbreak. WTW will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect such meetings, which may include preventing or restricting access to such meetings. WTW also intends to comply with any applicable public health and travel guidelines, which may affect the WTW special meetings. Depending on concerns about and developments relating to the COVID-19 outbreak, the WTW Board could determine to change the date, time, location or format of the WTW special meetings, subject to Irish legal requirements. In the event WTW determines it is necessary or appropriate to take additional steps regarding how the WTW special meetings will be conducted, WTW will announce such determinations in advance in accordance with applicable legal requirements, and details will be posted on WTW’s website and filed with the U.S. Securities and Exchange Commission.

Record Date, Shares Entitled to Vote

Only holders of WTW Shares as of the WTW Voting Record Time, which is [●] EDT on [●], 2020, the record date for the special meetings, will be entitled to notice of, and to vote at the special meetings or any adjournments thereof. At the WTW Voting Record Time, there were [●] WTW Shares outstanding, held by [●] holders of record. Voting will be by poll, and each outstanding WTW Share is entitled to one vote on each proposal and any other matter properly coming before the special meetings, subject to certain exceptions for Aon and its affiliates.

Quorum

A quorum will exist with respect to each matter to be considered at the WTW Court Meeting and the WTW EGM if the holders of WTW Shares representing at least 50% of the WTW Shares issued and outstanding at the WTW Voting Record Time, each being a holder of WTW Shares as of the WTW Voting Record Time, a proxy for a holder of WTW Shares as of the WTW Voting Record Time or a duly authorized representative of a corporate holder of WTW Shares as of the WTW Voting Record Time, are present in person or by proxy and entitled to vote, provided however that if a class of shareholders has only one shareholder, then one shareholder present in person or by proxy shall constitute the necessary quorum. WTW Shares held in “street name” will be counted as present for the purpose of determining the existence of a quorum at the WTW Court Meeting and the WTW EGM so long as a shareholder has given the bank, broker or other nominee voting instructions on at least one of the proposals or resolutions, as applicable, brought before the meeting. Abstentions, though counted for the purposes of determining that a quorum is present, will not be counted as votes cast and therefore will have no effect on the approval of the proposals or resolutions, as applicable.

WTW Share Ownership and Voting by WTW Directors and Officers

As of May 5, 2020, WTW directors and executive officers had the right to vote approximately 461,522 WTW Shares at the WTW special meetings, representing approximately 0.36% of the WTW Shares entitled to vote at each of such meetings. It is expected that all WTW directors and executive officers will vote “FOR” each of the proposals at the WTW Court Meeting and “FOR” each of the proposals at the WTW EGM. Pursuant to their irrevocable undertakings, all WTW directors have agreed to vote their WTW Shares “FOR” the proposals at the WTW Court Meeting and the WTW EGM, subject to certain exceptions. See the section entitled “Director’s Irrevocable Undertakings” beginning on page [●] of this joint proxy statement.

Proposals

WTW Court Meeting: WTW shareholders (excluding Aon and its affiliates, to the extent they hold WTW Shares) are being asked to consider and vote on a proposal at the WTW Court Meeting to approve the scheme of arrangement.

WTW EGM: WTW shareholders (including Aon and its affiliates, to the extent they hold WTW Shares) are also being asked to consider and vote on a proposal at the WTW EGM to approve the scheme of arrangement, in addition to certain other proposals as set forth in the resolutions described below.

The transaction is conditioned on approval of resolutions 1 and 2.

1.

Resolution #1 (Scheme Approval Resolution): To approve the scheme of arrangement and authorize the directors of WTW to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect.

2.

Resolution #2 (Constitution Amendment Resolution): To amend the memorandum and articles of association of WTW so that any WTW Shares that are issued on or after the WTW Voting Record Time to persons other than Aon or its nominees will either be subject to the terms of the scheme or will be immediately and automatically acquired by Aon and/or its nominee(s) for the scheme consideration.

The transaction is not conditioned on approval of the following resolutions:

3.	Resolution #3 (Compensation Resolution): To approve, on a non-binding, advisory basis, specified compensatory arrangements between WTW and its named executive officers relating to the transaction.

4.

Resolution #4 (Adjournment Resolution): To approve any motion by the chairman of the WTW EGM to adjourn the WTW EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the WTW EGM to approve resolutions 1 and 2 set out above.

Vote Required; Recommendation of the WTW Board

WTW Court Meeting

Proposal to approve the scheme of arrangement: WTW shareholders are being asked to vote on a proposal to approve the scheme at both the WTW Court Meeting and the WTW EGM. The vote required for such proposal is different at each of the meetings, however.

As set out in full under the section entitled “Part 2—Explanatory Statement—Consents and Special Meetings” beginning on page [●] of this joint proxy statement, in order for the resolution at the special Court-ordered meeting to pass, those voting to approve the scheme must: (a) represent a simple majority (being more than 50%) in number of the WTW shareholders of record as of the WTW Voting Record Time, present and voting (in person or by proxy), and (b) represent 75% or more in value of the WTW Shares held by such holders, as of the WTW Voting Record Time, present and voting (in person or by proxy).

Because the vote required to approve the proposal at the special Court-ordered meeting is based on votes properly cast at the meeting, and because abstentions are not considered votes properly cast, abstentions, along with failures to vote, will have no effect on the approval of such proposal.

The transaction is conditioned on approval of the scheme at the special Court-ordered meeting.

The WTW Board recommends that WTW shareholders vote “FOR” the proposal to approve the scheme at the WTW Court Meeting.

In considering the recommendation of the WTW Board, you should be aware that certain WTW directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as WTW shareholders generally. See the section entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction” beginning on page [●] of this joint proxy statement.

It is important that, for the WTW Court Meeting, as many votes as possible are cast so that the Irish High Court may be satisfied that there is a fair representation of the opinion of Scheme Shareholders as of the WTW Voting Record Time when it is considering whether to sanction the scheme. You are therefore strongly urged to complete and return your proxy card for the WTW Court Meeting as soon as possible.

WTW EGM

Set forth below is a table summarizing certain information with respect to the resolutions to be voted on at the WTW EGM:

EGM Resolution	Resolution	Ordinary or Special Resolution?	Transaction Conditioned on Approval of Resolution?
1	Scheme Approval Resolution. Approve the scheme and authorize the directors of WTW to take all such actions as they consider necessary or appropriate for carrying the scheme into effect.	Ordinary	Yes

2	Constitution Amendment Resolution. Amend the WTW Constitution so that any WTW Shares that are issued on or after the WTW Voting Record Time will either be subject to the terms of the scheme or will be immediately and automatically acquired by Aon for the scheme consideration.	Special	Yes

3	Compensation Resolution. Approve, on a non-binding, advisory basis, specified compensatory arrangements between WTW and its named executive officers relating to the transaction.	Ordinary	No

4	Adjournment Resolution. Approve any motion by the chairman of the WTW EGM to adjourn the WTW EGM, or any adjournments thereof, to solicit additional proxies in favor of the approval of the resolutions if there are insufficient votes at the time of the WTW EGM to approve resolutions 1 and 2.	Ordinary	No

At the WTW EGM, the requisite approval of each of the resolutions depends on whether it is (i) an “ordinary resolution” (the Scheme Approval Resolution, the Compensation Resolution and the Adjournment Resolution), which requires the approval of at least a majority of the votes cast by the holders of WTW Shares present and voting, either in person or by proxy, or (ii) a “special resolution” (the Constitution Amendment Resolution), which requires the approval of at least 75% of the votes cast by the holders of WTW Shares present and voting, either in person or by proxy.

For all the resolutions, because the votes required to approve such resolutions are based on votes properly cast at the WTW EGM, and because abstentions are not considered votes properly cast, abstentions, along with failures to vote, will have no effect on the approval of the resolutions.

As of May 5, 2020, WTW directors and executive officers had the right to vote approximately 461,522 WTW Shares at the WTW special meetings, representing approximately 0.36% of the WTW Shares entitled to vote at each of such meetings. It is expected that all WTW directors and executive officers will vote “FOR” each of the proposals at the WTW Court Meeting and “FOR” each of the proposals at the WTW EGM. Pursuant to their irrevocable undertakings, all WTW directors have agreed to vote their WTW Shares “FOR” the proposals at the WTW Court Meeting and the WTW EGM, subject to certain exceptions. See the section entitled “Director’s Irrevocable Undertakings” beginning on page [●] of this joint proxy statement.

The WTW Board recommends that WTW shareholders vote “FOR” the proposals to approve each of the resolutions.

In considering the recommendation of the WTW Board, you should be aware that certain WTW directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as WTW shareholders generally. See the section entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction” beginning on page [●] of this joint proxy statement.

Voting your WTW Shares

WTW Shares held directly in your name as the shareholder of record as of the WTW Voting Record Time, may be voted in person at the WTW Court Meeting and the WTW EGM. If you choose to attend either or both WTW special meetings in person, you will need to bring proof of identification and address.

If you are a WTW shareholder of record as of the WTW Voting Record Time, you will receive two proxy cards (one for the WTW Court Meeting and one for the WTW EGM). You may vote your shares in one of the following ways:

•	by mailing your applicable completed and signed proxy cards in the enclosed return envelope;

•	by voting by telephone or over the internet as instructed on the applicable enclosed proxy card; or

•	by attending the applicable special meeting and voting in person.

If your shares are held through a WTW employee share plan, you must vote such shares prior to 11:59 p.m. EDT on [●]. You should contact the trustee of your plan for additional information on voting your shares held through a WTW employee share plan.

Voting on Proxies; Incomplete Proxies

If you own shares in your own name, you are considered, with respect to those shares, the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” If you are a WTW shareholder of record you may use the enclosed proxy cards to tell the persons named as proxies how to vote your shares. If you are a WTW shareholder of record, the shares listed on your proxy cards will include, if applicable, shares held in a book-entry account with WTW’s transfer agent, Computershare Trust Company N.A.

WTW shareholders of record as of the WTW Voting Record time may vote by proxy or in person at the WTW EGM or the WTW Court Meeting. WTW recommends that you submit your proxy even if you plan to attend the WTW EGM or the WTW Court Meeting in person. If you vote by proxy, you may change your vote, among other ways, if you attend and vote at the WTW EGM and WTW Court Meeting. Completion and return of a form of proxy will not preclude a WTW shareholder from attending and voting in person at the WTW Court Meeting or the WTW EGM, or any adjournments thereof, if that WTW shareholder wishes to do so. Any alteration to the form of proxy must be initialed by the person who signs it.

If you properly sign, date, mark and return your proxy card or voting instruction form, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the WTW Court Meeting or the WTW EGM for which proxies have been properly submitted and not revoked. If you sign and return your proxy card or voting instruction form appointing the named proxies as your proxy but do not mark your card to tell the proxy how to vote on a particular proposal, then your shares will be voted with respect to such proposal in accordance with the recommendation of the WTW Board.

WTW shareholders of record may also vote over the internet or by telephone by 11:59 p.m., EDT, on [●]. Voting instructions are printed on the proxy card or voting instruction form you received, if available. Either method of submitting a proxy will enable your shares to be represented and voted at the WTW Court Meeting and the WTW EGM.

Giving a proxy means that a WTW shareholder of record authorizes the persons named in the enclosed proxy card or voting instruction form to vote its shares at the WTW Court Meeting and the WTW EGM in the manner it directs. A WTW shareholder may also vote by proxy or in person at the WTW Court Meeting and the

WTW EGM. If you hold WTW Shares in your name as a registered WTW shareholder, to submit a proxy, you may use one of the following methods:

•

By Internet. The web address and instructions for internet voting can be found on the enclosed proxy cards. You will be required to provide your assigned control number located on the proxy cards. Internet voting is available 24 hours a day until 11:59 p.m. EDT on [●].

•

By Telephone. The toll-free telephone number for voting can be found on the enclosed proxy cards. You will be required to provide your assigned control number located on the proxy cards. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy cards. To be valid, your vote by telephone must be received by 11:59 p.m. EDT on [●].

•	By Mail. Sign, date and mark the enclosed proxy cards, and return them in the postage-paid envelope provided. To be valid, your vote by mail must be received by 11:59 p.m. EDT on [●].

•	In Person. You may also vote your shares in person at the WTW Court Meeting and the WTW EGM.

WTW requests that WTW shareholders vote over the internet, by telephone or by completing and signing the accompanying proxy and returning it to WTW as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed and not later revoked, the WTW Shares represented by it will be voted at the WTW Court Meeting and the WTW EGM in accordance with the instructions contained on the proxy card.

If you sign and return your proxy or voting instruction card without indicating how to vote on the WTW proposals, the WTW Shares represented by your proxy will be voted “FOR” each such proposal in accordance with the recommendation of the WTW Board.

EVERY WTW SHAREHOLDER’S VOTE IS IMPORTANT. ACCORDINGLY, EACH WTW SHAREHOLDER SHOULD VOTE, WHETHER OR NOT THE WTW SHAREHOLDER PLANS TO ATTEND THE WTW COURT MEETING AND THE WTW EGM IN PERSON.

Voting WTW Shares Held in Street Name

If your shares are held in “street name,” you should follow the instructions provided by your bank, broker or other nominee in order to instruct them how to vote such shares. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions provided to you with the proxy materials. The bank, broker or other nominee, as applicable, may have an earlier deadline by which you must provide instructions to it as to how to vote shares, so you should carefully read the materials provided to you by your bank, broker or other nominee. Because you are not the shareholder of record, you may not vote your shares in person at the WTW Court Meeting or WTW EGM unless you obtain a valid proxy from the broker, bank or other nominee that holds your WTW Shares, giving you the right to vote the shares in person at the meeting. To request a legal proxy, please contact your bank, broker or other nominee holder of record. It is suggested you do so in a timely manner to ensure receipt of your legal proxy prior to the applicable WTW special meeting.

Brokers do not have discretionary authority to vote on any of the proposals at either of the special meetings. As a result, if you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee, your bank, broker or other nominee will not vote your shares if you do not provide your bank, broker or other nominee with a signed voting instruction form with respect to your shares. Therefore, you should instruct your bank, broker or other nominee to vote your shares by following the directions your bank, broker or other nominee provides.

In order to attend either or both WTW special meetings, you will need to bring proof of identification and address, as well as proof of share ownership. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.

Revoking your Proxy

If you are a WTW shareholder of record, you may revoke your proxy before it is voted at the WTW Court Meeting or before your proxy is voted at the WTW EGM by:

•	emailing a revocation letter to the secretary of WTW, referred to as the “WTW Company Secretary,” to the following email address: corporatesecretary@willistowerswatson.com

•	submitting your voting instructions again by telephone or over the internet;

•	signing and returning by mail one or both proxy cards with a later date so that it is received prior to the applicable special meeting; or

•	attending the applicable special meeting and voting by ballot in person.

Attendance at either special meeting will not, in and of itself, revoke a proxy or change your voting instructions; you must vote by ballot at the applicable meeting to change your vote.

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Costs of Solicitation

Aon and WTW will share equally the cost of soliciting proxies from WTW shareholders in connection with the WTW Court Meeting and the WTW EGM.

WTW will solicit proxies by mail. In addition, the directors, officers and employees of WTW may solicit proxies from its shareholders by telephone, electronic communication, or in person, but will not receive any additional compensation for their services. WTW will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of WTW Shares held of record by those persons and will reimburse them for their reasonable out-of-pocket expenses incurred in forwarding such proxy solicitation materials.

WTW has engaged a professional proxy solicitation firm, Innisfree, to assist in soliciting proxies for a fee of up to $75,000, as well as reasonable and documented out-of-pocket expenses. WTW also has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Other Business

WTW is not aware of any other business to be acted upon at either of the special meetings. If, however, other matters are properly brought before the special meetings, the named proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the WTW Shares as the WTW Board may recommend.

Adjournment

Any adjournment of the WTW Court Meeting will result in an adjournment of the WTW EGM.

Assistance

If you need assistance in completing your proxy cards or have questions regarding the WTW special meetings, please contact Innisfree, the proxy solicitation agent for WTW, by mail at 501 Madison Avenue, 20th Floor, New York, New York 10022 or shareholders may call toll free at 1-888-750-5884 or banks and brokers may call collect at 1-212-750-5833.

THE EXTRAORDINARY GENERAL MEETING OF AON SHAREHOLDERS

Overview

This joint proxy statement is being provided to Aon shareholders as part of a solicitation of proxies by the Aon Board for use at the Aon EGM and at any adjournment thereof. This joint proxy statement is being furnished to Aon shareholders on or about [●], 2020 to provide them with information they need to be able to vote or instruct their vote to be cast at the Aon EGM.

Date, Time and Place

The Aon EGM has been convened for [●], local time, on [●], 2020 at [●].

As part of our precautions regarding the recent outbreak of COVID-19, we are sensitive to the public health and travel concerns that Aon shareholders may have, as well as any protocols that governmental entities may impose. Irish law requires Aon to hold a physical meeting for the Aon EGM. In light of COVID-19, Aon strongly encourages Aon shareholders to vote their Aon Shares via the internet, by telephone, or by completing, signing and returning a form of proxy or voting instruction form, in each case as described under the section entitled “—Voting Aon Shares Held by Shareholders of Record” and “—Voting Aon Shares Held in Street Name” beginning on pages [●] and [●] of this joint proxy statement, respectively.

Attendance

Attendance at the Aon EGM is limited to Aon shareholders at the Aon Voting Record Time. If you are the beneficial owner of Aon Shares but not the shareholder of record of such Aon Shares (for example, if your Aon Shares are held in “street name” by a bank, broker or other nominee), and you would like to attend the Aon EGM, you will also need proof of your ownership of Aon Shares as of the Aon Voting Record Time. A recent brokerage statement or a letter from a bank or broker are examples of ownership. You will not be permitted to vote in person at the Aon EGM unless you first obtain a legal proxy issued in your name from the record owner and present it to the inspector of election with your ballot at the Aon EGM. To request a legal proxy, contact your bank, broker or other nominee of record. It is suggested you do so in a timely manner to ensure receipt of your legal proxy prior to the Aon EGM. Each Aon shareholder may be asked to provide a valid picture identification, such as a driver’s license or passport, and proof of ownership of his or her Aon Shares as of the Aon Voting Record Time. The use of cell phones, smartphones, pagers, recording and photographic equipment will not be permitted at the Aon EGM.

As part of our precautions regarding the recent outbreak of COVID-19, we are sensitive to the public health and travel concerns that Aon shareholders may have, as well as any protocols that governmental entities may impose. Irish law requires Aon to hold a physical meeting for the Aon EGM. In light of COVID-19, we encourage Aon shareholders to vote their Aon Shares via the internet, by telephone, or by completing, signing and returning a form of proxy or voting instruction form, in each case as described in this joint proxy statement. Aon asks that, in considering whether to attend the Aon EGM in person, Aon shareholders follow public health and travel guidelines with respect to COVID-19, including as applicable to Ireland. Those guidelines may restrict or prevent any Aon shareholder from attending the Aon EGM in person. Aon strongly encourages Aon shareholders not to attend the Aon EGM in person if they are experiencing any of the described COVID-19 symptoms. Aon shareholders attending the Aon EGM in person are also requested to follow the hygiene instructions consistent with applicable public health guidelines, including washing or disinfecting hands upon arrival at the Aon EGM. Aon may take additional precautionary measures in relation to the Aon EGM in response to further developments in the COVID-19 outbreak. Aon will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the Aon EGM, which may include preventing or restricting access to the Aon EGM. Aon also intends to comply with any public health and travel guidelines, which may affect the Aon EGM. Depending on concerns about and developments relating to the

COVID-19 outbreak, the Aon Board could determine to change the date, time, location or format of the Aon EGM, subject to Irish legal requirements. In the event Aon determines it is necessary or appropriate to take additional steps regarding how the Aon EGM will be conducted, we will announce such determinations in advance in accordance with applicable legal requirements, and details will be posted on our website and filed with the U.S. Securities and Exchange Commission.

Proposals

Aon shareholders are also being asked to consider and vote on proposals to:

1.	Resolution #1: Approve the issuance of the aggregate scheme consideration pursuant to the transaction.

2.

Resolution #2: Approve any motion by the chair of the Aon EGM to adjourn the Aon EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Aon EGM to approve Resolution 1.

Record Date, Outstanding Ordinary Shares; Shares Entitled to Vote

All holders of record of Aon Shares as of the Aon Voting Record Time, which is [●], EDT, on [●], 2020, will be entitled to receive notice of, and to vote at, the Aon EGM or any adjournments thereof. As of the Aon Voting Record Time, there were [●] Aon Shares outstanding, held by [●] holders of record. Voting will be by poll, and each outstanding Aon Share is entitled to one vote on each proposal and any other matter properly coming before the Aon EGM.

Quorum

A quorum will exist with respect to each matter to be considered at the Aon EGM if the holders of Aon Shares representing a majority of the Aon Shares issued and outstanding as of the Aon Voting Record Time are present in person or by proxy and entitled to vote. While Aon does not currently hold any Aon Shares in treasury, such Aon Shares would not be included in the calculation of the number of Aon Shares present at the Aon EGM for the purpose of determining a quorum. Aon’s inspector of election intends to treat as “present” for these purposes Aon shareholders who have submitted properly executed or transmitted proxies that are marked “abstain.” Aon’s inspector of election also intends to treat as “present” shares held in “street name” by brokers so long as an Aon shareholder has given its bank, broker or other nominee voting instructions on at least one proposal to come before the Aon EGM.

Aon Share Ownership and Voting by Aon Directors and Officers

As of May 5, 2020 Aon directors and executive officers had the right to vote approximately 2,241,239 Aon Shares, representing approximately 0.97% of the Aon Shares entitled to vote at the Aon EGM. It is expected that all Aon directors and executive officers who are also Aon shareholders will vote “FOR” the proposal to approve the issuance of the aggregate scheme consideration pursuant to the transaction, and “FOR” the proposal to approve any motion by the chair of the Aon EGM to adjourn the Aon EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Aon EGM to approve the other resolution set out above. Pursuant to their irrevocable undertakings, all Aon directors have agreed to vote their Aon Shares “FOR” the proposals at the Aon EGM, subject to certain exceptions. See the section entitled “Director’s Irrevocable Undertakings” beginning on page [●] of this joint proxy statement.

Vote Required; Recommendation of the Aon Board

Set forth below is a table summarizing certain information with respect to the resolutions to be considered and voted on at the Aon EGM.

Resolution #	Resolution	Ordinary or Special Resolution?	Transaction Conditioned on Approval of Resolution?
1	Approve the issuance of the aggregate scheme consideration pursuant to the transaction.	Ordinary	Yes

2	Approve any motion by the chair of the Aon EGM to adjourn the Aon EGM, or any adjournments thereof, to solicit additional proxies in favor of the approval of the resolutions if there are insufficient votes at the time of the Aon EGM to approve Resolution 1.	Ordinary	No

Each of the resolutions to be considered at the Aon EGM is an “ordinary resolution,” the approval of which requires the approval of at least a majority of the votes cast by the holders of Aon Shares present and voting, either in person or by proxy.

Because the votes required to approve each of the resolutions are based on votes properly cast at the Aon EGM, and because abstentions are not considered votes properly cast, abstentions, along with failures to vote, will have no effect on the approval of the resolutions.

The Aon Board recommends that Aon shareholders vote “FOR” the proposals to approve each of the resolutions.

In considering the recommendations of the Aon Board described above, you should be aware that certain Aon directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as Aon shareholders generally. See the section entitled “The Transaction—Interests of Aon Directors and Executive Officers in the Transaction” beginning on page [●] of this joint proxy statement.

Voting Aon Shares Held by Shareholders of Record

Aon shareholders of record may vote by proxy or in person at the Aon EGM. Aon recommends that you submit your proxy even if you plan to attend the Aon EGM in person. If you vote by proxy, you may change your vote, among other ways, if you attend and vote at the Aon EGM in person.

If you own shares in your own name, you are considered, with respect to those shares, the “shareholder of record.” If, on the other hand, your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.”

If you are an Aon shareholder of record, you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares. If you are an Aon shareholder of record, the shares listed on your proxy card will include, if applicable, shares held in a book-entry account with Aon’s transfer agent, Computershare Trust Company, N.A.

If you are an Aon shareholder of record and you properly complete, sign and date your proxy card, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the Aon EGM for which proxies have been properly submitted and not revoked. If you sign and return your proxy card appointing a proxy, but do not mark your card to tell the proxy how to vote on a proposal, your shares will be voted in respect of such voting proposal at the discretion of the chair of the Aon EGM.

If you are an Aon shareholder of record, you may also vote over the internet at www.[●].com or by telephone at [●] anytime up to 11:59 p.m. EDT on [●]. Voting instructions are printed on the proxy card or voting instruction form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the Aon EGM. You may also hand your applicable completed and signed proxy card to the chair of the Aon EGM before the start of the Aon EGM.

Voting Aon Shares Held in Street Name

If your Aon Shares are held in an account through a bank, broker or other nominee, you must likewise instruct the bank, broker or other nominee how to vote your shares by following the instructions that the bank, broker or other nominee provides you along with this joint proxy statement. Your bank, broker or other nominee, as applicable, may have different methods by which you are able to provide instructions to it as to how to vote your shares and/or may have an earlier deadline(s) by which you must do so, so you should read carefully the materials provided to you by your bank, broker or other nominee.

If you do not provide a signed voting instruction form to your bank, broker or other nominee, your shares will not be voted on any proposal on which the bank, broker or other nominee does not have discretionary authority to vote. In these cases, the bank, broker or other nominee will not be able to vote your shares on those matters for which specific authorization is required. Brokers do not have discretionary authority to vote on any of the proposals at the Aon EGM.

Accordingly, if you fail to provide a signed voting instruction form to your bank, broker or other nominee, your shares held through such bank, broker or other nominee will not be voted at the Aon EGM.

Revoking your Proxy

If you are an Aon shareholder of record, you may revoke your proxy before it is voted at the Aon EGM by:

•	delivering a written revocation letter to Aon’s Company Secretary;

•	submitting your voting instructions again by telephone or over the internet;

•	completing, signing and returning by mail a proxy card with a later date so that it is received prior to the Aon EGM; or

•	attending the Aon EGM and voting by ballot in person.

Attendance at the Aon EGM will not, in and of itself, revoke a proxy or change your voting instructions; you must vote by ballot at the Aon EGM to change your vote.

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Costs of Solicitation

Aon will bear the cost of soliciting proxies from its shareholders in connection with the Aon EGM.

Aon will solicit proxies by mail. In addition, Aon directors, officers and employees may solicit proxies from Aon shareholders by telephone, by electronic communication or in person, but will not receive any additional compensation for their services. Aon will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation materials to the beneficial owners of Aon Shares held of record by those persons and will reimburse them for their reasonable out-of-pocket expenses incurred in forwarding such materials.

Aon has engaged a professional proxy solicitation firm, Georgeson, to assist in soliciting proxies for a fee of approximately $25,000. In addition, Aon will reimburse Georgeson for its reasonable disbursements.

Other Business

Aon is not aware of any other business to be acted upon at the Aon EGM. If, however, other matters are properly brought before the Aon EGM, the proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the Aon Board may recommend.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Aon EGM, please contact Aon’s proxy solicitation agent, Georgeson, by mail at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, by telephone at 1-866-296-5716 or by email at aon@georgeson.com.

THE TRANSACTION

Structure of the Transaction

On March 9, 2020, Aon and WTW entered into a Business Combination Agreement whereby Aon has agreed to acquire the entire issued share capital of WTW, which acquisition is to be implemented by a way of a court-sanctioned scheme of arrangement to be undertaken by WTW under Chapter 1, Part 9 of the Companies Act. As a result of the scheme, Aon will own all of the outstanding shares of WTW and WTW will become a wholly-owned subsidiary of Aon. The Business Combination Agreement provides that, concurrently with or immediately following April 1, 2020, the effective date of the Aon reorganization pursuant to which Aon Ireland became the public parent company of Aon UK, Aon UK was required to make the required assignment, pursuant to which Aon UK was required to assign, and Aon Ireland was required to assume, all of Aon UK’s rights and obligations under the Business Combination Agreement and the Expenses Reimbursement Agreement. The required assignment occurred on April 2, 2020.

Aon reserves the right, subject to the prior written approval of the Irish Takeover Panel (if required), to effect the transaction by way of a takeover offer, as an alternative to the scheme, in the circumstances described in and subject to the terms of the Business Combination Agreement. In such event, such takeover offer will be implemented on terms and conditions that are at least as favorable to WTW shareholders (except for an acceptance condition set at 80% of the nominal value of the WTW Shares to which such offer relates and which are not already beneficially owned by Aon) as those which would apply in relation to the scheme, among other requirements.

Scheme Consideration to WTW Shareholders

As consideration for the transaction, the holder of each issued and outstanding WTW Share that is subject to the scheme will be entitled to receive 1.08 Aon Shares in exchange for each WTW Share held by such WTW shareholder as more particularly described in the section entitled “The Business Combination Agreement—Scheme Consideration to WTW Shareholders” beginning on page [●] of this joint proxy statement. WTW shareholders will not receive any fractional shares of Aon Shares as scheme consideration. Instead, fractional shares will be aggregated and sold in the open market by the exchange agent, with the net proceeds of any such sale distributed in cash pro rata to the WTW shareholders whose fractional entitlements have been sold. Additionally, certain WTW shareholders holding “Consideration Shares” (as defined in the amendment to the articles of association of WTW in the section entitled “Notice of Extraordinary General Meeting of Willis Towers Watson PLC” beginning on page [●] of this joint proxy statement) and certain “Overseas Shareholders” (as described in, and subject to, the section entitled “Part 3—Scheme of Arrangement—The Scheme—Overseas Shareholders” beginning on page [●] of this joint proxy statement) may, depending on certain factors, have a nominee appointed by Aon to act on behalf of and for the benefit of such WTW shareholders, whereby such nominee will, following the effective date, sell such WTW shareholders’ scheme consideration in the open market and deliver the proceeds from such sale to such shareholders (for more information, see the sections entitled “Notice of Extraordinary General Meeting of Willis Towers Watson PLC” and “Part 3—The Scheme of Arrangement” beginning on pages [●] and [●] of this joint proxy statement, respectively). For a description of the treatment of equity awards, see the section entitled “The Business Combination Agreement—Treatment of WTW Equity Awards” beginning on page [●] of this joint proxy statement.

Background of the Transaction

The WTW Board regularly reviews and discusses WTW’s performance, risks, strategy and opportunities, as well as its competitive environment and industry trends. The WTW Board and WTW management also review and evaluate the possibility of pursuing various strategic alternatives and relationships as part of WTW’s ongoing efforts to strengthen its businesses and enhance shareholder value, taking into account economic, regulatory, competitive and other conditions. Similarly, the Aon Board regularly reviews and discusses Aon’s performance, risks, strategy and opportunities, as well as its competitive environment and industry trends. The Aon Board and Aon management also review and evaluate the possibility of pursuing various strategic alternatives and relationships as part of Aon’s ongoing efforts to strengthen its businesses and enhance shareholder value, taking into account economic, regulatory, competitive and other conditions.

On November 16, 2018, the Aon Board held a regularly scheduled Aon Board meeting in London, United Kingdom, also attended by members of Aon management. During the meeting, the Aon Board discussed mergers and acquisitions in Aon’s industry and Mr. Case discussed with the Aon Board, at a high level, certain highlights from early analysis of a potential business combination with WTW. Mr. Case expressed interest in reaching out to Mr. Haley and the Aon Board provided its support for Mr. Case doing so. Following the meeting, Aon management contacted Latham & Watkins, LLP, referred to herein as “Latham”, Aon’s outside counsel, to provide Aon with legal advice.

In January 2019, Greg Case, Chief Executive Officer of Aon, and John Haley, Chief Executive Officer of WTW, scheduled a dinner to discuss matters generally affecting the industries in which Aon and WTW operate. Prior to the dinner, Mr. Haley discussed with certain members of WTW management and the WTW Board, including Michael Burwell, Chief Financial Officer of WTW, Brendan O’Neill, a director of WTW and Chair of its Audit Committee and Victor Ganzi, Non-Executive Chairman of the WTW Board, that he had scheduled a dinner with Mr. Case for later that month, and that, since Mr. Haley and Mr. Case did not routinely speak with one another, one potential topic that Mr. Case could raise was a possible business combination between Aon and WTW.

On January 30, 2019, Mr. Case and Mr. Haley met for dinner in Miami, Florida and, in addition to discussing general matters involving the industries in which the companies operate, discussed Mr. Case’s view that Aon and WTW should explore whether a possible business combination of Aon and WTW, potentially structured as a “merger of equals”, would make sense for each company and be feasible. While Mr. Case indicated that Aon likely would expect to provide limited to no premium to WTW shareholders in any such transaction, Mr. Case and Mr. Haley did not engage in negotiations regarding the specific economic terms of any such transaction. Mr. Case and Mr. Haley agreed that they should consider whether a potential transaction between Aon and WTW would provide strategic value to each company’s shareholders and clients, and agreed that it would make sense to have further discussions involving certain senior executives of each company.

On January 31, 2019, Mr. Haley discussed his dinner with Mr. Case with Messrs. O’Neill and Ganzi.

On February 8, 2019, Mr. Case and Mr. Haley had a brief call during which Mr. Case told Mr. Haley that he believed it would be best for Mr. Haley and Mr. Case to have a further discussion before the companies’ respective senior executives met, to ensure everyone’s time was being utilized productively and efficiently. Mr. Haley agreed, and a follow-up meeting was scheduled for March 8, 2019.

On February 15, 2019, the Aon Board held a regularly scheduled Aon Board meeting in Chicago, Illinois, also attended by members of Aon management. During the meeting, Aon management discussed Aon’s business strategy, the strategic rationale for a potential transaction with WTW and potential benefits and risks associated with such transaction. Aon management also discussed, among other things, optimal timing to pursue a transaction and provided the Aon Board with a preliminary regulatory overview. Following the discussion, the Aon Board instructed Mr. Case and Aon management to continue to engage in discussions with WTW management in respect of the potential transaction. Aon management then contacted Aon’s financial advisors to discuss the potential transaction with WTW and engaged Freshfields Bruckhaus Deringer LLP, referred to herein as “Freshfields”, to provide additional legal advice.

On February 27, 2019, the WTW Board held a regularly scheduled WTW Board meeting and, during executive session, Mr. Haley updated the WTW Board on his dinner and follow-up discussion with Mr. Case and the meeting with Mr. Case that was scheduled for March 8, 2019.

On March 5, 2019, news outlets reported speculation about a potential transaction between WTW and Aon. WTW management contacted WTW’s legal advisors Matheson and Weil, Gotshal & Manges LLP, referred to herein as “Weil”, to discuss the market rumors and WTW’s obligations with respect to such rumors. Throughout the course of the day, Messrs. Case and Haley, in addition to certain other members of management of each company, discussed various matters, including the content of any public statements required under Irish law to be made regarding the high-level discussions that had taken place. Later that day, pursuant to the Irish Takeover Rules, Aon publicly announced that it was in the early stages of considering an all-share business combination with WTW.

Later that day, the WTW Board scheduled a telephonic informational update, to be held early the next morning, to discuss the market rumors, as well as Aon’s March 5th public statement, and to consider potential next steps.

Early in the morning on March 6, 2019, Aon issued a press release announcing that it did not intend to pursue a transaction with WTW, and, as a result of such announcement, Aon became bound by the restrictions set forth in Rule 2.8 of the Irish Takeover Rules, which precluded, for a period of 12 months, among other things, an announcement by Aon of a proposal for a transaction with WTW subject to certain exceptions. Prior to the issuance of the press release, Mr. Case informed the Aon Board via email that all plans concerning a possible transaction with WTW had been discontinued.

Later that morning, the WTW Board held a telephonic informational update and discussed Aon’s March 5th public statement and March 6th press release and considered WTW’s obligations and potential next steps. Following discussion, the WTW Board agreed that no further action or statement by WTW was necessary, given Aon’s public statement, and the WTW Board’s view was that, after considering all the relevant facts and circumstances, no further discussion with Aon was warranted at that time.

On March 29, 2019, the Aon Board held a regularly scheduled Aon Board meeting in London, United Kingdom, also attended by members of Aon management. During the meeting, Mr. Case led a discussion regarding the market rumors, the discussions between himself and Mr. Haley and the press releases issued by Aon on March 5 and 6, 2019, and reminded the Aon Board that all plans concerning a possible transaction with WTW had been discontinued and that Aon’s internal and external teams had been instructed to cease all efforts in pursuit of a potential transaction with WTW.

On May 12, 2019, Mr. Case called Mr. Haley and, among other matters discussed on the call, including general industry developments, Mr. Case indicated that within the parameters of Rule 2.8 of the Irish Takeover Rules, Aon and WTW could consider discussing the merits of a combination of the two companies because such a discussion had been preempted by news outlets reporting speculation about a potential transaction in March. Such discussion would inform any decision by WTW whether to initiate negotiations of a potential transaction between the two companies.

On May 14, 2019, Mr. Haley called Mr. Case and informed Mr. Case that Mr. Haley would consult with the WTW Board regarding Mr. Case’s suggestion that they discuss the merits of a combination of the two companies.

On May 20, 2019 and May 21, 2019, at regularly scheduled WTW Board meetings in Dublin, Ireland, Mr. Haley discussed with the WTW Board the call with Mr. Case, as well as the possibility of discussions of a potential combination. Following discussion, the WTW Board determined that Mr. Haley should proceed with initial, high-level discussions with Mr. Case and report back to the WTW Board. During the WTW Board meetings, Mr. Haley also discussed with the WTW Board the possibility of engaging Goldman Sachs to assist WTW and the WTW Board with respect to strategic matters, including if WTW were approached by any potential strategic acquiror, or faced any shareholder activism given the news stories and announcements with respect to a combination with Aon and general market conditions. After discussion of the relevant facts and circumstances, the WTW Board determined that it believed it would be beneficial to WTW and the WTW Board to receive advice from Goldman Sachs on such matters and, in furtherance thereof, WTW and Goldman Sachs entered into a non-disclosure agreement in June 2019.

On May 22, 2019, Mr. Haley sent Mr. Case an email agreeing to set a time to meet, but making clear that WTW was not giving a waiver for any purposes of Rule 2.8 of the Irish Takeover Rules of the restrictions then in place between the two companies. Later that day, Mr. Case replied that he agreed, and that Aon continued to stand by its March 6th statement to the market pursuant to Rule 2.8 of the Irish Takeover Rules.

On May 24, 2019, Mr. Case and Mr. Haley met and discussed industry dynamics and other general industry matters. During the course of their discussion, both Mr. Case and Mr. Haley expressed a view that a combination of Aon and WTW could have significant potential benefits that may be worth exploring at some point, including the creation of a combined company with complementary capabilities and resources that could deliver more value to clients and shareholders. Mr. Case also discussed with Mr. Haley that Aon’s view was that any such transaction would be a potential merger of equals, and, as a result, would not expect to provide much, if any, premium to WTW shareholders, but would provide for, among other things, equal representation on the board of directors of the combined company for the pre-transaction directors of each of Aon and WTW, and Mr. Case and Mr. Haley discussed the potential roles for directors and officers of the two companies. However, Mr. Case and Mr. Haley each also acknowledged that there were certain threshold matters that would need to be addressed to determine if such a transaction was even feasible and the need to be mindful of the provisions of Rule 2.8 of the Irish Takeover Rules. No other material discussions, including regarding the specific terms of any such potential transaction or any commitment to move forward with any such transaction or any discussions related thereto, occurred during this conversation. At the end of the discussion, Mr. Haley and Mr. Case agreed that the companies’ respective legal advisors should connect with each other to discuss and analyze in general the feasibility of a combination of the two companies, including as a legal and regulatory matter.

On June 5, 2019 and June 20, 2019, the WTW Board held telephonic informational updates to discuss Mr. Haley’s conversation with Mr. Case and potential next steps related thereto, including evaluating whether a potential combination of Aon and WTW would be feasible as a legal and regulatory matter, and other relevant considerations. Following the June 5th discussion, Mr. Haley called Mr. Case to inform him that the WTW Board generally was supportive of having the companies’ internal counsel and outside legal advisors work together to evaluate the threshold feasibility of a potential combination of the two companies. On June 18, 2019, internal legal counsel of Aon and WTW had a call to discuss the process for evaluating the threshold feasibility of the potential business combination. On June 29, 2019, Mr. Case and Mr. Haley spoke by telephone and discussed that it would be beneficial to have the companies and their respective advisors continue to evaluate the feasibility of such a transaction from a legal and regulatory perspective.

On June 21, 2019, the Aon Board held a regularly scheduled Aon Board meeting in London, United Kingdom, also attended by members of Aon management. During the meeting, Mr. Case provided the Aon Board with an update of recent discussions with Mr. Haley and developments in relation to a potential transaction with WTW.

In July and August 2019, telephonic conferences, as well as in-person meetings, were held with each company’s legal counsel and economists to consider, discuss and evaluate the antitrust considerations relevant to a potential business combination. In August 2019, WTW engaged Skadden, Arps, Slate, Meagher & Flom LLP, referred to herein as “Skadden”, to provide additional legal advice.

The WTW Board discussed the progress of these preliminary discussions and a potential business combination on several occasions in July and August 2019 on telephonic informational updates, including, among other things, the regulatory approval process in connection with the transaction, the potential timetable and other considerations. The WTW Board also discussed with members of WTW management the potential strategic and financial rationale for a potential transaction involving Aon and WTW, including the value that such a transaction could provide to shareholders and clients, as well as related execution risks and opportunities, particularly as compared with WTW’s continued execution of its standalone business plan. The WTW Board also discussed the fact that a transaction structured as a merger of equals, as suggested by Aon in the preliminary discussions held to that point, would not provide a meaningful premium for WTW shareholders, and that the WTW Board believed that a meaningful premium would need to be provided to WTW shareholders in connection with such a transaction. After considering all the relevant facts and circumstances, including the execution risk and absence of a premium to WTW shareholders in Aon’s statements to date, on August 28, 2019, the WTW Board determined that pursuing a potential transaction with Aon at that time was not in the best interests of WTW and its shareholders.

On September 3, 2019, Mr. Haley called Mr. Case to inform him that WTW was not interested in pursuing a potential transaction with Aon at the time.

On September 6, 2019, at Mr. Case’s request, Mr. Haley called Mr. Case and Mr. Haley reiterated that WTW was not interested in pursuing a potential transaction with Aon at the time, and Mr. Case requested that Mr. Haley contact him if that were to change.

On September 19 and 20, 2019, the Aon Board held regularly scheduled Aon Board meetings in New York, New York, also attended by members of Aon management, Latham and Freshfields. During the meeting, Mr. Case informed the Aon Board that all plans concerning a potential transaction with WTW had been discontinued as of September 3, 2019.

On December 5, 2019, following interactions between Mr. Case and Mr. Haley on an unrelated topic, Mr. Case suggested to Mr. Haley that, subject to compliance with the parameters of Rule 2.8 of the Irish Takeover Rules, they meet to discuss a potential transaction involving Aon and WTW. If helpful, Mr. Case suggested, members of the WTW Board would be welcome to participate. Mr. Haley told Mr. Case that he would discuss with the WTW Board whether such a meeting would be appropriate at that time. Such discussion would inform any decision as to the initiation of negotiations of a potential transaction between the two companies.

From December 9, 2019 through December 11, 2019, the WTW Board held regularly scheduled WTW Board meetings in Miami, Florida, at which the directors discussed, among other things, Mr. Case’s call to Mr. Haley. The WTW Board also discussed, with representatives of Goldman Sachs, considerations related to evaluating any potential business combination with Aon, as well as other potential strategic transactions, including general industry risks and opportunities and potential benefits and risks of certain strategic alternatives, potential approaches by and responses to strategic parties (including Aon), as well as the risk of shareholder activism. The WTW Board also discussed certain parameters prescribed by Irish law that would need to be followed in connection with any such matters. Following discussion, the WTW Board agreed that Mr. Haley should meet with Mr. Case, and Mr. Ganzi and Mr. Wilhelm Zeller, Chairman of the Risk Committee of the WTW Board, would join the meeting.

On January 3, 2020, Messrs. Case and Haley discussed via phone the upcoming dinner meeting and the topics to be addressed.

On January 6, 2020, Messrs. Case, Zeller, Ganzi and Haley had a dinner meeting in Miami, Florida. During the meeting, Mr. Case informed Messrs. Ganzi, Haley and Zeller that, within the parameters of Rule 2.8 of the Irish Takeover Rules, Aon would be interested in discussions regarding a potential business combination between Aon and WTW, which would be akin to a merger of equals transaction, in which shares of WTW would be exchanged for Aon shares “at market,” with WTW shareholders receiving little to no premium to the then-current market price. Messrs. Ganzi and Zeller expressed to Mr. Case that WTW would not be in a position to discuss a potential transaction with Aon at this time unless the terms of any such transaction involved a premium, in the range of approximately 20%, for WTW shareholders. Mr. Case also shared with Messrs. Ganzi, Haley and Zeller

Aon’s views of the feasibility of the transaction from a legal and regulatory perspective, and described the analysis of Aon’s legal advisors.

In January 2020, Messrs. Haley, Ganzi and Zeller discussed their meeting with Mr. Case with the other members of the WTW Board.

On January 29, 2020, Mr. Haley called Mr. Case, and suggested that, although members of the WTW Board were focused on, among other things, the exchange ratio, antitrust matters and deal certainty of the transaction, both companies should reengage their respective management and advisory teams to work on a potential transaction.

On February 7, 2020, Mr. Haley, Mr. Case, Mr. Burwell, Christa Davies, Chief Financial Officer of Aon, and a representative of Goldman Sachs met in Miami, Florida to discuss, among other things, the financial terms of a business combination involving Aon and WTW, including the potential exchange ratio. During these discussions, Mr. Case and Ms. Davies reiterated that Aon viewed the transaction as a merger of equals and, as such, would expect little to no premium for WTW shareholders, and Mr. Haley and Mr. Burwell reiterated their position that, in order to move forward, there would need to be alignment around an exchange ratio that represented a meaningful premium for WTW shareholders.

Subsequently on February 7, 2020, Aon management contacted Credit Suisse to assist with the potential combination with WTW (Credit Suisse’s formal appointment as financial advisor being subject to Aon Board approval), and directed Credit Suisse to begin discussions with WTW’s financial advisors at Goldman Sachs. On February 8, 2020, representatives of Credit Suisse contacted representatives of Goldman Sachs to discuss the financial terms of a potential transaction between Aon and WTW. During the course of the next week, representatives of Credit Suisse and Goldman Sachs, as well as Mr. Burwell and Ms. Davies, continued to discuss relevant public financial information of both companies, the merits and risks of a potential transaction and the exchange ratio. Throughout those discussions, the representatives of Credit Suisse continued to emphasize Aon’s view that the transaction should be viewed as a merger of equals and, as such, would result in little to no premium provided to WTW shareholders, and the representatives of Goldman Sachs continued to reiterate that, in order to move forward with discussions regarding any such transaction, the parties would need to agree on an exchange ratio that represented a meaningful premium for WTW shareholders.

On February 10, 2020, at the direction of Aon management, a representative of Credit Suisse contacted a representative of Goldman Sachs telephonically to convey that, in response to Goldman Sachs’ previous messages that WTW would not consider a no-premium transaction, Aon management would discuss the matter with the Aon Board at its upcoming Board meeting and consider an exchange ratio that represented a premium to WTW’s then-current share price.

On February 14, 2020, the Aon Board held a regularly scheduled Aon Board meeting in Chicago, Illinois, also attended by members of Aon management. During the meeting, Aon management provided the Aon Board with a review of Aon management’s discussions with WTW management regarding a potential transaction, the application of Irish Takeover Rules to the communications between Aon and WTW and the potential engagement of investment bankers by Aon. The directors discussed, among other things, governance considerations in the context of a merger with WTW, investor expectations, the potential exchange ratio in a transaction with WTW and implied premiums and regulatory considerations relevant to the potential transaction. Following the discussion, the Aon directors expressed interest in continuing to explore the possibility of a transaction with WTW and determined to form an advisory transaction committee of the Board, referred to herein as the “Aon Transaction Committee”, comprised of Messrs. Fulvio Conti, J. Michael Losh, Lester B. Knight and Richard C. Notebaert and Ms. Gloria Santona, which would administer and oversee the process, review further discussions and developments with respect to a potential transaction with WTW and act as a Board-level resource for Aon’s management and financial and legal advisors. The Aon Board then authorized Aon management to engage in further discussions with WTW to continue exploring a potential strategic transaction, authorized Aon management to propose an exchange ratio representing a premium to WTW shareholders within a range, and authorized the Aon Transaction Committee to assist in the negotiation of the terms of the potential strategic transaction, subject to the Aon Board ultimately presiding over key decisions and approval of the transaction.

On February 17, 2020, the WTW Board had a telephonic informational update, with representatives of WTW management and Goldman Sachs participating, to provide an update to the WTW Board on the status of discussions regarding a potential transaction with Aon, as well as the status of negotiations regarding, among other things, the exchange ratio for such a transaction and the level of implied premium related thereto. The WTW Board also discussed strategic and financial considerations related to such a transaction, including risks and opportunities, as well as potential next steps. Representatives of WTW management and the WTW Board also discussed that, because the discussions with Aon indicated that Aon may be open to negotiating an exchange ratio that would represent a premium to the WTW shareholders, WTW planned to enter into a non-disclosure agreement with Aon in order for both parties to share confidential information and progress the discussions regarding a potential transaction.

On February 18, 2020, WTW and Aon entered into a mutual non-disclosure agreement containing, among other things, a mutual standstill provision and customary employee non-solicit.

On February 18, 2020, Mr. Case and Mr. Haley met in Miami, Florida, and Mr. Case confirmed Aon’s proposal for an exchange ratio of 0.99 Aon Shares per WTW Share. Mr. Haley conveyed to Mr. Case that, in order to move forward with discussions regarding any potential transaction, an exchange ratio providing a meaningful premium for WTW shareholders would need to be agreed and suggested that the companies’ financial advisors discuss the issue further.

On February 19, 2020, at the direction of management of the companies, representatives of Credit Suisse met with representatives of Goldman Sachs to discuss the proposal by Aon for a transaction involving an exchange ratio of 0.99 Aon Shares per WTW Share (which represented a premium of approximately 9.5% to the closing price of WTW Shares on February 18, 2020). The representatives of Goldman Sachs reiterated that, in order to move forward with discussions regarding any such transaction, the parties would need to agree on an exchange ratio that represented a meaningful premium for WTW shareholders, and that 9.5% did not represent such a premium. On the evening of February 19, 2020, representatives of Credit Suisse and representatives of Goldman Sachs held a call to continue their discussions regarding various financial aspects of the transaction and related analyses.

On February 20, 2020, representatives of Credit Suisse and representatives of Goldman Sachs met telephonically. On that call, Credit Suisse, at the direction of Aon management, conveyed that Aon was willing to increase its proposed exchange ratio to 1.01 Aon Shares per WTW Share (which represented a premium of approximately 13.2% to the closing price of WTW Shares on February 19, 2020). The representatives of Goldman Sachs reiterated the same message they had delivered on the prior day.

On February 21, 2020, Aon’s regulatory advisors met with WTW’s regulatory advisors in Washington D.C., with additional legal advisors from Europe in attendance telephonically, to discuss antitrust and diligence matters with respect to the potential transaction.

On each of February 23 and February 24, 2020, the Aon Transaction Committee held a meeting telephonically, also attended by members of Aon management and representatives of Latham, Freshfields and Credit Suisse. During the meetings, Aon management provided the Aon Transaction Committee with an update on the status of meetings and discussions with WTW and representatives of Credit Suisse discussed certain financial analyses in regard to the potential transaction. At the conclusion of the meeting on February 24, 2020, the Aon Transaction Committee discussed the fact that with a higher exchange ratio, the implied premium would result in the transaction more resembling an acquisition than a merger of equals, and recommended that Aon continue to move forward with the proposed transaction at that time on the basis of an exchange ratio not to exceed 1.08 Aon Shares for each WTW Share.

On February 24, 2020, during its regularly scheduled meetings in Dublin, Ireland, the WTW Board discussed the potential transaction with Aon, as well as the status of negotiations regarding the exchange ratio. During the meeting, WTW management and representatives of Goldman Sachs discussed with the WTW Board the strategic rationale for the transaction, potential benefits and risks associated with the transaction, as well as other potential strategic alternatives, including continuing to execute on WTW’s current strategy and not engaging in a transaction. The WTW Board also discussed, among other things, the cultural and strategic fit of the two companies, potential terms of such a transaction, the path forward in terms of signing a definitive agreement providing for such a transaction, the execution risk associated with such a transaction and the impact on WTW during the executory period and following the closing of such a transaction. During the meeting, representatives of Goldman Sachs discussed with the WTW Board Goldman Sachs’ preliminary financial analysis of a potential transaction with Aon, including potential synergies and next steps, and the WTW Board considered the assumptions underlying such financial analysis and potential synergies, including potential risks related thereto.

Throughout the February 24, 2020 WTW Board meeting, the WTW directors discussed the matters presented, and WTW management and representatives of Goldman Sachs answered the directors’ questions. The WTW Board provided feedback to the representatives of Goldman Sachs and WTW management as to certain terms of a potential transaction between Aon and WTW, including the fact that the directors believed an exchange ratio representing an amount in the range of a 20% premium to the then-current market price of the WTW Shares would be appropriate in order to move forward with negotiations regarding such a transaction, and that obtaining such a premium should be prioritized over negotiating favorable terms in respect of social and governance matters associated with the combined company, such as equal representation on the board of directors and/or equal allocation of roles on the combined company’s management team to members of WTW management. The WTW Board directed the representatives of Goldman Sachs to initially counter Aon’s proposal with an exchange ratio of 1.1 Aon Shares per WTW Share (which represented a premium of approximately 22.2% to the closing price of WTW Shares on February 21, 2020), understanding the WTW Board’s belief that an exchange ratio representing an amount in the range of a 20% premium would be appropriate to move forward with the negotiations regarding a transaction with Aon. Following the WTW Board meeting, representatives of Goldman Sachs contacted representatives of Credit Suisse to convey such counterproposal.

On February 25, 2020, at the direction of Aon management, representatives of Credit Suisse contacted representatives of Goldman Sachs to convey that, based on the discussions that had taken place to date, Aon would be willing to offer an exchange ratio of 1.06 Aon Shares per WTW Share (which represented a premium of approximately 17.7% to the closing price of WTW shares on February 21, 2020).

Later in the day on February 25, 2020, representatives of Goldman Sachs advised the WTW Board (still in its regularly scheduled Board meetings), of Aon’s proposal of 1.06 Aon Shares for each WTW Share. Following discussion, including in respect of the financial analysis discussed the previous day and the benefits and risks of a potential transaction as compared to the discussed alternatives, the WTW Board determined that Aon’s proposal did not represent a sufficient premium for WTW shareholders, and directed the representatives of Goldman Sachs to inform the representatives of Credit Suisse that WTW would be willing to move forward with discussions regarding a potential transaction at an exchange ratio of 1.085 Aon Shares for each WTW Share (which represented a premium of approximately 20.5% to the closing price of WTW shares on February 21, 2020). Following that discussion, representatives of Goldman Sachs called representatives of Credit Suisse to convey such counterproposal.

Later in the day on February 25, 2020, at the direction of Aon management, representatives of Credit Suisse informed representatives of Goldman Sachs that Aon was willing to move forward with discussions on the basis of an exchange ratio of 1.08 Aon Shares for each WTW Share.

On February 26, 2020, Mr. Haley advised the WTW Board (still in its regularly scheduled Board meetings), that Aon had indicated a willingness to agree to an exchange ratio of 1.08 Aon Shares for each WTW Share (which represented a premium of approximately 18.6% to the closing price of WTW shares on February 25, 2020 and that Aon’s proposal assumed that the board of directors of Aon following the closing would reflect proportionate representation for WTW shareholders). Following discussion, including consideration of the advisability of a transaction at such an exchange ratio, and hearing from representatives of management and Goldman Sachs, the WTW Board determined that such an exchange ratio would be sufficient to move forward with further due diligence, negotiations and discussions regarding a potential transaction. The WTW Board also discussed the importance of having a definitive agreement that contained satisfactory provisions, including in respect of the regulatory approval process and the allocation of closing risk. The WTW Board directed management and its advisors to continue discussions with Aon and to continue working with WTW’s advisors on assessing the potential transaction with Aon and its benefits and risks.

On February 26, 2020, representatives of Goldman Sachs advised representatives of Credit Suisse of the WTW Board’s position with respect to next steps.

From February 27, 2020 to March 6, 2020, representatives of Aon and WTW, as well as their legal and financial advisors, discussed a variety of matters with the Irish Takeover Panel to ensure they were conducting the negotiations, and framing any offer, in accordance with the applicable Irish Takeover Rules. Where necessary and appropriate, representatives of Aon and WTW, as well as their legal and financial advisors, also sought (and were granted) waivers and/or certain permissions to proceed in their desired manner under the Irish Takeover Rules.

On February 28, 2020, representatives of WTW’s legal advisors at Weil discussed with representatives of Aon’s legal advisors at Latham a framework for the due diligence review of each company and a timeline and work plan for evaluating and pursuing a potential business combination of Aon and WTW.

On February 29, 2020, the Aon Board held a special meeting telephonically. The meeting was also attended by members of Aon management, and representatives of Latham, Freshfields and Credit Suisse. During the meeting, Freshfields led a discussion concerning the fiduciary duties of directors and summarized relevant provisions of the Irish Takeover Rules in the context of the proposed transaction with WTW. Representatives of Latham provided an update on the status of the draft business combination agreement and the material provisions still to be negotiated, as well as the ongoing analysis of the antitrust and other regulatory approvals required for the transaction. Representatives of Credit Suisse provided the Aon Board with an update regarding the results of the discussions to date with WTW’s financial advisors at Goldman Sachs and led a discussion regarding certain trading and other analyses of both Aon and WTW. Aon management then presented to the Aon Board certain projections and management’s analysis of the potential synergies of the transaction. The Aon Board, after considering the risks and benefits of the potential transaction, instructed Aon management and the advisors to seek to finalize negotiations with WTW and their representatives on the key terms described to the Aon Board. The Aon Board also approved the formal execution of the engagement for Credit Suisse.

From February 29, 2020 through March 7, 2020, representatives of Aon and WTW, as well as their respective advisors, held numerous discussions regarding due diligence with respect to certain areas of the business of Aon and WTW, and each conducted due diligence reviews on the other.

Beginning on March 2, 2020, each of Aon and WTW made available customary business, financial and legal due diligence documents to WTW and Aon, respectively, as well as to their respective outside advisors in an electronic data room.

On March 3, 2020, representatives of Latham sent drafts of a Business Combination Agreement (which contained the conditions to the closing of the transaction that would later constitute Appendix 3 to the Rule 2.5 Announcement), an Expenses Reimbursement Agreement and other ancillary documents to representatives of Weil. Such drafts provided, among other things, for the appointment of four directors of WTW to the Aon Board in connection with the closing of the potential transaction (with a note that such allocation was intended to provide for proportionate representation on the Aon Board for WTW shareholders), for Aon to control the strategy and implementation of receiving approvals from the relevant antitrust and regulatory authorities, for Aon not to be required to agree to any remedies to address applicable antitrust and regulatory authorities’ potential concerns about the potential transaction to the extent such remedies would have a material and adverse impact on the combined company’s business, operations, financial condition, results of operations or expected synergies (and did not provide for any reverse termination fee in the event that the required antitrust approvals could not be obtained), for closing to be conditioned on the receipt of all applicable antitrust and other regulatory approvals, for reciprocal termination fees (with such fees structured, in the Expenses Reimbursement Agreement, only as reimbursement of expenses and, in each case, capped at 1% of the transaction value, in compliance with the requirements applicable to such payments that could be made by WTW in accordance with the Irish Takeover Rules), for an irrevocable undertaking by the directors of WTW to vote their WTW Shares in favor of, and otherwise support, the potential transaction, and for a mutual “force the vote” provision requiring that, while each of Aon and WTW could negotiate with third parties who made unsolicited and bona fide proposals that could be superior, from a financial point of view, to its shareholders, subject to customary restrictions, and while the Aon Board or WTW Board, as applicable, could change its recommendation to support the Aon/WTW potential transaction, subject to customary restrictions, neither Aon nor WTW could terminate the Business Combination Agreement in order to enter into a definitive agreement providing for a transaction constituting a superior proposal prior to its shareholders voting on the approval of the potential Aon/WTW transaction.

On March 3, 2020 and March 4, 2020, Messrs. Case and Haley discussed certain social and governance matters attendant to the potential transaction. In particular, Mr. Case discussed with Mr. Haley that, as a result of the transaction no longer being structured as a merger of equals, and the premium that would be payable to WTW shareholders based upon the agreed upon exchange ratio, Aon’s view was that representation on the board of directors of the combined company should be determined on a proportionate basis relative to the ownership by the shareholders of Aon and WTW, respectively. In addition, Mr. Case proposed that Mr. Haley both be one of the directors on the board of directors of the combined company, as well as the executive chairman of the combined company focused on growth and innovation. Mr. Case discussed with Mr. Haley that the Chairman of the board of directors of the combined company would be Mr. Knight, the current Chairman of the Aon Board, and Mr. Case and Ms. Davies would continue as the Chief Executive Officer and Chief Financial Officer, respectively, of the combined company.

On March 4, 2020, representatives of Weil sent a revised draft of the Business Combination Agreement and certain ancillary documents back to representatives of Latham, which drafts provided, among other things, for joint control by Aon and WTW of the strategy and implementation of receiving approvals from the relevant antitrust and regulatory authorities, for the requirement that Aon use its reasonable best efforts to take all actions, including agreeing to any remedies required in order to obtain the requisite antitrust and regulatory approvals, for the payment by Aon to WTW of a reverse termination fee (of unspecified size) in the event that such approvals were not obtained, for closing to be conditioned on the receipt of certain specified material antitrust and other regulatory approvals, for a termination fee payable by Aon of 3% of Aon’s enterprise value under certain circumstances, for the ability of WTW to terminate the Business Combination Agreement to enter into a definitive agreement providing for a transaction that constitutes a superior proposal and for the Aon directors to provide an irrevocable undertaking similar to that of the WTW directors to vote in favor of, and otherwise support, the potential transaction. On March 4, 2020, representatives of Latham also sent an initial draft of the Rule 2.5 Announcement to representatives of Weil and Matheson. Over the course of the subsequent days, Aon, WTW and their respective advisors negotiated drafts of the Business Combination Agreement, the Expenses Reimbursement Agreement, the forms of the Directors’ Irrevocable Undertaking, the Rule 2.5 Announcement and other transaction-related documents.

On March 5, 2020, the WTW Board held a telephonic informational update in which representatives of WTW management, Goldman Sachs, Skadden and Weil participated. Representatives of WTW management and WTW’s legal advisors provided an update regarding the status of negotiations with Aon, including, among other things, the allocation of regulatory risk, the status of each party’s due diligence efforts and next steps for the continued negotiations with Aon. During the meeting, representatives of Goldman Sachs also provided an update to the WTW Board on the recent performance of Aon Shares, WTW Shares and the S&P 500 Index. Throughout

the meeting, the WTW directors discussed the matters presented, and representatives of WTW management, Goldman Sachs, Skadden and Weil answered the directors’ questions, and the WTW Board evaluated with its advisors and representatives of WTW management the strategic rationale for the potential transaction, as well as the risks and feasibility of the potential transaction and alternatives. During the meeting, the WTW Board agreed that representatives of WTW management, Goldman Sachs, Skadden and Weil should continue their discussions and negotiations with Aon and its advisors, and WTW Board members gave their guidance on the regulatory risk allocation.

On March 6, 2020, the WTW Board held a special meeting in Dublin, Ireland, which Mr. Haley and representatives of Goldman Sachs and Matheson attended in person, and representatives of Skadden and Weil, other members of WTW management and a director attended by videoconference or telephonically. Representatives of Matheson, Skadden and Weil reviewed with the WTW Board its fiduciary duties in connection with evaluating the potential transaction, as well as applicable matters related to the Irish Takeover Rules. During the meeting, WTW management and representatives of Goldman Sachs, Matheson, Skadden and Weil discussed with the WTW Board, among other things, the potential strategic and financial benefits of a transaction with Aon, risks and considerations associated with such a transaction, the status of the negotiations between Aon and WTW, including the most recent proposals in respect of the allocation of antitrust risk (including the payment of any reverse termination fee), the circumstances in which the WTW Board could change its recommendation in support of the transaction, Aon’s proposal that four WTW directors (of 11 total directors) be appointed to the Aon Board in connection with the closing of the proposed transaction, potential resolution of other social and governance issues and implications, Mr. Haley becoming executive chairman of Aon, focused on growth and innovation, in connection with the closing of the transaction, and other principal terms of the transaction documents, including the material open issues. Mr. Haley also discussed with the WTW Board his thoughts on potential retention arrangements intended to mitigate potential disruption to WTW’s business, should the proposed transaction be announced. A question and answer session followed, during which the WTW directors discussed the matters presented and asked questions of WTW management and representatives of Matheson, Skadden and Weil.

During its March 6, 2020 meeting, the WTW Board also discussed with representatives of WTW management and its advisors the strategic rationale for the proposed transaction, as well as the risks and feasibility of the alternatives. Representatives of Skadden then reviewed with the WTW Board the potential terms of the Goldman Sachs engagement letter, including the financial terms thereof. Representatives of Goldman Sachs then joined the meeting and reviewed for the WTW Board Goldman Sachs’ financial analyses of the potential transaction as of such date. Following these discussions, the WTW Board directed WTW management and the representatives of its advisors to continue working towards finalizing documentation. The WTW Board also asked Messrs. Ganzi and Haley to convey to Mr. Case that Aon’s most recent proposals on the allocation of antitrust risk were inadequate, and that deal certainty was critically important to WTW, and to make a counterproposal to Mr. Case centered around a higher quantitative size of potential remedies that would be required to be accepted by Aon, joint strategic control over the antitrust and regulatory approval process and a significant antitrust and competition termination fee. The WTW Board also instructed WTW’s legal advisors to send to Aon’s legal advisors revised documentation reflecting the same.

Later on March 6, 2020, Messrs. Haley and Ganzi called Mr. Case and conveyed WTW’s proposal on the allocation of antitrust risk, and WTW’s legal advisors sent Aon’s legal advisors the corresponding contractual provisions. Overnight and during the course of the day on March 7, 2020, and the morning of March 8, 2020 prior to the WTW Board meeting, Messrs. Haley, Ganzi and Case, as well as representatives of Skadden, Weil and Latham, had numerous discussions to resolve the material open points in the transaction documentation, including the allocation of antitrust risk and whether WTW could terminate the Business Combination Agreement in order to enter into a definitive agreement providing for a transaction that constitutes a superior proposal. On March 7, 2020, at various times, Mr. Haley and Mr. Ganzi updated the other members of the WTW Board on the parties’ negotiation of the allocation of antitrust risk.

On March 7, 2020, the Aon Board held a special meeting telephonically, also attended by members of Aon management, and representatives of Latham, Freshfields and Credit Suisse. During the meeting, representatives of Latham updated the Aon Board on the key terms of the Business Combination Agreement and the remaining material provisions of the Business Combination Agreement to be negotiated, including the tax treatment of the transaction, antitrust divestiture obligations, termination fees, expense reimbursement obligations, and the negotiation of retention bonus pools for WTW and Aon employees. Aon management then summarized the results of the due diligence performed with respect to WTW, the potential timeline to consummation of the business combination and the communications plan following an announcement. Aon management led a discussion regarding the pro forma financials and expected synergies to result from the proposed transaction. Freshfields then provided the Aon Board with a review of their fiduciary duties as directors of Aon and summarized relevant provisions of the Irish Takeover Rules in the context of the proposed transaction with WTW. Also at this meeting, representatives of Credit Suisse reviewed its financial analyses of the proposed transaction. The Aon Board, after considering the risks and benefits of the potential transaction, instructed Aon management and their advisors to seek to complete negotiations with WTW and their representatives on the remaining provisions of the Business Combination Agreement described to the Aon Board.

On March 8, 2020, the Aon Board held a special meeting telephonically, also attended by members of Aon management, and representatives of Latham, Freshfields, Arthur Cox and Credit Suisse. During the meeting, representatives of Latham provided the Aon Board with the outcome of the final negotiation of the material provisions of the Business Combination Agreement, which included the tax treatment of the transaction, termination fees, expense reimbursement obligations, and the agreed-upon retention bonus pools for WTW and Aon employees. Representatives of Latham explained that in regard to the key antitrust items, Aon agreed to any remedies necessary to obtain antitrust clearances, except for divestitures of businesses and/or assets that directly generated in excess of $1.8 billion in revenues in 2019 and, in the event the required antitrust clearances are not received, a $1 billion reverse termination fee payable to WTW. Latham also explained that Aon agreed to joint strategic control over the antitrust clearances process, but that Aon’s Chief Executive Officer would hold the deciding vote if there were a deadlock after several rounds of discussions among the Aon and WTW senior management teams. Representatives of Credit Suisse then reviewed its financial analyses of the proposed transaction and, at the request of the Aon Board, rendered its oral opinion to the Aon Board (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated as of the same date) to the effect that, as of March 8, 2020, and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse and referred to in such opinion, the exchange ratio set forth in the Business Combination Agreement was fair, from a financial point of view, to Aon. For a discussion of Credit Suisse’s opinion, see the section entitled “The Transaction—Opinion of Credit Suisse” beginning on page [●] of this joint proxy statement. With the assistance of Aon’s management and the representatives of Aon’s advisors, the Aon Board reviewed the proposed final terms and conditions of the transaction agreements and the proposed transactions and the announcement required pursuant to Rule 2.5 of the Irish Takeover Rules in connection with the proposed transaction. Following discussion, the Aon Board unanimously approved and declared advisable the transaction agreements and the transactions contemplated thereby, including the scheme, and authorized the execution and delivery of the relevant transaction agreements by Aon, subject to the final transaction agreements being in substantially the same form as those reviewed by the Aon Board.

On March 8, 2020, the WTW Board held a special meeting by telephone, in which members of WTW management and representatives of Goldman Sachs, Skadden and Weil participated. WTW’s legal advisors discussed the final proposals regarding the material terms of the transaction documents that had been addressed since the March 6th meeting, including that Aon had agreed to an allocation of antitrust risk that included a requirement that Aon agree to any remedies required to obtain the required antitrust clearances, other than divestitures of businesses and/or assets that directly generated in excess of $1.8 billion in revenues in 2019, a $1 billion reverse termination fee payable by Aon to WTW in the event that the transaction is not consummated for reasons related to the required antitrust clearances not being obtained, and joint strategic control over the antitrust clearances process, but with Aon’s Chief Executive Officer holding the deciding vote in the event of a deadlock after several rounds of discussions among senior management. WTW’s legal advisors also discussed with the WTW Board that Aon was not willing to proceed with a Business Combination Agreement that enabled

WTW to terminate the Business Combination Agreement to enter into a definitive agreement providing for a transaction that constitutes a superior proposal. A question and answer session followed, during which the WTW directors discussed the matters presented and asked questions of WTW management and the representatives of their advisors. Representatives of Weil and Skadden reviewed with the WTW Board their fiduciary duties in connection with evaluating the proposed transaction, and representatives of Skadden reviewed with the WTW Board the final terms of the engagement letter of Goldman Sachs, which the WTW Board approved. Representatives of Goldman Sachs then joined the meeting and reviewed for the WTW Board Goldman Sachs’ financial analysis of the proposed transaction, as more fully described in the section entitled “The Transaction—Opinion of Goldman Sachs” beginning on page [●] of this joint proxy statement, and rendered to the WTW Board its oral opinion, confirmed by delivery of a written opinion dated March 9, 2020, to the effect that as of that date, and based upon and subject to the various assumptions, matters considered and limitations and qualifications described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of WTW Shares (other than Aon and its affiliates (including Aon Ireland)). Following these presentations and discussions, the WTW Board unanimously determined that it was advisable and in the best interests of WTW and its shareholders to enter into the Business Combination Agreement and the related transaction agreements, and consummate the transactions contemplated thereby, and the WTW Board unanimously approved and authorized the entry into the Business Combination Agreement and the related transaction agreements, and the transactions contemplated thereby.

On the morning of March 9, 2020, Aon and WTW executed the Business Combination Agreement and the Expenses Reimbursement Agreement. Shortly thereafter, Aon and WTW jointly issued the Rule 2.5 Announcement pursuant to the Irish Takeover Rules, which contained a joint press release announcing that the parties had entered into the Business Combination Agreement.

On April 1, 2020, Aon completed the Aon reorganization, and on April 2, 2020, Aon UK and Aon Ireland completed the required assignment.

Recommendation of the Aon Board and Aon’s Reasons for the Transaction

The Aon Board recommends that Aon shareholders vote “FOR” the proposal to approve the issuance of the aggregate scheme consideration pursuant to the transaction.

At its meeting on March 8, 2020, the members of the Aon Board unanimously approved the Business Combination Agreement and the transactions contemplated thereby, including the issuance of the Aon Shares, taking into consideration the factors set forth in section 172 of the Companies Act 2006, and the Aon Board has approved the required assignment.

In evaluating the Business Combination Agreement and the transaction, the Aon Board consulted with Aon’s management, as well as Aon’s internal and outside legal counsel and its financial advisor, Credit Suisse, and considered and weighed both the perceived benefits of the transaction and the potential risks of the transaction.

The Aon Board considered factors that it believes support its determinations and recommendations, including, but not limited to, the following (which are not presented in any particular order or ranking):

•

the expectation that the combination of Aon’s and WTW’s complementary businesses would create a global advisory, broking and solutions firm better positioned to (a) serve a broader range of clients, whose risks and needs are increasingly integrated and complex and who would be better served by the combined firm, and (b) innovate faster to help meet changing, increasingly complex, and unmet needs in an increasingly competitive and relevant marketplace;

•

Aon shareholders, as shareholders of the combined company, have the potential to benefit from the synergies expected to result from the transaction, including $800 million of expected pre-tax cost synergies by the third year following the completion of the transaction;

•	the belief of the Aon Board that the combined company will have a comprehensive product portfolio, a diversified growth profile and broad geographic reach;

•

the combined company will be better positioned to capitalize on key industry trends, including the accelerating adoption of digital technologies and increased focus on productivity, analytics capability, data strategy and efficiency to serve a wider and larger set of clients and address developing insurance markets, including in respect of intangible asset protection, cyber and climate change;

•

the Aon Board’s belief that applying Aon’s strategy, philosophy, culture, and stability in executive management will further accelerate execution of growth and innovation strategies to unlock new market opportunities as volatility expands in the marketplace due to, among other factors, population shifts and wealth and retirement savings gaps;

•

the Aon Board’s belief that Aon United and the Aon United Blueprint, as a platform for driving optimization through Aon Business Services, will help the combined company deliver value and accelerate innovation to deliver best-in-class client service;

•	the Aon Board’s familiarity with and understanding of Aon’s business, results of operations, financial and market position, and its expectations concerning Aon’s future prospects;

•

that the senior management team of the combined company will include Gregory C. Case from Aon continuing as Chief Executive Officer of Aon and Christa Davies from Aon continuing as Executive Vice President and Chief Financial Officer of Aon, as well as John Haley from WTW serving as Executive Chairman of Aon focused on growth and innovation;

•

the fact that directors of Aon and WTW who have an in-depth knowledge of their respective entity and its businesses, as well as the industry as a whole, will have representation on the board of directors of the combined company;

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information and discussions with Aon’s management, in consultation with Credit Suisse, regarding WTW’s business, results of operations, financial and market position, and WTW management’s expectations concerning WTW’s business prospects, and historical and then-current trading prices of WTW Shares;

•

the expectation that the combined company would have increased growth and cash flow over time with a stronger balance sheet, accretive earnings per share, providing incremental benefit to shareholders and delivery of more attractive and innovative products to clients;

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the Aon Board’s belief that the combined company would benefit Aon colleagues by providing career growth opportunities, access to better data and tools, expanding learning opportunities, and the opportunity to leverage the resources of a global firm better positioned to innovate and thereby benefit Aon shareholders;

•

the Aon Board’s ongoing evaluation of strategic alternatives for maximizing shareholder value over the long term, including Aon’s senior management’s stand-alone plan, and the potential risks, rewards and uncertainties associated with such alternatives, as compared to the transaction with WTW;

•

the fact that the Aon Board consulted with its legal counsel and its financial advisor, Credit Suisse, in evaluating, negotiating, recommending and adopting the terms of the Business Combination Agreement;

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the view that the terms and conditions of the Business Combination Agreement and the transactions contemplated therein, including the representations, warranties, covenants, closing conditions and termination provisions, are comprehensive and favorable to completing the transaction;

•

the degree of mutuality and symmetry of representations, obligations and rights of the parties under the Business Combination Agreement, the conditions to each party’s obligation to close the transaction and the circumstances in which each party is permitted to terminate the Business Combination Agreement and the likelihood of completing the transaction on the anticipated schedule;

•	the fact that Aon has the right to specifically enforce WTW’s obligations under the Business Combination Agreement;

•

the terms of the Business Combination Agreement that restrict WTW’s ability to solicit alternative business combination transactions and to provide confidential due diligence information to, or engage in discussions with, a third party interested in pursuing an alternative business combination transaction, as further discussed in the section entitled “The Business Combination Agreement—Covenants and Agreements—No Solicitation by Aon or WTW” beginning on page [●] of this joint proxy statement;

•

the inability of WTW to terminate the Business Combination Agreement to accept a superior proposal, if one were made, and the terms of the related Expenses Reimbursement Agreement that require WTW to reimburse Aon for documented, specific, quantifiable third-party costs and expenses incurred up to $300,400,000 if the Business Combination Agreement is terminated under specified circumstances;

•

the review by the Aon Board of the financial terms of the scheme, including the value of the scheme consideration based on the exchange ratio relative to the then-current market prices and historical trading prices of Aon Shares and WTW Shares and the relative contribution of each of Aon’s and WTW’s market capitalization and other financial metrics to the combined company;

•

the fact that Aon shareholders will hold approximately 63% of the outstanding shares of the combined company upon the closing of the transactions, based on the number of Aon Shares and WTW Shares outstanding as of March 6, 2020, and will, therefore, have the opportunity to participate in the further performance of the combined company;

•

the financial analyses reviewed and discussed with the Aon Board by representatives of Credit Suisse and the opinion of Credit Suisse rendered orally on March 8, 2020 and subsequently confirmed in writing on the same date to the effect that, as of such date and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse and referred to in such opinion, the exchange ratio set forth in the Business Combination Agreement, was fair, from a financial point of view, to Aon;

•	the results of Aon’s business, legal, financial and compliance due diligence review of WTW; and

•	Aon management’s recommendation in favor of the scheme.

The Aon Board also considered a variety of risks and other countervailing factors, including, but not limited to, the following (not necessarily in order of relative importance):

•

that the fixed exchange ratio will not be adjusted to compensate for changes in the price of Aon Shares or WTW Shares prior to the consummation of the transaction, and the terms of the Business Combination Agreement do not include termination rights triggered by a decrease in the value of WTW relative to the value of Aon (or vice versa);

•

the risk of adverse events, including outcomes of pending, threatened or potential litigation or government investigations with respect to WTW, and the possibility that such events, including an adverse judgment for monetary damages or equitable or other restrictions, could materially and adversely affect the business, operations or financial condition of WTW (which may not entitle Aon to terminate the Business Combination Agreement), or of the combined company;

•

the restrictions on the conduct of Aon’s business during the pendency of the transaction, which may delay or prevent Aon from undertaking business opportunities that may arise or may negatively affect Aon’s ability to attract and retain key clients and personnel;

•

the requirement under the Business Combination Agreement that Aon pay WTW a termination fee of $1,000,000,000 under certain circumstances following the termination of the Business Combination Agreement, as well as the requirement under the related Expenses Reimbursement Agreement that Aon reimburse WTW for documented, specific, quantifiable third-party costs and expenses incurred up to $300,400,000 if the Business Combination Agreement is terminated under specified circumstances;

•

the ability of WTW, subject to certain conditions, to provide information to and to engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal, as further described in the section entitled “The Business Combination Agreement—Covenants and Agreements—No Solicitation by Aon or WTW” beginning on page [●] of this joint proxy statement;

•

the ability of the WTW Board, under certain circumstances, to change the recommendation to WTW shareholders concerning the scheme, as further described in the section entitled “The Business Combination Agreement—Covenants and Agreements—Change of Recommendation” beginning on page [●] of this joint proxy statement, and the need for WTW shareholders to approve the transaction at both the WTW Court Meeting and the WTW EGM in order for closing to occur;

•

the prohibition in the Business Combination Agreement on Aon seeking a superior proposal and the requirement, as further described in the section entitled “Expenses Reimbursement Agreement” beginning on page [●] of this joint proxy statement, that Aon reimburse certain of WTW’s expenses (up to a cap of $300,400,000) upon termination of the Business Combination Agreement under specified circumstances;

•	the risk that the potential benefits, savings and synergies of the transaction may not be fully or partially achieved, or may not be achieved within the expected timeframe or without additional costs;

•

the challenges and difficulties relating to potential disruption associated with integrating the operations of Aon and WTW, and the potential effects of such disruption on the businesses, employees, culture and client relationships of Aon and WTW;

•

the risk of diverting Aon management focus and resources from other strategic opportunities and from operational matters while working to implement the transaction with WTW, and the potential effects of such diversion on the businesses, employees and client relationships of Aon and WTW;

•

the substantial costs to be incurred in connection with the transaction, including the costs of integrating the businesses of Aon and WTW and the transaction costs to be incurred in connection with the transaction, including costs to obtain regulatory approvals and the substantial time and effort of management required to complete the transactions contemplated by the Business Combination Agreement;

•

that the consummation of the scheme requires receipt of regulatory approvals and the risk that governmental entities may seek to impose unfavorable terms or conditions, or otherwise fail to grant, such approvals, including the risk of potential delays in granting or failure to grant, by such governmental entities, regulatory approvals for the scheme;

•

the risk that WTW shareholders might not approve the transaction or any of the required resolutions and/or Aon shareholders might not approve the issuance of Aon Shares in connection with the transaction;

•

the possibility of non-consummation of the transaction and the potential consequences of non-consummation, including the potential negative impacts on Aon, its business and the trading price of the Aon Shares and the risk that the expenses reimbursement payment that WTW would be required to pay to Aon under certain circumstances would be insufficient to compensate Aon for the time, expenses and disruption incurred in connection with the contemplated transaction;

•	the possibility of losing key employees as a result of the transaction; and

•

the risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages [●] and [●] of this joint proxy statement, respectively, including the risk that the COVID-19 outbreak could negatively impact our market and the insurance industry, or otherwise affect the transaction or combined company, as described in more detail under the section entitled “Risks Relating to the Combined Company Following the Transaction—A pandemic, epidemic or outbreak of an infectious disease, including

COVID-19, may materially and adversely affect the businesses, results of operations and financial results of Aon, WTW and/or the combined company” beginning on page [●] of this joint proxy statement.

The Aon Board concluded that the uncertainties, risks and potentially negative factors relevant to the transaction were outweighed by the potential benefits that it expected Aon and its shareholders would achieve as a result of the transaction.

This discussion of the information and factors considered by the Aon Board includes the principal positive and negative factors considered by the Aon Board, but is not intended to be exhaustive and does not include all of the factors considered by the Aon Board. In view of the wide variety of factors considered in connection with its evaluation of the transaction, and the complexity of these matters, the Aon Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the transaction and to make its recommendations to the Aon shareholders. Rather, the Aon Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Aon Board may have given differing weights to different factors. The explanation of the Aon Board’s reasons for the transaction and all other information presented in this section is forward-looking in nature and therefore should be read in light of the factors discussed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [●] of this joint proxy statement.

Recommendation of the WTW Board and WTW’s Reasons for the Transaction

The WTW Board considered many factors in making its determination that the Business Combination Agreement and the proposed transaction are advisable and in the best interests of WTW and its shareholders. In arriving at its determination, the WTW Board consulted with WTW management, as well as WTW’s internal and outside legal counsel and its financial advisor, and considered a number of factors in its deliberation, weighing both the perceived benefits of the transaction and the potential risks of the transaction. The WTW Board considered various factors that it believes support its determinations and recommendations, including the following (not necessarily in order of relative importance):

Aggregate Value and Composition of the Consideration

•

the scheme consideration had an implied value per WTW Share of $231.99, based on the closing price of Aon Shares and WTW Shares as of March 6, 2020, and represented (1) an approximately 16.2% premium to the closing price per WTW Share on March 6, 2020, (2) an approximately 15.5% premium to the 90-trading day volume-weighted average of WTW’s share price as of March 6, 2020 and (3) a 34.1% premium to the closing price per WTW Share on March 4, 2019, the day before the initial market rumors and Aon’s announcement of the parties’ initial exploration of a potential transaction, which the WTW Board regarded as an attractive valuation relative to other transactions, peer comparisons and to the standalone value of WTW;

•

the benefits that WTW was able to obtain as a result of negotiations with Aon, including an increase in the price per WTW Share from the implied price at the time of initial discussions with Aon to the final implied value of $231.99 per WTW Share, and the WTW Board’s belief that this was the highest price per WTW Share that Aon would be willing to pay;

•

the fixed exchange ratio provides certainty to the WTW shareholders as to their pro forma percentage ownership of approximately 37% of the combined company (based on the number of Aon Shares and WTW Shares outstanding as of March 6, 2020), and affords WTW shareholders the opportunity to benefit from any increase in the relative trading price of Aon Shares as compared to WTW Shares between the announcement and completion of the transaction;

•

the fact that Aon has historically paid quarterly cash dividends to its shareholders and that WTW shareholders will be entitled to participate in and receive any dividends or distributions paid on the Aon Shares with a record date at or after the effective time;

•

the intended tax-free treatment of the transaction for U.S. federal income tax purposes, as more fully described in the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page [●] of this joint proxy statement, including Aon’s agreement, if necessary or otherwise agreed as described in the section entitled “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Transaction to Holders of WTW Shares—U.S. Federal Income Tax Consequences to U.S. Holders” beginning on page [●] of this joint proxy statement, to a post-completion merger intended to achieve tax-free treatment, as more fully described therein;

Synergies and Strategic Considerations

•

WTW shareholders, as shareholders of the combined company, have the opportunity to participate in the equity value of Aon after the closing, including the potential to benefit from the synergies expected to result from the transaction, including $800 million of expected pre-tax cost synergies by the third year following the closing;

•

the belief of the WTW Board that the combined company will, among other things, combine two highly complementary businesses into a technology-enabled global platform with industry-leading employee talent that is more relevant and responsive to client needs;

•

information and discussions regarding the benefits of size and scale, the expected credit profile of the combined company and the expected pro forma effect of the proposed transaction, including the belief of the WTW Board that the combined company will have a comprehensive product portfolio, a diversified growth profile and broad geographic reach;

•

information and discussions with WTW’s management, in consultation with Goldman Sachs, regarding Aon’s business, results of operations, financial and market position, and Aon management’s expectations concerning Aon’s business prospects, and historical and current trading prices of Aon Shares;

•	the results of WTW’s business, legal, financial and compliance due diligence review of Aon;

•	the WTW Board’s belief that the transaction provides an opportunity to expand and further accelerate execution against the existing Aon and WTW growth strategies;

•	the WTW Board’s belief that the combined company will have an established focus on client value and considerable experience with the integration of large, complex transactions;

•

the WTW Board’s familiarity with and understanding of WTW’s business, results of operation, financial and market position, and its related consideration of the standalone WTW business plan, the risks and uncertainties inherent in the execution of such plan and its view, in consultation with its legal and financial advisors, that it was not probable that the standalone WTW business plan or any alternative transaction reasonably available to WTW within a reasonable timeframe would generate value to WTW shareholders in excess of the value from the proposed transaction;

•

the WTW Board’s knowledge of the current and expected state of the insurance, actuarial and benefits consulting industries, in light of the regulatory, financial and competitive challenges facing industry participants, as well as the financial condition of the US and global economies in general, and the expectation that the combined company would be better able to succeed if the expected benefits of the transaction were fully realized;

Opinion of Financial Advisor

•

the opinion of Goldman Sachs for the benefit of the WTW Board that, as of the date of the opinion and based upon and subject to the assumptions and limitations set forth therein, the consideration to be paid to holders of WTW Shares (other than Aon and its affiliates) in the proposed transaction was fair, from a financial point of view, to such WTW shareholders, together with the financial analyses presented by Goldman Sachs to the WTW Board in connection with the delivery of the opinion, as further described in the section entitled “The Transaction—Opinion of Goldman Sachs” beginning on page [●] of this joint proxy statement;

Likelihood of Completion of the Transaction

•	the likelihood that the transaction will be consummated and the anticipated timing of closing, based on, among other things:

•	the closing conditions to the transaction;

•

the commitment made by Aon to cooperate and use reasonable best efforts to obtain antitrust and other regulatory clearances, including agreeing to divest assets and/or agree to other remedies (if necessary) to the extent provided in the Business Combination Agreement, as discussed further in the section entitled “The Business Combination Agreement—Regulatory Matters” beginning on page [●] of this joint proxy statement;

•

the WTW Board’s overall view that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the representations, warranties, covenants, closing conditions and termination provisions are comprehensive and favorable to completing the proposed transaction;

Terms of the Business Combination Agreement and Expenses Reimbursement Agreement

•	the terms and conditions of the Business Combination Agreement and the Expenses Reimbursement Agreement and the course of negotiations of such agreements, including, among other things:

•

the ability of WTW, subject to certain conditions, to provide information to and to engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal, as further described in the section entitled “The Business Combination Agreement—Covenants and Agreements—No Solicitation by Aon or WTW” beginning on page [●] of this joint proxy statement;

•

the ability of the WTW Board, under certain circumstances, to change its recommendation to WTW shareholders concerning the scheme, as further described in the section entitled “The Business Combination Agreement—Covenants and Agreements—Change of Recommendation” beginning on page [●] of this joint proxy statement, and the need for WTW shareholders to approve the transaction at both the WTW Court Meeting and the WTW EGM in order for closing to occur;

•

the WTW Board’s belief that the expenses reimbursement payment to be made to Aon upon termination of the Business Combination Agreement under specified circumstances, which is capped at $300,400,000 and is further described in the section entitled “Expenses Reimbursement Agreement” beginning on page [●] of this joint proxy statement, is reasonable, customary and not likely to significantly deter another party from making a superior acquisition proposal;

•

the prohibition in the Business Combination Agreement on Aon seeking a superior proposal and the requirement, as further described in the section entitled “Expenses Reimbursement Agreement” beginning on page [●] of this joint proxy statement, that Aon reimburse certain of WTW’s expenses (up to a cap of $300,400,000) upon termination of the Business Combination Agreement under specified circumstances;

•

the obligation of Aon to pay WTW a reverse termination fee of $1,000,000,000 upon termination of the Business Combination Agreement under specified circumstances, as further described in the section entitled “The Business Combination Agreement—Reverse Termination Payment” beginning on page [●] of this joint proxy statement;

•

the governance arrangements contained in the Business Combination Agreement, which provide that, at the effective time, four members of WTW’s Board (including the Chief Executive Officer of WTW) will be appointed to Aon’s Board and the Chief Executive Officer of WTW will become Executive Chairman of Aon with a focus on growth and innovation, and the WTW Board’s belief that these members could enhance the likelihood of obtaining the strategic benefits expected from the transaction and enhance the benefits that WTW could bring to the combined company;

•

the ability of WTW to declare and pay a regular quarterly cash dividend, subject to the limitations set forth in the Business Combination Agreement, as further described in the section entitled “The Business Combination Agreement—Covenants and Agreements—Conduct of Business Pending the Completion” beginning on page [●] of this joint proxy statement;

•	the degree of mutuality and symmetry of representations, warranties, obligations and rights of Aon and WTW in the Business Combination Agreement;

•

the fact that no effects resulting or arising from any global health conditions, including any epidemic, pandemic or disease outbreak (including COVID-19) can be deemed to constitute a material adverse effect (or be taken into account when determining whether a material adverse effect has occurred or is reasonably likely to occur) under the Business Combination Agreement, as further described in the section entitled “The Business Combination Agreement—Representations and Warranties” beginning on page [●] of this joint proxy statement;

•	the fact that WTW has the right to specifically enforce Aon’s obligations under the Business Combination Agreement; and

•

the fact that the WTW Board consulted with WTW management and WTW’s financial advisor and outside legal advisors in evaluating and negotiating the terms of the Business Combination Agreement and Expenses Reimbursement Agreement.

The WTW Board also considered a variety of uncertainties, risks and other countervailing factors, including the following (not necessarily in order of relative importance):

Fluctuations in Share Price and Value

•

that the fixed exchange ratio will not be adjusted to compensate for changes in the price of WTW Shares or Aon Shares prior to the consummation of the transaction, and the terms of the Business Combination Agreement do not include termination rights triggered by a decrease in the value of Aon relative to the value of WTW (although the WTW Board determined that the exchange ratio was appropriate and the risks acceptable in view of the relative intrinsic values and financial performance of WTW and Aon);

•

the risk of adverse events, including outcomes of pending, threatened or potential litigation or government investigations with respect to Aon, and the possibility that such events, including an adverse judgment for monetary damages or equitable or other restrictions, could materially and adversely affect the business, operations or financial condition of Aon (which may not entitle WTW to terminate the Business Combination Agreement), or of the combined company;

•

the risk that the potential benefits, savings and synergies of the transaction may not be fully or partially achieved, may not be achieved within the expected timeframe or may be more expensive to achieve than expected;

•	the risk that regulatory agencies provide approvals subject to conditions that adversely affect the business and financial results of the combined company;

•	the fact that WTW shareholders are not entitled to appraisal rights in connection with the transaction;

Limitations on WTW’s Business Pending Closing of the Transaction

•	the restrictions on the conduct of WTW’s business during the pendency of the transaction, which may delay or prevent WTW from undertaking business opportunities that may arise or may negatively affect

WTW’s ability to attract and retain key clients and personnel, as further described in the section entitled “The Business Combination Agreement—Covenants and Agreements” beginning on page [●] of this joint proxy statement;

•

the terms of the Business Combination Agreement that restrict WTW’s ability to solicit alternative business combination transactions and to provide confidential due diligence information to, or engage in discussions with, a third party interested in pursuing an alternative business combination transaction, as further discussed in the section entitled “The Business Combination Agreement—Covenants and Agreements—No Solicitation by Aon or WTW” beginning on page [●] of this joint proxy statement;

•	the inability to terminate the Business Combination Agreement to accept a superior proposal, if one were made;

Possible Disruption of WTW’s Business

•	the potential for diversion of management attention, employee attrition and adverse effects of the announcement and pendency of the transaction on customers and business relationships;

Risks of Delays or Non-Completion

•

the risk that Aon shareholders might fail to approve the issuance of Aon Shares in connection with the transaction and/or WTW shareholders fail to approve the transaction or any of the required resolutions;

•

the risk that regulatory agencies may not provide the required antitrust clearances or required regulatory clearances on a timely basis or at all, or that antitrust regulators may subject their approvals to conditions in excess of those that Aon is required, pursuant to the Business Combination Agreement, to agree to;

•

the amount of time it could take to complete the transaction, including the fact that completion of the transaction depends on factors outside of WTW’s control, and that there can be no assurance that the conditions to the transaction will be satisfied even if the scheme is approved by WTW shareholders and Aon shareholders;

•

the possibility of non-consummation of the transaction and the potential consequences of non-consummation, including the potential negative impacts on WTW, its business and the trading price of the WTW Shares and the risk that the expenses reimbursement payment that Aon would be required to pay to WTW under certain circumstances would be insufficient to compensate WTW for the time, expenses and disruption incurred in connection with the contemplated transaction;

•

the requirement under the Expenses Reimbursement Agreement that WTW reimburse Aon for certain expenses (up to a cap of $300,400,000) if the Business Combination Agreement is terminated under specified circumstances;

Uncertainties Following Completion

•

the difficulty and costs inherent in integrating diverse, global businesses and the risk that the cost savings, synergies and other benefits expected to be obtained as a result of the transaction might not be fully or timely realized or that they may be more expensive to achieve than expected;

Other Risks

•	the fact that WTW would no longer be an independent publicly-traded company whose strategic direction was decided by a board of directors chosen by WTW’s shareholders.

•

the possibility that the expenses reimbursement payment of up to $300,400,000, or the inability of WTW to terminate the Business Combination Agreement to accept a superior proposal could potentially deter a potential acquiror from proposing an alternative transaction that would provide greater value to WTW shareholders than the proposed transaction;

•

the fact that WTW’s directors and executive officers may have interests in the transaction that are different from, or in addition to, those of WTW shareholders generally, including that certain of WTW’s directors will serve as directors on the Aon Board following the transaction (and Mr. Haley will serve as the Executive Chairman of Aon, focusing on growth and innovation) and certain interests arising from the employment and compensation arrangements and the manner in which they would be affected by the transaction, as further described in the section entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction” beginning on page [●] of this joint proxy statement; and

•

the risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages [●] and [●] of this joint proxy statement, respectively.

The WTW Board concluded that the uncertainties, risks and potentially negative factors relevant to the transaction were outweighed by the potential benefits that it expected WTW and its shareholders would achieve as a result of the transaction.

In considering the recommendation of the WTW Board, you should be aware that certain directors and officers of WTW have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. See the section entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction” beginning on page [●] of this joint proxy statement.

This discussion of the information and factors considered by the WTW Board includes the principal positive and negative factors considered by the WTW Board, but is not intended to be exhaustive and may not include all of the factors considered by the WTW Board. In view of the wide variety of factors considered in connection with its evaluation of the transaction, and the complexity of these matters, the WTW Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the transaction and to make its recommendations to the WTW shareholders. Rather, the WTW Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the WTW Board may have given differing weights to different factors. The explanation of the WTW Board’s reasons for the transaction and all other information presented in this section is forward-looking in nature and therefore should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [●] of this joint proxy statement.

For the reasons set forth above and such other factors considered by the WTW Board, the WTW Board determined that the Business Combination Agreement and the transactions contemplated thereby are advisable and in the best interests of WTW and its shareholders and has approved the Business Combination Agreement and the transactions contemplated thereby and recommends that WTW shareholders vote “FOR” the scheme at the WTW Court Meeting, “FOR” the scheme at the WTW EGM, “FOR” the amendment of the WTW Constitution so that any WTW Shares that are issued on or after the WTW Voting Record Time will either be subject to the terms of the scheme or will be immediately and automatically acquired by Aon for the scheme consideration, “FOR” the WTW transaction-related compensation proposal and “FOR” the proposal to approve any motion by the Chairperson to adjourn the WTW EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the WTW EGM to approve the scheme or the other resolutions, other than the WTW transaction-related compensation proposal.

Opinion of Credit Suisse

On March 8, 2020, Credit Suisse rendered its oral opinion to the Aon Board (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated as of the same date) to the effect that, as of March 8, 2020, and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse and referred to in such opinion, the exchange ratio set forth in the Business Combination Agreement was fair, from a financial point of view, to Aon. On April 1, 2020, Aon completed its previously announced cancellation scheme of arrangement, pursuant to which Aon Ireland became the public parent company of Aon UK and the all of the members of the board of directors of Aon UK became members of the board of directors of Aon Ireland.

Credit Suisse’s opinion was directed to the Aon Board, and only addressed the fairness, from a financial point of view, to Aon of the exchange ratio set forth in the Business Combination Agreement and did not address any other aspect or implication of the transaction. The summary of Credit Suisse’s opinion in this joint proxy statement is qualified in its entirety by reference to the full text of its written opinion, a copy of which is attached as Annex F to this joint proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in connection with the preparation of its opinion. However, neither Credit Suisse’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement is intended to be, and they do not constitute, advice or a recommendation to any security holder as to how such holder should vote or act with respect to any matter relating to the transaction.

In arriving at its opinion, Credit Suisse:

•

reviewed (i) a draft, dated March 7, 2020, of the Business Combination Agreement, (ii) a draft, dated March 8, 2020, of the Expenses Reimbursement Agreement, and (iii) a draft, dated March 8, 2020, of the Rule 2.5 Announcement;

•	reviewed certain publicly available business and financial information relating to Aon and WTW;

•

reviewed certain other information relating to Aon and WTW, including (i) financial forecasts relating to WTW for the fiscal years ending December 31, 2020 through 2025 prepared and provided to Credit Suisse by Aon management, referred to as the “Aon Projections for WTW,” (ii) financial forecasts relating to WTW for the fiscal years ending December 31, 2020 through 2025 prepared and provided to Credit Suisse and Aon by WTW management, referred to as the “WTW Standalone Projections,” and (iii) financial forecasts relating to Aon for the fiscal years ending December 31, 2020 through 2025 prepared and provided to Credit Suisse by Aon management, referred to as the “Aon Standalone Projections”;

•	discussed the businesses and prospects of Aon and WTW with Aon management and WTW management and certain of their respective representatives;

•

reviewed estimates prepared and provided to Credit Suisse by Aon management with respect to the cost savings, net of costs necessary to achieve such cost savings and other transaction-related costs, anticipated by Aon’s management to result from the transaction, which are referred to in this joint proxy statement as the “Estimated Synergies.” For more information, see the Combination Benefit Statement, a copy of which is attached as Annex G to this joint proxy statement and incorporated by reference herein;

•

considered certain financial and stock market data of Aon and WTW, and compared that data with similar data for other companies with publicly traded equity securities in businesses Credit Suisse deemed similar to those of Aon and WTW;

•	considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which had been effected; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.

In connection with its review, Credit Suisse did not independently verify any of the foregoing information, and, with the consent of the Aon Board, Credit Suisse assumed and relied upon such information being complete and accurate in all respects material to its analyses and opinion. With respect to the Aon Projections for WTW and the Aon Standalone Projections, Credit Suisse was advised by Aon management, and Credit Suisse assumed with the consent of the Aon Board, that such forecasts had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of Aon management as to the future financial performance of Aon and WTW, respectively. With respect to the Estimated Synergies, Credit Suisse had been advised by Aon management, and Credit Suisse assumed with the consent of the Aon Board, that they had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of Aon management as to the cost savings, net of costs necessary to achieve such cost savings and other transaction-related costs, anticipated by Aon management to result from the transaction, and that the Estimated Synergies will be realized in the amounts and the time periods indicated thereby. At the direction of the Aon Board, Credit Suisse relied upon the Aon Projections for WTW, the Aon Standalone Projections, and the Estimated Synergies for purposes of its analyses and opinion. Credit Suisse expressed no view or opinion with respect to the Aon Projections for WTW, the Aon Standalone Projections, the WTW Standalone Projections or the Estimated Synergies, or the assumptions and methodologies upon which any of the foregoing were based.

For purposes of its analyses and opinion, Credit Suisse was advised and Credit Suisse assumed, the transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. With the consent of the Aon Board, Credit Suisse assumed that, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the transaction, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on WTW, Aon or the contemplated benefits of the transaction that would be material to Credit Suisse’s analysis or opinion and that the transaction and related transactions will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Business Combination Agreement, Expenses Reimbursement Agreement and the Rule 2.5 Announcement without waiver, modification or amendment of any term, condition or agreement thereof that would be material to Credit Suisse’s analyses or opinion. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Aon or WTW, nor was Credit Suisse furnished with any such evaluations or appraisals. With the consent of the Aon Board, Credit Suisse further assumed that the final forms of the Business Combination Agreement, Expenses Reimbursement Agreement and the Rule 2.5 Announcement, when executed by the parties thereto, would conform to the drafts reviewed by Credit Suisse in all respects material to its analyses and opinion.

Credit Suisse noted that Aon UK intends to become a wholly-owned subsidiary of Aon Ireland pursuant to the Aon reorganization. With the consent of the Aon Board, Credit Suisse assumed that such reorganization would not have any impact that is material to Credit Suisse’s analyses or opinion.

Credit Suisse’s opinion addressed only the fairness, from a financial point of view, to Aon of the exchange ratio set forth in the Business Combination Agreement and did not address any other aspect or implication of the transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the transaction and the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received or otherwise payable to any officers, directors, employees, security holders or affiliates of any party to the transaction, or class of such persons, relative to the exchange ratio or otherwise. Furthermore, Credit Suisse did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, intellectual property, tax, environmental, executive compensation or other similar professional advice. Credit Suisse assumed that Aon had or would obtain such advice or opinions from the appropriate professional sources. The issuance of Credit Suisse’s opinion was approved by Credit Suisse’s authorized internal committee.

Credit Suisse’s opinion was necessarily based upon information made available to Credit Suisse as of the date of its opinion and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. As the Aon Board was aware, the credit, financial and stock markets had been experiencing unusual volatility and Credit Suisse expressed no opinion or view as to any potential effects of such volatility on Aon, WTW or the transaction. Credit Suisse did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Credit Suisse’s attention after the date of its opinion. Credit Suisse did not express any opinion as to what the value of the Aon Shares actually would be when issued to the holders of WTW Shares pursuant to the transaction or the price or ranges of prices at which Aon Shares or WTW Shares may be purchased or sold at any time. Credit Suisse’s opinion did not address the relative merits of the transaction as compared to alternative transactions or strategies that might be available to Aon, nor did it address the underlying business decision of the Aon Board or Aon to proceed with or effect the transaction.

Credit Suisse’s opinion and analyses were for the information of the Aon Board (in its capacity as such) in connection with its consideration of the transaction and were among many factors considered by the Aon Board in evaluating the transaction. Credit Suisse’s opinion did not constitute a recommendation to the Aon Board with respect to the transaction or advice or any recommendation to any security holder of Aon or WTW as to how such holder should vote or act on any matter relating to the transaction. Neither Credit Suisse’s opinion nor its analyses were determinative of the exchange ratio or of the views of the Aon Board with respect to the transaction.

In preparing its opinion to the Aon Board, Credit Suisse performed a variety of analyses, including those described below. The summary of Credit Suisse’s financial analyses is not a complete description of the analyses underlying Credit Suisse’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Credit Suisse’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, Credit Suisse considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Credit Suisse’s analyses for comparative purposes is identical to Aon, WTW or the transaction. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The implied valuation reference ranges indicated by Credit Suisse’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Aon and Credit Suisse. Much of the information used in, and accordingly the results of, Credit Suisse’s analyses are inherently subject to substantial uncertainty.

Financial Analyses

The following is a summary of the material financial analyses performed by Credit Suisse in connection with the preparation of Credit Suisse’s opinion rendered to the Aon Board on March 8, 2020. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Credit Suisse’s analyses.

For purposes of its analyses, Credit Suisse reviewed a number of financial metrics including:

•

enterprise value, which is generally the value as of a specified date of the relevant company’s outstanding common stock (taking into account its outstanding options using the treasury stock method and other securities exercisable, convertible or exchangeable for its common stock) plus the value as of such date of its net debt (the value of its outstanding indebtedness less the amount of cash and cash equivalents on its balance sheet) and noncontrolling interests and, in the case of WTW, the cash-settled liability of WTW’s phantom restricted share units;

•

adjusted EBITDA, which is generally the amount, for a specified period, of the relevant company’s earnings before interest, taxes, depreciation and amortization, adjusted to exclude, as applicable, certain non-recurring items and non-cash pension income, which, for Aon, is described in the section entitled “—Aon Forward-Looking Financial Information” beginning on page [●] of this joint proxy statement, and for WTW, is described in the section entitled “—WTW Forward-Looking Financial Information” beginning on page [●] of this joint proxy statement; and

•

adjusted EPS, which is generally the amount, for a specified period, of the relevant company’s earnings attributable to such company’s shareholders per weighted average shares outstanding (taking into account its options and other outstanding dilutive securities), adjusted to exclude, as applicable, certain after-tax impacts of non-recurring items and amortization of intangibles, which, for Aon, was included in the Aon Standalone Projections, and for WTW, was included in the Aon Projections for WTW.

Selected Public Companies Analyses

Credit Suisse considered certain financial data for Aon and WTW, as well as Marsh & McLennan Companies, Arthur J. Gallagher & Co. and Brown & Brown, Inc., three companies with publicly traded equity securities Credit Suisse deemed similar to Aon and WTW in one or more respects. For purposes of the selected public companies analyses, Credit Suisse used the prices of their common stock as of March 6, 2020. The financial data for the selected public companies reviewed included:

•	enterprise value as a multiple of estimated adjusted EBITDA for the calendar year ending December 31, 2020, referred to as the “CY 2020E Adj. EBITDA”;

•	enterprise value as a multiple of estimated adjusted EBITDA for the calendar year ending December 31, 2021, referred to as the “CY 2021E Adj. EBITDA”;

•	per share stock price as a multiple of estimated adjusted EPS for the calendar year ending December 31, 2020, referred to as the “CY 2020E Adj. EPS”; and

•	per share stock price as a multiple of estimated adjusted EPS for the calendar year ending December 31, 2021, referred to as the “CY 2021E Adj. EPS.”

The trading multiples shown below for the selected public companies, including Aon and WTW, were calculated using publicly available research analyst estimates for the calendar years ending December 31, 2020 and 2021:

Selected Public Companies	Enterprise Value / CY 2020E Adj. EBITDA	Enterprise Value / CY 2021E Adj. EBITDA	Stock Price / CY 2020E Adj. EPS	Stock Price / CY 2021E Adj. EPS
Aon	16.4x	15.2x	20.6x	18.5x
WTW	13.7x	12.8x	16.6x	15.2x
Marsh & McLennan Companies	14.8x	13.8x	18.9x	17.2x
Arthur J. Gallagher & Co.	15.1x	13.4x	16.6x	15.6x
Brown & Brown, Inc.	17.9x	16.8x	24.5x	22.8x

Credit Suisse then applied a selected range of multiples to corresponding financial data for Aon and WTW based on the Aon Projections for WTW and the Aon Standalone Projections, as applicable.

Selected Public Companies Analysis—WTW

With respect to WTW, the financial data for the selected public companies reviewed included enterprise value as a multiple of CY 2020E Adj. EBITDA, enterprise value as a multiple of CY 2021E Adj. EBITDA, per share stock price as a multiple of CY 2020E Adj. EPS, and per share stock price as a multiple of CY 2021E Adj. EPS.

The mean and median multiples of the foregoing financial data for the selected public companies (excluding WTW) based on publicly available research analyst estimates for the calendar years ending December 31, 2020 and 2021 were:

Metric	Mean	Median
Enterprise Value /	16.0x	15.8x
CY 2020E Adj. EBITDA
Enterprise Value /	14.8x	14.5x
CY 2021E Adj. EBITDA
Stock Price /	20.2x	19.8x
CY 2020E Adj. EPS
Stock Price /	18.5x	17.8x
CY 2021E Adj. EPS

Taking into account the results of the selected public companies analysis, Credit Suisse applied multiple ranges of (i) 13.0x to 15.0x to WTW’s CY 2020E Adj. EBITDA, (ii) 12.0x to 14.0x to WTW’s CY 2021E Adj. EBITDA, (iii) 15.5x to 18.5x to WTW’s CY 2020E Adj. EPS and (iv) 14.0x to 17.0x to WTW’s CY 2021E Adj. EPS, in each case as set forth in the Aon Projections for WTW. The selected public companies analysis indicated an implied value reference range per WTW Share of $184.45 to $223.98.

Selected Public Companies Analysis—Aon

With respect to Aon, the financial data for the selected public companies reviewed included enterprise value as a multiple of CY 2020E Adj. EBITDA, enterprise value as a multiple of CY 2021E Adj. EBITDA, per share stock price as a multiple of CY 2020E Adj. EPS, and per share stock price as a multiple of CY 2021E Adj. EPS.

The mean and median multiples of the foregoing financial data for the selected public companies (excluding Aon) based on publicly available research analyst estimates for the calendar years ending December 31, 2020 and 2021 were:

Metric	Mean	Median
Enterprise Value /	15.4x	15.0x
CY 2020E Adj. EBITDA
Enterprise Value /	14.2x	13.6x
CY 2021E Adj. EBITDA
Stock Price /	19.2x	17.8x
CY 2020E Adj. EPS
Stock Price /	17.7x	16.4x
CY 2021E Adj. EPS

Taking into account the results of the selected public companies analysis, Credit Suisse applied multiple ranges of (i) 15.5x to 17.5x to Aon’s CY 2020E Adj. EBITDA, (ii) 14.0x to 16.0x to Aon’s CY 2021E Adj.

EBITDA, (iii) 19.0x to 22.0x to Aon’s CY 2020E Adj. EPS and (iv) 17.5x to 20.5x to Aon’s CY 2021E Adj. EPS, in each case as set forth in the Aon Standalone Projections. The selected public companies analysis indicated an implied value reference range per Aon Share of $198.29 to $238.35.

Selected Precedent Transactions Analysis

Credit Suisse reviewed publicly available financial information of certain selected transactions in the insurance services industry which Credit Suisse in its professional judgment considered generally relevant for comparative purposes in connection with the transaction, referred to as the selected precedent transactions.

Credit Suisse reviewed and compared, among other things, enterprise values, calculated as the purchase prices paid for the target companies in the selected precedent transactions plus debt and non-controlling interests less cash and cash equivalents, as multiples of such target companies’ latest 12-month adjusted EBITDA, referred to as the “adjusted EBITDA multiple.”

The following list sets forth the selected transactions that were reviewed in connection with this analysis:

Date	Acquiror	Target	Adjusted EBITDA Multiple
9/18/2018	Marsh & McLennan Companies	Jardine Lloyd Thompson Group plc	17.6x
6/30/2015	Willis Group Holdings Public Limited Company	Towers Watson & Co.	13.7x
7/12/2010	Aon Corporation	Hewitt Associates, Inc.	7.9x

The overall low to high adjusted EBITDA multiples observed for the selected precedent transactions were 7.9x to 17.6x, with a mean of 13.0x and a median of 13.7x.

Credit Suisse then applied a selected range of adjusted EBITDA multiples of 16.5x to 18.5x derived from the selected precedent transactions to the adjusted EBITDA for the calendar year ended December 31, 2019 of WTW. Financial data of the selected precedent transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of WTW were based on information provided by Aon management. The selected precedent transactions analysis indicated an implied value reference range per WTW Share of $226.49 to $258.45.

Discounted Cash Flow Analyses

Unlevered Discounted Cash Flow Analysis—WTW

Credit Suisse performed a discounted cash flow analysis with respect to WTW to estimate the net present value of the projected after-tax unlevered free cash flows of WTW on a standalone basis, based on the Aon Projections for WTW. For purposes of the discounted after-tax unlevered cash flow analysis with respect to WTW, Credit Suisse applied a range of terminal value multiples of 13.0x to 15.0x to Aon’s estimate of WTW’s calendar year ending December 31, 2025 adjusted EBITDA and discount rates (selected based on Credit Suisse’s experience and professional judgment) ranging from 6.00% to 7.75%. The discounted after-tax unlevered cash flow analysis indicated an implied value reference range per WTW Share on a standalone basis of $223.75 to $279.99.

Unlevered Discounted Cash Flow Analysis—Aon

Credit Suisse performed a discounted cash flow analysis with respect to Aon to estimate the net present value of the projected after-tax unlevered free cash flows of Aon on a standalone basis, based on the Aon Standalone Projections. For purposes of the discounted after-tax unlevered cash flow analysis with respect to Aon, Credit Suisse applied a range of terminal value multiples of 15.5x to 17.5x to Aon’s estimate of Aon’s calendar year ending December 31, 2025 adjusted EBITDA and discount rates (selected based on Credit Suisse’s experience and professional judgment) ranging from 6.00% to 7.75%. The discounted after-tax unlevered cash flow analysis indicated an implied value reference range per Aon Share on a standalone basis of $246.62 to $300.25.

Implied Exchange Ratio Analysis

Credit Suisse performed an exchange ratio analysis in which Credit Suisse calculated implied exchange ratio reference ranges from the results of the various analyses relating to Aon and WTW described above. The low-ends of the implied exchange ratio reference were calculated by dividing the low-end of the implied equity value per share reference ranges derived for WTW as described above under the WTW selected public companies analysis, WTW selected precedent transactions analysis and WTW unlevered discounted cash flow analysis by the high-end of the implied equity value per share reference ranges derived for Aon as described above under the Aon selected public companies analysis, Aon selected public companies analysis, and Aon unlevered discounted cash flow analysis, respectively. The high-ends of the implied exchange ratio reference ranges were calculated by dividing the high-end of the implied equity value per share reference ranges derived for WTW as described above under the WTW selected public companies analysis, WTW selected precedent transactions analysis and WTW unlevered discounted cash flow analysis by the low-end of the implied equity value per share reference ranges derived for Aon as described above under the Aon selected public companies analysis, Aon selected public companies analysis and Aon unlevered discounted cash flow analysis, respectively. This analysis resulted in the following implied exchange ratio reference ranges, as compared to the exchange ratio of 1.080x provided for in the transaction:

Implied Exchange Ratio
Selected Public Companies Analyses	0.774x – 1.130x
Selected Precedent Transactions Analysis (WTW) and Selected Public Companies Analysis (Aon)	0.950x – 1.303x
Discounted Cash Flow Analyses	0.745x – 1.135x

Pro Forma Discounted Cash Flow Analysis

Credit Suisse performed a discounted cash flow analysis with respect to Aon on a pro forma basis after giving effect to the consummation of the transaction to estimate the net present value of the projected after-tax unlevered free cash flows of Aon after giving effect to the transaction based on the Aon Projections for WTW, the Aon Standalone Projections and the Estimated Synergies. For purposes of the pro forma discounted after-tax unlevered cash flow analysis, Credit Suisse applied a range of illustrative blended terminal value multiples of 14.6x to 16.6x to Aon’s estimate of Aon’s calendar year ending December 31, 2025 adjusted EBITDA on a pro forma basis after giving effect to the transaction and discount rates (selected based on Credit Suisse’s experience and professional judgment) ranging from 6.00% to 7.75%. The pro forma discounted after-tax unlevered cash flow analysis indicated an implied value reference range per Aon Share on a pro forma basis after giving effect to the transaction of $255.41 to $314.00, as compared to the implied value reference range per Aon Share on a standalone basis indicated by the discounted cash flow analysis for Aon described above of $246.62 to $300.25.

Other Information

Credit Suisse also observed certain additional factors that were not considered part of Credit Suisse’s financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•

historical closing prices during the 52-week period ended March 6, 2020 for Aon Shares and WTW Shares, which ranged from approximately $160.29 to $238.19 per share and $166.13 to $220.97 per share, respectively;

•

share price targets for Aon and WTW in recently published, publicly available Wall Street research analyst reports, which ranged from approximately $186.00 to $265.00 per share and $189.00 to $250.00 per share, respectively; and

•

historical implied at-market exchange ratios for Aon and WTW derived by dividing the closing share price and the 5-day, 20-day, 30-day and 90-day volume weighted average price (VWAP) of WTW Shares as of March 6, 2020 by the equivalent metric for Aon, which were 0.930x, 0.922x, 0.913x, 0.928x and 0.952x, respectively, as well as taking the average of daily exchange ratios implied by the closing share prices of Aon and WTW over a one year and three year period ended March 6, 2020, which were 0.988x and 1.040x, respectively.

Other Matters

Aon retained Credit Suisse as its financial advisor in connection with the transaction based on Credit Suisse’s qualifications, experience and reputation as an internationally recognized investment banking and financial advisory firm. Credit Suisse will become entitled to receive a transaction fee of $35 million, $5 million of which became payable upon the rendering of Credit Suisse’s opinion and the balance of which will become payable upon the closing of the transaction. In addition, Aon has agreed to reimburse Credit Suisse for certain of its expenses and indemnify Credit Suisse and certain related persons and entities for certain liabilities and other items arising out of or related to its engagement.

Credit Suisse and its affiliates in the past provided and currently are providing investment banking and other financial advice and services to Aon and its affiliates for which advice and services Credit Suisse and its affiliates have received or expect to receive compensation, including among other things, during the past two years, having been and continuing to be a lender under Aon’s revolving credit facility expiring in February 2022 and having acted as a joint book-running manager on an offering of debt securities by an affiliate of Aon in April 2019. Credit Suisse and its affiliates may in the future provide investment banking and other financial advice and services to Aon and WTW and their respective affiliates for which advice and services Credit Suisse and its affiliates would expect to receive compensation. In the two-year period prior to the date of the opinion, Credit Suisse has been paid aggregate fees of approximately $1 million by Aon and its subsidiaries for investment banking services unrelated to its engagement in connection with the transaction. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial advice and services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of WTW, Aon and any other company that may be involved in the transaction, as well as provide investment banking and other financial advice and services to such companies and their affiliates.

Opinion of Goldman Sachs

At a meeting of the WTW Board, Goldman Sachs rendered to the WTW Board its oral opinion, subsequently confirmed in writing, to the effect that, as of March 9, 2020 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the Business Combination Agreement was fair from a financial point of view to the holders (other than Aon and its affiliates (including Aon Ireland)) of WTW Shares.

A copy of the full text of the written opinion of Goldman Sachs, dated March 9, 2020, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this joint proxy statement. The summary of Goldman Sachs’ opinion contained in this joint proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the WTW Board in connection with its consideration of the transaction. Goldman Sachs’ opinion is not a recommendation as to how any WTW Shareholder should vote with respect to the transaction, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Business Combination Agreement;

•	the Rule 2.5 Announcement and the Expenses Reimbursement Agreement;

•	annual reports to shareholders and Annual Reports on Form 10-K of WTW (including predecessor companies) and Aon for each of the five fiscal years ended December 31, 2019;

•

the registration statement on Form S-4, including the prospectus contained therein, dated August 27, 2015 relating to the merger of Willis Group Holdings Public Limited Company and Towers Watson & Co.;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Aon and WTW;

•	certain other communications from Aon and WTW to their respective shareholders;

•	certain publicly available research analyst reports for Aon and WTW;

•

the WTW Standalone Projections, which are summarized in the section entitled “The Transaction—WTW Forward-Looking Financial Information” beginning on page [●] of this joint proxy statement and which include certain internal financial analyses and forecasts for WTW on a standalone basis prepared by its management, and the Aon Standalone Projections, which are summarized in the section entitled “—Aon Forward-Looking Financial Information” beginning on page [●] of this joint proxy statement for Aon on a standalone basis prepared by its management, and certain pro forma unaudited prospective financial information, which is described in the section entitled “—WTW Forward-Looking Financial Information” beginning on page [●] of this joint proxy statement, in each case, as approved for Goldman Sachs’ use by WTW management, referred to as the “Projections,” including the Estimated Synergies. For more information on the Estimated Synergies, see the Combination Benefit Statement, a copy of which is attached as Annex G to this joint proxy statement and which includes certain operating synergies projected by Aon management to result from the transaction, as approved for Goldman Sachs’ use by WTW management.

Goldman Sachs also: held discussions with members of Aon senior management and WTW senior management regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, financial condition and future prospects of Aon and WTW; reviewed the reported price and trading activity for the WTW Shares and the Aon Shares; compared certain financial and stock market information for Aon and WTW with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the insurance industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with WTW’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with WTW’s consent that the Projections, including the Estimated Synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of WTW management. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Aon or WTW or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs is not an actuarial firm and its services did not include any actuarial determination or evaluation or any attempt to evaluate actuarial assumptions, and Goldman Sachs relied on WTW’s actuaries with respect to reserve adequacy. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on Aon or WTW or on the expected benefits of the transaction in any way meaningful to Goldman Sachs’ analysis. Goldman

Sachs also assumed that the transaction will be consummated on the terms set forth in the Business Combination Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of WTW to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to WTW, nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to, and did not, solicit, interest from other parties with respect to an acquisition of, or business combination with, WTW or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Aon UK and its affiliates (including Aon Ireland)) of the outstanding WTW Shares, as of the date of the opinion, of the exchange ratio pursuant to the Business Combination Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Business Combination Agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the Business Combination Agreement or entered into or amended in connection with the transaction, including the (i) Expenses Reimbursement Agreement, (ii) the Aon reorganization or (iii) the required assignment to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of WTW, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of WTW, or class of such persons in connection with the transaction, whether relative to the exchange ratio pursuant to the Business Combination Agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which Aon Shares will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Aon or WTW or the transaction, or as to the impact of the transaction on the solvency or viability of Aon or WTW or the ability of Aon or WTW to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the WTW Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 6, 2020, the last completed trading day before the public announcement of the transaction, and is not necessarily indicative of current or future market conditions.

Summary of the Implied Value of Willis Towers Watson Per Ordinary Share Consideration.

Goldman Sachs derived an implied value of the per WTW Share consideration pursuant to the Business Combination Agreement of $231.99, referred to as the “Implied Per Ordinary Share Consideration,” by multiplying the exchange ratio of 1.08 by the closing price per share of Aon Shares on March 6, 2020 of $214.81.

Historical Stock Trading Analysis.

Goldman Sachs analyzed the Implied Per Ordinary Share Consideration of $231.99 in relation to the (i) WTW Share 52-week high and low closing market prices of $220.06 and $169.22, respectively, (ii) the closing market price per WTW Share of $173.05 on March 4, 2019, referred to for purposes of this section as the “undisturbed date,” the last completed trading prior to the publication of press reports by third parties regarding discussions between Aon and WTW regarding a potential transaction, (iii) the closing market price per WTW Share of $201.94 on December 31, 2019 and (iv) the volume weighted average price, referred to as “VWAP,” per WTW Share for the 30-trading day and 90-trading day periods ended March 6, 2020.

This analysis indicated that the Implied Per Ordinary Share Consideration of $231.99 represented:

•	a premium of approximately 5.4% based on the highest closing trading price per WTW Share of $220.06 for the 52-week period ended March 6, 2020;

•	a premium of approximately 16.2% based on the closing price per WTW Share of $199.71 on March 6, 2020;

•	a premium of approximately 34.1% based on the closing price per WTW Share of $173.05 on the undisturbed date;

•	a premium of approximately 12.3% based on the VWAP per WTW Share of $206.66 for the 30-trading day period ended March 6, 2020; and

•	a premium of approximately 15.5% based on the VWAP per WTW Share of $200.80 for the 90-trading day period ended March 6, 2020.

Illustrative Present Value of Future Share Price Analysis.

Goldman Sachs performed an illustrative analysis of the implied present value of the future share price of WTW on a standalone basis, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future financial multiples and the dividends per share forecasted to be paid through each year. For this analysis, Goldman Sachs used the Projections for each of the fiscal years 2020 to 2023. Goldman Sachs first calculated the implied standalone values per WTW Share as of March 6, 2020 for each of the fiscal years 2020 to 2022, by applying price to next 12 months, referred to as “NTM,” estimated cash earnings per share multiples of 15.5x to 17.5x to estimates of NTM earnings per ordinary share for the years 2020 to 2022. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the current Cash P/E multiples for WTW. Goldman Sachs then discounted such amounts to present value as of March 6, 2020, using an illustrative discount rate of 5.7%, reflecting an estimate of WTW’s cost of equity. Goldman Sachs then added to such amounts the cumulative present value (as of March 6, 2020) of future dividends per WTW Share projected by the Projections to be paid over such period using the same discount rate. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. This analysis resulted in a range of implied present values per WTW Share of $197.17 to $244.78, corresponding to implied exchange ratios of 0.92x to 1.14x, respectively.

Goldman Sachs also performed an illustrative analysis of the implied present value of the scheme consideration per WTW Share based on the theoretical future prices per ordinary share of the combined company and the dividends per share forecasted to be paid through each year. For this analysis, Goldman Sachs used the Projections, including the Estimated Synergies, on a NTM basis for each of the fiscal years 2020 to 2023. Goldman Sachs first calculated the implied values per ordinary share of the combined company for each of the fiscal years 2020 to 2022, by applying price to NTM estimated cash earnings per share multiples of 16.4x to 20.3x to estimates of earnings per ordinary share of the combined company and estimates of dividends per Aon Share, reflecting the dividends per share of the combined company on a NTM basis for each of the fiscal years 2020 to 2022. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the current Cash P/E multiples for Aon and WTW. Goldman Sachs then discounted such amounts to present value as of March 6, 2020, using an illustrative discount rate of 5.7%, reflecting an estimate of the cost of equity for the pro forma company based on WTW’s cost of equity and Aon’s cost of equity. Goldman Sachs then added to such amounts the cumulative present value (as of March 6, 2020) of future dividends per Aon Share projected by median IBES estimates to be paid over such period using the same discount rate. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. Goldman Sachs then multiplied these amounts by the exchange ratio of 1.08x, representing the number of Aon Shares to be received per WTW Share by WTW shareholders pursuant to the Business Combination Agreement. This analysis resulted in a range of implied present values of the scheme consideration per WTW Share of $210.49 to $309.89.

Illustrative Discounted Cash Flow Analysis.

Using the Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on WTW. Using discount rates ranging from 5.5% to 6.5%, reflecting estimates of WTW’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2019 (i) estimates of unlevered free cash flow for WTW for each of the fiscal years 2020 through 2024 as reflected in the Projections and (ii) a range of illustrative terminal values for WTW, which were calculated by applying an enterprise value multiple (EV / Adjusted EBITDA) range of 11.0x to 13.0x to fiscal year 2025 Adjusted EBITDA, which estimated terminal year Adjusted EBITDA was reflected in the Projections. Goldman Sachs derived the range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. The EV / Adjusted EBITDA exit multiple range for WTW was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account the publicly observed NTM EV / Adjusted EBITDA multiples for selected public companies based on the “Selected Companies Analysis” below. Goldman Sachs derived ranges of illustrative enterprise values for WTW by adding the ranges of present values it derived above. Goldman Sachs then subtracted the Net Debt, representing the balances of financial debt, less cash and cash equivalents and after-tax balances of unfunded pension plan and other post-employment benefit plan liabilities and non-controlling interest value, each as reflected in WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, from the range of illustrative enterprise values it derived for WTW to derive a range of illustrative equity values for WTW. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of WTW, as provided by WTW management, to derive a range of illustrative present values per share ranging from $228.09 to $282.06, corresponding to implied exchange ratios of 1.06x to 1.31x, respectively.

Using the Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Aon. Using discount rates ranging from 5.5% to 6.5%, reflecting estimates of Aon’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2019 (i) estimates of unlevered free cash flow for Aon for each of the fiscal years 2020 through 2024 as reflected in the Projections and (ii) a range of illustrative terminal values for Aon, which were calculated by applying an enterprise value multiple (EV / Adjusted EBITDA) range of 15.5x to 17.0x to fiscal year 2025 Adjusted EBITDA, which estimated terminal year Adjusted EBITDA was reflected in the Projections. Goldman Sachs derived the range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. The EV / Adjusted EBITDA exit multiple range for Aon was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account the NTM EV / Adjusted EBITDA multiples for selected public companies based on the “Selected Companies Analysis” below. Goldman Sachs derived ranges of illustrative enterprise values for Aon by adding the ranges of present values it derived above. Goldman Sachs then subtracted the Net Debt balance and non-controlling interest value, each as reflected in Aon’s Annual Report on Form 10-K for the year ended December 31, 2019, from the range of illustrative enterprise values it derived for Aon, to derive a range of illustrative equity values for Aon. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Aon, as provided by Aon management to derive a range of illustrative present values per share ranging from $258.21 to $295.76.

Pro Forma Discounted Cash Flow Analysis and Illustrative Present Value of Aon Shares to be Received by WTW Shareholders in the Business Combination Agreement.

Using the Projections, and taking into account the Estimated Synergies, Goldman Sachs performed an illustrative discounted cash flow analysis on Aon pro forma for the transaction to calculate the implied present value of the Aon Shares to be issued per WTW Share pursuant to the Business Combination Agreement. Using discount rates ranging from 5.5% to 6.5%, reflecting estimates of Aon’s pro forma cost of capital, assuming the transaction was consummated on December 31, 2020, Goldman Sachs discounted to present value as of December 31, 2019 (i) estimates of unlevered free cash flow for Aon pro forma for each of the fiscal years 2020 through 2024 as reflected in the Projections (taking into account the Estimated Synergies) and (ii) a range of illustrative terminal values for Aon pro forma for the transaction, which were calculated by applying an enterprise value multiple range of 13.6x to 15.3x based on the weighted average of WTW and Aon’s range of terminal value EV / Adjusted EBITDA multiples to the estimate of fiscal year 2025 Adjusted EBITDA for Aon pro forma. Goldman Sachs derived ranges of illustrative enterprise values for Aon pro forma by adding the ranges of present values it derived above. Goldman Sachs then subtracted the sum of the standalone Net Debt and non-controlling interest balances for Aon and WTW from the range of illustrative enterprise values it derived for Aon pro forma to derive a range of illustrative equity values for Aon pro forma. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted pro forma Aon Shares. Goldman Sachs then multiplied these amounts by the exchange ratio of 1.08x representing the number of Aon Shares to be received per WTW Share by WTW shareholders pursuant to the Business Combination Agreement. This analysis resulted in a range of implied present values of the scheme consideration per WTW Share of $284.61 to $334.62.

Premia Analysis.

Goldman Sachs reviewed and analyzed the acquisition premia for all-stock acquisition transactions announced during the time period from 2015 through 2019 involving a North American public company as the target where the disclosed enterprise value for the transaction was above $5 billion. For each year of the five-year period, using publicly available information, Goldman Sachs calculated the average of the price paid in the transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. The average premium per year was as follows: (i) 10.5% for 2015; (ii) 5.2% for 2016; (iii) 10.8% for 2017; (iv) 18.3% for 2018; and (v) 25.6% for 2019. This analysis indicated a median premium of 11.6% for all transactions over the five-year period. This analysis also indicated an average premium of 16.4% for all transactions over the five-year period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 15.0% to 25.0% to the closing price per WTW Share of $199.71 on March 6, 2020 and calculated a range of implied equity values per WTW Share of $229.67 to $249.64, corresponding to implied exchange ratios of 1.07x to 1.16x, respectively.

Illustrative Contribution Analysis.

Goldman Sachs reviewed specific historical and estimated future operating and financial information including revenues, Adjusted EBITDA, unlevered free cash flow, levered free cash flow, enterprise value, implied equity value from the mid-points of the Discounted Cash Flow Analysis, market capitalization and number of employees for WTW, Aon and the combined entity resulting from the transaction based on the Projections. Using the Projections, Goldman Sachs also analyzed the relative potential contribution of WTW to these financial metrics for the combined company following consummation of the transaction, before taking into account any of the Estimated Synergies, and adjusting for WTW’s and Aon’s respective capital structures. The following table sets forth the results of this analysis:

WTW Contribution Analysis
Metric	WTW Contribution	Adj. Implied Exchange Ratio	Implied Premium
2019 Revenues	45.4%	1.50x	61.7%
2019 Adjusted EBITDA	41.6%	1.29x	38.4%
2020E Revenues	45.4%	1.51x	62.1%
2020E Adjusted EBITDA	41.2%	1.27x	36.2%
2020E Unlevered Free Cash Flow	37.5%	1.09x	17.0%
2020E Levered Free Cash Flow	38.1%	1.11x	19.8%
Enterprise Value	33.9%	0.93x	0.0%
DCF Equity Value	33.7%	0.92x	(1.0)%
Market Capitalization	33.9%	0.93x	0.0%
Employees	49.1%	1.75x	87.7%

Selected Transactions Analysis.

Goldman Sachs analyzed certain publicly available information relating to the selected transactions listed below announced since 2017 in the (i) insurance brokerage industry and (ii) business services and benefits administration industry:

Insurance Brokerage

Date	Target	Acquiror
September 2018	Jardine Lloyd Thompson Group plc	Marsh & McLennan Companies, Inc.
October 2018	Hays Companies	Brown & Brown, Inc.

Business Services and Benefits Administration

Date	Target	Acquiror
January 2017	CEB Inc.	Gartner, Inc.
August 2017	EAB Global, Inc.	Vista Equity Partners
August 2017	The Advisory Board Company	OptumInsight, Inc.

For each of the selected transactions, Goldman Sachs calculated and compared transaction enterprise value as a multiple of latest 12 months Adjusted EBITDA, as shown below. While none of the companies that participated in the selected transactions are directly comparable to WTW, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of WTW results, market size and product profile.

Precedent Transactions
	Low	High	Median
EV / LTM Adj. EBITDA	13.5x	15.7x	14.0x

Based on the foregoing, Goldman Sachs selected a range of implied multiples of 13.5x to 16.0x, which resulted in a range of implied values per WTW Share of $194.78 to $239.11, corresponding to implied exchange ratios of 0.91x to 1.11x, respectively.

Selected Companies Analysis.

Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples for WTW, Aon and a peer company, Marsh & McLennan Companies, Inc., referred to, together with Aon and WTW, as the “Core Peers.” Although Aon and Marsh & McLennan Companies, Inc. are not directly comparable to WTW, these companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of WTW.

In its analysis, Goldman Sachs calculated and compared various financial multiples and ratios for WTW and each of the Core Peers based on financial data as of March 6, 2020, information it obtained from SEC filings and median IBES estimates. For each of the Core Peers and WTW, Goldman Sachs calculated:

•	calendar year 2020 estimated cash price/earnings ratio, or Cash P/E; and

•	enterprise value as a multiple of calendar year 2020 adjusted estimated earnings before interest, taxes and depreciation and amortization, or Adj. EBITDA from median IBES estimates.

The results of these analyses are summarized as follows:

Price / Cash Earnings Ratio	WTW	Marsh & McLennan Companies, Inc.	Aon
2020E	16.6x	18.9x	20.7x

EV / Adj. EBITDA Ratio	WTW	Marsh & McLennan Companies, Inc.	Aon
2020E	12.3x	14.7x	16.4x

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Aon or WTW or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of providing its opinion to the WTW Board as to the fairness from a financial point of view, as of the date of the opinion, of the exchange ratio to the holders (other than Aon and its affiliates (including Aon Ireland)) of WTW Shares pursuant to the Business Combination Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of WTW, Aon, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The exchange ratio was determined through arm’s-length negotiations between Aon and WTW and was approved by the WTW Board. Goldman Sachs provided advice to WTW during these negotiations. Goldman

Sachs did not, however, recommend any specific exchange ratio to WTW or the WTW Board or that any specific exchange ratio constituted the only appropriate exchange ratio for the transaction.

As described in the section entitled “The Transaction—Recommendation of the WTW Board and WTW’s Reasons for the Transaction” beginning on page [●] of this joint proxy statement, Goldman Sachs’ opinion to the WTW Board was one of many factors taken into consideration by the WTW Board in making its determination to approve the Business Combination Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs, a copy of which is attached as Annex E to this joint proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of WTW, Aon, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Business Combination Agreement. Goldman Sachs acted as financial advisor to WTW in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the Business Combination Agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to WTW and/or its affiliates from time to time. During the two year period ended March 9, 2020, the Investment Banking Division of Goldman Sachs has not been engaged by WTW or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs has also provided certain financial advisory and/or underwriting services to Aon and/or its affiliates from time to time for which Goldman Sachs’ Investment Banking Division has received, and may receive, compensation, including having acted as a book-runner on Aon’s commercial paper program since June 2016. During the two year period ended March 9, 2020, the Investment Banking Division of Goldman Sachs has not been engaged by Aon or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may in the future provide financial advisory and/or underwriting services to the WTW, Aon and their respective affiliates for which Goldman Sachs’ Investment Banking Division may receive compensation.

The WTW Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated March 8, 2020, WTW engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The engagement letter between WTW and Goldman Sachs provides for a transaction fee of $70.0 million, all of which is contingent upon consummation of the transaction. In addition, WTW has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against certain liabilities, that may arise out of Goldman Sachs’ engagement.

Aon and WTW Forward-Looking Financial Information

Prior to approval by the Aon Board and the WTW Board of the transaction and the execution of the Business Combination Agreement, Aon management and WTW management prepared or approved certain forward-looking financial information in connection with the transaction. Except as expressly provided below, the forward-looking financial information prepared or approved by each of the companies is on a standalone basis and is not intended to be added together, and adding together the forward-looking financial information for the two companies would not represent the results the combined company will achieve if the transaction is completed and does not represent forward-looking financial information for the combined company. The following forward-looking financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants

or the generally accepted accounting principles in the United States, referred to as “GAAP,” with respect to forward-looking financial information.

Neither Aon nor WTW as a matter of course makes public projections as to future performance, revenues, earnings or other results of operations beyond, in the case of WTW, certain metrics for the current fiscal year due to, among other reasons, the uncertainty, unpredictability and subjectivity of the applicable underlying assumptions and estimates. Aon and WTW do not disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, Aon and WTW do not endorse the forward-looking financial information described below as a reliable indication of future results. However, for internal purposes and in connection with evaluating the transaction, Aon management and WTW management prepared certain forward-looking financial information, referred to as the “Aon Projections” and the “WTW Standalone Projections,” respectively, and together, the “Projections,” which was made available to the Aon Board and the WTW Board in connection with their consideration and evaluation of the transaction and to their respective financial advisors, Credit Suisse and Goldman Sachs, in connection with their financial analyses and opinion, and as a result, are included in this joint proxy statement.

The inclusion of the Projections in this joint proxy statement should not be regarded as an indication that any of WTW, Aon, or their respective affiliates, advisors or representatives considered the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. This summary of the Projections is not being included in this joint proxy statement to influence your decision whether to vote in favor of any proposal. None of WTW, Aon, or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from the Projections, and none of them undertake any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated, including in respect of the potential impact of the recent COVID-19 outbreak, or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error, in each case, except as may be required under applicable law. While presented with numerical specificity, these Projections were based on numerous variables and assumptions known to Aon and WTW at the time of preparation. These variables and assumptions are inherently uncertain and many are beyond the control of Aon or WTW. Important factors that may affect actual results and cause the Projections to not be achieved include, but are not limited to, risks and uncertainties relating to the businesses of Aon and WTW (including their ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, changes in technology, general business and economic conditions and other factors described or referenced under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages [●] and [●] of this joint proxy statement, respectively. Various assumptions underlying the Projections may prove to not have been, or may no longer be, accurate. The Projections may not be realized, and actual results may be significantly higher or lower than projected in the Projections. The Projections summarized below do not give effect to the transaction. The Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Projections do not take into account any circumstances or events occurring after the date they were prepared, including the closing of the transaction and the potential impact of the recent COVID-19 outbreak on the business, financial condition or results of operations of Aon or WTW. The Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Projections in this joint proxy statement should not be relied on as necessarily predictive of actual future events, and actual results may differ materially (and will differ materially if the transaction and the other transactions contemplated by the Business Combination Agreement are completed) from the Projections. For all of these reasons, the forward-looking financial information described below and the assumptions upon which they are based (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties, and readers of this joint proxy statement are cautioned not to rely on them. As a result, actual results may differ materially from those contained in the Projections and there can be no assurance that any of the Projections will be realized.

Aon Forward-Looking Financial Information

Included in the Aon Projections were certain financial forecasts of Aon’s future financial and operating performance for the fiscal years ending December 31, 2020 through 2025 that were derived from Wall Street analysts’ consensus expectations then available and Aon management extrapolations thereof and based on Aon’s assumptions regarding current and prospective market conditions, which are referred to as the “Aon Standalone Projections.” In addition, for internal purposes and in connection with evaluating the transaction, Aon management prepared certain financial forecasts of WTW’s future financial and operating performance for the fiscal years ending December 31, 2020 through 2025 that were derived from Wall Street analysts’ consensus expectations then available and Aon management extrapolations thereof and based on Aon’s assumptions regarding current and prospective market conditions and its due diligence investigation of WTW, which are referred to as the “Aon Projections for WTW.”

Neither Aon’s independent auditors, Ernst & Young LLP, nor any other independent accountants have audited, reviewed, compiled, examined or performed any procedures with respect to the Aon Projections or have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such information. The independent auditor report of Aon incorporated by reference in this joint proxy statement relates to Aon’s previously issued financial statements. It does not extend to the Aon Projections and should not be read to do so.

In the view of Aon management, the Aon Standalone Projections were prepared on a reasonable basis, consistent with the significant accounting policies contained in Aon’s Current Report on Form 8-K filed with the SEC on April 1, 2020, which is incorporated by reference in this joint proxy statement, and reflected the best then currently available estimates and judgments at the time of its preparation and presented at the time of its preparation, to the best of Aon management’s knowledge and belief, reasonable estimates as to the future financial performance of Aon. The Aon Standalone Projections described in this section “Aon Forward-Looking Financial Information” have not been updated, are not fact, and, for the reasons described at the beginning of the section entitled “Aon and WTW Forward Looking Financial Information,” Aon shareholders are cautioned not to rely on this forward-looking financial information.

The following table presents selected forward-looking financial information for Aon included in the Aon Standalone Projections that Aon management reviewed with the Aon Board on March 7, 2020 and provided to Credit Suisse and approved for use in the financial analyses prepared by Credit Suisse and Credit Suisse’s opinion summarized in the section entitled “—Opinion of Credit Suisse” beginning on page [●] of this joint proxy statement. The Aon Standalone Projections were also provided to WTW:

	Fiscal Year Ending December 31,
($ in millions)	2020E	2021E	2022E	2023E	2024E	2025E
Total Revenue	$11,663	$12,351	$13,080	$13,851	$14,544	$15,126
Adjusted EBITDA(1)	$3,501	$3,801	$4,113	$4,466	$4,762	$5,028
Unlevered Free Cash Flow(2)	$2,016	$2,427	$2,670	$2,941	$3,206	N/A

Source: Aon management.

(1)	Adjusted EBITDA means Aon’s earnings before interest, taxes, depreciation and amortization, adjusted to exclude, as applicable, certain non-recurring items and non-cash pension income.
(2)

Unlevered free cash flow is defined as (i) adjusted EBITDA minus (ii) cash restructuring costs (as applicable), cash income taxes, cash pension contributions, capital expenditures, and the annual change in net working capital and other balance sheet items (as applicable).

The following table presents selected forward-looking financial information for WTW included in the Aon Projections for WTW. The Aon Projections for WTW were reviewed with the Aon Board on March 7, 2020 and provided to Credit Suisse and approved for use in the financial analyses prepared by Credit Suisse and Credit

Suisse’s opinion summarized above in the section entitled “—Opinion of Credit Suisse” beginning on page [●] of this joint proxy statement.

	Fiscal Year Ending December 31,
($ in millions)	2020E	2021E	2022E	2023E	2024E	2025E
Total Revenue	$9,612	$10,147	$10,660	$11,198	$11,697	$12,159
Adjusted EBITDA(1)	$2,229	$2,403	$2,551	$2,737	$2,929	$3,116
Unlevered Free Cash Flow(2)	$1,090	$1,339	$1,466	$1,612	$1,755	N/A

Source: Aon management.

(1)	Adjusted EBITDA means WTW’s earnings before interest, taxes, depreciation and amortization, adjusted to exclude, as applicable, certain non-recurring items and non-cash pension income.
(2)

Unlevered free cash flow is defined as (i) adjusted EBITDA minus (ii) cash restructuring costs (as applicable), cash income taxes, cash pension contributions, capital expenditures, and the annual change in net working capital and other balance sheet items (as applicable).

The Irish Takeover Panel considers the forward-looking financial information for Aon for each of the six calendar years ending 2025, as set out above, used by Credit Suisse in connection with its financial analyses for the purpose of preparing its fairness opinion, to be profit forecasts within the meaning of Rule 28 of the Irish Takeover Rules. However, the Irish Takeover Panel decided to waive the requirement under Rule 28.3 of the Irish Takeover Rules to have these forecasts examined for the calendar years 2020 through 2025 and reported on by Aon’s reporting accountants, Ernst & Young LLP, or any other independent accountant, or Credit Suisse International, or any other financial advisor, as a result of the following exceptional circumstances:

(i)	the forward-looking financial information is included in this joint proxy statement only because it is required to be disclosed pursuant to SEC regulations;

(ii)

the forward-looking financial information was not prepared as part of Aon’s normal budgeting process and therefore does not meet the exacting criteria of profit forecasts within the meaning of Rule 28 of the Irish Takeover Rules; and

(iii)

Ernst & Young LLP (as reporting accountant to Aon for the purposes of the Irish Takeover Rules) has confirmed that they would be unable to issue a report on the profit forecasts required under Rule 28.3 of the Irish Takeover Rules in respect of this forward-looking financial information.

WTW Forward-Looking Financial Information

The WTW Standalone Projections were prepared for internal use and to assist WTW’s financial advisor, Goldman Sachs, with its financial analyses and opinion and the WTW Board with its consideration and evaluation of the transaction. The WTW Standalone Projections were also shared with Aon. The WTW Standalone Projections have been prepared by, and are the responsibility of, WTW. Neither WTW’s independent auditor, Deloitte & Touche LLP, nor any other independent accountant has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the WTW Standalone Projections, and accordingly, neither Deloitte & Touche LLP nor any other independent accountant expresses an opinion or any other form of assurance with respect thereto or its achievability, and assume no responsibility for, and disclaim any association with, the forward-looking financial information. Deloitte & Touche LLP’s report incorporated by reference in this joint proxy statement relates to WTW’s previously issued financial statements. It does not extend to the WTW Standalone Projections and should not be read to do so.

In the view of WTW management, the WTW Standalone Projections were prepared on a reasonable basis, consistent with the significant accounting policies contained in WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this joint proxy statement, reflecting what WTW management believed to be reasonable estimates as to the future performance of WTW. The Projections described in this section “WTW Forward-Looking Financial Information” have not been updated, are not fact, and, for the reasons described at the beginning of the section entitled “Aon and WTW Forward Looking Financial Information,” WTW shareholders are cautioned not to rely on this forward-looking financial information.

The following table presents a summary of the WTW Standalone Projections:

	Fiscal Year Ending December 31,
($ in millions)	2020E	2021E	2022E	2023E	2024E
Revenue	$9,594	$10,074	$10,577	$11,106	$11,662
Adjusted EBITDA(1)(2)	$2,484	$2,669	$2,872	$3,089	$3,319
Adjusted Net Income(3)	$1,554	$1,698	$1,847	$2,006	$2,176
Unlevered Free Cash Flow(4)	$1,258	$1,490	$1,610	$1,738	$1,874
Levered Free Cash Flow(5)	$1,062	$1,293	$1,413	$1,541	$1,678
Adjusted Earnings Per Share(6)	$11.83	$13.13	$14.42	$15.79	$17.25

Source: WTW management.

(1)

Adjusted EBITDA is defined as net income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in the judgement of WTW management, significantly affect the period-over-period assessment of operating results.

(2)	WTW management also prepared a projection of Adjusted EBITDA for the fiscal year ended December 31, 2025 of $3,564, and provided the same to Goldman Sachs for purposes of its financial analyses.
(3)

Adjusted Net Income is defined as net income attributable to WTW adjusted for amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in WTW management’s judgment, significantly affect the period over-period assessment of operating results, the related tax effect of those adjustments and the tax effects of internal reorganizations.

(4)	Unlevered Free Cash Flow is defined as (i) Adjusted EBITDA minus (ii) cash taxes, capital expenditures, increases in net working capital, and other non-recurring cash income/(expense).
(5)	Levered Free Cash Flow is defined as (i) Unlevered Free Cash Flow minus (ii) tax-affected interest expense.
(6)	Adjusted Earnings Per Share is defined as adjusted net income divided by the diluted ordinary shares outstanding.

The Irish Takeover Panel considers the forward-looking financial information for WTW for each of the six calendar years ending 2025, as set out above, used by Goldman Sachs in connection with its financial analyses for the purpose of preparing its fairness opinion, to be profit forecasts within the meaning of Rule 28 of the Irish Takeover Rules. However, the Irish Takeover Panel decided to waive the requirement under Rule 28.3 of the Irish Takeover Rules to have these projections examined for the calendar years 2020 through 2025 and reported on by an independent accountant, as a result of the following exceptional circumstances:

(i)	the forward-looking financial information is included in this joint proxy statement only because it is required to be disclosed pursuant to SEC regulations;

(ii)

the forward-looking financial information was not prepared as part of WTW’s normal budgeting process and therefore does not meet the exacting criteria of profit forecasts within the meaning of Rule 28 of the Irish Takeover Rules; and

(iii)

Deloitte LLP has confirmed that they would be unable to issue a report on the profit forecasts required under Rule 28.3 of the Irish Takeover Rules in respect of this forward-looking financial information.

WTW management also prepared projections for the Adjusted EBITDA and Unlevered Free Cash Flow of the combined company on a pro forma basis by adding the values of Adjusted EBITDA and Unlevered Free Cash Flow set forth in each of the Aon Standalone Projections and the WTW Standalone Projections, and adjusting such amounts for (i) the anticipated pre-tax synergies and the pre-tax cost to achieve such synergies, in each case substantially as set forth in the Combination Benefit Statement, a copy of which is attached as Annex G to this joint proxy statement, (ii) the pre-tax transaction costs and retention costs described in the Combination Benefit Statement and (iii) in the case of Unlevered Free Cash Flow, the cash tax impact on such adjustments. Solely for the purposes of calculating such pro forma projections, WTW management assumed that the transaction would close on December  31, 2020.

Directors and Management of Aon Following the Transaction

Pursuant to the Business Combination Agreement, at the effective time, the Aon Board will continue to be composed of 11 members, four of whom will be former members of the WTW Board (including John Haley, the Chief Executive Officer of WTW).

Upon the closing of the transaction, Mr. Haley will become the Executive Chairman of Aon, with a focus on growth and innovation. Gregory C. Case will continue to serve as Chief Executive Officer of Aon, and Christa Davies will continue to serve as Executive Vice President and Chief Financial Officer of Aon.

Interests of WTW Directors and Executive Officers in the Transaction

In considering the recommendation of the WTW Board, you should be aware that certain WTW directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as WTW shareholders generally. Certain of these interests are described in more detail below, and, with respect to the named executive officers of WTW, are quantified in the table below, are described in the section entitled “Directors and Management of Aon Following the Transaction,” beginning on page [●] of this joint proxy statement, and certain of these interests include that any WTW directors or executive officers that continue their board membership or their employment with Aon may receive compensation following the closing of the transaction. As of the date of this joint proxy statement, there have been no discussions between Aon and any such individuals regarding any such compensation.

Treatment of WTW Equity Awards

WTW equity awards will be treated as set forth in the Business Combination Agreement, such that, as of immediately prior to the effective time, (i) each WTW share option and restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into a corresponding award relating to Aon Shares, with the number of Aon Shares subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Business Combination Agreement, and (ii) each WTW performance share unit award and phantom share unit award that is outstanding immediately prior to the effective time will be converted into a corresponding award that vests based on the holder’s continued service following the effective time and relates to a number of Aon Shares determined in accordance with the formulas set forth in the Business Combination Agreement, in each case, as described below. No director or executive officer holds a WTW phantom share unit award.

Immediately prior to the effective time, each WTW restricted share unit award granted to a WTW non-employee director will vest and thereafter be settled in Aon Shares.

Immediately prior to the effective time, each WTW share option that is outstanding and unexercised immediately prior to the effective time will be converted into a share option to acquire the number of Aon Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of WTW Shares subject to such WTW share option immediately prior to the effective time by (ii) the exchange ratio. The exercise price applicable to such converted share option will equal (A) the exercise price per WTW share of such WTW share option, divided by (B) the exchange ratio (rounded up to the nearest whole cent).

Immediately prior to the effective time, each WTW restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award with respect to a number of Aon Shares equal to the product obtained by multiplying (i) the applicable number of WTW Shares subject to such WTW restricted share unit award (including any corresponding dividend equivalent units) immediately prior to the effective time, by (ii) the exchange ratio.

Immediately prior to the effective time, (i) each WTW performance share unit award that was granted in 2018 and each WTW performance share unit award that was granted in 2019 that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW performance share unit award (including any corresponding dividend equivalent unit) based on the actual level of performance as of the effective time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened period, by (y) the exchange ratio, and (ii) each WTW performance share unit award that is granted in 2020 and each WTW performance share unit award that is granted in 2021 that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW performance share unit award (including any corresponding dividend equivalent units) based on the greater of the applicable target level of performance and the actual level of performance as of the effective time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened performance period, by (y) the exchange ratio.

Each converted WTW option award and “WTW share award” (which includes WTW restricted share unit awards, WTW performance share unit awards and WTW phantom share unit awards) will continue to have and be subject to the same terms and conditions (including time vesting conditions, but excluding any performance-based vesting conditions and terms rendered inoperative by the transaction) that applied to the underlying WTW option award and WTW share award, as applicable, immediately prior to the effective time, including accelerated vesting in connection with an involuntary termination of service. Any fractional shares resulting from the conversion of each type of WTW share award will be aggregated and rounded down to the nearest whole share for each type of WTW share award.

Pursuant to the applicable award agreements and the WTW 2012 Equity Incentive Plan, unvested WTW share awards that convert into Aon awards, as described above, will fully vest upon an involuntary termination of employment within 24 months following a change in control of WTW. Further, award agreements with executive officers evidencing WTW share awards (other than WTW share awards granted in connection with the WTW deferred compensation plans) provide for full vesting upon a termination without cause or a resignation with good reason that, in each case, occurs within 24 months following a change in control of WTW.

For an estimate of the amounts that would be payable to each of WTW’s named executive officers in respect of their unvested WTW share awards upon termination of employment, see the section entitled “—Quantification of Payments and Benefits to WTW’s Named Executive Officers” beginning on page [●] of this joint proxy statement. Based on the assumptions described under “—Quantification of Payments and Benefits to WTW’s Named Executive Officers” below, the estimated aggregate amount that would be payable to (i) WTW’s executive officers who are not named executive officers in respect of their unvested WTW share awards upon a qualifying termination of employment is $20,677,384 (assuming earned performance for 2017 awards and target level performance for 2018 and 2019 awards), and (ii) WTW’s non-employee directors in respect of their unvested WTW restricted share unit awards as of the effective time is $1,447,327. None of the WTW executive officers or WTW non-employee directors hold unvested WTW share options.

Executive Officer Employment Agreements

John Haley—Chief Executive Officer

John Haley entered into an employment agreement with WTW, effective as of March 1, 2016, as amended on July 18, 2018 and May 20, 2019. Mr. Haley’s employment agreement is scheduled to expire on December 31, 2020. Pursuant to the terms of Mr. Haley’s employment agreement, if, prior to the expiration of the term, Mr. Haley’s employment is terminated (a) as a result of his death or disability, (b) by WTW without cause, or (c) by his resignation for good reason, he will be entitled to receive: (i) a lump sum cash payment equal to two times his then-current annual base salary; (ii) a lump sum cash payment equal to two times his target annual bonus amount for the year in which the termination occurs; (iii) an amount equal to his full annual bonus for the year in which termination occurs based on the actual level of achievement of the performance goals; (iv) continued participation in group medical plans for up to 18 months; (v) vesting of equity awards as described in his equity award agreements and (vi) lapse of any service based requirements for compensation previously paid or payable in cash, including with respect to any deferred compensation contribution that has been paid by WTW. In order to receive his severance benefits, Mr. Haley is required to execute a release of claims against WTW. Mr. Haley’s employment agreement contains the following restrictive covenants: (i) limitations on soliciting WTW’s clients, prospective clients or employees for a two-year period following his termination of employment; (ii) restrictions on competing with WTW for a two-year period following his termination of employment; (iii) perpetual non-disclosure of WTW’s confidential information; and (iv) perpetual mutual non-disparagement covenants following his termination of employment. Mr. Haley would receive the severance payments and benefits set forth herein upon a qualifying termination, whether or not the transaction is consummated.

For an estimate of the amounts that would be payable to Mr. Haley pursuant to his employment agreement upon a severance-qualifying termination that occurs in connection with the transaction, see the section entitled “—Quantification of Payments and Benefits to WTW’s Named Executive Officers” beginning on page [●] of this joint proxy statement.

Matthew Furman—General Counsel

Matthew Furman entered into an employment agreement with WTW effective as of February 25, 2015 and amended on June 29, 2015. Pursuant to the terms of Mr. Furman’s employment agreement, if his employment is terminated by WTW without good cause or he resigns for good reason within 24 months following a change in control of WTW, he will be entitled to receive: (i) a lump sum cash payment equal to two times his then-current annual base salary; (ii) a lump sum cash payment equal to two times his target annual bonus amount; (iii) an amount equal to his pro-rated target annual bonus for the year in which termination occurs; (iv) continued participation in group medical plans for up to 12 months following his termination of employment; and (v) waiver of all service-based vesting requirements for outstanding equity awards. In order to receive his severance benefits, Mr. Furman is required to execute a release of claims against WTW. Mr. Furman’s employment agreement contains the following restrictive covenants: (i) limitations on soliciting WTW’s clients, prospective clients or employees for a one-year period following his termination of employment; (ii) restrictions on competing with WTW for a one-year period following his termination of employment; (iii) perpetual non-disclosure of WTW’s confidential information; and (iv) perpetual mutual non-disparagement covenants following his termination of employment.

Nicolas Aubert—Head of Great Britain, Chief Executive Officer of Willis Limited

Nicolas Aubert entered into an employment agreement with Willis Limited, effective as of November 9, 2014 and amended on June 29, 2015 and June 7, 2017. Pursuant to the terms of Mr. Aubert’s employment agreement, if his employment is terminated by WTW without cause or he resigns for good reason within 24 months following a change in control of WTW, he will be entitled to receive: (i) a lump sum cash payment equal to two times his then-current annual base salary; (ii) a lump sum cash payment equal to two times his target annual bonus amount for the year in which the termination occurs; (iii) an amount equal to his pro-rated target annual bonus for the year in which termination occurs; (iv) continued participation in group medical plans for up to 12 months following his termination of employment; and (v) waiver of all service-based vesting requirements for outstanding equity awards. In order to receive his severance benefits, Mr. Aubert is required to execute a release of claims against WTW. Mr. Aubert’s employment agreement contains the following restrictive covenants: (i) limitations on soliciting WTW’s clients and prospective clients for a one-year period following his termination of employment; (ii) limitations on soliciting WTW’s employees for six months following his termination of employment; and (iii) perpetual non-disclosure of WTW’s confidential information.

Severance and Change in Control Pay Plan

On March 8, 2020, the WTW Board adopted the WTW Severance and Change in Control Pay Plan for U.S. Executives, referred to as the “U.S. Executive Severance Plan,” and the WTW Severance and Change in Control Pay Plan for Non-U.S. Executives, referred to as the “Non-U.S. Executive Severance Plan,” and together with the U.S. Executive Severance Plan, the “Executive Severance Plans.” Seven executive officers are eligible to participate in the U.S. Executive Severance Plan and one executive officer is eligible to participate in the Non-U.S. Executive Severance Plan. Messrs. Haley, Furman and Aubert are not eligible to participate in the Executive Severance Plans.

The Executive Severance Plans provide that upon (A) an involuntary termination of the executive officer’s employment by WTW other than for cause and other than as a result of the executive officer’s death or disability or (B) a resignation by the executive officer for good reason, referred to as a “Qualifying Termination,” in each case, during the period that is six months prior to a change in control of WTW through the date that is 24 months following a change in control of WTW, the executive officer would be entitled to the following severance payments and benefits: (i) a lump sum cash payment equal to two times the sum of the executive officer’s base salary and target bonus for the year of termination; (ii) a cash payment equal to the prorated bonus for the year of termination based on actual performance for the year of termination; and (iii) in the case of the U.S. Executive Severance Plan, reimbursement of the full COBRA premium for up to 18 months following the date of termination. The payments and benefits under the Executive Severance Plan supersede other severance amounts payable to the executive officers pursuant to any other agreements with WTW. Under the Non-U.S. Executive Severance Plan, the executive officer will not receive the COBRA premium reimbursement and his severance payments will be offset by any statutory severance benefits he may be entitled to receive.

For an estimate of the amounts that would be payable to WTW’s named executive officers under the applicable Executive Severance Plan if they experience a severance-qualifying termination in connection with the transaction, see the section entitled“—Quantification of Payments and Benefits to WTW’s Named Executive Officers” beginning on page [●] of this joint proxy statement.

Golden Parachute Excise Taxes

None of WTW’s executive officers are entitled to receive a tax gross-up under an employment agreement or the Executive Severance Plans. Pursuant to the U.S. employment agreements described above and the Executive Severance Plans, any payment or benefit received by the executive officer that would constitute a “parachute payment” within the meaning of Section 280G of the Code will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by the executive officer exceeds the net after-tax benefit (after taking into account the excise tax, interest and penalties and any tax imposed by any comparable provision of state law and any applicable federal, state, and local income and employment taxes) that would be received by the participant if no reduction was made.

Quantification of Payments and Benefits to WTW’s Named Executive Officers

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding the amount of compensatory payments and benefits that each of WTW’s named executive officers may receive in connection with the transaction. The “named executive officers” of WTW are the individuals listed as such in WTW’s most recent annual proxy statement filed with the SEC, who are: John Haley (Chief Executive Officer), Michael Burwell (Chief Financial Officer), Gene Wickes (Head of Benefits Delivery & Administration), Carl Hess (Head of Investment Risk & Reinsurance) and Joseph Gunn (Head of North America).

Assumptions

Unless otherwise noted, the estimates set forth in the table below assume the following:

•	the relevant per share price of WTW Shares is $178.55, which equals the average closing price of a share of WTW over the first five business days following the announcement of the transaction;

•	the effective time of the transaction occurs on May 5, 2020;

•	each named executive officer experiences a termination without cause or resigns with good reason immediately following the closing on May 5, 2020; and

•	each named executive officer’s base salary and annual target bonus amounts remain unchanged from those in place on May 5, 2020.

The amounts set forth in the table below are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in footnotes to the table. The amounts below do not reflect certain compensation actions that may occur before the effective time, such as the grant of annual equity awards in the ordinary course of business. The actual amounts payable to WTW’s named executive officers, if any, will depend on whether the named executive officer incurs a qualifying termination, the date of termination of the named executive officer’s employment, the effective date of the transaction, the value of Aon Shares on the termination date, the manner of termination, and the terms of the plans or agreements in effect at such time.

Change in Control Compensation

Name	Cash $(1)	Equity $(2)	Pension / NQDC $(3)	Perquisites / Benefits $(4)	Tax Reimbursement $	Total $
John Haley	$9,600,000	$18,297,468	$1,015,492	$23,291	$0	$28,936,251
Michael Burwell	$3,687,500	$6,872,875	$0	$31,982	$0	$10,592,357
Gene Wickes	$2,513,333	$4,416,699	$0	$24,844	$0	$6,954,876
Carl Hess	$2,665,000	$4,281,014	$0	$24,240	$0	$6,970,254
Joe Gunn	$2,950,000	$2,974,972	$0	$33,047	$0	$5,958,019

(1)

The cash payments to Mr. Haley consist of (a) a lump sum cash payment equal to two times Mr. Haley’s annual base salary; (b) a lump sum cash payment equal to two times Mr. Haley’s target annual bonus amount for the year in which the termination occurs; and (c) an amount equal to Mr. Haley’s full annual bonus for the year in which termination occurs based on the actual level of achievement of the performance goals for such year (assumed at the target level of performance for purposes of this disclosure).

The cash payments to each other named executive officer consist of (a) a lump sum cash payment equal to two times the named executive officer’s base salary; (b) a lump sum cash payment equal to two times the named executive officer’s target bonus for the year of termination and (c) a cash payment equal to the prorated bonus for the year in which termination occurs based on the actual level of achievement of the performance goals for such year (assumed at the target level of performance for purposes of this disclosure).

For the named executive officers other than Mr. Haley, cash severance payments are “double-trigger” benefits that would be payable upon a termination without cause or resignation with good reason that occurs, in each case, during the six months prior to or within the two years following the effective time. The cash severance payments for Mr. Haley are payable upon a termination without cause or resignation with good reason at any time prior to the end of the term of his employment agreement.

The named executive officers will also receive base salary accrued through the termination date, the annual bonus for the year prior to the year of termination that is earned based on actual performance for such year, but unpaid as of the termination date (as applicable) and vested benefits pursuant to the terms of any applicable benefit plan. Mr. Haley would also receive his accrued frozen vacation pay.

The details of the cash payments for the named executive officers are shown in the following supplementary table:

Name	Severance Base Salary $	Severance Two (2) Times Bonus $	Severance Bonus for Year of Termination $	Total $
John Haley	$2,400,000	$4,800,000	$2,400,000	$9,600,000
Michael Burwell	$1,500,000	$1,875,000	$312,500	$3,687,500
Gene Wickes	$1,300,000	$1,040,000	$173,333	$2,513,333
Carl Hess	$1,300,000	$1,170,000	$195,000	$2,665,000
Joe Gunn	$1,200,000	$1,500,000	$250,000	$2,950,000

(2)

For the named executive officers, the amounts in this column represent the value of unvested WTW share awards (assuming earned performance for 2017 awards and target level performance for 2018, 2019 and 2020 awards with respect to WTW performance share units), which are “double-trigger” benefits and would accelerate upon the named executive officer’s termination of employment without cause or resignation with good reason (or for the WTW share awards granted in connection with the WTW deferred compensation plans, an involuntary termination) that occurs, in each case, during the two years following the effective time. The performance metric for the WTW performance share units is relative total shareholder return and actual performance may differ from target performance. None of the named executive officers hold unvested WTW share options or WTW phantom share unit awards. The values in this column reflect the 2020 WTW performance share unit award granted to Mr. Haley in February 2020, but do not include the WTW performance share unit awards that are expected to be made to Messrs. Burwell, Wickes, Hess and Gunn in July 2020. For Mr. Haley, this column does not include WTW performance share unit awards that are fully vested but will be settled only in connection with a termination of employment, whether or not in connection with the effective time. Messrs. Haley, Wickes and Hess are retirement eligible and therefore, whether or not in connection with the effective time, if such named executive officer retires following the first year of the applicable performance period, they would be eligible to receive the corresponding award, based on actual performance achieved, on the regularly scheduled vesting dates, subject to compliance with any restrictive covenants.

(3)

The amount set forth in the table for Mr. Haley includes the value of the deferred compensation contribution that will vest in connection with a termination of his employment without cause or his resignation for good reason prior to the end of the term of his employment agreement. The vesting of Mr. Haley’s deferred compensation contribution is triggered by a termination of his employment, but is not contingent upon the occurrence of the effective time. The amount set forth in the table does not include the deferred compensation contribution that has vested. None of WTW’s other named executive officers are eligible to receive any non-qualified deferred compensation plan enhancements upon the closing of the transaction or a termination of employment following the closing of the transaction. Any vested non-qualified deferred compensation account balances under WTW’s non-qualified deferred compensation plans will be paid in accordance with the named executive officer’s pre-existing elections, which may include payment upon a separation from service.

(4)

The amounts set forth in the table include the estimated value of continued health benefits (medical, dental and vision) for the named executive officers for 18 months. For the named executive officers, other than Mr. Haley, benefits continuation are “double-trigger” benefits payable only upon a termination without cause or resignation with good reason that occurs, in each case, during the six months prior to or within the two years following the effective time. Benefits continuation for Mr. Haley is payable upon a termination without cause or resignation with good reason at any time prior to the end of the term of his employment agreement.

As described above in the section entitled “—Golden Parachute Excise Taxes” beginning on page [●] of this joint proxy statement, none of WTW’s named executive officers is entitled to receive a golden parachute excise tax gross-up. Certain payments and benefits set forth in the table above may, in certain circumstances, be reduced to the extent necessary so that no portion will be subject to any excise tax in connection with Sections 280G and 4999 of the Code.

Interests of Aon Directors and Executive Officers in the Transaction

In considering the recommendation of the Aon Board with respect to the Business Combination Agreement, you should be aware that certain Aon directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as Aon shareholders generally. Such interests may include that certain Aon directors will continue to serve as directors of the combined company following the closing of the transaction, as discussed in more detail under the section entitled “—Directors and Management of Aon Following the Transaction” on page [●] of this joint proxy statement. The Aon Board was aware of the additional or different interests set forth herein and considered such interests along with other matters in approving the Business Combination Agreement and the transaction.

Aon’s Intentions Regarding Aon and WTW

The Aon Board believes that the transaction will create a premier, technology-enabled global professional services firm that is more relevant and more capable of addressing unmet client needs. Following the transaction, Aon will bring together highly complementary capabilities to better serve clients across its solution lines.

Aon has commenced, and will continue following the closing, a comprehensive evaluation of the combined company’s operations and will identify the best way to integrate the organizations in order to further improve its ability to serve its clients, as well as achieve cost synergies. Finalization of the integration plan for Aon will be subject to engagement with appropriate stakeholders, including employee representatives from both WTW and Aon. Aon and WTW will continue to operate separately and independently until completion of the transaction.

The evaluation and formulation of these plans will be diligently conducted in phases. A key focus of these plans will be to assess and identify integration benefit opportunities (subject to applicable law and consultation processes) with a particular focus on optimizing the combined company’s portfolio of solutions, using productivity, analytics capability, data strategy and efficiency to become more relevant and responsive to our clients as well as other industry stakeholders, such as carriers. Until these evaluations and formation of plans have been completed, neither Aon nor WTW is in a position to comment in detail on the prospective potential impacts upon employment, specific locations or any redeployment of fixed assets. Aon will aim to take a principled approach to retain the best talent across the combined company. Nonetheless, based upon experience in integrating acquisitions, it is Aon’s and WTW’s expectation that there will be a reduction in headcount for the combined company stemming, in particular, from the elimination of duplicative roles, which remain to be identified and may be in the areas of focus mentioned above or others. Organizationally, Aon is evaluating the best structure for the combined company with minimal disruption following the transaction.

While noting that the integration planning process described above remains at an early stage as at the date of this joint proxy statement, the WTW Board notes and welcomes:

•	Aon’s intentions and ongoing efforts to develop the integration planning process in consultation with relevant WTW stakeholders, taking into account the views of colleagues of both Aon and WTW;

•	Aon’s stated commitment to continuously improving its ability to serve its clients, which aligns with WTW’s core values; and

•

The fact that preliminary integration planning activities have highlighted the similarities in core values of both WTW and Aon and that WTW and Aon both share a passion for the clients they each serve.

•	The WTW Board also welcomes Aon’s commitment to the safeguarding of WTW employees’ rights following completion of the transaction, in the manner described in the section entitled “The Business

Combination Agreement—Covenants and Agreements—Employee Matters” beginning on page [●] of this joint proxy statement.

Upon completion of the transaction, Aon will continue to be incorporated in Ireland and will maintain operating headquarters of the Aon group in London, United Kingdom. Aon will continue to be led by Gregory C. Case and Christa Davies, along with a highly experienced and proven leadership team that reflects the complementary strengths and capabilities of both organizations. Four members of the WTW Board (including Mr. Haley) will be appointed to the Aon Board, upon completion of the transaction, joining the then-serving pre-closing directors of the Aon Board. Lester B. Knight will continue to act as chair of the Aon Board and the Governance and Nominating Committee, among other responsibilities.

Aon has not entered into, and has not had discussions with WTW or its management on proposals for Aon to enter into, any form of incentivization arrangements with members of WTW’s management. As part of its broader strategic review of WTW, Aon may put in place appropriate arrangements for management and/or certain employees of WTW that would be contingent upon completion of the transaction. For details of certain retention arrangements that WTW has put in place in connection with the transaction, please see the section entitled “Part 2—The WTW Directors & Executive Officers and the Effect of the Scheme on Their Interests—Retention Programs” beginning on page [●] of this joint proxy statement.

Regulatory Approvals Required

Each of the parties to the Business Combination Agreement has agreed, upon the terms and subject to the conditions set forth in the Business Combination Agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to fulfill all the closing conditions applicable to such party and to consummate and make effective the transaction and the other transactions contemplated by the Business Combination Agreement as soon as practicable. Such obligations will not require Aon to take certain actions that would, or would reasonably be expected to, result in the sale or disposition of assets or businesses and/or termination of businesses in excess of the Disposition Cap (as further described in the section entitled “The Business Combination Agreement—Covenants and Agreements—Regulatory Matters” beginning on page [●] of this joint proxy statement).

Although we expect that all required regulatory clearances and approvals will be obtained, neither Aon nor WTW can assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the closing, including the requirement to divest assets or businesses of Aon and/or WTW in excess of the Disposition Cap. These conditions or changes could result in the conditions to the closing of the transaction not being satisfied.

United States Antitrust

Under the HSR Act, the transaction cannot be consummated until, among other things, notifications have been submitted to the FTC and the Antitrust Division, and specified waiting period requirements have expired or been terminated. On April 24, 2020, each of Aon and WTW filed an HSR Notification Form pursuant to the HSR Act with the FTC and the Antitrust Division, initiating a 30-day waiting period. The 30-day waiting period under the HSR Act is scheduled to expire at 11:59 p.m. EDT on May 26, 2020; however, if Aon withdraws and refiles its HSR Notification Form prior to the expiration of the initial 30-day waiting period, a new 30-day waiting period will be initiated. During the 30-day waiting period, the FTC or the Antitrust Division can choose to shorten the waiting period by granting early termination or may extend the waiting period by issuing a Second Request to each party. If Second Requests are issued, the waiting period would be extended until 11:59 p.m. EDT on the 30th day after certification of substantial compliance with such Second Requests by both parties (however, the parties could agree with the FTC or the Antitrust Division not to consummate the transaction for some period of time after the waiting period expires). As a practical matter, if Second Requests are issued, it could take a significant period of time to achieve substantial compliance with such Second Requests.

European Union Antitrust

Under Council Regulation (EC) No 139/2004 of 20 January 2004, as amended, and the rules and regulations promulgated thereunder, referred to as the “EUMR,” the transaction cannot be consummated until, among other things, a notification has been submitted to the European Commission and the European Commission has issued a decision declaring the scheme compatible with the common market (and/or if the European Commission has referred any aspect of the transaction to one or more competent authorities of a European Union or EFTA state under Article 9 of the EUMR, each such competent authority has issued a clearance or a confirmation that the transaction may proceed). As is customary, Aon and WTW have begun pre-notification consultations with the European Commission and intend to file the formal notification as soon as is reasonably possible. Under the EUMR, the European Commission can issue a decision declaring the scheme compatible with the common market by the end of an initial “Phase 1” review period (25 working days after formal notification, subject to certain extensions) or, if the European Commission decides at the end of the initial review period to initiate an extended “Phase 2” investigation (up to an additional 90 working days, subject to certain possibilities of extension or interruption), by the end of the Phase 2 investigation period. As a practical matter, if a Phase 2 investigation is initiated, it could take a significant period of time to receive a decision declaring the scheme compatible with the common market.

Other Antitrust and Competition Clearances

Aon and WTW derive revenues in other jurisdictions where merger control filings or clearances are required, including clearances from the applicable antitrust or competition regulators in Australia, Canada, China, Mexico, New Zealand, Russia, Singapore, South Africa and Turkey. The transaction cannot be consummated until after the applicable waiting periods have expired or the relevant approvals have been obtained under the antitrust and competition laws of the countries listed above where merger control filings or approvals are required pursuant to the Business Combination Agreement. Aon and WTW are in the process of preparing and filing notices and applications to satisfy the filing requirements and to obtain the regulatory clearances that are necessary or advisable.

Other Required Regulatory Clearances

The parties have agreed that the receipt of certain additional approvals are also conditions to the closing of the transaction. These required regulatory clearances include: (i) the applicable clearances or approvals from CFIUS, (ii) foreign investment clearance in Australia, (iii) approval of required applications to FINRA, (iv) clearance from DDTC in response to required notifications submitted in accordance with the International Traffic in Arms Regulations, (v) approvals from 14 specified financial services regulators in jurisdictions material to the business of Aon or WTW, and (vi) any other regulatory clearances that, if not obtained prior to the consummation of the transaction, would reasonably be expected to result in either (A) a material risk of criminal liability to Aon or WTW or their respective directors or officers, or criminal liability to any subsidiary of Aon or WTW or their respective directors or officers or (B) the loss of actual combined consolidated revenues for the 12 month period ended December 31, 2019 of (x) WTW and its subsidiaries in excess of $30 million or (y) Aon and WTW and their respective subsidiaries in excess of $50 million. Although Aon and WTW do not expect these regulatory authorities to raise any significant concerns in connection with their review of the transaction, there is no assurance that Aon and WTW will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would reasonably be expected to require a divestiture, disposition or cessation of business in excess of the Disposition Cap.

Aon and WTW may make further filings with regulators in various jurisdictions as may be required by applicable law, but the expiration of any waiting periods, or receipt of any required approvals and clearances, in connection with such filings will not be conditions to the consummation of the transaction.

Irish Court Approvals

The scheme requires the approval of the Irish High Court, which involves an application by WTW to the Irish High Court to sanction the scheme.

Payment of Consideration

Settlement of the scheme consideration to which any WTW shareholder is entitled will be distributed to WTW shareholders of record within 14 days of the closing. For further information regarding the settlement of consideration, see the section entitled “Part 2—Explanatory Statement—Settlement, Listing and Dealings” beginning on page [●] of this joint proxy statement.

U.S. Federal Securities Law Consequences; Resale Restrictions

The issuance of Aon Shares to WTW shareholders in connection with the transaction will not be registered under the Securities Act. Section 3(a)(10) of the Securities Act provides an exemption for securities issued in exchange for one or more outstanding securities from the general requirement of registration where, among other things, the terms and conditions of such issuance and exchange have been approved by a court of competent jurisdiction after a hearing upon the fairness of the terms and conditions thereof at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. WTW will advise the Irish High Court that its sanctioning of the scheme at a hearing of the Irish High Court will be relied upon by Aon as a court approval for the purpose of qualifying for the exemption from the registration requirements of the Securities Act as described above. In determining whether it is appropriate to sanction the scheme, the Irish High Court will consider whether the terms and conditions of the scheme are fair to WTW shareholders. The Irish High Court will fix the date and time for the hearing thereof, which is expected to be held on [●]. The Aon Shares issued to WTW shareholders in connection with the transaction will be freely transferable, except for certain restrictions, as follows:

•

persons who at the effective time, or within 90 days prior thereto, were “affiliates” of Aon under the Securities Act will be permitted to sell Aon Shares received in connection with the transaction in the manner permitted by Rule 144 under the Securities Act (in computing the holding period of their Aon Shares for the purposes of such rule, such persons should be permitted to “tack” the holding period of their WTW Shares held prior to the effective time); and

•	persons whose WTW Shares bear one or more legends restricting transfer will receive Aon Shares that are subject to the same restrictions.

Persons who may be deemed to be affiliates of Aon for these purposes generally include individuals or entities that control, are controlled by or are under common control with Aon and generally would not be expected to include shareholders who are not executive officers, directors or significant shareholders of Aon.

Aon has not filed a registration statement with the SEC covering any resales of the Aon Shares to be received by WTW shareholders in connection with the transaction. Aon intends to file certain post-effective amendments to its existing effective registration statements concurrently with the closing of the transaction.

Accounting Treatment of the Transaction

The combined company will account for the transaction using the acquisition method of accounting, based on the historical financial information of Aon and WTW. The acquisition method of accounting under ASC 805-20-30-1 requires that the acquirer measure the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at their acquisition-date fair values. Under the acquisition method of accounting, assets acquired and liabilities assumed are generally recorded at their respective fair values as of the date the acquisition is completed. Finite-lived intangible assets acquired will be amortized over their estimated useful lives. Goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill will also be tested for impairment when certain indicators are present. Any excess of the purchase price over the fair values of identified assets to be acquired and liabilities to be assumed will be recognized as goodwill.

The fair values of WTW’s identifiable intangible assets to be acquired as reflected in the unaudited pro forma condensed combined financial statements are based on preliminary estimates of fair values as of March 31,

2020, based on the closing price of an Aon Share on May 1, 2020. The carrying values of WTW’s tangible assets to be acquired and liabilities to be assumed as of March 31, 2020 have been reflected in the unaudited pro forma condensed combined financial statements. Aon management believes that the fair values recognized for the assets to be acquired and liabilities to be assumed as reflected in the unaudited pro forma condensed combined financial statements are based on reasonable estimates and assumptions. Preliminary fair value estimates of assets and liabilities may change as additional information becomes available and such changes could be material.

NO DISSENTERS’ RIGHTS

Under Irish law, holders of WTW Shares do not have appraisal or dissenters’ rights with respect to the transaction or any of the other transactions described in this joint proxy statement.

MATERIAL TAX CONSEQUENCES OF THE TRANSACTION

Irish Tax Considerations

This is a summary of the principal Irish tax considerations for certain beneficial owners of WTW Shares who receive Aon Shares under the scheme based on Irish taxation laws and the practices of the Irish Revenue Commissioners currently in force in Ireland (which may be subject to change). It addresses WTW shareholders who beneficially own their WTW Shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding WTW Shares, such as dealers in securities, collective investment schemes, insurance companies, trusts etc.

The summary does not constitute tax or legal advice and the comments below are of a general nature only. Holders of WTW Shares should consult their professional advisers on the tax implications of the scheme under the laws of their country of residence, citizenship and/or domicile.

Taxation of Chargeable Gains

The current rate of tax on chargeable gains in Ireland is 33%.

Non-resident shareholders

WTW shareholders that are neither resident nor ordinarily resident in Ireland for Irish tax purposes and do not hold their WTW Shares in connection with a trade carried on by such shareholders through an Irish branch or agency should not be liable for Irish capital gains tax, referred to as “Irish CGT,” in relation to the scheme.

Irish resident shareholders

WTW shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes or that hold their WTW Shares in connection with a trade carried on by such persons through an Irish branch or agency, each referred to as an “Irish Holder,” will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish CGT in relation to the scheme.

For the purposes of Irish CGT:

1.	the receipt of Aon Shares in exchange for WTW Shares pursuant to the scheme should be treated as a reorganization of WTW’s share capital;

2.

the effect should be that Aon Shares received by an Irish Holder pursuant to the scheme should be treated as the same asset, acquired at the same time and for the same consideration, as the WTW Shares held by that Irish Holder immediately prior to the scheme; and

3.

in respect of cash received by an Irish Holder in lieu of fractional Aon Shares pursuant to the scheme, Irish Holders should be treated as having made a part disposal of their holding for such cash amount. This may, subject to the Irish Holder’s individual circumstances and any available exemption or relief (including the annual exemption of EUR 1,270 of total gains in the year available to individuals), give rise to a chargeable gain (or allowable loss) for the purposes of Irish CGT.

Stamp Duty

No Irish stamp duty should be payable by WTW shareholders on the issuance of the Aon Shares or the transfer of the WTW Shares pursuant to the scheme.

Any holder of WTW Shares who has any doubt about his or her own taxation position or who is subject to taxation in any jurisdiction other than Ireland is strongly recommended to consult his or her own tax advisor with respect to the particular tax consequences of the transaction to such holder.

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of the material U.S. federal income tax consequences of the transaction to WTW, Aon, and U.S. holders and non-U.S. holders of WTW Shares and of the ownership and disposition of the Aon Shares received by such holders upon the consummation of the transaction. The discussion is based on and subject to the Code, the U.S. Treasury Regulations promulgated thereunder, administrative guidance and court decisions, all as of the date hereof and which are subject to change, possibly with retroactive effect, and to differing interpretations. The discussion assumes that the holders of WTW Shares hold their shares, and will hold their Aon Shares, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not constitute tax advice and does not address state, local or non-U.S. tax or any non-income taxes consequences of the transaction (or any U.S. federal taxation other than income taxation); nor does it address all aspects of U.S. federal income taxation that may be relevant to particular WTW shareholders in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to such WTW shareholders subject to special treatment or situations under the Code, such as:

•	banks, thrifts, mutual funds, insurance companies and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	traders in securities who elect to apply a mark-to-market method of tax accounting;

•	brokers or dealers in securities or foreign currency;

•	tax-exempt organizations, pension funds or governmental organizations;

•	individual retirement and other deferred accounts;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or former long-term residents of the United States;

•	“passive foreign investment companies,” referred to as “PFICs,” or “controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	shareholders who hold their shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;

•	persons who purchase or sell their shares as part of a wash sale for tax purposes;

•	“S corporations,” or other pass-through entities (and investors therein);

•	grantor trusts;

•	shareholders who received their shares through the exercise of employee stock options, as compensation, through a tax-qualified retirement plan or in connection with the performance of services;

•

persons that will be issued “Consideration Shares” (as defined in the amendment to the articles of association of WTW in the section entitled “Notice of Extraordinary General Meeting of Willis Towers Watson PLC” beginning on page [●] of this joint proxy statement);

•

persons that will be considered certain “Overseas Shareholders” (as described in, and subject to, the section entitled “Part 3—Scheme of Arrangement—The Scheme—Overseas Shareholders” beginning on page [●] of this joint proxy statement);

•	persons subject to special mark-to-market tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement; and

•	persons who will own (directly, indirectly, or through attribution) 5% or more (by vote or value) of the outstanding Aon Shares immediately after the completion of the transaction.

This discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their WTW Shares through partnerships or other pass-through entities for U.S. federal income tax purposes. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds WTW Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the particular tax consequences of the transaction to them.

No rulings are intended to be sought from the IRS with respect to the transaction and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences described herein. Accordingly, even if WTW receives a tax opinion that concludes that the transaction, which may include the takeover offer and/or the post-completion merger, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, referred to as a “Reorganization,” no assurance can be given that the IRS will not challenge the conclusions reflected in such opinion or that a court would not sustain such a challenge as discussed further below under the section entitled “U.S. Federal Income Tax Consequences of the Transaction to Holders of WTW Shares—U.S. Federal Income Tax Consequences to U.S. Holders” beginning on page [●] of this joint proxy statement.

For purposes of this discussion, a “U.S. holder” means a WTW shareholder who is a beneficial owner of WTW Shares or, after the transaction, Aon Shares, as the case may be, that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions; (iii) an estate that is subject to U.S. federal income tax on its income regardless of its source; or (iv) a trust (A) if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

A “non-U.S. holder” means a WTW shareholder who is a beneficial owner of WTW Shares or, after the transaction, Aon Shares, as the case may be, that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE TRANSACTION. EACH WTW SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER.

U.S. Federal Income Tax Consequences of the Transaction to Aon and WTW

Aon and WTW intend for the transaction to qualify as a Reorganization. However, neither Aon nor WTW is expected to be subject to U.S. federal income tax as a result of the transaction regardless of whether the transaction qualifies as a Reorganization.

U.S. Federal Income Tax Consequences of the Transaction to Holders of WTW Shares

U.S. Federal Income Tax Consequences to U.S. Holders

The transaction is intended to qualify as a Reorganization. Receipt of a written opinion to the effect that the transaction should so qualify as a Reorganization is not a condition to the obligations of Aon and WTW to complete the transaction under the Business Combination Agreement. Pursuant to the Business Combination Agreement, WTW will use commercially reasonable efforts to obtain a written opinion from Weil, Gotshal & Manges LLP (or other nationally recognized tax counsel reasonably acceptable to WTW) that the transaction should qualify as a Reorganization, referred to as the “WTW Tax Opinion.”

The scheme is itself intended to qualify as a Reorganization. However, the Reorganization rules are complex and there are a number of factual and legal uncertainties. In the event of a scheme-only approach without the post-completion merger, as further described in the section entitled “The Business Combination Agreement—Covenants and Agreements—Post-Completion Merger” beginning on page [●] of this joint proxy statement, any cash (other than in lieu of fractional shares) paid directly or indirectly by Aon in exchange for any WTW share (whether held by a U.S. holder or a non-U.S. holder) would cause the transaction to fail to qualify as a Reorganization for all WTW shareholders. In this regard, there is a possibility that the IRS could assert, and successfully challenge, that certain arrangements should be treated as a payment of cash consideration (other than in lieu of fractional shares) from Aon to certain WTW shareholders, in which case the scheme alone would not qualify as a Reorganization for any shareholders.

Nevertheless, pursuant to the Business Combination Agreement, if (i) at least 30 days prior to the closing, WTW provides Aon written notice that WTW is unable to obtain the WTW Tax Opinion or Aon and WTW otherwise mutually agree, (ii) at least 35 days prior to the closing, Aon has not confirmed in writing it shall issue the final form Aon representation letter, (iii) WTW does not actually receive the executed Aon representation letter prior to the closing, or (iv) the takeover offer is consummated, then, in each case, as promptly as reasonably practicable following the closing, Aon shall effectuate the post-completion merger. The transaction structured as the scheme or the takeover offer, if implemented together with the post-completion merger, is also intended to qualify as a single, integrated transaction treated as a Reorganization, and cash paid directly or indirectly by Aon in exchange for any WTW share in connection with the integrated transaction is not expected to prevent qualification as a Reorganization.

Provided that the transaction, which may include the post-completion merger, qualifies as a Reorganization, and subject to the discussion below relating to the PFIC rules, the U.S. federal income tax consequences of the transaction to U.S. holders that exchange WTW Shares for Aon Shares and cash in lieu of fractional shares in the transaction will be as follows:

Upon exchanging WTW Shares for Aon Shares, a U.S. holder will not recognize gain or loss, except with respect to cash received in lieu of fractional Aon Shares (as discussed below). The aggregate tax basis of the Aon Shares received in the transaction (including any fractional Aon Shares deemed received and exchanged for cash, as discussed below) will equal a U.S. holder’s aggregate adjusted tax basis in the WTW Shares surrendered in the transaction. A U.S. holder’s holding period for the Aon Shares received in the transaction (including any fractional Aon Share deemed received and exchanged for cash, as discussed below) will include such holder’s holding period for the WTW Shares surrendered in the transaction. If a U.S. holder acquired WTW Shares at different times or at different prices, the basis and holding period of each WTW Share is allocated to the Aon Shares received in the exchange in proportion to the fair market value of the Aon Shares received.

If a U.S. holder receives cash in lieu of a fractional Aon Share, such holder will be treated as having received such fractional Aon Share pursuant to the transaction and then as having sold such fractional Aon Share for cash. As a result, such U.S. holder generally will recognize capital gain or loss equal to the difference between the amount of cash received for such fractional share and the holder’s basis in its fractional Aon Share. Such capital gain or loss generally will be long-term capital gain or loss if, as of the effective date of the transaction, such holder’s holding period for such fractional share (as described above) exceeds one year. Long-term capital gains of non-corporate U.S. holders are generally eligible for a preferential U.S. federal income tax rate. The deductibility of capital losses is subject to limitations.

The intended tax treatment of the transaction will not bind the IRS or, if challenged, a U.S. court. A successful challenge by the IRS could materially alter the anticipated tax consequences of the transaction, including by causing the transaction to be treated as a taxable exchange.

If the transaction were to be treated as a taxable exchange, upon exchanging WTW Shares for Aon Shares, a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the fair market value of the Aon Shares received in the exchange and (ii) the U.S. holder’s adjusted tax basis in the WTW Shares surrendered in the exchange. Such capital gain or loss generally will be long-term capital gain or loss if, as of the effective date of the transaction, the U.S. holder’s holding period (as described above) for the WTW Shares exceeds one year. Long-term capital gains of non-corporate U.S. holders are generally eligible for a preferential U.S. federal income tax rate. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired WTW Shares at different times or at different prices, such U.S. holder must determine its adjusted basis and holding period separately with respect to each block of WTW Shares.

Passive Foreign Investment Company Rules

WTW believes it will not be classified as a PFIC (generally, a foreign corporation that has a specified percentage of “passive” income or assets for any taxable year, after the application of certain “look-through” rules and further described below in the section entitled “U.S. Federal Income Tax Consequences of Holding Aon Shares to U.S. Holders—Passive Foreign Investment Company Considerations” beginning on page [●] of this joint proxy statement) for U.S. federal income tax purposes for its current taxable year. However, because the determination of PFIC status is factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question, there can be no assurance that WTW was not a PFIC for any prior taxable year and/or will not be a PFIC for the taxable year that includes the transaction. If WTW has been a PFIC at any time since a U.S. holder acquired its WTW Shares, such U.S. holder of WTW Shares may have to recognize gain, but not loss, in connection with the receipt of Aon Shares for WTW Shares in the transaction, even if the transaction otherwise qualifies as a Reorganization. A U.S. holder required to recognize gain would be subject to U.S. federal income tax on such gain in accordance with the PFIC rules. U.S. holders should consult their own tax advisors regarding the effect of the PFIC rules on such holder.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

In general, provided that the transaction qualifies as a Reorganization, the receipt by non-U.S. holders of Aon Shares in exchange for WTW Shares will not be subject to U.S. federal income tax, although certain non-U.S. holders described below who are otherwise subject to U.S. tax may be subject to U.S. tax on cash received in lieu of fractional shares.

The intended tax treatment of the transaction will not bind the IRS or, if challenged, a U.S. court. A successful challenge by the IRS could materially alter the anticipated tax consequences of the transaction, including by causing the transaction to be treated as a taxable exchange. However, in general, and subject to the discussion below in the section entitled “Material U.S. Federal Income Tax Consequences of The Transaction—Information Reporting and Backup Withholding” beginning on page [●] of this joint proxy statement, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized in the transaction unless:

•

the recognized gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

Unless an applicable tax treaty provides otherwise, the recognized gain described in the first bullet generally will be subject to U.S. federal income tax in the same manner as if such non-U.S. holder were a U.S. person. See the discussion above under the section entitled “Material U.S. Federal Income Tax Consequences of the Transaction—U.S. Federal Income Tax Consequences to U.S. Holders” beginning on page [●] of this joint proxy statement. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on the repatriation from the United States of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Recognized gain described in the second bullet above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable tax treaty).

Non-U.S. holders should consult their own tax advisors regarding the treatment of gain recognized and any applicable tax treaties that may provide for different rules.

U.S. Federal Income Tax Consequences of Holding Aon Shares to U.S. Holders

U.S. Federal Income Taxation of Distributions to U.S. Holders

Distributions with respect to Aon Shares generally will be treated as a dividend to U.S. holders to the extent that they are paid out of Aon’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received from a non-U.S. corporation generally will be treated as foreign source income. Subject to the following discussion of special rules applicable to PFICs, the gross amount of the dividends paid by Aon to non-corporate U.S. holders may be eligible for a preferential U.S. income tax rate provided that Aon qualifies as a “qualified foreign corporation” and certain holding period requirements and other conditions are satisfied. As long as Aon’s ordinary shares are listed on the NYSE (or certain other exchanges) or Aon otherwise qualifies for benefits under the Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital Gains, Aon will be treated as a qualified foreign corporation. U.S. holders are urged to consult their own tax advisors regarding the availability of a preferential U.S. income tax rate based on their particular situation. U.S. corporate holders generally will not be eligible for the dividends received deduction with respect to dividends received from Aon.

To the extent that the amount of any distribution exceeds Aon’s current and accumulated earnings and profits for a taxable year, the excess will first be treated as a reduction in the U.S. holder’s adjusted tax basis in the U.S. holder’s Aon Shares. The balance of the excess of the amount of such distribution over such adjusted tax basis, if any, will be treated as gain from the sale of such U.S. holder’s Aon Shares. See the section entitled “—Sale, Exchange or Other Taxable Disposition by U.S. Holders” beginning on page [●] of this joint proxy statement.

It is possible that Aon is, or at some future time will be, at least 50% owned by U.S. persons. Dividends paid by a non-U.S. corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit limitation purposes to the extent the non-U.S. corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of any dividends paid by Aon as U.S. source income. Treatment of the dividends as U.S. source income in whole or in part may limit a U.S. holder’s ability to claim a foreign tax credit with respect to foreign taxes payable or deemed payable in respect of the dividends or other items of foreign source, passive income for U.S. federal foreign tax credit limitation purposes. U.S. holders should consult their own tax advisors about the treatment of dividend income received from a non-U.S. corporation. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. holder’s particular circumstances. U.S. holders are urged to consult their own tax advisors regarding the availability of foreign tax credits.

Sale, Exchange or Other Taxable Disposition by U.S. Holders

Subject to the following discussion of special rules applicable to PFICs, a U.S. holder will recognize taxable gain or loss on the sale, exchange or other taxable disposition of Aon Shares in an amount equal to the difference between the amount realized on such taxable disposition and the U.S. holder’s adjusted tax basis in the Aon Shares, in each case as determined in U.S. dollars.

In general, any such gain or loss recognized by a U.S. holder will be treated as U.S. source gain or loss. Gain or loss realized on the sale, exchange or other taxable disposition of Aon Shares will be capital gain or loss and will generally be long-term capital gain or loss if the Aon Shares have been held for more than one year. Long-term capital gains of non-corporate U.S. holders are generally eligible for a preferential U.S. federal income tax rate. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

A foreign corporation is a PFIC if, after the application of certain “look-through” rules, (i) at least 75% of its gross income is “passive” income or (ii) at least 50% of the value of its assets (determined on the basis of a quarterly average) produce “passive” income or are held for the production of “passive income” for a taxable year. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Aon is not expected to be a PFIC for the current tax year, and is not expected to become a PFIC in the future. However, this conclusion is a factual determination made annually and is subject to change. Further, it is difficult to accurately predict future assets and income relevant to the PFIC determination. Thus, there can be no assurance that Aon will not be treated as a PFIC for any taxable year.

If Aon were to be treated as a PFIC, U.S. holders could be subject to certain adverse U.S. federal income tax consequences in accordance with the PFIC rules with respect to gain realized on a taxable disposition of Aon Shares, and certain distributions received on such shares. In addition, dividends received with respect to Aon Shares would not constitute qualified dividend income eligible for a preferential U.S. income tax rate if Aon were treated as a PFIC for the taxable year of the distribution or for its preceding taxable year. Certain elections (including a mark-to-market election) may be available to U.S. holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. holders should consult their own tax advisors about the determination of Aon’s PFIC status and the U.S. federal income tax consequences of holding Aon Shares if Aon is considered a PFIC in any taxable year.

U.S. Federal Income Tax Consequences of Holding Aon Shares to Non-U.S. Holders

In general, a non-U.S. holder will not be subject to U.S. federal income tax and, subject to the discussion below in the section entitled “Material U.S. Federal Income Tax Consequences of The Transaction—Information Reporting and Backup Withholding” beginning on page [●] of this joint proxy statement, will not be subject to U.S. federal withholding tax on any dividends received on Aon Shares or any gain recognized on a sale or other disposition of Aon Shares unless:

•

the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•

in the case of gain only, the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

Unless an applicable tax treaty provides otherwise, the dividend or recognized gain described in the first bullet generally will be subject to U.S. federal income tax in the same manner as if such non-U.S. holder were a U.S. person. See the discussion above under the section entitled “Material U.S. Federal Income Tax Consequences of the Transaction—U.S. Federal Income Tax Consequences of Holding Aon Shares to U.S. Holders” beginning on page [●] of this joint proxy statement. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on the repatriation from the United States of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Recognized gain described in the second bullet above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable tax treaty).

Non-U.S. holders should consult their own tax advisors regarding the treatment of any dividends received, gain recognized and any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to (i) cash received by U.S. holders in lieu of fractional Aon Shares and (ii) dividends received by U.S. holders with respect to their Aon Shares and the proceeds received on the disposition of Aon Shares effected within the United States (and, in certain cases, outside the United States), if paid to U.S. holders other than certain exempt recipients. Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (on an IRS Form W-9 provided to the paying agent or the U.S. holder’s broker) or is otherwise subject to backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number.

Certain holders of “specified foreign financial assets” may be required to file an information report (IRS Form 8938) with respect to such assets with their tax returns. Aon Shares generally will constitute specified foreign financial assets subject to these reporting requirements, unless the Aon Shares are held in an account at a financial institution (which, in the case of a foreign financial account, may also be subject to reporting). Additionally, a domestic corporation, domestic partnership, or trust (as described in Section 7701(a)(30)(E) of the Code) which is formed or availed of for purposes of holding, directly or indirectly, specified foreign financial assets may be subject to these rules. U.S. holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Aon Shares and the significant penalties to which they may be subject for failure to comply.

A non-U.S. holder will not be subject to U.S. backup withholding if it provides a certification of exempt status (on an appropriate IRS Form W-8 or an applicable substitute form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number.

THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH WTW SHAREHOLDER. WTW SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

DELISTING AND DEREGISTRATION OF WTW SHARES

Following the consummation of the transaction, WTW Shares will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act.”

INFORMATION ABOUT THE COMPANIES

Aon

The Aon group is a global professional services firm that provides advice and solutions to clients focused on risk, retirement and health, delivering distinctive client value via innovative and effective risk management and workforce productivity solutions that are underpinned by industry-leading data and analytics. Aon’s goal is to be the preeminent professional services firm in the world, focused on risk and people.

Aon’s clients are globally diversified and include all market segments (individuals through personal lines, mid-market companies and large global companies) and almost every industry in over 120 countries and sovereignties. This diversification of Aon’s customer base helps provide it stability in different economic scenarios that could affect specific industries, customer segments or geographies. Aon is an Irish public limited company and its Class A ordinary shares are currently traded on the NYSE under the symbol “AON.” Aon’s principal executive offices are located at the Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8, its telephone number is +353 1 266 6000 and its website is www.aon.com. Information on Aon’s website is not incorporated by reference into or otherwise part of this joint proxy statement. Aon is a tax resident of Ireland

WTW

The WTW group is a global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. WTW has more than 45,000 employees and services clients in more than 140 countries. WTW designs and delivers solutions that manage risk, optimize benefits, cultivate talent and expand the power of capital to protect and strengthen institutions and individuals. WTW believes its unique perspective allows it to see the critical intersections between talents, assets and ideas—the dynamic formula that drives business performance. WTW provides a comprehensive offering of services and solutions to clients across four business segments: Corporate Risk and Broking; Benefits Delivery and Administration; Human Capital and Benefits; and Investment, Risk and Reinsurance. WTW is a public limited company and its ordinary shares are currently traded on NASDAQ under the symbol “WLTW.” WTW’s principal executive offices are located at 51 Lime Street, London, EC3M 7DQ, England, its telephone number is (011) 44-20-3124-6000 and its website www.willistowerswatson.com. Information on WTW’s website is not incorporated by reference into or otherwise part of this joint proxy statement. WTW is a tax resident of Ireland.

THE BUSINESS COMBINATION AGREEMENT

The following is a summary of certain material terms of the Business Combination Agreement and the conditions appendix and is qualified in its entirety by reference to (i) the complete text of the Business Combination Agreement, a copy of which is attached as Annex A to this joint proxy statement and is incorporated by reference herein and (ii) the complete text of the conditions appendix, referred to as the “closing conditions,” a copy of which is attached as Annex B to this joint proxy statement and is incorporated by reference herein. This summary is not intended to provide you with any other factual information about Aon or WTW. We urge you to read carefully this entire joint proxy statement, including the annexes and the documents incorporated by reference. You should also review the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement.

Structure of the Transaction

Under the terms of the Business Combination Agreement, the transaction will be implemented by means of a court-sanctioned scheme of arrangement. As a result of the scheme, WTW will become a wholly-owned subsidiary of Aon.

Closing of the Transaction

The closing will take place at 9:00 a.m., New York City Time, as promptly as reasonably practicable following, but not later than the third business day (or such shorter period of time as remains before 5:00 p.m. New York City Time on the outside date) after the satisfaction or waiver, where applicable, of the closing conditions other than those closing conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions, or at such other date and/or time as may be mutually agreed by Aon and WTW in writing. For a description of the conditions to the closing, see the section entitled “—Conditions to the Closing of the Transaction” beginning on page [●] of this joint proxy statement.

Scheme Consideration to WTW Shareholders

At the effective time, WTW shareholders will be entitled to receive 1.08 Aon Shares in exchange for each WTW Share held by such WTW shareholders, referred to as the “scheme consideration.” WTW shareholders will not receive any fractional shares of Aon Shares as scheme consideration. Instead, fractional shares will be aggregated and sold in the open market by the exchange agent, with the net proceeds of any such sale distributed in cash pro rata to the WTW shareholders whose fractional entitlements have been sold.

If at any time during the period between the date of the Business Combination Agreement and the earlier of: (i) the effective time; and (ii) valid termination of the Business Combination Agreement pursuant to its terms, certain events occur in relation to the WTW Shares or the Aon Shares, including (but not limited to) a reorganization, reclassification, combination or contribution or exchange of shares, including Aon’s scheme of arrangement forming part of the Aon reorganization, the exchange ratio of 1.08 Aon Shares for each WTW Share noted above will be adjusted on the terms of Section 2.1(d)(v) of the Business Combination Agreement to provide the holders of Aon Shares and WTW Shares with the same economic effect as contemplated by the Business Combination Agreement prior to the occurrence of such event.

Treatment of WTW Equity Awards

WTW equity awards will be treated as set forth in the Business Combination Agreement, such that, as of immediately prior to the effective time, (i) each WTW share option and restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into a corresponding award relating to Aon Shares, with the number of Aon Shares subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Business Combination Agreement, and (ii) each WTW performance share unit award and phantom share unit award, that is outstanding immediately prior to the effective time, will be converted into a corresponding award that vests based on the holder’s continued service following the effective time and relates to a number of Aon Shares determined in accordance with the formulas set forth in the Business Combination Agreement, in each case, as further described below.

Immediately prior to the effective time, each WTW restricted share unit award granted to a WTW non-employee director will vest and thereafter be settled in Aon Shares.

Immediately prior to the effective time, each WTW share option that is outstanding and unexercised immediately prior to the effective time will be converted into a share option to acquire the number of Aon Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of WTW Shares subject to such WTW share option immediately prior to the effective time by (ii) the exchange ratio. The exercise price applicable to such converted share option will equal (A) the exercise price per WTW share of such WTW share option, divided by (B) the exchange ratio (rounded up to the nearest whole cent).

Immediately prior to the effective time, each WTW restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award with respect to a number of Aon Shares equal to the product obtained by multiplying (i) the applicable number of WTW Shares subject to such WTW restricted share unit award (including any corresponding dividend equivalent units) immediately prior to the effective time, by (ii) the exchange ratio.

Immediately prior to the effective time, (i) each WTW performance share unit award that was granted in 2018 and each WTW performance share unit award that was granted in 2019 that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award, with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW performance share unit award (including any corresponding dividend equivalent unit) based on the actual level of performance as of the effective time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened period, by (y) the exchange ratio, and (ii) each WTW performance share unit award that is granted in 2020 and each WTW performance share unit award that is granted in 2021 that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award, with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW performance share unit award (including any corresponding dividend equivalent units) based on the greater of the applicable target level of performance and the actual level of performance as of the effective time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened performance period, by (y) the exchange ratio.

Immediately prior to the effective time, each WTW phantom share unit award that is outstanding immediately prior to the effective time will be converted into an Aon phantom share unit, with respect to a number of Aon Shares equal to the product obtained by multiplying (i) the total number of units granted under such WTW phantom share unit award (including any corresponding dividend equivalent units), by (ii) the exchange ratio.

Each converted WTW option award and “WTW share award” (which includes WTW restricted share unit awards, WTW performance share unit awards and WTW phantom share unit awards) will continue to have and be subject to the same terms and conditions (including time vesting conditions, but excluding any performance-based vesting conditions and terms rendered inoperative by the transaction) that applied to the underlying WTW option award and WTW share award, as applicable, immediately prior to the effective time, including accelerated vesting in connection with an involuntary termination of service; provided, that, converted WTW phantom share units may be settled in Aon Shares (rather than cash), subject to the terms of the awards and applicable law. Any fractional shares resulting from the conversion of each type of WTW share award will be aggregated and rounded down to the nearest whole share for each type of WTW share award.

Immediately prior to the effective time, WTW shall take all actions with respect to each of the WTW ESPPs that are necessary to provide that: (a) any Final Offering Period shall be shortened by setting a new “Purchase Date” (within the meaning of the applicable WTW ESPP) in respect of such offering period that is no later than the day before the date of the effective time; (b) each WTW ESPP shall terminate, effective immediately prior to the effective time; (c) on the new Purchase Date, WTW shall cause the exercise of each outstanding purchase right under each WTW ESPP; (d) following the purchase of WTW Shares pursuant to the Final Offering Period, each WTW ESPP shall be suspended and no new offering period shall be commenced under each WTW ESPP and (e) make any pro rata adjustments that may be necessary to reflect any shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the applicable WTW ESPP. Notwithstanding the foregoing, any WTW ESPPs that are maintained for participants outside the United States shall be continued in accordance with their terms until terminated under clause (b) above.

Exchange of WTW Shares

An exchange agent appointed by Aon and reasonably acceptable to WTW, referred to as the “exchange agent,” will act as exchange agent. At or immediately prior to the closing, Aon, will deposit, or cause to be deposited, with the exchange agent for the benefit of WTW shareholders (i) certificates or, at Aon’s option, evidence of shares in book-entry form representing the aggregate scheme consideration and (ii) cash representing the proceeds of the sale of any fractional shares of Aon otherwise due to WTW shareholders. As promptly as reasonably practicable after the effective time, and in any event within three business days after the effective time, Aon will cause the exchange agent to mail to each holder of record of a certificate or certificates which immediately prior to the effective time represented WTW Shares and each holder of record of non-certificated WTW Shares represented by book-entry shares that is entitled to receive the scheme consideration a letter of transmittal and instructions for use in receiving payment of the scheme consideration. See the section entitled“—Scheme Consideration to WTW Shareholders” beginning on page [●] of this joint proxy statement.

Each holder of record of such WTW Shares will be entitled to receive promptly following the effective time: (a) the amount of cash payable in in lieu of any fractional Aon Shares that such holder has the right to receive and (b) that number of Aon Shares into which such holder’s WTW Shares were converted. No interest will be paid or accrue for the benefit of holders of the WTW Shares on the scheme consideration payable in respect of the WTW Shares. See the section entitled“—Scheme Consideration to WTW Shareholders” beginning on page [●] of this joint proxy statement.

Representations and Warranties

Aon and WTW made customary representations and warranties in the Business Combination Agreement on behalf of themselves and their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement that were exchanged between Aon and WTW. The representations and warranties made by Aon and WTW are also subject to and qualified by certain information included in certain filings each party and its affiliates have made with the SEC.

Many of the representations and warranties are reciprocal and apply to Aon or WTW, as applicable, and their respective subsidiaries. Some of the more significant representations and warranties relate to:

•	corporate organization, existence and good standing and requisite corporate power and authority to carry on business;

•	capital structure;

•	corporate authority to enter into the Business Combination Agreement and the enforceability thereof;

•	required governmental approvals;

•	the absence of any breach or violation of organizational documents or certain contracts as a result of the consummation of the transaction;

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SEC reports and financial statements, including their preparation in accordance with GAAP, filing or furnishing with the SEC, and compliance with the applicable rules and regulations promulgated thereunder, and that such reports and financial statements fairly present, in all material respects, the relevant financial position and results of operations;

•	the maintenance of internal disclosure controls and internal control over financial reporting;

•	the absence of undisclosed liabilities;

•	compliance with laws and government regulations, including environmental laws;

•	compliance with applicable laws related to employee benefits and the Employment Retirement Income Security Act;

•	the absence of certain changes since December 31, 2019 that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect;

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the absence of any actions since December 31, 2019 that would constitute a breach of certain interim operating covenants if such action was taken between the date of the Business Combination Agreement and the closing;

•	the absence of certain material litigation, claims and actions;

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none of Aon or WTW, as applicable, and their respective subsidiaries, is treated as a “surrogate foreign corporation” or an “expatriated entity” within the meaning of Section 7874(a)(2) of the Code or treated as a domestic corporation pursuant to Section 7874 of the Code;

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neither Aon nor WTW is or has been a PFIC within the meaning of Section 1297(a) of the Code, and neither expects to be a PFIC on or prior to the effective time (determined as if the taxable year ended at the effective time);

•	the reliability and accuracy of information supplied for this joint proxy statement;

•	certain regulatory matters; and

•	the accuracy and completeness of certain tax matters.

Many of the representations and warranties made by each of Aon and WTW are qualified by a “material adverse effect” standard (that is, they will not be deemed untrue or incorrect unless their failure to be true or correct, individually or in the aggregate has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the party making the representation and warranty). Many of the other representations and warranties made by each of Aon and WTW are qualified by a general materiality standard or by a knowledge standard. For the purpose of the Business Combination Agreement, a “material adverse effect” with respect to each of Aon and WTW means any change, effect, development, circumstance, condition, state of facts, event or occurrence that, (i) prevents, materially impairs or materially delays the relevant party from performing its material obligations under the Business Combination Agreement or consummation of the transactions contemplated by the Business Combination Agreement prior to the outside date or (ii) individually or in the aggregate, has, or is reasonably likely to result in, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations of the relevant party and its subsidiaries, taken as a whole, excluding, in the case of clause (ii) only:

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any changes in general U.S. or global economic conditions to the extent that such effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

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conditions (or changes therein) in any industry or industries in which the relevant party operates to the extent that such effects do not disproportionately impact such party relative to other companies operating in such industry or industries;

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general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, to the extent that such effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

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any change in GAAP or interpretation thereof to the extent that such effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

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any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law of or by any governmental entity to the extent that such effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

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the execution and delivery of the Business Combination Agreement or the consummation of the transaction, or any actions expressly required by, or the failure to take any action expressly prohibited by, the terms of the Business Combination Agreement (provided, however, that the exceptions in this clause will not apply to certain of the relevant party’s representations and warranties);

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changes in the share price of the respective party, in and of itself (although the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a material adverse effect may be taken into account);

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any failure by the relevant party to meet any internal or published projections, estimates or expectations of such relevant party’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by such relevant party to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (although the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a material adverse effect may be taken into account);

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effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, global health conditions (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus)) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the Business Combination Agreement, to the extent that such effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

•	the public announcement of the Business Combination Agreement or the transaction;

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the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of the relevant party with its employees, brokers, agents, independent contractors, vendors, clients or suppliers;

•	any action or failure to take any action that is consented to or requested by the relevant party in writing; or

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any reduction in the credit rating of the relevant party or its subsidiaries, in and of itself (although the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of a material adverse effect may be taken into account).

THE BUSINESS COMBINATION AGREEMENT CONTAINS REPRESENTATIONS AND WARRANTIES MADE BY AND TO THE PARTIES AS OF SPECIFIC DATES. THE STATEMENTS EMBODIED IN THOSE REPRESENTATIONS AND WARRANTIES WERE MADE FOR PURPOSES OF THE CONTRACT BETWEEN THE PARTIES AND ARE SUBJECT TO QUALIFICATIONS AND LIMITATIONS AGREED BY THE PARTIES IN CONNECTION WITH NEGOTIATING THE TERMS OF THE BUSINESS COMBINATION AGREEMENT AND IN SOME CASES WERE QUALIFIED BY

CONFIDENTIAL DISCLOSURES MADE BY THE PARTIES, WHICH DISCLOSURES ARE NOT REFLECTED IN THE BUSINESS COMBINATION AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS JOINT PROXY STATEMENT. IN ADDITION, CERTAIN REPRESENTATIONS AND WARRANTIES WERE MADE AS OF A SPECIFIED DATE OR MAY HAVE BEEN USED FOR THE PURPOSE OF ALLOCATING RISK BETWEEN THE PARTIES RATHER THAN ESTABLISHING MATTERS AS FACTS. THE DESCRIPTION OF THE BUSINESS COMBINATION AGREEMENT IN THIS JOINT PROXY STATEMENT HAS BEEN INCLUDED TO PROVIDE YOU WITH INFORMATION REGARDING ITS TERMS.

Covenants and Agreements

Aon and WTW agreed to certain covenants and agreements set forth in the Business Combination Agreement on behalf of themselves and their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Business Combination Agreement or in certain disclosure schedules to the Business Combination Agreement.

Shareholder Meetings and Recommendations

WTW has agreed to (i) convene or seek an order of the Irish High Court convening a meeting of its shareholders to approve the scheme of arrangement in accordance with the requirements of the Companies Act and (ii) convene the WTW EGM, in order to approve the resolutions required to effect the scheme. Additionally, the WTW Board has, subject to the specified exceptions described in the section entitled “—No Solicitation by Aon or WTW” beginning on page [●] of this joint proxy statement, recommended that WTW shareholders vote to approve the scheme at the WTW Court Meeting and vote to approve the resolutions required to effect the scheme at the WTW EGM.

Aon has agreed to convene the Aon EGM, in order to approve the resolutions required to effect the scheme.

No Solicitation by Aon or WTW

Under the terms of the Business Combination Agreement, each of Aon and WTW has agreed that it will not (and will not permit any of its subsidiaries to, and that it will cause its directors, officers and employees not to, and that it will use its reasonable best efforts to cause its other representatives not to), directly or indirectly:

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solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in discussions or negotiations regarding, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders, as applicable) which constitutes or would be reasonably expected to lead to a competing acquisition proposal;

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enter into or participate in any negotiations regarding, or furnish to any person or entity any nonpublic information relating to it or any of its respective subsidiaries or afford access to the business, properties, assets, books or records or otherwise cooperate in any way with, or knowingly assist, participate in or knowingly facilitate or encourage any effort by, any third party that would reasonably be expected to seek to make or has made a competing acquisition proposal;

•	engage in discussions with any person or entity with respect to any competing acquisition proposal;

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except if the Aon Board or the WTW Board, as applicable, determines in good faith (after consultation with outside legal advisors) that such action or inaction would be inconsistent with the directors’ fiduciary duties under applicable laws, waive, terminate, modify or release any person or entity (other than the other party and its affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation;

•	approve or recommend, or propose publicly to approve or recommend, any competing acquisition proposal;

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withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to the other party, the recommendation by its board of directors to its shareholders to vote in favor of its respective proposals;

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enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any competing acquisition proposal (other than as permitted in the Business Combination Agreement); or

•	resolve or agree to do any of the foregoing.

Nevertheless, Aon and WTW may inform a person or entity that has made or, to its knowledge, is considering making a competing acquisition proposal of the non-solicitation provisions of the Business Combination Agreement.

If Aon or WTW receives, prior to obtaining Aon shareholder approval or WTW shareholder approval, as applicable, a bona fide, unsolicited, written competing acquisition proposal not resulting from a material breach of the non-solicitation provisions of the Business Combination Agreement, which its board of directors determines in good faith after consultation with its outside legal and financial advisors (i) constitutes a superior proposal or (ii) would reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a superior proposal or, in the case of WTW, if required by Rule 20.2 of the Irish Takeover Rules, then in any such event it may take the following actions: (x) furnish nonpublic information to the person or entity making such competing acquisition proposal, if, and only if, prior to so furnishing such information, it receives from such person or entity an executed confidentiality agreement with terms that are no less favorable in the aggregate to it than those contained in the confidentiality agreement between Aon and WTW (provided, however, that the confidentiality agreement is not required to contain standstill provisions) and (y) engage in discussions or negotiations with such person or entity with respect to the competing acquisition proposal.

Change of Recommendation

The Aon Board and the WTW Board are each entitled to approve or recommend, or propose publicly to approve or recommend, a competing acquisition proposal or withdraw, change, amend, modify or qualify (or propose publicly to withdraw, change, amend, modify or qualify) its recommendation, in a manner adverse to the other party, prior to receiving the Aon shareholder approval or the WTW shareholder approval, as applicable, if:

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following receipt of a bona fide, unsolicited, written competing acquisition proposal, which such board of directors determines in good faith after consultation with its outside legal and financial advisors is a superior proposal and such proposal was received after the date of the Business Combination Agreement and did not result from a breach in any material respect of the non-solicitation provisions of the Business Combination Agreement, such board of directors has determined in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of its board of directors under applicable laws (such a change of recommendation, referred to as an “acquisition proposal change of recommendation”); or

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in response to a material change, effect, development, circumstance, condition, state of facts, event or occurrence (that does not relate to a competing acquisition proposal) that (a) was not known to the board of directors, or the material consequences of which (based on facts known to members of the board of directors as of the date of the Business Combination Agreement) were not reasonably foreseeable, as of the date of the Business Combination Agreement, (b) becomes known by the board of directors prior to the receipt of its shareholder approval and (c) does not relate to the other party or its subsidiaries, such board of directors has determined in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of its board of directors under applicable laws (such a change of recommendation, referred to as an “intervening event change of recommendation”) (either an acquisition proposal change of recommendation or an intervening event change of recommendation, referred to as a “change of recommendation”).

However, (i) prior to such board of directors making an intervening event change of recommendation, the party making such a change of recommendation must provide the other party with three business days’ prior written notice advising the other party that it intends to effect an intervening event change of recommendation and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable intervening event), and during such three business day period, the party changing its recommendation must consider and negotiate in good faith any proposal by the other party to amend the terms and conditions of the Business Combination Agreement in a manner that would obviate the need to effect the intervening event change of recommendation and (ii) prior to such board of directors making an acquisition proposal change of recommendation, the party making such a change of recommendation must provide the other party with three business days’ prior written notice (and any material amendment to the amount or form of consideration payable in connection with the applicable competing acquisition proposal will require a new notice and an additional two business day period) advising the other party that its board of directors intends to take such action and specifying the material terms and conditions of the competing acquisition proposal, and during such three business day period (or subsequent two business day period), the party changing its recommendation will consider and negotiate in good faith any proposal by the other party to amend the terms and conditions of the Business Combination Agreement such that such competing acquisition proposal would no longer constitute a “superior proposal.”

Regulatory Matters

Each of the parties has agreed, upon the terms and subject to the conditions set forth in the Business Combination Agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (including by taking certain divestiture actions) to fulfill all the closing conditions applicable to such party and to consummate and make effective the transaction and other transactions contemplated by the Business Combination Agreement as soon as practicable, including using reasonable best efforts to (i) prepare and file, in consultation with the other party and as promptly as practicable and advisable, all documentation to effect all necessary applications, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers and approvals necessary or advisable to be obtained from any third party and/or governmental entity in order to consummate the transaction, the scheme or any other transaction contemplated by the Business Combination Agreement, (ii) obtain all necessary actions or non-actions, waivers, consents and approvals from governmental entities, and (iii) contest and defend any proceedings challenging the Business Combination Agreement or the consummation of the transaction or any other transaction contemplated by the Business Combination Agreement, including (A) seeking to have any stay or temporary restraining order entered by any court or governmental entity vacated, reversed or terminated and (B) defending through litigation on the merits any claim asserted in court by any person to avoid entry of, or to have vacated, reversed or terminated, any order (whether temporary, preliminary or permanent) that would restrain or prevent the transaction from being completed prior to the outside date.

Notwithstanding the above, neither party is required to take, and neither will take without the other party’s prior written consent, any action that would, or would reasonably be expected to, result in the sale or disposition of assets or businesses and/or the termination of any business (in any jurisdiction(s)) that directly generated more than $1.8 billion of annual combined consolidated revenues of Aon, WTW and their respective subsidiaries during the 12 month period ended December 31, 2019, referred to as the “Disposition Cap”; provided, that Aon may require WTW to take such actions at its written request. Further, none of Aon, WTW or their respective subsidiaries is required to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned on the closing of the transaction.

In the event that the latest date on which the Irish High Court and/or the Irish Takeover Panel would permit the closing to occur is prior to the outside date, Aon and WTW will use their respective reasonable best efforts to obtain consent of the Irish High Court and/or the Irish Takeover Panel, as applicable, to an extension of such latest date (but not beyond the outside date). If (i) the Irish High Court and/or the Irish Takeover Panel require the lapsing of the scheme prior to the outside date, or (ii) the scheme does not become effective and unconditional not later than the outside date, Aon and WTW will (unless and until the Business Combination Agreement is validly terminated in accordance with the terms thereof) take all reasonable actions required in order to re-initiate the scheme process as promptly as reasonably practicable it being understood that no such lapsing described in subclause (i) or (ii) shall, in and of itself, result in a termination of, or otherwise affect any rights or obligations of Aon or WTW under the Business Combination Agreement.

Conduct of Business Pending the Completion

At all times from the execution of the Business Combination Agreement until the effective time, and subject to specified exceptions contained in the Business Combination Agreement and in certain disclosure schedules to the Business Combination Agreement, except as required by law, specifically required by the Business Combination Agreement, in the case of Aon, in connection with the Aon reorganization, or with the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned), each of Aon and WTW have agreed to, and have agreed to cause their respective subsidiaries to, conduct their respective businesses in all material respects in the ordinary course of business consistent with past practice.

Each of Aon and WTW have agreed to reciprocal specific restrictions relating to the conduct of their respective businesses between the date of the execution of the Business Combination Agreement until the effective time, including the following, except as required by law, specifically required by the Business Combination Agreement, in the case of Aon, in connection with the Aon reorganization, or with the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned), subject to specified exceptions set forth below and in certain disclosure schedules to the Business Combination Agreement:

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authorize or pay any dividend or distribution with respect to outstanding shares except that (i) that a party may continue the declaration and payment of regular quarterly cash dividends not to exceed $0.68 per share in the case of WTW, and $0.49 in the case of Aon, for each quarterly dividend and (ii) for dividends and distributions paid by a subsidiary on a pro rata basis in the ordinary course consistent with past practice or by a wholly-owned subsidiary of Aon or WTW to such party or another wholly-owned subsidiary of such party;

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split, combine, reduce or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares in its capital, except for any such transaction by a wholly-owned subsidiary of Aon or WTW, as applicable, which remains a wholly-owned subsidiary of Aon or WTW, as applicable, after consummation of such transaction;

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except as required by applicable law, any Aon or WTW compensatory or benefit arrangement in effect as of the date of the Business Combination Agreement (collectively referred to as the “Aon benefit plans” or the “WTW benefit plans,” as applicable) and subject to certain exceptions, (i) increase the compensation or benefits payable or to be provided to any of its directors, officers, employees or consultants other than increases in annual base salaries and incentive compensation opportunities at times and in amounts in the ordinary course of business consistent with past practice, (ii) grant or increase to any of its directors, officers, employees or consultants any severance, termination, change in control or retention pay or benefits, (iii) pay or award, or commit to pay or award, any cash bonuses or cash incentive compensation (other than the payment of accrued and unpaid cash bonuses or other cash incentive compensation in the ordinary course of business consistent with past practice), (iv) enter into any employment, severance, retention or change in control agreement with any of its directors, officers, employees or consultants (excluding (x) offer letters that provide for no severance, retention or change in control payments or benefits and (y) retention program or arrangements entered into in the ordinary course of business with people who became directors, officers, employees or consultants of

Aon or WTW in connection with acquisitions of people or businesses following the date of the Business Combination Agreement), (v) establish, adopt, enter into, materially amend or terminate any collective bargaining agreement or Aon benefit plan or WTW benefit plan, as applicable (or a plan or arrangement that would be an Aon benefit plan or WTW benefit plan, as applicable, if in existence as of the date of the Business Combination Agreement), or (vi) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to be provided to any of its directors, officers, employees or consultants;

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make any material change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, applicable law or SEC policy;

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authorize, announce an intention to authorize, or enter into agreements with respect to any acquisitions of an equity interest in any person or any business or division of any person (including by means of an asset purchase), or any mergers, consolidations or business combinations, except for (i) such transactions that collectively do not have purchase prices that exceed $200 million in the aggregate (provided that any such transactions, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impede the consummation of the transaction), (ii) certain capital expenditures permitted by the Business Combination Agreement, (iii) transactions between Aon and a wholly-owned subsidiary of Aon or WTW and a wholly-owned subsidiary of WTW, as applicable, or between wholly-owned subsidiaries of Aon or WTW, as applicable, or (iv) the creation of new wholly-owned subsidiaries organized to conduct or continue activities otherwise permitted by the Business Combination Agreement;

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amend the articles of association or memorandum of association, or their equivalents, of Aon or WTW, as applicable, or permit any significant subsidiary of Aon or WTW, as applicable, to adopt amendments to its governing documents in a manner that would be materially adverse to Aon, WTW or the combined company;

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issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock (including restricted shares), voting securities or other equity interest in Aon or WTW, as applicable, or any subsidiary of Aon or WTW, as applicable, or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” equity or “phantom” stock equity rights (including additional WTW phantom share unit awards), stock appreciation rights or stock equity-based performance units or take any action to cause to be exercisable any otherwise unexercisable Aon equity award or WTW equity award under any existing Aon equity plan or WTW equity plan (except as otherwise provided by the express terms of any Aon equity award or WTW equity award, in each case, outstanding on the date of the Business Combination Agreement), other than annual grants of Aon equity awards, annual grants of WTW options, WTW RSU awards or WTW PSU awards made in the ordinary course of business consistent with past practice and issuances of Aon Shares or WTW Shares (i) in respect of any exercise of Aon stock options or WTW share options or the vesting, lapse of restrictions with respect to or settlement of Aon equity awards or WTW equity awards outstanding as of the date of the Business Combination Agreement or issued in accordance with the Business Combination Agreement, in each case, accordance with their respective terms, (ii) pursuant to the terms of the Aon employee stock purchase plan or WTW ESPP, subject to certain exceptions, or (iii) transactions between Aon and a wholly-owned subsidiary of Aon or WTW and a wholly-owned subsidiary of WTW or between wholly-owned subsidiaries of Aon or WTW, as applicable;

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purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) redemptions or acquisitions of Aon Shares tendered by holders of Aon equity awards or WTW Shares tendered by holders of WTW equity awards in order to satisfy obligations to pay the exercise price and/or tax withholding obligations with respect thereto, (ii) the redemptions or acquisition by Aon of Aon equity awards or WTW of WTW equity awards in connection with the forfeiture of such awards and (iii) transactions between Aon and a wholly-owned subsidiary of Aon or WTW and a wholly-owned subsidiary of WTW or between wholly-owned subsidiaries of Aon or WTW;

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except in respect of any unsecured commercial paper programs established by Aon or any wholly-owned subsidiary of Aon or WTW or any wholly-owned subsidiary of WTW, redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (i) any indebtedness for borrowed money among Aon and its wholly-owned subsidiaries or WTW and its wholly-owned subsidiaries, as applicable, or among wholly-owned subsidiaries of Aon or WTW, as applicable, in each case, in the ordinary course of business consistent with past practice, (ii) indebtedness for borrowed money incurred to replace, renew, prepay, extend, refinance or refund any existing indebtedness for borrowed money of Aon or any of the subsidiaries of Aon or WTW or any of the subsidiaries of WTW, as applicable, maturing on or prior to the 12 month anniversary of the date of such refinancing or prepayment, (iii) guarantees by Aon or WTW of indebtedness for borrowed money of subsidiaries of Aon or WTW, as applicable, or guarantees by subsidiaries of Aon or WTW of indebtedness for borrowed money of Aon or any subsidiary of Aon or WTW or any subsidiary of WTW, as applicable, which indebtedness is incurred in compliance with clause (i) above, (iv) indebtedness for borrowed money incurred pursuant to (A) agreements entered into by Aon or any subsidiary of Aon or WTW or any subsidiary of WTW, as applicable, in effect prior to the execution of the Business Combination Agreement and set forth on the applicable schedule of the Business Combination Agreement and (B) other agreements that may be entered into following the date of the Business Combination Agreement and set forth on the applicable schedule of the Business Combination Agreement, (v) transactions at the stated maturity of such indebtedness and required amortization or mandatory prepayments and (vi) indebtedness for borrowed money not to exceed $700 million in aggregate principal amount outstanding at any time incurred by Aon or any of the subsidiaries of Aon or indebtedness for borrowed money not to exceed $100 million in aggregate principal amount outstanding at any time incurred by WTW or any of the subsidiaries of WTW other than in accordance with clauses (i) through (v); provided that nothing contained in the Business Combination Agreement shall prohibit Aon and the subsidiaries of Aon or WTW and the subsidiaries of WTW from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business consistent with past practice; provided further that in the case of clauses (ii), (iv) and (v) for WTW, the consummation of the transaction and compliance with the Business Combination Agreement will not result in any violation or breach of, or default of change of control (with our without notice or lapse of time or both) under, or give rise to a right of or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit under any such Indebtedness;

•

make any loans to any other person, except for loans (a) that are either (i) among Aon and its subsidiaries or WTW and its subsidiaries or (ii) among subsidiaries of Aon or WTW or (b) to employees, in each case in the ordinary course of business consistent with past practice;

•

sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any lien, any of its material properties or assets, except (i) pursuant to existing agreements, (ii) liens for permitted indebtedness, (iii) such transactions with neither a fair market value of the assets or properties nor an aggregate purchase price that exceeds $150 million in the aggregate for all such transactions (iv) assets an properties associated with discontinued operations, (v) in the case of the grant of a non-exclusive license, transactions where a grant of non-exclusive license is incidental to the primary purpose of such transaction and (vi) for transactions among Aon and its wholly-owned subsidiaries or WTW and its wholly-owned subsidiaries or among wholly-owned subsidiaries of Aon or WTW, as applicable;

•

settle any material claim, litigation, investigation or proceeding pending against Aon or any of its subsidiaries or WTW or any of its subsidiaries, as applicable, or any of their officers and directors in their capacities as such, other than a settlement that (i) involve the payment by Aon or any of its subsidiaries or WTW or any of its subsidiaries for an amount not to exceed, individually or in the aggregate, $35 million, (ii) does not impose any injunctive relief on Aon or any of its subsidiaries or WTW or any of its subsidiaries, as applicable, (iii) does not provide for the license, covenant not to assert, or otherwise granting of any rights, of or under any material intellectual property of Aon or WTW, as applicable and (iv) does not contain an admission of liability by Aon or WTW or any of their respective representatives;

•

make or change any material tax election, change any tax accounting period for purposes of a material tax or material method of tax accounting, file any material amended tax return, settle or compromise any audit or proceeding relating to a material amount of taxes, agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) with respect to any material tax, surrender any right to claim a material tax refund, or take any action which would cause Aon or any subsidiary of Aon or WTW or any subsidiary of WTW, as applicable, to be treated as a “surrogate foreign corporation” or an “expatriated entity” within the meaning of Section 7874(a)(2) of the Code as a result of the transactions contemplated by the Business Combination Agreement;

•

except in the ordinary course of business consistent with past practice or in accordance with Aon’s or WTW’s, as applicable, anticipated capital expenditures for its 2020 fiscal year described on the applicable schedule of the Business Combination Agreement or in excess of $250 million in fiscal year 2021 for Aon or in excess of $200 million in fiscal year 2021 for WTW, make any new capital expenditure or expenditures, or commit to do so;

•

except in the ordinary course of business consistent with past practice and subject to certain exclusions, enter into a material contract, or materially amend, modify or terminate any existing material contract or waive, release or assign any material rights or claims thereunder;

•

other than in connection with the Aon reorganization, adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution or restructuring or other reorganization of Aon or WTW;

•	amend the terms of the Aon reorganization in a manner that would be adverse in any material respect to WTW or any of its subsidiaries; or

•	agree, in writing or otherwise, to take any of the foregoing actions.

Directors’ and Officers’ Indemnification and Insurance

The parties to the Business Combination Agreement have agreed that, for a period of not less than six years from and after the effective time, Aon will indemnify and hold harmless all individuals who at or prior to the effective time are past or present directors, officers or employees of WTW or its subsidiaries, for acts or omissions occurring at or prior to the closing, to the same extent as these individuals had rights to indemnification and advancement of expenses as of the date of the Business Combination Agreement and to the fullest extent permitted by law.

In addition, for an aggregate period of not less than six years following the effective time, Aon will maintain an insurance and indemnification policy for the benefit of WTW’s current directors and officers that provides coverage for events occurring prior to the effective time that is no less favorable than WTW’s existing policy or, if insurance coverage that is no less favorable is unavailable, the best available coverage, subject to the limitation that the surviving corporation will not be required to spend in any one year more than 300% of the last annual premium paid by WTW for the existing policy prior to the date of the Business Combination Agreement. WTW may, at its option prior to the effective time, purchase a single premium six-year tail prepaid policy in substitution of the policy described in the prior sentence, provided that the amount paid for such policy does not exceed 300% of the last annual premium paid prior to the date of the Business Combination Agreement (it being understood that Aon will nevertheless be obligated to provide as much coverage as may be obtained for such 300% amount).

Employee Matters

From the effective time through the first anniversary of the effective time, referred to as the “Continuation Period,” Aon will provide to each WTW employee who continues in employment with Aon or its subsidiaries following the effective time, each referred to as a “Continuing Employee,” (i) a base salary or annual wage rate no less favorable than as provided immediately prior to the effective time, (ii) a target annual (or lesser period, as applicable) cash bonus opportunity or commission opportunity that is no less favorable than as provided immediately prior to the effective time, (iii) who is eligible to receive an annual equity compensation award as of immediately prior to the effective time, pursuant to ordinary course grant practices of WTW, eligibility for an annual equity compensation award, and (iv) health, welfare and other employee benefits (excluding severance) that are substantially comparable in the aggregate to such benefits in effect immediately prior to the effective time (although Aon does not have an obligation to maintain any particular benefit plans).

During the Continuation Period, Aon will provide to each Continuing Employee who experiences a termination of employment in a manner that would entitle such Continuing Employee to severance under a WTW benefit plan, policy or agreement, severance benefits that are no less favorable than as provided under the applicable WTW benefit plan, policy or agreement.

Aon will recognize each Continuing Employee’s service with WTW for purposes of determining eligibility, vesting and level of benefits under the Aon benefit plans providing benefits to WTW employees to the same extent and for the same purpose as such service was recognized under the WTW benefit plans, except that length of employment will not be recognized with respect to any frozen or grandfathered plan, any defined benefit pension plan or any retiree or post-termination health or welfare plan (other than such plans that were WTW benefit plans prior to the effective time under which service was credited as of the effective time).

Waiting periods under any Aon benefit plan that replaces a comparable WTW benefit plan will be waived for Continuing Employees to the extent such Continuing Employee participated in and had already satisfied any such waiting periods under the WTW benefit plan prior to the effective time. Aon will waive any pre-existing condition exclusions and actively-at-work requirements under Aon’s medical, dental, pharmaceutical and/or vision benefit plan. For such benefit plans, Aon will credit eligible expenses incurred by any Continuing Employee under WTW’s corresponding plans during the portion of the applicable plan year prior to the date on which such Continuing Employee commences participation in the corresponding Aon plans (if applicable) toward deductibles, coinsurance and maximum out-of-pocket requirements.

Aon will pay eligible Continuing Employees a cash bonus or commission amount for the full year in which the effective time occurs unless a payment for the period through the effective time has already been paid, in which case Aon will pay cash bonus or commission payments for the remainder of such year. If any amounts are payable by Aon in respect of the period of such year prior to the effective time, such amounts will be no less than the amounts accrued by WTW with respect to such cash incentive compensation for the period prior to the effective time. If any WTW employee’s employment is involuntarily terminated following the end of the performance period for the year in which the effective time occurs, but prior to the payment of the cash bonus or commission amounts payable for such period, such WTW employee will receive such cash bonus or commission amounts when similar payments are made to other WTW employees.

Prior to the effective time, Aon and WTW will cooperate in respect of consultation obligations and similar notice and bargaining obligations owed to employees or consultants of WTW or its subsidiaries or Aon or its subsidiaries, or any of their respective bargaining representatives, in accordance with all applicable laws and works council or other bargaining agreements, if any.

Prior to the effective time, WTW will take all actions necessary to terminate each employee share purchase plan of WTW, in accordance with applicable law.

Dividends and Distributions

Pursuant to the Business Combination Agreement, Aon and WTW have each agreed to coordinate with the other on the payment of quarterly dividends (and the declaration and setting of record dates and payment dates relating thereto) with respect to Aon Shares and WTW Shares such that holders of WTW Shares do not receive dividends on both the Aon Shares received in the transaction, as well as their WTW Shares, in respect of the same calendar quarter or fail to receive a dividend on either the Aon Shares received in the transaction or their WTW Shares in respect of any calendar quarter.

The agreement reached between Aon and WTW in relation to dividends in the Business Combination Agreement does not apply to any quarterly dividend of either Aon or WTW not reasonably expected to be paid on or around the closing.

Post-Completion Merger

If (i) at least 30 days prior to the closing, Aon and WTW mutually agree in writing or WTW provides written notice to Aon that it is unable to obtain the WTW Tax Opinion, (ii) at least 35 days prior to the closing, Aon has not confirmed in writing it shall issue the final form Aon representation letter, (iii) WTW does not actually receive the executed Aon representation letter prior to the closing, or (iv) the takeover offer is consummated, then Aon agrees, in each case, as promptly as reasonably practicable following closing, to effectuate (a) the conversion of WTW into a private company limited by shares (within the meaning of Section 2 of the Companies Act) in accordance with Part 20 of the Companies Act and (b) following such conversion of WTW in accordance with clause (a), the merger of WTW with and into a newly-formed Irish entity that is directly and wholly-owned by Aon, which Aon shall cause to be classified, for U.S. federal income tax purposes as an entity disregarded from its owner (including by filing an entity classification election), with such newly-formed Irish direct wholly-owned subsidiary of Aon as the surviving entity, to be implemented as a statutory merger in accordance with Chapter 3 of Part 9 of the Companies Act or, at Aon’s sole discretion, a merger by scheme of arrangements in accordance with Chapter 1 of Part 9 of the Companies Act, such clauses (a) and (b) together referred to as the “post-completion merger.”

Conditions to the Closing of the Transaction

The scheme and the closing of the transaction are conditioned on the satisfaction (or waiver, by the appropriate party to the extent permitted by law) of the following:

•

the approval of the scheme by the requisite WTW shareholders at the WTW Court Meeting (or at any adjournment thereof) and the required WTW EGM resolutions being duly passed by the requisite majority of WTW shareholders at the WTW EGM (or at any adjournment thereof), together, referred to as the “WTW shareholder approval”;

•	the Irish High Court’s sanction of the scheme (without material modification);

•	a copy of the Irish High Court’s order having been delivered to the Registrar of Companies;

•	the approval of the issuance of the aggregate scheme consideration by Aon shareholders, referred to as the “Aon shareholder approval”;

•	to the extent the transaction constitutes, or is deemed to constitute, a concentration with an EU dimension within the scope of the Council Regulation (EC) No. 139/2004, referred to as the “EU

Merger Regulation” (i) the European Commission having issued a decision (or having been deemed to have issued a decision) to allow the closing of the transaction, or (ii) if any aspect of the transaction is referred to any competent authority of an EU or EFTA state under the EU Merger Regulation, clearance or confirmation that the closing may proceed having been received from each such competent authority;

•	any applicable waiting period (or extension thereof) under the HSR Act relating to the transaction shall have expired or been terminated;

•

all required antitrust clearances of any governmental entity having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate), in each case in connection with the transaction, under the antitrust laws of each required antitrust jurisdiction;

•

(a) no order (whether temporary or permanent) having been issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, and (b) no law (whether or not final or appealable) having been enacted, issued, promulgated, enforced or entered which remains in effect which, in the case of each of clauses (a) and (b), restrains, enjoins, makes illegal or otherwise prohibits the consummation of the transaction, but excluding (1) for purposes of clause (b), any antitrust law of any jurisdiction that is not a required antitrust jurisdiction, and for purposes of clause (a) any orders related to any antitrust law other than an antitrust law in a required antitrust jurisdiction by a governmental entity of competent jurisdiction in such required antitrust jurisdiction and (2) for purposes of clause (b), any regulatory law of any jurisdiction that does not give rise to a required regulatory clearance, and for purposes of clause (a) any orders related to any regulatory law other than the applicable laws giving rise to a required regulatory clearance by a governmental entity of competent jurisdiction in the jurisdiction corresponding to such required regulatory clearance (the exclusions described in clauses (1) and (2), referred to as the “specified laws and orders”);

•	all required regulatory clearances having been obtained and remaining in full force and effect;

•	the NYSE having approved, and not withdrawn such approval, the listing of all of the Aon Shares to be issued in the scheme, subject only to official notice of issuance;

•	the Business Combination Agreement not having been terminated in accordance with its terms;

•	the absence of a material adverse effect with respect to each of Aon and WTW since March 9, 2020;

•	the accuracy of each of Aon’s and WTW’s representations and warranties, subject to specified materiality standards;

•

the performance and compliance by each of Aon and WTW, in all material respects, with the covenants and agreements under the Business Combination Agreement required to be performed or complied with by it prior to the closing; and

•	the Aon reorganization and required assignment having occurred (the reorganization was effective as of April 1, 2020 and the required assignment was effective as of April 2, 2020).

Aon reserves the right, subject to the prior written approval of the Irish Takeover Panel (if required), to effect the transaction by way of a takeover offer, as an alternative to the scheme, in the circumstances described in and subject to the terms of the Business Combination Agreement. In such event, such takeover offer will be implemented on terms and conditions that are at least as favorable to WTW shareholders and equity award holders (except for an acceptance condition set at 80% of the nominal value of the WTW Shares to which such offer relates and which are not already beneficially owned by Aon) as those which would apply in relation to the scheme, among other requirements.

The transaction is also conditioned on the scheme becoming effective and unconditional by not later than March 9, 2021, or not later than June 9, 2021 or September 9, 2021, if extended under the terms of the Business

Combination Agreement, or such earlier date as may be specified by the Irish Takeover Panel, or such later date as Aon and WTW may, subject to receiving the consent of the Irish Takeover Panel and the Irish High Court, in each case if required, agree (also referred to as the “outside date”).

Survival of Representations and Warranties

The representations and warranties in the Business Combination Agreement of each of Aon and WTW on behalf of itself and its subsidiaries will not survive the consummation of the transaction or the termination of the Business Combination Agreement pursuant to its terms.

Termination

The Business Combination Agreement may be terminated and the transaction abandoned (whether before or after receipt of the WTW shareholder approval or the Aon shareholder approval, as applicable) as follows:

•	by mutual written consent of Aon and WTW;

•

by either Aon or WTW, if there has been a breach by the other party of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement (other than the non-solicitation covenants), which breach would result in a condition to closing not being satisfied (and such breach is not reasonably capable of being cured prior to the outside date, or if curable prior to the outside date, has not been cured after the receipt of notice thereof by the defaulting party from the non-defaulting party within the earlier of (i) 45 calendar days or (ii) the outside date). However, the Business Combination Agreement may not be terminated in accordance with the foregoing sentence by any party if such party is then in material breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement;

•

by either Aon or WTW, if the effective time shall not have occurred by midnight, Eastern Time, on the outside date, provided that in the event that at the initial outside date, all of the conditions have been satisfied or waived other than the conditions pertaining to (i) the EU Merger Regulation, (ii) the HSR waiting period, (iii) the required antitrust clearances, (iv) laws and orders, (v) the required regulatory clearances, and (vi) any conditions that by their nature are to be satisfied or waived at the closing, but subject to the satisfaction or waiver (when permissible) of such conditions, then the outside date shall automatically be extended up to two times each time for a period of three months unless the parties agree to an earlier extended outside date. However, the Business Combination Agreement may not be terminated in accordance with the foregoing sentence by any party whose breach of any representation, warranty, covenant or agreement in the Business Combination Agreement is the primary cause of, or resulted in, the effective time not occurring prior to the outside date;

•	by Aon, prior to receipt of the WTW shareholder approval, if the WTW Board effects a WTW change of recommendation or WTW materially breaches its non-solicitation covenant;

•	by WTW, prior to receipt of the Aon shareholder approval, if the Aon Board effects an Aon change of recommendation or Aon materially breaches its non-solicitation covenant;

•

by either Aon or WTW if a governmental entity of competent jurisdiction has issued a final, non-appealable order or there is a law in effect in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transaction (other than the specified laws and orders). However, the Business Combination Agreement may not be terminated in accordance with the foregoing sentence by any party if such party’s breach of any provision of the Business Combination Agreement is the primary cause of such order or law;

•

by either Aon or WTW if the WTW Court Meeting or WTW EGM has been completed and the Court Meeting resolution or the required WTW EGM resolutions, as applicable, were not been approved by the requisite majorities;

•	by either Aon or WTW, if the Aon shareholder approval has not been obtained at the Aon EGM or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

•

by either Aon or WTW, if the Irish High Court declines or refuses to sanction the scheme, unless both parties agree in writing that the decision of the Irish High Court will be appealed (it being agreed that WTW will make such an appeal if requested to do so in writing by Aon and the council appointed by Aon and WTW agree that doing so is a reasonable course of action); and

•

by WTW if the Aon reorganization, which has been completed, had not been completed by October 9, 2020 (it being agreed that such date may be extended at Aon’s written request and prior approval of WTW (such approval not to be unreasonably withheld, conditioned or delayed)).

Reverse Termination Payment

The Business Combination Agreement also provides that, in the event of a termination of the Business Combination Agreement as described in the next sentence, Aon will pay WTW a reverse termination fee of $1,000,000,000. The reverse termination fee is payable when there is a valid termination:

•

by Aon or WTW at or after the outside date, but only in the event that all of the conditions have been satisfied or waived other than certain conditions related to the receipt of antitrust and competition approvals;

•	by WTW due to a breach by Aon of certain of its covenants and agreements under the Business Combination Agreement related to obtaining antitrust, competition and other regulatory clearances; or

•	by Aon or WTW for any other reason at a time when Aon or WTW could have terminated the Business Combination Agreement as described in the preceding two bullets.

Upon WTW becoming entitled to the foregoing reverse termination payment, neither Aon nor its representatives will have further liability in connection with the termination of the Business Combination Agreement, other than for fraud or willful breach of the Business Combination Agreement.

Amendment and Waiver

The parties may amend the Business Combination Agreement at any time either before or after the WTW shareholders approval or the Aon shareholder approval by their written agreement. However, after such approval, no amendment may be made which requires further approval by the WTW shareholders or the Aon shareholders under applicable law unless such further approval is obtained.

Prior to the effective time, the parties may, to the extent permitted by applicable laws and under the terms of the Business Combination Agreement, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Business Combination Agreement made to Aon or WTW by the other party, and (iii) waive compliance with any of the agreements or conditions for the benefit of any party under the Business Combination Agreement. Any agreement by a party to such extension or waiver must be in a writing signed by the applicable party. Any delay in exercising any right under the Business Combination Agreement does not constitute a waiver of such right.

Specific Performance

The parties to the Business Combination Agreement have agreed that irreparable injury would occur if any provisions of the Business Combination Agreement are not performed in accordance with their specific terms or are otherwise breached. The parties agreed that, prior to the valid termination of the Business Combination Agreement pursuant to the provisions described under “—Termination” and “—Reverse Termination Payment” above, each party is entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the Business Combination Agreement by any other party, to a decree or order of specific performance to specifically enforce the terms and provisions of the Business Combination Agreement and to any further equitable relief. The parties agreed to waive any objections to any of the foregoing remedies (including any objection on the basis that there is an adequate remedy at law or that an award of such remedy is not an appropriate remedy for any reason at law or equity). In the event Aon or WTW seeks any of the foregoing remedies, such party is not required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

Subject to the terms of the Business Combination Agreement, the parties have agreed that by seeking such remedies, a party will not in any respect waive its rights to obtain any other form of relief that may be available under the Business Combination Agreement and that the Business Combination Agreement will not require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance before exercising any termination right described under “—Termination” and “—Reverse Termination Payment” above (and pursuing damages after such termination), and the commencement of any proceeding will not restrict or limit any party’s right to terminate the Business Combination Agreement or pursue any other remedies to the extent available under the Business Combination Agreement.

Required Assignment

On April 2, 2020, Aon UK assigned to Aon Ireland, and Aon Ireland assumed from Aon UK, all of Aon UK’s rights and obligations under the Business Combination Agreement.

EXPENSES REIMBURSEMENT AGREEMENT

The following is a summary of certain material terms of the Expenses Reimbursement Agreement. This summary is qualified in its entirety by reference to the complete text of the Expenses Reimbursement Agreement, a copy of which is attached as Annex C to this joint proxy statement and incorporated by reference herein. We encourage you to read the Expenses Reimbursement Agreement carefully and in its entirety. This summary is not intended to provide you with any other factual information about Aon or WTW. We urge you to read carefully this entire joint proxy statement, including the annexes and the documents incorporated by reference. You should also review the section entitled “Where You Can Find More Information” beginning on page [●] of this joint proxy statement.

On March 9, 2020, concurrently with the execution of the Business Combination Agreement, Aon and WTW entered into the Expenses Reimbursement Agreement, referred to as the “Expenses Reimbursement Agreement.” Under the Expenses Reimbursement Agreement, the terms of which have been consented to by the Irish Takeover Panel, Aon and WTW have each agreed, under certain circumstances following the termination of the Business Combination Agreement, to reimburse all documented, specific, quantifiable third-party costs and expenses incurred by or on behalf of the other party (or its subsidiaries) in connection with the transaction, including those incurred in connection with exploratory work carried out in contemplation of and in connection with the transaction, legal, financial and commercial due diligence and the engagement of third party representatives to assist in the process up to $300,400,000.

WTW has agreed to so reimburse Aon if:

(i)

Aon terminates the Business Combination Agreement prior to WTW obtaining the required WTW shareholder approval at the WTW Court Meeting or the WTW EGM if the WTW Board no longer recommends that the WTW shareholders vote to approve the transaction; or

(ii)	all of the following occur:

•

either (x) Aon terminates the Business Combination Agreement if WTW breached or failed to perform any of its covenants or other agreements contained in the Business Combination Agreement, which breach or failure to perform (1) would have resulted in a failure of (A) WTW’s representations and warranties being true and correct as of the closing of the transaction (subject to certain de minimis, materiality and material adverse effect qualifiers as discussed in more detail in the section entitled “The Business Combination Agreement—Conditions to the Closing of the Transaction” beginning on page [●] of this joint proxy statement) or (B) WTW’s obligation to perform and comply with the covenants contained in the Business Combination Agreement in all material respects and (2) was not reasonably capable of being cured by the outside date (or such other date, if extended under the terms of the Business Combination Agreement) or, if curable, is not cured by the earlier of (A) the outside date (or such other date, if extended under the terms of the Business Combination Agreement) and (B) 45 days following written notice by Aon thereof, or (y) either Aon or WTW terminates the Business Combination Agreement if the WTW Court Meeting or the WTW EGM was completed and the resolutions to be proposed at those meetings under and which passage is required by the Business Combination Agreement, as applicable, were not approved by the requisite majorities; and

•

prior to the WTW Court Meeting, a WTW competing acquisition proposal (which for the purpose of this and the following bullet means a proposal to acquire ownership of (i) the assets or businesses of WTW that generate at least 50% or more of the net revenues or net income (for the 12-month period ending on the last day of WTW’s most recently completed fiscal quarter) or that represent at least 50% of the total assets (based on fair market value) of WTW taken as a whole or (ii) at least 50% of any class of capital stock, other equity securities or voting power of WTW, in each case, other than the transaction) was publicly disclosed or publicly announced (or, in the case of a termination by Aon of the Business Combination Agreement where WTW breaches or fails to perform its covenants or other agreements found in the Business Combination Agreement under certain conditions, was made publicly or privately to the WTW Board), or any person has publicly announced an intention (whether or not conditional) to make a WTW competing acquisition proposal; and

•

either (x) a WTW competing acquisition proposal under the Business Combination Agreement is consummated within 12 months after such termination, or (y) a definitive agreement providing for a WTW competing acquisition proposal is entered into within 12 months after such termination and is subsequently consummated, in the case of each of clauses (x) and (y), regardless of whether such WTW competing acquisition proposal is the same as the WTW competing acquisition proposal referred to in the bullet above.

Aon has agreed to so reimburse WTW if:

(i)

WTW terminates the Business Combination Agreement prior to Aon obtaining the required Aon shareholder approval at the special meeting if the Aon board of directors no longer recommends that the Aon shareholders vote to approve the transaction; or

(ii)	all of the following occur:

•

either (x) WTW terminates the Business Combination Agreement if Aon breached or failed to perform any of its covenants or other agreements contained in the Business Combination Agreement, which breach or failure to perform (1) would have resulted in a failure of (A) Aon’s representations and warranties being true and correct as of the closing of the transaction (subject to certain de minimis, materiality and material adverse effect qualifiers as discussed in more detail in in the section entitled “The Business Combination Agreement—Conditions to the Closing of the Transaction” beginning on page [●] of this joint proxy statement) or (B) Aon’s obligation to perform and comply with the covenants contained in the Business Combination Agreement in all material respects and (2) was not reasonably capable of being cured by the outside date (or such other date, if extended under the terms of the Business Combination Agreement) or, if curable, is not cured by the earlier of (A) the outside date (or such other date, if extended under the terms of the Business Combination Agreement) and (B) 45 days following written notice by WTW thereof, or (y) either Aon or WTW terminates the Business Combination Agreement if Aon shareholder approval was not obtained at the Aon EGM; and

•

prior to the Aon EGM, an Aon competing acquisition proposal (which for the purpose of this and the following bullet means a proposal to acquire ownership of (i) the assets or businesses of Aon that generate at least 50% or more of the net revenues or net income (for the 12-month period ending on the last day of Aon’s most recently completed fiscal quarter) or that represent at least 50% of the total assets (based on fair market value) of Aon taken as a whole or (ii) at least 50% of any class of capital stock, other equity securities or voting power of Aon, in each case, other than the transaction) was publicly disclosed or publicly announced (or, in the case of a termination by WTW of the Business Combination Agreement where Aon breaches or fails to perform its covenants or other agreements found in the Business Combination Agreement under certain conditions, was made publicly or privately to the Aon Board), or any person has publicly announced an intention (whether or not conditional) to make an Aon competing acquisition proposal; and

•

either (x) an Aon competing acquisition proposal under the Business Combination Agreement is consummated within 12 months after such termination, or (y) a definitive agreement providing for an Aon competing acquisition proposal is entered into within 12 months after such termination and is subsequently consummated, in the case of each of clauses (x) and (y), regardless of whether such Aon competing acquisition proposal is the same as the Aon competing acquisition proposal referred to in the bullet above.

Upon Aon or WTW, as the case may be, becoming entitled to a reimbursement payment by the other party under the Expenses Reimbursement Agreement, such other party will have no further liability in connection with the valid termination of the Business Combination Agreement (other than the obligation to pay the reimbursement payments required by the Expenses Reimbursement Agreement), whether under the Business Combination Agreement or the Expenses Reimbursement Agreement or otherwise, to the party entitled to the reimbursement payment or to such party’s subsidiaries or shareholders. However, the Expenses Reimbursement Agreement does not release any party from liability (including any monetary damages or other appropriate remedy) (i) for a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of the Expenses Reimbursement Agreement or Business Combination Agreement, regardless of whether such breach was the conscious object of the act or failure to act, (ii) for fraud or (iii) as provided for in the confidentiality agreement by and between Aon and WTW, dated February 18, 2020, as amended or supplemented from time to time.

Goldman Sachs and WTW have each confirmed in writing to the Irish Takeover Panel that the Expenses Reimbursement Agreement is in the best interests of the WTW shareholders in the context of the transaction.

On April 2, 2020, Aon UK assigned to Aon Ireland, and Aon Ireland assumed from Aon UK, all of Aon UK’s rights and obligations under the Expenses Reimbursement Agreement.

DIRECTOR’S IRREVOCABLE UNDERTAKINGS

All members of the Aon Board delivered deeds of irrevocable undertaking, referred to as the “Irrevocable Undertakings,” to WTW in respect of all Aon Shares beneficially owned by such Aon directors, which, as of May 5, 2020, equals an aggregate of 1,659,897 Aon Shares and represents approximately 0.72% of outstanding Aon Shares based on the number of Aon Shares outstanding as of May 5, 2020. Pursuant to their Irrevocable Undertakings, all Aon directors have agreed to vote all of such Aon Shares in favor of any resolution proposed at the Aon EGM necessary to implement the transaction (including the issuance of Aon Shares in order to consummate the scheme). The Aon directors have also agreed, among other limitations, not to sell, transfer, encumber, grant any option over or otherwise dispose of their Aon Shares prior to the scheme becoming effective. The obligations of the Aon directors under the Irrevocable Undertakings will lapse if:

•	the scheme becomes effective;

•	the transaction is not completed by the outside date (or such other date, if extended under the terms of the Business Combination Agreement);

•	the transaction lapses or is withdrawn;

•	such directors have withdrawn their recommendation to Aon shareholders to vote in favor of the transaction; or

•	the Business Combination Agreement is terminated in accordance with its terms.

All members of the WTW Board delivered Irrevocable Undertakings to Aon in respect of voting all WTW Shares held by such WTW directors (excluding WTW Shares underlying certain RSUs and options to purchase WTW Shares), which, as of May 5, 2020, equals an aggregate of 199,234 WTW Shares and represents approximately 0.15% of outstanding WTW Shares based on the number of WTW Shares outstanding as of May 5, 2020. Pursuant to their Irrevocable Undertakings, all WTW directors have agreed to, in the event the transaction is implemented by the scheme, vote or procure the votes of all such WTW Shares in accordance with Aon’s instructions on any resolution proposed at the WTW EGM or WTW Court Meeting which (i) is necessary to implement the scheme, (ii) would approve a scheme of arrangement relating to the acquisition of any WTW Shares by any person other than Aon or (iii) might otherwise impact the success of the scheme. The WTW directors have also agreed, among other limitations, not to sell, transfer, encumber, grant any option over or otherwise dispose of their WTW Shares (including any RSUs and options beneficially owned by such directors) prior to the scheme becoming effective. The obligations of the WTW directors under the Irrevocable Undertakings will lapse if:

•	the scheme becomes effective;

•	the transaction is not completed by the outside date (or such other date, if extended under the terms of the Business Combination Agreement);

•	the transaction lapses or is withdrawn;

•	such directors have withdrawn their recommendation to WTW shareholders to vote in favor of the transaction; or

•	the Business Combination Agreement is terminated in accordance with its terms.

The Irrevocable Undertakings from the members of the WTW Board will remain binding in the event that a higher competing offer for WTW is made, unless the WTW Board withdraws its recommendation to the WTW shareholders to vote in favor of the transaction.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollar amounts presented in millions, except share data)

On March 9, 2020, Aon and WTW entered into a Business Combination Agreement providing for the combination of the two companies. On April 1, 2020, Aon UK completed its previously announced cancellation scheme of arrangement, pursuant to which Aon Ireland became the public parent company of Aon UK, and all of the members of the board of directors of Aon UK became members of the board of directors of Aon Ireland. In connection with the foregoing, on April 2, 2020, Aon UK assigned all of its rights and obligations under the Business Combination Agreement to Aon Ireland, and Aon Ireland assumed all such rights and obligations. Under the terms of the Business Combination Agreement, Aon has agreed to acquire the entire issued ordinary share capital of WTW, which acquisition, is to be implemented by way of a court-sanctioned scheme of arrangement to be undertaken by WTW under Chapter 1, Part 9 of the Companies Act.

At the effective time of the scheme, (a) WTW shareholders will be entitled to receive 1.08 newly- issued Aon Shares in exchange for each WTW Share held by such holders and (b) WTW equity awards will be treated as set forth in the Business Combination Agreement, such that each unexercised WTW option, restricted stock unit, performance stock unit, phantom stock unit or other equity award that is outstanding immediately prior to the effective date will be converted into a corresponding award relating to Aon Shares, with such number of Aon Shares subject to such award and, if applicable, the exercise price applicable to such award determined in accordance with the formulas in the Business Combination Agreement.

The following unaudited pro forma condensed combined statement of financial position as of March 31, 2020 gives effect to the transaction as if it had been completed on March 31, 2020, and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2020 and the year ended December 31, 2019 give effect to the transaction as if it had been completed on January 1, 2019. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to closing the transaction, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statements of income, expected to have continuing impact on the results of the combined company.

The following unaudited pro forma condensed combined financial statements have been prepared by Aon in accordance with Article 11 of Regulation S-X promulgated by the SEC, have been presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that the combined company would have realized had the transaction been completed on the dates indicated, nor are they meant to be indicative of any anticipated or future financial position or results of operations that the combined company will experience following the transaction. The pro forma adjustments are estimates based upon available information and certain assumptions that Aon management believes are reasonable under the circumstances, which are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Actual results may differ materially from the assumptions used within and while preparing the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined statements of income do not include any cost savings, operating synergies, or revenue enhancements, that may be realized subsequent to the transaction or the impacts of any non-recurring activity and one-time transaction-related or integration-related costs.

The following unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 is based on, has been derived from and should be read in conjunction with the historical audited financial statements of Aon (which are available in Aon’s Annual Report on Form 10-K for the year ended December 31, 2019, including amendments and additions disclosed on Form 8-K issued April 1, 2020) and the historical audited financial statements of WTW (which are available in WTW’s Annual Report on Form 10-K for the year ended December 31, 2019). The following unaudited pro forma condensed combined statement of income for the three months ended March 31, 2020 and unaudited pro forma condensed combined statement of financial position as of March 31, 2020 are based on, have been derived from and should be read in conjunction with the historical unaudited financial statements of Aon for the three months ended March 31, 2020 (which is available in Aon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020) and the historical unaudited financial statements of WTW for the three months ended March 31, 2020 (which is available in WTW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020).

Aon plc Unaudited Pro Forma Condensed Combined Statement of Income

For the Three Months Ended March 31, 2020

	Historical
(millions, except per share data)	Aon	WTW	Reclassification	Pro Forma Adjustments	Note Reference	Pro Forma Combined
Revenue
Total revenue	$3,219	$2,466	$—	$—		$5,685

Expenses
Compensation and benefits	1,522	1,394	—	—		2,916
Information technology	111	—	56	—	3a	167
Premises	73	—	62	—	3a	135
Depreciation of fixed assets	41	98	—	—		139
Amortization and impairment of intangible assets	97	121	—	215	4d	433
Transaction and integration expenses	—	9	(9)	—	3b	—
Other general expense	342	484	(109)	—	3a, 3b	717

Total operating expenses	2,186	2,106	—	215		4,507

Operating income	1,033	360	—	(215)		1,178
Interest income	2	—	—	—		2
Interest expense	(83)	(61)	—	—		(144)
Other income (expense)	29	92	—	—		121

Income from continuing operations before income taxes	981	391	—	(215)		1,157
Income tax expense	(189)	(78)	—	49	5a	(218)

Net income from continuing operations	792	313	—	(166)		939

Net income (loss) from discontinued operations	(1)	—	—	—		(1)

Net income	791	313	—	(166)		938
Less: Net income attributable to noncontrolling interests	19	8	—	—		27

Net income attributable to Aon shareholders	$772	$305	$—	$(166)		$911

Basic net income per share attributable to Aon shareholders
Net income	$3.31					$2.44

Diluted net income per share attributable to Aon shareholders
Net income	$3.29					$2.43

Weighted average ordinary shares outstanding—basic	233.2					373.2

Weighted average ordinary shares outstanding—diluted	234.5					375.1

Aon plc Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2019

	Historical
(millions, except per share data)	Aon	WTW	Reclassification	Pro forma Adjustments	Note Reference	Pro forma Combined
Revenue
Total revenue	$11,013	$9,039	$—	$—		$20,052

Expenses
Compensation and benefits	6,054	5,249	—	—		11,303
Information technology	494	—	199	—	3a	693
Premises	339	—	266	—	3a	605
Depreciation of fixed assets	172	240	—	—		412
Amortization and impairment of intangible assets	392	489	—	1,015	4d	1,896
Transaction and integration expenses	—	13	(13)	—	3b	—
Other general expense	1,393	1,719	(452)	—	3a, 3b	2,660

Total operating expenses	8,844	7,710	—	1,015		17,569

Operating income	2,169	1,329	—	(1,015)		2,483
Interest income	8	—	—	—		8
Interest expense	(307)	(234)	—	—		(541)
Other income (expense)	1	227	—	—		228

Income from continuing operations before income taxes	1,871	1,322	—	(1,015)		2,178
Income tax expense	(297)	(249)	—	226	5a	(320)

Net income from continuing operations	1,574	1,073	—	(789)		1,858

Net income (loss) from discontinued operations	(1)	—	—	—		(1)

Net income	1,573	1,073	—	(789)		1,857
Less: Net income attributable to noncontrolling interests	(41)	(29)	—	—		(70)

Net income attributable to Aon shareholders	$1,532	$1,044	$—	$(789)		$1,787

Basic net income per share attributable to Aon shareholders
Net income	$6.42					$4.72

Diluted net income per share attributable to Aon shareholders
Net income	$6.37					$4.69

Weighted average ordinary shares outstanding—basic	238.6					378.6

Weighted average ordinary shares outstanding—diluted	240.6					381.2

Aon plc Unaudited Pro Forma Condensed Combined Statement of Financial Position

As of March 31, 2020

	Historical
(millions, except nominal value)	Aon	WTW	Reclassification	Pro forma Adjustments	Note Reference	Pro forma Combined
Assets
Current assets
Cash and cash equivalents	$690	$898	$—	$(570)	6b	$1,018
Short-term investments	170	—	—	—		170
Receivables, net	3,554	2,594	—	—		6,148
Fiduciary assets	12,401	15,589	—	—		27,990
Other current assets	530	469	—	—		999

Total current assets	17,345	19,550	—	(570)		36,325
Goodwill	8,293	11,162	—	8,565	4c, 6a	28,020
Intangible assets, net	746	3,360	—	7,900	4b	12,006
Fixed assets, net	666	974	—	—		1,640
Operating lease right-of-use assets	897	906	—	—		1,803
Deferred tax assets	638	—	80	(32)	3c, 6d	686
Prepaid pension	1,164	915	—	—		2,079
Other non-current assets	533	860	(80)	—	3c	1,313

Total assets	$30,282	$37,727	$—	$15,863		$83,872

Liabilities and equity
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$1,549	$—	$767	$174	3d, 6a, 6e	$2,490
Short-term debt and current portion of long-term debt	1,884	697	—	(174)	6b	2,407
Fiduciary liabilities	12,401	15,589	—	—		27,990
Other current liabilities	1,277	858	713	—	3e	2,848
Current lease liabilities	—	151	(151)	—	3e	—
Deferred revenue and accrued expenses	—	1,329	(1,329)	—	3d	—

Total current liabilities	17,111	18,624	—	—		35,735
Long-term debt	6,227	5,177	—	(396)	6b	11,008
Non-current operating lease liabilities	910	914	—	—		1,824
Deferred tax liabilities	189	501	—	1,526	6d	2,216
Pension, other postretirement, and postemployment liabilities	1,655	1,261	—	—		2,916
Provision for liabilities	—	541	(541)	—	3f	—
Other non-current liabilities	930	320	541	—	3f	1,791

Total liabilities	27,022	27,338	—	1,130		55,490

Equity
Ordinary shares—$0.01 nominal value	2	—	—	2	4a	4
Treasury stock	—	(3)	—	3	4a, 6c	—
Additional paid-in capital	6,121	10,703	—	14,373	4a, 6c	31,197
Retained earnings	1,455	2,009	—	(2,091)	6c, 6e	1,373
Accumulated other comprehensive loss	(4,409)	(2,446)	—	2,446	6c	(4,409)

Total Aon shareholders’ equity	3,169	10,263	—	14,733		28,165
Noncontrolling interests	91	126	—	—		217

Total equity	3,260	10,389	—	14,733		28,382

Total liabilities and equity	$30,282	$37,727	$—	$15,863		$83,872

Note 1—Basis of Presentation

The unaudited pro forma condensed combined statement of financial position gives effect to the transaction as if it had been completed on March 31, 2020, while the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2020 and the year ended December 31, 2019 give effect to the transaction as if it had been completed on January 1, 2019. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the closing of the transaction, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, based on the historical financial information of Aon and WTW. The acquisition method of accounting under ASC 805-20-30-1 requires that the acquirer measure the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at their acquisition-date fair values. Under the acquisition method of accounting, assets acquired and liabilities assumed are generally recorded at their respective fair values as of the date the acquisition is completed.

For pro forma purposes, the fair values of WTW’s identifiable intangible assets to be acquired are based on preliminary estimates of fair values as of March 31, 2020, based on the closing price on an Aon Share on May 1, 2020. For pro forma purposes, the carrying values of WTW’s tangible assets to be acquired and liabilities to be assumed as of March 31, 2020 have been used. Any excess of the purchase price over the fair values of identified assets to be acquired and liabilities to be assumed will be recognized as goodwill. Certain current market-based assumptions were used which will be updated upon the completion of the transaction. Aon management believes that the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates of assets and liabilities may change as additional information becomes available and such changes could be material. Refer to Note 4, Preliminary Purchase Price Allocation, for additional information.

Aon believes that the assumptions used in the preparation of the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting all of the material effects of the transaction and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the unaudited pro forma condensed combined financial statements.

Note 2—Accounting Policies

On the Effective Date, Aon will perform a comprehensive review of WTW’s accounting policies. As a result of this review, management may identify differences between the accounting policies of Aon and WTW, which when conformed, could have a material impact on the financial statements of the combined company. As part of preparing the unaudited pro forma condensed combined financial statements, Aon conducted a preliminary review of the accounting policies of WTW to determine if differences in accounting policies would result in material differences on the unaudited pro forma condensed combined financial statements. Based on this initial review, Aon did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial statements. As a result, the unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

Note 3—Reclassification of WTW Historical Financial Information

Certain reclassifications have been made to WTW’s historical financial statements to conform to Aon’s presentation, as follows.

Reclassifications included in the Unaudited Pro Forma Condensed Combined Statements of Income

	For the Three Months Ended March 31, 2020			For the Year Ended December 31, 2019
(millions)	WTW Before Reclassification	Reclassification	WTW After Reclassification	WTW Before Reclassification	Reclassification	WTW After Reclassification	Note Reference
Expenses
Information technology	$—	$56	$56	—	$199	$199	3a
Premises	$—	$62	$62	—	$266	$266	3a
Transaction and integration expenses	$9	$(9)	$—	13	$(13)	$—	3b
Other general expenses	$484	$(109)	$375	1,719	$(452)	$1,267	3a, 3b

•	3a Information technology and Premises expenses within Other general expenses were reclassified to Information technology and Premises.

•	3b Transaction and integration expenses was reclassified to Other general expenses.

Reclassifications included in the Unaudited Pro Forma Condensed Combined Statement of Financial Position

	As of March 31, 2020
(millions)	WTW Before reclassification	Reclassification	WTW After Reclassification	Note Reference
Assets
Deferred tax assets	$—	$80	$80	3c
Other non-current assets	$860	$(80)	$780	3c

Liabilities
Accounts payable and accrued liabilities	$—	$767	$767	3d
Deferred revenue and accrued expenses	$1,329	$(1,329)	$—	3d
Current lease liabilities	$151	$(151)	$—	3e
Other current liabilities	$858	$713	$1,571	3d, 3e
Provision for liabilities	$541	$(541)	$—	3f
Other non-current liabilities	$320	$541	$861	3f

•	3c Deferred tax assets within Other non-current assets was reclassified to Deferred tax assets.

•

3d Accrued expenses within Deferred revenue and accrued expenses was reclassified to Accounts payable and accrued liabilities. Deferred revenue within Deferred revenue and accrued expenses was reclassified to Other current liabilities.

•	3e Current lease liabilities was reclassified to Other current liabilities.

•	3f Provision for liabilities was reclassified to Other non-current liabilities.

Note 4—Preliminary Purchase Price Allocation

Aon has performed a preliminary valuation analysis of the fair market value of WTW’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the Effective Date.

(in millions)	Amount	Note Reference
Calculation of consideration estimated to be transferred
Fair value of Aon Shares to be issued to WTW shareholders	$24,944	4a
Fair value of Aon equity awards to be issued to WTW equity award holders	134

Fair value of total consideration estimated to be transferred	$25,078

Less recognized amounts of identifiable assets acquired and liabilities assumed
Net book value of assets acquired	$10,263
Less historical WTW goodwill	11,162	4c
Less historical WTW intangible assets	3,360	4b

Adjusted net book value of liabilities assumed	(4,259)
Identifiable intangible assets at fair value	11,260	4b
Fair value and consolidation adjustments	784
Deferred tax impact of fair value adjustments	(2,434)	6d

Net assets acquired	$5,351

Goodwill	$19,727	4c

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined statement of financial position and unaudited pro forma condensed combined statements of income. The final purchase price allocation will be determined when Aon has completed the necessary detailed valuations and calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

Adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Financial Position related to the preliminary purchase price allocation:

•

4a On the Effective Date, WTW shareholders will be entitled to receive 1.08 newly issued Aon Shares in exchange for each WTW Share held. The value of the consideration ultimately transferred will be based on the closing price per share of the Aon Shares on the NYSE on the last trading day prior to the closing date of the transaction. The value of total actual consideration therefore will fluctuate until the closing of the transaction. For purposes of presenting the unaudited pro forma condensed combined financial statements only the valuation of consideration transferred is based on the closing price per share of the Aon Shares on the NYSE on May 1, 2020 of $178.21. Refer to the calculations below.

(in millions, except per share data)	Amount	Note Reference
Preliminary purchase price
Outstanding shares of WTW as of May 1, 2020(3)	129.60
Shares exchange ratio per share	1.08
Ordinary shares of Aon to be issued	139.97
Price per share as of May 1, 2020(2)	$178.21

Fair Value of Aon’s ordinary shares issued(1)	$24,944	4a

(1)	Aon’s estimate of the fair value of the Aon Shares issued includes an approximately $2 million increase to Ordinary Shares of the $0.01 nominal value of shares issued.

(2)	An increase (decrease) of 10% in the price per share of the Aon Shares price would increase (decrease) the fair value allocated to goodwill by approximately $2.5 billion.
(3)	WTW Shares outstanding as of May 1, 2020 include 847,587 vested unissued shares that will be purchased on the closing date of the transaction.

•	4b Reflects the adjustment to recognize the estimated fair value of the acquired WTW intangible assets. Identifiable assets expected to be acquired consist of the following:

(in millions)	As of March 31, 2020
Identifiable intangible assets
Customer related and contract based	$9,048
Tradenames	726
Technology and other	1,486

Estimated fair value of identified intangible assets	11,260

Historical WTW intangible assets	3,360

Pro forma adjustment for estimated fair value of identifiable intangible assets	$7,900

•

4c Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the tangible and identifiable intangible assets acquired and liabilities assumed. The following adjustments were made to goodwill:

(in millions)	As of March 31, 2020
Goodwill	$19,727
Historical WTW goodwill	11,162

Pro forma adjustment	$8,565

Adjustments included in the Unaudited Pro Forma Condensed Combined Statements of Income related to the preliminary purchase price allocation:

•

4d To record the pro forma amortization expense on finite-lived intangibles assets. Pro forma amortization has been estimated on a preliminary basis using an accelerated basis (i.e reducing balance) of amortization for the customer related and contract based asset and on a straight line basis of amortization for the tradenames and technology and other assets. The following adjustments were made to amortization:

(in millions)	For the Three Months Ended March 31, 2020	For the Year Ended December 31, 2019
Estimated amortization for acquired finite-lived intangible assets	$336	$1,504
Historical WTW finite-lived intangible amortization	121	489

Pro forma adjustment to amortization and impairment of intangible assets	$215	$1,015

The weighted-average estimated useful life of the finite-lived intangible assets to be acquired is 14 years. An increase (decrease) of 10% in the fair value of finite-lived identifiable intangible assets would increase (decrease) amortization by approximately $34 million for the three months ended March 31, 2020 and by approximately $150 million for the year ended December 31, 2019.

The estimated future amortization of the finite-lived intangible assets to be acquired as of March 31, 2020 as if the transaction had been completed on January 1, 2019 is as follows (in millions):

Remainder of 2020	$1,007
2021	1,204
2022	1,083
2023	978
2024	888
2025	809
Thereafter	3,451

Total	$9,420

Note 5—Unaudited Pro Forma Condensed Combined Statements of Income Adjustments

•

5a Statutory tax rates were applied, as appropriate, to each pro forma adjustment based on the jurisdiction in which the adjustment was expected to occur. In situations where jurisdictional detail was not available, a weighted-average statutory rate of 20% percent was applied to the adjustment. The total effective tax rate of the combined company could differ materially depending on the post-transaction geographical mix, the combined company’s income and other factors.

Note 6—Unaudited Pro Forma Condensed Combined Statement of Financial Position Adjustments

•

6a To record WTW’s estimated remaining transaction-related transaction costs as the unaudited pro forma condensed combined statement of financial position reflects the costs as an increase to Accounts payable and accrued liabilities with a corresponding increase to Goodwill.

•

6b To record WTW’s debt repayment related to the change-in-control provisions in certain of its debt agreements, the unaudited pro forma condensed combined statement of financial position reflects the repayment as a decrease to Cash and cash equivalents with a corresponding decrease in Short-term debt and current portion of long-term debt and Long-term debt.

•	6c Represents the elimination of WTW’s historical Treasury stock, Additional paid-in capital, Accumulated other comprehensive loss and Retained earnings.

•

6d Reflects the adjustment to deferred income taxes resulting from the pro forma transaction-related adjustments. The estimate of deferred income tax assets and liabilities was determined based on the excess book basis over the tax basis of the pro forma adjustments attributable to the assets to be acquired and liabilities to be assumed. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur. In situations where jurisdictional detail was not available, a weighted average-statutory rate of 20% was applied to the adjustment. The Deferred tax assets on the unaudited pro forma condensed combined statement of financial position have not been assessed for the need of a valuation allowance or the impact of indefinite reinvestment assertions associated with subsidiary earnings and stock basis. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based on Aon management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

•

6e To record Aon’s estimated remaining transaction-related transaction costs as the unaudited pro forma condensed combined statement of financial position reflects the costs as an increase to Accounts payable and accrued liabilities with a corresponding decrease to Retained earnings.

Note 7—Earnings per Share

The unaudited pro forma condensed combined basic and diluted earnings per share for the three months ended March 31, 2020 and the year ended December 31, 2019 have been calculated based on the estimated weighted average shares outstanding as if the shares to be issued in connection with the transaction had been issued and outstanding as of January 1, 2019. Pro forma weighted-average basic and diluted shares outstanding include an estimated 140.0 million and 140.6 million shares, respectively, of Aon common stock to be issued to WTW’s shareholders.

The following table summarizes the calculation of unaudited pro forma condensed combined basic and diluted earnings per share.

(in millions except per share data)	For the Three Months Ended March 31, 2020	For the Year Ended December 31, 2019
Basic EPS
Net income attributed to Combined entity shareholders	$911	$1,787
Weighted-average basic shares outstanding	373.2	378.6

Basic net income per share from continuing operations	$2.44	$4.72

Diluted EPS
Net income from continuing operations	$911	$1,787
Weighted-average shares of common stock outstanding	373.2	378.6
Effect of dilutive securities	1.9	2.6

Weighted-average diluted shares outstanding	375.1	381.2

Diluted net income per share from continuing operations	$2.43	$4.69

Potentially issuable-shares are not included in the computation of diluted net income per share if the inclusion would be antidilutive. There were no shares excluded from the calculation in any of the periods presented.

Book Value Per Share

The following tables summarize the calculation of unaudited pro forma condensed combined book value per share.

	For the Three Months Ended March 31, 2020	For the Year End December 31, 2019
Aon Historical Per Share Data
Earnings per share—basic	$3.31	$6.42
Earnings per share—diluted	3.29	6.37
Cash dividends declared per common share	0.44	1.72
Book value per share (as of period end)	$13.71	$14.54

	For the Three Months Ended March 31, 2020	For the Year End December 31, 2019
WTW Historical Per Share
Earnings per share—basic	$2.36	$8.05
Earnings per share—diluted	2.34	8.02
Cash dividends declared per common share	0.68	2.60
Book value per share (as of period end)	$79.19	$79.08

	For the Three Months Ended March 31, 2020	For the Year End December 31, 2019
Unaudited Pro Forma Combined Per Share Data
Earnings per share—basic	$2.44	$4.72
Earnings per share—diluted	2.43	4.62
Cash dividends declared per common share(1)	0.44	1.72
Book value per share (as of period end)(2)	$75.90	n/a

(1)	The pro forma cash dividends per share are the same as Aon’s historical cash dividends per share.
(2)

Outstanding WTW Shares as of May 1, 2020 were 129.60 million. Using the exchange ratio of 1.08 Aon Shares per WTW Share, the number of shares used in calculating the pro forma book value per share is approximately 139.97 million of Aon Shares to be issued on the Effective Date of the transaction.

	For the Three Months Ended March 31, 2020	For the Year End December 31, 2019
Unaudited Pro Forma Equivalent Per Share Data for WTW
Earnings per share—basic	$1.07	$1.96
Earnings per share—diluted	1.07	1.96
Cash dividends declared per common share(1)	0.44	1.72
Book value per share (as of period end)(2)(3)	$179.17	n/a

(1)	The pro forma cash dividends per share are the same as Aon’s historical cash dividends per share.
(2)

Outstanding WTW Shares as of May 1, 2020 were 129.60 million. Using the exchange ratio of 1.08 Aon Shares per WTW Share, the number of shares used in calculating the pro forma book value per share is approximately 139.97 million of Aon Shares to be issued on the Effective Date of the transaction.

(3)	Reflects WTW historical Shareholders’ equity and Shareholders’ equity pro forma adjustments, excluding the estimated, remaining transaction costs expected to be incurred by Aon.

DESCRIPTION OF AON CAPITAL STOCK

Set forth below is a summary of the material terms of the share capital of Aon. The summary is subject to the Companies Act and is qualified in its entirety by reference to the Aon Constitution, which is incorporated by reference herein. For purposes of the following description, references to the “Company,” “we” and “our” refer to Aon.

Capital Structure

Authorized Share Capital

Aon’s authorized share capital is $5,500,000 and €25,000, divided into 500,000,000 Class A ordinary shares of $0.01 each, 50,000,000 preference shares of $0.01 each and 25,000 ordinary shares of €1 each. Aon’s authorized share capital includes €25,000 divided into 25,000 ordinary shares of €1 each, referred to as “Euro Ordinary Shares,” in order to satisfy minimum statutory capital requirements for all Irish public limited companies. Any holder of the Euro Ordinary Shares is not entitled to receive any dividend or other distribution, or to attend, speak or vote at any general meeting, and has no effective rights to participate in Aon’s assets.

Aon may allot and issue shares subject to the maximum authorized share capital contained in the Aon Constitution. The maximum authorized share capital may be increased or reduced by a simple majority of votes cast, in person or by proxy, at a general meeting of Aon shareholders at which a quorum is present, referred to under Irish law as an “ordinary resolution.”

Under Irish law, the board of directors of a company may issue shares having the rights provided for in its constitution without shareholder approval once authorized to do so by its constitution or by an ordinary resolution adopted by its shareholders at a general meeting, subject at all times to the maximum authorized share capital. The authorization may be granted for a period of up to five years, at which point it must be renewed by the company’s shareholders by an ordinary resolution. The Aon Constitution authorizes the Aon Board to issue shares in the capital of Aon having the rights provided for in the Aon Constitution without approval of Aon shareholders for a period of five years from the date of adoption of the Aon Constitution (which occurred on March 31, 2020) up to the maximum authorized, but unissued, share capital. The rights and restrictions of Aon’s share capital are set forth in the Aon Constitution.

Irish law does not recognize fractional shares held of record. Accordingly, the Aon Constitution does not provide for the issuance of fractional shares, and Aon’s register of members (i.e., share register) will not reflect any fractional shares.

Whenever an alteration or reorganization of Aon’s share capital would result in any Aon shareholder becoming entitled to fractions of a share, the Aon Board is entitled, on behalf of those shareholders that would become entitled to fractions of a share, to arrange for the sale of the shares representing fractions and to distribute the net proceeds of such sale in due proportion among those shareholders who would have been entitled to the fractions. For this purpose, the Aon Board is entitled to authorize any person to execute any instruments or other documents required to transfer the shares representing fractions to the transferee thereof. The transferee shall not be bound to see to the application of the purchase money, nor shall his or her title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

Issued Share Capital

In connection with the Aon reorganization, Aon Ireland issued approximately 232 million Aon Shares to the former shareholders of Aon UK. All Aon Shares issued in connection with the Aon reorganization were duly and validly issued and credited as fully paid-up.

Under the Aon Constitution, subject to the Companies Act, the Aon Board (or an authorized committee thereof) is authorized to approve the reclassification, allotment, issuance, grant and disposal of, or otherwise deal with, shares, options, equity awards, rights over shares, warrants, other securities and derivatives in, or of, Aon to such persons, at such times and on such terms and conditions as it deems advisable (including specifying the conditions of allotment of shares for the purposes of the Companies Act).

Preemption Rights, Share Warrants and Options

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. These statutory preemption rights may be disapplied in a company’s constitution or by a special resolution adopted by its shareholders at a general meeting. A “special resolution” requires the approval of at least 75% of the votes cast, in person or by proxy, at a general meeting of shareholders at which a quorum is present. The statutory preemption rights may be disapplied for a period of up to five years, at which point the disapplication must be renewed by the shareholders by a special resolution. The Aon Constitution disapplies the statutory preemption rights for a period of five years from the date of its adoption (which occurred on March 31, 2020) in respect of the issue of up to the maximum authorized, but unissued, share capital. The disapplication of statutory preemption rights will need to be renewed by special resolution upon the expiration of this five-year period and at periodic intervals thereafter. If the disapplication is not renewed, any further shares proposed to be issued for cash will require to be first offered to Aon shareholders at the relevant time on a pro rata basis to their then existing shareholding before the shares may be issued to proposed new shareholders. Statutory preemption rights do not apply:

•	where shares are issued for non-cash consideration (such as in a share-for-share acquisition);

•	to the issue of non-equity shares (i.e., shares that have the right to participate only up to a specified amount in any income or capital distribution); or

•	where shares are issued pursuant to employee share plans.

The Aon Constitution provides that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Aon is subject, the Aon Board is authorized, from time to time, to grant such persons, for such periods and upon such terms and conditions as it deems advisable, options to purchase or to subscribe for such number of shares of any class or classes or of any series of any class, and to cause warrants or other appropriate instruments evidencing such options to be issued. Aon is subject to the rules of the NYSE and U.S. federal tax laws that require shareholder approval of certain equity plans and share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable profits. Distributable profits mean a company’s accumulated realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made, and include reserves created by way of a court approved share capital reduction. In addition to the requirement to have distributable profits, no distribution or dividend may be made by Aon unless, at the relevant time, its net assets are not less than the aggregate of its called-up share capital and its undistributable reserves and the distribution or dividend does not reduce its net assets below such aggregate.

Undistributable reserves include: (i) a company’s undenominated capital; (ii) the amount by which a company’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed its accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital; and (iii) any other reserve the company is prohibited, at law, from distributing.

The determination as to whether or not Aon has sufficient distributable profits to fund a dividend must be made by reference to Aon’s “relevant entity financial statements.” The “relevant entity financial statements” will be either the last set of unconsolidated annual audited financial statements or “initial” or “interim” financial statements properly prepared in accordance with the Companies Act and applicable accounting standards. The relevant entity financial statements are required to be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The Aon Constitution authorizes the Aon Board to declare dividends without approval of Aon shareholders if the Aon Board considers the financial position of Aon to justify such payment. The Aon Board may also recommend a dividend to be approved and declared by Aon shareholders at an annual general meeting of shareholders. No dividend may exceed the amount recommended by the Aon Board. Dividends may be declared and paid in the form of cash, property, paid-up shares or debentures of another company.

The Aon Board may deduct from any dividend payable to any Aon shareholder any amounts payable by such shareholder to Aon in relation to the shares of Aon held by such shareholder.

Share Repurchases, Redemptions and Conversions

Overview

The Aon Constitution provides that Aon may purchase its own shares and redeem outstanding redeemable shares. Under Irish law, shares can only be purchased or redeemed out of (i) distributable profits or (ii) the proceeds of a new issuance of shares made for the purpose of such purchase or redemption. Under the Companies Act, a company may purchase its own shares either (i) on-market on a recognized stock exchange, which includes the NYSE, or (ii) off-exchange (i.e., other than on a recognized stock exchange).

For Aon to make on-market purchases of its shares, Aon shareholders must provide general authorization to Aon to do so by way of an ordinary resolution. For so long as such general authority is in force, no additional shareholder authority for a particular on-market purchase is required. Such authority can be given for a maximum period of five years before it is required to be renewed and must specify (i) the maximum number of shares that may be purchased and (ii) the maximum and minimum prices that may be paid for the shares, either by specifying particular sums or providing a formula.

For an off-exchange purchase, the proposed purchase contract must be authorized by special resolution of Aon shareholders before being entered into.

Separately, Aon can redeem (as opposed to purchase) its redeemable shares once permitted to do so by the Aon Constitution (without the requirement for additional shareholder authority). The Aon Constitution provides that, unless the Aon Board determines otherwise, any share of Aon that Aon has agreed to acquire shall be automatically converted into a redeemable share of Aon. Accordingly, for purposes of the Companies Act, unless the Aon Board determines otherwise, the acquisition of shares of Aon by Aon will technically be effected as a redemption of such shares. If the Aon Constitution did not contain such provision, the acquisition of shares of Aon by Aon would need to be effected as an on-market or off-exchange purchase, as described above.

Repurchased and redeemed shares may be cancelled or held as treasury shares, provided that the nominal value of treasury shares held by Aon at any time must not exceed 10% of Aon’s company capital (consisting of the aggregate of all amounts of nominal value plus premium paid for shares of Aon, plus certain other sums that may be credited as such).

Purchases by Subsidiaries

Under Irish law, a subsidiary of Aon may purchase shares of Aon either on-market or off-exchange, provided such purchases are authorized by Aon shareholders as described above. The redemption option is not available to a subsidiary of Aon. The number of shares of Aon held by Aon’s subsidiaries at any time will count as treasury shares and will be included in any calculation of the 10% permitted treasury share threshold described above. While a subsidiary holds any shares of Aon, it cannot exercise voting rights in respect of those shares. The acquisition of shares of Aon by a subsidiary must be funded out of distributable profits of the subsidiary.

Under Irish law, Aon cannot exercise any voting rights in respect of any treasury shares. Treasury shares can either be held in treasury, re-issued on-market or off-exchange or cancelled. Depending on the circumstances of their acquisition, treasury shares may be held indefinitely or may be required to be cancelled after one or three years. The reissuance of treasury shares must be made pursuant to a valid and subsisting shareholder authority granted by way of a special resolution.

Share Repurchase Program

The Aon Board has authorized a program for Aon to repurchase Aon Shares, under which approximately $1.6 billion is remaining.

As noted above, because repurchases of shares of Aon by Aon will technically be effected as a redemption of those shares pursuant to the Aon Constitution unless the Aon Board determines otherwise, such repurchases may be made whether or not the NYSE is a “recognized stock exchange” and shareholder approval for such repurchases will not be required.

Liens on Shares, Calls on Shares and Forfeiture of Shares

The Aon Constitution provides that Aon will have a first and paramount lien on every share for all moneys, whether currently due or not, payable in respect of such share. Subject to the terms of their allotment, the Aon Board may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares shall be subject to forfeiture. The provision is a standard inclusion in the constitution of an Irish public limited company such as Aon and will only be applicable to shares of Aon that have not been fully paid-up.

Consolidation and Subdivision

Aon may, by ordinary resolution, consolidate all or any of its share capital into shares of larger nominal value, or subdivide all or any of its share capital into shares of smaller nominal value, than are fixed by the Aon Constitution.

Reduction of Share Capital

Aon may, by ordinary resolution, effect a reduction in its authorized but unissued share capital by cancelling unissued shares. Aon may also, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Companies Act.

Annual General Meetings

As a matter of Irish law, Aon is required to hold an annual general meeting within 18 months of incorporation and in each calendar year thereafter, at intervals of no greater than 15 months from the previous annual general meeting and no more than nine months after Aon’s financial year-end.

In addition to any SEC mandated resolutions, the business of Aon’s annual general meeting is required to include: (i) the consideration of Aon’s statutory financial statements; (ii) the review by Aon shareholders of Aon’s affairs; (iii) the election and reelection of the Aon Board in accordance with the Aon Constitution; (iv) the appointment or reappointment of the Irish statutory auditors; (v) the authorization of the Aon Board to approve the remuneration of the Irish statutory auditors; and (vi) the declaration of dividends (other than interim dividends).

Extraordinary General Meetings

As provided under Irish law, extraordinary general meetings may be convened:

•	by the Aon Board;

•	on the requisition of Aon’s shareholders holding not less than 10% of the paid-up share capital of Aon carrying voting rights;

•	on the requisition of Aon’s auditors; and

•	in exceptional cases, by court order.

Extraordinary general meetings are typically held for the purpose of approving shareholder resolutions as may be required from time to time between annual general meetings. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

In the case of an extraordinary general meeting convened on the requisition of Aon’s shareholders, the proposed purpose of the meeting must be set forth in the requisition notice. Upon receipt of any such valid requisition notice, the Aon Board has 21 days to convene an extraordinary general meeting to vote on the matters set forth in the requisition notice. Such meeting must be held within two months of the receipt by Aon of the requisition notice. If the Aon Board does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting, which meeting must be held within three months of the receipt by Aon of the requisition notice.

If the Aon Board becomes aware that Aon’s net assets are half or less of the amount of Aon’s called-up share capital, it must convene an extraordinary general meeting no later than 28 days after the earliest date that fact is known to any director for the purpose of considering whether any, and if so what, measures should be taken to deal with the situation (the meeting to be held within 56 days of that earliest date).

Notice of General Meetings

Irish law requires that notice of an annual or extraordinary general meeting must be given to all of Aon’s shareholders, to Aon’s auditors and to Aon’s directors and secretary. The Aon Constitution provides for the minimum statutory notice periods of 21 clear days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

Quorum for General Meetings

The Aon Constitution provides that no business shall be transacted at any general meeting unless a quorum is present. Holders who together represent at least a majority of the voting rights of all the shareholders entitled to vote, present in person or by proxy, at a general meeting, shall constitute a quorum.

Voting

The Aon Constitution provides that each of Aon’s shareholders is entitled to one vote for each share of Aon that he or she holds as of the record date for the meeting. Neither Irish law nor any of provision of the Aon Constitution places limitations on the rights of nonresident or foreign owners to hold shares of Aon or vote the rights attaching thereto.

Except where a greater majority is required by the Companies Act or otherwise prescribed by the Aon Constitution, any question, business or resolution proposed at any general meeting shall be decided by an ordinary resolution.

At any of Aon’s general meetings, all resolutions will be decided on a poll.

Irish law requires approval of certain matters by special resolution of Aon shareholders at a general meeting. Examples of matters requiring special resolutions include:

•	amending the Aon Constitution;

•	approving a change of Aon’s name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person of a director;

•	opting out of preemption rights on the issuance of new shares;

•	re-registration of Aon from a public limited company to a private limited company;

•	variation of class rights attaching to classes of shares (where the Aon Constitution does not provide otherwise);

•	repurchase of Aon’s shares off-exchange;

•	reduction of Aon’s issued share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that Aon be wound-up by the Irish courts;

•	resolving in favor of members’ voluntary winding-up; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

As a matter of Irish law, unless the Aon Constitution provides otherwise (which it does not), any variation of class rights attaching to Aon’s issued shares must be approved (i) in writing by the holders of at least 75% of the issued shares in that class or (ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, but not otherwise.

Inspection of Books and Records

Under Irish law, shareholders have the right to:

•	receive a copy of the Aon Constitution;

•	inspect and obtain copies of the minutes of Aon’s general meetings and resolutions;

•	inspect and receive a copy of the register of members, register of directors and secretaries, register of directors’ interests and certain other statutory registers maintained by Aon;

•	receive copies of Aon’s statutory financial statements together with the directors’ and auditors’ reports thereon for the most recent financial year; and

•	receive copies of the balance sheets of any of Aon’s subsidiaries that have previously been produced to an annual general meeting of such subsidiary in the preceding ten years.

Acquisitions

Irish law recognizes the concept of a statutory merger in three situations: (i) a domestic merger where an Irish private limited company merges with another Irish company (which is not a public limited company) under Part 9 of the I Companies Act; (ii) a domestic merger where an Irish public limited company merges with another

Irish company under Part 17 of the Companies Act; and (iii) a cross-border merger where an Irish company merges with another company based in the EEA under the European Communities (Cross Border Merger) Regulations 2008 of Ireland.

Under Irish law and subject to applicable U.S. securities laws and NYSE rules and regulations, where Aon proposes to acquire another company, approval of Aon shareholders will not be required unless effected as a direct domestic merger or direct cross-border merger as referred to above. Under Irish law, where another company proposes to acquire Aon, the requirement of the approval of Aon shareholders will depend on the method of acquisition.

Takeover Offer

Under a takeover offer, the bidder will make a general offer to the target shareholders to acquire their shares. The offer must be conditional on the bidder acquiring, or having agreed to acquire (pursuant to the offer, or otherwise) securities conferring more than 50% of the voting rights of the target. The bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than a specific percentage of the target shares to which the offer relates. The percentage for companies listed on regulated markets in the EEA is 90%. As Aon is not listed on an EEA regulated market (NYSE only), the relevant applicable percentage for Aon is 80%. Dissenting shareholders have the right to apply to the Irish High Court for relief.

Scheme of Arrangement

A scheme of arrangement is a statutory procedure which can be utilized to acquire an Irish company. A scheme of arrangement involves the target company putting an acquisition proposal to its shareholders, which can be (i) a transfer scheme, pursuant to which their shares are transferred to the bidder in return for the relevant consideration or (ii) a cancellation scheme, pursuant to which their shares are cancelled in return for the relevant consideration, with the result in each case that the bidder will become the 100% owner of the target company. A scheme of arrangement requires the approval of a majority in number of the shareholders of each class, representing at least 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting of the target company. A scheme also requires the sanction of the Irish High Court. Subject to the requisite shareholder approval and sanction of the Irish High Court, a scheme will be binding on all shareholders. Dissenting shareholders have the right to appear at the Irish High Court hearing and make representations in objection to a scheme.

Statutory Merger

It is possible for Aon to be acquired by way of a domestic or cross-border statutory merger, as described above. Such mergers must be approved by a special resolution of Aon shareholders. If the consideration being paid to Aon shareholders is not entirely cash, dissenting shareholders may be entitled to require that their shares be acquired for cash.

Appraisal Rights

Irish law generally does not provide for “appraisal rights.” However, it does provide for dissenters’ rights in certain situations, as described below.

Under a tender or takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80% of the target shares to which the offer relates (in the case of a company that is not listed on an EEA regulated market). Dissenting shareholders have the right to apply to the Irish High Court for relief.

A scheme of arrangement which has been approved by the requisite shareholder majority and sanctioned by the Irish High Court will be binding on all shareholders. Dissenting shareholders have the right to appear at the Irish High Court hearing and make representations in objection to the scheme.

Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company such as Aon and a company incorporated in the EEA, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set forth in the merger agreement.

Similar rights apply in the case of a merger of an Irish public limited company into another company to which the provisions of the Companies Act apply.

Disclosure of Interests in Shares

Under the Companies Act, there is a notification requirement for persons who acquire or cease to be interested in 3% of Aon’s voting share capital, or any class thereof. Under the Companies Act, “interested” is broadly defined and includes direct and indirect holdings, beneficial interests and, in some cases, derivative interests. Furthermore, a person’s interests are aggregated with the interests of certain related persons and entities (including controlled companies). A person must notify Aon if, as a result of a transaction, that person will be interested in 3% or more of Aon’s shares or if, as a result of a transaction, a person who was interested in more than 3% of Aon’s shares ceases to be so interested. Where a person is interested in more than 3% of Aon’s shares, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Aon.

The relevant percentage figure is calculated by reference to the aggregate nominal value of Aon’s shares in which the person is interested as a proportion of the entire nominal value of Aon’s issued ordinary share capital. Where the percentage level of the person’s interest does not amount to a whole percentage, this figure may be rounded down to the previous whole number. All such disclosures should be notified to Aon within five business days of the transaction or the alteration that gave rise to the notification requirement.

Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares of Aon held by such person shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, a person so affected may apply to the Irish High Court for relief.

In addition to the above disclosure requirement, under the Companies Act, Aon may, by notice in writing, require a person whom it knows or has reasonable cause to believe, to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been, interested in shares comprised in Aon’s share capital: (i) to indicate whether or not it is the case; and (ii) where such person holds, or has during that time held, an interest in Aon’s shares, to give such further information as Aon may require, including particulars of such person’s own past or present interests in the shares. Any information given in response to the notice is required to be given in writing within such reasonable time as Aon may specify in the notice.

Where such a notice is served by Aon on a person who is or was interested in Aon’s shares and that person fails to give Aon any of the requested information within the reasonable time specified, Aon may apply to the Irish High Court for an order directing that the affected shares be made subject to certain restrictions. Under the Companies Act, the restrictions that may be placed on the shares by the Irish High Court are as follows:

•	any transfer of those shares, or, in the case of unissued shares, any transfer of the right to be issued

•	with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from Aon on those shares, whether in respect of capital or otherwise.

Where the shares are subject to these restrictions, the Irish High Court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Irish Takeover Rules

Aon is subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including the NYSE. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field.

A transaction in which a third party seeks to acquire 30% or more of the voting rights in Aon and any other acquisitions of securities of Aon will be governed by the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules and will be regulated by the Irish Takeover Panel. The “General Principles,” and certain important aspects, of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles, which will apply to any transaction regulated by the Irish Takeover Panel: (i) in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected; (ii) the holders of securities of the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business; (iii) a target company’s board of directors must act in the interests of the target company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer; (iv) false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted; (v) a bidder can only announce an offer after ensuring that such bidder can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration; (vi) a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and (vii) a “substantial acquisition” of securities, whether to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other voting securities of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities of that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holdings of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights in a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire a company’s outstanding ordinary shares, the offer price must not be less than the highest price paid for the company’s ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if it, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired shares of Aon (i) during the 12-month period prior to the commencement of the offer period that represents more than 10% of the shares of Aon or (ii) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per share of Aon must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (i), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total number of shares of Aon in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so. An offer period generally will commence on the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also govern substantial acquisitions of shares and other voting securities that restrict the speed at which a person may increase such person’s holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of a company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of a company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of such company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

The Irish Takeover Rules include mandatory bid rules, share dealing restrictions and confidentiality objections.

Frustrating Action

Under the Irish Takeover Rules, the Aon Board is not permitted without either the consent of the Irish Takeover Panel or the approval of Aon shareholders at a duly convened general meeting to take certain actions which might frustrate a takeover once the Aon Board has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent.

Shareholder Rights Plan

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure, although the ability of the Aon Board to do so would be subject to its fiduciary duties and, during the course of an offer, the Irish Takeover Rules. However, there is no directly relevant Irish case law on this issue. The Aon Constitution allows the Aon Board to adopt a shareholder rights plan upon such terms and conditions as it deems expedient in the interests of Aon.

Issuance of Preference Shares

The Aon Board has the authority, without further action of Aon shareholders for a period of five years from the date of adoption of the Aon Constitution (which occurred on March 31, 2020), but subject to its statutory and fiduciary duties and the requirements of Irish law, to issue up to 50,000,000 preference shares, in one or more series, and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof. The issuance of preference shares on various terms could adversely affect Aon shareholders. The potential issuance of preference shares may discourage bids for shares of Aon at a premium over the market price, may adversely affect the market price of shares of Aon and may discourage, delay or prevent a change of control of Aon.

Corporate Governance

The Aon Constitution delegates the management of Aon’s business to the Aon Board. The Aon Board, in turn, is empowered to delegate any of its powers, authorities and discretions (with further power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the Aon Board will remain responsible, as a matter of Irish law, for the proper management of Aon’s business and affairs. Committees may meet and adjourn as they determine to be proper. Unless otherwise determined by the Aon Board, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office.

Legal Name; Fiscal Year; Registered Office

Aon was incorporated in Ireland as a private limited company on May 23, 2017 under the name Linzicon Limited. The name of Aon was changed to Aon Limited on November 5, 2019. Aon was re-registered as a public limited company and renamed Aon plc on March 18, 2020. Aon’s financial year ends on December 31, and Aon’s registered office is at Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8. Aon is a tax resident of Ireland.

Directors

Number of Directors

The Aon Constitution provides that the number of directors of Aon shall be as the Aon Board may determine from time to time and that as of the date of adoption of the Aon Constitution shall be no more than 21 and no less than seven. There are currently 11 directors of Aon.

Appointment of Directors

Both Aon shareholders and the Aon Board have the power to appoint a person as a director of Aon, either to fill a vacancy or as an additional position, by simple majority resolution.

Election of Directors

Under the Aon Constitution, starting with Aon’s 2020 annual general meeting, directors of Aon shall stand for election or re-election at each annual general meeting. Each director of Aon shall hold office until his or her successor is elected or until his or her earlier resignation or removal in accordance with the Aon Constitution or, otherwise, pursuant to the Companies Act. Where the appointment of a director is contested (i.e., there is a shareholder meeting at which it is proposed to vote on resolutions for the appointment of directors and the total number of proposed directors exceeds the total number of directors to be appointed at such shareholder meeting), the Aon Constitution provides “plurality voting” applicable to contested elections of directors (i.e., the directors with the greatest number of votes are elected in descending order until the number of directors to be appointed at such meeting is satisfied).

Removal of Directors

Under the Companies Act, Aon shareholders may remove a director of Aon without cause by ordinary resolution, provided that at least 28 clear days’ notice of such resolution is given to Aon and that Aon shareholders comply with all relevant procedural requirements. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) the director of Aon may have against Aon in respect of his or her removal. The Aon Constitution separately provides that Aon shareholders can remove a director of Aon without cause by ordinary resolution. No special notice of the resolution to remove a director under the Aon Constitution need be given, and such director does not have a right to make reasonable written representations as he or she would under the statutory removal procedure.

Duration; Dissolution; Rights Upon Liquidation

Aon’s duration of existence is unlimited. Aon may be dissolved and wound-up at any time by way of a members’ voluntary winding-up or a creditors’ winding-up. In the case of a members’ voluntary winding-up, a special resolution is required. Aon may also be dissolved by way of court order on the application of a creditor or by the Companies Registration Office as an enforcement measure where Aon has failed to file certain returns.

The rights of Aon shareholders to a return on Aon’s assets upon dissolution or winding-up, following the settlement of all claims of creditors, may be prescribed in the Aon Constitution. If the Aon Constitution contains no specific provisions in respect of a dissolution or winding-up, then, subject to the priorities of any creditors, the assets will be distributed to Aon shareholders in proportion to the paid-up nominal value of the shares of Aon held.

Stock Exchange Listing

The Aon Shares were approved for listing on the NYSE and began trading on April 1, 2020 under the symbol “AON,” the same symbol under which the Aon UK Shares previously listed. Aon has no current plans to list its shares on any other securities exchange, including Euronext Dublin.

No Liability for Further Calls or Assessments

The shares of Aon issued in the Aon reorganization were duly and validly issued and credited as fully paid-up.

Transfer and Registration of Shares

Aon’s register of members, which Aon is required to maintain under the Companies Act, will be maintained by Aon’s transfer agent. Registration in the register of members is determinative of shareholding. A person who holds shares of Aon beneficially will not have his or her name entered in Aon’s register of members, and for the purposes of Irish law, will not be the registered holder of such shares. Instead, any depository or other nominee whose name is entered in Aon’s register of members will be the registered holder of such shares. Accordingly, a transfer of shares of Aon from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository (such as DTC) or other nominee will not be registered in Aon’s register of members, as the depository or other nominee will remain the registered holder of such shares.

A written instrument of transfer generally is required under Irish law in order to effect a transfer of the registered interest in shares of Aon and to update Aon’s register of members. Accordingly, a written instrument of transfer will be required for transfers of shares of Aon: (i) from a registered holder of shares to any other person; (ii) from a person who holds shares beneficially (where the registered interest is held by the depository or other nominee) to another person who wishes, on transfer, to be registered as the registered holder of such shares; (iii) from a person who holds shares beneficially to another person who also wishes, on transfer, to hold such shares beneficially but where the transfer involves a change in the depository or other nominee that is the registered holder of such shares; or (iv) by a registered holder into his or her own broker account (or vice versa).

Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer in Aon’s register of members. However, a registered holder may transfer shares of Aon into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that there is no change in the beneficial ownership of such shares as a result of the transfer and the transfer is not made in contemplation of a subsequent sale of such shares to a third party.

Any transfer of shares of Aon that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to the transfer agent. Aon, in its absolute discretion and insofar as the Companies Act or any other applicable law permits, may, or may provide that a subsidiary of Aon will, pay Irish stamp duty arising on a transfer of shares of Aon on behalf of the transferee of such shares. If stamp duty resulting from the transfer of shares of Aon which would otherwise be payable by the transferee is paid by Aon or any of its subsidiaries on behalf of the transferee, then in those circumstances, Aon will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to: (i) seek reimbursement of the stamp duty from the transferee or the transferor (at its discretion); (ii) set-off the stamp duty against any dividends payable to the transferee of those shares; and (iii) claim a first and permanent lien on the shares on which stamp duty has been paid by Aon or its subsidiary for the amount of stamp duty paid. Aon’s lien shall extend to all dividends paid on those shares.

The Aon Constitution delegates to Aon’s Secretary (or any person that the Secretary nominates) the authority to execute an instrument of transfer on behalf of a transferor. To help ensure that Aon’s register of members is regularly updated to reflect trading of shares of Aon occurring through electronic systems, Aon intends to regularly produce such instruments of transfer as may be required to effect any transfers of registered interests in shares. These may involve transactions for which Aon pays stamp duty, subject to the reimbursement and set-off rights described above. In the event that Aon notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with such transfer and that Aon will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Aon for this purpose) or request that Aon execute an instrument of transfer on behalf of the transferring party in a form determined by Aon. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to the transfer agent, the transferee named therein will be registered as the registered holder of the relevant shares in Aon’s register of members (subject to the matters described below). The registration of transfers may be suspended by the Aon Board at such times and for such periods, not exceeding in the whole 30 days in each year, as it may from time to time determine.

COMPARISON OF THE RIGHTS OF AON SHAREHOLDERS AND WTW SHAREHOLDERS

This section describes certain of the material differences of the rights of Aon shareholders under Irish law and the Aon Constitution and the rights of WTW shareholders under Irish law and the WTW Constitution. The discussion in this section does not include a description of rights or obligations under the U.S. federal securities laws or NYSE listing requirements.

As Aon and WTW are both Irish public limited companies, the rights of Aon shareholders and WTW shareholders are not materially different. However, there are certain differences in the rights of Aon shareholders under the Aon Constitution and of WTW shareholders under the WTW Constitution, as highlighted in the table below.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Aon Constitution and the WTW Constitution. You are urged to read the Aon Constitution and the WTW Constitution, each of which have been filed by Aon and WTW, respectively, with the SEC. You are also urged to carefully read the relevant provisions the Companies Act for a more complete understanding of the differences between being an Aon shareholder and a WTW shareholder.

	Aon	WTW
Authorized and Outstanding Capital Stock

Aon’s authorized share capital is $5,500,000 and €25,000, divided into 500,000,000 Class A ordinary shares of $0.01 each, 50,000,000 preference shares of $0.01 each and 25,000 ordinary shares of €1 each.

As of [●], the record date for the Aon EGM, Aon had [●] Class A ordinary shares with a nominal value of US$0.01 per share issued and outstanding, [●] preference shares with a nominal value of US$0.01 per share issued and outstanding and 25,000 ordinary shares with a nominal value of €1.00 per share issued and outstanding.

The authorized share capital of WTW consists of 1,510,003,775 ordinary shares with a nominal value of $0.000304635 per share, 1,000,000,000 preferred shares with a nominal value of $0.000115 per share and 40,000 ordinary shares with a nominal value of €1.00 per share.

As of [●], the record date for the WTW EGM, WTW had [●] ordinary shares with a nominal value of US$0.000304635 per share issued and outstanding, [●] preferred shares with a nominal value of $0.000115 per share issued and outstanding and 40,000 ordinary shares with a nominal value of €1.00 per share issued and outstanding.

Consideration for Shares	Under Irish law, shares of a company may not be allotted at a discount to their nominal value. The Class A ordinary shares have a nominal value of US$0.01 each, the preference shares have a nominal value of US$0.01 each, and the € ordinary shares have a nominal value of €1.00 each.	Under Irish law, shares of a company may not be allotted at a discount to their nominal value. The US$ ordinary shares have a nominal value of US$0.000304635 each, the preferred shares have a nominal value of $0.000115 each, and the € ordinary shares have a nominal value of €1.00 each.

Dividends in Shares /Bonus Issues	Under the Aon Constitution, Aon, by way of ordinary resolution, may: resolve to capitalize any undistributed profits of Aon not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund;	Under the WTW Constitution, WTW may resolve to capitalize any amount for the time being standing to the credit of WTW’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account which is not available for

	Aon	WTW
	appropriate the sum resolved to be capitalized to the members or any class of member on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions; and apply that sum on their behalf either in or towards paying up amounts unpaid on any shares or in paying up in full shares, debentures or other obligations of Aon of a nominal amount equal to that sum but the share premium account, the undenominated capital account, any revaluation reserve, the capital redemption serve and any profits which are not available for distribution may only be applied in paying up shares to be allotted to members credited as fully paid.	distribution. WTW shareholders, in a general meeting and upon the recommendation of the WTW Board, may resolve to capitalize any amount for the time being standing to credit of WTW’s reserves or to the credit of profit and loss account for issuance and distribution to shareholders as fully paid-up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Lien on Shares, Calls on Shares and Forfeiture of Shares	The Aon Constitution provides that Aon will have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether immediately payable or not) payable to Aon in respect of that share. The Aon directors may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the above provisions. The Aon directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited.	The WTW Constitution provides that WTW will have a first and paramount lien on (i) every share (not being a fully-paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of such share and (ii) every share registered in the name of a person indebted or under any liability to WTW (whether such person is the sole registered holder or one of two or more joint holders) for all amounts owed by him or his estate to WTW (whether presently payable or not). Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the constitution of an Irish company limited by shares such as WTW and will only be applicable to WTW shares that have not been fully paid up.

Share Class Rights	If at any time the share capital is divided into different classes of shares the rights attached to any class may, whether or not Aon is being wound up, be varied or abrogated with either (i) the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class or (ii) with the written consent of the holders of 75% in nominal value of the issued shares of that class.	If at any time the share capital is divided into different classes of shares the rights attached to any class may, whether or not WTW is being wound up, be varied or abrogated with the sanction of an ordinary resolution passed at a separate general meeting of the holders of the shares of that class.

	Aon	WTW

Number of Directors	The Companies Act provides for a minimum of two directors for an Irish public company. The Aon Constitution provides for a minimum of seven directors and a maximum of 21 directors. Aon shareholders may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by special resolution amending the Aon Constitution.	The Companies Act provides for a minimum of two directors for an Irish public company. The WTW Constitution provides for a minimum of two directors and a maximum of 12 directors. WTW shareholders may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by a special resolution amending the WTW Constitution.

Record Date	There are no restrictions under Irish law or under the Aon Constitution in relation to the setting of the record date for (i) the purposes of determining the rights of Aon shareholders to vote at any general meeting of Aon or (ii) a dividend or other distribution.

The WTW directors may from time to time fix a record date for the purposes of determining the rights of WTW shareholders to notice and/or to vote at any general meeting of WTW. The record date shall not be more than 90 nor less than 10 days before the date of such meeting.

The WTW directors may also set a record date to determine the identity of the WTW shareholders entitled to receive payment of any dividend or other distribution. The record date shall not be more than 60 days before the date of such payment.

Quorum	The Aon Constitution provides that a quorum will exist if the holders of Aon shares representing a majority of the Aon shares issued and outstanding as of the relevant record date are present in person or by proxy and entitled to vote.	The WTW Constitution provides that the presence, in person or by proxy, of the holders of at least 50% of WTW ordinary shares outstanding constitutes a quorum for the conduct of business, provided, however, that if a class of WTW shareholders has only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum.

Proxy Statements and Reports, Generally	While Irish law does not have specific proxy solicitation legislation, the Exchange Act proxy rules do apply to Aon.	While Irish law does not have specific proxy solicitation legislation, the Exchange Act proxy rules do apply to WTW.

Adjournment of Shareholder Meetings

The Aon Constitution provides that the chairman may, with the consent of the meeting at which a quorum is present, and shall if so directed by the meeting, adjourn a general meeting from time to time and from place to place. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting at which the adjournment took place.

When a meeting is adjourned for 30 days or more or for an indefinite period, notice of the adjourned meeting shall be given in

The WTW Constitution provides that the chairman may, with the consent of the meeting at which a quorum is present, and shall if so directed by the meeting, adjourn a general meeting from time to time and from place to place. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting at which the adjournment took place.

When a meeting is adjourned for three months or more, not less than seven days’ notice of the adjourned meeting shall be

	Aon	WTW
	like manner as in the case of the original meeting (and in any event, notice shall be sent at least seven clear days before the date of the adjourned meeting). Save for the foregoing, it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.	given in like manner as in the case of the original meeting. Save for the foregoing, it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Anti-takeover Measures

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Aon will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel.

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on this issue. The Irish Takeover Rules may also restrict the ability of the Aon Board to issue shares after the commencement of an offer period if it is deemed to constitute an attempt to “frustrate” the relevant bid pursuant to Rule 21 of the Irish Takeover Rules.

Subject to applicable law (as outlined above), the Aon Constitution confers express authority on the Aon directors to adopt any shareholder rights plan upon such terms and conditions as it deems expedient in the interests of Aon.

Aon does not have a shareholder rights plan in place.

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of WTW will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel.

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on this issue. The Irish Takeover Rules may also restrict the ability of the WTW Board to issue shares after the commencement of an offer period if it is deemed to constitute an attempt to “frustrate” the relevant bid pursuant to Rule 21 of the Irish Takeover Rules. The WTW Constitution does not confer express authority on the directors to adopt any shareholder rights plan.

WTW does not have a shareholder rights plan in place.

Rights Upon Liquidation	The rights of Aon shareholders to a return of Aon’s assets on dissolution or winding up, following the settlement of all claims of creditors, is prescribed in the Aon Constitution. The Aon Constitution provides that any excess (after settlement of all claims of creditors) shall be distributed among Aon shareholders in proportion to the capital at the commencement of the winding up paid up or credited as paid up on their shares. This is without prejudice to the rights of the holders of shares issued upon special terms and conditions.	The rights of WTW shareholders to a return of WTW’s assets on dissolution or winding up, following the settlement of all claims of creditors, is prescribed in the WTW Constitution or the terms of any preferred shares issued by the WTW directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of WTW. The WTW Constitution specifies that in respect to a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to WTW shareholders in

	Aon	WTW
proportion to their ownership of the total number of shares then outstanding.

Variation of Rights Attaching to a Class or Series of Shares	As a matter of Irish law and pursuant to the Aon Constitution, any variation of class or series rights attaching to the issued Aon ordinary shares must be approved by (i) special resolution of the votes cast at a separate general meeting of the holders of the shares of that class or (ii) written consent of the holders of at least 75% of the nominal value of the issued shares of that class.	As a matter of Irish law and pursuant to the WTW Constitution, any variation of class or series rights attaching to the issued WTW ordinary shares must be approved by a simple majority of the votes cast at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, only the approval of that holder shall be required and that holder alone shall constitute a quorum.

Short Swing Profits	As directors and officers of a company listed on the NYSE, Aon directors and officers are subject to U.S. federal securities laws, including prohibitions on “short swing” trading.	As directors and officers of a company listed on NASDAQ, WTW directors and officers are subject to U.S. federal securities laws, including the prohibitions on “short swing” trading.

Reporting Requirements	Because Aon is listed on the NYSE, Aon is subject to U.S. federal securities laws, including the reporting requirements of the Exchange Act.	Because WTW is listed on NASDAQ, WTW is subject to U.S. federal securities laws, including the requirements of the Exchange Act.

WTW SHAREHOLDER VOTE ON SPECIFIED COMPENSATORY ARRANGEMENTS

Advisory Vote on Golden Parachute Compensation

In accordance with Section 14A of the Exchange Act, WTW is providing its shareholders with the opportunity to cast a non-binding, advisory vote at the WTW EGM on the compensation that may be paid or become payable to its named executive officers in connection with the transaction and the agreements and understandings pursuant to which such compensation may be paid or become payable. As required by those rules, WTW is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to WTW’s named executive officers in connection with the transaction, as disclosed in the table in the section of the joint proxy statement entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction—Quantification of Payments and Benefits to WTW’s Named Executive Officers,” including the associated narrative discussion, are hereby APPROVED.”

Required Vote

The vote on executive compensation payable in connection with the transaction is a vote separate and apart from the vote to approve the transaction. Accordingly, you may vote to approve the executive compensation and vote not to approve the transaction and vice versa. Because the vote is advisory in nature only, it will not be binding on Aon or WTW.

The affirmative vote of holders of a majority of WTW Shares present or represented by proxy at the WTW EGM and entitled to vote thereon is required to approve, on a non-binding, advisory basis, specified compensatory arrangements between WTW and its named executive officers relating to the transaction.

Recommendation

The WTW Board recommends that you vote “FOR” the proposal to approve, on a non-binding advisory basis, the specified compensatory arrangements between WTW and its named executive officers relating to the transaction.

IN CONSIDERING THE RECOMMENDATION OF THE WTW BOARD, YOU SHOULD BE AWARE THAT CERTAIN WTW DIRECTORS AND EXECUTIVE OFFICERS MAY HAVE INTERESTS IN THE TRANSACTION THAT ARE IN ADDITION TO, OR DIFFERENT FROM, THE INTERESTS THEY MIGHT HAVE AS WTW SHAREHOLDERS GENERALLY.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF WTW

Security Ownership of Certain Beneficial Owners

The following tables show, as of May 5, 2020, the number of shares beneficially owned:

•	by each current WTW director;

•	by each WTW named executive officer;

•	by the WTW directors and executive officers as a group;

as well as the number of shares beneficially owned by each shareholder who is known to WTW to beneficially own 5% or more of the outstanding WTW Shares.

The amounts and percentages of WTW Shares beneficially owned are reported in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days following May 5, 2020. Also, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

5% Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent Beneficially Owned(1)
T ROWE PRICE ASSOCIATES, INC.(2) 100 E. Pratt Street Baltimore, MD 21202	16,516,574	12.83%

THE VANGUARD GROUP, INC.(3) 100 Vanguard Blvd Malvern, PA 19355	14,255,275	11.07%

BLACKROCK, INC(4) 40 East 52nd Street New York NY 10055	11,781,806	9.15%

LONGVIEW PARTNERS (GUERNSEY) LIMITED(5) PO box 559 Mill Court La Charroterie St Peter Port Guernsey GY1 6JG	6,659,686	5.17%
LONGVIEW PARTNERS (UK) LIMITED LONGVIEW PARTNERS LLP Thames Court 1 Queenhithe London EC4V 3RL

(1)	Percentage is based on the number of WTW Shares outstanding as of May 5, 2020.

(2)

The number of WTW Shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC on February 14, 2020 by T. Rowe Price Associates, Inc. The amount beneficially owned includes 6,052,456 WTW Shares over which there is sole voting power and 16,516,574 WTW Shares over which there is sole dispositive power.

(3)

The number of WTW Shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. The amount beneficially owned includes: 191,559 WTW Shares over which there is sole voting power; 43,026 WTW Shares over which there is shared voting power; 14,033,203 WTW Shares over which there is sole dispositive power; and 222,072 WTW Shares over which there is shared dispositive power. Vanguard Fiduciary Trust company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 145,359 WTW Shares or 0.11% of the outstanding WTW Shares as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 120,713 WTW Shares or 0.09% of the outstanding WTW Shares as a result of its serving as investment manager of Australian investment offerings.

(4)

The number of WTW Shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC on February 6, 2020 by Blackrock, Inc. The amount beneficially owned includes 10,490,304 WTW Shares over which there is sole voting power and 11,781,806 WTW Shares over which there is sole dispositive power.

(5)

The number of WTW Shares beneficially owned is based solely on the 13G/A filed with the SEC on February 11, 2020 by Longview Partners (Guernsey) Limited, Longview Partners (UK) Limited and Longview Partners LLP. The amount beneficially owned includes 4,037,907 WTW Shares over which there is shared voting power and 6,659,686 WTW Shares over which there is shared dispositive power.

Security Ownership of Directors, Named Executive Officers and Other Executive Officers

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percent Beneficially Owned
Anna C. Catalano(3)	5,680		*
Victor F. Ganzi(3)	19,251		*
John J Haley(4)	275,162		*
Wendy E. Lane(3)	7,352		*
Brendan R. O’Neil(3)	12,745		*
Jaymin B. Patel(3)	5,133		*
Linda D. Rabbitt(3)	13,432		*
Paul Thomas(3)	10,658		*
Wilhelm Zeller(3)	8,162		*
Michael Burwell	3,463		*
Joseph Gunn	15,222		*
Carl Hess(5)	76,422		*
Gene Wickes(6)	111,112		*
All current directors, named executive officers and other executive officers (19 persons)(7)	765,473	0.59%

*	Less than 1%.
(1)	The address of each of the listed persons is c/o Willis Towers Watson Public Limited Company, Elm Park, Merrion Road, Dublin 4, Ireland.
(2)

The number of shares for which the directors and executive officers are deemed to have a beneficial interest includes shares underlying options that will be exercisable and/or RSUs that will vest on or before July 4, 2020 as indicated in the following notes. These shares, however, are not deemed outstanding for purposes of computing percentage of beneficial ownership of any other person.

(3)

With the exception of Mr. Ganzi, each WTW non-employee director’s beneficially owned shares include 907 time-based RSUs that will vest on May 20, 2020. Mr. Ganzi’s beneficially owned shares include 1,757 time-based RSUs that will vest on May 20, 2020.

(4)

Mr. Haley’s beneficially owned shares include 150,235 options to purchase ordinary shares. Mr. Haley’s beneficial ownership amount does not include the payout under his 2016 front-loaded equity award because it will be settled on the date his employment is terminated, subject to the terms of the award agreements.

(5)	Mr. Hess’ beneficially owned shares include 43,119 options to purchase ordinary shares.
(6)	Mr. Wickes’ beneficially owned shares include 47,910 options to purchase ordinary shares and 3,090 ordinary shares indirectly held through irrevocable family trusts.
(7)

Includes 303,951 ordinary shares that all directors, named executive officers and other executive officers as a group have or will have the right to acquire pursuant to presently exercisable share options, share options that will become exercisable or share awards that will become vested within 60 days following May 5, 2020.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF AON

Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of May 5, 2020, the name, address and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by Aon to be the beneficial owner of more than 5% of the Aon Shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent Beneficially Owned(1)
Massachusetts Financial Services Corporation 111 Huntington Avenue Boston, MA 02199	20,978,225	(2)	9.08%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	18,204,629	(3)	7.88%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	16,623,898	(4)	7.19%

(1)	As of May 5, 2020, there were 231,086,834 Aon Shares outstanding.
(2)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 14, 2020 pursuant to Rule 13d-1(b) of the Exchange Act. Massachusetts Financial Services Corporation is a parent holding company and has: (a) sole voting power as to 19,752,553 Aon Shares; (b) shared voting power as to no Aon Shares; (c) sole dispositive power as to 20,978,225 Aon Shares; and (d) shared dispositive power as to no Aon Shares.

(3)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 12, 2020 pursuant to Rule 13d-1(b) of the Exchange Act. The Vanguard Group is a registered investment advisor and has (a) sole voting power as to 363,721 Aon Shares; (b) shared voting power as to 71,599 Aon Shares; (c) sole dispositive power as to 17,790,414 Aon Shares; and (d) shared dispositive power as to 414,215 Aon Shares.

(4)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 5, 2020 pursuant to Rule 13d-1(b) of the Exchange Act. BlackRock, Inc. is a parent holding company and has: (a) sole voting power as to 14,385,047 Aon Shares; (b) shared voting power as to no Aon Shares; (c) sole dispositive power as to 16,623,898 Aon Shares; and (d) shared dispositive power as to no Aon Shares.

Stock Ownership of Directors and Executive Officers

The following table sets forth the number of Aon Shares beneficially owned as of May 5, 2020 by (i) each current Aon director, (ii) each Aon named executive officer and (iii) all current Aon directors and executive officers as a group. “Beneficially owned” means that a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). No shares have been pledged as security by any Aon director or executive officer named below. No individual Aon director or named executive officer, or Aon directors and executive officers as a group, beneficially owned more than 1% of Aon Shares. The business address of each Aon director and named executive officer is c/o Aon plc, Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8.

Name	Number of Shares Beneficially Owned[1]	Percent Beneficially Owned[2]
Directors
Lester B. Knight[3]	217,482	*
Gregory C. Case[4]	1,206,977	*
Jin-Yong Cai	4,220	*
Jeffrey C. Campbell	8,001	*
Fulvio Conti	27,822	*
Cheryl A. Francis	24,674	*
J. Michael Losh[5]	34,569	*
Richard B. Myers	25,878	*
Richard C. Notebaert	47,409	*
Gloria Santona	35,578	*
Carolyn Y. Woo	26,287	*

Other Named Executive Officers
Christa Davies	219,571	*
Eric Andersen	123,243	*
Michael O’Connor	123,884	*
Peter Lieb	0	*
John Bruno	68,684

All directors and executive officers as a group (21 persons)	2,241,239	*

(1)

The directors, named executive officers, and all directors and executive officers of Aon combined, have sole voting power and sole investment power over the Aon Shares listed, except as indicated in notes (3), (4), and (5).

(2)	As of May 5, 2020, 231,086,834 Aon Shares were outstanding.
(3)	Includes 85,000 Aon Shares that are beneficially owned by the Knight Family Partnership and 124,604 Aon Shares owned by Mr. Knight’s spouse.
(4)	Includes 325,604 Aon Shares that are beneficially owned in trust.
(5)	Includes 15,203 Aon Shares that are beneficially owned in trust.
*	An asterisk indicates that the percentage of Aon Shares beneficially owned does not exceed one percent (1%) of outstanding Aon Shares.

FUTURE WTW SHAREHOLDER PROPOSALS

2020 Annual General Meeting of Shareholders

WTW is holding its 2020 annual general meeting of shareholders on June 10, 2020. Under Rule 14a-8 of the Exchange Act, shareholder proposals to be included in the Proxy Statement for the 2020 Annual General Meeting of Shareholders must have been received by WTW’s Company Secretary at WTW’s principal executive offices no later than December 5, 2019 and must have complied with the requirements of Rule 14a-8 of the Exchange Act.

2021 Annual General Meeting of Shareholders

WTW will hold an annual general meeting of shareholders in the year 2021 only if the transaction has not already been completed. Under Rule 14a-8 of the Exchange Act, shareholder proposals to be included in the Proxy Statement for the 2021 Annual General Meeting of Shareholders must have been received by WTW’s Company Secretary at WTW’s principal executive offices no later than December 28, 2020 and must have complied with the requirements of Rule 14a-8 of the Exchange Act.

If you desire to bring a matter before the 2021 Annual General Meeting of Shareholders outside the process of Rule 14a-8, you may do so by following the procedures set forth in WTW’s Constitution. Pursuant to WTW’s Constitution, such matters are confined to the nomination of directors for election at general meetings of WTW. In accordance with WTW’s Constitution, in order to be properly brought before the 2021 Annual General Meeting of Shareholders, a shareholder’s notice must generally be delivered to WTW’s Company Secretary at corporatesecretary@willistowerswatson.com not more than 150 days nor less than 120 days prior to the anniversary date of the notice convening WTW’s 2020 Annual General Meeting of Shareholders and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, to be presented at WTW’s 2021 Annual General Meeting of Shareholders, such a proposal or nomination must be received by WTW on or after November 28, 2020, but no later than the close of business on December 28, 2020.

FUTURE AON SHAREHOLDER PROPOSALS

2020 Annual General Meeting of Shareholders

Aon Ireland is holding its 2020 annual general meeting of shareholders on June 19, 2020. Any Aon shareholder proposal pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in Aon’s proxy statement for such meeting must have been received by Aon on or before December 28, 2019.

In accordance with the Aon Constitution, and without prejudice to the rights of an Aon shareholder of record under applicable law, in order to nominate a candidate for election as a director or properly bring other business before Aon’s 2020 annual general meeting of shareholders, a notice of the matter the Aon shareholder wishes to present must have been delivered to Aon’s Company Secretary at Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8, not less than 90 nor more than 120 days prior to the first anniversary of the date of the prior year’s annual general meeting. As a result, any notice given by or on behalf of an Aon shareholder pursuant to these provisions of the Aon Constitution (and not pursuant to Rule 14a-8 under the Exchange Act) must have been received by Aon no earlier than February 22, 2020 and no later than March 23, 2020.

2021 Annual General Meeting of Shareholders

Aon Ireland currently intends to hold its 2021 annual general meeting of shareholders on or about June 25, 2021. Any shareholder proposal pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in Aon’s proxy statement for such meeting must be received by Aon on or before December 27, 2020.

In accordance with the Aon Constitution, and without prejudice to the rights of an Aon shareholder of record under applicable law, in order to nominate a candidate for election as a director or properly bring other business before Aon’s 2021 annual general meeting of shareholders, a notice of the matter the Aon shareholder wishes to present must be delivered to Aon’s Company Secretary at Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8 not less than 90 nor more than 120 days prior to the first anniversary of the date of the prior year’s annual general meeting. As a result, any notice given by or on behalf of an Aon shareholder pursuant to these provisions of the Aon Constitution (and not pursuant to Rule 14a-8 under the Exchange Act) must be received by Aon no earlier than February 20, 2021 and no later than March 21, 2021.

HOUSEHOLDING OF JOINT PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this joint proxy statement is being delivered to shareholders residing at the same address, unless shareholders have notified Aon or WTW, as applicable, of their desire to receive multiple copies of the proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate joint proxy statement, or if you are receiving multiple copies of this joint proxy statement and wish to receive only one, please contact Aon or WTW at its address identified below. Aon or WTW will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement to any shareholder residing at an address to which only one copy was mailed.

Requests for additional copies by Aon shareholders should be directed to Aon plc, Attn: Investor Relations, 200 East Randolph Street, Chicago, Illinois 60601, or by telephone to 312-381-3310 or by email to investor.relations@aon.com.

Requests for additional copies by WTW shareholders should be directed to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022, or by telephone to (888) 750-5884 or to WTW’s Company Secretary by email to corporatesecretary@willistowerswatson.com.

WHERE YOU CAN FIND MORE INFORMATION

Each of Aon and WTW files annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available to the public at the SEC’s website at www.sec.gov. Any other information contained on any website referenced in this joint proxy statement is not incorporated by reference in this joint proxy statement.

Because the Aon Shares are listed on the NYSE, Aon’s reports, proxy statements and other information can also be reviewed and copied at the office of NYSE at 20 Broad Street, New York, New York 10005.

Because the WTW Shares are listed on NASDAQ, WTW’s reports, proxy statements and other information can also be reviewed and copied at the office of NASDAQ at 1 Liberty Street, New York, New York 10006.

You should rely only on the information contained in this joint proxy statement or that we have referred to you. Neither Aon nor WTW has authorized anyone to provide you with any additional information. This joint proxy statement is dated as of the date listed on the cover page. You should not assume that the information contained in this joint proxy statement is accurate as of any date other than such date, and neither the mailing or posting of this joint proxy statement to shareholders of Aon or WTW shall create any implication to the contrary.

The SEC allows Aon and WTW to “incorporate by reference” information into this joint proxy statement, which means:

•	incorporated documents are considered part of this joint proxy statement;

•	Aon and WTW can disclose important information to you by referring you to those documents; and

•	information that Aon and WTW file later with the SEC automatically will update and supersede information contained in this joint proxy statement.

Aon and WTW incorporate by reference the documents listed below:

WTW

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020, including the portions of WTW’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2020, incorporated therein by reference;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on April 30, 2020; and

•	Current Report on Form 8-K (only to the extent “filed” and not “furnished”), filed with the SEC on March 11, 2020.

•	Current Report on Form 8-K/A (only to the extent “filed” and not “furnished”), filed with the SEC on March 10, 2020.

Aon

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 14, 2020 (except for Item 8 therein to the extent superseded by the Current Report on Form 8-K filed with the SEC on April 1, 2020);

•

The information specifically incorporated by reference into Aon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from Aon’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 1, 2020; and

•

Current Reports on Form 8-K (only to the extent “filed” and not “furnished”), filed with the SEC on February 4, 2020, February 24, 2020, February 27, 2020, March 10, 2020, April 1, 2020, April 2, 2020, and April 27, 2020.

All additional documents that Aon or WTW may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement and prior to the Aon EGM, the WTW Court Meeting and the WTW EGM shall also be deemed to be incorporated by reference. However, some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents or information is incorporated by reference into this joint proxy statement. Additionally, to the extent this joint proxy statement, or the documents or information incorporated by reference into this joint proxy statement, contains references to the internet websites of Aon or WTW, the information on those websites does not constitute a part of, and is not incorporated by reference into, this joint proxy statement.

WTW has supplied all information contained in or incorporated by reference into this joint proxy statement related to WTW, and Aon has supplied all such information related to Aon, as well as all pro forma financial information.

Documents incorporated by reference in this joint proxy statement will not be provided to you unless requested. If you are a shareholder of Aon or WTW, you can obtain any of the documents incorporated by reference through Aon or WTW or the SEC. Documents incorporated by reference are available through Aon at its website at ir.aon.com or through WTW at its website at investors.willistowerswatson.com, in each case without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference. You may obtain documents incorporated by reference without charge by requesting them in writing from Aon or WTW (as applicable) as follows:

Willis Towers Watson Public Limited Company Attn: Company Secretary 501 Madison Avenue, 20th floor, New York, New York, 10022 Phone: (888) 750-5884 corporatesecretary@willistowerswatson.com	Aon plc Attn: Investor Relations 200 East Randolph Street Chicago, Illinois 60601 Attn: Investor Relations Phone: 312-381-3310 investor.relations@aon.com

In order to ensure timely delivery of the documents, WTW shareholders must make their requests no later than five business days prior to the date of each of the special meetings of WTW shareholders, or no later than [●].

Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement will be deemed to be modified or superseded for purposes of this joint proxy statement to the extent that a statement contained in this joint proxy statement or any other subsequently filed document that is incorporated or deemed to be incorporated by reference into this joint proxy statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement.

For the purposes of the Irish Takeover Rules, the following information, relating to each of Aon and WTW, which has been incorporated by reference can be found in the following documents, which are available to the public at the SEC’s website at www.sec.gov:

Information	Aon Source	WTW Source
Revenue and net profit or loss before taxation, the charge for tax, extraordinary items, minority interests, the amount absorbed by dividends, and earnings and dividends per share	Aon Form 10-K for the fiscal year ended December 31, 2019, except for Item 8 therein to the extent superseded by Aon Form 8-K filed on April 1, 2020 (see pages 50, 51, and 53), Aon Form 10-K for the fiscal year ended December 31, 2018 (see pages 50, 51 and 53) and Aon Form 10-K for the fiscal year ended December 31, 2017 (see pages 51, 52 and 54)	WTW Form 10-K for the fiscal year ended December 31, 2019 (see pages 64 and 67), WTW Form 10-K for the fiscal year ended December 31, 2018 (see pages 77 and 80) and WTW Form 10-K for the fiscal year ended December 31, 2017 (see pages 81, 84 and 85)

A statement of net assets and liabilities shown in the latest published audited accounts	Aon Form 10-K for the fiscal year ended December 31, 2019, except for Item 8 therein to the extent superseded by Aon Form 8-K filed on April 1, 2020 (see page 52)	WTW Form 10-K for the fiscal year ended December 31, 2019 (see page 65)

A cash flow statement if provided in the last published audited accounts	Aon Form 10-K for the fiscal year ended December 31, 2019, except for Item 8 therein to the extent superseded by Aon Form 8-K filed on April 1, 2020 (see page 54)	WTW Form 10-K for the fiscal year ended December 31, 2019 (see page 66)

Significant accounting policies together with any points from the notes to the accounts which are of major relevance to an appreciation of the figures	Aon Form 10-K for the fiscal year ended December 31, 2019, except for Item 8 therein to the extent superseded by Aon Form 8-K filed on April 1, 2020 (see pages 55 to 63)	WTW Form 10-K for the fiscal year ended December 31, 2019 (see pages 68-80)

Revenue and net profit or loss before taxation, the charge for tax, extraordinary items, minority interests, the amount absorbed by dividends, and earnings and dividends per share in respect of any interim statement or preliminary announcement made since the last published audited accounts	Aon Form 10-Q for the fiscal quarter ended March 31, 2020, (see pages 2 and 5)	WTW Form 10-Q for the fiscal quarter ended March 31, 2020 (see pages 6 and 9)

The information contained in Parts 2, 3 and 4 of this joint proxy statement is not required to be included pursuant to the rules and regulations of the U.S. Securities and Exchange Commission but is included solely to comply with the requirements of the Irish Companies Act 2014 and the Irish Takeover Rules in order to provide the information required under such laws to WTW shareholders.

PART 2—EXPLANATORY STATEMENT

(IN COMPLIANCE WITH SECTION 452 OF THE IRISH COMPANIES ACT 2014)

To WTW shareholders, and, for information only, to WTW Equity Award Holders

COMBINATION OF WILLIS TOWERS WATSON PLC AND AON PLC BY MEANS OF A SCHEME OF ARRANGEMENT UNDER CHAPTER 1 OF PART 9 OF THE IRISH COMPANIES ACT 2014

1	INTRODUCTION

As previously announced, on March 9, 2020, Willis Towers Watson Public Limited Company and Aon plc (”Aon UK”) entered into a Business Combination Agreement, referred to as the “Business Combination Agreement,” providing for the combination of the two companies. On April 1, 2020, Aon UK completed its previously announced cancellation scheme of arrangement, pursuant to which an Irish public limited company named Aon plc, referred to as “Aon Ireland,” became the public parent company of Aon UK. In connection with the foregoing, on April 2, 2020, Aon UK assigned to Aon Ireland, and Aon Ireland assumed from Aon UK, all of Aon UK’s rights and obligations under the Business Combination Agreement. We refer to Aon UK, prior to such assignment, and Aon Ireland, after such assignment, as “Aon.”

Your attention is drawn to the section entitled “Recommendation of the WTW Board and WTW’s Reasons for the Transaction” beginning on page [●] of this joint proxy statement which sets forth the reasons why the board of directors of WTW, referred to as the “WTW Board,” who have been so advised by Goldman Sachs & Co. LLC, referred to as “Goldman Sachs,” as to the financial terms of the transaction, consider the terms of the transaction to be fair and reasonable and why the WTW Board unanimously recommends that all WTW shareholders vote in favour of the transaction and the scheme at both the WTW Court Meeting and the WTW EGM, as each member of the WTW Board intends to do in respect of his or her own beneficial holdings of WTW Shares, which represent, as of the WTW Voting Record Time, approximately [●]% of the existing issued share capital of WTW. In considering the recommendation of the WTW Board, WTW shareholders should be aware that certain WTW directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as WTW shareholders generally. See the section entitled “The WTW Directors & Executive Officers and the Effect of the Scheme on their Interests” beginning on page [●] of this joint proxy statement. In providing its advice to the WTW Board, Goldman Sachs has taken into account the commercial assessments of the WTW Board.

2	THE TRANSACTION

The transaction will be effected by way of a scheme of arrangement between WTW and the Scheme Shareholders pursuant to Chapter 1 of Part 9 of the Companies Act. The scheme is set out in full under the section entitled “Part 3—The Scheme of Arrangement” beginning on page [●] of this joint proxy statement. Under the terms of the scheme (which will be subject to the conditions set out on Annex B to this joint proxy statement), Aon will issue and deliver, or cause to be delivered 1.08 Aon Shares, referred to as the “Scheme Consideration,” to the Scheme Shareholders for each WTW Share held by the Scheme Shareholders.

The scheme involves an application by WTW to the Irish High Court to sanction the scheme. If the scheme becomes effective, all Scheme Shares will be automatically transferred to Aon and/or its nominee(s) in accordance with the terms of the scheme. As a result of the scheme, WTW will become a subsidiary of Aon. The scheme and the transaction are subject to a number of conditions (summarised in section 3 below and set out in full on Annex B to this joint proxy statement).

The scheme will require, among other things, approval by Scheme Shareholders as of the WTW Voting Record Time at the WTW Court Meeting, approval by WTW shareholders as of the WTW Voting Record Time at the WTW EGM, and the sanction of the Scheme at the Court Hearing.

Provided the Conditions are satisfied or, to the extent applicable and lawful, waived, the scheme will become effective upon delivery to the Registrar of Companies of a copy of the Court Order of the Irish High Court sanctioning the scheme. Upon the scheme becoming effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the WTW Court Meeting or the WTW EGM. It is expected that the scheme will become effective and that the transaction will be completed during the first half of 2021, subject to the satisfaction or waiver of the Conditions.

3	THE CONDITIONS

The Conditions to the transaction and the scheme (together with definitions of the capitalized terms used below, where not otherwise defined in this document) are set out in full on Annex B to this joint proxy statement. In summary, the completion of the transaction and the scheme is subject to the satisfaction (or waiver, to the extent permitted) of all of the following conditions on or before the sanction of the scheme by the Irish High Court pursuant to Chapter 1 of Part 9 of the Companies Act:

•	the approval of the scheme at the WTW Court Meeting (or at any adjournment thereof);

•	the required WTW EGM resolutions being duly passed by the requisite majority of WTW shareholders at the WTW EGM (or at any adjournment thereof);

•	the Irish High Court’s sanction of the scheme (without material modification);

•	a copy of the Court Order having been delivered to the Registrar of Companies;

•	the approval of the issuance of the aggregate Scheme Consideration by Aon;

•

insofar as the transaction constitutes, or is deemed to constitute, a concentration with an EU dimension within the scope of the EU Merger Regulation: (a) the European Commission having issued a decision allowing the transaction to proceed under Article 6(1)(b), Article 6(2), Article 8(1) or Article 8(2) of the EU Merger Regulation (or being deemed to have done so under Article 10(6) of the EU Merger Regulation); and/or (b) if any aspect of the transaction is referred to one or more competent authorities of a European Union or EFTA state under Article 9 of the EU Merger Regulation, clearance, or confirmation that the transaction may proceed having been received from each such competent authority;

•	any applicable waiting periods (or extensions thereof) under the HSR Act in connection with the transaction having expired or having been terminated;

•

all required Antitrust Clearances of any Governmental Entity having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate), in each case in connection with the transaction, under the antitrust laws of Australia, Canada, China, Mexico, New Zealand, Russia, Singapore, South Africa, and Turkey, each referred to as a “required antitrust jurisdiction”;

•

(a) no Order (whether temporary or permanent) shall have been issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, and (b) no Law other than an Order described in clause (a) (whether or not final or appealable) shall have been enacted, issued, promulgated, enforced or entered and continue in effect and, in each case of clauses (a) and (b), restrain, enjoin, make illegal or otherwise prohibit the consummation of the transaction, but excluding, (1) for purposes of clause (b), any such Antitrust Law of any jurisdiction that is not a Required Antitrust Jurisdiction, and for purposes of clause (a) any Orders related to any Antitrust Law other than an Antitrust Law in a required antitrust jurisdiction by a Governmental Entity of competent jurisdiction in such required antitrust jurisdiction and (2) for purposes of clause (b), any such regulatory Law of any jurisdiction that does not give rise to a Required Regulatory Clearance, and for purposes of clause (a) any Orders related to any regulatory Law other than the applicable Laws giving rise to a Required Regulatory Clearance by a Governmental Entity of competent jurisdiction in the jurisdiction corresponding to such Required Regulatory Clearance;

•	all Required Regulatory Clearances having been obtained and remaining in full force and effect;

•	the NYSE having approved, and not withdrawn such approval, the listing of all of the Aon Shares to be issued in the scheme, subject only to official notice of issuance;

•	the Business Combination Agreement not having been terminated in accordance with its terms;

•	the accuracy of each of the parties’ representations and warranties, subject to specified materiality standards;

•

the performance and compliance by each party, in all material respects, with all of its covenants and agreements under the Business Combination Agreement required to be performed or complied with by it prior to the closing;

•	the absence of a material adverse effect with respect to each party since March 9, 2020; and

•	the reorganization and the required assignment having occurred.

The transaction is also conditioned on the scheme becoming effective and unconditional by not later than March 9, 2021 (or either of (i) June 9, 2021 or (ii) September 9, 2021, if extended (or further extended, as the case may be)) under the terms of the Business Combination Agreement or such earlier date as may be specified by the Panel, or such later date as Aon and WTW may, subject to receiving the consent of the Panel and the Irish High Court, in each case if required, agree. See the section entitled “The Business Combination Agreement—Conditions to the Closing of the Transaction” beginning on page [●] of this joint proxy statement for further information.

4	CONSENTS AND SPECIAL MEETINGS

The WTW Court Meeting is being held at the direction of the Irish High Court to seek the approval of the scheme by Scheme Shareholders as of the WTW Voting Record Time. The WTW EGM is being convened to seek the approval of WTW shareholders as of the WTW Voting Record Time with respect to certain resolutions that are necessary or desirable to effect and to implement the scheme, as described below.

Whether or not a Scheme Shareholder votes in favour of the scheme at the WTW Court Meeting and/or a WTW shareholder votes in favour of the resolutions at the WTW EGM, if the scheme becomes effective all Scheme Shares will be transferred to Aon and/or its nominee(s) in accordance with the terms of the scheme and Aon will issue and deliver, or cause to be delivered the Scheme Consideration to the Scheme Shareholders (save that fractional entitlements to Aon Shares will be issued to a nominee on behalf of those otherwise entitled to such fractional interests, aggregated and sold in the open market by the Exchange Agent with the net proceeds of any such sale distributed in cash pro rata to the Scheme Shareholders whose fractional entitlements were sold).

Before the Irish High Court’s sanction of the scheme can be sought, the scheme will require approval by the Scheme Shareholders as of the WTW Voting Record Time at the WTW Court Meeting and the passing of the requisite resolutions at the WTW EGM. The WTW Court Meeting will start at [●] a.m. (Irish time) and the WTW EGM will start at [●] a.m. (Irish time) (or, if the WTW Court Meeting has not concluded by [●] a.m. (Irish time), as soon as possible after the conclusion or adjournment of the WTW Court Meeting) on [●], 2020.

Notices of the WTW Court Meeting and the WTW EGM are set out at the front of this joint proxy statement. Entitlement to notice of and/or to vote at each meeting will be determined by reference to the Register of Members at the WTW Voting Record Time. See the sections entitled “—Voting Your WTW Shares” and “—Voting WTW Shares Held in Street Name” beginning on pages [●] and [●] of this joint proxy statement, respectively.

As of the WTW Voting Record Time, WTW held [●] Shares in treasury.

As of the WTW Voting Record Time, [●] WTW Shares were issued and outstanding and there were [●] registered members whose names were registered in the Register of Members.

4.1	WTW Court Meeting

The WTW Court Meeting has been convened for [●] a.m. (Irish time) on [●] 2020 to enable the Scheme Shareholders to consider and, if thought fit, approve the scheme. At the WTW Court Meeting, voting will be by poll and not a show of hands, and each holder of Scheme Shares as of the WTW Voting Record Time who is present (in person or by proxy) will be entitled to one vote for each Scheme Share held as of the WTW Voting Record Time for the purposes of sub-paragraph (b) below. In order to conduct business at the WTW Court Meeting a quorum must be present. The presence (in person or by proxy) of shareholders holding at least 50% of the issued and outstanding WTW Shares, each being a holder of WTW Shares as of the WTW Voting Record Time, a proxy for a holder of WTW Shares as of the WTW Voting Record Time or a duly authorized representative of a corporate holder of WTW Shares as of the WTW Voting Record Time, will constitute a quorum for the transaction of business at the WTW Court Meeting. In order for the resolution at the WTW Court Meeting to pass, those voting to approve the scheme must:

(a)	represent a simple majority (being more than 50%) in number of those Scheme Shareholders as of the WTW Voting Record Time present and voting in person or by proxy; and

(b)	also represent 75% or more in value of the Scheme Shares held by those Scheme Shareholders as of the WTW Voting Record Time present and voting (in person or by proxy).

It is important that, for the WTW Court Meeting, as many votes as possible are cast so that the Irish High Court may be satisfied that there is a fair representation of the opinion of Scheme Shareholders as of the WTW Voting Record Time when it is considering whether to sanction the scheme. You are therefore strongly urged to complete and return your proxy card for the WTW Court Meeting as soon as possible.

4.2	WTW EGM

In addition to the WTW Court Meeting, the WTW EGM has been convened for [●] a.m. (Irish time) on [●] 2020 (or, if the WTW Court Meeting has not concluded by [●] a.m. (Irish time), as soon as possible after the conclusion or adjournment of the WTW Court Meeting). A quorum must be present in order to conduct any business at the WTW EGM. The presence (in person or by proxy) of shareholders holding at least 50% of the issued and outstanding WTW Shares, each being a holder of WTW Shares as of the WTW Voting Record Time, a proxy for a holder of WTW Shares as of the WTW Voting Record Time or a duly authorized representative of a corporate holder of WTW Shares as of the WTW Voting Record Time, will constitute a quorum for the transaction of business at the WTW EGM. The proposals to be voted upon by the WTW shareholders at the WTW Voting Record Time at the WTW EGM are set out in full under the section entitled “The Special Meetings of WTW Shareholders” beginning on page [●] of this joint proxy statement. Resolution #2, as described therein, is a “special resolution,” which means that it requires the approval of at least 75% of the votes cast by the holders of WTW Shares as of the WTW Voting Record Time present and voting, either in person or by proxy. The remaining resolutions are “ordinary resolutions,” which means that they require the approval of at least a majority of the votes cast by the holders of WTW Shares as of the WTW Voting Record Time present and voting, either in person or by proxy. The transaction is conditioned on the approval of resolutions #1 and #2. The transaction is not conditioned on the approval of resolution #3 and #4.

4.3	WTW Court Hearing

Subject to the approval of the resolutions proposed at the special meetings (with the exception of resolution #3 and #4 to be proposed at the WTW EGM) and the prior satisfaction of the Conditions, the Court Hearing is expected to take place in the first half of 2021. Each WTW shareholder is entitled to be represented by counsel or a solicitor (at his or her own expense) at the Court Hearing to support or oppose the sanctioning of the scheme. However, the Irish High Court has discretion to hear from interested parties.

4.4	Forms of Proxy

Scheme Shareholders as of the WTW Voting Record Time have been sent a form of proxy card for the WTW Court Meeting, and WTW shareholders have been sent a form of proxy card for the WTW EGM. Scheme Shareholders and WTW shareholders are strongly urged to complete and return their proxy cards as soon as possible and, in any event, no later than [●] EDT on [●], 2020 in the case of the proxy card for the WTW Court Meeting and no later than [●] EDT on [●], 2020 in the case of the proxy card for the WTW EGM. The proxy card for the WTW Court Meeting (and the proxy card for the WTW EGM) may also be handed to the chairman of the WTW Court Meeting (or the WTW EGM), as applicable, before the start of the respective special meetings on [●] 2020 and will still be valid.

4.5	Voting Your Ordinary Shares

If a Scheme Shareholder or WTW shareholder owns shares in his or her or its own name, such Scheme Shareholder or WTW shareholder is considered, with respect to those shares, the “shareholder of record.” If a shareholder’s shares are held in a stock brokerage account or by a bank or other nominee, such shareholder is considered the beneficial owner of shares held in “street name.”

Shareholders of record may use the enclosed proxy cards to tell the person named as proxy how to vote such shareholder’s shares. WTW recommends that Scheme Shareholders and WTW shareholders submit their proxies even if they plan to attend either or both special meetings. If Scheme Shareholders or WTW shareholders vote by proxy, they may change their vote, among other ways, if they attend and vote at the special meetings.

If a Scheme Shareholder or WTW shareholder properly completes, signs and dates either or both proxy cards, such shareholder’s shares will be voted in accordance with his, her or its instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted and not revoked. If a shareholder signs and returns his, her or its proxy card appointing the named proxies of the applicable special meeting as his, her or its proxy but does not mark the proxy card to tell the proxy how to vote on a voting item, such shares will be voted in accordance with the recommendation of the WTW Board.

Scheme Shareholders and WTW shareholders may also vote over the internet or by telephone anytime up to 11:59 p.m. EDT on [●], 2020. Voting instructions are printed on the proxy cards or voting information form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the special meetings.

4.6	Voting Ordinary Shares Held in Street Name

If shares are held in an account through a bank, broker or other nominee, the holder must instruct the bank, broker or other nominee how to vote his, her or its shares by following the instructions that the bank, broker or other nominee provides to such holder along with this joint proxy statement. The bank, broker or other nominee, as applicable, may have an earlier deadline by which you must provide instructions to it as to how to vote shares, so Scheme Shareholders and WTW shareholders should carefully read the materials provided to them by their banks, brokers or other nominees.

If a shareholder who holds shares through a bank, broker or other nominee does not provide a signed voting instruction form to his, her or its bank, broker or other nominee, such shareholder’s shares will not be voted on any proposal on which the banks, brokers or other nominees do not have discretionary authority to vote, referred to as a “broker non-vote.” In these cases, the bank, broker or other nominee will not be able to vote a holder’s shares on those matters for which specific authorization is required. Brokers do not have discretionary authority to vote on any of the proposals at either special meeting.

Accordingly, if a shareholder who holds shares through a bank, broker or other nominee fails to provide a signed voting instruction form to his, her or its bank, broker or other nominee, his, her or its shares held through such bank, broker or other nominee will not be voted at either special meeting.

5	STRUCTURE OF THE SCHEME

It is proposed that, pursuant to the provisions of the scheme, all Scheme Shares will be transferred to Aon and/or its nominee(s) in accordance with the terms of the scheme. Please see the section entitled “Structure of the Transaction,” beginning on page [●] of this joint proxy statement.

6	OPINION OF FINANCIAL ADVISOR TO WTW

Please see the section entitled “The Transaction—Opinion of Goldman Sachs,” beginning on page [●] of this joint proxy statement.

7	BOARD, MANAGEMENT AND EMPLOYEES

7.1	Generally

Upon the scheme becoming effective, all of the WTW directors intend to resign from the WTW Board and one or more persons affiliated with Aon will be appointed to the WTW Board.

Pursuant to the Business Combination Agreement, at the effective time, four members of the WTW Board (including John Haley, the Chief Executive Officer of WTW) will be appointed to the Aon Board, joining the then-serving pre-closing directors of the Aon Board. Mr. Haley will become the Executive Chairman of Aon, with a focus on growth and innovation.

7.2	Indemnification And Insurance

Information in relation to existing and future indemnification and insurance arrangements to WTW’s directors and executive officers is set out in section 9.3 below.

7.3	Employment And Benefits Matters

From the effective time through the first anniversary of the effective time, referred to as the “Continuation Period,” Aon will provide to each WTW employee who continues in employment with Aon or its subsidiaries following the effective time, each referred to as a “Continuing Employee,” (i) a base salary or annual wage rate no less favorable than as provided immediately prior to the effective time, (ii) a target annual (or lesser period, as applicable) cash bonus opportunity or commission opportunity that is no less favorable than as provided immediately prior to the effective time, (iii) who is eligible to receive an annual equity compensation award as of immediately prior to the effective time, pursuant to ordinary course grant practices of WTW, eligibility for an annual equity compensation award, and (iv) health, welfare and other employee benefits (excluding severance) that are substantially comparable in the aggregate to such benefits in effect immediately prior to the effective time (although Aon does not have an obligation to maintain any particular benefit plans).

During the Continuation Period, Aon will provide to each Continuing Employee who experiences a termination of employment in a manner that would entitle such Continuing Employee to severance under a WTW benefit plan, policy or agreement, severance benefits that are no less favorable than as provided under the applicable WTW benefit plan, policy or agreement.

Aon will recognize each Continuing Employee’s service with WTW for purposes of determining eligibility, vesting and level of benefits under the Aon benefit plans providing benefits to WTW employees to the same extent and for the same purpose as such service was recognized under the WTW benefit plans, except that length of employment will not be recognized with respect to any frozen or grandfathered plan, any defined benefit pension plan or any retiree or post-termination health or welfare plan (other than such plans that were WTW benefit plans prior to the effective time under which service was credited as of the effective time).

Waiting periods under any Aon benefit plan that replaces a comparable WTW benefit plan will be waived for Continuing Employees to the extent such Continuing Employee participated in and had already satisfied any such waiting periods under the WTW benefit plan prior to the effective time. Aon will waive any pre-existing condition exclusions and actively-at-work requirements under Aon’s medical, dental, pharmaceutical and/or vision benefit plan. For such benefit plans, Aon will credit eligible expenses incurred by any Continuing Employee under WTW’s corresponding plans during the portion of the applicable plan year prior to the date on which such Continuing Employee commences participation in the corresponding Aon plans (if applicable) toward deductibles, coinsurance and maximum out-of-pocket requirements.

Aon will pay eligible Continuing Employees a cash bonus or commission amount for the full year in which the effective time occurs unless a payment for the period through the effective time has already been paid, in which case Aon will pay cash bonus or commission payments for the remainder of such year. If any amounts are payable by Aon in respect of the period of such year prior to the effective time, such amounts will be no less than the amounts accrued by WTW with respect to such cash incentive compensation for the period prior to the effective time. If any WTW employee’s employment is involuntarily terminated following the end of the performance period for the year in which the effective time occurs, but prior to the payment of the cash bonus or commission amounts payable for such period, such WTW employee will receive such cash bonus or commission amounts when similar payments are made to other WTW employees.

Prior to the effective time, Aon and WTW will cooperate in respect of consultation obligations and similar notice and bargaining obligations owed to employees or consultants of WTW or its subsidiaries or Aon or its subsidiaries, or any of their respective bargaining representatives, in accordance with all applicable laws and works council or other bargaining agreements, if any.

8	WTW EQUITY AWARD HOLDERS

This section describes the treatment of WTW share options and WTW share awards. As is required under the Irish Takeover Rules, appropriate proposals will be made by Aon to holders of WTW share options and WTW share awards in connection with the scheme.

WTW equity awards will be treated as set forth in the Business Combination Agreement, such that, as of immediately prior to the effective time, (i) each WTW share option and restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into a corresponding award relating to Aon Shares, with the number of Aon Shares subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Business Combination Agreement, and (ii) each WTW performance share unit award and each WTW phantom share unit award, that is outstanding immediately prior to the effective time, will be converted into a corresponding award that vests based on the holder’s continued service following the effective time and relates to a number of Aon Shares determined in accordance with the formulas set forth in the Business Combination Agreement, in each case, as further described below.

Immediately prior to the effective time, each WTW restricted share unit award granted to a WTW non-employee director will vest and thereafter be settled in Aon Shares.

Immediately prior to the effective time, each WTW share option that is outstanding and unexercised immediately prior to the effective time will be converted into a share option to acquire the number of Aon Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of WTW Shares subject to such WTW share option immediately prior to the effective time by

(ii) the exchange ratio. The exercise price applicable to such converted share option will equal (A) the exercise price per WTW share of such WTW share option, divided by (B) the exchange ratio (rounded up to the nearest whole cent).

Immediately prior to the effective time, each WTW restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award with respect to a number of Aon Shares equal to the product obtained by multiplying (i) the applicable number of WTW Shares subject to such WTW restricted share unit award (including any corresponding dividend equivalent units) immediately prior to the effective time, by (ii) the exchange ratio.

Immediately prior to the effective time, (i) each WTW performance share unit award that was granted in 2018 and each WTW performance share unit award that was granted in 2019 that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award, with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW performance share unit award (including any corresponding dividend equivalent unit) based on the actual level of performance as of the effective time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened period, by (y) the exchange ratio, and (ii) each WTW performance share unit award that is granted in 2020 and each WTW performance share unit award that is granted in 2021 that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award, with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW performance share unit award (including any corresponding dividend equivalent units) based on the greater of the applicable target level of performance and the actual level of performance as of the effective time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened performance period, by (y) the exchange ratio.

Immediately prior to the effective time, each WTW phantom share unit award that is outstanding immediately prior to the effective time will be converted into an Aon phantom share unit, with respect to a number of Aon Shares equal to the product obtained by multiplying (i) the total number of units granted under such WTW phantom share unit award (including any corresponding dividend equivalent units), by (ii) the exchange ratio.

Each converted WTW option award and “WTW share award” (which includes WTW restricted share unit awards, WTW performance share unit awards and WTW phantom share unit awards) will continue to have and be subject to the same terms and conditions (including time vesting conditions, but excluding any performance-based vesting conditions and terms rendered inoperative by the transaction) that applied to the underlying WTW option award and WTW share award, as applicable, immediately prior to the effective time, including accelerated vesting in connection with an involuntary termination of service; provided, that, converted WTW phantom share units may be settled in Aon Shares (rather than cash), subject to the terms of the awards and applicable law. Any fractional shares resulting from the conversion of each type of WTW share award will be aggregated and rounded down to the nearest whole share for each type of WTW share award.

Immediately prior to the effective time, WTW shall take all actions with respect to each of the employee share purchase plans of WTW, referred to as the “WTW ESPPs” that are necessary to provide that: (a) any offering period in effect immediately prior to the effective time, referred to as the “Final Offering Period,” shall be shortened by setting a new “Purchase Date” (within the meaning of the applicable WTW ESPP) in respect of such offering period that is no later than the day before the date of the effective time; (b) each WTW ESPP shall terminate, effective immediately prior to the effective time; (c) on the new Purchase Date, cause the exercise of each outstanding purchase right under each WTW ESPP; (d) following the purchase of WTW Shares pursuant to the Final Offering Period, each WTW ESPP shall be suspended and no new offering period shall be commenced under each WTW ESPP; and (e) make any pro rata adjustments that may be necessary to reflect any shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the applicable WTW ESPP. Notwithstanding the foregoing, any WTW ESPPs that are maintained for participants outside the United States shall be continued in accordance with their terms until terminated under clause (b) above.

9	THE WTW DIRECTORS & EXECUTIVE OFFICERS AND THE EFFECT OF THE SCHEME ON THEIR INTERESTS

In considering the recommendation of the WTW Board, WTW shareholders should be aware that certain WTW directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as WTW shareholders generally. These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

9.1	Interests of Certain Persons in the Transaction

WTW

In considering the recommendation of the WTW Board with respect to the Business Combination Agreement, you should be aware that certain WTW directors and executive officers have interests in the transaction that are in addition to, or different from, the interests they might have as WTW shareholders generally. These interests are described in more detail below, and, with respect to the named executive officers of WTW, are quantified in the table below, and certain of these interests include that any WTW directors or executive officers that continue their board membership or their employment with Aon may receive compensation following the closing of the transaction. As of the date of this joint proxy statement, there have been no discussions between Aon and any such individuals regarding any such compensation. The WTW Board was aware of these interests and considered them when it adopted the Business Combination Agreement and approved the transaction.

Treatment of WTW Stock Options and WTW Share Awards

WTW equity awards will be treated as set forth in the Business Combination Agreement, such that, as of immediately prior to the effective time, (i) each WTW share option and restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into a corresponding award relating to Aon Shares, with the number of Aon Shares subject to such award and, if applicable, the exercise price applicable to such award, determined in accordance with the formulas set forth in the Business Combination Agreement, and (ii) each WTW performance share unit award and phantom share unit award, that is outstanding immediately prior to the effective time, will be converted into a corresponding award that vests based on the holder’s continued service following the effective time and relates to a number of Aon Shares determined in accordance with the formulas set forth in the Business Combination Agreement, in each case, as described below. No director or executive officer holds a WTW phantom share unit award. Immediately prior to the effective time, each WTW restricted share unit award granted to a WTW non-employee director will vest and thereafter be settled in Aon Shares.

Immediately prior to the effective time, each WTW share option that is outstanding and unexercised immediately prior to the effective time will be converted into a share option to acquire the number of Aon Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of WTW Shares subject to such WTW share option immediately prior to the effective time by (ii) the exchange ratio. The exercise price applicable to such converted share option will equal (A) the exercise price per WTW share of such WTW share option, divided by (B) the exchange ratio (rounded up to the nearest whole cent).

Immediately prior to the effective time, each WTW restricted share unit award (other than any WTW restricted share unit award granted to a WTW non-employee director) that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award with respect to a number of Aon Shares equal to the product obtained by multiplying (i) the applicable number of WTW Shares subject to such WTW restricted share unit award (including any corresponding dividend equivalent units) immediately prior to the effective time, by (ii) the exchange ratio.

Immediately prior to the effective time, (i) each WTW performance share unit award that was granted in 2018 and each WTW performance share unit award that was granted in 2019 that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award, with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW performance share unit award (including any corresponding dividend equivalent unit) based on the actual level of performance as of the effective time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened period, by (y) the exchange ratio, and (ii) each WTW performance share unit award that is granted in 2020 and each WTW performance share unit award that is granted in 2021 that is outstanding immediately prior to the effective time will be converted into an Aon restricted stock unit award, with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW performance share unit award (including any corresponding dividend equivalent units) based on the greater of the applicable target level of performance and the actual level of performance as of the effective time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened performance period, by (y) the exchange ratio.

Each converted WTW option award and “WTW share award” (which includes WTW restricted share unit awards, WTW performance share unit awards and WTW phantom share unit awards) will continue to have and be subject to the same terms and conditions (including time vesting conditions, but excluding any performance-based vesting conditions and terms rendered inoperative by the transaction) that applied to the underlying WTW option award and WTW share award, as applicable, immediately prior to the effective time, including accelerated vesting in connection with an involuntary termination of service. Any fractional shares resulting from the conversion of each type of WTW share award will be aggregated and rounded down to the nearest whole share for each type of WTW share award.

Pursuant to the applicable award agreements and the WTW 2012 Equity Incentive Plan, unvested WTW share awards that convert into Aon awards, as described above, will fully vest upon an involuntary termination of employment within 24 months following a change in control of WTW. Further, award agreements with executive officers evidencing WTW share awards (other than WTW share awards granted in connection with the WTW deferred compensation plans) provide for full vesting upon a termination without cause or a resignation with good reason that, in each case, occurs within 24 months following a change in control of WTW.

For an estimate of the amounts that would be payable to each of WTW’s named executive officers in respect of their unvested WTW share awards upon termination of employment, see the section entitled “—Quantification of Payments and Benefits to WTW’s Named Executive Officers” beginning on page [●] of this joint proxy statement. Based on the assumptions described under “—Quantification of Payments and Benefits to WTW’s Named Executive Officers” below, the estimated aggregate amount that would be payable to (i) WTW’s executive officers who are not named executive officers in respect of their unvested WTW share awards upon a qualifying termination of employment is $20,677,384 (assuming earned performance for 2017 awards and target level performance for 2018 and 2019 awards), and (ii) WTW’s non-employee directors in respect of their unvested WTW restricted share unit awards as of the effective time is $1,447,327. None of the WTW executive officers or WTW non-employee directors hold unvested WTW share options.

Chief Executive Officer Employment Agreement

John Haley entered into an employment agreement with WTW, effective as of March 1, 2016, as amended on July 18, 2018 and May 20, 2019. Mr. Haley’s employment agreement is scheduled to expire on

December 31, 2020. Pursuant to the terms of Mr. Haley’s employment agreement, if, prior to the expiration of the term, Mr. Haley’s employment is terminated (a) as a result of his death or disability, (b) by WTW without cause, or (c) by his resignation for good reason, he will be entitled to receive: (i) a lump sum cash payment equal to two times his then-current annual base salary; (ii) a lump sum cash payment equal to two times his target annual bonus amount for the year in which the termination occurs; (iii) an amount equal to his full annual bonus for the year in which termination occurs based on the actual level of achievement of the performance goals; (iv) continued participation in group medical plans for up to 18 months; (v) vesting of equity awards as described in his equity award agreements and (vi) lapse of any service based requirements for compensation previously paid or payable in cash, including with respect to any deferred compensation contribution that has been paid by WTW. In order to receive his severance benefits, Mr. Haley is required to execute a release of claims against WTW. Mr. Haley’s employment agreement contains the following restrictive covenants: (i) limitations on soliciting WTW’s clients, prospective clients or employees for a two-year period following his termination of employment; (ii) restrictions on competing with WTW for a two-year period following his termination of employment; (iii) perpetual non-disclosure of WTW’s confidential information; and (iv) perpetual mutual non-disparagement covenants following his termination of employment. Mr. Haley would receive the severance payments and benefits set forth herein upon a qualifying termination, whether or not the transaction is consummated.

For an estimate of the amounts that would be payable to Mr. Haley pursuant to his employment agreement upon a severance-qualifying termination that occurs in connection with the transaction, see the section entitled “—Quantification of Payments and Benefits to WTW’s Named Executive Officers” beginning on page [●] of this joint proxy statement.

Executive Severance Plan

On March 8, 2020, the WTW Board adopted the WTW Severance and Change in Control Pay Plan for U.S. Executives, referred to as the “U.S. Executive Severance Plan,” and the WTW Severance and Change in Control Pay Plan for Non-U.S. Executives, referred to as the “Non-U.S. Executive Severance Plan,” and together with the U.S. Executive Severance Plan, the “Executive Severance Plans.” Seven executive officers are eligible to participate in the U.S. Executive Severance Plan and one executive officer is eligible to participate in the Non-U.S. Executive Severance Plan. Messrs. Haley, Furman and Aubert are not eligible to participate in the Executive Severance Plans.

The Executive Severance Plans provide that upon (A) an involuntary termination of the executive officer’s employment by WTW other than for cause and other than as a result of the executive officer’s death or disability or (B) a resignation by the executive officer for good reason, referred to as a “Qualifying Termination,” in each case, during the period that is six months prior to a change in control of WTW through the date that is 24 months following a change in control of WTW, the executive officer would be entitled to the following severance payments and benefits: (i) a lump sum cash payment equal to two times the sum of the executive officer’s base salary and target bonus for the year of termination; (ii) a cash payment equal to the prorated bonus for the year of termination based on actual performance for the year of termination; and (iii) in the case of the U.S. Executive Severance Plan, reimbursement of the full COBRA premium for up to 18 months following the date of termination. The payments and benefits under the Executive Severance Plan supersede other severance amounts payable to the executive officers pursuant to any other agreements with WTW. Under the Non-U.S. Executive Severance Plan, the executive officer will not receive the COBRA premium reimbursement and his severance payments will be offset by any statutory severance benefits he may be entitled to receive.

For an estimate of the amounts that would be payable to WTW’s named executive officers under the applicable Executive Severance Plan if they experience a severance-qualifying termination in connection with the transaction, see the section entitled “—Quantification of Payments and Benefits to WTW’s Named Executive Officers” beginning on page [●] of this joint proxy statement.

Retention Programs

WTW has, with the agreement of Aon, established a retention pool to grant awards to WTW employees. Awards from this retention pool, which may be made to employees below WTW’s Operating Committee, are time-based (and may be subject to certain performance-based criteria) such that a recipient must remain in the employment of WTW for a certain period of time (and meet certain reasonable performance and conduct criteria) to receive a payment from the retention pool. Any such payments cannot be solely contingent on the closing or lapsing of the transaction and any such payments must be independent of each individual’s equity interests in WTW. The aggregate amount of the awards from this retention pool that can be made by WTW to its employees without Aon’s consent has been set at no greater than $125,000,000. Aon has also agreed with WTW it could establish an equivalent retention pool of $125,000,000 to grant awards to Aon’s employees on a similar basis.

In addition to the $125,000,000 retention pools established by each of Aon and WTW, a further amount of up to $150,000,000 may be deployed, if WTW and Aon agree, for the retention of employees of both WTW and Aon. Allocations out of the retention pool will be based on customary criteria with a view to minimising departures.

Golden Parachute Excise Taxes

None of WTW’s executive officers are entitled to receive a tax gross-up under an employment agreement or the Executive Severance Plans. Pursuant to the U.S. employment agreements described above and the Executive Severance Plans, any payment or benefit received by the executive officer that would constitute a “parachute payment” within the meaning of Section 280G of the Code will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by the executive officer exceeds the net after-tax benefit (after taking into account the excise tax, interest and penalties and any tax imposed by any comparable provision of state law and any applicable federal, state, and local income and employment taxes) that would be received by the participant if no reduction was made.

9.2	Continuing Directors

The Business Combination Agreement provides that four members of the WTW Board who were members of the board of directors of WTW as of immediately prior to the effective time will serve on the Aon board of directors following the closing of the transaction (including John Haley, the Chief Executive Officer of WTW).

9.3	Indemnification And Insurance

WTW is party to indemnification agreements with each of its directors and executive officers that require WTW, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers, to the extent permitted by law. In addition, pursuant to the terms of the Business Combination Agreement, certain directors and officers of WTW will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability and fiduciary liability insurance policies following the transaction. Such indemnification and insurance coverage is further described in the Business Combination Agreement and the section entitled “The Business Combination Agreement—Covenants and Agreements—Directors’ and Officers’ Indemnification and Insurance” beginning on page [●] of this joint proxy statement.

9.4	Quantification of Payments and Benefits to WTW’s Named Executive Officers

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding the amount of compensatory payments and benefits that each of WTW’s named executive officers may receive in connection with the transaction. The “named executive officers” of WTW are the individuals listed as such in WTW’s most recent annual proxy statement filed with the U.S. Securities and Exchange Commission, who are: John Haley (Chief Executive Officer), Michael Burwell (Chief Financial Officer), Gene Wickes (Head of Benefits Delivery & Administration), Carl Hess (Head of Investment Risk & Reinsurance) and Joseph Gunn (Head of North America).

Assumptions

Unless otherwise noted, the estimates set forth in the table below assume the following:

•	the relevant per share price of WTW Shares is $178.55, which equals the average closing price of a share of WTW over the first five business days following the announcement of the transaction;

•	the effective time of the transaction occurs on May 5, 2020;

•	each named executive officer experiences a termination without cause or resigns with good reason immediately following the closing on May 5, 2020; and

•	each named executive officer’s base salary and annual target bonus amounts remain unchanged from those in place on May 5, 2020.

The amounts set forth in the table below are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in footnotes to the table. The amounts below do not reflect certain compensation actions that may occur before the effective time, such as the grant of annual equity awards in the ordinary course of business. The actual amounts payable to WTW’s named executive officers, if any, will depend on whether the named executive officer incurs a qualifying termination, the date of termination of the named executive officer’s employment, the effective date of the transaction, the value of Aon Shares on the termination date, the manner of termination, and the terms of the plans or agreements in effect at such time.

Change in Control Compensation

Name	Cash $(1)	Equity $(2)	Pension / NQDC $(3)	Perquisites / Benefits $(4)	Tax Reimbursement $	Total $
John Haley	$9,600,000	$18,297,468	$1,015,492	$23,291	$0	$28,936,251
Michael Burwell	$3,687,500	$6,872,875	$0	$31,982	$0	$10,592,357
Gene Wickes	$2,513,333	$4,416,699	$0	$24,844	$0	$6,954,876
Carl Hess	$2,665,000	$4,281,014	$0	$24,240	$0	$6,970,254
Joe Gunn	$2,950,000	$2,974,972	$0	$33,047	$0	$5,958,019

(1)

The cash payments to Mr. Haley consist of (a) a lump sum cash payment equal to two times Mr. Haley’s annual base salary; (b) a lump sum cash payment equal to two times Mr. Haley’s target annual bonus amount for the year in which the termination occurs; and (c) an amount equal to Mr. Haley’s full annual bonus for the year in which termination occurs based on the actual level of achievement of the performance goals for such year (assumed at the target level of performance for purposes of this disclosure).

The cash payments to each other named executive officer consist of (a) a lump sum cash payment equal to two times the named executive officer’s base salary; (b) a lump sum cash payment equal to two times the named executive officer’s target bonus for the year of termination and (c) a cash payment equal to the prorated bonus for the year in which termination occurs based on the actual level of achievement of the performance goals for such year (assumed at the target level of performance for purposes of this disclosure).

For the named executive officers other than Mr. Haley, cash severance payments are “double-trigger” benefits that would be payable upon a termination without cause or resignation with good reason that occurs, in each case, during the six months prior to or within the two years following the effective time. The cash severance payments for Mr. Haley are payable upon a termination without cause or resignation with good reason at any time prior to the end of the term of his employment agreement.

The named executive officers will also receive base salary accrued through the termination date, the annual bonus for the year prior to the year of termination that is earned based on actual performance for such year, but unpaid as of the termination date (as applicable) and vested benefits pursuant to the terms of any applicable benefit plan. Mr. Haley would also receive his accrued frozen vacation pay.

The details of the cash payments for the named executive officers are shown in the following supplementary table:

Name	Severance Base Salary $	Severance Two (2) Times Bonus $	Severance Bonus for Year of Termination $	Total $
John Haley	$2,400,000	$4,800,000	$2,400,000	$9,600,000
Michael Burwell	$1,500,000	$1,875,000	$312,500	$3,687,500
Gene Wickes	$1,300,000	$1,040,000	$173,333	$2,513,333
Carl Hess	$1,300,000	$1,170,000	$195,000	$2,665,000
Joe Gunn	$1,200,000	$1,500,000	$250,000	$2,950,000

(2)

For the named executive officers, the amounts in this column represent the value of unvested WTW share awards (assuming earned performance for 2017 awards and target level performance for 2018, 2019 and 2020 awards with respect to WTW performance share units), which are “double-trigger” benefits and would accelerate upon the named executive officer’s termination of employment without cause or resignation with good reason (or for the WTW share awards granted in connection with the WTW deferred compensation plans, an involuntary termination) that occurs, in each case, during the two years following the effective time. The performance metric for the WTW performance share units is relative total shareholder return and actual performance may differ from target performance. None of the named executive officers hold unvested WTW share options or WTW phantom share unit awards. The values in this column reflect the 2020 WTW performance share unit award granted to Mr. Haley in February 2020, but do not include the WTW performance share unit awards that are expected to be made to Messrs. Burwell, Wickes, Hess and Gunn in July 2020. For Mr. Haley, this column does not include WTW performance share unit awards that are fully vested but will be settled only in connection with a termination of employment, whether or not in connection with the effective time. Messrs. Haley, Wickes and Hess are retirement eligible and therefore, whether or not in connection with the effective time, if such named executive officer retires following the first year of the applicable performance period, they would be eligible to receive the corresponding award, based on actual performance achieved, on the regularly scheduled vesting dates, subject to compliance with any restrictive covenants.

(3)

The amount set forth in the table for Mr. Haley includes the value of the deferred compensation contribution that will vest in connection with a termination of his employment without cause or his resignation for good reason prior to the end of the term of his employment agreement. The vesting of Mr. Haley’s deferred compensation contribution is triggered by a termination of his employment, but is not contingent upon the occurrence of the effective time. The amount set forth in the table does not include the deferred compensation contribution that has vested. None of WTW’s other named executive officers are eligible to receive any non-qualified deferred compensation plan enhancements upon the closing of the transaction or a termination of employment following the closing of the transaction. Any vested non-qualified deferred compensation account balances under WTW’s non-qualified deferred compensation plans will be paid in accordance with the named executive officer’s pre-existing elections, which may include payment upon a separation from service.

(4)

The amounts set forth in the table include the estimated value of continued health benefits (medical, dental and vision) for the named executive officers for 18 months. For the named executive officers, other than Mr. Haley, benefits continuation are “double-trigger” benefits payable only upon a termination without cause or resignation with good reason that occurs, in each case, during the six months prior to or within the two years following the effective time. Benefits continuation for Mr. Haley is payable upon a termination without cause or resignation with good reason at any time prior to the end of the term of his employment agreement.

As described above in the section entitled “—Golden Parachute Excise Taxes” beginning on page [●] of this joint proxy statement, none of WTW’s named executive officers are entitled to receive a golden parachute excise tax gross-up. Certain payments and benefits set forth in the table above may, in certain circumstances, be reduced to the extent necessary so that no portion will be subject to any excise tax in connection with Sections 280G and 4999 of the Code.

10	TAXATION

This is a summary of the principal Irish tax considerations for certain beneficial owners of WTW Shares who receive Aon Shares under the scheme based on Irish taxation laws and the practices of the Irish Revenue Commissioners currently in force in Ireland (which may be subject to change). It deals with WTW shareholders who beneficially own their WTW Shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding WTW Shares, such as dealers in securities, collective investment schemes, insurance companies, trusts etc. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Holders of WTW Shares should consult their professional advisers on the tax implications of the scheme under the laws of their country of residence, citizenship and / or domicile. If you are in doubt as to your tax position or are subject to tax in a jurisdiction other than Ireland, you should consult an appropriate professional adviser without delay.

10.1	Taxation of Chargeable Gains

The current rate of tax on chargeable gains in Ireland is 33%. WTW shareholders that are neither resident nor ordinarily resident in Ireland for Irish tax purposes and do not hold their WTW Shares in connection with a trade carried on by such shareholders through an Irish branch or agency should not be liable for Irish capital gains tax, referred to as “Irish CGT,” in relation to the scheme.

Irish resident shareholders

WTW shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes or that hold their WTW Shares in connection with a trade carried on by such persons through an Irish branch or agency, each referred to as an “Irish Holder,” will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish CGT in relation to the scheme.

For the purposes of Irish CGT:

(a)	the receipt of Aon Shares in exchange for WTW Shares pursuant to the scheme should be treated as a reorganisation of WTW’s share capital;

(b)

the effect should be that Aon Shares received by an Irish holder pursuant to the scheme should be treated as the same asset, acquired at the same time and for the same consideration, as the WTW Shares held by that Irish Holder immediately prior to the scheme; and

(c)

in respect of cash received by an Irish Holder in lieu of fractional shares pursuant to the scheme, Irish Holders should be treated as having made a part disposal of their holding for such cash amount. This may, subject to the Irish Holder’s individual circumstances and any available exemption or relief (including the annual exemption of EUR 1,270 of total gains in the year available to individuals) give rise to a chargeable gain (or allowable loss) for the purposes of Irish CGT.

10.2	Stamp Duty

No Irish stamp duty should be payable by WTW shareholders on the issuance of the Aon Shares or the transfer of the WTW Shares pursuant to the scheme.

Any holder of WTW Shares who has any doubt about his own taxation position or who is subject to taxation in any jurisdiction other than Ireland is strongly recommended to consult his or her independent professional adviser immediately.

Please refer to the section entitled “Material Tax Consequences of the Transaction” beginning on page [●] of this joint proxy statement for a description of the material U.S. and Irish tax consequences of the transaction.

11	SETTLEMENT, LISTING AND DEALINGS

Following the consummation of the transaction, WTW Shares will be delisted from NASDAQ and deregistered under the Exchange Act. The last day of dealings in WTW Shares on NASDAQ is currently expected to be on or about the effective date. No transfers of WTW Shares (other than transfers to Aon and/or its nominee(s)) will be registered after the Scheme Record Time. At the effective time, any share certificates in respect of WTW Shares will cease to be of value and should, if so requested by WTW or its agents, be sent to WTW for cancellation.

Aon will appoint the Exchange Agent to effect the technical implementation of the settlement of the Scheme Consideration to Scheme Shareholders.

11.1	Consideration

Subject to the scheme becoming effective, settlement of the consideration to which any Scheme Shareholder is entitled under the transaction will be effected within 14 days of the effective date whereupon Aon will issue and deliver, or cause to be delivered the Aon Shares to the persons entitled thereto, unless otherwise properly directed by the person entitled thereto.

11.2	General

(a)

Fractional entitlements to Aon Shares will be aggregated and sold in the open market by the Exchange Agent with the net proceeds of any such sale being distributed in cash pro rata to the Scheme Shareholders whose fractional entitlements have been sold.

(b)	Aon will apply to the NYSE for the Aon Shares to be listed on the NYSE, such listing to become effective on issuance of the Aon Shares.

(c)

Aon has confirmed that, except as provided for in the scheme or otherwise with the consent of the Panel, any payment to which a WTW shareholder is entitled to receive from Aon will be implemented in full without regard to any lien, right of set-off, counterclaim or other analogous right to which Aon may be, or claim to be, entitled against any such WTW shareholder.

(d)	All documents and remittances sent to Scheme Shareholders (or in accordance with their directions) will be dispatched at their own risk.

It is intended that all cheques issued by the Exchange Agent will be drawn on a clearing bank in the United States.

11.3	Certain Effects Of The Scheme

At the completion of the transaction, which is expected in the first half of 2021, WTW will become a wholly owned subsidiary of Aon. Aon Shares issued to former Scheme Shareholders will rank equally in all respects with the existing Aon Shares and will be entitled to receive any dividends or other distributions declared or paid by Aon in respect of Aon Shares with a record date on or after the date of their issue. Accordingly, former Scheme Shareholders will have an opportunity to share in the future earnings, dividends or growth, if any, of Aon.

11.4	U.S. Federal Securities Law Consequences

The issuance of Aon Shares to former Scheme Shareholders in connection with the transaction will not be registered under the Securities Act. Section 3(a)(10) of the Securities Act provides an exemption for securities issued in exchange for one or more outstanding securities from the general requirement of registration where, among other things, the terms and conditions of such issuance and exchange have been approved by a court of competent jurisdiction after a hearing upon the fairness of the terms and conditions thereof at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. WTW will advise the Irish High Court that its sanctioning of the scheme at a hearing of the Irish High Court will be relied upon by Aon as a court approval for the purpose of qualifying for the exemption from the registration requirements of the Securities Act as described above. In determining whether it is appropriate to sanction the scheme, the Irish High Court will consider whether the terms and conditions of the scheme are fair to Scheme Shareholders. The Irish High Court will fix the date and time for the hearing thereof, which is expected to be held on                .

Aon has not filed a registration statement with the SEC covering any resales of the Aon Shares to be received by former Scheme Shareholders in connection with the transaction. Aon intends to file certain post-effective amendments to its existing effective registration statements concurrently with the completion of the transaction.

12	OVERSEAS SHAREHOLDERS

As regards overseas shareholders of WTW, being those shareholders located outside of Ireland, the United Kingdom and the United States, referred to as “Overseas Shareholders,” the transaction may be affected by the laws of the relevant jurisdictions. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of Overseas Shareholders to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

This explanatory statement has been prepared for the purposes of complying with the laws of Ireland and the United States and the Irish Takeover Rules and the rules of the U.S. Securities and Exchange Commission, respectively (to the extent applicable), and the information disclosed may be different from that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside Ireland and the United States.

Overseas Shareholders are encouraged to consult their local tax advisor.

13	ACTION TO BE TAKEN

Please refer to the section entitled “The Special Meetings of WTW Shareholders” beginning on page [●] of this joint proxy statement for a summary of the actions to be taken.

14	FURTHER INFORMATION

The terms of the scheme are set out in full in Part 3 (the Scheme of Arrangement) of this joint proxy statement. Your attention is drawn to the conditions and further terms of the transaction set out in the remaining parts of this document, all of which form part of this document.

(IN COMPLIANCE WITH SECTION 452 OF THE IRISH COMPANIES ACT 2014)

To WTW shareholders, and, for information only, to WTW Equity Award Holders

PART 3—THE SCHEME OF ARRANGEMENT

THE SCHEME OF ARRANGEMENT

THE HIGH COURT, 2020 No. [●]

IN THE MATTER OF

WILLIS TOWERS WATSON PLC

AND IN THE MATTER OF

THE COMPANIES ACT 2014

SCHEME OF ARRANGEMENT

(UNDER CHAPTER 1 OF PART 9 OF THE COMPANIES ACT 2014)

BETWEEN

WILLIS TOWERS WATSON PLC

AND

THE HOLDERS OF THE SCHEME SHARES

(AS HEREINAFTER DEFINED)

PRELIMINARY

A.	In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

“Aon”	Aon plc, a company incorporated in Ireland with registered number 604607;

“Aon Group”	Aon and all its Subsidiaries from time to time;

“Business Combination Agreement”	the business combination agreement dated March 9, 2020 and entered into between WTW and Aon plc, a public limited company incorporated in England with registered number 07876075 and an indirect, wholly owned Subsidiary of Aon, all of whose rights and obligations thereunder were assigned to Aon pursuant to an assignment agreement dated April 2, 2020;

“Business Day”	any day other than a Saturday, a Sunday or a day on which banks in Ireland or in New York, New York are authorized or required by applicable law to be closed;

“Cent”	a cent of a U.S. dollar;

“Circular”	the proxy statement dated [●] 2020 sent to WTW Shareholders of which this Scheme forms part;

“Companies Act”	the Companies Act 2014, as amended;

“Court Hearing”	the hearing by the Irish High Court of the motion to sanction the Scheme under Section 453 of the Companies Act;

“Court Order”	the order or orders of the Irish High Court sanctioning the Scheme under Section 453 of the Companies Act;

“Designated Shares”	any (i) WTW Shares held from time to time by Aon, any other member of the Aon Group and/or any nominee of any member of the Aon Group, and (ii) any Treasury Shares;

“Effective Date”	the date on which the Scheme becomes effective in accordance with clause 9;

“Effective Time”	the time on the Effective Date at which the Scheme becomes effective in accordance with clause 9;

“Exchange Agent”	the bank or trust company appointed by Aon (and reasonably acceptable to WTW) to act as exchange agent for the payment of the Scheme Consideration;

“Forms of Proxy”	the [BLUE] form of proxy for the WTW Court Meeting and the [YELLOW] form of proxy for the WTW EGM, as the context may require;

“Fractional Entitlement”	bears the meaning given to that term in clause 2.3;

“Holder”	in relation to any WTW Share, the Member whose name is entered in the Register of Members as the holder of that share and “Joint Holders” means the Members whose names are entered in the Register of Members as the joint holders of that share, and includes any person(s) entitled by transmission;

“Irish High Court”	the High Court of Ireland;

“Members”	the members of WTW as entered in its Register of Members at any relevant date, and “Member” will be interpreted accordingly;

“New Aon Shares”	the new Class A Ordinary Shares of U.S. $0.01 each in the capital of Aon;

“Panel”	the Irish Takeover Panel;

“Parties”	WTW and Aon, and “Party” shall mean either WTW or Aon (as the context requires);

“Register of Members”	the register of members maintained by WTW pursuant to the Companies Act;

“Registrar of Companies”	the Registrar of Companies in Dublin, Ireland (being the “Registrar” as defined in Section 2 of the Companies Act);

“Restricted Jurisdiction”	any jurisdiction in relation to which WTW or Aon (as the case may be) is advised that, into or from which the release, publication or distribution of the Circular or related Forms of Proxy in whole or in part would or might infringe the laws of that jurisdiction or would or might require compliance with any governmental or other consent or any registration, filing or other formality with which either Party is unable to comply with or regards as unduly onerous to comply with;

“Restricted Overseas Shareholder”	a WTW Shareholder (including an individual, partnership, unincorporated syndicate, limited liability company, unincorporated organisation, trust, trustee, executor, administrator or other legal representative) in, or resident in, or any WTW Shareholder whom WTW believes to be in, or resident in, a Restricted Jurisdiction;

“Scheme Consideration”	the New Aon Shares to be allotted and issued in accordance with clause 2.1, together with the net proceeds of any Fractional Entitlements sold in accordance with clause 2.3, as consideration for the transfer to Aon of the Scheme Shares;

“Scheme Record Time”	11:59 p.m. on the last Business Day before the Effective Date;

“Scheme Shareholder”	each Holder of Scheme Shares;

“Scheme Shares”	the WTW Shares:

(i)	in issue before the WTW Voting Record Time; and

(ii)	allotted and issued at or after the WTW Voting Record Time but before the Scheme Record Time,

and in each case (where the context requires) remaining in issue at the Scheme Record Time, but excluding any Designated Shares;

“Scheme” or “Scheme of Arrangement”	this scheme of arrangement under Chapter 1 of Part 9 of the Companies Act between WTW and WTW Shareholders as set out in “Part 3—The Scheme of Arrangement” of the Circular and on such other terms and in such form not being inconsistent therewith as the Parties mutually agree in writing, including any revision thereof as may be so agreed between the Parties with or subject to any modifications, additions or conditions approved or imposed by the Irish High Court;

“Subsidiary”	has the meaning as in Section 7 of the Companies Act;

“Treasury Shares”	any shares held in WTW by WTW or any Subsidiary of WTW;

“U.S.$” or “U.S. dollars”	U.S. dollars, the lawful currency of the United States;

“WTW Court Meeting Resolution”	the resolution to be considered and voted on at the WTW Court Meeting proposing that the Scheme, with or without amendment (but subject to such amendment being acceptable to WTW and Aon, except for a technical or procedural amendment which is required for the proper implementation of the Scheme and does not have a substantive consequence on the implementation of the Scheme), be agreed to;

“WTW Court Meeting”	the meeting of Scheme Shareholders convened by order of the Irish High Court to consider and vote on the WTW Court Meeting Resolution, including any adjournments thereof;

“WTW EGM”	the extraordinary general meeting of WTW Shareholders (and any adjournment thereof) to be convened in connection with the Scheme on [●] 2020 at [●] a.m. (Irish Time) or, if later, immediately after the conclusion of the WTW Court Meeting (it being understood that if the WTW Court Meeting is adjourned, the WTW EGM shall be correspondingly adjourned);

“WTW Shareholders”	Holders of WTW Shares;

“WTW Shares”	the ordinary shares issued in the capital of WTW with a nominal value of U.S.$0.000304635 per share;

“WTW Voting Record Time”	[●] EDT on [●], 2020;

“WTW”	Willis Towers Watson plc, an Irish public limited company with registered number 475616,

and references to clauses are to clauses of this Scheme.

B.

The authorised share capital of WTW on the date hereof consists of nominal value €40,000 divided into 40,000 ordinary shares of €1.00 each and U.S.$575,000 divided into 1,510,003,775 ordinary shares of US$0.000304635 each and 1,000,000,000 preferred shares of U.S.$0.000115 each. As of [●] 2020 (being the last practicable date prior to the publication of the Circular), there were [●] WTW Shares issued and outstanding (excluding any Treasury Shares) and [●] Scheme Shares all of which are validly issued and fully paid up.

C.	The purpose of the Scheme is to provide for the transfer of the Scheme Shares in consideration for the issue and allotment by Aon of the New Aon Shares to the Scheme Shareholders.

D.	As of [●] 2020 (being the last practicable date prior to the publication of the Circular), no member of the Aon Group held any WTW Shares.

E.

Aon will rely upon the Irish High Court’s sanctioning of this Scheme for the purpose of qualifying for the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof with respect to the New Aon Shares to be issued pursuant to this Scheme.

F.

Aon has agreed pursuant to the Business Combination Agreement to instruct counsel to appear on its behalf at the Court Hearing and undertake to the Irish High Court to be bound by the terms of this Scheme (including the issuance of the Scheme Consideration pursuant thereto) insofar as it relates to Aon and to execute, and do, and procure to be executed and done, all documents, acts and things as may be necessary or desirable to be executed or done by it or them for the purpose of giving effect to this Scheme.

THE SCHEME

1	Transfer of Scheme Shares

1.1

Pursuant to Chapter 1 of Part 9 of the Companies Act, Aon shall automatically, and without any further action required, with effect from the Effective Time acquire all of the Scheme Shares (including the legal and beneficial interest therein) fully paid, free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights and other interests and together with all and any rights at the date of this Scheme or thereafter attached thereto including voting rights and the right to receive and retain in full all dividends and other distributions declared, paid or made thereon on or after the Effective Date.

1.2

For such purposes, the Scheme Shares shall be transferred to Aon by means of a form of transfer or other instrument of transfer and for such purpose Aon may appoint any person to act, and who shall be authorised, as attorney or agent for any Scheme Shareholder to:

1.2.1	execute and deliver as transferor a form of transfer or other instrument or instruction of transfer in favour of Aon and / or its nominee(s) on behalf of the Scheme Shareholder;

1.2.2	give a good receipt in respect of consideration received in respect of any such transfer; and

1.2.3

give such instructions and to do all other things which he or she may consider necessary or expedient in connection with such sale, and may without the need for any further action being required to give effect thereto, and every form, instrument, or instruction executed or delivered or other such thing done so shall be as effective as if it has been executed, delivered or done by the Scheme Shareholder to which such form, instrument, instruction, or thing relates.

2	Scheme Consideration for the transfer of the Scheme Shares

2.1

In consideration for the transfer of the Scheme Shares pursuant to clause 1.1, subject to clause 2.3, Aon shall allot and issue New Aon Shares to (or for the account of) each Scheme Shareholder in accordance with clause 3 on the following basis:

1.08 New Aon Share for each Scheme Share.

2.2	The New Aon Shares allotted and issued pursuant to clause 2.1 shall:

2.2.1	be issued credited as fully paid, shall be free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights and other interests of any nature whatsoever;

2.2.2	rank equally in all respects with all other fully paid Class A Ordinary Shares of U.S.$0.01 each in the capital of Aon in issue on the Effective Date; and

2.2.3	be entitled to all dividends and other distributions declared, paid or made by Aon by reference to a record date on or after the Effective Date.

2.3

Fractions of New Aon Shares will not be allotted and issued to Scheme Shareholders. Any fractions of New Aon Shares that are due to any Scheme Shareholder in accordance with clause 2.1, referred to as a “Fractional Entitlement,” shall be aggregated and issued to a nominee appointed by Aon on behalf of such Scheme Shareholder and sold in the open market as soon as practicable after the Effective Date. The net proceeds of such sale (after deduction of all expenses and commission incurred in connection with the sale) will be distributed (rounded down to the nearest Cent) in accordance with clause 5 pro rata to each relevant Scheme Shareholder in proportion to the Fractional Entitlement to which that Scheme Shareholder is entitled. For the purposes of determining a Fractional Entitlement, each portion of a Scheme Shareholder’s holding which is recorded in the Register of Members by reference to a separate designation at the Scheme Record Time, whether in certified or in uncertified form, shall be treated as a separate holding.

2.4

None of Aon, WTW or their respective agents shall be liable to any Scheme Shareholder for any cash payment, dividends or distributions with respect to Scheme Shares delivered to a public official in compliance with any law relating to abandoned property, escheat or law permitting attachment of money or property or similar law.

3	Settlement of Scheme Consideration

3.1

Aon will appoint the Exchange Agent to effect the technical implementation of the settlement of the Scheme Consideration. For this purpose, on or immediately after the Effective Date, Aon shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Scheme Shareholders certificates or, at Aon’s option, evidence of shares in book-entry form representing the aggregate Scheme Consideration.

3.2

Subject to clause 2.3, not later than 14 days after the Effective Date Aon shall issue and allot and cause the Exchange Agent to deliver the New Aon Shares it is required to issue, allot and deliver to the persons entitled thereto in accordance with clause 2.1, unless otherwise properly directed by the person entitled thereto.

4	Overseas Shareholders

4.1

The provisions of clauses 1, 2, 3 and 5 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if any Scheme Shareholder has a registered address in a jurisdiction outside Ireland, the United Kingdom and the United States, and Aon is advised or reasonably believes that the allotment and / or issue of New Aon Shares to that Scheme Shareholder in accordance with this Scheme would or may infringe the laws of such jurisdiction or would or may require Aon to observe any governmental or other consent or any registration, filing or other formality with which Aon is unable to comply or which Aon believes is unduly onerous to comply with, Aon may, in its sole discretion, either:

4.1.1

determine that the New Aon Shares shall not be allotted and / or issued to such Scheme Shareholder but shall instead be allotted and issued to a nominee appointed by Aon to act on behalf of and for the benefit of such Scheme Shareholder on terms that the nominee shall, as soon as practicable following the Effective Date, sell the New Aon Shares so allotted and issued and be sold in the open market in accordance with clauses 5.1 and 5.2; or

4.1.2

determine that the New Aon Shares shall be sold, in which event the New Aon Shares shall be issued to such Scheme Shareholder and Aon shall appoint a person to act (and such person shall be authorised) on behalf of and for the benefit of such Scheme Shareholder to procure that any shares in respect of which Aon has made such a determination shall as soon as practicable following the Effective Date be sold in the open market in accordance with clauses 5.1 and 5.2.

4.2

Notwithstanding the provisions of clause 4.1, WTW retains the right to permit the release, publication or distribution of the Circular and / or the Forms of Proxy to any Restricted Overseas Shareholder who satisfies WTW (such satisfaction to be determined subjectively by WTW, acting in its absolute discretion) that doing so will not infringe the laws of the relevant Restricted Jurisdiction or require compliance with any governmental or other consent or any registration, filing or other formality that WTW is unable to comply with or which WTW regards as unduly onerous to comply with.

5	Sale and settlement in respect of certain New Aon Shares

5.1

To effect any sale of New Aon Shares in accordance with clauses 2.3 or 4.1.1 or 4.1.2 , Aon may appoint any person to act, and who shall be authorised, as attorney or agent for the Scheme Shareholder, without the need for any further action being required to give effect thereto, to:

5.1.1	execute and deliver as transferor a form of transfer or other instrument or instruction of transfer in favour of Aon and / or its nominee(s);

5.1.2	give a good receipt in respect of consideration received in respect of any such transfer; and

5.1.3	give such instructions and to do all other things which he or she may consider necessary or expedient in connection with such sale or transfer,

on behalf of the Scheme Shareholder and every form, instrument, or instruction executed or delivered or other such thing done so shall be as effective as if it has been executed, delivered or done by the Scheme Shareholder to which such form, instrument, instruction, or thing relates.

5.2

Any sale of New Aon Shares effected in accordance with clauses 2.3 or 4.1.1 or 4.1.2 shall be at the market price and Aon shall, within 14 days of the Effective Date, procure the despatch to each person entitled thereto a cheque in respect of the net proceeds of such sale (after the deduction of all expenses and commissions), and rounded down to the nearest Cent.

5.3

Each mandate in force on the Effective Date relating to the payment of dividends or other distributions on any Scheme Shares and other instructions given to WTW by Holders shall, unless notice of revocation of such instructions is received by the Exchange Agent prior to the Scheme Record Time, be deemed to be an effective mandate or instruction to Aon to pay and despatch any amount payable to any Scheme Shareholder under this Scheme in accordance with such mandate.

5.4

Subject to clause 5.3, all despatches of cheques pursuant to clause 5.2 shall be effected by sending each cheque by first class post / mail (or international standard post / mail, if overseas) in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the Register of Members at the Scheme Record Time or, in the case of Joint Holders, at the address of the Joint Holder whose name stands first in such register in respect of such joint holding at the Scheme Record Time. None of Aon, WTW or any person or nominee appointed by Aon or their respective agents shall be responsible for any loss or delay in transition or delivery of any cheque sent in accordance with this clause 5.3 which shall be sent entirely at the risk of the persons entitled thereto.

5.5

Subject to clause 5.3, all cheques drawn in accordance with this clause 5 shall be in U.S. dollars drawn on a U.S. clearing bank and shall be made payable to the persons respectively entitled to the moneys represented thereby (except that, in the case of Joint Holders, Aon reserves the right to make such cheques payable to that one of the Joint Holders whose name stands first in the Register of Members in respect of such joint holding at the Scheme Record Time), and the despatch of any such cheque in accordance with 5.2 shall be a complete discharge of Aon’s obligations under this Scheme to pay the monies represented thereby.

5.6

In the absence of bad faith or wilful default, none of Aon, WTW, any person or nominee appointed by Aon, WTW or their respective agents shall have any liability for any loss or damage arising as a result of sale or transfer (including as a result of the timing or terms of such sale or transfer) or any instrument of transfer executed and / or delivered or any other thing done for or on behalf of any Scheme Shareholder pursuant to this Scheme.

6	Certificates for Scheme Shares

With effect from the Effective Date all certificates representing Scheme Shares shall cease to have effect as documents of title to the shares comprised therein and every holder thereof shall be bound at the request of WTW to deliver up such certificate(s) to WTW or as it may direct.

7	Authority pending registration of transfer

With effect from the Effective Time and until the Register of Members is updated to reflect the transfer of the Scheme Shares pursuant to clause 1:

7.1.1

each Scheme Shareholder irrevocably appoints Aon (or such of its nominee(s) as are directed by Aon) to exercise on its behalf any votes and any or all other rights and privileges (including, without limitation, the right to requisition the convening of a general meeting of WTW or of any class of shareholders of WTW) attaching to the Scheme Shares;

7.1.2

each Scheme Shareholder authorises WTW and / or its agents to send any notice, circular, warrant, document or other communication which may be required to be sent to such Scheme Shareholder as a member of WTW in respect of their Scheme Shares to Aon (and / or such of its nominee(s) as are directed by Aon) at Aon’s registered office;

7.1.3

each Scheme Shareholder irrevocably appoints Aon (or such of its nominee(s) as are directed by Aon) and / or any one or more of its directors or agents to sign on behalf of such Scheme Shareholder such documents, and to do such things, as may, in the opinion of Aon and / or any one or more of its directors or agents, to be necessary or desirable in connection with the exercise of any votes or other rights or privileges attaching to the relevant Scheme Shares (including, without limitation, an authority to sign any consent to short notice of a general or separate class meeting of WTW as attorney or agent for, and on behalf of, such Scheme Shareholder and / or to attend and / or execute a form of proxy in respect of such Scheme Shares appointing any person nominated by Aon and / or any one or more of its directors or agents to attend general and separate class meetings of WTW (or any adjournment thereof), and to exercise or refrain from exercising the votes attaching to the Scheme Shares on such Scheme Shareholder’s behalf); and

7.1.4	each Scheme Shareholder irrevocably undertakes:

(a)	not to exercise any votes or any other rights attaching to the relevant Scheme Shares without the prior written consent of Aon; and

(b)	not to appoint a proxy or representative for, or to attend any general meeting or separate class meeting, of WTW.

8	Dividend mandates and communications preferences

All mandates relating to the monetary payment of dividends on the Scheme Shares and other instructions, including in respect of shareholder communications (eg, annual reports), given to WTW by Scheme Shareholders in force at the Scheme Record Time relating to their holdings of Scheme Shares will, unless amended or revoked, be deemed from the Effective Date to be an effective mandate or instruction to Aon in respect of the corresponding New Aon Shares.

9	The Effective Date

9.1	This Scheme shall become effective on delivery to the Registrar of Companies of the Court Order.

9.2

Unless this Scheme shall have become effective and unconditional on or before March 9, 2021 (June 9, 2021 or September 9, 2021, if extended under the terms of the Business Combination Agreement) or such later date as WTW and Aon may agree, subject to receiving the consent of the Panel and the Irish High Court, in each case if required, this Scheme never becomes effective.

9.3	WTW and Aon have agreed that in certain circumstances the necessary actions to seek sanction of this Scheme may not be taken.

10	Modification

WTW and Aon may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or any condition that the Irish High Court may approve or impose. Any such modification or addition may require the consent of the Panel.

11	Governing Law

This Scheme shall be governed by and construed in accordance with the laws of Ireland and WTW and the Scheme Shareholders hereby agree that the Irish High Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding or to settle any dispute which may arise in relation thereto and the sanction thereof.

Dated: [●] 2020

PART 4—ADDITIONAL INFORMATION

(as required by the Irish Takeover Rules)

Capitalized terms used but not defined in this “Part 4—Additional Information” have the meanings ascribed to such terms in “Part 3.”

1	Responsibility

1.1

The directors of Aon accept responsibility for the information contained in this joint proxy statement relating to Aon and the directors of Aon and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Aon (who have taken all reasonable care to ensure that such is the case), the information contained in this joint proxy statement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2

The directors of WTW accept responsibility for the recommendation and the related opinions of the directors of WTW contained in this joint proxy statement. The directors of WTW accept responsibility for the information contained in this joint proxy statement relating to WTW and the directors of WTW and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of WTW (who have taken all reasonable care to ensure such is the case), the information contained in this joint proxy statement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2	Directors and Registered Office

2.1	The directors of Aon Ireland, as of the date of this joint proxy statement, are:

Name

Jin-Yong Cai

Jeffrey Crone Campbell

Gregory Clarence Case

Fulvio Conti

Cheryl Ann Francis

Lester Benjamin Knight

John Michael Losh

Richard Bowman Myers

Richard Carlier Notebaert

Gloria Santona Frazier

Carolyn Yauyan Woo

Aon’s registered office is situated at Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8.

2.2	The directors of Aon UK, as of the date of this joint proxy statement, are:

Name

Gregory Clarence Case

Rogier Sparreboom

Aon UK’s registered office is situated at The Aon Centre, The Leadenhall Building, 122 Leadenhall Street, London, EC3V 4AN, United Kingdom.

2.3	The directors of WTW, as of the date of this joint proxy statement are:

Name

Anna Catalano

Victor Ganzi

John Haley

Wendy Evrard Lane

Brendan O’Neill

Jaymin Patel

Linda Rabbitt

Paul Thomas

Wilhelm Zeller

WTW’s registered office is situated at Willis Towers Watson House, Elm Park, Merrion Road, Dublin 4, Ireland.

3	Certain Financial Effects of the Scheme of Arrangement

The following table shows certain financial effects for a holder of 100 WTW Shares if the scheme becomes effective; in particular the effect on such shareholder’s capital and income position as a WTW shareholder. This table disregards tax effects arising as a result of the scheme becoming effective. In particular, it disregards the tax consequences of holding Aon Shares and WTW Shares. This table is for illustrative purposes only and is made on the bases and assumptions set out in the notes below, assuming that the scheme becomes effective.

Capital Value As of 6 March 2020 (i.e., last trading day before the Rule 2.5 Announcement)	Notes	$
Market value of 100 WTW Shares	1	19,971
Market value of 108 Aon Shares	2	23,199

Increase in capital value		3,228

This represents an increase of approximately		16.2%

As of 5 May 2020 (i.e., last practicable date prior to posting of this joint proxy statement)	Notes	$
Market value of 100 WTW Shares	1	19,971
Market value of 108 Aon Shares	3	19,756

Increase/(decrease) in capital value		(215)

This represents an increase/(decrease) of approximately		(1.1)%

Gross Income	Notes	$
Gross dividend from 100 WTW Shares	4	272
Gross dividend from 108 Aon Shares	5	190

Increase/(decrease) in gross income		(82)

This represents an increase/(decrease) of approximately		(30.1)%

Notes:

1.

Based on the closing share price of $199.71 per WTW Share on March 6, 2020, being the last trading day before the announcement by Aon of a firm intention to make an offer in accordance with Rule 2.5 of the Irish Takeover Rules, referred to as the “Rule 2.5 Announcement.”

2.	Based on the closing share price of $214.81 per Aon Share on March 6, 2020, being the last trading day before the Rule 2.5 Announcement.
3.	Based on the closing share price of $182.93 per Aon Share on May 5, 2020, being the last practicable date before the posting of this joint proxy statement.
4.	The gross dividend income from WTW is based on WTW’s quarterly dividend of $0.68 per share paid on April 15, 2020, annualized for one year.
5.	The gross dividend income from Aon is based on Aon’s quarterly dividend of $0.44 per share paid on February 14, 2020, annualized for one year.

4	Market Quotations

The following table shows the closing price of the relevant securities of Aon (as defined in paragraph 5 below) and the relevant WTW securities (as defined in paragraph 5 below) as derived from the NYSE (in the case of Aon) and NASDAQ (in the case of WTW) (i) on the first dealing day in each of the six months prior to the date of this joint proxy statement; (ii) on March 6, 2020 (the last Business Day prior to the Rule 2.5 Announcement); and (iii) at the close of business on the latest practicable date prior to the printing of this joint proxy statement.

Date	Aon	WTW
December 2, 2019	$201.60	$195.22
January 2, 2020	$208.79	$204.28
February 3, 2020	$225.03	$215.11
March 2, 2020	$221.06	$199.54
March 6, 2020	$214.81	$199.71
April 1, 2020	$153.68	$156.19
May 1, 2020	$178.21	$183.34
May 5, 2020	$182.93	$189.86

5	Shareholders and Dealings and Arrangements

5.1	For the purposes of this paragraph 5 and paragraph 15 (Other Information):

(a)	two or more persons are deemed to be acting in concert if they co-operate on the basis of an agreement, either express or tacit, either oral or written, aimed at:

(i)	either:

(A)	the acquisition by any one or more of them of securities in the relevant company concerned; or

(B)	the doing, or the procuring of the doing, of any act that will or may result in an increase in the proportion of securities in the relevant company concerned held by any one or more of them; or

(ii)	either:

(A)	acquiring control of the relevant company concerned; or

(B)	frustrating the successful outcome of an offer made for the purpose of the acquisition of control of the relevant company concerned;

and ‘acting in concert’ and ‘concert parties’ shall be construed accordingly;

(b)

arrangement includes any indemnity or option arrangement and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to relevant securities which may be an inducement to deal or refrain from dealing in such securities;

(c)	control means the holding, whether directly or indirectly, of securities in a company that confer in aggregate 30% or more of the voting rights in that company;

(d)	dealing, in relation to relevant securities, includes:

(i)	the acquisition or disposal of such securities or of the right (whether absolute or conditional) to exercise or to control the exercise of the voting rights (if any) attaching to such securities;

(ii)

the taking, granting, acquisition, disposal, entering into, closing out, termination, exercise (by either party) or variation of an option (including a traded option contract) in respect of any such securities;

(iii)	subscribing or agreeing to subscribe for such securities;

(iv)	the exercise of conversion or subscription rights conferred by any security or any other instrument, whether in respect of new or existing relevant securities;

(v)	the acquisition of, disposal of, entering into, closing out, exercise (by either party) of any rights under or variation of, a derivative referenced, directly or indirectly, to such securities;

(vi)	entering into, terminating or varying the terms of any agreement to purchase or sell such securities; and

(vii)

any action (not included in any of the above subparagraphs) which results or may result in an increase or decrease in the number of such securities in which a person is interested or in respect of which he or she has a short position.

(e)	derivative includes any financial product whose value, in whole or in part, is determined directly or indirectly by reference to the price of an underlying security;

(f)	disclosure date means May 5, 2020, being the latest practicable date before the posting of this joint proxy statement;

(g)

disclosure period means the period commencing on March 9, 2019 (being the date 12 months before March 9, 2020, (the date of the commencement of the Rule 2.5 Announcement)) and ending on the disclosure date;

(h)

exempt fund manager means a discretionary fund manager which has been recognized by the Panel as an exempt fund manager for the purposes of the Irish Takeover Rules, has been notified in writing of that fact by the Panel and has not been notified by the Panel of the withdrawal of such recognition;

(i)

exempt principal trader means a principal trader which is recognized by the Panel as an exempt principal trader for the purposes of the Irish Takeover Rules, has been notified in writing of that fact by the Panel and has not been notified by the withdrawal of such recognition;

(j)	interest in or interested in a relevant security means:

(i)	for the purpose of determining whether a person has an “interest in a relevant security” or is “interested in a relevant security”;

(A)	that person shall be deemed to have an “interest,” or to be “interested,” in a relevant security if and only if he or she has a long position in that security; and

(B)	a person who has only a short position in a relevant security shall be deemed not to have an interest, nor to be interested, in that security;

(k)	long position and short position:

(i)	a person shall be deemed to have a long position in a relevant security for the purposes of paragraph 5.1(j) if he or she directly or indirectly:

(A)	owns that security; or

(B)	has the right or option to acquire that security or to call for its delivery; or

(C)	is under an obligation to take delivery of that security; or

(D)	has the right to exercise or control the exercise of the voting rights (if any) attaching to that security, or to the extent that none of sub-paragraphs (A) to (D) above applies to that person, if he or she:

(E)	will be economically advantaged if the price of that security increases; or

(F)	will be economically disadvantaged if the price of that security decreases, irrespective of:

(I)

how any such ownership, right, option, obligation, advantage or disadvantage arises and including, for the avoidance of doubt and without limitation, where it arises by virtue of an agreement to purchase, option or derivative; and

(II)	whether any such ownership, right, option, obligation, advantage or disadvantage is absolute or conditional and, where applicable, whether it is in the money or otherwise,

provided that a person who has received an irrevocable commitment to accept an offer (or to procure that another person accept an offer) shall not, by virtue only of sub-paragraph (B) or (C) above, be treated as having an interest in the relevant securities that are the subject of the irrevocable commitment;

(l)	a person shall be deemed to have a short position in a relevant security for the purposes of paragraph 5.1(j) if he or she directly or indirectly:

(i)	has the right or option to dispose of that security or to put it to another person; or

(ii)	is under an obligation to deliver that security to another person; or

(iii)

is under an obligation either to permit another person to exercise the voting rights (if any) attaching to that security or to procure that such voting rights are exercised in accordance with the directions of another person, or to the extent that none of sub-paragraphs (A) to (C) above apply to that person if he or she:

(iv)	will be economically advantaged if the price of that security decreases; or

(v)	will be economically disadvantaged if the price of that security increases, irrespective of:

(A)

how any such right, option, obligation, advantage or disadvantage arises and including, for the avoidance of doubt and without limitation, where it arises by virtue of an agreement to sell, option or derivative; and

(B)	whether any such right, option, obligation, advantage or disadvantage is absolute or conditional and, where applicable, whether it is in the money or otherwise;

(m)	relevant period means the period commencing on March 9, 2020 and ending on the disclosure date;

(n)	relevant securities means relevant securities of Aon and / or (as the case may be) relevant WTW securities and relevant security shall be construed appropriately; and

(o)	relevant securities of Aon in relation to Aon shall have the meaning assigned by Rule 2.1 of Part A of the Irish Takeover Rules, meaning:

(i)	equity share capital of Aon;

(ii)	securities of Aon which confer on their holders substantially the same rights as are conferred by any securities to be issued by Aon as consideration under the scheme; and

(iii)	securities or any other instruments of Aon conferring on their holders rights to convert into or to subscribe for new securities of any of the foregoing categories;

(p)	relevant WTW securities in relation to WTW shall have the meaning assigned by Rule 2.1 of Part A of the Irish Takeover Rules, meaning:

(i)	securities of WTW which are the subject of the scheme or which confer voting rights;

(ii)	equity share capital of WTW; and

(iii)	securities or any other instruments of WTW conferring on their holders rights to convert into or to subscribe for any new securities of the foregoing categories.

5.2	Interests and short positions in relevant WTW securities

(a)

As at the close of business on the disclosure date, the directors of WTW (including persons connected with them (within the meaning of the Companies Act)) were interested in the following relevant WTW securities (excluding options and other equity awards which are disclosed in paragraph (b) below):

WTW Shares

Name	Number of Shares
John Haley	124,927
Anna Catalano	4,773
Victor Ganzi	17,494
Wendy Lane	6,445
Brendan O’Neill	11,838
Jaymin Patel	4,226
Linda Rabbitt	12,525
Paul Thomas	9,751
Wilhelm Zeller	7,255

(b)

As at the close of business on the disclosure date, the following options or equity awards over WTW Shares had been granted to the following directors of WTW (including persons connected with them within the meaning of the Companies Act) under the WTW Share plans and remain outstanding:

WTW Options

Name	Number of shares under WTW Option	Exercise price per share (U.S.$)	Expiration Date
John Haley	150,235	$110.58	10 September 2022

WTW time-based restricted share units (“RSUs”)

Name	Number of WTW time based RSUs (which shall vest on May 20, 2020)
Anna Catalano	907
Victor Ganzi	1,757
Wendy Lane	907
Brendan O’Neill	907
Jaymin Patel	907
Linda Rabbitt	907
Paul Thomas	907
Wilhelm Zeller	907

Other equity awards

Name	Equity award	Number of equity awards
John Haley	RSUs under the non-qualified deferred savings plan	108,528.6609
John Haley	RSUs under the non-qualified stable value excess plan	9,770.5998
John Haley	Dividend equivalent rights accrued on ordinary shares earned under performance-based RSU award	4,814.547
John Haley	2020 long-term incentive performance based RSU award (unearned)	47,374 (at target)
John Haley	2019 long-term incentive performance based RSU award (unearned)	53,996 (at target)
John Haley	Vested WTW Shares that will settle upon termination of service	274,134

(c)

Save as described in paragraphs 5.2 (a) and 5.2 (b) above, as at the close of business on the disclosure date, no director of WTW (including persons connected with them (within the meaning of the Companies Act)) was interested, or held any short positions, in any relevant WTW securities.

(d)

As at close of business on the disclosure date, neither WTW nor any subsidiary or associated company of WTW was interested, or held any short positions, in any relevant WTW securities, save for (i) the 17,519 WTW Shares held by a wholly-owned subsidiary of WTW on trust for certain WTW employees and (ii) the 40,000 ordinary shares of EUR1.00 each in the capital of WTW, held by WTW as treasury shares, in respect of which the right to a return of capital was transferred to Willis Bermuda (Holding) Limited.

(e)

As at the close of business on the disclosure date, no partner or member of the professional staff of Matheson (as Irish legal advisor to WTW) who is actively engaged in relation to the transaction or who is customarily engaged in the affairs of WTW or who has been engaged in those affairs since March 9, 2018 was interested, or held any short positions, in any relevant WTW securities.

(f)

As at the close of business on the disclosure date, no partner or member of the professional staff of Weil, Gotshal & Manges LLP (as legal advisor to WTW) who is actively engaged in relation to the transaction or who is customarily engaged in the affairs of WTW or who has been engaged in those affairs since March 9, 2018 was interested, or held any short positions, in any relevant WTW securities.

(g)

As at the close of business on the disclosure date, no partner or member of the professional staff of Skadden, Arps, Slate, Meagher & Flom LLP (as legal advisor to WTW) who is actively engaged in relation to the transaction or customarily engaged in the affairs of WTW or has been engaged in those affairs since March 9, 2018 was interested, or held any short positions, in any relevant WTW securities.

(h)

As at the close of business on the disclosure date, neither Innisfree M&A Incorporated (as proxy solicitor to WTW) nor any persons (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as Innisfree M&A Incorporated were interested, or held any short positions, in any relevant WTW securities.

(i)	As at the close of business on the disclosure date, no fund manager (other than an exempt fund manager) connected with WTW was interested, or held any short positions, in any relevant WTW securities.

(j)

Neither WTW nor, so far as the directors of WTW are aware, any person acting in concert with WTW has any arrangement with any other person in relation to relevant WTW securities, or held any short positions, in any relevant WTW securities.

(k)

As at close of business on the disclosure date, other than as disclosed in this paragraph 5.2, no other person acting in concert (including deemed to be acting in concert) with WTW was interested, or held any short positions, in any relevant WTW securities.

(l)	As at the close of business on the disclosure date, neither Aon nor any subsidiary of Aon was interested, or held any short positions, in any relevant WTW securities.

(m)

As at the close of business on the disclosure date, the following directors of Aon (including persons connected with them (within the meaning of the Companies Act)) were interested in the following relevant WTW securities:

Name	Number of WTW Shares
Gregory C. Case	47
Lester B. Knight	330
Gloria Santona	1

Save as described above, as at the close of business on the disclosure date, no director of Aon (including persons connected with them (within the meaning of the Companies Act)) was interested in, or held any short positions, in any relevant WTW securities.

(n)

As at the close of business on the disclosure date, neither Credit Suisse, (as financial advisor to Aon) nor any persons (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as Credit Suisse, was interested, or held any short positions, in any relevant WTW securities.

(o)

As at the close of business on the disclosure date, no partner or member of the professional staff of Arthur Cox (as Irish legal advisor to Aon) who is actively engaged in relation to the transaction or who is customarily engaged in the affairs of WTW or who has been engaged in those affairs since March 9, 2018 was interested, or held any short positions, in any relevant WTW securities.

(p)

As at the close of business on the disclosure date, no partner or member of the professional staff of Latham & Watkins LLP (as legal advisor to Aon) who is actively engaged in relation to the transaction or who is customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018 was interested, or held any short positions, in any relevant WTW securities.

(q)

As at the close of business on the disclosure date, no partner or member of the professional staff of Freshfields Bruckhaus Deringer LLP (as UK, regulatory and antitrust legal counsel to Aon) who is actively engaged in relation to the transaction or who is customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018 was interested, or held any short positions, in any relevant WTW securities.

(r)

As at the close of business on the disclosure date, no partner or member of the professional staff of McDermott Will & Emery LLP (as tax legal advisor to Aon) who is actively engaged in relation to the transaction or who is customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018 was interested, or held any short positions, in any relevant WTW securities.

(s)

As at the close of business on the disclosure date, no partner or member of the professional staff of Ernst & Young LLP (as reporting accountant to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon since March 9, 2018 was interested, or held any short positions, in any relevant WTW securities.

(t)

As at the close of business on the disclosure date, neither Georgeson LLC (as proxy solicitor to Aon) nor any persons (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as Georgeson LLC were interested, or held any short positions, in any relevant WTW securities.

(u)

Save as disclosed in this paragraph 5.2, as at the close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with Aon, held any interest or any short position in any relevant WTW securities.

5.3	Dealings in relevant WTW securities

(a)	The dealings during the disclosure period in relevant WTW securities by the directors of WTW or persons connected with them (within the meaning of the Companies Act) were as follows:

WTW Shares

Name	Nature of Transaction	Date	Number of shares	Price per share (U.S.$)
John Haley	Shares withheld for taxes	10/28/2019	6,668	$184.98
Paul Thomas	Sale	11/4/2019	2,350	$189.88
Anna C. Catalano	Sale	5/3/2019	1,110	$180.35

WTW Restricted Share Units (RSUs)

Name	Nature	Transaction Date	Number of underlying shares	Price per security
John Haley	Annual grant of RSUs pursuant to non-executive LTI Program	02/25/2020	47,374	$202.64
	Quarterly allocation of RSUs pursuant to an employee plan	02/06/2020	287.2188	$0
	Dividend allocation of RSUs pursuant to an employee plan	01/15/2020	322.0433	$0
	Dividend allocation of RSUs pursuant to an employee plan	01/15/2020	16.0289	$0
	Dividend allocation of RSUs pursuant to an employee plan	01/15/2020	29.9972	$0
	Dividend equivalent rights	01/15/2020	882.448	$0
	Quarterly allocation of RSUs pursuant to an employee plan	01/14/2020	88.8384	$204
	Quarterly allocation of RSUs pursuant to an employee plan	01/14/2020	51.8224	$0
	Quarterly allocation of RSUs pursuant to an employee plan	11/07/2019	324.3419	$0
	Dividend allocation of RSUs pursuant to an employee plan	10/15/2019	348.0279	$0
	Dividend allocation of RSUs pursuant to an employee plan	10/15/2019	17.1414	$0
	Dividend allocation of RSUs pursuant to an employee plan	10/15/2019	31.3315	$0
	Dividend equivalent rights	10/15/2019	977.553	$0
	Quarterly allocation of RSUs pursuant to an employee plan	10/08/2019	98.3062	$184.36
	Quarterly allocation of RSUs pursuant to an employee plan	10/08/2019	57.3452	$0
	Quarterly allocation of RSUs pursuant to an employee plan	08/08/2019	302.694	$0
	Dividend allocation of RSUs pursuant to an employee plan	07/15/2019	329.6104	$0

Name	Nature	Transaction Date	Number of underlying shares	Price per security
	Dividend allocation of RSUs pursuant to an employee plan	07/15/2019	16.0703	$0
	Dividend allocation of RSUs pursuant to an employee plan	07/15/2019	28.709	$0
	Dividend equivalent rights	07/15/2019	926.684	$0
	Quarterly allocation of RSUs pursuant to an employee plan	07/09/2019	93.6962	$195.25
	Quarterly allocation of RSUs pursuant to an employee plan	07/09/2019	54.6561	$0
	Quarterly allocation of RSUs pursuant to an employee plan	05/08/2019	3,422.8021	$0
	Dividend allocation of RSUs pursuant to an employee plan	04/15/2019	355.5669	$0
	Dividend allocation of RSUs pursuant to an employee plan	04/15/2019	15.3972	$0
	Dividend allocation of RSUs pursuant to an employee plan	04/15/2019	19.0204	$0
	Dividend equivalent rights	04/15/2019	1,009.856	$0
	Quarterly allocation of RSUs pursuant to an employee plan	04/08/2019	1,012.0177	$178.45
	Quarterly allocation of RSUs pursuant to an employee plan	04/08/2019	590.3436	$0
Victor F. Ganzi	Annual Grant	05/20/2019	1,757	$0
	RSUs vesting	8/13/2019	1,013	$0
Paul Thomas	Annual Grant	05/20/2019	907	$0
	RSUs vesting	8/13/2019	1,013	$0
	RSUs withheld for taxes	8/13/2019	487	$192.93
Wilhelm Zeller	Annual Grant	05/20/2019	907	$0
	RSUs withheld for taxes	8/13/2019	487	$192.93
	RSUs vesting	8/13/2019	1,013	$0
Brendan R. O’Neil	Annual Grant	05/20/2019	907	$0
	RSUs withheld for taxes	8/13/2019	487	$192.93
	RSUs vesting	8/13/2019	1,013	$0
Linda D. Rabbitt	Annual Grant	05/20/2019	907	$0
	RSUs withheld for taxes	8/13/2019	487	$192.93
	RSUs vesting	8/13/2019	1,013	$0
Anna C. Catalano	Annual Grant	05/20/2019	907	$0
	RSUs withheld for taxes	8/13/2019	487	$192.93
	RSUs vesting	8/13/2019	1,013	$0
Wendy E. Lane	Annual Grant	05/20/2019	907	$0
	RSUs withheld for taxes	8/13/2019	487	$192.93
	RSUs vesting	8/13/2019	1,013	$0
Jaymin B. Patel	Annual Grant	05/20/2019	907	$0
	RSUs withheld for taxes	8/13/2019	487	$192.93
	RSUs vesting	8/13/2019	1,013	$0

(b)	During the disclosure period WTW has redeemed or purchased relevant WTW securities as follows:

Date	Number of shares	Total Cost	Maximum price per share	Minimum price per share
13/05/2019	8,602	$1,500,141.49	$175.44	$172.82
14/05/2019	8,583	$1,499,995.98	$176.92	$172.29
15/05/2019	8,611	$1,500,142.98	$175.38	$173.49

Date	Number of shares	Total Cost	Maximum price per share	Minimum price per share
16/05/2019	8,534	$1,500,041.66	$176.71	$173.37
17/05/2019	8,530	$1,500,087.51	$176.37	$174.45
20/05/2019	8,468	$1,500,123.98	$178.26	$175.66
21/05/2019	8,487	$1,499,994.08	$177.63	$175.75
22/05/2019	8,532	$1,500,018.60	$175.65	$174.99
23/05/2019	8,426	$1,499,996.52	$178.53	$176.96
24/05/2019	8,407	$1,500,071.94	$179.77	$177.08
28/05/2019	8,432	$1,500,161.57	$179.07	$176.64
29/05/2019	8,451	$1,500,037.29	$178.92	$176.64
30/05/2019	8,460	$1,499,998.61	$178.15	$176.24
31/05/2019	8,558	$1,500,113.85	$176.45	$174.31
03/06/2019	8,481	$1,500,109.10	$177.84	$175.77
04/06/2019	8,501	$1,500,117.91	$177.18	$175.56
05/06/2019	8,492	$1,500,072.74	$178.26	$175.23
06/06/2019	8,431	$1,500,119.40	$179.20	$175.20
07/06/2019	8,271	$1,499,994.65	$182.91	$178.85
10/06/2019	8,201	$1,500,024.41	$183.83	$181.35
11/06/2019	8,019	$1,500,006.88	$183.87	$188.17
12/06/2019	7,966	$1,500,012.14	$188.82	$186.95
13/06/2019	7,949	$1,499,977.89	$189.54	$187.65
14/06/2019	7,952	$1,500,075.62	$189.34	$187.63
17/06/2019	7,973	$1,500,011.52	$188.68	$186.85
18/06/2019	7,924	$1,500,016.37	$190.56	$187.73
19/06/2019	7,951	$1,500,019.76	$190.72	$187.75
20/06/2019	7,911	$1,500,143.94	$190.66	$187.33
21/06/2019	7,914	$1,500,025.10	$190.38	$188.20
24/06/2019	7,856	$1,500,118.91	$192.06	$189.60
25/06/2019	7,848	$1,500,000.01	$191.90	$190.38
26/06/2019	7,810	$1,500,015.15	$192.64	$191.30
27/06//2019	7,792	$1,500,072.20	$192.96	$191.77
28/06/2019	7,923	$1,500,077.44	$192.23	$185.55
01/07/2019	7,982	$1,500,149.85	$189.25	$186.29
02/07/2019	7,910	$1,500,143.37	$192.79	$188.69
03/07/2019	7,760	$1,500,115.09	$194.19	$191.81
05/07/2019	7,702	$1,500,082.34	$195.85	$193.60
08/07/2019	7,678	$1,500,130.71	$195.71	$194.16
09/07/2019	7,696	$1,500,011.20	$196.29	$193.13
10/07/2019	7,701	$1,500,087.80	$195.22	$194.11
11/07/2019	7,726	$1,500,133.47	$195.44	$192.95
12/07/2019	7,677	$1,500,005.96	$196.69	$194.47
15/07/2019	7,664	$1,500,020.31	$197.45	$194.49
16/07/2019	7,656	$1,500,053.86	$196.80	$194.93
17/07/2019	7,606	$1,500,082.70	$197.67	$196.22
18/07/2019	7,607	$1,500,037.26	$198.35	$195.66
19/07/2019	7,644	$1,499,976.00	$197.61	$195.06
22/07/2019	7,632	$1,499,964.28	$198.06	$195.03
23/07/2019	7,620	$1,499,961.95	$198.25	$195.84
24/07/2019	7,623	$1,500,071.47	$197.38	$195.41
25/07/2019	7,657	$1,499,997.88	$197.06	$194.80

Date	Number of shares	Total Cost	Maximum price per share	Minimum price per share
26/07/2019	7,648	$1,500,087.90	$197.34	$194.92
29/07/2019	7,603	$1,500,142.61	$198.19	$196.30
30/07/2019	7,550	$1,500,133.66	$199.49	$196.09
31/07/2019	7,526	$1,500,117.69	$199.90	$197.64
01/08/2019	7,566	$1,499,955.72	$199.35	$197.04
02/08/2019	7,575	$1,500,037.10	$200.90	$192.10
05/08/2019	7,589	$1,499,987.86	$200.93	$195.65
06/08/2019	7,702	$1,499,975.28	$197.58	$192.06
07/08/2019	7,868	$1,500,063.31	$196.34	$186.69
08/08/2019	7,816	$1,500,001.39	$194.59	$188.24
09/08/2019	7,802	$1,499,979.75	$194.26	$189.52
12/08/2019	7,648	$1,500,097.08	$198.31	$193.28
13/08/2019	7,585	$1,500,010.36	$199.74	$196.29
14/08/2019	7,700	$1,500,068.57	$197.06	$192.56
15/08/2019	7,668	$1,500,006.49	$196.79	$192.29
16/08/2019	7,833	$1,500,081.38	$194.36	$189.45
19/08/2019	7,892	$1,500,133.46	$191.29	$188.60
20/08/2019	7,769	$1,500,142.62	$194.54	$190.87
21/08/2019	7,591	$1,500,006.65	$198.47	$195.67
22/08/2019	7,694	$1,499,978.38	$197.39	$192.78
23/08/2019	7,724	$1,500,067.23	$197.52	$197.55
26/08/2019	7,738	$1,500,034.51	$195.60	$191.99
27/08/2019	7,818	$1,500,038.88	$194.95	$189.95
28/08/2019	7,867	$1,499,987.52	$191.64	$189.32
29/08/2019	7,819	$1,499,981.32	$193.59	$190.89
30/08/2019	7,825	$1,500,137.79	$192.69	$190.71
03/09/2019	7,694	$1,499,968.38	$195.78	$193.39
04/09/2019	7,596	$1,500,041.37	$198.47	$196.42
05/09/2019	7,665	$1,499,970.75	$197.98	$194.72
06/09/2019	7,651	$1,500,082.60	$197.01	$194.28
09/09/2019	7,575	$1,500,114.37	$199.64	$196.97
10/09/2019	7,567	$1,500,106.29	$198.95	$197.23
11/09/2019	7,629	$1,500,103.24	$198.99	$195.22
12/09/2019	7,947	$1,499,989.89	$195.63	$186.89
13/09/2019	7,829	$1,500,054.41	$192.50	$190.15
16/09/2019	7,722	$1,500,032.48	$195.51	$192.48
17/09/2019	7,684	$1,500,117.35	$196.90	$193.35
03/10/2019	52	$10,089.04	$197.70	$187.74
18/09/2019	7,729	$1,499,973.21	$195.16	$192.76
19/09/2019	7,585	$1,500,134.75	$199.14	$194.87
20/09/2019	7,590	$1,500,028.40	$198.91	$195.55
23/09/2019	7,542	$1,500,115.11	$199.87	$197.85
24/09/2019	7,594	$1,499,993.46	$199.21	$195.00
25/09/2019	7,613	$1,500,029.74	$197.75	$195.02
26/09/2019	7,577	$1,500,138.41	$199.59	$196.02
27/09/2019	7,623	$1,500,069.19	$197.45	$196.01
30/09/2019	7,612	$1,500,050.41	$198.58	$195.20
01/10/2019	7,701	$1,500,142.48	$198.02	$192.69
02/10/2019	7,764	$1,500,150.76	$196.99	$192.37

(c)	Save as otherwise set out above at section 5.2(b), during the disclosure period, there were no dealings in relevant WTW securities by WTW or any subsidiary or associated company of WTW.

(d)

During the relevant period, there were no dealings in relevant WTW securities by any partner or member of the professional staff of Matheson (as Irish legal advisor to WTW) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of WTW or who has been engaged in those affairs since March 9, 2018.

(e)

During the relevant period, there were no dealings in relevant WTW securities by any partner or member of the professional staff of Weil, Gotshal & Manges LLP, (as legal advisor to WTW) who is actively engaged in relation to transaction or who is otherwise customarily engaged in the affairs of WTW or who has been engaged in those affairs since March 9, 2018.

(f)

During the relevant period, no partner or member of the professional staff of Skadden, Arps, Slate, Meagher & Flom LLP (as legal advisor to WTW) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of WTW or who has been engaged in those affairs since March 9, 2018, had any dealings in relevant WTW securities.

(g)

During the relevant period, there were no dealings in WTW securities by Innisfree M&A Incorporated (proxy solicitor to WTW) or persons (other than exempt principal traders or exempt fund managers) controlling, controlled by or under the same control as Innisfree M&A Incorporated.

(h)	During the relevant period, there were no dealings in relevant WTW securities by any fund manager (other than an exempt fund manager) connected with WTW.

(i)

Save as disclosed in this paragraph 5.3, during the relevant period, there were no dealings in relevant WTW securities by any person that has an arrangement with WTW or any person acting in concert with WTW.

(j)

Save as disclosed in this paragraph 5.3, during the relevant period, there were no dealings in relevant WTW securities by any other person acting in concert (or deemed to be acting in concert) with WTW.

(k)	During the disclosure period, Aon did not have any dealings in any relevant WTW securities.

(l)	During the disclosure period, there were no dealings in relevant WTW securities by any subsidiary of Aon.

(m)	There were no dealings during the disclosure period in relevant WTW securities by directors of Aon or persons connected with them (within the meaning of the Companies Act).

(n)

During the disclosure period, there were no dealings in relevant WTW securities by Credit Suisse (as financial advisor to Aon) or persons (other than exempt principal traders or exempt fund managers) controlling, controlled by or under the same control as Credit Suisse.

(o)

During the disclosure period, there were no dealings in relevant WTW securities by any partner or member of the professional staff of Arthur Cox (as Irish legal advisor to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon since March 9, 2018.

(p)

During the disclosure period, there were no dealings in relevant WTW securities by any partner or member of the professional staff of Latham & Watkins LLP (as legal advisor to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon since March 9, 2018.

(q)

During the disclosure period, there were no dealings in relevant WTW securities by any partner or member of the professional staff of Freshfields Bruckhaus Deringer LLP (as UK, regulatory and antitrust legal advisor to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon since March 9, 2018.

(r)

During the disclosure period, there were no dealings in relevant WTW securities by any partner or member of the professional staff of McDermott Will & Emery LLP (as tax legal advisor to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon since March 9, 2018.

(s)

During the disclosure period, no partner or member of the professional staff of Ernst & Young LLP (as reporting accountant to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018, had any dealings in relevant WTW securities.

(t)

During the disclosure period, there were no dealings in relevant WTW securities by Georgeson LLC (as proxy solicitor to Aon) or persons (other than exempt principal traders or exempt fund managers) controlling, controlled by or under the same control as Georgeson LLC.

(u)	During the disclosure period, there were no dealings in relevant WTW securities by any person that has an arrangement with Aon or with any person acting in concert with Aon.

(v)

Save as disclosed in this paragraph 5.3, as at close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with Aon dealt in any relevant WTW securities during the disclosure period.

5.4	Interests and short positions in relevant securities of Aon:

(a)

As of the close of business on the disclosure date, the directors of Aon (including persons connected with each of them (within the meaning of the Companies Act)) were interested in the following relevant securities of Aon (excluding options and other equity awards which are disclosed in paragraph (b) below):

Aon Shares

Name	Number of Shares
Lester B. Knight	217,482
Gregory C. Case	1,206,977
Jin-Yong Cai	4,220
Jeffrey C. Campbell	8,001
Fulvio Conti	27,822
Cheryl A. Francis	24,674
J. Michael Losh	34,569
Richard B. Myers	25,878
Richard C. Notebaert	47,409
Gloria Santona	35,578
Carolyn Y. Woo	26,287

(b)

As at the close of business on the disclosure date, the following options or equity awards over Aon Shares have been granted to the following directors of Aon (including persons connected with them within the meaning of the Companies Act) under the Aon plc 2011 Incentive Plan, as amended and restated effective March 29, 2019 and remain outstanding:

Other equity awards

Name	Number of Aon Shares subject to equity awards
Gregory C. Case	272,412	(1)

(1)	Consists of restricted stock units (“RSUs”).

(c)

Save as described in paragraphs (a) and (b) above, as at the close of business on the disclosure date, no director of Aon (including persons connected with them (within the meaning of the Companies Act)) was interested, or held any short positions, in relevant securities of Aon.

(d)	As at the close of business on the disclosure date, neither Aon nor any subsidiary of Aon was interested, or held any short position, in any relevant securities of Aon.

(e)

As at the close of business on the disclosure date, no trustee of any pension scheme in which Aon or any subsidiary of Aon participates (other than an industry wide pension scheme), was interested, or held any short positions, in any relevant securities of Aon.

(f)

As at the close of business on the disclosure date, neither Credit Suisse (as financial advisor to Aon) nor any person (other than an exempt principal trader or an exempt fund manager) controlling, controlled by, or under the same control as Credit Suisse, was interested, or held any short positions, in any relevant securities of Aon.

(g)

As at the close of business on the disclosure date, no partner or member of the professional staff of Arthur Cox (as Irish legal advisor to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon since March 9, 2018 was interested, or held any short positions, in any relevant securities of Aon.

(h)

As at the close of business on the disclosure date, no partner or member of the professional staff of Latham & Watkins LLP (as legal advisor to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018 was interested, or held any short positions, in any relevant securities of Aon.

(i)

As at the close of business on the disclosure date, no partner or member of the professional staff of Freshfields Bruckhaus Deringer LLP (as UK, regulatory and antitrust legal counsel to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018 was interested, or held any short positions, in any relevant securities of Aon.

(j)

As at the close of business on the disclosure date, no partner or member of the professional staff of McDermott Will & Emery LLP (as tax legal advisor to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018 was interested, or held any short positions, in any relevant securities of Aon.

(k)

As at the close of business on the disclosure date, no partner or member of the professional staff of Ernst & Young LLP (as reporting accountant to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon since March 9, 2018 was interested, or held any short positions, in any relevant securities of Aon.

(l)

As at the close of business on the disclosure date, neither Georgeson LLC (as proxy solicitor to Aon) nor persons (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as Georgeson LLC, were interested, or held any short positions, in any relevant securities of Aon.

(m)

As at the close of business on the disclosure date, no fund manager (other than an exempt fund manager) connected with Aon was interested, or held any short positions, in any relevant securities of Aon.

(n)

Neither Aon nor, so far as the directors of Aon are aware, any person acting in concert with Aon, has any arrangement with any other person in relation to relevant securities of Aon or held any short positions in any relevant securities of Aon.

(o)

Save as disclosed in this paragraph 5.4, as at close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with Aon was interested, or held any short positions, in any relevant securities of Aon.

(p)	As at the close of business on the disclosure date, WTW held no interest or short position in any relevant securities of Aon.

(q)

As at the close of business on the disclosure date, no director of WTW (including persons connected with them (within the meaning of the Companies Act)) was interested, or held any short positions, in any relevant securities of Aon.

(r)

As at the close of business on the disclosure date, no partner or member of the professional staff of Matheson (as Irish legal advisor to WTW) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of WTW since March 9, 2018, was interested, or held any short positions, in any relevant securities of Aon.

(s)

As at the close of business on the disclosure date, no partner or member of the professional staff of Weil, Gotshal & Manges LLP (as legal advisor to WTW) who is actively engaged in relation to the transaction, or otherwise customarily engaged in the affairs of WTW since March 9, 2018, was interested, or held any short positions, in any relevant securities of Aon.

(t)

As at the close of business on the disclosure date, no partner or member of the professional staff of Skadden, Arps, Slate, Meagher & Flom LLP (as legal advisor to WTW) who is actively engaged in relation to the transaction, or otherwise customarily engaged in the affairs of WTW since March 9, 2018, was interested, or held any short positions, in any relevant securities of Aon.

(u)

As at the close of business on the disclosure date, neither Innisfree M&A Incorporated (as proxy solicitor to WTW) nor any persons (other than an exempt fund manager or an exempt principal trader) controlling, controlled by, or under the same control as Innisfree M&A Incorporated, were interested, or held any short positions, in any relevant securities of Aon UK or Aon Ireland.

(v)

As at the close of business on the disclosure date, no fund manager (other than an exempt fund manager) connected with WTW was interested, or held any short positions, in any relevant securities of Aon.

(w)

Save as disclosed in this paragraph 5.4, as at the close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with WTW, held any interest or any short position in any relevant securities of Aon.

5.5	Dealings in relevant securities of Aon

(a)	The dealings during the disclosure period in relevant securities of Aon by the directors of Aon or persons connected with them (within the meaning of the Companies Act) were as follows:

Aon

Name	Type of Aon Security	Nature of Transaction	Date of dealing	Number of relevant securities to Aon	Price per security (US$)
Richard C. Notebaert	Class A Ordinary Stock	Gift	30-Apr-2019	3,085	$0.00
	Class A Ordinary Stock	Grant	21-June-2019	917	$0.01
	Class A Ordinary Stock	Gift	30-Oct-2019	2,630	$0.00
	Class A Ordinary Stock	Distribution[1]	31-Oct-2019	12,935	$193.76
Lester B. Knight	Class A Ordinary Stock	Grant	21-June-2019	2,089	$0.01
Jin-Yong Cai	Class A Ordinary Stock	Grant	21-June-2019	917	$0.01
	Class A Ordinary Stock	Tax Withholding[2]	21-June-2019	83	$192.02
Jeffrey C. Campbell	Class A Ordinary Stock	Grant	21-June-2019	917	$0.01
Fulvio Conti	Class A Ordinary Stock	Grant	21-June-2019	917	$0.01
	Class A Ordinary Stock	Tax Withholding	21-June-2019	72	192.02
Cheryl A. Francis	Class A Ordinary Stock	Grant	21-June-2019	917	$0.01
Michael J. Losh	Class A Ordinary Stock	Grant	21-June-2019	917	$0.01
	Class A Ordinary Stock	Distribution[3]	10-Sep-2019	16,000	$189.24
	Class A Ordinary Stock	Sale[4]	6-Nov-2019	5,000	$193.60

Name	Type of Aon Security	Nature of Transaction	Date of dealing	Number of relevant securities to Aon	Price per security (US$)
Richard B. Myers	Class A Ordinary Stock	Grant	21-June-2019	917	$0.01
Gloria Santona	Class A Ordinary Stock	Grant	21-June-2019	917	$0.01
Carolyn Y. Woo	Class A Ordinary Stock	Grant	21-June-2019	917	$0.01
Gregory C. Case	Class A Ordinary Stock	Gift	7-Nov-2019	10,500	$0.00
	Class A Ordinary Stock	PSU Settlement[5]	13-Feb-2020	175,246	$0.00
	Class A Ordinary Stock	Tax Withholding	13-Feb-2020	78,643	$234.58
	Class A Ordinary Stock	RSU Vest[6]	14-Feb-2020	2,978	$0.00
	Class A Ordinary Stock	Tax Withholding	14-Feb-2020	1,267	$235.73
	Class A Ordinary Stock	RSU Vest	14-Feb-2020	1,656	$0.00
	Class A Ordinary Stock	Tax Withholding	14-Feb-2020	705	$235.73
	Class A Ordinary Stock	RSU Vest	14-Feb-2020	1,356	$0.00
	Class A Ordinary Stock	Tax Withholding	14-Feb-2020	577	$235.73

[1]	Distribution from Mr. Notebaert’s Grantor Retained Annuity Trust in an asset substitution transaction.
[2]

As used herein, “Tax Withholding” refers to the payment of exercise price or tax liability in connection with the acquisition of shares listed immediately prior, by delivering or with holding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3.

[3]	Distribution from Mr. Losh’s Grantor Retained Annuity Trust in an asset substitution transaction.
[4]	Indirect sale by grantor retained annuity trust.
[5]	Class A Ordinary Shares issued upon settlement of performance share unit awards granted approximately three years prior.
[6]	As used herein, “RSU Vest” refers to shares of Class A Ordinary Stock acquired upon the vesting of a restricted share unit award.

(b)	During the disclosure period the following relevant securities of Aon have been redeemed or purchased by Aon:

Redemption or purchase of relevant securities of Aon

Trade Date	Number of shares	Total Cost	Maximum price per share	Minimum price per share
03/11/19	10,328	$1,694,911.56	$164.62	$162.85
03/12/19	10,188	$1,694,760.56	$166.97	$164.68
03/13/19	10,110	$1,694,696.84	$168.31	$167.01
03/14/19	10,075	$1,694,869.90	$169.17	$167.17
03/15/19	10,005	$1,694,773.96	$170.16	$168.13
03/18/19	10,012	$1,694,998.56	$169.64	$168.82
03/19/19	10,043	$1,694,892.83	$169.34	$167.95
03/20/19	10,162	$1,694,906.77	$167.72	$165.80
03/21/19	10,115	$1,695,048.44	$168.57	$165.52
03/22/19	10,160	$1,694,834.30	$167.61	$166.21
03/25/19	10,194	$1,694,949.24	$166.89	$165.26
03/26/19	10,156	$1,694,816.01	$167.67	$166.11
03/27/19	10,100	$1,694,955.74	$168.65	$167.07
04/01/19	37,953	$6,557,659.77	$173.44	$171.95
04/02/19	37,820	$6,557,522.81	$173.96	$172.99
04/03/19	37,880	$6,557,558.32	$173.98	$171.88
04/04/19	37,967	$6,557,508.37	$173.62	$171.60

Trade Date	Number of shares	Total Cost	Maximum price per share	Minimum price per share
04/05/19	37,974	$6,557,562.97	$173.53	$172.00
04/08/19	38,025	$6,557,510.12	$172.87	$171.60
04/09/19	38,144	$6,557,605.86	$172.34	$171.39
04/10/19	38,016	$6,557,630.75	$172.99	$172.02
04/11/19	35,362	$6,142,697.66	$174.00	$172.66
04/17/19	400	$69,541.00	$173.87	$173.82
04/18/19	12,767	$2,218,217.74	$174.00	$173.35
05/03/19	145,789	$26,031,413.21	$179.36	$177.02
05/06/19	145,466	$26,031,300.71	$180.19	$176.92
05/07/19	146,607	$26,031,362.99	$179.10	$176.12
05/08/19	146,121	$26,031,353.87	$178.77	$176.25
05/09/19	147,764	$26,031,332.68	$177.21	$174.91
05/10/19	147,025	$26,031,364.35	$179.61	$175.25
05/13/19	147,758	$26,031,428.18	$177.07	$175.35
05/14/19	145,587	$26,031,319.57	$179.62	$176.83
05/15/19	145,114	$26,031,303.91	$180.60	$176.95
05/16/19	143,159	$26,031,402.66	$182.37	$179.48
05/17/19	143,930	$26,031,381.30	$181.66	$179.52
05/20/19	145,020	$26,031,293.03	$180.46	$178.21
05/21/19	144,413	$26,031,353.05	$180.79	$179.46
05/22/19	144,530	$26,031,399.47	$181.11	$178.76
05/23/19	145,567	$26,031,397.25	$180.22	$177.40
05/24/19	146,474	$26,031,373.93	$178.51	$176.81
05/28/19	144,986	$26,031,395.38	$180.20	$178.05
05/29/19	145,852	$26,031,300.33	$179.54	$177.03
05/30/19	143,793	$26,031,393.20	$182.13	$179.82
05/31/19	143,980	$26,031,281.64	$182.12	$179.83
06/03/19	143,809	$26,031,269.76	$181.97	$180.02
06/04/19	142,792	$26,031,252.90	$183.22	$180.74
06/05/19	139,994	$26,031,338.32	$187.25	$183.19
06/06/19	138,747	$26,031,226.53	$188.25	$186.74
06/07/19	136,553	$26,031,357.84	$191.60	$187.75
06/10/19	135,761	$26,031,275.73	$192.77	$190.95
06/11/19	137,163	$26,031,219.35	$191.97	$188.69
06/12/19	137,245	$26,031,231.70	$191.54	$188.93
06/13/19	137,360	$26,031,189.75	$190.23	$188.55
06/14/19	136,701	$26,031,328.94	$191.70	$188.69
06/17/19	136,671	$26,031,260.69	$191.48	$189.03
06/18/19	136,893	$26,031,230.65	$190.87	$188.72
06/19/19	136,065	$26,031,221.05	$192.23	$190.16
06/20/19	134,791	$26,031,296.21	$193.91	$191.99
06/21/19	134,739	$26,031,332.27	$193.96	$192.67
06/24/19	134,414	$26,031,220.10	$194.00	$192.71
06/25/19	134,285	$26,031,174.11	$194.00	$193.39
06/26/19	135,290	$26,007,594.91	$194.00	$189.56
07/01/19	14,668	$2,841,942.60	$194.00	$193.14
07/22/19	6,853	$1,328,964.60	$194.00	$193.87
07/23/19	17,056	$3,305,485.21	$194.00	$193.51
07/24/19	10,572	$2,049,173.93	$194.00	$193.43
07/26/19	30,865	$5,983,146.30	$194.00	$193.16

Trade Date	Number of shares	Total Cost	Maximum price per share	Minimum price per share
08/01/19	52,218	$10,000,394.50	$193.28	$189.23
08/02/19	52,486	$10,000,336.03	$192.15	$188.77
08/05/19	53,703	$10,000,271.92	$189.13	$181.91
08/06/19	53,862	$10,000,439.04	$187.29	$183.92
08/07/19	53,930	$10,000,450.23	$187.11	$183.33
08/08/19	52,897	$10,000,426.47	$190.25	$187.44
08/09/19	52,869	$10,000,451.56	$190.98	$187.35
08/12/19	53,372	$10,000,391.70	$188.98	$185.57
08/13/19	52,676	$10,000,501.73	$191.26	$185.45
08/14/19	53,052	$10,000,418.71	$190.61	$186.84
08/15/19	53,044	$10,000,433.06	$189.56	$186.65
08/16/19	52,413	$10,000,395.16	$191.93	$188.86
08/19/19	2,129	$413,047.29	$194.00	$194.00
08/20/19	51,805	$10,000,380.21	$194.00	$191.87
08/21/19	51,750	$10,000,464.98	$193.85	$192.32
08/22/19	22,206	$4,288,082.97	$194.00	$191.73
08/23/19	52,202	$10,000,446.76	$194.00	$189.50
08/26/19	52,503	$10,000,398.67	$191.22	$188.93
08/27/19	52,300	$10,000,429.44	$193.09	$190.13
08/28/19	52,592	$10,000,452.95	$190.76	$189.16
08/29/19	51,899	$10,000,490.97	$193.79	$191.22
08/30/19	17,798	$3,452,915.23	$194.00	$193.88
09/03/19	51,789	$10,000,466.26	$193.91	$192.28
09/04/19	20,619	$3,993,819.89	$194.00	$193.15
09/09/19	51,687	$10,000,338.74	$194.00	$192.48
09/10/19	53,488	$10,000,373.22	$192.11	$185.30
09/11/19	52,911	$10,000,448.85	$190.97	$187.45
09/12/19	52,651	$10,000,409.84	$190.69	$188.28
09/13/19	52,334	$10,000,493.59	$191.99	$188.69
09/16/19	52,515	$10,000,483.97	$191.19	$188.80
09/17/19	51,676	$10,000,360.19	$194.00	$192.19
09/18/19	51,712	$10,000,480.26	$194.00	$191.82
09/19/19	4,212	$817,113.26	$194.00	$193.95
09/20/19	51,641	$10,000,501.71	$194.00	$191.88
09/23/19	51,739	$10,000,445.05	$193.80	$191.59
09/24/19	51,845	$10,000,454.63	$194.00	$191.64
09/25/19	34,176	$6,606,159.28	$194.00	$192.03
09/26/19	24,850	$4,818,884.67	$194.00	$193.39
11/01/19	121,395	$23,701,147.66	$196.37	$193.98
11/04/19	121,377	$23,701,092.59	$197.19	$194.42
11/05/19	122,614	$23,701,421.08	$195.75	$192.09
11/06/19	122,370	$23,701,049.90	$194.78	$192.42
11/07/19	121,579	$23,701,145.21	$195.76	$193.56
11/08/19	122,516	$23,701,038.74	$194.54	$191.21
11/11/19	121,968	$23,701,041.30	$194.88	$193.69
11/12/19	121,758	$23,701,071.36	$195.46	$193.39
11/13/19	121,003	$23,700,906.01	$197.13	$193.99
11/14/19	120,114	$23,701,182.75	$198.71	$195.46
11/15/19	119,726	$23,701,138.55	$199.18	$197.20
11/18/19	120,028	$23,701,040.95	$198.81	$196.71

Trade Date	Number of shares	Total Cost	Maximum price per share	Minimum price per share
11/19/19	118,437	$23,701,032.10	$200.99	$198.60
11/20/19	118,220	$23,702,755.34	$201.48	$199.41
11/21/19	118,707	$23,701,087.10	$201.02	$198.91
11/22/19	119,359	$23,701,367.28	$199.50	$197.83
11/25/19	118,223	$23,701,134.24	$201.94	$199.69
11/26/19	116,676	$23,701,095.94	$203.95	$201.34
11/27/19	114,224	$23,401,002.35	$205.80	$202.36
01/02/20	11,988	$2,500,291.61	$209.31	$207.91
01/03/20	12,003	$2,500,210.50	$208.89	$207.59
01/06/20	12,045	$2,500,142.11	$207.93	$206.90
01/07/20	12,036	$2,500,140.79	$208.50	$205.95
01/08/20	12,006	$2,500,259.10	$209.08	$207.41
01/09/20	11,956	$2,500,206.44	$209.51	$208.25
01/10/20	11,990	$2,500,070.87	$209.65	$207.85
01/13/20	11,962	$2,500,219.49	$209.40	$208.40
01/14/20	11,995	$2,500,126.25	$209.23	$207.26
01/15/20	11,939	$2,500,254.63	$210.25	$207.91
01/16/20	11,913	$2,500,140.81	$210.82	$209.32
01/17/20	11,851	$2,500,236.28	$211.71	$210.43
01/21/20	11,828	$2,500,302.00	$212.21	$210.32
01/22/20	11,782	$2,500,136.87	$212.80	$211.58
01/23/20	11,782	$2,500,328.91	$213.28	$210.37
01/24/20	11,720	$2,500,135.01	$214.57	$212.00
01/27/20	11,755	$2,500,135.69	$213.18	$212.09
01/28/20	11,527	$2,500,186.70	$217.69	$213.63
01/29/20	11,491	$2,500,328.99	$218.30	$216.57
01/30/20	11,468	$2,500,280.88	$218.88	$215.99
01/31/20	11,252	$2,500,165.14	$226.11	$220.04
02/03/20	11,127	$2,500,250.25	$225.57	$222.29
02/04/20	10,985	$2,500,326.61	$228.38	$226.72
02/05/20	109,596	$25,001,392.01	$229.11	$227.01
02/06/20	130,860	$30,001,441.54	$230.00	$228.13
02/07/20	8,264	$1,898,394.51	$230.00	$229.10
02/10/20	6,987	$1,605,011.72	$230.00	$229.29
02/11/20	64,655	$15,000,909.36	$233.63	$231.33
02/12/20	64,880	$15,001,036.23	$231.98	$230.14
02/13/20	64,429	$15,000,706.77	$234.19	$231.44
02/14/20	63,858	$15,000,942.17	$235.58	$233.82
02/18/20	63,917	$15,000,793.38	$235.44	$232.98
02/19/20	63,226	$15,000,893.63	$238.16	$235.61
02/20/20	63,836	$15,000,900.37	$237.01	$232.61
02/21/20	64,640	$15,000,799.06	$234.42	$230.74
02/24/20	66,228	$15,000,921.92	$228.00	$223.19
02/25/20	66,635	$15,000,871.20	$228.16	$221.60
02/26/20	66,935	$15,000,830.74	$226.28	$222.39
02/27/20	68,470	$15,000,781.54	$221.72	$215.98
02/28/20	73,113	$15,000,523.52	$208.67	$202.43
03/02/20	58,838	$12,500,662.64	$215.06	$209.38
03/03/20	57,403	$12,500,725.93	$223.00	$211.66
03/04/20	56,840	$12,500,622.26	$223.81	$216.84

Trade Date	Number of shares	Total Cost	Maximum price per share	Minimum price per share
03/05/20	57,509	$12,500,731.33	$221.43	$213.80
03/06/20	59,538	$12,500,628.25	$213.41	$206.50
03/09/20	68,236	$12,500,753.32	$198.08	$173.57

(c)	During the disclosure period, there were no dealings in relevant securities of Aon by any subsidiary or associated company of Aon.

(d)

During the disclosure period, there were no dealings in relevant securities of Aon by any trustee of any pension scheme in which Aon or any subsidiary of Aon participates (other than an industry-wide pension scheme).

(e)

During the disclosure period, there were no dealings in relevant securities of Aon by Credit Suisse (as financial advisor to Aon) or persons (other than exempt principal traders or exempt fund managers) controlling, controlled by or under the same control as Credit Suisse.

(f)

During the disclosure period, there were no dealings in relevant securities of Aon by any partner or member of the professional staff of Arthur Cox (as Irish legal advisor to Aon) who is actively engaged in relation to the transaction, or otherwise customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018.

(g)

During the disclosure period, there were no dealings in relevant securities of Aon by any partner or member of the professional staff of Latham & Watkins LLP (as legal advisor to Aon) who is actively engaged in relation to the transaction, or otherwise customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018.

(h)

During the disclosure period, there were no dealings in relevant securities of Aon by any partner or member of the professional staff of Freshfields Bruckhaus Deringer LLP (as UK, regulatory and antitrust legal counsel to Aon) who is actively engaged in relation to the transaction, or otherwise customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018.

(i)

During the disclosure period, there were no dealings in relevant securities of Aon by any partner or member of the professional staff of McDermott Will & Emery LLP (as tax legal advisor to Aon) who is actively engaged in relation to the transaction, or otherwise customarily engaged in the affairs of Aon or who has been engaged in those affairs since March 9, 2018.

(j)

During the disclosure period, there were no dealings in relevant securities of Aon by any partner or member of the professional staff of Ernst & Young LLP (as reporting accountant to Aon) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of Aon since March 9, 2018.

(k)

During the disclosure period, there were no dealings in relevant securities of Aon by Georgeson LLC (as proxy solicitor to Aon) or persons (other than exempt principal traders or exempt fund managers) controlling, controlled by or under the same control as Georgeson LLC.

(l)	During the disclosure period, there were no dealings in relevant securities of Aon by a fund manager (other than an exempt fund manager) connected with Aon.

(m)	During the disclosure period, there were no dealings in relevant securities of Aon by any person that has an arrangement with Aon or with any person acting in concert with Aon.

(n)

Save as disclosed in this paragraph 5.5, as at the close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with Aon dealt in any relevant securities of Aon during the disclosure period.

(o)	During the disclosure period, WTW had no dealings in any relevant securities of Aon.

(p)	During the disclosure period, there were no dealings in relevant securities of Aon by any subsidiary or associated company of WTW.

(q)	During the disclosure period, no director of WTW had any dealings in any relevant securities of Aon.

(r)

During the relevant period, there were no dealings in relevant securities of Aon by any partner or member of the professional staff of Matheson (as Irish legal advisor to WTW) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of WTW since March 9, 2018.

(s)

During the relevant period, there were no dealings in relevant securities of Aon by any partner or member of the professional staff of Weil, Gotshal & Manges LLP (as legal advisor to WTW) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of WTW since March 9, 2018.

(t)

During the relevant period, there were no dealings in relevant securities of Aon by any partner or member of the professional staff of Skadden, Arps, Slate, Meagher & Flom LLP (legal advisor to WTW) who is actively engaged in relation to the transaction or who is otherwise customarily engaged in the affairs of WTW since March 9, 2018.

(u)

During the relevant period, there were no dealings in relevant securities of Aon by Innisfree M&A Incorporated (as proxy solicitor to WTW) or persons (other than exempt principal traders or exempt fund managers) controlling, controlled by or under the same control as Innisfree M&A Incorporated.

(v)	During the relevant period, there were no dealings in relevant securities of Aon by any person that has an arrangement with WTW or any person acting in concert with WTW.

(w)	During the relevant period, there were no dealings in relevant securities of Aon by a fund manager (other than an exempt fund manager) connected with WTW.

(x)

Save as disclosed in this paragraph 5.5, as at the close of business on the disclosure date, no other person acting in concert (including deemed to be acting in concert) with WTW dealt in any relevant securities of Aon.

(aa)

The information in paragraphs 5.2 to 5.5 in respect of WTW, each member of WTW’s group companies and all persons controlling, controlled by, or under the same control as WTW has been included subject to the knowledge, information and belief of the directors of WTW as of the disclosure date, after having made due and careful enquiries.

(bb)

The information in paragraphs 5.2 to 5.5 in respect of Aon, each member of Aon’s group companies and all persons controlling, controlled by, or under the same control as Aon has been included subject to the knowledge, information and belief of the directors of Aon as of the disclosure date, after having made due and careful enquiries.

6	Material Contracts

6.1

Save as disclosed in this paragraph 6.1, neither Aon nor any subsidiaries of Aon, has since March 9, 2018, entered into any contracts (other than contracts entered into in the ordinary course of business) that are, or may be, material save for:

(a)

Business Combination Agreement: On March 9, 2020, Aon UK entered into a transaction agreement with WTW, for the purposes of implementing the transaction, referred to as the “Business Combination Agreement.” Further details regarding the Business Combination Agreement are set forth in the section entitled “The Business Combination Agreement” beginning on page [●] of this joint proxy statement.

(b)

Expenses Reimbursement Agreement: On March 9, 2020, Aon UK entered into an expenses reimbursement agreement with WTW in connection with the transaction, referred to as the “Expenses Reimbursement Agreement.” Further details regarding the Expenses Reimbursement Agreement are set forth in the section entitled “Expenses Reimbursement Agreement” beginning on page [●] of this joint proxy statement.

(c)

Assignment Agreement: On April 2, Aon UK assigned to Aon Ireland, and Aon Ireland assumed from Aon UK, all of Aon UK’s rights and obligations under each of the Business Combination Agreement and the Expenses Reimbursement Agreement, referred to as the “Assignment Agreement.”

(d)

Waiver and Amendment No. 2 to the Five Year Credit Agreement and Waiver and Amendment No. 1 to the Five Year Credit Agreement: On April 1, 2020, (i) Aon UK, Aon Corporation, and Aon UK Limited, a private limited company organized under the laws of England and Wales (“Aon UK Limited”), entered into that certain Waiver and Amendment No. 2 to the Five-Year Credit Agreement (the “2015 Credit Agreement Amendment” and, the Five-Year Credit Agreement, as amended, the “2015 Credit Agreement”), among Aon UK, Aon Corporation, Aon UK Limited, the lenders party thereto and Citibank, N.A., as administrative agent, (ii) Aon UK and Aon Corporation entered into that certain Waiver and Amendment No. 1 to the Five-Year Credit Agreement (the “2017 Credit Agreement Amendment” and, together with the 2015 Credit Agreement Amendment, the “Credit Agreement Amendments” and, the Five-Year Credit Agreement, as amended, the “2017 Credit Agreement” and, together with the 2015 Credit Agreement, the “Credit Agreements”), among Aon UK, Aon Corporation, the lenders party thereto and Citibank, N.A., as administrative agent, (iii) Aon Ireland entered into a joinder agreement to each of the Credit Agreements (collectively, the “Joinders”) and (iv) AGH entered into a guaranty supplement to each of the Credit Agreements (collectively, the “Guaranty Supplements”).

The Credit Agreement Amendments, among other things, permitted the redomiciliation and amended the definitions of “Change of Control” and “Parent” to allow Aon Ireland to replace Aon UK as “Parent” under each of the Credit Agreements. Under the Joinders, among other things, Aon Ireland became a borrower and guarantor and assumed the obligations of Aon UK as “Parent” under each of the Credit Agreements. Under the Guaranty Supplements, AGH became a guarantor under each of the Credit Agreements.

(e)

Consents to Shared-Sacrifice Reduction in Salary: On April 23, 2020, due to the COVID-19 pandemic and the resulting economic disruption, Aon Ireland and each of its named executive officers (Gregory C. Case, Chief Executive Officer, Christa Davies, Chief Financial Officer, Eric Andersen, President, and John Bruno, Chief Operating Officer), as well as Tony Goland, Aon Ireland’s Chief Innovation Officer, entered into written consents pursuant to which each individual agreed to a temporary 50% reduction in his or her base salary from May 1, 2020 through December 31, 2020, or until such other date as decided by the Company.

(f)

Deed of Assumption of Aon plc: On April 1, 2020, Aon Ireland entered into a Deed of Assumption, pursuant to which it is, effective at the Effective Time: (i) adopting and assuming the following equity incentive and compensation plans and related agreements of Aon UK, including all awards issued or granted thereunder: the Aon Stock Incentive Plan, as amended; the Aon plc 2011 Incentive Plan (as amended and restated on March 29, 2019 and as assumed by Aon UK on April 2, 2012) and all sub-plans thereunder; the Aon plc Global Share Purchase Plan and all sub-plans thereunder (other than the Aon UK Sharesave Scheme, dated September 23, 2009 (as amended on September 21, 2012 and November 17, 2017, the “UK Sharesave Plan”)); and the Amended and Restated Employment Agreement, dated January 16, 2015, as amended, among Aon Corporation, Aon UK and Gregory C. Case (collectively, the “Assumed Plans”); (ii) undertaking to acquire any Aon UK Shares issued to a holder in respect of options under the UK Sharesave Plan and to issue to any such holder one Aon Ireland Share for each such Aon UK Share; and (iii) assuming certain rights and obligations under the following benefits and compensation plans of Aon Corporation, which will remain sponsored by Aon Corporation: the Aon Supplemental Savings Plan; the Aon Corporation Supplemental Employee Stock Ownership Plan; the Aon Deferred Compensation Plan; and the Aon Stock Award Plan (collectively, the “Aon Corporation Plans” and, together with the Assumed Plans and the UK Sharesave Plan, the “Plans”). The Deed of Assumption further provides that each Assumed Plan is amended, effective at the Effective Time, to replace all references to Aon UK or Aon UK capital stock with references to Aon Ireland or Aon Ireland capital stock, as applicable, and to clarify that the redomiciliation shall not constitute a change in control for the purposes of any such Assumed Plan or any award agreement thereunder.

(g)

Master Assignment, Assumption and Amendment Deed to Change in Control Agreement: On April 1, 2020, Aon Ireland entered into a Master Assignment, Assumption and Amendment Deed to Change in Control Arrangements, pursuant to which it assumed all rights and obligations under the Aon plc Amended and Restated Change in Control Plan, as amended, and the Aon plc Amended and Restated Senior Executive Combined Severance and Change in Control Plan (together, the “Change in Control Arrangements”), and pursuant to which each of the Change in Control Arrangements were amended to replace all references to Aon UK or Aon UK capital stock with references to Aon Ireland or Aon Ireland capital stock, as applicable, and to clarify that the redomiciliation shall not constitute a change in control thereunder.

(h)

Master Amendment to the Remaining Plans: On April 1, 2020, Aon Ireland entered into a Master Amendment to the Remaining Plans, pursuant to which those benefits and compensation plans and arrangements sponsored by Aon Corporation, and which will continue to be sponsored by Aon Corporation, were amended to replace all references to Aon UK or Aon UK capital stock with references to Aon Ireland or Aon Ireland capital stock, as applicable, and to clarify that the redomiciliation shall not constitute a change in control thereunder

6.2

Save as disclosed in this paragraph 6.2, neither WTW nor any of its subsidiaries has since March 9, 2018, entered into any contracts (other than contracts entered into in the ordinary course of business) that are, or may be, material save for:

(a)

Business Combination Agreement: On March 9, 2020, WTW entered into a transaction agreement with Aon UK, for the purposes of implementing the transaction. Further details regarding the Business Combination Agreement are set forth in the section entitled “The Business Combination Agreement” beginning on page [●] of this joint proxy statement.

(b)

Expenses Reimbursement Agreement: On March 9, 2020, WTW entered into an expenses reimbursement agreement with Aon UK in connection with the transaction. Further details regarding the Expenses Reimbursement Agreement are set forth in the section entitled “Expenses Reimbursement Agreement” beginning on page [●] of this joint proxy statement.

(c)

Third Supplemental Indenture, dated as of September 10, 2018, supplemental to the Indenture dated as of May 16, 2017, among Willis North America Inc as issuer and the other parties from time to time party thereto (including WTW and various subsidiaries of WTW as guarantors): On May 16, 2017 Willis North America Inc entered into an original indenture (the “Original Indenture”) to issue unsecured senior debentures, notes, and other evidence of indebtedness, to be issued in one or more series. WTW and various WTW subsidiaries also entered into the Original Indenture as guarantors. The Original Indenture provided that Willis North America Inc may from time to time enter into one or more indentures supplemental thereto to establish a new series of securities and add certain provisions to the Original Indenture. Willis North America Inc, pursuant to this authority and by means of this Third Supplemental Indenture, supplemented the Original Indenture insofar as applies only to the two series of securities to be known as the 4.500% Senior Notes due 2028 and 5.050% Senior Notes due 2048. The guarantors to the Original Indenture also entered into this Third Supplemental Indenture.

(d)

Fourth Supplemental Indenture, dated as of September 10, 2019, supplemental to the Indenture dated as of May 16, 2017, among Willis North America Inc as issuer and the other parties from time to time party thereto (including WTW and various subsidiaries of WTW as guarantors): On May 16, 2017 Willis North America Inc entered into an original indenture (the “Original Indenture”) to issue unsecured senior debentures, notes, and other evidence of indebtedness, to be issued in one or more series. WTW and various WTW subsidiaries also entered into the Original Indenture as guarantors. The Original Indenture provided that Willis North America Inc may from time to time enter into one or more indentures supplemental thereto to establish a new series of securities and add certain provisions to the Original Indenture. Willis North America Inc, pursuant to this authority and by means of this Third Supplemental Indenture, supplemented the Original Indenture insofar as applies only to the two series of securities to be known as the 2.950% Senior Notes and 3.875% Senior Notes due 2049. The guarantors to the Original Indenture also entered into this Third Supplemental Indenture.

7	Directors and Service Contracts

7.1	Save as disclosed immediately below, none of the directors of WTW has a service contract with WTW or its subsidiaries or associated companies with more than 12 months to run.

7.2	Contract of service dated 12 April 2017 between Brendan O’Neill and Willis Limited (a company incorporated in England and Wales with registration number 181116):

Name of director	Brendan O’Neill
Expiry date of the contract	An initial term of three years (commencing on the date of approval of the director’s appointment by the Financial Conduct Authority), renewable for additional periods.

Amount of fixed remuneration payable under the contract	£50,000 per annum, plus an additional amount of £15,000 payable in the first year of the agreement only.

Amount of any variable remuneration payable under the contract (including, inter alia, commission on profits) with details of the basis for calculating such remuneration	None

Arrangements for company payments in respect of a pension or similar scheme	None

7.3

Save as disclosed in the section entitled “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction” beginning on page [●] of this joint proxy statement, no proposal exists in connection with the transaction that any payment or other benefit will be made or given by Aon to any director of WTW as compensation for loss of office or as consideration for or in connection with his retirement from office.

8	Irish Taxation

Your attention is drawn to paragraph 10 of Part 2 (Explanatory Statement) of this joint proxy statement, headed “Taxation.” If you are in any doubt as to your own position with respect to Irish taxation, or if you require more detailed information or if you are subject to taxation in any jurisdiction other than Ireland, you should consult an independent financial advisor immediately.

9	U.S. Federal Income Tax Consequences

Your attention is drawn to the section entitled “Material Tax Consequences of the Transaction—Material U.S. Federal Income Tax Considerations” beginning on page [●] of this joint proxy statement. If you are in any doubt as to your own position with respect to U.S. federal income tax, or if you require more detailed information, you should consult your own tax advisor immediately.

10	Material Changes

10.1

Save as disclosed in the Quarterly Report on Form 10-Q of Aon for the period ended March 31, 2020 and the earnings results announcement of Aon for the period ended March 31, 2020, the directors of Aon are not aware of any material change in the financial or trading position of Aon since December 31, 2019 (the date to which the last published audited accounts of Aon were prepared).

10.2

Save as disclosed in Quarterly Report on Form 10-Q of WTW for the period ended March 31, 2020 and the earnings results announcement of WTW for the period ended March 31, 2020, the directors of WTW are not aware of any material change in the financial or trading position of WTW since December 31, 2019 (the date to which the last published audited accounts of WTW were prepared).

10.3

Save as disclosed in this joint proxy statement there has been no material change in information previously published by Aon and WTW in connection with the transaction since March 9, 2020 (being the date of the Rule 2.5 Announcement).

11	Consents

11.1	Goldman Sachs has given and not withdrawn its consent to the inclusion in this joint proxy statement of the references to its name in the form and context in which they appear.

11.2	Credit Suisse has given and not withdrawn its consent to the inclusion in this joint proxy statement of the references to its name in the form and context in which each such reference appears.

12	Appraisal Rights

If WTW shareholders approve the scheme at the WTW EGM and the Irish High Court sanctions the scheme, then, subject to the scheme becoming effective in accordance with its terms, the scheme will be binding on all WTW shareholders, including those WTW shareholders who did not vote or who voted against it at the WTW EGM. If WTW shareholders approve the scheme and the Irish High Court sanctions the scheme, no WTW Shareholder will have “dissenters” or “appraisal” rights under Irish law or otherwise have any right to seek a court appraisal of the value of the WTW Shares. If the scheme becomes effective, all WTW shareholders who hold WTW Shares will receive 1.08 Aon Shares per WTW Share.

13	Sources and Bases of Information

In this joint proxy statement, unless otherwise stated or the context otherwise requires, the following bases and sources have been used:

13.1	the historical share prices are sourced from the NYSE for Aon and NASDAQ for WTW;

13.2	the value of the whole of the existing issued share capital of WTW is based upon the entire issued ordinary share capital excluding treasury shares at May 5, 2020, namely 128,735,691 WTW Shares;

13.3	references to the arrangements in place between Aon and WTW regarding an expenses reimbursement agreement are sourced from the terms of the Expenses Reimbursement Agreement approved by the Panel;

13.4	the value of the entire issued and to be issued share capital (fully diluted share capital) of WTW is based on the following numbers as at May 5, 2020:

(a)	the number of issued WTW Shares, as set out in paragraph 13.2 above;

(b)	537,283 issued WTW PSUs (calculated by reference to the number of WTW Shares the WTW PSUs are convertible into if target performance criteria are met);

(c)	850,446 issued WTW RSU awards;

(d)	507,015 WTW Options; and

(e)	full exercise of the outstanding options and vesting of outstanding WTW RSU awards and WTW PSU awards at target performance levels.

13.5	Save where otherwise stated, financial and other information concerning Aon and WTW has been extracted from published sources or from audited financial results of Aon and WTW.

13.6	References to the arrangements in place between Aon and WTW regarding a business combination agreement are sourced from the Business Combination Agreement.

13.7

The statement that the transaction is earnings accretive should not be interpreted to mean that the earnings per share in the current or any future financial period will necessarily match or be greater than those for the relevant preceding financial period.

13.8

The bases of belief (including sources of information and assumptions made) that support the expected annual synergies are set out in the Combination Benefit Statement, a copy of which is attached as Annex G to this joint proxy statement. The estimate of synergies has been reported on in accordance with Rule 19.3(b) of the Irish Takeover Rules.

14	Concert Parties

14.1	For the purpose of the Irish Takeover Rules, each of the following persons is regarded as acting in concert with Aon in connection with the transaction:

(a)	the directors of Aon;

(b)	the subsidiaries and associated companies of Aon;

(c)

partners and members of the professional staff of Latham & Watkins LLP (as legal advisor to Aon), having its principal executive offices at 355 South Grand Avenue, Suite 100, Los Angeles, CA 90071-1560 actively engaged in relation to the transaction or who are customarily engaged in the affairs of Aon or who have been engaged in those affairs since March 9, 2018;

(d)

partners and members of the professional staff of Freshfields Bruckhaus Deringer LLP (as UK, regulatory and antitrust legal counsel advisor to Aon), having its principal executive offices at 65 Fleet Street, London, EC4Y 1HS, actively engaged in relation to the transaction are customarily engaged in the affairs of Aon or who have been engaged in those affairs since March 9, 2018;

(e)

partners and members of the professional staff of Arthur Cox (as Irish legal advisor to Aon), having its principal executive offices at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, actively engaged in relation to the transaction or who are customarily engaged in the affairs of Aon or who have been engaged in those affairs since March 9, 2018;

(f)

partners and members of the professional staff of McDermott Will & Emery LLP (as tax legal advisor to Aon), having its principal executive offices at 444 West Lake Street, Chicago, IL 60606-0029, actively engaged in relation to the transaction or who are customarily engaged in the affairs of Aon or who have been engaged in those affairs since March 9, 2018;

(g)

Credit Suisse (as financial advisor to Aon), having its principal executive offices at Eleven Madison Avenue, New York, NY 10010, and any persons (other than exempt fund managers or exempt principal traders) controlling, controlled by, or under the same control as Credit Suisse;

(h)

partners and members of the professional staff of Ernst & Young LLP (as reporting accountant to Aon), having its principal executive offices at 155 North Wacker Drive, Chicago, Illinois 60606, actively engaged in relation to the transaction or who are customarily engaged in the affairs of Aon or who have been engaged in those affairs since March 9, 2018; and

(i)

Georgeson LLC (as proxy solicitor to Aon), having its principal executive offices at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, and any persons (other than exempt fund managers or exempt principal traders) controlling, controlled by or under the same control as Georgeson LLC.

14.2	For the purpose of the Irish Takeover Rules, each of the following persons is regarded as acting in concert with WTW in connection with the transaction:

(a)	the directors of WTW;

(b)	the subsidiaries and associated companies of WTW;

(c)

Goldman Sachs (as financial advisor to WTW) having its principal executive offices at 200 West Street, New York, NY 10282-2198, and any persons (other than exempt fund managers or exempt principal traders) controlling, controlled by, or under the same control as Goldman Sachs;

(d)

partners and members of the professional staff of Matheson (as Irish legal advisor to WTW), having its principal executive offices at 70 Sir John Rogerson’s Quay, Dublin 2, actively engaged in relation to the transaction or who are customarily engaged in the affairs of WTW or who have been engaged in those affairs since March 9, 2018;

(e)

partners and members of the professional staff of Weil, Gotshal & Manges LLP (as legal advisor to WTW), having its principal executive offices at 767 Fifth Avenue, New York, New York, 10153, actively engaged in relation to the transaction or who are customarily engaged in the affairs of WTW or who have been engaged in those affairs since March 9, 2018;

(f)

partners and members of the professional staff of Skadden, Arps, Slate, Meagher & Flom LLP (as legal advisor to WTW), having its principal executive offices at One Manhattan West, New York, New York 10001, actively engaged in relation to the transaction or who are customarily engaged in the affairs of WTW or who have been engaged in those affairs since March 9, 2018; and

(g)

Innisfree M&A Incorporated (as proxy solicitor to WTW), having its principal offices at 501 Madison Avenue, 20th floor, New York, New York 10022, and any persons (other than exempt fund managers or exempt principal traders) controlling, controlled by, or under the same control as Innisfree M&A Incorporated.

15	Other Information

15.1

Save as disclosed in “The Transaction—Interests of WTW Directors and Executive Officers in the Transaction”, beginning on page [●] of this joint proxy statement, no agreement, arrangement or understanding (including any compensation arrangement) having any connection with or dependence upon the scheme exists between Aon, any person acting in concert with Aon and any of the directors or recent directors of WTW or any of the holders or recent holders of, or any persons interested or recently interested in, relevant WTW securities. In this paragraph 15.1 “recent” means within the disclosure period.

15.2	No arrangement exists between Aon and / or any other person acting in concert with Aon and any other person.

15.3	No arrangement exists between WTW and/or any other person acting in concert with WTW and any other person.

15.4

No agreement, arrangement or understanding exists whereby ownership of any WTW Shares acquired in pursuance of the transaction will be transferred to any other person, but Aon reserves the right to transfer any WTW Shares to any other member of its group.

15.5

Save as disclosed in the section entitled “The Transaction—Interests of Aon Directors and Executive Officers in the Transaction,” beginning on page [●] of this joint proxy statement, the emoluments of the directors of Aon will not be affected by the transaction or automatically as a consequence of the transaction.

15.6

For the purposes of this paragraph 15, “arrangement” includes any indemnity or option arrangement and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to relevant securities which may be an inducement to deal or refrain from dealing.

15.7

See the sections entitled “The Transaction” and “Expenses Reimbursement Agreement” beginning on pages [●] and [●] of this joint proxy statement, respectively, for a description of agreements and arrangements to which Aon is a party and which relate to circumstances in which Aon may or may not invoke a condition to the transaction and the consequences of its doing so, including details of fees payable as a result. Save as disclosed in those sections of this joint proxy statement, there are no such agreements or arrangements.

16	Documents Available For Inspection

16.1

Copies of the following documents will be available for inspection during usual business hours on any Business Day from the date of this joint proxy statement until completion of the transaction at the offices of

Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland and online at investors.willistowerswatson.com, and at the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, Ireland and online at ir.aon.com:

(a)	the Rule 2.5 Announcement;

(b)	this joint proxy statement dated [●], 2020;

(c)	the memorandum and articles of association of WTW;

(d)	the articles of association of Aon UK;

(e)	the memorandum and articles of association of Aon Ireland;

(f)	WTW’s annual report on Form 10-K for the fiscal year ended December 31, 2019;

(g)	WTW’s annual report on Form 10-K for the fiscal year ended December 31, 2018;

(h)	WTW’s quarterly reports on Form 10-Q for the fiscal periods ended March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019;

(i)	Aon’s annual report on Form 10-K for the fiscal year ended December 31, 2019 (except for Item 8 therein to the extent superseded by Aon’s current report on Form 8-K filed on April 1, 2020);

(j)	Aon’s annual report on Form 10-K for the fiscal year ended December 31, 2018;

(k)	Aon’s quarterly reports on Form 10-Q for the fiscal periods ended March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, and Aon’s current report on Form 8-K filed on April 1, 2020;

(l)	the consents referred to in paragraph 11 as well as the consents pertaining to the reports described in sub-paragraph (n) below;

(m)	the material contracts referred to in paragraph 6 of this Part 4;

(n)

the reports pursuant to Rule 19.3(b)(ii) of the Irish Takeover Rules by Ernst & Young LLP and Credit Suisse International on the Aon merger benefit statement referred to on pages [●] to [●] of this joint proxy statement;

(o)	the Expenses Reimbursement Agreement;

(p)	the Business Combination Agreement;

(q)	the Assignment Agreement;

(r)	Form of Proxy—Court Meeting;

(s)	Form of Proxy—EGM;

(t)	the irrevocable undertakings provided by each of the directors of Aon;

(u)	the irrevocable undertakings provided by each of the directors of WTW; and

(v)	the proposal made by Aon to the holders of the WTW Equity Awards pursuant to Rule 15 of the Irish Takeover Rules.

17	Aon’s Current Trading and Prospects

On May 1, 2020, Aon announced its financial results for the first quarter ended March 31, 2020, the principal highlights of which are set out below.

Aon’s worldwide net revenues were $3.2 billion, an increase of 2 percent on a GAAP basis.

Trading information

On a GAAP basis, total operating expenses were $2.186 billion, a decrease of 4 percent.

On a GAAP basis, the operating margin from continuing operations in the first quarter was 32.1 percent.

On a GAAP basis, interest expense was $83 million. On a GAAP basis, the tax rate in the quarter for continuing operations was 19.3 percent.

Diluted EPS in the first quarter was $3.29 on a GAAP basis.

Financial results for 2019 and 2018 are presented on a reported basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period.

The information set forth above is only a summary that you should read in conjunction with Aon’s audited consolidated financial statements as of and for the years ended 31 December, 2019 and 31 December, 2018 and Aon’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2020, which have been incorporated in this joint proxy statement by reference.

18	Security Ownership of Certain Beneficial Owners of Aon

The following table sets forth certain information as of the Disclosure Date, regarding the beneficial ownership of Aon Shares by each person who is known by Aon to beneficially own more than 5% of outstanding Aon Shares.

Name of Beneficial Owner	Number of Aon Shares beneficially owned(1)		Percentage of ownership(2)
Massachusetts Financial Services Corporation	20,978,225	(2)	9.08%

The Vanguard Group	18,204,629	(3)	7.88%

BlackRock, Inc.	16,623,898	(4)	7.19%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to Aon Shares.
(2)	The percentages shown are based on approximately 231,086,834 Aon Shares issued and outstanding as of the disclosure date.
(3)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 14, 2020 pursuant to Rule 13d-1(b) of the Exchange Act. Massachusetts Financial Services Corporation is a parent holding company and has: (a) sole voting power as to 19,752,553 Aon Shares; (b) shared voting power as to no Aon Shares; (c) sole dispositive power as to 20,978,225 Aon Shares; and (d) shared dispositive power as to no Aon Shares.

(4)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 12, 2020 pursuant to Rule 13d-1(b) of the Exchange Act. The Vanguard Group is a registered investment advisor and has (a) sole voting power as to 363,721 Aon Shares; (b) shared voting power as to 71,599 Aon Shares; (c) sole dispositive power as to 17,790,414 Aon Shares; and (d) shared dispositive power as to 414,215 Aon Shares.

(5)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 5, 2020 pursuant to Rule 13d-1(b) of the Exchange Act. BlackRock, Inc. is a parent holding company and has: (a) sole voting power as to 14,385,047 Aon Shares; (b) shared voting power as to no Aon Shares; (c) sole dispositive power as to 16,623,898 Aon Shares; and (d) shared dispositive power as to no Aon Shares.

19	Governing Law

The scheme shall be governed by, and construed in accordance with, the laws of Ireland and the scheme and matters related to the sanction thereof shall be subject to the jurisdiction of the Irish High Court.

20	Takeover Rules and Panel

The transaction is subject to the provisions of the Irish Takeover Panel Act 1997, the Irish Takeover Rules and the jurisdiction of the Panel.

Annex A

Execution Version

BUSINESS COMBINATION AGREEMENT

by and between

AON PLC

and

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

dated as of

March 9, 2020

A-ii

A-iii

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (hereinafter referred to as this “Agreement”), dated March 9, 2020, is by and between Aon plc, a company incorporated under the laws of England and Wales, with registered company number 07876075 (“Aon UK”) and Willis Towers Watson Public Limited Company, an Irish public limited company (“WTW”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 10.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Aon UK and WTW are referred to collectively herein as the “Parties”, and Aon UK, on the one hand, and WTW, on the other hand, are each sometimes referred to herein as a “Party”.

RECITALS

WHEREAS, each of WTW and Aon UK desire to effect a strategic combination of their businesses, it being the intent of each of WTW and Aon UK to create a leading, next-generation global professional services firm that is uniquely positioned to redefine client value creation and drive innovation in future risk, retirement and health solutions, three of the largest categories in an increasingly volatile global economy;

WHEREAS, the Parties wish to effect such strategic combination through a proposed scheme of arrangement under Chapter 1 of Part 9 of the Act to effect the Acquisition pursuant to this Agreement, on such terms and in such form as is consistent with the terms agreed to by the Parties as set out in the Rule 2.5 Announcement, including any revision thereof as may be agreed between the Parties in writing, and, if required, by the High Court (the “Scheme”) although, this may, subject to the consent (where required) of the Panel, be switched to a Takeover Offer in accordance with the terms set out in this Agreement;

WHEREAS, the board of directors of WTW (the “WTW Board of Directors”) has unanimously determined that this Agreement and the transactions contemplated hereby, including the Acquisition, including the Scheme and the Post-Completion Merger if the Two-Step Certification is provided (together, the “Transactions”) are fair and reasonable to WTW and its stockholders;

WHEREAS, the WTW Board of Directors has unanimously adopted resolutions approving the Scheme, the execution of this Agreement and the consummation of the Transactions and declaring them fair and reasonable and recommending that the WTW Shareholders vote in favor of the Resolutions at the Court Meeting and at the WTW EGM (the “WTW Board Recommendation”);

WHEREAS, the Aon UK board of directors (“Aon UK Board of Directors”) has unanimously adopted resolutions approving the Acquisition and the execution of this Agreement and, upon the completion of the Aon CSA and the Required Assignment, the Aon Board of Directors will direct that the issuance of Aon Shares in connection with the Acquisition be submitted for consideration at the Aon EGM and has resolved and will resolve to recommend that the holders of Aon Shares (the “Aon Shareholders”) vote to approve such issuance (the “Aon Board Recommendation”);

WHEREAS, Aon Limited, a company incorporated in Ireland (“Aon Ireland”), is presently a wholly owned subsidiary of Aon UK;

WHEREAS, pursuant to the proxy statement filed by Aon UK with the SEC on December 20, 2019, after Aon Ireland converts to a public limited company in Ireland, Aon UK will become a wholly-owned subsidiary of Aon Ireland, and Aon Ireland will become the publicly traded parent company of Aon UK, by means of a Cancellation Scheme of Arrangement under Part 26 of the UK Companies Act 2006 (the “Aon CSA”);

WHEREAS, concurrently with or immediately following the Aon CSA, Aon UK will assign to Aon Ireland, and Aon UK shall cause Aon Ireland to assume from Aon UK, all of Aon UK’s rights and obligations under this Agreement and the Expenses Reimbursement Agreement(the “Required Assignment”), which assignment is subject to Section 10.13 (and for the avoidance of doubt, WTW hereby consents to such assignment);

WHEREAS the Parties hereto intend that for U.S. federal income tax purposes, the Scheme and the receipt of the Scheme Consideration in exchange for the WTW Shares (and, if the Two-Step Certification is provided, together with the Post-Completion Merger) qualifies as a reorganization within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), and this Agreement is intended to be, and hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Section 368(a) of the Code and Treasury Regulations sections 1.368-2(g) and 1.368-3; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also prescribe various conditions to the Acquisition.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

AON CSA/THE SCHEME

Section 1.1 Aon CSA Transaction and Required Assignment. Aon UK shall, and shall cause its Affiliates (including Aon Ireland) to, use reasonable best efforts to complete the Aon CSA as promptly as reasonably practicable following the date of this Agreement; provided, that, in no event shall the Aon CSA be required to be completed prior to March 31, 2020. Concurrently with or immediately following the completion of the Aon CSA, Aon UK shall, and shall cause Aon Ireland to, complete the Required Assignment. All references herein to “Aon” shall, subject to the last sentence of the first paragraph of Article VI, be deemed to be (a) from and after the date of this Agreement until the consummation of the Required Assignment, references to “Aon UK” and (b) from and after the consummation of the Required Assignment, references to “Aon Ireland”. Following the consummation of the Required Assignment, Aon Ireland shall have all the rights of “Aon”, and shall be obligated to and shall pay, perform, and discharge all obligations of Aon, under this Agreement and the Expenses Reimbursement Agreement.

Section 1.2 Rule 2.5 Announcement.

(a) Each Party confirms that its respective board of directors has approved the contents and release of the Rule 2.5 Announcement.

(b) Following the execution of this Agreement, Aon UK and WTW shall jointly, in accordance with, and for the purposes of, the Takeover Rules, procure the release of the Rule 2.5 Announcement to a Regulatory Information Service by no later than 11:59 a.m., New York City time, on the date of this Agreement, or such later time as may be agreed between the Parties in writing.

(c) The obligations of Aon and WTW under this Agreement, other than the obligations under Section 1.1, shall be conditional on the release of the Rule 2.5 Announcement to a Regulatory Information Service.

(d) WTW confirms that, as of the date hereof, the WTW Board of Directors considers that the terms of the Acquisition as contemplated by this Agreement are fair and reasonable and that the WTW Board of Directors has unanimously resolved to recommend to the holders of WTW Shares (the “WTW Shareholders”) that they vote in favor of the Resolutions. The recommendation of the WTW Board of Directors that WTW Shareholders vote in favor of the Resolutions is set out in the Rule 2.5 Announcement and, subject to Section 7.3, shall be incorporated, together with the related opinion of the financial adviser to the WTW Board of Directors, in the Scheme Document, the Joint Proxy Statement and, to the extent required by applicable Law, any other document sent to WTW Shareholders in connection with the Acquisition.

(e) The Conditions are hereby incorporated in and shall constitute a part of this Agreement.

Section 1.3 The Scheme. Subject to Section 3.6:

(a) WTW agrees that it will propose the Scheme to WTW Shareholders in the manner set out in Article II as soon as reasonably practicable and, subject to the satisfaction or, in the sole discretion of the applicable Party, waiver (where permissible under the provisions of the Rule 2.5 Announcement and/or the Scheme Document) of the Conditions (with the exception of any Conditions that by their nature are to be satisfied on the Sanction Date (as defined in Appendix 3 of the Rule 2.5 Announcement), but subject to the satisfaction or waiver (where permissible under the provisions of the Rule 2.5 Announcement and/or the Scheme Document) of such Conditions), will, in the manner set out in Article II, petition the High Court to sanction the Scheme so as to facilitate the implementation of the Acquisition;

(b) Aon agrees that it will participate in the Scheme to the extent reasonably requested by WTW and agrees to be bound by its terms, as proposed by WTW to WTW Shareholders, and that it shall, subject to the satisfaction or, in the sole discretion of the applicable Party, waiver (where permissible under the provisions of the Rule 2.5 Announcement and/or the Scheme Document) of the Conditions, effect the Acquisition through the Scheme on the terms set out in this Agreement and the Scheme; and

(c) each of the Parties agrees that it will perform all of the obligations required of it in respect of the Acquisition on the terms set out in this Agreement and/or the Scheme Document, and each will, subject to the terms and conditions of this Agreement, including Section 8.2, use its reasonable best efforts to take such other steps as are within its power and are reasonably required of it for the proper implementation of the Scheme, including those required of it pursuant to this Agreement in connection with Completion and, in particular, Aon shall ensure that it has all necessary authority to issue Aon Shares in order to satisfy delivery (and payment) of the Scheme Consideration.

Section 1.4 WTW Equity Award Holder Proposal.

(a) Subject to the posting of the Scheme Document to WTW Shareholders in accordance with Section 3.1, the Parties agree that the WTW Equity Award Holder Proposal will be made to WTW Equity Award Holders in respect of their respective holdings of WTW Options and/or WTW Share Awards in a manner compliant with Rule 15 of the Takeover Rules and the terms of WTW Equity Plans.

(b) The WTW Equity Award Holder Proposal shall be despatched as a joint letter from WTW and Aon UK (and/or Aon Ireland as requested by WTW if such letter is despatched following the Aon CSA and Required Assignment), and the Parties shall reasonably agree to the final form of the letter to be issued in respect of the WTW Equity Award Holder Proposal and all other documentation necessary to effect the WTW Equity Award Holder Proposal.

(c) Except as required by applicable Law, the High Court and/or the Panel, no Party shall amend the WTW Equity Award Holder Proposal after its despatch without the consent of each other Party (such consent not to be unreasonably withheld, conditioned or delayed).

ARTICLE II.

COMPLETION

Section 2.1 Completion.

(a) The completion of the Acquisition (the “Completion”) shall take place at 9:00 a.m., New York City time as promptly as reasonably practicable following, but not later than the third business day (or such shorter period of time as remains before 5:00 p.m., New York City time, on the Outside Date) after, the satisfaction or, in the sole discretion of the applicable Party, waiver (where applicable) of all of the Conditions (“Completion

Date”) (other than those Conditions that by their nature are to be satisfied at Completion Date, but subject to the satisfaction or waiver of such Conditions at Completion Date) with the exception of Condition 2(iv) (but subject (where applicable) to the satisfaction or waiver (where applicable) of such Condition) or at such other date and/or time as may be mutually agreed to by Aon and WTW in writing, it being agreed that, only if reasonably practicable, Completion shall take place on the date that Condition 2(iii) is satisfied. Completion shall take place at the offices of Latham & Watkins LLP, 885 3rd Ave, New York, New York 10022, or at such other place as may be mutually agreed to by Aon and WTW in writing.

(b) On or prior to Completion:

(i) WTW shall cause a meeting of the WTW Board of Directors (or a duly authorized committee thereof) to be held at which resolutions are passed (conditional on delivery of the Court Order to the Registrar of Companies occurring and effective as of the Effective Time) approving:

(A)	the transfer to Aon in accordance with the Scheme of the outstanding shares of WTW provided for in the Scheme;

(B)	the removal of the directors of WTW as Aon shall determine; and

(C)	the appointment of such persons as Aon may nominate as the directors of WTW.

(c) On or substantially concurrently with Completion and subject to and in accordance with the terms and conditions of the Scheme:

(i) Aon shall issue and deliver or cause to be delivered 1.08 (the “Exchange Ratio”) Aon Shares (the “Scheme Consideration”) to the applicable WTW Shareholder (and/or their nominees) for each outstanding WTW Share held by such WTW Shareholder, which Scheme Consideration shall be duly authorized, validly issued, fully paid, and non-assessable and free of Liens (other than any restrictions imposed by applicable Law) and pre-emptive rights; provided, however, that any fractions of Aon Shares (“Fractional Entitlements”) that are due to any WTW Shareholders shall be issued to a nominee on behalf of such holders and aggregated and sold in the market by the Exchange Agent with the net proceeds of any such sale distributed pro rata to such WTW Shareholders in accordance with the Fractional Entitlements to which they are entitled;

(ii) WTW shall deliver to Aon Ireland:

(A)	a certified copy of the resolutions referred to in Section 2.1(b)(i); and

(B)	share certificates in respect of the aggregate number of shares in the capital of WTW to be transferred to Aon in accordance with the Scheme;

(iii) WTW shall cause an office copy of the Court Order to be filed with the Companies Registration Office and obtain from the Registrar of Companies a receipt in respect of such Court Order, each of which (in the case of such Court Order and receipt) shall be provided by WTW to Aon immediately following WTW’s receipt thereof.

(d) Exchange of WTW Shares.

(i) Exchange Agent. At or immediately prior to Completion, Aon shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the WTW Shareholders, (A) certificates or, at Aon’s option, evidence of shares in book-entry form representing the aggregate Scheme Consideration and (B) cash in an amount equal to the aggregate amount of cash in lieu of Fractional Entitlements due to the WTW Shareholders. All shares and cash deposited with the Exchange Agent pursuant to the preceding sentence shall hereinafter be referred to as the “WTW Exchange Fund”.

(ii) Exchange Procedures. As promptly as reasonably practicable after the Effective Time, and in any event within three business days after the Effective Time, Aon shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented WTW Shares and each holder of record of non-certificated WTW Shares represented by book-entry shares that is entitled to receive the Scheme Consideration pursuant to Section 2.1(c)(i) a letter of transmittal and instructions for use in receiving payment of the Scheme Consideration. Each holder of record of such WTW Shares shall be entitled to receive promptly following the Effective Time: (a) the amount of any cash payable in lieu of any Fractional Entitlements that such holder has the right to receive pursuant to Section 2.1(c)(i) and (b) that number of Aon Shares into which such holder’s WTW Shares were converted pursuant to Section 2.1(c)(i). No interest shall be paid or shall accrue for the benefit of holders of the WTW Shares on the Scheme Consideration payable in respect of the WTW Shares.

(iii) Termination of WTW Exchange Fund. Any portion of the WTW Exchange Fund which has not been transferred to the holders of WTW Shares within twelve months of the Completion Date shall be delivered to Aon or its designee(s) promptly upon demand by Aon, it being understood that no such delivery shall affect any legal right that a WTW Shareholder may have to receive the Scheme Consideration.

(iv) No Liability. None of Aon, WTW or the Exchange Agent or any of their respective Affiliates, directors, officers, employees and agents shall be liable to any person in respect of any Scheme Consideration (or dividends or distributions with respect thereto) from the WTW Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(v) Adjustments to Scheme Consideration. If at any time during the period between the date of this Agreement and the earlier of (i) the Effective Time and (ii) the valid termination of this Agreement pursuant to and in accordance with Article IX, the outstanding WTW Shares or Aon Shares shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any subdivision, consolidation, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any bonus issue of shares shall be implemented or any similar event shall have occurred, the Scheme Consideration and any payments to be made under Article IV and any other number or amount contained in this Agreement which is based upon the price or number of WTW Shares or Aon Shares, as the case may be, shall be correspondingly adjusted to provide the holders of WTW Shares and Aon Shares the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.1(d)(v) shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(vi) Withholding. Notwithstanding anything herein to the contrary, Aon, WTW, the Exchange Agent and their respective Affiliates shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement to any Person who was a holder of a WTW Share subject to the Scheme such amounts as Aon, WTW, the Exchange Agent or such Affiliate is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or non-U.S. Tax law. To the extent that amounts are so withheld and timely paid over to the appropriate Tax Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

ARTICLE III.

IMPLEMENTATION OF THE SCHEME

Section 3.1 Responsibilities of WTW in Respect of the Scheme. WTW shall, unless this Agreement has been validly terminated pursuant to and in accordance with Section 9.1:

(a) (i) be responsible for the preparation of the Scheme Document and all other documentation necessary to effect the Scheme and to convene the WTW EGM and Court Meeting, (ii) provide Aon with drafts of the Scheme Document and afford Aon and its Representatives reasonable opportunity to review and comment on the Scheme Document and such other documents and shall consider such comments in good faith and (iii) subject to the foregoing clauses (i) and (ii), as promptly as reasonably practicable after the date hereof, cause the Scheme Document to be filed with the Panel (in accordance with Rule 41.1(b) of the Takeover Rules);

(b) for the purpose of implementing the Scheme, instruct a barrister (of senior counsel standing) and provide Aon and its Representatives with the opportunity to attend any meetings with such barrister to discuss matters pertaining to the Scheme, and any issues arising in connection with it (except to the extent the barrister is to advise on a WTW Competing Proposal or a WTW Intervening Event or on matters relating to the fiduciary duties of the WTW Board of Directors or their responsibilities under the Takeover Rules);

(c) as promptly as reasonably practicable, notify Aon upon the receipt of any comments from the Panel on, or any request from the Panel for amendments or supplements to, the Scheme Document, the WTW Equity Award Holder Proposal or the related forms of proxy and provide Aon with copies of all material written correspondence between WTW and its Representatives and the Panel relating to such documents;

(d) use its reasonable best efforts to respond to and resolve all Panel comments with respect to the Scheme Document as promptly as practicable after receipt thereof;

(e) as promptly as reasonably practicable, notify Aon of any other matter of which it becomes aware which would reasonably be expected to materially delay or prevent filing of the Scheme Document with the Panel, as applicable, or implementation of the Scheme as the case may be;

(f) prior to filing or the despatch of any amendment or supplement to the Scheme Document requested by the Panel, or responding in writing to any comments of the Panel with respect thereto, WTW shall provide Aon and its Representatives with a reasonable opportunity to review and comment on such document or response and consider in good faith such comments;

(g) to the extent that clearance of the Scheme Document by the Panel might require that waivers and/or derogations in respect of the Takeover Rules be sought and obtained from the Panel, make a submission for (and use reasonable best efforts to have approved) such waiver or derogation as promptly as reasonably practicable after having provided Aon and its Representatives with a reasonable opportunity to review and comment on such submission and considering in good faith such comments;

(h) provide Aon with drafts of any and all pleadings, affidavits, petitions and other filings prepared by WTW for submission to the High Court in connection with the Scheme prior to their filing, and afford Aon and its Representatives reasonable opportunities to review and comment on all such documents and consider in good faith such comments;

(i) as promptly as reasonably practicable (taking into account any requirements of the Panel with respect to the Scheme Document, that must be satisfied prior to the release of the Scheme Document), make all necessary applications to the High Court in connection with the implementation of the Scheme, including issuing appropriate proceedings requesting the High Court to give directions under Section 450(5) of the Act as to what are the appropriate meetings to be held and to order that the Court Meeting be convened as promptly as is reasonably practicable following the Rule 2.5 Announcement, and to use its reasonable best efforts to ensure that the hearing of such proceedings occurs as promptly as is reasonably practicable in order to facilitate the despatch of the Scheme Document and seek such directions of the High Court as it considers necessary or desirable in connection with such Court Meeting and thereafter comply with such directions;

(j) procure the publication of the requisite advertisements and despatch of the Scheme Document (in a form acceptable to the Panel) and the related forms of proxy for the use at the Court Meeting and the WTW EGM (the form of which shall be agreed between the Parties, acting reasonably) (i) to WTW Shareholders on the register of members of WTW on the record date as agreed with the High Court, as promptly as reasonably practicable after securing approval of the High Court to despatch such documents, and (ii) to the holders of the WTW Options and the WTW Share Awards as of such date, for information only, as promptly as reasonably practicable after securing approval of the High Court to despatch such documents, and thereafter shall publish and/or post such other documents and information (the form of which shall be agreed between the Parties, acting reasonably) as the High Court and/or the Panel may approve or direct from time to time;

(k) unless the WTW Board of Directors has effected a WTW Change of Recommendation pursuant to and in accordance with Section 7.3, and subject to the obligations of the WTW Board of Directors under the Takeover Rules, procure that the Scheme Document include the WTW Board Recommendation;

(l) include in the Scheme Document a notice convening the WTW EGM to be held immediately following the Court Meeting to consider and, if thought fit, approve the WTW EGM Resolutions;

(m) prior to the Court Meeting, keep Aon reasonably informed on a reasonably current basis (in each case to the extent WTW reasonably has access to such information) of the number of proxy votes received in respect of resolutions to be proposed at the Court Meeting and/or the WTW EGM, and in any event provide such number promptly upon the request of Aon or its Representatives and, unless the WTW Board of Directors has effected a WTW Change of Recommendation pursuant to and in accordance with Section 7.3, use reasonable best efforts to solicit proxies as may be necessary to pass the Resolutions at the Court Meeting and/or the WTW EGM;

(n) notwithstanding any WTW Change of Recommendation, hold the Court Meeting and the WTW EGM on the date set out in the Scheme Document, or such later date as may be agreed in writing by the Parties (such agreements not to be unreasonably withheld, conditioned or delayed), and in such a manner as shall be approved, if necessary by the High Court and/or the Panel, and propose the Resolutions without any amendments, unless such amendments have been agreed to in writing by Aon, such agreement not to be unreasonably withheld, conditioned or delayed;

(o) subject to the terms of this Agreement, use reasonable best efforts to afford all such cooperation and assistance as may reasonably be requested of it by Aon in respect of the preparation and verification of any document or in connection with any all consents, clearances, approvals, permissions, license, variance, exemption, authorization, acknowledgement, permits, nonactions, orders and waivers to be obtained from, and all registrations, applications, notices and filings to be made with or provided to, any Governmental Entity or other third party in connection with the implementation of the Scheme and/or the Acquisition or confirmation required for the implementation of the Scheme, including the provision to Aon in a timely manner of such information and confirmations relating to it, its Subsidiaries and any of its or their respective directors or employees as Aon may reasonably request;

(p) assume responsibility for the information relating to it or any of its Subsidiaries contained in the Scheme Document or any other document sent to WTW Shareholders or filed with the High Court or in any announcement, in each case unless provided for inclusion by or on behalf of Aon;

(q) review and provide comments (if any) in a reasonably timely manner on all documentation submitted to it by Aon;

(r) following the Court Meeting and WTW EGM, assuming the Resolutions are duly passed (including by the requisite majorities required under Section 453 of the Act in the case of the Court Meeting) and all other Conditions are satisfied or, in the sole discretion of the applicable Party, waived (where permissible under the terms of the Rule 2.5 Announcement and/or the Scheme Document) (with the exception of Conditions 2(iii) and 2(iv) and any other Conditions that are by their nature to be satisfied on the Sanction Date (as defined in the Rule 2.5 Announcement), but subject to the satisfaction or waiver (where permissible under the provisions of the

Rule 2.5 Announcement and/or the Scheme Document) of such Conditions), take all necessary steps on the part of WTW to prepare and issue, serve and lodge all such court documents as are required to seek the sanction of the High Court to the Scheme as soon as possible thereafter;

(s) give such undertakings as are required by the High Court in connection with the Scheme as are reasonably necessary to implement the Scheme; and

(t) keep Aon reasonably informed as to the performance of the obligations and responsibilities required of WTW pursuant to the Scheme, including by providing Aon with copies of any and all claims, pleadings, affidavits, petitions or other documents received by WTW from or on behalf of a WTW Shareholder claiming consideration in addition to or in lieu of Aon Shares to be issued pursuant to the Scheme and cooperate fully in denying any and all such requests or demands.

Section 3.2 Responsibilities of Aon in Respect of the Scheme. Aon shall, unless this Agreement has been validly terminated pursuant to Section 9.1:

(a) either (i) instruct counsel to appear on its behalf at the Court Hearing and undertake to the High Court to be bound by the terms of the Scheme (including the issuance of the Scheme Consideration pursuant thereto) insofar as it relates to Aon, or (ii) provide a written undertaking to the High Court to be bound by the terms of the Scheme (including the issuance of the Scheme Consideration pursuant thereto) insofar as it relates to Aon;

(b) if, and to the extent that, it or any of its Concert Parties owns or is interested in WTW Shares, exercise all of its rights and, insofar as lies within its powers, procure that each of its Concert Parties shall exercise all of their respective rights, in respect of such WTW Shares so as to implement, and otherwise support the implementation of, the Scheme, including by voting (and, in respect of interests in WTW held via contracts for difference or other derivative instruments, insofar as lies within its powers, procuring that instructions are given to the holder of the underlying WTW Shares to vote) in favor of the Resolutions or, if required by Law, the High Court or the Takeover Rules, refraining from voting, at any Court Meeting and/or WTW EGM as the case may be;

(c) keep WTW reasonably informed as to the performance of the obligations and responsibilities required of Aon pursuant to the Scheme;

(d) subject to the terms of this Agreement (including Section 8.2 hereof) and the Scheme, use reasonable best efforts to afford all such cooperation and assistance as may reasonably be requested of it by WTW in respect of the preparation and verification of any document or in connection with any all consents, clearances, approvals, permissions, license, variance, exemption, authorization, acknowledgement, permits, nonactions, orders and waivers to be obtained from, and all registrations, applications, notices and filings to be made with or provided to, any Governmental Entity or other third party in connection with the implementation of the Scheme and/or the Acquisition or confirmation required for the implementation of the Scheme, including the provision to WTW in a timely manner of such information and confirmations relating to it, its Subsidiaries and any of its or their respective directors or employees as WTW may reasonably request (including for the purposes of preparing the Scheme Document);

(e) assume responsibility for the information relating to it or any of its Subsidiaries contained in the Scheme Document or any other document sent to WTW Shareholders or filed with the High Court or in any announcement, in each case unless provided for inclusion by or on behalf of WTW;

(f) review and provide comments (if any) in a reasonably timely manner on all documentation submitted to it by WTW;

(g) to the extent that clearance of the Scheme Document by the Panel might require that waivers and/or derogations in respect of the Takeover Rules be sought and obtained from the Panel, make a submission for (and use reasonable best efforts to have approved) such waiver or derogation as promptly as reasonably practicable after having provided WTW with a reasonable opportunity to review and comment on such submission and considering in good faith such comments;

(h) provide WTW with drafts of any and all pleadings, affidavits, petitions and other filings prepared by Aon for submission to the High Court in connection with the Scheme prior to their filing, and afford WTW and its Representatives reasonable opportunities to review and comment on all such documents and consider in good faith such comments;

(i) give such undertakings as are required by the High Court in connection with the Scheme as are reasonably necessary to implement the Scheme; and

(j) as promptly as reasonably practicable, notify WTW of any other matter of which it becomes aware which would reasonably be expected to materially delay or prevent filing of the Scheme Document with the Panel, as applicable, or implementation of the Scheme, as the case may be.

Section 3.3 Mutual Responsibilities of the Parties. If any of the Parties becomes aware of any information that, pursuant to the Takeover Rules, the Act, the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Scheme Document or the Joint Proxy Statement, then the Party becoming so aware shall promptly inform the other Party thereof and the Parties shall cooperate with each other in submitting or filing such amendment or supplement with the Panel, and, if required, the SEC and/or the High Court and, if required, in mailing such amendment or supplement to the WTW Shareholders and, for information only, if required, to the holders of the WTW Options or WTW Share Awards.

Section 3.4 Dealings with the Panel.

(a) Each of the Parties will (i) give the other reasonable prior notice of any proposed meeting or material substantive discussion or correspondence between it or its Representatives with the Panel, or any amendment to be proposed to the Scheme in connection therewith, and, except to the extent any such correspondence relates to a WTW Competing Proposal or a WTW Intervening Event or an Aon Competing Proposal or an Aon Intervening Event, afford the other reasonable opportunities to review and make comments and suggestions with respect to the same and consider in good faith such comments and suggestions, and (ii) except to the extent any such meeting, discussion, correspondence or submission relates to a WTW Competing Proposal or WTW Intervening Event or the valid termination of this Agreement pursuant to and in accordance with Section 9.1, keep the other reasonably informed of all such meetings, discussions or correspondence that it or its Representative(s) have with the Panel and not participate in any meeting or discussion with the Panel concerning this Agreement or the Transactions unless it consults with the other Party in advance, and, unless prohibited by the Panel, gives such other Party the opportunity to attend and provide copies of all written submissions it makes to the Panel and copies (or, where verbal, a verbal or written summary of the substance) of the Panel responses thereto provided, however, that any correspondence or other information required to be provided under this Section 3.4 may be redacted:

(i) to remove references concerning the valuation of the businesses of WTW or Aon;

(ii) to prevent the exchange of confidential information as required by applicable Law (provided that the redacting Party shall use its reasonable best efforts to cause such information to be provided in a manner that would not result in such confidentiality concerns); and

(iii) as necessary to address reasonable privilege concerns (provided that the redacting Party shall use its reasonable best efforts to cause such information to be provided in a manner that would not result in such privilege concerns).

(b) WTW undertakes, if so reasonably requested by Aon to, as promptly as practicable, provide its written consent to Aon and to the Panel in respect of any application made by Aon to the Panel for a derogation from the disclosure requirements of Rule 24.3 of the Takeover Rules, seeking consent to the aggregation of dealings for purposes of disclosure in the Scheme Document and seeking consent to the aggregation of changes in information announced pursuant to Rule 2.10 of the Takeover Rules.

(c) Aon undertakes, if so requested by WTW to, as promptly as practicable, provide its written consent to WTW and to the Panel in respect of any application made by WTW to the Panel to permit entering into and effecting the retention, bonus and/or benefit arrangements contemplated by Section 7.1(ii)(c) of the WTW Disclosure Letter and to take such further action reasonably requested by WTW to effectuate and implement the same.

(d) Aon and WTW undertake, if so requested by the other Party to, as promptly as reasonably practicable, issue its written consent to the other Party and to the Panel in respect of any application reasonably requesting any derogation, permission or consent from the Panel in connection with the implementation of the Scheme.

(e) Notwithstanding the foregoing provisions of this Section 3.4, neither WTW nor Aon shall be required to take any action pursuant to the foregoing provisions (a) through (d) if such action is prohibited by the Panel (unless the Panel decision is successfully appealed by either WTW or Aon).

(f) Nothing in this Agreement shall in any way limit the Parties’ obligations under the Takeover Rules.

Section 3.5 No Scheme Amendment by WTW. Except as required by applicable Law, the High Court and/or the Panel, WTW shall not take any of the following actions after despatch of the Scheme Document, in each case, without the prior written consent of Aon:

(a) amend the Scheme;

(b) adjourn or postpone (or propose an adjournment or postponement of) the Court Meeting or the WTW EGM; provided, however, that WTW may, without the consent of, but after consultation with, Aon, and shall, at Aon’s request, adjourn or postpone (or propose to adjourn or postpone) the Court Meeting or WTW EGM if (i) such adjournment is necessary in order to comply with the WTW Governing Documents or applicable Law, (ii) reasonably necessary to ensure that any required supplement or amendment to the Scheme Document or Joint Proxy Statement is provided to the WTW Shareholders or to permit dissemination of information which is material to the WTW Shareholders voting at the Court Meeting or the WTW EGM (but only for so long as the WTW Board of Directors determines in good faith, after having consulted with outside counsel, as is reasonably necessary or advisable to give the WTW Shareholders sufficient time to evaluate any such disclosure or information), or (iii) as of the time the Court Meeting or WTW EGM is scheduled (as set forth in the Scheme Document and Joint Proxy Statement), there are insufficient WTW Shares represented (either in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Court Meeting or the WTW EGM (but only until a meeting can be held at which there are a sufficient number of WTW Shares represented to constitute a quorum) or (B) voting for the approval of the Court Meeting Resolution or the WTW EGM Resolutions, as applicable (but only until a meeting can be held at which there are a sufficient number of votes of WTW Shareholders to approve the Court Meeting Resolutions or the WTW EGM Resolutions, as applicable); provided, further, that, notwithstanding the foregoing, other than any adjournments or postponements required by applicable Law, no such adjournment or postponement pursuant to clause (iii) shall, without the prior written consent of Aon (such consent not to be unreasonably withheld, conditioned or delayed), be for a period exceeding 30 days and WTW may not adjourn or postpone the Court Meeting or the WTW EGM pursuant to clause (iii) more than two times; or

(c) amend the Resolutions (in each case, in the form set out in the Scheme Document) after despatch of the Scheme Document without the consent of Aon (such consent not to be unreasonably withheld, conditioned or delayed).

Section 3.6 Switching to a Takeover Offer.

(a) Subject to the terms of this Section 3.6, in the event that Aon reasonably determines that a competitive situation (as that term is defined in the Takeover Rules) exists or, based on facts known at the time, may reasonably be expected to arise in connection with the Acquisition, Aon may elect (subject to receiving the Panel’s consent, if required) to implement the Acquisition by way of the Takeover Offer (rather than the Scheme), whether or not the Scheme Document has been posted.

(b) If Aon elects to implement the Acquisition by way of the Takeover Offer, WTW undertakes to provide Aon and its Representatives as promptly as reasonably practicable with all such information about WTW or any WTW Subsidiary (including directors and their connected persons) as may reasonably be required for inclusion in the Takeover Offer Document (and any prospectus in connection with the Scheme Consideration) and to provide all such other assistance as may reasonably be required by the Takeover Rules in connection with the preparation of the Takeover Offer Document, including reasonable access to, and ensuring the provision of reasonable assistance by, its management and Representatives.

(c) If Aon elects to implement the Acquisition by way of a Takeover Offer, WTW agrees:

(i) that the Takeover Offer Document will contain provisions consistent with the terms and conditions set out in the Rule 2.5 Announcement, the relevant Conditions and such other further terms and conditions as agreed (including any modification thereto) between Aon and the Panel; provided, however, that the terms and conditions of the Takeover Offer shall be at least as favorable to the WTW Shareholders and the holders of WTW Options and WTW Share Awards as those which would apply in relation to the Scheme (except for the 80% acceptance condition contemplated by paragraph 9 of Appendix 3 to the Rule 2.5 Announcement);

(ii) to reasonably co-operate and consult with Aon in the preparation of the Takeover Offer Document or any other document or filing (including any necessary prospectus in respect of the Scheme Consideration) which is required for the purposes of implementing the Acquisition; and

(iii) that, subject to the obligations of the WTW Board of Directors under the Takeover Rules, and unless the WTW Board of Directors has made a WTW Change of Recommendation pursuant to and in accordance with Section 7.3, the Takeover Offer shall incorporate a recommendation to the WTW Shareholders from the WTW Board of Directors to accept the Takeover Offer and such recommendation shall not subsequently be withdrawn, adversely modified or qualified except as contemplated by Section 7.3.

(d) If Aon elects to implement the Acquisition by way of the Takeover Offer in accordance with Section 3.6(a), the Parties mutually agree:

(i) to prepare and file with, or submit to, the SEC, the Panel and the High Court, all documents, amendments and supplements required to be filed therewith or submitted thereto pursuant to the Takeover Rules, the Securities Act, the Exchange Act, or otherwise by applicable Law in connection with the Takeover Offer and to make any applications or initiate any appearances as may be required by or desirable to the High Court for the purpose of discontinuing, cancelling or terminating the High Court proceedings initiated in connection with the Scheme and, unless the WTW Board of Directors has made a WTW Change of Recommendation, each Party shall have reasonable opportunities to review and make comments on all such documents, amendments and supplements and, following good faith consideration of such comments by the other Party and approval of such documents, amendments and supplements by the other Party, which approval shall not be unreasonably withheld, conditioned or delayed, file or submit, as the case may be, such documents, amendments and supplements with or to the SEC, the Panel and the High Court (as applicable);

(ii) to provide the other Party with any comments received from the SEC, the Panel or the High Court on any documents filed by it with the SEC, the Panel or the High Court promptly after receipt thereof, other than with respect to any such documents to the extent related to a WTW Competing Proposal; and

(iii) to provide the other Party with reasonable prior notice of any proposed material oral communication with the SEC, the Panel or the High Court and, except to the extent prohibited by the SEC, the Panel or the High Court, afford the other Party reasonable opportunity to participate therein, other than with respect to any such communication to the extent related to a WTW Competing Proposal.

(e) If the Takeover Offer is consummated, Aon shall (or shall cause its designees to) effect as promptly as reasonably practicable, following it becoming entitled under the Act to do so, a compulsory acquisition of any WTW Shares under section 457 of the Act not acquired in the Takeover Offer for the same consideration per share as provided for in the Takeover Offer.

(f) For clarity and except as may be required by the Takeover Rules (and without limiting any other provision of this Agreement), nothing in this Section 3.6 shall require WTW to provide Aon with any information with respect to, or to otherwise take or fail to take any action in connection with WTW’s consideration of or response to, any actual or potential WTW Competing Proposal.

(g) If the Takeover Offer is consummated, then Aon agrees, as promptly as reasonably practicable following Completion, to effectuate the Post-Completion Merger.

ARTICLE IV.

TREATMENT OF EQUITY AWARDS

Section 4.1 WTW Options. As of immediately prior to the Effective Time, by virtue of the occurrence of the Effective Time and without any action on the part of the holder thereof, each WTW Option that is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Aon and shall be converted into an option (an “Assumed Option”), to acquire (a) that number of whole Aon Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of WTW Shares subject to such WTW Option immediately prior to the Effective Time by (ii) the Exchange Ratio, (b) at an exercise price per Aon Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (i) the exercise price per WTW Share of such WTW Option by (ii) the Exchange Ratio; provided, that each such WTW Option which is an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the foregoing in a manner consistent with the requirements of Section 424 of the Code. The parties intend that the adjustments in this Section 4.1 are in accordance with Treasury Regulation Section 1.409A-1(B)(5)(v)(D) and will not subject any WTW Option to Section 409A of the Code. Except as otherwise provided in this Section 4.1, each such Assumed Option shall continue to have, and shall be subject to, the same terms and conditions that applied to the underlying WTW Option immediately prior to the Effective Time, (x) including, any accelerated vesting in connection with a termination of service, but excluding the shares underlying the Assumed Options, the issuer thereof and the administrator of the WTW Equity Plan pursuant to which such Assumed Options were granted and (y) except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other immaterial administrative or ministerial changes as in the reasonable and good faith determination of Aon are appropriate to effectuate the administration of the Assumed Options.

Section 4.2 WTW RSU and PSU Awards. As of immediately prior to the Effective Time, by virtue of the occurrence of the Effective Time and without any action on the part of the holder thereof, each WTW RSU Award that is outstanding immediately prior to the Effective Time shall be converted into an award (an “Assumed RSU Award”), with respect to a number of Aon Shares equal to the product obtained by multiplying (i) the applicable number of WTW Shares subject to such WTW RSU Award (including any corresponding dividend equivalent units) immediately prior to the Effective Time by (ii) the Exchange Ratio. For each holder of a WTW RSU Award, any fractional shares resulting from the conversion of his or her WTW RSU Awards shall be aggregated and rounded down to the nearest whole share, such that Assumed RSU Awards will not be subject to fractional shares and each holder is rounded with respect to no more than a single share. As of immediately prior to the Effective Time, by virtue of the occurrence of the Effective Time and without any action on the part of the holder thereof, (A) each WTW PSU Award that was granted in 2018 and each WTW PSU Award that was granted in 2019 that is outstanding immediately prior to the Effective Time shall be converted into an Assumed RSU Award, with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW PSU Award (including any corresponding dividend equivalent units) based on the actual level of performance as of the Effective Time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened period by (y) the Exchange Ratio and (B) each WTW PSU Award that is granted in 2020 and each WTW PSU Award that is granted in 2021 that is outstanding immediately prior to the Effective Time shall be converted into an Assumed RSU Award, with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the number of WTW Shares subject to such WTW PSU Award (including any corresponding dividend equivalent units) based on the greater of (i) the applicable target level of performance and (ii) the actual level of performance as of the Effective Time (up to maximum performance) based on performance-based vesting goals that are prorated to reflect a shortened performance period by (y) the Exchange Ratio. For each holder of a WTW PSU Award, any fractional shares resulting from the conversion of his or her WTW PSU Awards shall be aggregated and rounded down to the nearest whole share, such that Assumed PSU Awards will not be subject to fractional shares and each holder is rounded with respect to no more than a single share. Except as otherwise provided in this Section 4.2, each Assumed RSU Award shall continue to have, and shall be subject to, the same terms and conditions (including time vesting conditions, but excluding any performance-based vesting conditions) that applied to the underlying WTW RSU Award or WTW PSU Award immediately prior to the Effective Time, including any accelerated vesting in connection with a termination of service, but excluding (x) the shares underlying the Assumed RSU Awards, the issuer thereof and the administrator of the WTW Equity Plan pursuant to which such WTW RSU Award or WTW PSU Award were granted and (y) for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other immaterial administrative or ministerial changes as in the reasonable and good faith determination of Aon are appropriate to effectuate the administration of the Assumed RSU Award. Notwithstanding the foregoing, as of immediately prior to the Effective Time, by virtue of the occurrence of the Effective Time and without any action on the part of the holder thereof, each WTW RSU Award granted to a WTW non-employee director (whether or not vested) shall vest.

Section 4.3 WTW Phantom Stock Unit Awards. As of immediately prior to the Effective Time, by virtue of the occurrence of the Effective Time and without any action on the part of the holder thereof, each WTW Phantom Stock Unit Award that is outstanding immediately prior to the Effective Time shall be converted into an award (“Assumed Phantom Award”), with respect to a number of Aon Shares equal to the product obtained by multiplying (x) the total number of units granted under such WTW Phantom Stock Unit Award (including any corresponding dividend equivalent units) by (y) the Exchange Ratio. For each holder of a WTW Phantom Stock Unit Award, any fractional shares resulting from the conversion of his or her WTW Phantom Stock Unit Awards shall be aggregated and rounded down to the nearest whole share, such that Assumed Phantom Awards will not be subject to fractional shares and each holder is rounded with respect to no more than a single share. Except as otherwise provided in this Section 4.3, each Assumed Phantom Award shall continue to have, and shall be subject to, the same terms and conditions (including time vesting conditions, but excluding any performance-based vesting conditions) that applied to the underlying WTW Phantom Stock Unit Award immediately prior to the Effective Time, including accelerated vesting in connection with an involuntary termination of service, but excluding (x) the shares underlying the Assumed Phantom Awards, the type of property (i.e., shares or cash) payable upon settlement of the Assumed Phantom Awards (subject to the terms of the WTW Phantom Stock Unit Awards and applicable Law), the issuer thereof and the administrator of the WTW Equity Plan pursuant to which such WTW Phantom Stock Unit Award was granted and (y) for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other immaterial administrative or ministerial changes as in the reasonable and good faith determination of Aon are appropriate to effectuate the administration of the Assumed Phantom Awards; provided that, to the extent any Assumed Phantom Awards are settled in Aon Shares, Aon shall provide that participants shall be entitled to elect that any withholding tax obligations may be satisfied through a net settlement or a sell to cover arrangement.

Section 4.4 Other Actions in Connection With Assumption of WTW Options and WTW Share Awards.

(a) As soon as practicable after the Effective Time, Aon shall deliver to the holders of Assumed Options, Assumed RSU Awards and Assumed Phantom Awards appropriate notices setting forth such holders’ rights. The Assumed Options, Assumed RSU Awards and Assumed Phantom Awards will be denominated in Aon Shares and exercisable for or settled in Aon Shares (or, in the case of Assumed Phantom Awards, to the extent determined by Aon, cash or as required by the WTW Phantom Stock Unit Awards, applicable Law or Section 4.3 (for tax liquidity)), and Aon shall take all corporate action necessary to effectuate the foregoing.

(b) Aon shall take all corporate action necessary to reserve for issuance a sufficient number of Aon Shares for delivery with respect to Assumed Options and Assumed RSU Awards. To the extent necessary, Aon shall, no later than the fifteenth day following the Effective Date, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Aon Shares subject to such Assumed Options and Assumed RSU Awards pursuant to Section 4.1, Section 4.2 and this Section 4.4.

Section 4.5 WTW ESPPs. Prior to the Effective Time, WTW shall take all actions with respect to each of the WTW ESPPs that are necessary to provide that: (a) contingent upon the Effective Time, any offering period in effect immediately prior to the Effective Time (the “Final Offering Period”), shall be shortened by setting a new “Purchase Date” (within the meaning of the applicable WTW ESPP) in respect of such offering period that is no later than the day before the date of the Effective Time; (b) subject to the consummation of the Transactions and applicable Law, each WTW ESPP shall terminate, effective immediately prior to the Effective Time; (c) on the new Purchase Date, cause the exercise of each outstanding purchase right under each WTW ESPP; (d) following the purchase of WTW Shares pursuant to the Final Offering Period, each WTW ESPP shall be suspended and no new offering period shall be commenced under each WTW ESPP; and (e) make any pro rata adjustments that may be necessary to reflect any shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the applicable WTW ESPP. Notwithstanding the foregoing, any WTW ESPPs that are maintained for participants outside the U.S. shall be continued in accordance with their terms until terminated under clause (b) above.

Section 4.6 Amendment of Articles. WTW shall procure that a special resolution be proposed to the WTW Shareholders at the WTW EGM proposing that the WTW Memorandum and Articles of Association be amended so that any WTW Shares allotted following the WTW EGM will either be subject to the terms of the Scheme or acquired by Aon for the same consideration per WTW Share as shall be payable to WTW Shareholders under the Scheme (depending upon the timing of such allotment); provided, however, that nothing in such amendment to the WTW Memorandum and Articles of Association shall prohibit the sale (whether on a stock exchange or otherwise) of any WTW Shares issued on the exercise of WTW Options or vesting or settlement of WTW Share Awards, as applicable, following the WTW EGM but prior to the sanction of the Scheme by the High Court, it being always acknowledged that each and every WTW Share will be bound by the terms of the Scheme.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF WTW

Except as disclosed in the WTW SEC Documents filed with the SEC since January 1, 2018 (including exhibits and other information incorporated by reference therein) and publicly available at least two calendar days prior to the date hereof (but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or in the applicable Section of the disclosure letter delivered by WTW to Aon immediately prior to the execution of this Agreement (the “WTW Disclosure Letter”) (it being agreed that disclosure of any item in any Section of the WTW Disclosure Letter shall be deemed disclosure with respect to any other Section of this Agreement to which the relevance of such item is reasonably apparent on its face), WTW represents and warrants to Aon as set forth below.

Section 5.1 Qualification, Organization, Subsidiaries, etc.

(a) Each of WTW and its Subsidiaries is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a WTW Material Adverse Effect. WTW has filed with the SEC, prior to the date of this Agreement, a complete and accurate copy of Memorandum and Articles of Association of WTW (the “WTW Memorandum and Articles of Association”) as amended to the date hereof. WTW Memorandum and Articles of Association are in full force and effect and WTW is not in violation in any material respect of the WTW Memorandum and Articles of Association.

(b) Subsidiaries. All the issued and outstanding shares of capital stock of, or other equity interests in, each WTW Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such concepts are not applicable under applicable Law of such Subsidiary’s jurisdiction of incorporation or organization, as applicable) and are wholly-owned, directly or indirectly, by WTW free and clear of all Liens, other than WTW Permitted Liens. Except for the equity securities of the WTW Subsidiaries, WTW does not own, directly or indirectly, any capital stock or other equity securities of any Person.

Section 5.2 Capitalization.

(a) The authorized capital of WTW consists of 1,510,003,775 ordinary shares, nominal value $0.000304635 per share (the “WTW Shares”); 40,000 ordinary shares of nominal value €1 per share (“WTW Euro Ordinary Shares”) and 1,000,000,000 shares of preferred shares, nominal value $0.000115 per share (“WTW Preferred Stock”). As of March 5, 2020, (the “WTW Capitalization Date”), (i) (A) 128,720,751 WTW Shares were issued (excluding WTW Shares held in treasury), (B) 17,519 WTW Shares were held in treasury and (C) no WTW Shares were held by Subsidiaries of WTW, (ii) 517,657 WTW Options to purchase WTW Shares were outstanding, (iii) WTW RSU Awards with respect to 10,971 WTW Shares were outstanding, (iv) WTW PSU Awards with respect to 466,253 WTW Shares (assuming maximum achievement of performance goals) were outstanding, (v) 40,000 WTW Euro Ordinary Shares were issued and held in treasury; (vi) 473,225 WTW Phantom Stock Unit Awards were outstanding, and (vii) no shares of WTW Preferred Stock were issued or outstanding. The per share exercise price of each WTW Option was not less than the fair market value of a share of WTW Shares on the applicable grant date. All the outstanding WTW Shares are, and all WTW Shares reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights (other than any statutory pre-emptive rights granted under the Act). Neither WTW nor any of the WTW Subsidiaries owns, directly or indirectly, any equity interest of Aon.

(b) Except as set forth in Section 5.2(a) above, as of the date hereof: (i) WTW does not have any shares in issue or outstanding other than WTW Shares that have become outstanding after WTW Capitalization Date, but were reserved for issuance as set forth in Section 5.2(a) above, and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock of WTW or any of the WTW Subsidiaries to which WTW or any of the WTW Subsidiaries is a party obligating WTW or any of the WTW Subsidiaries to (A) issue, transfer or sell any shares in the capital or other equity interests of WTW or any WTW Subsidiary or securities convertible into or exchangeable for such shares or equity interests (in each case other than to WTW or a wholly-owned Subsidiary of WTW); (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment; (C) redeem or otherwise acquire any such shares in its capital or other equity interests; or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any WTW Subsidiary that is not wholly-owned.

(c) Neither WTW nor any WTW Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the WTW Shareholders on any matter.

(d) There are no voting trusts or other agreements or understandings to which WTW or any WTW Subsidiary is a party with respect to the voting of the shares of capital or other equity interest of WTW or any WTW Subsidiary, in each case other than in respect of any WTW Subsidiary that is immaterial to WTW and its Subsidiaries, taken as a whole.

(e) WTW has made available to Aon a true and complete list, as of WTW Capitalization Date and on an aggregate basis, of (i) the number of WTW Shares underlying WTW Equity Awards and (ii)  the exercise prices of WTW Equity Awards, if applicable.

Section 5.3 Corporate Authority Relative to this Agreement; No Violation.

(a) WTW has all requisite corporate power and authority to enter into this Agreement and the Expenses Reimbursement Agreement and, subject (in the case of the Acquisition) to receipt of WTW Shareholder Approval, to perform its obligations hereunder and consummate the Transactions, including the Acquisition. The execution, delivery and performance by WTW of this Agreement the Expenses Reimbursement Agreement and the consummation of the Transactions have been duly and validly authorized by the WTW Board of Directors and in the case of the Acquisition, except for (i) the WTW Shareholder Approval and (ii) the filing of the required documents and other actions in connection with the Scheme with, and to receipt of the required approval of the Scheme by, the High Court, and the delivery of the Court Order to the Registrar of Companies, no other corporate proceedings on the part of WTW are necessary to authorize the consummation of the Transactions and pursuant to the Expenses Reimbursement Agreement. On or prior to the date hereof, the WTW Board of Directors has determined that the Transactions are fair to and in the best interests of WTW and the WTW Shareholders and adopted a resolution to make, subject to Section 7.3 and to the obligations of the WTW Board of Directors under the Takeover Rules, the WTW Board Recommendation and the recommendation contemplated by Section 3.6(c). This Agreement has been duly and validly executed and delivered by WTW and, assuming this Agreement constitutes the valid and binding agreement of Aon, constitutes the valid and binding agreement of WTW, enforceable against WTW in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) Other than in connection with or in compliance with (i) the provisions of the Act, (ii) the Takeover Panel Act and the Takeover Rules, (iii) the Securities Act, (iv) the Exchange Act, (v) the HSR Act, (vi) Required Regulatory Clearances, (vii) any applicable requirements of the NASDAQ, (vii) compliance with and filings under any Antitrust Laws of any non-U.S. jurisdictions and (viii) the matters set forth in Section 5.3(b) of the WTW Disclosure Letter, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by WTW of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect.

(c) The execution and delivery by WTW of this Agreement and the Expenses Reimbursement Agreement do not, and, except as described in Section 5.3(b), the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon WTW or any of the WTW Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of WTW or any WTW Subsidiaries, other than WTW Permitted Liens, (ii) conflict with or result in any violation of any provision of the WTW Governing Documents or any of the organizational documents of any WTW Subsidiary or (iii) conflict with or violate any Laws applicable to WTW or any of the WTW Subsidiaries or any of their respective properties or assets, other than in the case of clauses (i), (ii) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect.

Section 5.4 Reports and Financial Statements.

(a) From January 1, 2018 through the date of this Agreement, WTW has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (the “WTW SEC Documents”). As of their respective dates, or, if amended, as of the date of (and giving effect to) the last such amendment, WTW SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of WTW SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including all related notes and schedules) of WTW included in the WTW SEC Documents when filed complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing and fairly present in all material respects the consolidated financial position of WTW and its consolidated Subsidiaries, as at the respective dates thereof, and their consolidated statements of operations, consolidated statements of comprehensive income and consolidated statements of cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States Generally Accepted Accounting Principles (“GAAP”) (except, in the case of the unaudited statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 5.5 Internal Controls and Procedures. WTW has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. WTW’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by WTW in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to WTW’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). WTW’s internal controls over financial reporting provide reasonable assurance regarding the reliability of WTW’s financial reporting and the preparation of WTW financial statements for external purposes in accordance with GAAP. Since January 1, 2018, WTW’s principal executive officer and its principal financial officer have disclosed to WTW’s auditors and the audit committee of the WTW Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect WTW’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other senior-level employees who have a significant role in WTW’s material internal controls. WTW has made available to Aon all material disclosures made by management to WTW’s auditors and audit committee from January 1, 2018 to the date hereof.

Section 5.6 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in WTW’s consolidated balance sheet (or the notes thereto) as of December 31, 2019 included in the WTW SEC Documents filed or furnished on or prior to the date hereof, (b) for liabilities incurred in the ordinary course of business since December 31, 2019, (c) as expressly permitted or contemplated by the Transactions and (d) for liabilities which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither WTW nor any WTW Subsidiary has any liabilities of any nature, whether or not accrued, contingent or otherwise, other than those which, individually or in the aggregate, would not reasonably be expected to have a WTW Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the WTW SEC Documents.

Section 5.7 Compliance with Laws; Permits.

(a) WTW and each WTW Subsidiary are in compliance with and are not in default under or in violation of any Laws applicable to WTW, such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect.

(b) WTW and WTW Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, clearances, permissions, approvals, registrations and orders of any Governmental Entity necessary for WTW and WTW Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “WTW Permits”), except where the failure to have any of WTW Permits would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect. All WTW Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect. There is no action pending, or, to the knowledge of WTW, threatened, that seeks or would reasonably be expected to result in (nor is there, to the knowledge of WTW, any existing condition, situation or set of circumstances that would reasonably be expected to result in) the revocation, cancellation, termination, non-renewal or adverse modification of any WTW Permit, except where such revocation, cancellation, termination, non-renewal or adverse modification has not been and would not reasonably be expected to be, individually or in the aggregate, material to the WTW and its Subsidiaries, taken as a whole.

(c) Notwithstanding anything contained in this Section 5.7, no representation or warranty shall be deemed to be made in this Section 5.7 in respect of the matters referenced in Section 5.4, or Section 5.5, or in respect of environmental, Tax, employee benefits or labor Law matters.

Section 5.8 Environmental Laws and Regulations. Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a WTW Material Adverse Effect: (a) WTW and its Subsidiaries are now and have been since January 1, 2018 in compliance with all, and have not violated any, applicable Environmental Laws; (b) no property currently or formerly owned, leased or operated by WTW or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures), or any other location used by WTW or any WTW Subsidiary, is contaminated with any Hazardous Substance in a manner that is or is reasonably likely to be required to be remediated or removed, that is in violation of any Environmental Law, or that is reasonably likely to give rise to any Environmental Liability; (c) since January 1, 2018, neither WTW nor any of its Subsidiaries has received any notice, demand letter, claim or request, for information alleging that WTW or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law or are allegedly subject to any Removal, Remedial or Response actions; (d) neither WTW nor any of its Subsidiaries is subject to any order, decree, injunction or agreement with any Governmental Entity, or any indemnity or other agreement with any third party, imposing liability or obligations relating to any Environmental Law or any Hazardous Substance; and (e) WTW has all of the material Environmental Permits necessary for the conduct and operation of its business as now being conducted, all such Environmental Permits are valid and in full force and effect and WTW and WTW Subsidiaries are in compliance with such Environmental Permits.

Section 5.9 Employee Benefit Plans.

(a) Section 5.9(a) of the WTW Disclosure Letter sets forth a true and complete list, of each material WTW Benefit Plan. “WTW Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each bonus, share, share option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, death in service, employment, change-in-control, collective bargaining, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, program or arrangement, in each case, for the benefit of current or former employees, directors or consultants (or any dependent or beneficiary thereof) of WTW or any WTW Subsidiary or with respect to which WTW or any WTW Subsidiary has or may have any present or future obligation or liability (whether actual or contingent).

(b) With respect to each material WTW Benefit Plan, WTW has made available to Aon as of the date hereof or as soon as reasonably practicable thereafter but in any event no later than thirty (30) days following the date hereof, correct and complete copies of, in each case, to the extent applicable, (i) the applicable plan document and all material amendments thereto, including all material funding and covenant support arrangements; (ii) the most recent annual report on Form 5500 (if applicable) and the most recent audited financial statement or actuarial valuation report; (iii) the most recent determination or opinion letter from the U.S. Internal Revenue Service (if applicable) and (iv) any material correspondence within the last 12 months with applicable regulatory bodies in respect of the WTW Benefit Plan.

(c) Except as would not, individually, or in the aggregate, reasonably be expected to have a WTW Material Adverse Effect, (i) each of WTW Benefit Plans has been operated and administered in compliance with its terms and applicable Laws; (ii) each WTW Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to its qualification, and to the knowledge of WTW, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan; (iii) no WTW Benefit Plan subject to U.S. law provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of WTW or its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or comparable U.S. state Law; (iv) neither WTW nor any ERISA Affiliate has or has had in the past six (6) years an obligation to contribution to a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA) or a plan that is subject to U.S. law that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (v) all contributions or other amounts payable by WTW or its Subsidiaries pursuant to each WTW Benefit Plan in respect of current or prior plan years have been timely paid or, to the extent not yet due, accrued in accordance with GAAP or applicable international accounting standards; (vi) to the knowledge of WTW there has occurred no, non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) with respect to any WTW Benefit Plan; and (vii) there are no pending, or to the knowledge of WTW, threatened in writing, claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of WTW Benefit Plans.

(d) Except as set forth in Section 5.9(d) of the WTW Disclosure Letter, in the past six (6) years, as of the date hereof, neither WTW, any WTW Subsidiary nor any of their respective ERISA Affiliates has or has had an obligation to contribute to, or has or has had any liability with respect to, a “defined benefit plan” as defined in Section 3(35) of ERISA (a “WTW Single Employer Plan”) or any other pension plan subject to Title IV of

ERISA. Except as would not, individually, or in the aggregate, reasonably be expected to have a WTW Material Adverse Effect, no failure to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA and Section 412 of the Code, whether or not waived) has occurred with respect to any WTW Single Employer Plan, and there has been no determination that any WTW Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 303 of ERISA). With respect to each WTW Single Employer Plan, neither WTW, any WTW Subsidiary nor any of their respective ERISA Affiliates has (i) incurred any unsatisfied liability under Title IV of ERISA with respect to the termination of any WTW Single Employer Plan, including but not limited to the imposition of any lien in favor of the Pension Benefit Guaranty Corporation (“PBGC”) or any WTW Single Employer Plan, (ii) received from the PBGC any notice relating to an intention to terminate any WTW Single Employer Plan, including but not limited to the imposition of any lien in favor of the PBGC or any WTW Single Employer Plan, or (iii) incurred any liability under Title IV of ERISA that has not been satisfied in full and no condition exists that is likely to cause WTW, any WTW Subsidiary or any of their respective ERISA Affiliates to incur liability thereunder, except that, in each case of clauses (i) through (iii), that would reasonably be expected to result in a material liability to WTW or a WTW Subsidiary.

(e) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) result in any payment or benefit becoming due to any current or former employee, director or consultant of WTW or any WTW Subsidiary under any WTW Benefit Plan or otherwise, (ii) increase any compensation or benefits otherwise payable or to be provided under any WTW Benefit Plan or (iii) result in any acceleration of the time of payment, funding or vesting of any compensation or benefits, or (iv) trigger any increased or accelerated contributions to any WTW Benefit Plan or trigger any change in the funding or covenant support arrangements for any WTW Benefit Plan.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a WTW Material Adverse Effect, each WTW Benefit Plan subject to U.S. law has been maintained and operated in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom. WTW is not a party to nor does it have any obligation under any WTW Benefit Plan to compensate any person for excise Taxes payable pursuant to Section 4999 of the Code or for Taxes payable pursuant to Section 409A or 457A of the Code.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a WTW Material Adverse Effect, (i) each WTW Benefit Plan that is not subject to U.S. law (each, a “WTW Foreign Benefit Plan”) has been established, maintained and administered in compliance with its terms and applicable Laws, and if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) all employer and employee contributions to each WTW Foreign Benefit Plan required by its terms or by applicable Law have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction applied to such matters, and (iii) except with respect to each WTW Foreign Benefit Plan that is a UK defined benefit pension plan (each, a “WTW UK DB Plan”), the fair market value of the assets of each funded WTW Foreign Benefit Plan, the liability of each insurer for any WTW Foreign Benefit Plan funded through insurance or the book reserve established for any WTW Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such WTW Foreign Benefit Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations. In respect of each WTW UK DB Plan, such plans have complied in all material respects with the requirements of Part 3 (Scheme Funding) of the U.K. Pensions Act 2004, no action has been taken which might reasonably be expected to result in the U.K. pensions regulator using its powers to issue a “contribution notice” or “financial support direction” under Part 1 (Pensions Regulator) of the U.K. Pensions Act 2004 and there has been no communication from the U.K. pensions regulator raising concerns about the funding or support arrangements of such plans or the impact of any corporate activity on such plans.

Section 5.10 Absence of Certain Changes or Events.

(a) From December 31, 2019 through the date of this Agreement, there has not occurred any event, development, occurrence, change, or state of fact that has had, or would reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect.

(b) From December 31, 2019 through the date hereof, the business of WTW and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice.

(c) From December 31, 2019 through the date of this Agreement, neither WTW nor any of its Subsidiaries has taken any action that would constitute a breach of Section 7.1(ii)(d) or (m) had such action been taken after the execution of this Agreement.

Section 5.11 Investigation; Litigation. As of the date hereof, (a) there is no investigation or review pending (or, to the knowledge of WTW, threatened) by any Governmental Entity with respect to WTW or any WTW Subsidiary or any of their respective properties, rights or assets, and (b) there are no claims, actions, suits or proceedings pending (or, to the knowledge of WTW, threatened) against WTW or any WTW Subsidiary or any of their respective properties, rights or assets, and (c) there are no orders, judgments, injunctions, rulings or decrees imposed upon WTW or any WTW Subsidiary or any of their respective properties, rights or assets by or before any Governmental Entity, which, in the case of clause (a), (b), or (c) would reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect or that would in any manner challenge or seek to prevent, enjoin or alter any of the Transactions.

Section 5.12 Information Supplied. The information relating to WTW and its Subsidiaries to be contained in the Scheme Document, the Joint Proxy Statement and any other documents filed or furnished with or to the High Court, the SEC or pursuant to the Act and the Takeover Rules in each case in connection with the Acquisition will not, on the date the Scheme Document and the Joint Proxy Statement (and any amendment or supplement thereto) is first proposed to WTW Shareholders and at the time of the Court Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Joint Proxy Statement (other than the portions thereof relating solely to the meeting of the Aon Shareholders) will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The parts of the Scheme Document and any related documents for which the WTW Board of Directors are responsible under the Takeover Rules and any related filings for which the WTW Board of Directors are responsible under the Takeover Rules will comply in all material respects as to form with the requirements of the Takeover Rules and the Act. Notwithstanding the foregoing provisions of this Section 5.12, no representation or warranty is made by WTW with respect to information or statements made or incorporated by reference in the Joint Proxy Statement or the Scheme Document which were not supplied by or on behalf of WTW.

Section 5.13 Tax Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a WTW Material Adverse Effect:

(i) all Tax Returns that are required to be filed by or with respect to WTW or any WTW Subsidiary have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate;

(ii) WTW and WTW Subsidiaries have paid all Taxes due and owing by any of them, including any Taxes required to be withheld from amounts owing to any employee, creditor, or third party (in each case, whether or not shown on any Tax Return), other than Taxes for which adequate reserves have been established in accordance with GAAP on the financial statements of WTW and WTW Subsidiaries;

(iii) there is not pending or threatened in writing any audit, examination, investigation or other proceeding with respect to any Taxes of WTW or any WTW Subsidiary, other than for which adequate reserves have been established in accordance with GAAP on the financial statements of WTW and WTW Subsidiaries;

(iv) neither WTW nor any WTW Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and

(v) there are no Liens for Taxes upon any property or assets of WTW or any WTW Subsidiary, except for WTW Permitted Liens.

(b) Neither WTW nor any WTW Subsidiary has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify in whole or in part for tax-free treatment under Section 355 of the Code or so much of Section 356 of the Code as relates to Section 355 of the Code (or any similar provisions of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement.

(c) Neither WTW nor any WTW Subsidiary is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement or has any liability for material Taxes of any Person (other than WTW or any WTW Subsidiary) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor, by contract or otherwise (other than, in each case, (i) such an agreement or arrangement exclusively between or among WTW and WTW Subsidiaries or (ii) any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

(d) Neither WTW nor any WTW Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law, but not including EU Council Directive 2018/822/EU of May 25, 2018).

(e) Neither WTW nor any WTW Subsidiary is or has been treated as an “expatriated entity” or “surrogate foreign corporation” under Section 7874 of the Code. Neither WTW nor any WTW Subsidiary is or has at any time been a corporation treated as a domestic corporation pursuant to Section 7874 of the Code.

(f) Neither WTW nor any WTW Subsidiary is aware of the existence of or has knowledge of any fact, agreement, plan or circumstance, or has taken, agreed, or omitted to take any action, that could reasonably be expected to prevent or impede the Intended Tax Treatment.

(g) WTW is not and has never been a “passive foreign investment company” within the meaning of Section 1297(a) of the Code nor expects to be a passive foreign investment company on or prior to the Completion Date (determined as if the taxable year of WTW ended on the Completion Date).

Section 5.14 Labor Matters.

(a) Neither WTW nor, to its knowledge, any WTW Subsidiary is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union. Neither WTW nor any WTW Subsidiary is subject or has been subject in the three-year period preceding the date of this Agreement, to an unfair labor practice proceeding to a labor dispute, strike or work stoppage except as would not have, individually or in the aggregate, a WTW Material Adverse Effect. To the knowledge of WTW, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of WTW or any WTW Subsidiary, except for those the formation of which would not have, individually or in the aggregate, a WTW Material Adverse Effect.

(b) The Transactions will not require the consent of, or advance notification to, any works councils, unions or similar labor organizations with respect to employees of WTW or any WTW Subsidiary, other than any such consents the failure of which to obtain or advance notifications the failure of which to provide as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a WTW Material Adverse Effect, neither WTW or any of the WTW Subsidiaries has, or is reasonably expected to have, any liabilities under the Worker Adjustment and Retraining Act of 1988 or any similar applicable state, local or foreign Law (the “WARN Act”). To the knowledge of WTW, in the last five (5) years, no allegations of sexual harassment or other kinds of bona fide workplace harassment (including workplace retaliation) have been made against any member of the operating committee of WTW or any executive that directly reports to the operating committee of WTW except, in each case, as would not reasonably be expected to result in a material liability to, or to materially and adversely affect the reputation, finances or operations of, WTW or a WTW Subsidiary.

Section 5.15 Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, WTW or a WTW Subsidiary is the sole and exclusive owner of all right, title, and interest in and to the Registered WTW IP and all other Intellectual Property owned or purported to be owned by WTW or any of its Subsidiaries, free and clear of all Liens and other encumbrances or any licenses other than non-exclusive licenses granted by WTW or a WTW Subsidiary in the ordinary course of business. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, either WTW or a WTW Subsidiary is the sole and exclusive owner of all right, title, and interest in and to, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in their respective businesses as currently conducted, and such rights comprise all Intellectual Property necessary and sufficient to enable WTW and its Subsidiaries to conduct their respective businesses in the manner in which such businesses are currently being conducted and proposed to be conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, the Registered WTW IP is subsisting and the Registered WTW IP that has been issued or registered is, is valid and enforceable. There are no pending or, to the knowledge of WTW, threatened claims against WTW or its Subsidiaries by any Person alleging infringement, misappropriation, or unauthorized use by WTW or its Subsidiaries for their use of any Intellectual Property in their respective businesses, and WTW and its Subsidiaries have not received written notice of any such claim, nor has WTW or any of its Subsidiaries received a written invitation or request that such Person consider obtaining a license under any patent rights of a third party, in each case, that would reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, WTW and its Subsidiaries have taken reasonable steps to maintain the confidentiality of all of their Trade Secrets and all Trade Secrets owned by any Person to whom WTW or any of its Subsidiaries has a confidentiality obligation. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, none of WTW or any of its Subsidiaries, the products or services distributed, sold or offered by the business of WTW or its Subsidiaries, nor the conduct of the business of WTW or any of its Subsidiaries, has infringed, misappropriated or otherwise violated, or infringes, misappropriates or otherwise violates, any Intellectual Property right of any Person. As of the date hereof, neither WTW nor any of its Subsidiaries has made any claim of an infringement, misappropriation or other violation by any Person of its rights to or in connection with any Intellectual Property used in the business of WTW or its Subsidiaries, which infringement, misappropriation or other violation would reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, (i) all past and present employees, contractors and consultants of WTW or any of its Subsidiaries who have had access to Trade Secrets of WTW or any of its Subsidiaries or have participated in the development of Intellectual Property for WTW or any of its Subsidiaries are bound by valid and enforceable written agreements pursuant to which such Persons (A) assign to WTW or its applicable Subsidiary all of such Person’s right, title and interest in and to all Intellectual Property developed by such Person within the scope of such Person’s employment or engagement with or by WTW or such Subsidiary and (B) are obligated to safeguard and protect such Trade Secrets of WTW or its applicable Subsidiary (including with respect to the disclosure and use thereof), and, (ii) to the knowledge of WTW, no such Person has breached any of its obligations to WTW or its Subsidiaries. To the knowledge of WTW, no third-party has infringed, misappropriated or otherwise violated any Intellectual Property owned by WTW or any of its Subsidiaries, or has breached any confidentiality obligations with respect to any Trade Secret of WTW or any of its Subsidiaries, in each case that would reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect. There are no pending or, to the knowledge of WTW, threatened claims against WTW or any of its Subsidiaries by any Person challenging the ownership, enforceability or validity of any Intellectual Property of WTW or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, (1) WTW and each of its Subsidiaries have taken commercially reasonable steps to maintain and protect the performance, confidentiality, integrity and security of all information technology systems owned or controlled by WTW or any of its Subsidiaries and used in the conduct of their respective businesses and (2) such information technology systems are adequate and sufficient to enable WTW and its Subsidiaries to conduct their respective businesses.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, WTW and all of the WTW Subsidiaries have complied in all material respects with (i) all policies made publicly available in connection with the collection, processing or disclosure of information provided by or on behalf of individuals (“Privacy Policies”), (ii) all Laws applicable to the protection of privacy, data protection or data transfer (“Privacy Laws”) and (iii) all contractual commitments that WTW or any of the WTW Subsidiaries have entered into with respect to Personal Information. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, no action, audit, assessment, suit, legal proceeding, investigation, administrative enforcement proceeding or arbitration proceeding before any court, administrative body or other Governmental Entity has been filed or commenced against WTW or a WTW Subsidiary nor threatened against WTW or any of the WTW Subsidiaries by any Person challenging WTW’s compliance with Privacy Laws or Privacy Policies or other policies or practices with respect to privacy and data security. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, to the knowledge of WTW, there have been no material unauthorized intrusions or breaches of the security of the information technology systems used in the conduct of the business of WTW or any of its Subsidiaries and owned by WTW or any of its Subsidiaries during the prior twelve (12) months. Neither WTW nor any of its Subsidiaries have received in the prior six (6) months any written notice or claim alleging a violation of any Person’s rights under any applicable Privacy Law or under any of WTW’s or any of its Subsidiaries’ Privacy Policies, in each case, in connection with the business of WTW or any of the WTW Subsidiaries that would reasonably be expected to have a WTW Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, WTW and the WTW Subsidiaries have commercially reasonable measures in place to safeguard the security, confidentiality, and integrity of Personal Information in their possession or control (“WTW Data”) and to prevent unauthorized access, use or alteration of the WTW Data. Neither WTW, any of the WTW Subsidiaries, nor to WTW’s knowledge, any other Person, has made any illegal, or, except as would not reasonably be expected to be material to WTW or its Subsidiaries, unauthorized use of any Personal Information collected by or on behalf of WTW or WTW Subsidiaries.

Section 5.16 Real Property.

(a) With respect to the real property owned by WTW or any WTW Subsidiary at which the material operations of WTW and WTW Subsidiaries are conducted as of the date hereof (such property collectively, the “WTW Owned Real Property”), except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, either WTW or a WTW Subsidiary has good and valid title to such WTW Owned Real Property, free and clear of all Liens, other than any such Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due and payable or being contested in good faith and for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business, (iii) which is disclosed on the most recent consolidated balance sheet of WTW or notes thereto or securing liabilities reflected on such balance sheet, (iv) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of WTW (v) gaps in the chain of title evident from the records of the applicable Governmental Entity maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of this Agreement, (vi) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that do not materially detract from the value or the use of the property subject thereto, (vii) statutory landlords’ liens and liens granted to landlords under any lease, (viii) any purchase money security interests, equipment leases or similar financing arrangements or (ix) which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used (any such Lien described in any of clauses (i) through (ix), a “WTW Permitted Lien”). As of the date hereof, neither WTW nor any of its Subsidiaries has received notice of any pending, and to the knowledge of WTW there is no threatened, condemnation proceeding with respect to any WTW Owned Real Property, except proceedings which would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, (i) each material lease, sublease and other agreement under which WTW or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property at which the operations of WTW and its Subsidiaries are conducted as of the date hereof (the “WTW Leased Real Property”), is valid, binding and in full force and effect, except that (A) enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (ii) no uncured default of a material nature on the part of WTW or, if applicable, its Subsidiary or, to the knowledge of WTW, the landlord thereunder exists with respect to any WTW Leased Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, WTW and each of its Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the lease, sublease or other agreement applicable thereto, WTW Leased Real Property, free and clear of all Liens, except for WTW Permitted Liens.

Section 5.17 Opinion of Financial Advisor. The WTW Board of Directors has received the opinion of Goldman Sachs & Co. LLC to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, the Exchange Ratio provided for in the Acquisition is fair, from a financial point of view, to holders (other than Aon and its affiliates (including Aon Ireland)) of WTW Shares. An executed copy of such opinion will be made available to Aon solely for informational purposes promptly after receipt thereof by WTW Board of Directors. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 5.18 Required Vote. WTW Shareholder Approval is the only vote of holders of securities of WTW which is required to consummate the Transactions.

Section 5.19 Material Contracts.

(a) Except for this Agreement, Section 5.19 of the WTW Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of each Contract described below in this Section 5.19(a) under which WTW or any WTW Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date of this Agreement (all Contracts of the type described in this Section 5.19(a) being referred to herein as the “WTW Material Contracts”):

(i) any partnership, joint venture, strategic alliance or collaboration Contract which is material to WTW and its Subsidiaries, taken as a whole;

(ii) any Contract that (A) purports to materially limit (1) the material lines of business of WTW and its Subsidiaries (or, after the Effective Time, Aon and its Subsidiaries) or (2) the geographic area in which any of them may so engage in such business or (B) would require the disposition of any material assets or material line of business of WTW and its Subsidiaries (or, after the Effective Time, Aon and its Subsidiaries taken as a whole) as a result of the consummation of the Transactions;

(iii) each acquisition or divestiture Contract or licensing agreement that contains representations, covenants, indemnities or other obligations (including “earn-out” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making of future payments in excess of $50 million in the twelve (12) month period following the date hereof;

(iv) each Contract relating to outstanding Indebtedness of WTW or its Subsidiaries for borrowed money or any financial guaranty thereof (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $50 million other than (A) Contracts solely among WTW and any wholly-owned WTW Subsidiary or a guarantee by WTW or any WTW Subsidiary of a WTW Subsidiary, (B) financial guarantees entered into in the ordinary course of business consistent with past practice not exceeding $50 million, individually or in the aggregate (other than surety or performance bonds, letters of credit or similar agreements entered into in the ordinary course of business consistent with past practice in each case to the extent not drawn upon), and (C) any Contracts relating to Indebtedness explicitly included in the consolidated financial statements in the WTW SEC Documents;

(v) each Contract (other than a WTW Benefit Plan) between WTW, on the one hand, and any officer, director or Affiliate (other than a wholly-owned WTW Subsidiary) of WTW or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract (other than a WTW Benefit Plan) pursuant to which WTW has an obligation to indemnify such officer, director, Affiliate or family member;

(vi) any Contract (excluding licenses for commercially available computer software that are generally available on standard terms for fees of no more than $25 million annually or in the aggregate) under which WTW or any WTW Subsidiary is granted any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any patents) with respect to any Intellectual Property rights of a third party, which Contract is material to WTW and WTW Subsidiaries, taken as a whole;

(vii) any Contract (excluding licenses for commercially available computer software that are generally available on standard terms for fees of no more than $25 million annually or in the aggregate) under which WTW or any WTW Subsidiary has granted to a third party any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any patents) with respect to any Intellectual Property rights (including any development thereof), which Contract is material to WTW and WTW Subsidiaries, taken as a whole;

(viii) any shareholders, investors rights, registration rights or similar agreement or arrangement of WTW or any of its Significant Subsidiaries;

(ix) any Contract that relates to any swap, forward, futures, or other similar derivative transaction for hedging purposes with a notional value in excess of $100 million;

(x) any material collective bargaining agreement or other material Contract with any labor union;

(xi) any Contract involving the settlement of any action or threatened action (or series of related actions) which will (A) involve payments after the date hereof of consideration in excess of $25 million or (B) impose material monitoring or reporting obligations to any other Person outside the ordinary course of business; and

(xii) any Contract not otherwise described in any other subsection of this Section 5.19(a) that would be required to be filed by WTW as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

(b) Neither WTW nor any WTW Subsidiary is in breach of or default under the terms of any WTW Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect. To the knowledge of WTW, as of the date hereof, no other party to any WTW Material Contract is in breach of or default under the terms of any WTW Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, each WTW Material Contract is a valid and binding obligation of WTW or WTW Subsidiary which is party thereto and, to the knowledge of WTW, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 5.20 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, as of the date hereof, (a) all current insurance policies and Contracts of WTW and its Subsidiaries are in full force and effect and are valid and enforceable and (b) all premiums due thereunder have been paid. Neither WTW nor any of its Subsidiaries has received notice of cancellation or termination with respect to any third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect.

Section 5.21 Finders and Brokers. Neither WTW nor any WTW Subsidiary has employed any investment banker, broker or finder in connection with the Transactions, other than as set forth in Section 5.21 of the WTW Disclosure Letter, who might be entitled to any fee or any commission in connection with or upon consummation of the Acquisition.

Section 5.22 FCPA and Anti-Corruption/Sanctions.

(a) Except for those matters which, individually or in the aggregate, would not reasonably be expected to have a WTW Material Adverse Effect:

(i) neither WTW nor any WTW Subsidiary, nor any director, manager or employee of WTW or any WTW Subsidiary has in the last five (5) years, in connection with the business of WTW or any WTW Subsidiary, itself or, to WTW’s knowledge, any of its agents, representatives, sales intermediaries, or any other third party, in each case, acting on behalf of WTW or any WTW Subsidiary, taken any action in violation of the FCPA or other applicable Bribery Legislation (in each case to the extent applicable);

(ii) neither WTW nor any WTW Subsidiary, nor any director, manager or employee of WTW or any WTW Subsidiary, are, or in the past five (5) years have been, subject to any actual, pending, or threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving WTW or any WTW Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA;

(iii) WTW and each WTW Subsidiary has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of WTW and each WTW Subsidiary as required by the FCPA in all material respects;

(iv) WTW and each WTW Subsidiary has instituted policies and procedures designed to help ensure compliance with the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force; and

(v) no officer, director, or employee of WTW or any WTW Subsidiary is a Government Official.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, WTW and each WTW Subsidiary, any of their respective directors, officers, employees, and, to the knowledge of WTW, any person acting on behalf thereof, are and at all times within the past five (5) years have been in compliance with applicable laws, regulations, resolutions, and orders pertaining to trade and economic sanctions and export controls, including such laws and regulations administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, and the U.S. Department of Commerce, the United Kingdom, and the European Union and all Member States (collectively, “Trade Controls”). In the past five years, there have been no claims, complaints, charges, investigations, voluntary disclosures or proceedings under Trade Controls, and to the knowledge of WTW, there are no pending or threatened claims or investigations involving suspect or confirmed violations thereof, in each case, as would not reasonably be expected to result in a material liability to WTW or a WTW Subsidiary.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect, none of WTW, its Subsidiaries, any of their respective directors, officers, employees, or, to the knowledge of WTW, any person acting on behalf thereof, respectively, is a person with whom dealings are prohibited under applicable Trade Controls, including being identified on an applicable government restricted parties list, such as OFAC’s Specially Designated Nationals (“SDN”) and Blocked Persons List, the Department of State’s Nonproliferation Sanctions List, or the Department of Commerce’s Denied Persons List and Entity List, or is majority owned or controlled by the foregoing (collectively, a “Prohibited Party”); or engaged, directly or indirectly, in dealings or transactions with Prohibited Parties or otherwise in violation of Trade Controls.

Section 5.23 Takeover Statutes; No Rights Agreement. The WTW Board of Directors has taken all action necessary so that no Takeover Statutes are applicable to the Acquisition or the Scheme and the other Transactions. WTW does not have in effect any “poison pill” or shareholder rights plan.

Section 5.24 No Other Representations. Except for the representations and warranties contained in Article VI, WTW acknowledges that neither Aon nor any Representative of Aon makes, and WTW acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Aon or with respect to any other information provided or made available to WTW in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to WTW or to its Representatives in certain “data rooms” or management presentations in expectation of the Transactions.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF AON

Except as disclosed in the Aon SEC Documents filed with the SEC since January 1, 2018 (including exhibits and other information incorporated by reference therein) and publicly available at least two calendar days prior to the date hereof (but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or in the applicable Section of the disclosure letter delivered by Aon to WTW immediately prior to the execution of this Agreement (the “Aon Disclosure Letter”) (it being agreed that disclosure of any item in any Section of the Aon Disclosure Letter shall be deemed disclosure with respect to any other Section of this Agreement to which the relevance of such item is reasonably apparent on its face), Aon represents and warrants to WTW as set forth below. Solely for purposes of this Article VI, upon consummation of the Required Assignment, all references to Aon shall, be deemed to be references to “Aon Ireland and/or Aon UK”, as applicable.

Section 6.1 Qualification, Organization, Subsidiaries, etc.

(a) Each of Aon and the Aon Subsidiaries is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have an Aon Material Adverse Effect. Aon has filed with the SEC, prior to the date of this Agreement, complete and accurate copies of the Aon Organizational Document as amended to the date hereof. The Aon Organizational Document is in full force and effect and Aon is not in violation in any material respect of the Aon Organizational Document.

(b) Subsidiaries. All the issued and outstanding shares of capital stock of, or other equity interests in, each Aon Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such concepts are not applicable under applicable Law of such Subsidiary’s jurisdiction of incorporation or organization, as applicable) and are wholly-owned, directly or indirectly, by Aon free and clear of all Liens, other than Aon Permitted Liens. Except for the equity securities of the Aon Subsidiaries, Aon does not own, directly or indirectly, any capital stock or other equity securities of any Person.

Section 6.2 Share Capital.

(a) As of the date hereof, the issued and outstanding share capital of Aon UK consists of 231,312,013 Class A ordinary shares, $0.01 nominal value per share (prior to the Aon CSA, the “Aon Shares” or the “Aon UK Shares”) and following the Aon CSA, the authorized share capital of Aon Ireland will consist of the same number of ordinary shares as the number of Aon UK’s issued and outstanding Class A ordinary shares immediately prior to the completion of the Aon CSA, $150 nominal value per share (following the Aon CSA, the “Aon Shares”). As of March 5, 2020 (the “Aon Capitalization Date”), (i) (A) 232,868,612 Aon UK Shares were issued and outstanding and (B) 0 Aon UK Shares were held in treasury, (ii) time-based vesting restricted stock units with respect to 3,738,965 Aon UK Shares were outstanding under Aon Equity Awards, (iii) 60,000 Aon Options to purchase Aon Shares were outstanding and (iv) performance-based vesting restricted stock units with respect to 2,040,188 Aon UK Shares (assuming maximum achievement of performance goals) were outstanding under Aon Equity Awards. All the outstanding Aon Shares are, and all Aon Shares reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. The Aon Shares to be issued pursuant to the Acquisition will be duly authorized, validly issued, fully paid and nonassessable (other than any statutory pre-emptive rights granted under the Act). Neither Aon nor any of the Aon Subsidiaries owns, directly or indirectly, any equity interest of WTW.

(b) Except as set forth in Section 6.2(a) above and Section 6.2(e) below, as of the date hereof: (i) Aon does not have any shares issued or outstanding other than Aon Shares that have become outstanding after the Aon Capitalization Date, but were reserved for issuance as set forth in Section 6.2(a) above, and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock of Aon or any Aon Subsidiaries to which Aon or any of the Aon Subsidiaries is a party obligating Aon or any of the Aon Subsidiaries to (A) issue, transfer or sell any shares in its capital or other equity interests of Aon or any Aon Subsidiary or securities convertible into or exchangeable for such shares or equity interests (in each case other than to Aon or a wholly-

owned Subsidiary of Aon); (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment; (C) redeem or otherwise acquire any such shares in its capital or other equity interests; or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Aon Subsidiary that is not wholly-owned.

(c) Neither Aon nor any Aon Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Aon Shareholders on any matter.

(d) There are no voting trusts or other agreements or understandings to which Aon or any Aon Subsidiary is a party with respect to the voting of the shares of capital or other equity interest of Aon or any Aon Subsidiary, in each case other than in respect of any Aon Subsidiary that is immaterial to Aon and its Subsidiaries, taken as a whole.

(e) The Aon has made available to WTW a true and complete list, as of the Aon Capitalization Date and on an aggregate basis, of (i) the number of Aon Shares underlying Aon Equity Awards and (ii)  the exercise prices of Aon Equity Awards, if applicable.

Section 6.3 Corporate Authority Relative to this Agreement; No Violation.

(a) Aon UK has all requisite corporate or similar power and authority to enter into this Agreement and the Expenses Reimbursement Agreement and to consummate the portions of the Transaction to be completed prior to the Aon CSA. The execution and delivery of this Agreement and the Expenses Reimbursement Agreement has been duly and validly authorized by the Aon Board of Directors. The consummation of the Transactions and the entry into the Required Assignment will be duly and validly authorized by the Aon Board of Directors and (in the case of the issuance of Aon Shares in connection with the Acquisition, except for (i) receipt of the Aon Shareholder Approval, (ii) the Required Assignment, and (iii) the filing of the required documents and other actions in connection with the Scheme with, and to receipt of the required approval of the Scheme by, the High Court), no other corporate proceedings on the part of Aon or any Aon Subsidiary are necessary to authorize the consummation of the Transactions and pursuant to the Expenses Reimbursement Agreement. On or prior to the date hereof, the Aon UK Board of Directors has determined that the Transactions are advisable and in the best interests of Aon UK and the Aon Shareholders and accordingly, the Aon UK Board of Directors expect that, following the appointment of the Aon Ireland Board of Directors upon completion of the Aon CSA and the Required Assignment, they will, subject to Section 7.4 and to the obligations of the Aon Ireland Board of Directors under applicable Law, make the Aon Board Recommendation. This Agreement has been duly and validly executed and delivered by Aon and, assuming this Agreement constitutes the valid and binding agreement of WTW, constitutes the valid and binding agreement of Aon, enforceable against Aon in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) Other than in connection with or in compliance with (i) the provisions of the Act, (ii) the Securities Act, (iii) the Exchange Act, (iv) the HSR Act, (v) any applicable requirements of the NYSE, (vi) the Takeover Rules and the Takeover Panel Act, (vii) Required Regulatory Clearances, (viii) compliance with and filings under any Antitrust Laws of any non-U.S. jurisdictions and (ix) the matters set forth in Section 6.3(b) of the Aon Disclosure Letter, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Aon of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect.

(c) The execution and delivery by Aon of this Agreement and the Expenses Reimbursement Agreement do not, and, except as described in Section 6.3(b), the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon Aon or any of the Aon Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of Aon or any Aon Subsidiaries, other than Aon Permitted Liens, (ii) conflict with or result in any violation of any provision of the Aon Organizational Documents or any of the organizational documents of any Aon Subsidiary or (iii) conflict with or violate any Laws applicable to Aon or any of the Aon Subsidiaries or any of their respective properties or assets, other than in the case of clauses (i), (ii) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect.

Section 6.4 Reports and Financial Statements.

(a) From January 1, 2018 through the date of this Agreement, Aon has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (the “Aon SEC Documents”). As of their respective dates, or, if amended, as of the date of (and giving effect to) the last such amendment, the Aon SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Aon SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including all related notes and schedules) of Aon included in the Aon SEC Documents when filed complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing and fairly present in all material respects the consolidated financial position of Aon and its consolidated Subsidiaries, as at the respective dates thereof, and their consolidated statements of operations, consolidated statements of comprehensive (loss) income and consolidated statements of cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 6.5 Internal Controls and Procedures. Aon has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Aon’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Aon in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Aon’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Aon’s internal controls over financial reporting provide reasonable assurance regarding the reliability of Aon’s financial reporting and the preparation of Aon financial statements for external purposes in accordance with GAAP. Since January 1, 2018, Aon’s principal executive officer and its principal financial officer have disclosed to Aon’s auditors and the audit committee of the Aon UK Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Aon’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other senior-level employees who have a significant role in Aon’s material internal controls. Aon has made available to WTW all such material disclosures made by management to Aon’s auditors and audit committee from January 1, 2018 to the date hereof.

Section 6.6 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in Aon UK’s consolidated balance sheet (or the notes thereto) as of December 31, 2019 included in the Aon SEC Documents filed or furnished on or prior to the date hereof, (b) for liabilities incurred in the ordinary course of business since December 31, 2019, (c) as expressly permitted or contemplated by the Transactions and (d) for liabilities which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither Aon nor any Aon Subsidiary has any liabilities of any nature, whether or not accrued, contingent or otherwise, other than those which, individually or in the aggregate, would not reasonably be expected to have an Aon Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Aon SEC Documents.

Section 6.7 Compliance with Laws; Permits.

(a) Aon and each Aon Subsidiary are in compliance with and are not in default under or in violation of any Laws, applicable to Aon, such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect.

(b) Aon and the Aon Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, clearances, approvals, registrations and orders of any Governmental Entity necessary for Aon and the Aon Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Aon Permits”), except where the failure to have any of the Aon Permits would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect. All Aon Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect. There is no action pending, or, to the knowledge of Aon, threatened, that seeks or would reasonably be expected to result in (nor is there, to the knowledge of Aon, any existing condition, situation or set of circumstances that would reasonably be expected to result in) the revocation, cancellation, termination, non-renewal or adverse modification of any Aon Permit, except where such revocation, cancellation, termination, non-renewal or adverse modification has not been and would not reasonably be expected to be, individually or in the aggregate, material to the WTW and its Subsidiaries, taken as a whole.

(c) Notwithstanding anything contained in this Section 6.7, no representation or warranty shall be deemed to be made in this Section 6.7 in respect of the matters referenced in Section 6.4, or Section 6.5, or in respect of environmental, Tax, employee benefits or labor Law matters.

Section 6.8 Environmental Laws and Regulations. Except for such matters as would not, individually or in the aggregate, reasonably be expected to have an Aon Material Adverse Effect: (a) Aon and its Subsidiaries are now and have been since January 1, 2018 in compliance with all, and have not violated any, applicable Environmental Laws; (b) no property currently or formerly owned, leased or operated by Aon or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures), or any other location used by Aon or any of the Aon Subsidiaries, is contaminated with any Hazardous Substance in a manner that is or is reasonably likely to be required to be remediated or removed, that is in violation of any Environmental Law, or that is reasonably likely to give rise to any Environmental Liability; (c) since January 1, 2018, neither Aon nor any of its Subsidiaries has received any notice, demand letter, claim or request, for information alleging that Aon or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law or are allegedly subject to any Removal, Remedial or Response actions; (d) neither Aon nor any of its Subsidiaries is subject to any order, decree, injunction or agreement with any Governmental Entity, or any indemnity or other agreement with any third party, imposing liability or obligations relating to any Environmental Law or any

Hazardous Substance; and (e) Aon has all of the material Environmental Permits necessary for the conduct and operation of its business as now being conducted, all such Environmental Permits are valid and in full force and effect and Aon and the Aon Subsidiaries are in compliance with such Environmental Permits.

Section 6.9 Employee Benefit Plans.

(a) Section 6.9(a) of the Aon Disclosure Letter sets forth a true and complete list, of each material Aon Benefit Plan. “Aon Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each bonus, share, share option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, death in service, employment, change-in-control, collective bargaining, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, program or arrangement, in each case for the benefit of current or former employees, directors or consultants (or any dependent or beneficiary thereof) of Aon or any Aon Subsidiary or with respect to which Aon or any Aon Subsidiary has or may have any present or future obligation or liability (whether actual or contingent).

(b) With respect to each material Aon Benefit Plan, Aon has made available to WTW as of the date hereof or as reasonably practicable thereafter but in any event no later than thirty (30) days following the date hereof, correct and complete copies of, in each case, to the extent applicable, (i) all the applicable plan documents and all material amendments thereto, including all material funding and covenant support arrangements; (ii) the most recent annual report on Form 5500 (if applicable) and the most recent audited financial statement or actuarial valuation report; (iii) the most recent determination or opinion letter from the U.S. Internal Revenue Service (if applicable); and (iv) any material correspondence within the last 12 months with applicable regulatory bodies in respect of the Aon Benefit Plan.

(c) (i) Except as would not, individually, or in the aggregate, reasonably be expected to have an Aon Material Adverse Effect, (i) each of the Aon Benefit Plans has been operated and administered in compliance with its terms and applicable Laws; (ii) each Aon Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to its qualification, and to the knowledge of Aon, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan; (iii) no Aon Benefit Plan that is subject to U.S. law provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of Aon or its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by COBRA; (iv) neither Aon nor any ERISA Affiliate has or has had in the past six (6) years an obligation to contribution to a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA) or a plan that is subject to U.S. law that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (v) all contributions or other amounts payable by Aon or its Subsidiaries pursuant to each Aon Benefit Plan in respect of current or prior plan years have been timely paid or, to the extent not yet due, accrued in accordance with GAAP or applicable international accounting standards; (vi) to the knowledge of Aon there has occurred no, non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) with respect to any Aon Benefit Plan; and (vii) there are no pending, or to the knowledge of Aon, threatened in writing, claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of Aon Benefit Plans.

(d) Except as set forth in Section 6.9(d) of the Aon Disclosure Letter, in the past six (6) years, neither Aon, any Aon Subsidiary nor any of their respective ERISA Affiliates has or has had an obligation to contribute to, or has or has had any liability with respect to, a “defined benefit plan” as defined in Section 3(35) of ERISA (a “Aon Single Employer Plan”) or any other pension plan subject to Title IV of ERISA. Except as would not, individually, or in the aggregate, reasonably be expected to have an Aon Material Adverse Effect, no failure to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA and Section 412 of the

Code, whether or not waived) has occurred with respect to any Aon Single Employer Plan, and there has been no determination that any Aon Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 303 of ERISA). With respect to each Aon Single Employer Plan, neither Aon, any Aon Subsidiary nor any of their respective ERISA Affiliates has (i) incurred any unsatisfied liability under Title IV of ERISA with respect to the termination of any Aon Single Employer Plan, including but not limited to the imposition of any lien in favor of the PBGC or any Aon Single Employer Plan, (ii) received from the PBGC any notice relating to an intention to terminate any Aon Single Employer Plan, including but not limited to the imposition of any lien in favor of the PBGC or any Aon Single Employer Plan, or (iii) incurred any liability under Title IV of ERISA that has not been satisfied in full and no condition exists that is likely to cause Aon, any Aon Subsidiary or any of their respective ERISA Affiliates to incur liability thereunder, that, in each case of (i) through (iii), that would reasonably be expected to result in a material liability to Aon or an Aon Subsidiary.

(e) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) result in any payment or benefit becoming due to any current or former employee, director or consultant of Aon or any Aon Subsidiary under any Aon Benefit Plan or otherwise, (ii) increase any compensation or benefits otherwise payable or to be provided under any Aon Benefit Plan or (iii) result in any acceleration of the time of payment, funding or vesting of any compensation or benefits, or (iv) trigger any increased or accelerated contributions to any Aon Benefit Plan or trigger any change in the funding or covenant support arrangements for any Aon Benefit Plan.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have an Aon Material Adverse Effect, each Aon Benefit Plan subject to U.S. law has been maintained and operated in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom. Aon is not a party to nor does it have any obligation under any Aon Benefit Plan to compensate any person for excise Taxes payable pursuant to Section 4999 of the Code or for Taxes payable pursuant to Section 409A or 457A of the Code.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have an Aon Material Adverse Effect, (i) each Aon Benefit Plan that is not subject to U.S. law (each, a “Aon Foreign Benefit Plan”) has been established, maintained and administered in compliance with its terms and applicable Laws, and if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) all employer and employee contributions to each Aon Foreign Benefit Plan required by its terms or by applicable Law have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction applied to such matters and (iii) except with respect to each Aon Foreign Benefit Plan that is a UK defined benefit pension plan (each, a “Aon UK DB Plan”), the fair market value of the assets of each funded Aon Foreign Benefit Plan, the liability of each insurer for any Aon Foreign Benefit Plan funded through insurance or the book reserve established for any Aon Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Aon Foreign Benefit Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations. In respect of each Aon UK DB Plan, such plans have complied in all material respects with the requirements of Part 3 (Scheme Funding) of the U.K. Pensions Act 2004, no action has been taken which might reasonably be expected to result in the U.K. pensions regulator using its powers to issue a “contribution notice” or “financial support direction” under Part 1 (Pensions Regulator) of the U.K. Pensions Act 2004 and there has been no communication from the U.K. pensions regulator raising concerns about the funding or support arrangements of such plans or the impact of any corporate activity on such plans.

Section 6.10 Absence of Certain Changes or Events.

(a) From December 31, 2019 through the date of this Agreement, there has not occurred any event, development, occurrence, change, or state of fact that has had, or would reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect.

(b) From December 31, 2019 through the date hereof, the business of Aon and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice.

(c) From December 31, 2019 through the date of this Agreement, neither Aon nor any Aon Subsidiary has taken any action that would constitute a breach of Section 7.2(ii)(d) or (m) had such action been taken after the execution of this Agreement.

Section 6.11 Investigation; Litigation. As of the date hereof, (a) there is no investigation or review pending (or, to the knowledge of Aon, threatened) by any Governmental Entity with respect to Aon or any Aon Subsidiary or any of their respective properties, rights or assets, and (b) there are no claims, actions, suits or proceedings pending (or, to the knowledge of Aon, threatened) against Aon or any Aon Subsidiary or any of their respective properties, rights or assets before, and (c) there are no orders, judgments, injunctions, ruling or decrees imposed upon Aon or any Aon Subsidiary or any of their respective properties, rights or assets by or before any Governmental Entity, which, in the case of clause (a), (b), or (c), would reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect or that would in any manner challenge or seek to prevent, enjoin or alter any of the Transactions.

Section 6.12 Information Supplied. The information relating to Aon and its Subsidiaries to be contained in the Scheme Document, the Joint Proxy Statement and any other documents filed or furnished with or to the High Court, the SEC or pursuant to the Act and the Takeover Rules in each case in connection with the Acquisition will not, on the date the Scheme Document and the Joint Proxy Statement (and any amendment or supplement thereto) is first proposed to Aon Shareholders and at the time of the Court Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Joint Proxy Statement (other than the portions thereof relating solely to the meeting of the Aon Shareholders) will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The parts of the Scheme Document and any related documents for which the Aon Board of Directors are responsible under the Takeover Rules and any related filings for which the Aon Board of Directors are responsible under the Takeover Rules will comply in all material respects as to form with the requirements of the Takeover Rules and the Act. Notwithstanding the foregoing provisions of this Section 6.12, no representation or warranty is made by Aon with respect to information or statements made or incorporated by reference in the Joint Proxy Statement or the Scheme Document which were not supplied by or on behalf of Aon.

Section 6.13 Tax Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have an Aon Material Adverse Effect:

(i) all Tax Returns that are required to be filed by or with respect to Aon or any Aon Subsidiary have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate;

(ii) Aon and the Aon Subsidiaries have paid all Taxes due and owing by any of them, including any Taxes required to be withheld from amounts owing to any employee, creditor, or third party (in each case, whether or not shown on any Tax Return), other than Taxes for which adequate reserves have been established in accordance with GAAP on the financial statements of Aon and the Aon Subsidiaries;

(iii) there is not pending or threatened in writing any audit, examination, investigation or other proceeding with respect to any Taxes of Aon or any Aon Subsidiary, other than for which adequate reserves have been established in accordance with GAAP on the financial statements of Aon and the Aon Subsidiaries;

(iv) neither Aon nor any Aon Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and

(v) there are no Liens for Taxes upon any property or assets of Aon or any Aon Subsidiary, except for Aon Permitted Liens.

(b) Neither Aon nor any Aon Subsidiary has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify in whole or in part for tax-free treatment under Section 355 of the Code or so much of Section 356 of the Code as relates to Section 355 of the Code (or any similar provisions of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement.

(c) Neither Aon nor any Aon Subsidiary is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement or has any liability for material Taxes of any Person (other than Aon or any Aon Subsidiary) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor, by contract or otherwise (other than, in each case, (i) such an agreement or arrangement exclusively between or among Aon and Aon Subsidiaries or (ii) any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

(d) Neither Aon nor any Aon Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law but not including EU Council Directive 2018/822/EU of May 25, 2018).

(e) Neither Aon nor any Aon Subsidiary is or has been treated as an “expatriated entity” or “surrogate foreign corporation” under Section 7874 of the Code. Neither Aon nor any Aon Subsidiary is or has at any time been a corporation treated as a domestic corporation pursuant to Section 7874 of the Code.

(f) Neither Aon nor any Aon Subsidiary is aware of the existence of or has knowledge of any fact, agreement, plan or circumstance, or has taken, agreed, or omitted to take any action, that could reasonably be expected to prevent or impede the Intended Tax Treatment.

(g) Aon is not and has never been a “passive foreign investment company” within the meaning of Section 1297(a) of the Code nor expects to be a passive foreign investment company on or prior to the Completion Date (determined as if the taxable year of Aon ended on the Completion Date).

Section 6.14 Labor Matters.

(a) Neither Aon nor, to its knowledge, any Aon Subsidiary is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union. Neither Aon nor any Aon Subsidiary is subject, or has been subject in the three-year period preceding the date of this Agreement, to an unfair labor practice proceeding to a labor dispute, strike or work stoppage except as would not have, individually or in the aggregate, an Aon Material Adverse Effect. To the knowledge of Aon, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Aon or any Aon Subsidiary, except for those the formation of which would not have, individually or in the aggregate, an Aon Material Adverse Effect.

(b) The Transactions will not require the consent of, or advance notification to, any works councils, unions or similar labor organizations with respect to employees of Aon or any Aon Subsidiary, other than any such consents the failure of which to obtain or advance notifications the failure of which to provide as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have an Aon Material Adverse Effect, neither Aon or any of the Aon Subsidiaries has, or is reasonably expected to have, any liabilities under the WARN Act. To the knowledge of Aon, in the last five (5) years, no allegations of sexual harassment or other kinds of bona fide workplace harassment (including workplace retaliation) have been made against any senior manager or executive officer of Aon or an Aon Subsidiary, except as would not reasonably be expected to result in a material liability to, or to materially and adversely affect the reputation, finances or operations of Aon or an Aon Subsidiary.

Section 6.15 Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, Aon or an Aon Subsidiary is the sole and exclusive owner of all right, title, and interest in and to the Registered Aon IP and all other Intellectual Property owned or purported to be owned by Aon or any of its Subsidiaries, free and clear of all Liens and other encumbrances or any licenses other than non-exclusive licenses granted by Aon or an Aon Subsidiary in the ordinary course of business. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, either Aon or an Aon Subsidiary is the sole and exclusive owner of all right, title, and interest in and to, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in their respective businesses as currently conducted, and such rights comprise all Intellectual Property necessary and sufficient to enable Aon and its Subsidiaries to conduct their respective businesses in the manner in which such businesses are currently being conducted and proposed to be conducted. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, the Registered Aon IP is subsisting and the Registered Aon IP that has been issued or registered, is valid and enforceable. There are no pending or, to the knowledge of Aon, threatened claims against Aon or its Subsidiaries by any Person alleging infringement, misappropriation, or unauthorized use by Aon or its Subsidiaries for their use of any Intellectual Property in their respective businesses, and Aon and its Subsidiaries have not received written notice of any such claim, nor has Aon or any of its Subsidiaries received a written invitation or request that such Person consider obtaining a license under any patent rights of a third party, in each case, that would reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, Aon and its Subsidiaries have taken reasonable steps to maintain the confidentiality of all of their Trade Secrets and all Trade Secrets owned by any Person to whom Aon or any of its Subsidiaries has a confidentiality obligation. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, none of Aon or any of its Subsidiaries, the products or services distributed, sold or offered by the business of Aon or its Subsidiaries, nor the conduct of the business of Aon or any of its Subsidiaries, has infringed, misappropriated or otherwise violated, or infringes, misappropriates or otherwise violates, any Intellectual Property right of any Person. As of the date hereof, neither Aon nor any of its Subsidiaries has made any claim of an infringement, misappropriation or other violation by any Person of its rights to or in connection with any Intellectual Property used in the business of Aon or its Subsidiaries which infringement, misappropriation or other violation would reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, (i) all past and present employees, contractors and consultants of Aon or any of its Subsidiaries who have had access to Trade Secrets of Aon or any of its Subsidiaries or have participated in the development of Intellectual Property for Aon or any of its Subsidiaries are bound by valid and enforceable written agreements pursuant to which such Persons (A) assign to Aon or its applicable Subsidiary all of such Person’s right, title and interest in and to all Intellectual Property developed by such Person within the scope of such Person’s employment or engagement with or by Aon such Subsidiary and (B) are obligated to safeguard and protect such Trade Secrets of Aon or its applicable Subsidiary (including with respect to the disclosure and use thereof), and (ii) to the knowledge of Aon, no such Person has breached any of its obligations to Aon or its Subsidiaries. To the knowledge of Aon, no third-party has infringed, misappropriated or otherwise violated any Intellectual Property owned by Aon or any of its Subsidiaries, or has breached any confidentiality obligations with respect to any Trade Secret of Aon or any of its Subsidiaries, in each case that would reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse

Effect. There are no pending or, to the knowledge of Aon, threatened claims against Aon or any of its Subsidiaries by any Person challenging the ownership, enforceability or validity of any Intellectual Property of Aon or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, (1) Aon and each of its Subsidiaries have taken commercially reasonable steps to maintain and protect the performance, confidentiality, integrity and security of all information technology systems owned or controlled by Aon or any of its Subsidiaries and used in the conduct of their respective businesses and (2) such information technology systems are adequate and sufficient to enable Aon and its Subsidiaries to conduct their respective businesses.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, Aon and all of the Aon Subsidiaries have complied in all material respects with (i) all Privacy Policies, (ii) all Privacy Laws and (iii) all contractual commitments that Aon or any of its Subsidiaries have entered into with respect to Personal Information. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, no action, audit, assessment, suit, legal proceeding, investigation, administrative enforcement proceeding or arbitration proceeding before any court, administrative body or other Governmental Entity has been filed or commenced against Aon or an Aon Subsidiary nor threatened against Aon or any of the Aon Subsidiaries by any Person challenging Aon’s compliance with Privacy Laws or Privacy Policies or other policies or practices with respect to privacy and data security. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, to the knowledge of Aon, there have been no material unauthorized intrusions or breaches of the security of the information technology systems used in the conduct of the business of Aon or any of its Subsidiaries and owned by Aon or any of its Subsidiaries during the prior twelve (12) months. Neither Aon nor any of its Subsidiaries have received in the prior six (6) months any written notice or claim alleging a violation of any Person’s rights under any applicable Privacy Law or under any of Aon’s or any of its Subsidiaries’ Privacy Policies, in each case, in connection with the business of Aon or any of the Aon Subsidiaries that would reasonably be expected to have an Aon Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, Aon and the Aon Subsidiaries have commercially reasonable measures in place to safeguard the security, confidentiality, and integrity of Personal Information in their possession or control (“Aon Data”) and to prevent unauthorized access, use or alteration of Aon Data. Neither Aon, any of the Aon Subsidiaries, nor to Aon’s knowledge, any other Person, has made any illegal or, except as would not reasonably be expected to be material to Aon or its Subsidiaries, unauthorized use of any Personal Information collected by or on behalf of Aon or the Aon Subsidiaries.

Section 6.16 Real Property.

(a) With respect to the real property owned by Aon or any Subsidiary at which the material operations of Aon and the Aon Subsidiaries are conducted as of the date hereof (such property collectively, the “Aon Owned Real Property”), except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, either Aon or an Aon Subsidiary has good and valid title to such Aon Owned Real Property, free and clear of all Liens, other than any such Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due and payable or being contested in good faith and for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business, (iii) which is disclosed on the most recent consolidated balance sheet of Aon or notes thereto or securing liabilities reflected on such balance sheet, (iv) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of Aon (v) gaps in the chain of title evident from the records of the applicable Governmental Entity maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of this Agreement, (vi) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that do not materially detract from the value or the use of the property subject thereto, (vii) statutory landlords’ liens and liens granted to landlords under any lease, (viii) any purchase money security interests, equipment leases or similar financing arrangements or (ix) which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used (any such Lien described in any of clauses (i) through (ix), “Aon Permitted Lien”). As of the date hereof, neither Aon nor any of its Subsidiaries has received notice of any pending, and to the knowledge of Aon there is no threatened, condemnation proceeding with respect to any Aon Owned Real Property, except proceedings which would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, (i) each material lease, sublease and other agreement under which Aon or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property at which the operations of Aon and its Subsidiaries are conducted as of the date hereof (the “Aon Leased Real Property”), is valid, binding and in full force and effect, except that (A) enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (ii) no uncured default of a material nature on the part of Aon or, if applicable, its Subsidiary or, to the knowledge of Aon, the landlord thereunder exists with respect to any Aon Leased Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, Aon and each of its Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the lease, sublease or other agreement applicable thereto, the Aon Leased Real Property, free and clear of all Liens, except for Aon Permitted Liens.

Section 6.17 Opinion of Financial Advisor. The Aon UK Board of Directors has received an opinion from Credit Suisse Securities (USA) LLC, dated as of March 8. 2020, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions and limitations set forth therein, the Exchange Ratio set forth in this Agreement is fair, from a financial point of view, to Aon. An executed copy of such opinion will be made available to WTW solely for informational purposes promptly after the date hereof. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 6.18 Required Vote. The Aon Shareholder Approval is the only vote of holders of securities of Aon which is required to consummate the Transactions.

Section 6.19 Material Contracts.

(a) Except for this Agreement, Section 6.19 of the Aon Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of each Contract described below in this Section 6.19(a) under which Aon or any Aon Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date of this Agreement (all Contracts of the type described in this Section 6.19(a) being referred to herein as the “Aon Material Contracts”):

(i) any partnership, joint venture, strategic alliance or collaboration Contract which is material to Aon and its Subsidiaries, taken as a whole;

(ii) any Contract that (A) purports to materially limit (1) the material lines of business of Aon and its Subsidiaries (including, after the Effective Time, WTW and its Subsidiaries) or (2) the geographic area in which any of them may so engage in such business or (B) would require the disposition of any material assets or material line of business of Aon and its Subsidiaries (including, after the Effective Time, WTW and its Subsidiaries taken as a whole) as a result of the consummation of the Transactions;

(iii) each acquisition or divestiture Contract or licensing agreement that contains representations, covenants, indemnities or other obligations (including “earn-out” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making of future payments in excess of $50 million in the twelve (12) month period following the date hereof;

(iv) each Contract relating to outstanding Indebtedness of Aon or its Subsidiaries for borrowed money or any financial guaranty thereof (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $50 million other than (A) Contracts solely among Aon and any wholly-owned Aon Subsidiary or a guarantee by Aon or an Aon Subsidiary of an Aon Subsidiary, (B) financial guarantees entered into in the ordinary course of business consistent with past practice not exceeding $50 million, individually or in the aggregate (other than surety or performance bonds, letters of credit or similar agreements entered into in the ordinary course of business consistent with past practice in each case to the extent not drawn upon), and (C) any Contracts relating to Indebtedness explicitly included in the consolidated financial statements in the Aon SEC Documents;

(v) each Contract (other than an Aon Benefit Plan) between Aon, on the one hand, and any officer, director or Affiliate (other than a wholly-owned Aon Subsidiary) of Aon or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract (other than an Aon Benefit Plan) pursuant to which Aon has an obligation to indemnify such officer, director, Affiliate or family member;

(vi) any Contract (excluding licenses for commercially available computer software that are generally available on standard terms for fees of no more than $25 million annually or in the aggregate) under which Aon or any Aon Subsidiary is granted any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any patents) with respect to any Intellectual Property of a third party, which Contract is material to Aon and the Aon Subsidiaries, taken as a whole;

(vii) any Contract (excluding licenses for commercially available computer software that are generally available on standard terms for fees of no more than $25 million annually or in the aggregate) under which Aon or any Aon Subsidiary has granted to a third party any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any patents) with respect to any Intellectual Property rights (including any development thereof), which Contract is material to Aon and the Aon Subsidiaries, taken as a whole;

(viii) any shareholders, investors rights, registration rights or similar agreement or arrangement of Aon or any of its Significant Subsidiaries;

(ix) any Contract that relates to any swap, forward, futures, or other similar derivative transaction for hedging purposes with a notional value in excess of $100 million;

(x) any material collective bargaining agreement or other Contract with any labor union;

(xi) any Contract involving the settlement of any action or threatened action (or series of related actions) which will (A) involve payments after the date hereof of consideration in excess of $25 million or (B) impose material monitoring or reporting obligations to any other Person outside the ordinary course of business; and

(xii) any Contract not otherwise described in any other subsection of this Section 6.19(a) that would be required to be filed by Aon as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

(b) Neither Aon nor any Aon Subsidiary is in breach of or default under the terms of any Aon Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect. To the knowledge of Aon, as of the date hereof, no other party to any Aon Material

Contract is in breach of or default under the terms of any Aon Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, each Aon Material Contract is a valid and binding obligation of Aon or the Subsidiary of Aon which is party thereto and, to the knowledge of Aon, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 6.20 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, as of the date hereof, (a) all current, insurance policies and Contracts of Aon and its Subsidiaries are in full force and effect and are valid and enforceable and (b) all premiums due thereunder have been paid. Neither Aon nor any of its Subsidiaries has received notice of cancellation or termination with respect to any third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect.

Section 6.21 Finders and Brokers. Neither Aon nor any Aon Subsidiary has employed any investment banker, broker or finder in connection with the Transactions, other than as set forth in Section 6.21 of the Aon Disclosure Letter, who might be entitled to any fee or any commission in connection with or upon consummation of the Acquisition.

Section 6.22 FCPA and Anti-Corruption.

(a) Except for those matters which, individually or in the aggregate, would not reasonably be expected to have an Aon Material Adverse Effect:

(i) neither Aon nor any Aon Subsidiary, nor any director, manager or employee of Aon or any Aon Subsidiary has in the last five (5) years, in connection with the business of Aon or any Aon Subsidiary, itself or, to Aon’s knowledge, any of its agents, representatives, sales intermediaries, or any other third party, in each case, acting on behalf of Aon or any Aon Subsidiary, taken any action in violation of the FCPA or other applicable Bribery Legislation (in each case to the extent applicable);

(ii) neither Aon nor any Aon Subsidiary, nor any director, manager or employee of Aon or any Aon Subsidiary, are, or in the past five (5) years have been, subject to any actual, pending, or threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving Aon or any Aon Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA;

(iii) Aon and each Aon Subsidiary has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Aon and each Aon Subsidiary as required by the FCPA in all material respects;

(iv) Aon and each Aon Subsidiary has instituted policies and procedures designed to help ensure compliance with the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force; and

(v) No officer, director, or employee of Aon or any Aon Subsidiary is a Government Official.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, Aon and each Aon Subsidiary, any of their respective directors, officers, employees, and, to the knowledge of Aon, any person acting on behalf thereof, are and at all times within the past five (5) years have been in compliance in all material respects with Trade Controls. In the past five years, there have been no claims, complaints, charges, investigations, voluntary disclosures or proceedings under Trade Controls, and to the knowledge of WTW, there are no pending or threatened claims or investigations involving suspect or confirmed violations thereof, in each case, as would not reasonably be expected to result in a material liability to Aon or an Aon Subsidiary.

(c) Except would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect, none of Aon, its Subsidiaries, any of their respective directors, officers, employees, or, to the knowledge of Aon, any person acting on behalf thereof, respectively, is a person with whom dealings are prohibited under applicable Trade Controls, including any Prohibited Party; or engaged, directly or indirectly, in dealings or transactions with Prohibited Parties or otherwise in violation of Trade Controls.

Section 6.23 Takeover Statutes; No Rights Agreement. The Aon UK Board of Directors has taken all action necessary so that no Takeover Statutes are applicable to the Acquisition or the Scheme and the other Transactions. Aon does not have in effect any “poison pill” or shareholder rights plan.

Section 6.24 Aon Ireland. Prior to the Aon CSA, Aon Ireland will not have incurred any obligations or liabilities.

Section 6.25 No Other Representations. Except for the representations and warranties contained in Article V, Aon acknowledges that neither WTW nor any Representative of WTW makes, and Aon acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to WTW or any of its Subsidiaries or with respect to any other information provided or made available to Aon in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Aon or to its Representatives in certain “data rooms” or management presentations in expectation of the Transactions.

ARTICLE VII.

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE

ACQUISITION

Section 7.1 Conduct of Business by WTW Pending Completion. WTW agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (a) as set forth in Section 7.1 of the WTW Disclosure Letter, (b) as specifically required by this Agreement, (c) as required by Law or (d) as consented to in writing by Aon (which consent shall not be unreasonably withheld, delayed or conditioned), WTW (i) shall, and shall cause each WTW Subsidiary to, conduct its business in all material respects in the ordinary course of business consistent with past practice in order to preserve the value of WTW and each WTW Subsidiary and use reasonable best efforts to preserve intact its and their present business organizations and to preserve its and their present relationships with customers, suppliers and other Persons with whom it and they have material business relations; (provided, however, that (A) no action that is specifically permitted by any of subclauses (a) through (q) of Section 7.1(ii) shall be deemed a breach of (x) this clause (i) or (y) any other subclause of Section 7.1(ii), (B) assuming compliance with Section 7.1(i), in no event will the departure of employees, brokers, agents, independent contractors, vendors or clients in and of itself be deemed to be a breach or violation of this Section 7.1 and (C) no inaction due to the failure by Aon to provide consent as described pursuant to subclauses (a) through (q) of Section 7.1(ii) shall be deemed a breach of this Section 7.1(i)) and (ii) WTW shall not, and shall not permit any WTW Subsidiary to:

(a) authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares in its capital or other securities of WTW or any WTW Subsidiary), except (i) that WTW may continue the declaration and payment of regular quarterly cash dividends on WTW Shares, not to exceed $0.68 per share for each quarterly dividend and (ii) for dividends and distributions paid or made on a pro rata basis by a WTW Subsidiary in the ordinary course of business consistent with past practice or by a wholly-owned WTW Subsidiary to WTW or another wholly-owned WTW Subsidiary;

(b) split, combine, reduce or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly-owned WTW Subsidiary which remains a wholly-owned WTW Subsidiary after consummation of such transaction;

(c) except as required by applicable Law or any WTW Benefit Plan in effect as of the date of this Agreement, or as otherwise permitted pursuant to Section 7.1(ii)(g), (i) increase the compensation or benefits payable or to be provided to any of its directors, officers, employees or consultants (other than increases in annual base salaries and incentive compensation opportunities at times and in amounts in the ordinary course of business consistent with past practice), (ii) grant or increase to any of its directors, officers, employees or consultants any severance, termination, change in control or retention pay or benefits, (iii) pay or award, or commit to pay or award, any cash bonuses or cash incentive compensation (other than the payment of accrued and unpaid cash bonuses or other cash incentive compensation in the ordinary course of business consistent with past practice), (iv) enter into any employment, severance, retention or change in control agreement with any of its directors, officers, employees or consultants (other than (x) offer letters that do not otherwise provide for severance, retention or change in control payments or benefits and (y) retention program or arrangements entered into in the ordinary course of business with Persons which became directors, officers, employees or consultants of WTW in connection with acquisitions of Persons or businesses following the date hereof and otherwise permitted hereby), (v) establish, adopt, enter into, materially amend or terminate any collective bargaining agreement or WTW Benefit Plan (or a plan or arrangement that would be a WTW Benefit Plan if in existence as of the date hereof), or (vi) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to be provided to any of its directors, officers, employees or consultants;

(d) make any material change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, applicable Law or SEC policy;

(e) authorize or announce an intention to authorize, or enter into agreements providing for, any acquisitions of an equity interest in any Person or any business or division of any Person (including by means of an asset purchase), or any mergers, consolidations or business combinations, except for (i) such transactions that collectively do not have purchase prices that exceed $200 million in the aggregate (provided that any such transactions, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impede the consummation of the Transactions), (ii) capital expenditures otherwise permitted by Section 7.1(ii)(n), (iii) transactions between WTW and a wholly-owned WTW Subsidiary or between wholly-owned WTW Subsidiaries or (iv) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;

(f) amend WTW Governing Documents, and shall not permit any Significant Subsidiary of WTW to adopt any amendments to its governing documents in a manner that would be materially adverse to WTW or the combined company;

(g) issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock (including restricted shares), voting securities or other equity interest in WTW or any WTW Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” equity or “phantom” stock equity rights (including additional WTW Phantom Stock Unit Awards), stock appreciation rights or stock equity-based performance units or take any action to cause to be exercisable any otherwise unexercisable WTW Equity Award under any existing WTW Equity Plan (except as otherwise provided by the express terms of any WTW Equity Award outstanding on the date hereof), other than annual grants of WTW Options, WTW RSU Awards or WTW PSU Awards made in the ordinary course of business and consistent with past practice and issuances of WTW Shares (i) in respect of any exercise of WTW Options or the vesting, lapse of restrictions with respect to or settlement of WTW Equity Awards, outstanding as of the date hereof or issued in accordance with this Agreement, in each case, in accordance with their respective terms, (ii) pursuant to the terms of WTW ESPP, or (iii) transactions between WTW and a wholly-owned WTW Subsidiary or between wholly-owned WTW Subsidiaries;

(h) directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) redemptions or acquisitions of WTW Shares tendered by holders of WTW Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto, (ii) the redemption or acquisition by WTW of WTW Equity Awards in connection with the forfeiture of such awards and (iii) transactions between WTW and a wholly-owned WTW Subsidiary or between wholly-owned WTW Subsidiaries;

(i) except in respect of any unsecured commercial paper programs established by WTW or any wholly-owned WTW Subsidiary, redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (i) any Indebtedness for borrowed money among WTW and its Subsidiaries or among WTW Subsidiaries, in each case, in the ordinary course of business consistent with past practice, (ii) Indebtedness for borrowed money incurred to replace, renew, prepay, extend, refinance or refund any existing Indebtedness for borrowed money of WTW or any of the WTW Subsidiaries maturing on or prior to the twelve (12) month anniversary of the date of such refinancing or prepayment, (iii) guarantees by WTW of Indebtedness for borrowed money of the WTW Subsidiaries or guarantees by WTW Subsidiaries of Indebtedness for borrowed money of WTW or any WTW Subsidiary, which Indebtedness is incurred in compliance with this clause (i), (iv) Indebtedness for borrowed money incurred pursuant to (A) agreements entered into by WTW or any WTW Subsidiary in effect prior to the execution of this Agreement and set forth in Section 7.1(ii)(i)(A) of the WTW Disclosure Letter and (B) other agreements that may be entered into following the date hereof and set forth in Section 7.1(ii)(i)(B) of the WTW Disclosure Letter, (v) transactions at the stated maturity of such Indebtedness and required amortization or mandatory prepayments and (vi) Indebtedness for borrowed money not to exceed $100 million in aggregate principal amount outstanding at any time incurred by WTW or any of the WTW Subsidiaries other than in accordance with clauses (i) through (v); provided that nothing contained herein shall prohibit WTW and WTW Subsidiaries from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business consistent with past practice; provided, further, that in the case of clauses (ii), (iv) and (v), the consummation of the Transactions and compliance with the provisions hereof will not result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit under any such Indebtedness.

(j) make any loans to any other Person, except for loans (a) that are either (i) among WTW and its Subsidiaries or (ii) among WTW’s Subsidiaries or (b) to employees of WTW, in each case in the ordinary course of business consistent with past practice;

(k) sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than WTW Permitted Liens), any of its properties or assets (including shares in the capital of the WTW Subsidiaries), except (i) pursuant to an existing agreement in effect prior to the execution of this Agreement that is listed on Section 7.1(ii)(k) of the WTW Disclosure Letter, (ii) in the case of Liens, as required in connection with any Indebtedness permitted to be incurred pursuant to Section 7.1(ii)(i), (iii) such transactions with neither a fair market value of the assets or properties nor an aggregate purchase price that exceeds $150 million in the aggregate for all such transactions, (iv) assets and properties associated with discontinued operations, (v) in the case of the grant of a non-exclusive license, transactions where a grant of a non-exclusive license is incidental to the primary purpose of such transaction and (vi) for transactions among WTW and its wholly-owned WTW Subsidiaries or among wholly-owned WTW Subsidiaries;

(l) compromise or settle any claim, litigation, investigation or proceeding, in each case made or pending by or against WTW or any of the WTW Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their officers and directors in their capacities as such, other than the compromise or settlement of claims, litigation, investigations or proceedings that: (i) involve the payment by WTW or any of the WTW Subsidiaries for an amount (in excess of insurance proceeds) not to exceed, for any such compromise or settlement individually, $35 million, (ii) does not impose any injunctive relief on WTW and WTW Subsidiaries, (iii) does not provide for the license, covenant not to assert, or otherwise granting of any rights, of or under any material Intellectual Property and (iv) does not contain an admission of liability by WTW or any of its Representatives;

(m) make or change any material Tax election, change any Tax accounting period for purposes of a material Tax or material method of Tax accounting, file any material amended Tax Return, settle or compromise any audit or proceeding relating to a material amount of Taxes, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax, surrender any right to claim a material Tax refund, or take any action which would cause WTW or any WTW Subsidiary to be treated as a “surrogate foreign corporation” or an “expatriated entity” within the meaning of Section 7874(a)(2) of the Code as a result of the Transactions;

(n) except in the ordinary course of business consistent with past practice, or in accordance with WTW’s anticipated capital expenditures for its 2020 fiscal year described on Section 7.1(ii)(n) of the WTW Disclosure Letter or in excess of $200 million in fiscal year 2021, make any new capital expenditure or expenditures, or commit to do so;

(o) except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 7.1(ii) and excluding any WTW Material Contracts of the type described in Section 5.19(a)(ii) to the extent relating to the lines of business of WTW and its Subsidiaries (but subject to the other restrictions set forth in this Section 7.1(ii)), (i) enter into any Contract that would, if entered into prior to the date hereof, be a WTW Material Contract, or (ii) materially modify, materially amend or terminate any WTW Material Contract or waive, release or assign any material rights or claims thereunder;

(p) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution or restructuring or other reorganization of WTW; or

(q) agree, in writing or otherwise, to take any of the foregoing actions.

Section 7.2 Conduct of Business by Aon Pending Completion. Aon agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (a) as set forth in Section 7.2 of the Aon Disclosure Letter, (b) as specifically required by this Agreement (including in respect of the Aon CSA), (c) as required by Law, (d) in connection with the Aon CSA, or (e) as consented to in writing by WTW (which consent shall not be unreasonably withheld, delayed or conditioned), Aon (i) shall and shall, cause each Aon Subsidiary to, conduct its business in all material respects in the ordinary course of business consistent with past practice in order to preserve the value of Aon and each Aon Subsidiary and use reasonable best efforts to preserve intact its and their present business organizations and to preserve its and their present relationships with customers, suppliers and other Persons with whom it and they have material business relations; (provided, however, that (A) no action that is specifically permitted by any of subclauses (a) through (r) of Section 7.2(ii) shall be deemed a breach of (x) this clause (i) or (y) any other subclause of Section 7.2(ii), (B) assuming compliance with Section 7.2(i), in no event will the departure of employees, brokers, agents, independent contractors, vendors or clients in and of itself be deemed to be a breach or violation of this Section 7.2 and (C) no inaction due to the failure by WTW to provide consent as described pursuant to subclauses (a) through (r) of Section 7.1(ii) shall be deemed a breach of this Section 7.2(i)) and (ii) Aon shall not, and shall not permit any Aon Subsidiary to:

(a) authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares in its capital or other securities of Aon or any Aon Subsidiary), except (i) that Aon may continue the declaration and payment of regular quarterly cash dividends on the Aon Shares, not to exceed $0.49 per share for each quarterly dividend, and (ii) for dividends and distributions paid or made on a pro rata basis by an Aon Subsidiary in the ordinary course of business consistent with past practice or by a wholly-owned Aon Subsidiary to Aon or another wholly-owned Aon Subsidiary;

(b) split, combine, reduce or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly-owned Aon Subsidiary which remains a wholly-owned Aon Subsidiary after consummation of such transaction;

(c) except as required by applicable Law or any Aon Benefit Plan, or as otherwise permitted pursuant to Section 7.2(ii)(g), (i) increase the compensation or benefits payable or to be provided to any of its directors, officers, employees or consultants (other than increases in annual base salaries and incentive compensation opportunities at times and in amounts in the ordinary course of business consistent with past practice), (ii) grant or increase to any of its directors, officers, employees or consultants any severance, termination, change in control or retention pay or benefits, (iii) pay or award, or commit to pay or award, any cash bonuses or cash incentive compensation (other than the payment of accrued and unpaid cash bonuses or other cash incentive compensation in the ordinary course of business consistent with past practice), (iv) enter into any employment, severance, retention or change in control agreement with any of its directors, officers, employees or consultants (other than (x) offer letters that do not otherwise provide for severance, retention or change in control payments or benefits and (y) retention program or arrangements entered into in the ordinary course of business with Persons who became directors, officers, employees or consultants of Aon in connection with acquisitions of Persons or businesses following the date hereof otherwise permitted hereby), (v) establish, adopt, enter into, materially amend or terminate any collective bargaining agreement or Aon Benefit Plan (or a plan or arrangement that would be an Aon Benefit Plan if in existence as of the date hereof), or (vi) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to be provided to any of its directors, officers, employees or consultants;

(d) make any material change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, applicable Law or SEC policy;

(e) authorize or announce an intention to authorize, or enter into agreements providing for, any acquisitions of an equity interest in any Person or any business or division of any Person (including by means of an asset purchase), or any mergers, consolidations or business combinations, except for (i) such transactions that collectively do not have purchase prices that exceed $200 million in the aggregate (provided that any such transactions, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impede the consummation of the Transactions), (ii) capital expenditures otherwise permitted by Section 7.2(ii)(n), (iii) transactions between Aon and a wholly-owned Aon Subsidiary or between wholly-owned Aon Subsidiaries or (iv) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;

(f) amend the Aon Organizational Documents, and shall not permit any Significant Subsidiary of Aon to adopt any amendments to its governing documents in a manner that would be materially adverse to WTW or the combined company;

(g) issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock (including restricted shares), voting securities or other equity interest in Aon or any Aon Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in, voting securities or equity interest or any “phantom” equity, “phantom” equity rights, appreciation rights or equity-based performance units or take any action to cause to be exercisable any otherwise unexercisable Aon Equity Award under any existing Aon Equity Plan (except as otherwise provided by the express terms of any Aon Equity Award outstanding on the date hereof), other than annual grants of Aon Equity Awards made in the ordinary course and consistent with past practice and issuances of Aon Shares (i) in respect of the vesting, lapse of restrictions with respect to or settlement of Aon Equity Awards outstanding as of the date hereof or issued in accordance with this Agreement, in each case, in accordance with their respective terms, (ii) pursuant to the terms of the Aon ESPP, or (iii) transactions between Aon and a wholly-owned Aon Subsidiary or between wholly-owned Aon Subsidiaries;

(h) directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) redemptions or acquisitions of Aon Shares tendered by holders of Aon Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto, (ii) the redemption or acquisition by Aon of Aon Equity Awards in connection with the forfeiture of such awards and (iii) transactions between Aon and a wholly-owned Aon Subsidiary or between wholly-owned Aon Subsidiaries;

(i) except in respect of any unsecured commercial paper programs established by Aon or any wholly-owned Aon Subsidiary, redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (i) any Indebtedness for borrowed money among Aon and its Subsidiaries or among Aon Subsidiaries, in each case, in the ordinary course of business consistent with past practice (ii) Indebtedness for borrowed money incurred to replace, renew, extend, refinance, prepay, or refund any existing Indebtedness for borrowed money of Aon or any of the Aon Subsidiaries maturing on or prior to the twelve (12) month anniversary of the date of such refinancing or prepayment, (iii) guarantees by Aon of Indebtedness for borrowed money of Aon Subsidiaries or guarantees by Aon Subsidiaries of Indebtedness for borrowed money of Aon or any Aon Subsidiary, which Indebtedness is incurred in compliance with this clause (i), (iv) Indebtedness for borrowed money incurred pursuant to (A) agreements entered into by Aon or any Aon Subsidiary in effect prior to the execution of this Agreement and set forth in Section 7.2(ii)(i)(A) of the Aon Disclosure Letter and (B) other agreements that may be entered into following the date hereof and set forth in Section 7.2(ii)(i)(B) of the Aon Disclosure Letter, (v) transactions at the stated maturity of such Indebtedness and required amortization or mandatory prepayments and (vi) Indebtedness for borrowed money not to exceed $700 million in aggregate principal amount outstanding at any time incurred by Aon or any of the Aon Subsidiaries other than in accordance with clauses (i) through (v); provided that nothing contained herein shall prohibit Aon and the Aon Subsidiaries from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business consistent with past practice;

(j) make any loans to any other Person, except for loans (a) that are either (i) among Aon and its Subsidiaries or (ii) among Aon’s Subsidiaries or (b) to employees of Aon, in each case, in the ordinary course of business consistent with past practice;

(k) sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Aon Permitted Liens), any of its properties or assets (including shares in the capital of the Aon Subsidiaries), except

(i) pursuant to an existing agreement in effect prior to the execution of this Agreement that is listed on Section 7.2(ii)(k) of the Aon Disclosure Letter, (ii) in the case of Liens, as required in connection with any Indebtedness permitted to be incurred pursuant to Section 7.2(ii)(i), (iii) such transactions with neither a fair market value of the assets or properties nor an aggregate purchase price that exceeds $150 million in the aggregate for all such transactions, (iv) assets and properties associated with discontinued operations, (v) in the case of the grant of a non-exclusive license, transactions where a grant of a non-exclusive license is incidental to the primary purpose of such transaction and (vi) for transactions among Aon and its wholly-owned Aon Subsidiaries or among wholly-owned Aon Subsidiaries;

(l) compromise or settle any claim, litigation, investigation or proceeding, in each case made or pending by or against Aon or any of the Aon Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their officers and directors in their capacities as such, other than the compromise or settlement of claims, litigation, investigations or proceedings that: (i) involves the payment by Aon or any of the Aon Subsidiaries for an amount (in excess of insurance proceeds) not to exceed, for any such compromise or settlement individually, $35 million, (ii) does not impose any injunctive relief on Aon and the Aon Subsidiaries (iii) does not provide for the license, covenant not to assert, or otherwise granting of any rights, of or under any material Intellectual Property and (iv) does not contain an admission of liability by Aon or any of its Representatives;

(m) make or change any material Tax election, change any Tax accounting period for purposes of a material Tax or material method of Tax accounting, file any material amended Tax Return, settle or compromise any audit or proceeding relating to a material amount of Taxes, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax, surrender any right to claim a material Tax refund, or take any action which would cause Aon or any Aon Subsidiary to be treated as a “surrogate foreign corporation” or an “expatriated entity” within the meaning of Section 7874(a)(2) of the Code as a result of the Transactions;

(n) except in the ordinary course of business consistent with past practice, or in accordance with Aon’s anticipated 2020 capital expenditures described on Section 7.2(ii)(n) of the Aon Disclosure Letter or in excess of $250 million in fiscal year 2021, make any new capital expenditure or expenditures, or commit to do so;

(o) except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 7.2(ii) and excluding any Aon Material Contract of the type described in Section 6.19(a)(ii) to the extent relating to the lines of business of Aon and its Subsidiaries (but subject to the other restrictions set forth in this Section 7.2(ii)), (i) enter into any Contract that would, if entered into prior to the date hereof, be an Aon Material Contract, or (ii) materially modify, materially amend or terminate any Aon Material Contract or waive, release or assign any material rights or claims thereunder;

(p) other than in connection with the Aon CSA, adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution or restructuring of Aon;

(q) amend the terms of the Aon CSA in a manner that would be adverse in any material respect to WTW or the WTW Shareholders; or

(r) agree, in writing or otherwise, to take any of the foregoing actions.

Section 7.3 Solicitation by WTW.

(a) Subject to any actions which WTW is required to take so as to comply with the requirements of the Takeover Rules, from and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, WTW agrees that it shall not (and shall not permit any WTW Subsidiary to), and that it shall cause its directors, officers and employees not to, and that it shall direct and use its reasonable best efforts to cause its other Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in discussions or negotiations regarding, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its stockholders) which constitutes or would be reasonably expected to lead to a WTW Competing Proposal, (ii) enter into or participate in any negotiations regarding, or furnish to any Person any nonpublic information relating to WTW or any WTW Subsidiary or afford access to the business, properties, assets, books or records of WTW or any of the WTW Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, knowingly facilitate or knowingly encourage any effort by, any third party that would reasonably be expected to seek to make, or has made, a WTW Competing Proposal, (iii) engage in discussions with any Person with respect to any WTW Competing Proposal, (iv) except if the WTW Board of Directors determines in good faith (after consultation with WTW’s outside legal advisors) that such action or inaction would be inconsistent with the directors’ fiduciary duties under applicable Law, waive, terminate, modify or release any Person (other than Aon and its Affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation, (v) approve or recommend, or propose publicly to approve or recommend, any WTW Competing Proposal, (vi) withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Aon, the WTW Board Recommendation, (vii) enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any WTW Competing Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 7.3(b)), or (viii) resolve or agree to do any of the foregoing (any act described in clauses (v) and (vi) above, a “WTW Change of Recommendation”). WTW shall immediately cease, and cause its directors, officers and employees to cease, and shall direct and use its reasonable best efforts to cause its other Representatives to immediately cease, any and all existing discussions or negotiations with any parties (or provision of any nonpublic information to any parties) conducted heretofore with respect to any WTW Competing Proposal or potential WTW Competing Proposal. WTW shall promptly inform its Representatives of WTW’s obligations under this Section 7.3. For purposes of this Section 7.3, the term “Person” means any Person or “group,” as used in Section 13(d) of the Exchange Act, other than with respect to WTW, Aon or any Aon Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, WTW and its Representatives may in any event inform a Person that has made or, to the knowledge of WTW, is considering making a WTW Competing Proposal of the provisions of this Section 7.3. WTW will promptly (and in each case within 72 hours from the date of this Agreement) request from each Person (and such Person’s Representatives) that has executed a confidentiality agreement during the last eighteen months in connection with its consideration of making a WTW Competing Proposal to return or destroy (as provided in the terms of such confidentiality agreement) all confidential information concerning WTW or any of its Subsidiaries and shall promptly (and in each case within 72 hours from the date of this Agreement) terminate all physical and electronic data access previously granted to each such Person.

(b) Notwithstanding the limitations set forth in Section 7.3(a), (X) if WTW receives, prior to WTW Shareholder Approval being obtained, a bona fide, unsolicited, written WTW Competing Proposal which has not resulted from a material breach of this Section 7.3, which the WTW Board of Directors determines in good faith after consultation with WTW’s outside legal and financial advisors (i) constitutes a WTW Superior Proposal or (ii) would reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a WTW Superior Proposal, or (Y) if required by Rule 20.2 of the Takeover Rules, then, in any such event, WTW may take the following actions: (x) furnish nonpublic information to the Person making such WTW Competing Proposal, if, and only if, prior to so furnishing such information, WTW receives from such Person an executed Acceptable Confidentiality Agreement and (y) engage in discussions or negotiations with such Person with respect to a WTW Competing Proposal.

(c) WTW shall notify Aon promptly (but in no event later than twenty-four (24) hours) after receipt of any WTW Competing Proposal, any initial proposals or inquiries that would reasonably be expected to lead to a

WTW Competing Proposal, or any initial inquiry or request for nonpublic information relating to WTW or any WTW Subsidiary by any Person who has made or would reasonably be expected to make any WTW Competing Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the WTW Competing Proposal, inquiry or request or with whom WTW is engaging in discussions or negotiations, and the material terms and conditions of any such proposal or offer and the nature of the information requested pursuant to such inquiry or request. In addition, WTW shall promptly (but in any event within twenty-four (24) hours) after the receipt thereof, provide to Aon copies of any written proposal, offer or draft agreement relating to a WTW Competing Proposal or potential WTW Competing Proposal which is received by WTW from any Person (or from any representatives, advisors or agents of such Person) making such WTW Competing Proposal or with whom discussions or negotiations would reasonably be expected to lead to a WTW Competing Proposal. WTW shall keep Aon reasonably informed of the status and material terms (including any material amendments or proposed amendments to such material terms) of any such WTW Competing Proposal or potential WTW Competing Proposal keep Aon reasonably informed as to the nature of any material discussions, negotiations or information requested of WTW, in each case, with respect any such WTW Competing Proposal or potential WTW Competing Proposal. WTW shall promptly (but in any event within twenty-four (24) hours) provide to Aon any material nonpublic information concerning WTW provided to any other Person in connection with any WTW Competing Proposal that was not previously provided to Aon and copies of all material written material received by WTW or any WTW Subsidiary from the person making a WTW Competing Proposal.

(d) Notwithstanding anything in this Section 7.3 or Section 7.5 to the contrary, at any time prior to the receipt of WTW Shareholder Approval, the WTW Board of Directors may make a WTW Change of Recommendation (i) in response to a WTW Intervening Event, or (ii) following receipt of a bona fide, unsolicited, written WTW Competing Proposal, which the WTW Board of Directors determines in good faith after consultation with WTW’s outside legal and financial advisors is a WTW Superior Proposal, if and only if, (x) in the case of clause (ii), such WTW Competing Proposal was received after the date hereof and did not result from a breach in any material respect of the provisions of this Section 7.3 and (y) in the case of clauses (i) and (ii), the WTW Board of Directors has determined in good faith after consultation with WTW’s outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of the WTW Board of Directors under applicable Law and WTW complies with Section 7.3(e).

(e) Prior to WTW taking any action permitted (i) under Section 7.3(d)(i), WTW shall provide Aon with three (3) business days’ prior written notice advising Aon it intends to effect a WTW Change of Recommendation and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable WTW Intervening Event), and during such three (3) business day period, WTW shall consider and negotiate in good faith any proposal by Aon to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect a WTW Change of Recommendation or (ii) under Section 7.3(d)(ii), WTW shall provide Aon with three (3) business days’ prior written notice (it being understood and agreed that any material amendment to the amount or form of consideration payable in connection with the applicable WTW Competing Proposal shall require a new notice and an additional two (2) business day period) advising Aon that WTW Board of Directors intends to take such action and specifying the material terms and conditions of WTW Competing Proposal, and during such three (3) business day period (or subsequent two (2) business day period), WTW shall consider and negotiate in good faith any proposal by Aon to amend the terms and conditions of this Agreement such that such WTW Competing Proposal would no longer constitute a WTW Superior Proposal.

(f) Nothing contained in this Agreement shall prohibit WTW or WTW Board of Directors from (i) making a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, (ii) disclosing to WTW’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (iii) making any disclosure to its stockholders if WTW Board of Directors has reasonably determined in good faith after consultation with WTW’s outside legal counsel that the failure to do so would be inconsistent with the duties of the members of the WTW Board of

Directors under applicable Law; provided that this Section 7.3(f) shall not permit WTW Board of Directors to make a WTW Change of Recommendation except to the extent permitted by Section 7.3(d) or Section 7.3(e).

(g) No WTW Change of Recommendation shall relieve WTW from its obligations to submit the approval and adoption of this Agreement to a vote of its stockholders at the WTW EGM.

(h) References in this Section 7.3 to the “WTW Board of Directors” shall mean the WTW Board of Directors or, to the extent applicable, a duly authorized committee thereof.

Section 7.4 Solicitation by Aon.

(a) Subject to any actions which Aon is required to take so as to comply with the requirements of the Takeover Rules, from and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, Aon agrees that it shall not (and shall not permit any Aon Subsidiary to), and that it shall cause its directors, officers and employees not to, and that it shall direct and use its reasonable best efforts to cause its other Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in discussions or negotiations regarding, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders) which constitutes or would be reasonably expected to lead to an Aon Competing Proposal, (ii) enter into or participate in any negotiations regarding, or furnish to any Person any nonpublic information relating to Aon or any Aon Subsidiary or afford access to the business, properties, assets, books or records of Aon or any of the Aon Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, knowingly facilitate or knowingly encourage any effort by, any third party that would reasonably be expected to seek to make, or has made, an Aon Competing Proposal, (iii) engage in discussions with any Person with respect to any Aon Competing Proposal, (iv) except if the Aon Board of Directors determines in good faith (after consultation with Aon’s outside legal advisors) that such action or inaction would be inconsistent with the directors’ fiduciary duties under applicable Law, waive, terminate, modify or release any Person (other than WTW and its Affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation, (v) approve or recommend, or propose publicly to approve or recommend, any Aon Competing Proposal, (vi) withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to WTW, the Aon Board Recommendation, (vii) enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any Aon Competing Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 7.4(b)), or (viii) resolve or agree to do any of the foregoing (any act described in clauses (v) and (vi) above, a “Aon Change of Recommendation”). Aon shall immediately cease, and cause its directors, officers and employees to immediately cease, and shall direct and use its reasonable best efforts to cause its other Representatives to immediately cease, any and all existing discussions or negotiations with any parties (or provision of any nonpublic information to any parties) conducted heretofore with respect to any Aon Competing Proposal or potential Aon Competing Proposal. Aon shall promptly inform its Representatives of Aon’s obligations under this Section 7.4. For purposes of this Section 7.4, the term “Person” means any Person or “group,” as used in Section 13(d) of the Exchange Act, other than with respect to Aon, WTW or any WTW Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Aon and its Representatives may in any event inform a Person that has made or, to the knowledge of Aon, is considering making an Aon Competing Proposal of the provisions of this Section 7.4. Aon will promptly (and in each case within 72 hours from the date of this Agreement) request from each Person (and such Person’s Representatives) that has executed a confidentiality agreement during the last eighteen months in connection with its consideration of making an Aon Competing Proposal to return or destroy (as provided in the terms of such confidentiality agreement) all confidential information concerning Aon or any of its Subsidiaries and shall promptly (and in each case within 72 hours from the date of this Agreement) terminate all physical and electronic data access previously granted to each such Person.

(b) Notwithstanding the limitations set forth in Section 7.4(a), (X) if Aon receives, prior to the Aon Shareholder Approval being obtained, a bona fide, unsolicited, written Aon Competing Proposal, which has not resulted from a material breach of this Section 7.4, which the Aon Board of Directors determines in good faith after consultation with Aon’s outside legal and financial advisors (i) constitutes an Aon Superior Proposal or (ii) would reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in an Aon Superior Proposal, or (Y) if required by Rule 20.2 of the Takeover Rules, then, in any such event, Aon may take the following actions: (x) furnish nonpublic information to the Person making such Aon Competing Proposal, if, and only if, prior to so furnishing such information, Aon receives from such Person an executed Acceptable Confidentiality Agreement and (y) engage in discussions or negotiations with such Person with respect to an Aon Competing Proposal.

(c) Aon shall notify WTW promptly (but in no event later than twenty-four (24) hours) after receipt of any Aon Competing Proposal, any initial proposals or inquiries that would reasonably be expected to lead to an Aon Competing Proposal, or any initial inquiry or request for nonpublic information relating to Aon or any Aon Subsidiary by any Person who has made or would reasonably be expected to make any Aon Competing Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Aon Competing Proposal, inquiry or request or with whom Aon is engaging in discussions or negotiations, and the material terms and conditions of any such proposal or offer and the nature of the information requested pursuant to such inquiry or request. In addition, Aon shall promptly (but in any event within twenty-four (24) hours) after the receipt thereof, provide to WTW copies of any written proposal, offer or draft agreement relating to an Aon Competing Proposal or potential Aon Competing Proposal which is received by Aon from any Person (or from any representatives, advisors or agents of such Person) making such Aon Competing Proposal or with whom discussions or negotiations would reasonably be expected to lead to an Aon Competing Proposal. Aon shall keep WTW reasonably informed of the status and material terms (including any material amendments or proposed amendments to such material terms) of any such Aon Competing Proposal or potential Aon Competing Proposal and keep WTW reasonably informed as to the nature of any material discussions, negotiations, or information requested of Aon, in each case, with respect to such Aon Competing Proposal or potential Aon Competing Proposal. Aon shall promptly (but in any event within twenty-four (24) hours) provide to WTW any material nonpublic information concerning Aon provided to any other Person in connection with any Aon Competing Proposal that was not previously provided to WTW and copies of all material written material received by Aon or any Aon Subsidiary from the person making a WTW Competing Proposal.

(d) Notwithstanding anything in this Section 7.4 or Section 7.5 to the contrary, at any time prior to the receipt of the Aon Shareholder Approval, the Aon Board of Directors may make an Aon Change of Recommendation (i) in response to an Aon Intervening Event, or (ii) following receipt of a bona fide, written Aon Competing Proposal, which the Aon Board of Directors determines in good faith after consultation with Aon’s outside legal and financial advisors is an Aon Superior Proposal, if and only if, (x) in the case of clause (ii), such Aon Competing Proposal was received after the date hereof and did not result from a breach in any material respect of the provisions of this Section 7.4 and (y) in the case of clauses (i) and (ii), the Aon Board of Directors has determined in good faith after consultation with Aon’s outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of the Aon Board of Directors under applicable Law and Aon complies with Section 7.4(e).

(e) Prior to Aon taking any action permitted (i) under Section 7.4(d)(i), Aon shall provide WTW with three (3) business days’ prior written notice advising WTW it intends to effect an Aon Change of Recommendation and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable Aon Intervening Event), and during such three (3) business day period, Aon shall consider and negotiate in good faith any proposal by WTW to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect an Aon Change of Recommendation or (ii) under Section 7.4(d)(ii), Aon shall provide WTW with three (3) business days’ prior written notice (it being understood and agreed that any material amendment to the amount or form of consideration payable in connection with the applicable Aon Competing Proposal shall require a new notice and an additional two (2) business day period)

advising WTW that the Aon Board of Directors intends to take such action and specifying the material terms and conditions of the Aon Competing Proposal, and during such three (3) business day period (or subsequent two (2) business day period), Aon shall consider and negotiate in good faith any proposal by WTW to amend the terms and conditions of this Agreement such that such Aon Competing Proposal would no longer constitute an Aon Superior Proposal. In the event Aon provides to WTW a notice contemplated by this Section 7.4(e), then, notwithstanding anything in the Confidentiality Agreement to the contrary, the term “Representatives” (as defined in the Confidentiality Agreement) shall thereafter be deemed to include financing sources of WTW.

(f) Nothing contained in this Agreement shall prohibit Aon or the Aon Board of Directors from (i) making a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange, (ii) disclosing to Aon’s shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (iii) making any disclosure to its shareholders if the Aon Board of Directors has reasonably determined in good faith after consultation with Aon’s outside legal counsel that the failure to do so would be inconsistent with the duties of the members of the Aon Board of Directors under applicable Law; provided that this Section 7.4(f) shall not permit the Aon Board of Directors to make an Aon Change of Recommendation except to the extent permitted by Section 7.4(d) or Section 7.4(e).

(g) No Aon Change of Recommendation shall relieve Aon from its obligations to submit the issuance of Aon Shares in connection with the Acquisition to a vote of its shareholders at the Aon EGM.

(h) References in this Section 7.4 to the “Aon Board of Directors” shall mean the Aon Board of Directors or, to the extent applicable, a duly authorized committee thereof.

Section 7.5 Preparation of the Joint Proxy Statement; Aon EGM.

(a) As promptly as reasonably practicable following the date of this Agreement, WTW and Aon shall jointly prepare and cause to be filed with the SEC mutually acceptable joint proxy materials which shall constitute (A) the Scheme Document, which shall also constitute the proxy statement relating to the matters to be submitted to the WTW Shareholders at the Court Meeting and the Aon EGM and (B) the proxy statement relating to the matters to be submitted to the Aon Shareholders at the Aon EGM (such joint proxy materials, and any amendments or supplements thereto, the “Joint Proxy Statement”) in preliminary form. Each of WTW and Aon shall furnish all information concerning itself, its Affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Joint Proxy Statement. The Joint Proxy Statement shall include all information reasonably requested by such other Party to be included therein. Each of WTW and Aon shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Joint Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Joint Proxy Statement received from the SEC and advise the other party of any oral comments with respect to the Joint Proxy Statement received from the SEC. Each of WTW and Aon shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Joint Proxy Statement. Notwithstanding the foregoing, prior to mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of WTW and Aon shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response).

(b) If, at any time prior to the receipt of WTW Shareholder Approval or the Aon Shareholder Approval, any information relating to WTW or Aon, or any of their respective Affiliates, should be discovered by WTW or Aon which, in the reasonable judgment of WTW or Aon, should be set forth in an amendment of, or a supplement to, the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and WTW and Aon shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Joint Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to WTW Shareholders and the Aon Shareholders. Nothing in this Section 7.5(b) shall limit the obligations of any Party under Section 7.5(a). For purposes of this Section 7.5, any information concerning or related to WTW, its Affiliates or the WTW EGM will be deemed to have been provided by WTW, and any information concerning or related to Aon, its Affiliates or the Aon EGM will be deemed to have been provided by Aon.

(c) As promptly as practicable following the date of this Agreement, Aon shall, in accordance with applicable Law and the Aon Organizational Documents, establish a record date for, duly call, give notice of, convene and hold the Aon EGM. Aon shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Aon Shareholders entitled to vote at the Aon EGM and to hold the Aon EGM in accordance with Section 7.5(d) and, in any event, as soon as practicable after WTW. Aon shall, through the Aon Board of Directors, recommend to its shareholders that they give the Aon Shareholder Approval, include such recommendations in the Joint Proxy Statement, and solicit and use its reasonable best efforts to obtain the Aon Shareholder Approval, except in each case to the extent that the Aon Board of Director shall have made an Aon Change of Recommendation as permitted by Section 7.4; provided, however, that Aon may, without the consent of, but after consultation with, WTW, adjourn or postpone (or propose to adjourn or postpone) Aon EGM if (i) such adjournment is (x) necessary in order to comply with the Aon Governing Documents or applicable Law or (y) reasonably necessary to ensure that any required supplement or amendment to the Scheme Document or Joint Proxy Statement is provided to the Aon Shareholders or to permit dissemination of information which is material to the Aon Shareholders voting at the Aon EGM (but only for so long as the Aon Board of Directors determines in good faith, after having consulted with outside counsel, as is reasonably necessary or advisable to give the Aon Shareholders sufficient time to evaluate any such disclosure or information), or (ii) as of the time the Aon EGM is scheduled (as set forth in the Joint Proxy Statement), there are insufficient Aon Shares represented (either in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Aon EGM (but only until a meeting can be held at which there are a sufficient number of Aon Shares represented to constitute a quorum) or (B) voting for the approval of the issuance of the aggregate Scheme Consideration pursuant to the Acquisition, as applicable (but only until a meeting can be held at which there are a sufficient number of votes of Aon Shareholders to approve the issuance of the aggregate Scheme Consideration pursuant to the Acquisition); provided, further, that, notwithstanding the foregoing, other than any adjournments or postponements required by applicable Law, no such adjournment or postponement pursuant to clause (ii) shall, without the prior written consent of WTW (such consent not to be unreasonably withheld, conditioned or delayed), be for a period exceeding 30 days and Aon may not adjourn or postpone the Aon EGM pursuant to clause (ii) more than two times. Unless this Agreement has been terminated in accordance with Section 9.1, this Agreement shall be submitted to the Aon Shareholders at the Aon EGM for the purpose of obtaining the Aon Shareholder Approval, and nothing contained herein shall be deemed to relieve Aon of such obligation. Unless the Aon Board of Directors has effected an Aon Change of Recommendation, Aon shall conduct any proxy solicitation exercise and undertake any other steps as may reasonably be requested by WTW to assist in obtaining the Aon Shareholder Approval at the Aon EGM.

(d) WTW and Aon will use their respective reasonable best efforts to hold WTW EGM and the Aon EGM on the same date and as soon as reasonably practicable after the date of this Agreement.

ARTICLE VIII.

ADDITIONAL AGREEMENTS

Section 8.1 Access; Confidentiality; Notice of Certain Events.

(a) From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, to the extent permitted by applicable Law, each of WTW and

Aon shall, and shall cause each of the WTW Subsidiaries and the Aon Subsidiaries, respectively, to, afford to the other Party and to the Representatives of such other Party reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, commitments, personnel, the trustees of any material funded WTW Benefit Plan or material funded Aon Benefit Plan and records (in each case, whether in physical or electronic form) and, during such period, each of WTW and Aon shall, and shall cause each of the WTW Subsidiaries and the Aon Subsidiaries, respectively, to, furnish reasonably promptly to the other Party any and all information (financial or otherwise) concerning its and its Subsidiaries’ business, properties, personnel, the trustees of any material funded WTW Benefit Plan or material funded Aon Benefit Plan as such other Party may reasonably request. Notwithstanding the foregoing, neither WTW nor Aon shall be required by this Section 8.1 to provide the other Party or the Representatives of such other Party with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (provided, however, that the withholding Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure and to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any such obligation of confidentiality), (B) the disclosure of which would violate any Law or duty (provided, however, that the withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or duty, including by arrangement of appropriate clean room procedures) or (C) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the withholding Party shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege, including by arrangement of appropriate clean room procedures); provided, however, that such access and information shall be disclosed or granted, as applicable, to external counsel for Aon or WTW, as applicable, to the extent reasonably required for the purpose of complying with applicable Antitrust Laws and Foreign Investment Laws subject to prior execution of a common interest or joint defense agreement in customary form. Each of WTW and Aon will use reasonable best efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder. No inspection by either Party or any of its respective Representatives shall affect or be deemed to modify or waive any of the representations and warranties of the other Party set forth in this Agreement.

(b) Without limiting the generality of Section 8.1(a), during the period from the date of this Agreement to the earlier of the Effective Time and the date, if any, on which the Agreement is validly terminated pursuant to and in accordance with Section 9.1, each Party agrees to, and to cause its Subsidiaries to, (i) reasonably assist and reasonably cooperate with the other Parties and their respective Subsidiaries to facilitate the post-Completion integration of WTW and the WTW Subsidiaries with Aon and the Aon Subsidiaries, and (ii) provide reasonable access to key personnel identified by an Aon or WTW to facilitate efforts with respect to the post-Completion retention of such key personnel.

(c) Each of WTW and Aon will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 8.1, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement (and the Clean Team Agreement, if applicable). Notwithstanding anything in the Confidentiality Agreement to the contrary, the term “Representatives” (as defined in the Confidentiality Agreement) shall thereafter be deemed to include financing sources of Aon.

(d) WTW shall give prompt notice to Aon, and Aon shall give prompt notice to WTW, (i) of any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement, the Acquisition or other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Acquisition or the other Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent could be material to WTW or Aon, (ii) of any legal proceeding commenced or, to any Party’s knowledge, threatened against, such Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or

Affiliates in connection with this Agreement, the Acquisition or other Transactions, (iii) in the case of Aon, of any notice or other communication received by Aon from any Person requisitioning the convening of a meeting of the holders of Aon Shares in connection with this Agreement, the Acquisition or other Transactions, (iv) in the case of WTW, of any notice or other communication received by WTW from any Person requisitioning the convening of a meeting of the holders of WTW Shares, in connection with this Agreement, the Acquisition or other Transactions and (v) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the WTW Subsidiaries or the Aon Subsidiaries, respectively, which would reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect or an Aon Material Adverse Effect, as the case may be, or which would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 8.1(d) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the Conditions or give rise to any right to terminate under Article IX.

(e) Each of WTW and Aon may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 8.1 or Section 8.2 as “Outside Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and, subject to the Clean Team Agreement and any additional confidentiality or joint defense agreement the Parties may mutually propose and enter into, will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials (WTW or Aon, as the case may be) or its legal counsel.

Section 8.2 Reasonable Best Efforts.

(a) The terms of the Acquisition at the date of publication of the Scheme Document shall be set out in the Rule 2.5 Announcement and the Scheme Document, to the extent required by applicable Law.

(b) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to achieve satisfaction of the Conditions and to consummate the Acquisition and make effective the Transactions, as soon as practicable after the date hereof, including using reasonable best efforts in (i) preparing and filing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Acquisition, Scheme, or any of the other Transactions, (ii) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities, including any required action or non-action from the applicable Governmental Entities under the Antitrust Laws, the DPA, Foreign Investment Laws, or other Laws related to the Regulatory Clearances and (iii) the contesting and defending of any Proceedings challenging this Agreement or the consummation of the Acquisition or any of the other Transactions, including (A) seeking to have any stay or temporary restraining order (or other Order) entered by any court or Governmental Entity vacated, reversed or terminated and (B) defending through litigation on the merits any claim asserted in court by any Person to avoid entry of, or to have vacated, reversed or terminated, any Order (whether temporary, preliminary or permanent) that would restrain or prevent Completion from occurring prior to the Outside Date. In furtherance and not in limitation of the foregoing, each Party agrees to make, as promptly as reasonably practicable, (I) an appropriate filing of a Notification and Report Form pursuant to the HSR Act, (II) a joint voluntary notice with the Committee on Foreign Investment in the United States in accordance with Section 721 of the Defense Production Act of 1950, as amended (the “DPA”), (III) any filing, notification, submission or report required pursuant to non-U.S. Antitrust Laws, (IV) appropriate filings, notifications, submissions or reports, if any are required or voluntarily submitted, pursuant to the Foreign Investment Laws and (V) appropriate filings, notifications, submissions or reports related to all other Regulatory Clearances.

(c) Each of Aon and WTW shall, in connection with the efforts referenced in Section 8.2(b), (i) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any Proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other Party of any communication, inquiry or investigation received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity, by promptly providing copies to the other Party of any such written communications, and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions; provided, however, that materials may be redacted or withheld (A) to remove references concerning the valuation of Aon, WTW or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements in effect as of the date hereof, and (C) as necessary to address reasonable privilege or confidentiality concerns (collectively, “Permitted Redactions”); and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Entity, or, in connection with any Proceeding by a private party, with any other Person subject to Permitted Redactions, and to the extent permitted by the DOJ, the FTC or any other applicable Governmental Entity or other Person, give the other Party the opportunity to attend and participate in any meeting, telephone call or conference with the DOJ, the FTC or any other Governmental Entity or other Person.

(d) In furtherance and not in limitation of the covenants of the Parties contained in Section 8.2 and this Section 8.2(d), each Party shall use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the Transactions under any Antitrust Law or the DPA, Foreign Investment Laws, or other Laws related to the Regulatory Clearances including agreeing to any terms, conditions or modifications (including Aon, WTW or any of their respective Subsidiaries having to immediately cease operating, license, sell or otherwise dispose of any assets or businesses (including the requirement that any such assets or businesses be held separate)) (such actions, “Disposition Actions”) with respect to obtaining the expiration or termination of any waiting period or any consents, permits, waivers, approvals, authorizations or orders in connection with the consummation of the Transactions; provided, however, neither WTW nor Aon shall be required to take, and neither WTW nor Aon shall take without the prior written consent of the other Party, such Disposition Actions under this Section 8.2(d) that would result in, or would be reasonably likely to result in, the sale or disposition of assets or businesses and/or the termination of any business (in any jurisdiction(s)) that directly generated more than $1,800,000,000 of the annual combined consolidated revenues of Aon and its Subsidiaries and WTW and its Subsidiaries during the 12 month period ending as of December 31, 2019 (the “Disposition Cap”). Notwithstanding the foregoing, subject to Section 8.2(e), at the written request of Aon, WTW shall, and shall cause its Subsidiaries to, agree to take any such Disposition Actions, including any such Disposition Actions that would result in, or would be reasonably likely to result in the sale or disposition of assets or businesses and/or the termination of any business (in any jurisdiction(s)) in excess of the Disposition Cap, so long as the effectiveness of such actions are conditioned upon Completion. Nothing in this Section 8.2(d) shall require Aon, WTW or their respective Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon Completion.

(e) Subject to the last sentence of this Section 8.2(e), Aon and WTW shall jointly develop, and each of the Parties shall consult and cooperate with one another, and consider in good faith the views of one another, with respect to (i) the strategy, timing and form for obtaining any necessary approval of, for responding to any request from, inquiry or investigation by, or execution of any remedy required by, any Governmental Entity that has authority to enforce any Antitrust Law or any Law related to any other Regulatory Clearance (including directing the timing, nature and substance of all such responses, including any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with the subject matter of this Section 8.2), and (ii) the defense and settlement of any action brought by or before any Governmental Entity that has authority to enforce any Antitrust Law; provided, however, that in the event of any disagreement between the Parties with respect to the matters described in the foregoing clause (i) or (ii), the General Counsel of Aon and the General Counsel of WTW shall seek to resolve such disagreement reasonably and in good faith; provided, that if the General Counsels of the Parties cannot resolve any such disagreement, the Chief Financial Officer of Aon and the Chief Financial Officer of WTW shall seek to resolve such disagreement reasonably and in good faith; provided, further, that if the Chief Financial Officers of the Parties cannot resolve any such disagreement, the Chief Executive Officer of Aon and the Chief Executive Officer of WTW shall seek to resolve such disagreement reasonably and in good faith; provided, further, that if the Chief Executive Officers of the Parties cannot resolve any such disagreement, the determination of the Chief Executive Officer of Aon shall prevail.

(f) Subject to Section 8.2(d), each of Aon and WTW shall use its reasonable best efforts to obtain the expiration or termination of all waiting periods and all consents, waivers, authorizations and approvals of all third parties (other than Governmental Entities) necessary, proper or advisable for the consummation of the Transactions and to provide any notices to third parties required to be provided prior to the Effective Time; provided that, without the prior written consent of the other Party, neither Party shall incur any significant expense or liability, enter into any significant new commitment or agreement or agree to any significant modification to any contractual arrangement to obtain such consents or certificates.

(g) In the event that the latest date on which the High Court and/or the Panel would permit Completion to occur is prior to the Outside Date, the Parties shall use their respective reasonable best efforts to obtain consent of the High Court and/or the Panel, as applicable, to an extension of such latest date (but not beyond the Outside Date). If (i) the High Court and/or the Panel require the lapsing of the Scheme prior to the Outside Date, or (ii) Condition 1 fails to be satisfied, the Parties shall (unless and until this Agreement is validly terminated pursuant to and in accordance with Section 9.1) take all reasonable actions required in order to re-initiate the Scheme process as promptly as reasonably practicable (it being understood that no such lapsing described in subclause (i) or (ii) shall, in and of itself, result in a termination of, or otherwise affect any rights or obligations of any Party under, this Agreement).

(h) In furtherance and not in limitation of the foregoing, WTW shall cause each WTW Broker-Dealer to prepare and submit to FINRA a substantially complete FINRA Application as soon as reasonably practicable after the date hereof. WTW shall use its reasonable best efforts to obtain FINRA’s approval of the FINRA Applications, provide Aon and its counsel with an opportunity to review any filings related to the FINRA Applications prior to their submission and keep Aon and its counsel reasonably informed of any developments in respect of such filings. Aon shall (and shall cause its Affiliates to) timely provide to WTW all information required to complete the FINRA Applications and respond to any further FINRA requests.

(i) The Parties shall assemble all information necessary to timely and effectively notify, in accordance with all requirements under the International Traffic in Arms Regulations, the U.S. Department of State, Directorate of Defense Trade Controls (“DDTC”) of the Transaction. The Parties shall, at least sixty (60) days in advance of the Completion Date, submit or cause to be submitted to DDTC all information required by 22 C.F.R. § 122.4(b).

Section 8.3 Publicity. So long as this Agreement is in effect, neither WTW nor Aon, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other public announcement with respect to the Transactions or this Agreement without the prior consent of the other Party, which consent shall not be unreasonably conditioned, withheld or delayed, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other public announcement with respect to the Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances and to the extent permitted by applicable Law and applicable listing agreements with and listing rules of each applicable national securities exchange or trading market, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that WTW shall not be required by this Section 8.3 to provide any such review or comment to Aon in connection with the receipt and existence of a WTW Competing Proposal or a WTW Change of Recommendation and matters related thereto; provided further, however, that Aon shall not be required by this Section 8.3 to provide any such review or comment to WTW in connection with the receipt and existence of an Aon Competing Proposal or an Aon Change of Recommendation and matters related thereto; provided further that each Party and their respective Affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Aon or WTW in compliance with this Section 8.3.

Section 8.4 Directors’ and Officers’ Insurance and Indemnification. For not less than six (6) years from and after the Effective Date, Aon agrees to indemnify and hold harmless all individuals who at or prior to the Effective Time are past or present directors, officers or employees of WTW or WTW Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law; provided such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Acquisition or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such persons serving as an officer, director, employee or other fiduciary of WTW or any of the WTW Subsidiaries or of any Person if such service was at the request or for the benefit of WTW or any of the WTW Subsidiaries, to the fullest extent permitted by Law or provided pursuant to WTW Governing Documents or the organizational documents of any WTW Subsidiary or any indemnification agreements, if any, in existence on the date of this Agreement. The Parties agree that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in their respective certificate of incorporation or by-laws (or comparable organizational documents) or in any agreement shall survive the Acquisition and shall continue in full force and effect. For six (6) years after the Effective Time, Aon shall cause to be maintained in effect the provisions in (i) WTW Governing Documents and the organizational documents of any WTW Subsidiary and (ii) any other agreements of WTW and WTW Subsidiaries with any Indemnified Party, in each case, regarding elimination of liability, indemnification of officers, directors and employees and advancement of expenses that are in existence on the date of this Agreement, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Acquisition or any of the other Transactions). Aon shall cause for an aggregate period of not less than six (6) years from the Effective Date, the purchase of an insurance and indemnification policy in favor of WTW’s current directors and officers that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is no less favorable that WTW’s existing policy or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided, however, that WTW shall not be required to pay an annual premium for the D&O Insurance in excess of three-hundred (300%) of the last annual premium paid prior to the date of this Agreement (it being understood that Aon shall nevertheless be obligated to provide as much coverage as may be obtained for such amount); provided further that WTW may prior to the Effective Time substitute therefor a single premium six-year tail coverage with respect to D&O Insurance with an annual cost not in excess of three-hundred (300%) of the last annual premium paid prior to the date of this Agreement. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies Aon on or prior to the sixth (6th) anniversary of the Effective Time of a matter in respect of which such Person may seek indemnification pursuant to this Section 8.4, the provisions of this Section 8.4 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto. In the event following the Effective Time Aon or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Aon, as the case may be, shall assume the obligations set forth in this Section 8.4. The rights and obligations under this Section 8.4 shall survive consummation of the Acquisition and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The provisions of this Section 8.4 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her legal representatives.

Section 8.5 Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute (other than the Takeover Panel Act and the Takeover Rules) is or becomes applicable to the Acquisition, the Scheme or any of the other Transactions and (b) if any such Takeover Statute (other than the Takeover Panel Act and the Takeover Rules) is or becomes applicable to any of the foregoing, to take all action necessary so that the Acquisition, the Scheme and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Acquisition, the Scheme and the other Transactions.

Section 8.6 Rule 16b-3. Prior to the Effective Time, WTW and Aon shall, as applicable, take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of WTW equity securities (including derivative securities, including equity awards) and acquisitions of Aon equity securities pursuant to the Transactions by each individual who is a director or officer of WTW subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to WTW or who will become a director or officer of Aon subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Aon as of the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 8.7 Security Holder Litigation. Each Party shall provide the other Parties prompt notice of any litigation brought by any stockholder of that Party, as applicable, against such Party, any of its Subsidiaries and/or any of their respective directors relating to the Acquisition, this Agreement or any of the Transactions and shall keep the other party reasonably informed regarding such litigation. Unless (i) in the case of such litigation with respect to WTW, the WTW Board of Directors has made a WTW Change of Recommendation, (ii) in the case of such litigation with respect to Aon, the Aon Board of Directors has made an Aon Change of Recommendation or (iii) the Parties are adverse to each other, each Party shall give the other Party the opportunity to participate (at such other Party’s expense) in the defense or settlement of any such litigation, and no such settlement, shall be agreed to without the other Party’s prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed (subject to Section 8.15), except that the other Party shall not be obligated to consent to any settlement which does not include a full release of such other Party and its Affiliates or which imposes an injunction or other equitable relief after the Effective Time upon Aon or any of its Affiliates. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 8.7 and Section 7.1, Section 7.2 or Section 8.2 (other than in the case of matters related to the Required Antitrust Clearances and Required Regulatory Clearances), the provisions of this Section 8.7 shall control.

Section 8.8 Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist WTW Shares from the NASDAQ and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time.

Section 8.9 Director Resignations. WTW shall use its reasonable best efforts to cause to be delivered to Aon resignations executed by each director of WTW in office as of immediately prior to the Effective Time and effective upon the Effective Time.

Section 8.10 Stock Exchange Listing. Aon shall use its reasonable best efforts to cause the Aon Shares to be issued in the Acquisition to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

Section 8.11 Dividends. Each of WTW and Aon shall coordinate with the other on the payment of dividends with respect to WTW Shares and Aon Shares, and the declaration and setting of record dates and payment dates relating thereto, in respect of any calendar quarter so that WTW Shareholders do not receive dividends on both the WTW Shares and Aon Shares received in the Acquisition in respect of the same calendar quarter or fail to receive a dividend on either WTW Shares or Aon Shares received in the Acquisition in respect of any calendar quarter; provided, that, such obligations shall not apply for any quarterly dividend not reasonably expected to be paid on or around the Completion Date.

Section 8.12 Aon Board of Directors. Aon shall take all necessary action permitted by applicable Law to ensure that, at the Effective Time, (a) four individuals from the WTW Board of Directors designated by WTW prior to Completion (including the Chief Executive Officer of WTW) shall become directors on the Aon Board of Directors (for the avoidance of doubt, until his or her successor is duly elected or appointed and qualified in accordance with applicable Law), (b) the Aon Board of Directors shall be comprised of eleven members (including the Aon CEO), (c) the Chairman of the Board of the Aon Board of Directors prior to the Effective Time shall continue to serve as the Chairman of the Board of Directors of Aon, (d) the Chief Executive Officer of WTW shall be designated to serve as Executive Chairman of Aon focused on growth and innovation, (e) the Chief Executive Officer of Aon shall continue to serve as the Chief Executive Officer, and (f) the Chief Financial Officer of Aon shall continue to serve as the Chief Financial Officer.

Section 8.13 Financing. Between the date of this Agreement and the Effective Time, each of WTW and Aon shall, and shall cause its Subsidiaries to, use reasonable best efforts, in connection with any Contract or series of related Contracts relating to Indebtedness that becomes or may become due and payable as a result of the Transactions, to the extent that the consummation of the Transactions would result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to any notification or consent requirement or any right of termination, cancellation or acceleration of any obligation, or to loss of a material benefit under, such terms or provisions, (a) to obtain all necessary waivers or consents for the purpose of waiving any terms or provisions of such agreements, or (b) to refinance, renew or replace the Indebtedness, in each case solely to be effective as at Completion Date, under such agreements on terms mutually agreeable to WTW and Aon; provided, that the Transactions shall not result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to any notification or consent requirement or any right of termination, cancellation or acceleration of any obligation, or to loss of a material benefit under, any agreement under which such Indebtedness is refinanced, renewed or replaced. In addition, between the date of this Agreement and the Effective Time, each of WTW and Aon shall, and shall cause its Subsidiaries to, use reasonable best efforts to cooperate to develop a mutually agreed global financing structure for Aon and its Subsidiaries from and after the Effective Time, and to reasonably cooperate in connection with the arrangement of such financing.

Section 8.14 Post-Completion Merger of WTW. Subject to the terms of this Section 8.14, if at least 30 days prior to the Completion Date (or in accordance with Section 8.15(b)) (i) WTW and Aon mutually agree in writing or (ii) WTW provides written notice to Aon that it is unable to obtain the WTW Tax Opinion pursuant to Section 8.15(b) (assuming for this purpose that the written agreement described in clause (i) above has not occurred) (in either case, the “Two-Step Certification”), then Aon agrees, as promptly as reasonably practicable following Completion, to effectuate the Post-Completion Merger. WTW agrees to use commercially reasonable efforts to provide (i) Aon and its Representatives as promptly as reasonably practicable all such information about WTW or its Subsidiaries (including directors and their connected persons) as is reasonably required to prepare for or evaluate the Post-Completion Merger and (ii) all such other assistance as is reasonably required in connection with the potential Post-Completion Merger, including reasonable access to its management and providing such other assistance as may reasonably be requested. Notwithstanding the foregoing, WTW shall not be required by this Section 8.14 to provide Aon with access to or to disclose any information that is described in clause (A), (B) or (C) of Section 8.1(a). For the avoidance of doubt, the covenant contained in this Section 8.14 shall survive the Effective Time.

Section 8.15 Tax Matters.

(a) Each of Aon, WTW and each of their respective Subsidiaries shall use their respective reasonable best efforts to cause, including by taking or causing to be taken any action or omitting to take or causing the omission of any action, the Transactions including the receipt of the Scheme Consideration in exchange for the WTW Shares pursuant to the Scheme (together with the Post-Completion Merger if the Two-Step Certification is provided) or the Takeover Offer to qualify for the Intended Tax Treatment, and neither Aon, WTW, or any of their Subsidiaries shall take, agree to take, or omit to take any action if such action, agreement, or failure to act could reasonably be expected to prevent or impede the Intended Tax Treatment. For the avoidance of doubt, the covenants contained in this Section 8.15 shall survive the Effective Time.

(b) From and after the date of this Agreement, WTW and its Subsidiaries shall use commercially reasonable efforts to obtain a written opinion of Weil, Gotshal & Manges LLP (or other nationally recognized tax counsel reasonably acceptable to WTW) (“WTW Tax Counsel”), in form and substance reasonably satisfactory to WTW (the “WTW Tax Opinion”), dated as of Completion, to the effect that, on the basis of reasonably requested representations, assumptions and undertakings set forth or referred to in the WTW Tax Opinion and in the related Tax representation letters, for U.S. federal income tax purposes, the Scheme and receipt of the Scheme Consideration in exchange for the WTW Shares pursuant to the Scheme (together with the Post-Completion Merger if the Two-Step Certification is provided) or the Takeover Offer and receipt of consideration in the Takeover Offer, should qualify for the Intended Tax Treatment. WTW Tax Counsel will be entitled to rely upon, and Aon and WTW shall each use commercially reasonable efforts to provide to WTW Tax Counsel, representation letters including reasonably requested representations, assumptions and undertakings from each of Aon and WTW, in each case, in form and substance reasonably satisfactory to WTW Tax Counsel and to Aon, dated as of the Effective Date. At least 50 days prior to the Completion Date, WTW shall provide Aon, in writing, a final form of the representation letter WTW Tax Counsel requests from Aon with respect to the WTW Tax Opinion (the “Aon Rep Letter”). At least 35 days prior to the Completion Date, Aon shall confirm in writing whether it shall issue the Aon Rep Letter to WTW Tax Counsel (the “Aon Rep Letter Confirmation”). If WTW does not receive the (i) Aon Rep Letter Confirmation at least 35 days prior to the Completion Date or (ii) following receipt of the Aon Rep Letter Confirmation, WTW does not receive the executed Aon Rep Letter prior to Completion, WTW may provide written notice to Aon that it is unable to obtain the WTW Tax Opinion.

Section 8.16 Employee and Benefit Matters.

(a) From the date of Completion through the first anniversary of the Effective Time (the “Benefits Continuation Period”), Aon shall or shall cause a Subsidiary of Aon to provide to each WTW Employee who continues in employment with Aon or a Subsidiary thereof following the Effective Time (each, a “Continuing Employee”) (i) a base salary or annual wage rate that is no less favorable than the base salary or annual wage rate provided to such Continuing Employee immediately prior to the Effective Time, (ii) a target annual (or lesser period, as applicable) cash bonus opportunity or commission opportunity (as applicable) that is no less favorable than the target annual (or lesser period, as applicable) cash bonus opportunity or commission opportunity (as applicable) provided to such WTW Employee immediately prior to the Effective Time, (iii) who is eligible to receive an annual equity compensation award (inclusive of dividend equivalent rights) as of immediately prior to the Effective Time, pursuant to ordinary course grant practices of WTW in effect as of the date hereof, to be eligible for an annual equity compensation award, and (iv) health, welfare and other employee benefits (excluding severance) that are substantially comparable in the aggregate to the health, welfare and other employee benefits (excluding severance) in effect immediately prior to the Effective Time; provided, however, for the avoidance of doubt, in no event shall this Section 8.16(a) require that any Continuing Employee be entitled to accrue benefits in a defined benefit pension plan following the Effective Time.

(b) Aon shall or shall cause a Subsidiary of Aon to provide, to each Continuing Employee who experiences a termination of employment during the Benefits Continuation Period in a manner that would entitle such Continuing Employee to severance under a WTW Benefit Plan in effect on the date hereof or permitted to be entered into under Section 7.1(ii)(c), severance benefits that are no less favorable than the severance benefits (if any) to which such Continuing Employee would have been entitled upon such a termination of employment under the applicable WTW Benefit Plan.

(c) For purposes of vesting, eligibility to participate and determining level of benefits under the employee benefit plans of Aon providing benefits to any Continuing Employees following the Closing (the “New Plans”), each Continuing Employee shall be credited with his or her years of service with the WTW or a Subsidiary of WTW and its predecessors before the Effective Time, to the same extent and for the same purpose as such Continuing Employee was entitled, before the Effective Time, to credit for such service under the corresponding WTW Benefit Plan in which such WTW Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to (i) any frozen or grandfathered plan, any defined benefit pension plan or any retiree or post-termination health or welfare benefit plan (other than such plans that were WTW Benefit Plans prior to the Effective Time under which service was credited as of the Effective Time), or (ii) to the extent that its application would result in a duplication of benefits or compensation with respect to the same period of service. In addition, and without limiting the generality of the foregoing, to the extent permitted by the applicable New Plans on the date hereof, Aon shall cause (A) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a WTW Benefit Plan in which such Continuing Employee had already satisfied any such waiting period and participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, (1) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, unless and to the extent the individual was subject to such conditions under the comparable Old Plans immediately prior to entry in the New Plans, and (2) any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan (to the same extent such expenses would have been taken into account under the comparable Old Plan prior to the Closing).

(d) Aon shall or shall cause a Subsidiary of Aon to pay to eligible Continuing Employees cash bonus or commission amounts for the full year in which the Effective Time occurs unless a payment for the period through the Effective Time has already been paid, in which case Aon or a Subsidiary of Aon will pay such amount for the remainder of such year; provided that, any amounts payable in respect of the period of such year prior to the Effective Time shall be no less than the amounts accrued by WTW with respect to such cash incentive compensation; provided further, that if any WTW Employee’s employment is involuntarily terminated following the end of the performance period for the year in which the Effective Time occurs, but prior to the payment of the cash bonus or commission amounts payable for such performance period, such employee shall receive such cash bonus or commission amounts when paid to other WTW Employees.

(e) Aon hereby acknowledges that the consummation of the Transactions contemplated hereby will constitute a “change of control” of WTW (or similar phrase) within the meaning of the WTW Benefit Plans set forth in Section 5.9 of the WTW Disclosure Letter (as applicable).

(f) Aon and WTW shall cooperate in good faith in respect of consultation obligations and similar notice and bargaining obligations owed to any employees or consultants of WTW or any Subsidiary of WTW or any employees or consultants of Aon or any subsidiary of Aon (or applicable), or any of their respective bargaining representatives, in accordance with all applicable Laws and works council or other bargaining agreements, if any.

(g) Nothing contained in this Section 8.16 or elsewhere in this Agreement (whether express or implied) shall, or shall be construed so as to, (i) create or confer any rights, remedies or claims upon any employee, consultant, director or other service provider of WTW or any of its Affiliates or any right of employment or engagement or continued employment or engagement or any particular term or condition of employment or engagement upon any WTW Employee or any other Person, (ii) establish, amend, or modify any WTW Benefit Plan, any New Plan or any other benefit or compensation plan, program, policy, agreement, arrangement, or Contract, (iii) prohibit or limit the ability of Aon or any of its Affiliates to amend, modify or terminate any benefit or compensation plan (including without limitation any defined benefit pension plan), program, policy, agreement, arrangement, or contract at any time that is or has been assumed, established, sponsored or maintained by any of them or (iv) confer any rights or benefits (including any third-party beneficiary rights) on any Person other than the Parties.

Section 8.17 No Control;

Section 8.18 No Partnership; No Agency.

(a) Subject to Section 7.1 and Section 7.2, nothing contained in this Agreement shall give Aon or any of its Affiliates, directly or indirectly, the right to control or direct WTW or its Subsidiaries’ operations prior to the Effective Time, and nothing contained herein shall give WTW, directly or indirectly, the right to control or direct Aon’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of Aon and WTW shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(b) Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity between any of the Parties.

(c) Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, either Party the agent of the other Party for any purpose. No Party has, pursuant to this Agreement, any authority or power to bind or to contract in the name of the other Party to this Agreement.

ARTICLE IX.

TERMINATION

Section 9.1 Termination. This Agreement may be terminated and the Acquisition and the other Transactions may be abandoned (except as otherwise provided below, whether before or after receipt of WTW Shareholder Approval or Aon Shareholder Approval, if applicable) as follows:

(a) by mutual written consent of Aon and WTW;

(b) by either Aon, on the one hand, or WTW, on the other hand, prior to the Effective Time, if there has been a breach by WTW, on the one hand, or Aon, on the other hand, of any representation, warranty, covenant or agreement set forth in this Agreement (other than Sections 7.3 and 7.4), which breach would result in a Condition not being satisfied (and such breach is not reasonably capable of being cured prior to the Outside Date, or if curable prior to the Outside Date, has not been cured after the receipt of notice thereof by the defaulting Party from the non-defaulting Party within the earlier of (i) forty-five (45) calendar days or (ii) the Outside Date); provided, however, this Agreement may not be terminated pursuant to this Section 9.1(b) by any Party if such Party is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

(c) by either Aon or WTW, if the Effective Time shall not have occurred by midnight, Eastern Time, at the end of the day on March 9, 2021 (the “Initial Outside Date”); provided, that in the event that at the Outside Date, (i) all of the Conditions other than Conditions 3(ii) (EU Merger Regulation), 3(iii) (HSR waiting period), 3(iv) (Required Antitrust Clearances), 3(v) (Orders and Laws), and 3(vi) (Required Regulatory Clearances), and any Conditions that by their nature are to be satisfied or waived on the Completion Date, but subject to the satisfaction or waiver (when permissible) of such Conditions, then the Outside Date shall automatically be extended up to two times, each time for a period of three months (such date, as so extended, the “Extended Outside Date”) unless the Parties mutually agree to an earlier Extended Outside Date; provided further, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any Party if such Party’s breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of, or resulted in, the Effective Time not occurring on or prior to the Initial Outside Date or the Extended Outside Date;

(d) by Aon, prior to receipt of WTW Shareholder Approval, if (i) the WTW Board of Directors shall have effected a WTW Change of Recommendation or (ii) WTW shall have materially breached Section 7.3;

(e) by WTW, prior to receipt of the Aon Shareholder Approval, if (i) the Aon Board of Directors shall have effected an Aon Change of Recommendation or (ii) Aon shall have materially breached Section 7.4;

(f) by either WTW or Aon if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable Order or there is a Law in effect in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition (excluding the Specified Laws and Orders); provided that the right to terminate this Agreement pursuant to this Section 9.1(f) shall not be available to any Party if such Party’s breach of any provision of this Agreement shall have been the primary cause of such Order or Law;

(g) by either WTW or Aon, if the Court Meeting or the WTW EGM shall have been completed and the Court Meeting Resolution or the Required WTW EGM Resolutions, as applicable, shall not have been approved by the requisite majorities;

(h) by either Aon or WTW, if the Aon Shareholder Approval shall not have been obtained at the Aon EGM or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

(i) by either Aon or WTW, if the High Court shall decline or refuse to sanction the Scheme, unless both Parties agree in writing that the decision of the High Court shall be appealed (it being agreed that WTW shall make such an appeal if requested to do so in writing by Aon and the council appointed by Aon and by WTW agree that doing so is a reasonable course of action); and

(j) by WTW, if the Aon CSA and Required Assignment have not been completed by October 9, 2020 (it being agreed that such date may be extended at Aon’s written request and prior approval of WTW (such approval not to be unreasonably withheld, conditioned or delayed)).

Section 9.2 Effect of Termination.

(a) In the event of the valid termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Aon or WTW, other than (i) the obligations of Aon to pay the Regulatory Termination Fee and other amounts set forth in this Section 9.2 (if applicable), and (ii) the obligation of WTW or Aon (if applicable) to pay the Aon Reimbursement Payments or the WTW Reimbursement Payments (each as defined in the Expenses Reimbursement Agreement), as applicable, pursuant to the Expenses Reimbursement Agreement; provided, however, that nothing herein shall release any Party from liability (including any monetary damages or other appropriate remedy) for Willful Breach or for fraud or as provided for in the Confidentiality Agreement or Clean Team Agreement.

(b) In the event of a Specified Termination, Aon shall pay, or cause to be paid, to WTW (i) if such termination was by Aon, prior to or substantially concurrently with, and as a condition to, such termination, or (ii) if such termination was by WTW, within five (5) business days of such termination, an amount in cash equal to $1,000,000,000 (the “Regulatory Termination Fee”).

(c) “Specified Termination” means a valid termination of this Agreement:

(i) by Aon or WTW pursuant to Section 9.1(c) (Outside Date) (but only in the event that all of the Conditions have been satisfied or waived, other than the Specified Conditions); or

(ii) by WTW pursuant to Section 9.1(b) (Breach) based on a breach by Aon UK and/or Aon Ireland, as applicable, of its covenants or agreements under Section 8.2 (Reasonable Best Efforts); or

(iii) by Aon or WTW for any other reason at a time when WTW or Aon could have terminated this Agreement as described in the preceding clauses (i) - (ii).

(d) Each of the Parties acknowledges that the agreements contained in this Section 9.2 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement. If Aon fails to pay in a timely manner any amount due pursuant to Section 9.2(b), then Aon shall pay to WTW interest on any and all amounts payable pursuant to Section 9.2(b) from and including the date payment of such amount was due to but excluding the date of actual payment at the London Inter-bank Offered Rate on the date such payment was required to be made plus 2.00% (the “Interest”).

(e) The Confidentiality Agreement, the Clean Team Agreement, this Section 9.2 and Section 10.3 through Section 10.13 shall survive any such termination. For clarity, termination of this Agreement shall be without prejudice to the provisions of the Expenses Reimbursement Agreement, the Confidentiality Agreement and the Clean Team Agreement.

(f) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated by Aon and WTW receives payment of the Regulatory Termination Fee, or terminated by WTW and WTW demands and receives payment of the Regulatory Termination Fee, the payment of the Regulatory Termination Fee and Interest (if applicable), shall be the sole and exclusive remedy of WTW, its Affiliates and its Representatives against Aon and any of its Representatives and Affiliates for any loss or damage suffered as a result of the failure of the Transactions or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of Aon, its Representatives, or its Affiliates shall have any further liability or obligation relating to or arising out of this Agreement, whether in equity or at law, in contract, in tort or otherwise.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Amendment and Modification; Waiver.

(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of WTW Shareholder Approval or Aon Shareholder Approval, as applicable, by written agreement of the Parties (by action taken by their respective boards of directors); provided, however, that after the approval and adoption of this Agreement by the WTW Shareholders or the approval of the issuance of Aon Shares in connection with the Acquisition by the Aon Shareholders, as applicable, no amendment shall be made which by Law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

(b) At any time and from time to time prior to the Effective Time, either WTW, on the one hand, or Aon, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of any of Aon or WTW, as applicable, (ii) waive any inaccuracies in the representations and warranties made to Aon or WTW contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of Aon or WTW, as applicable, contained herein. Any agreement on the part of an Aon or WTW to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Aon or WTW, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 10.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 10.3 Expenses. Except as otherwise expressly provided in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, except that Aon and WTW shall share equally (a) the Panel’s document review fees, (b) the costs associated with the filing, printing, publication and proposing of the Rule 2.5 Announcement, (c) the costs associated with the filing, printing, publication and proposing of the Scheme Document, the Joint Proxy Statement and any other materials required to be proposed to WTW Shareholders or Aon Shareholders pursuant SEC rules, the Act or the Takeover Rules, (d) the filing fees incurred in connection with notifications with any Governmental Entities under any Antitrust Laws or the DPA and (e)  the costs incurred in connection with the soliciting proxies in connection with the Court Meeting and the WTW EGM.

Section 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied or sent by email transmission (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Aon (prior to the Required Assignment), to:

Aon plc

Aon Center

200 East Randolph Street

Chicago, Il 60601

Attention: Darren Zeidel

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Attention:  Charles K. Ruck

                  Bradley C. Faris

Email:   charles.ruck@lw.com

              bradley.faris@lw.com

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HS

United kingdom

Attention: Julian Long

Email: julian.long@freshfields.com

if to Aon (following the Required Assignment), to:

Aon plc

Aon Center

200 East Randolph Street

Chicago, Il 60601

Attention: Darren Zeidel

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Attention: Charles K. Ruck

                 Bradley C. Faris

Email:  charles.ruck@lw.com

             bradley.faris@lw.com

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HS

United kingdom

Attention: Julian Long

Email: julian.long@freshfields.com

and if to WTW, to:

Willis Towers Watson Public Limited Company

200 Liberty Street

New York, New York 10281

Attention: Matthew Furman

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:  Michael J. Aiello

      Matthew J. Gilroy

      Amanda Fenster

Email: michael.aiello@weil.com

            matthew.gilroy@weil.com

            amanda.fenster@weil.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

401 9th Avenue

New York, New York 10001

Attention: Joseph A. Coco

         Todd E. Freed

Email: Joseph.Coco@skadden.com

   Todd.Freed@skadden.com

Section 10.5 Certain Definitions. For the purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to WTW or Aon, as applicable, than those contained in the Confidentiality Agreement (excluding any standstill provisions contained therein); provided that such confidentiality agreement shall not prohibit compliance by WTW or Aon, as applicable, with any of the provisions of Section 7.3 or 7.4 respectively.

“Acquisition” means the proposed acquisition by Aon of WTW by means of the Scheme or the Takeover Offer (and any such Scheme or Takeover Offer as it may be revised, amended or extended from time to time) pursuant to this Agreement (whether by way of the Scheme or the Takeover Offer) (including the issuance by Aon of the aggregate Scheme Consideration pursuant to the Scheme or the Takeover Offer), as described in the Rule 2.5 Announcement and provided for in this Agreement.

“Act” means the Irish Companies Act 2014, as amended.

“Acting in Concert” shall have the meaning given to that term in the Takeover Panel Act.

“Affiliate” means, in relation to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first person (as used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings).

“Antitrust Clearances” means all consents, clearances, approvals, permissions, license, variance, exemption, authorization, acknowledgement, permits, nonactions, Orders and waivers required to be obtained from, and all registrations, applications, notices and filings required to be made with or provided to, any Governmental Entity or other third party, under or in connection with any Antitrust Laws, in connection with the implementation of the Scheme and/or the Acquisition. Without limiting the generality of the foregoing, Antitrust Clearances will include, but would not be limited to, (i) the clearances related to the EC Merger Regulation, (ii) the lapse of the HSR waiting period, (iii) the Required Antitrust Clearances, and (iv) any other consents, clearances, approvals, permissions, license, variance, exemption, authorization, acknowledgement, permits, nonactions, Orders and waivers required to be obtained from, and all registrations, applications, notices and filings required to be made with or provided to, any Governmental Entity or other third party, under or in connection with any Antitrust Laws, in connection with the implementation of the Scheme and/or the Acquisition in the jurisdictions listed under Section 9.5(c) of the Aon Disclosure Letter.

“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.

“Aon Board of Directors” means, prior to the consummation of the Required Assignment, the board of directors of Aon UK, and following the consummation of the Required Assignment, the board of directors of Aon Ireland.

“Aon Competing Proposal” means any bona fide, written proposal or offer made by a Person or group (other than a proposal or offer by WTW or any of the WTW Subsidiaries or any of its Concert Parties or any person Acting in Concert with Aon pursuant to Rule 2.5 of the Takeover Rules) at any time which is structured to permit such Person or group to acquire (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer, scheme of arrangement, takeover offer, or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions) ownership of (i) assets or businesses of Aon and the Aon Subsidiaries that generate at least twenty percent (20%) or more of the net revenues or net income (for the 12-month period ending on the last day of Aon’s most recently completed fiscal quarter) or that represent at least twenty percent (20%) of the total assets (based on fair market value) of Aon and the Aon Subsidiaries taken as a whole or (ii) at least twenty percent (20%) of any class of capital stock, other equity securities or voting power of Aon, in each case other than the Acquisition.

“Aon EGM” means the extraordinary general meeting of the Aon Shareholders (and any adjournment or postponement thereof) to be convened for the purpose of seeking the Aon Shareholder Approval.

“Aon Equity Award” means any equity award granted under an Aon Equity Plan that is or may be exercised for or paid or settled in Aon Shares.

“Aon Equity Plans” means the Aon plc 2011 Incentive Plan, as amended and restated, and all sub-plans thereunder; the Aon Stock Incentive Plan, as amended and restated; and the Aon Stock Award Plan, as amended and restated through February, 2000.

“Aon ESPP” means the Aon Global Share Purchase Plan and all sub-plans thereunder.

“Aon Intervening Event” means a material Effect that (a) was not known to the Aon Board of Directors, or the material consequences of which (based on facts known to members of the Aon Board of Directors as of the date of this Agreement) were not reasonably foreseeable, as of the date of this Agreement, (b) becomes known by the Aon Board of Directors prior to the receipt of the Aon Shareholder Approval, (c) does not relate to any Aon Competing Proposal and (d) does not relate to WTW or any of its Subsidiaries.

“Aon Ireland Board of Directors” means the board of directors of Aon Ireland following the Aon CSA and the Required Assignment.

“Aon Material Adverse Effect” means any Effect that, (i) individually or in the aggregate, has, or is reasonably likely to result in, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations of Aon and the Aon Subsidiaries, taken as a whole; provided, however, that no Effects resulting or arising from the following shall be deemed to constitute an Aon Material Adverse Effect or shall be taken into account when determining whether an Aon Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions to the extent that such Effects do not disproportionately impact Aon relative to other companies operating in the industry or industries in which Aon operates, (b) conditions (or changes therein) in any industry or industries in which Aon operates to the extent that such Effects do not disproportionately impact Aon relative to other companies operating in such industry or industries, (c) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, to the extent that such Effects do not disproportionately impact Aon relative to other companies operating in the industry or industries in which Aon operates, (d) any change in GAAP or interpretation thereof to the extent that such Effects do not disproportionately impact Aon relative to other companies operating in the industry or industries in which Aon operates, (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity to the extent that such Effects do not disproportionately impact Aon relative to other companies operating in the industry or industries in which Aon operates, (f) the execution and delivery of this Agreement or the consummation of the Transactions, or any actions expressly required by, or the failure to take any action expressly prohibited by, the terms of this Agreement, (provided, however, that the exceptions in this clause (f) shall not apply to Aon’s representations and warranties in Section 6.3(c), Section 6.9(e), or Section 6.14(b) or, to the extent related thereto, the Conditions 5(i) – (iv) of the Rule 2.5 Announcement), (g) changes in the price of Aon Shares, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Aon Material Adverse Effect” may be taken into account), (h) any failure by Aon to meet any internal or published projections, estimates or expectations of Aon’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Aon to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Aon Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, global health conditions (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus)) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, to the extent that such Effects do not disproportionately impact Aon relative to other companies operating in the industry or industries in which Aon operates, (j) the public announcement of this Agreement or the Transactions, (k) the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of Aon or any Aon Subsidiaries with its employees, brokers, agents, independent contractors, vendors, clients or suppliers, (l) any action or failure to take any action that is consented to or requested by WTW in writing or (m) any reduction in the credit rating of Aon or the Aon Subsidiaries, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of a “Aon Material Adverse Effect” may be taken into account) or (ii) prevents, materially impairs or materially delays Aon from performing its material obligations under this Agreement or consummation of the Transactions prior to the Outside Date.

“Aon Options” means all options to purchase Aon Shares, whether granted pursuant to the Aon Equity Plans or otherwise.

“Aon Organizational Documents” means, prior to the Required Assignment, the Articles of Association of Aon UK and, following the Required Assignment, the Memorandum and Articles of Association of Aon Ireland.

“Aon Shareholder Approval ” means the approval by holders of Aon Shares representing a majority of the votes cast at the Aon EGM in favor of the issuance of the aggregate Scheme Consideration pursuant to the Acquisition; provided that the total votes cast on such proposal represent over 50% of the Aon Shares entitled to vote on such proposal.

“Aon Subsidiaries” means the Subsidiaries of Aon (for the avoidance of doubt, following the Aon CSA, Aon UK itself shall be considered an Aon Subsidiary).

“Aon Superior Proposal” means a bona fide written proposal or offer constituting an Aon Competing Proposal (other than an Aon Competing Proposal which has resulted from a breach in any material respect of Section 7.3) (with references to 20% being deemed to be replaced with references to 50%), on terms which the Aon Board of Directors determines in good faith after consultation with Aon’s outside legal and financial advisors to be (a) more favorable to the Aon Shareholders (including from a financial point of view) than the Acquisition, taking into account all relevant factors (including all the terms and conditions of such proposal or offer and this Agreement (including any changes to the terms of this Agreement agreed to in a binding written manner by WTW in response to such offer or otherwise)) and (b) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal or offer.

“Bribery Legislation” means all and any of the following if and as they may be applicable to WTW, Aon and/or their respective Subsidiaries by their terms: the United States Foreign Corrupt Practices Act of 1977; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the Bribery Act 2010; the Proceeds of Crime Act 2002; Criminal Justice (corruption offices) Act 2018; and any anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which Aon or WTW operates.

“business days” means any day other than a Saturday, a Sunday or a day on which banks in Ireland or in New York, New York are authorized or required by applicable Law to be closed.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder.

“Clean Team Agreement” means that certain Clean Team Confidentiality Agreement, dated March 6, 2020, by and between Aon UK and WTW, as the same may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Concert Parties”, such persons as are deemed to be Acting in Concert with Aon or WTW (as applicable) pursuant to Rule 3.3 of Part A of the Takeover Rules.

“Conditions” means the conditions to the Scheme and the Acquisition set out in paragraphs 1, 2, 3, 4 and 5 of Appendix 3 of the Rule 2.5 Announcement, and “Condition” means any one of the Conditions.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of February 18, 2020 by and between Aon UK and WTW, as the same may be amended from time to time.

“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect; provided, however, that Contracts shall not include any WTW Benefit Plan or Aon Benefit Plan.

“Court Hearing” means the hearing by the High Court of the Petition to sanction the Scheme under Section 453 of the Act.

“Court Meeting” means the meeting or meetings of the WTW Shareholders or, if applicable, the meeting or meetings of any class or classes of WTW Shareholders (and, in each case, any adjournment or postponement thereof) convened by (i) resolution of the WTW Board of Directors or (ii) order of the High Court, in either case, pursuant to Section 450 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment).

“Court Meeting Resolution” means the resolution to be proposed at the Court Meeting for the purposes of approving and implementing the Scheme.

“Court Order” means the order or orders of the High Court sanctioning the Scheme under Section 453 of the Act.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Effective Date” means the date on which the Scheme becomes effective in accordance with its terms or, if the Acquisition is implemented by way of a Takeover Offer, the date on which the Takeover Offer has become (or has been declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Documents and the Takeover Rules.

“Effective Time” means the time on the Effective Date at which the Court Order is delivered to the Registrar of Companies or, if the Acquisition is implemented by way of a Takeover Offer, the time on the Effective Date at which the Takeover Offer becomes (or is declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Documents and the Takeover Rules.

“Environmental Law” means any and all applicable Laws which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.

“Environmental Liability” means any obligations or liabilities (including any notices, claims, complaints, suits or other assertions of obligations or liabilities) that are: (a) related to the environment (including on-site or off-site contamination by Hazardous Substances of surface or subsurface soil or water), and (b) based upon (i) any provision of Environmental Laws or (ii) any order, consent, decree, writ, injunction or judgment issued or otherwise imposed by any Governmental Entity and includes: fines, penalties, judgments, awards, settlements, losses, damages, costs, fees (including attorneys’ and consultants’ fees), expenses and disbursements relating to environmental matters; defense and other responses to any administrative or judicial action (including notices, claims, complaints, suits and other assertions of liability) relating to environmental matters; and financial responsibility for (x) clean-up costs and injunctive relief, including any Removal, Remedial or Response actions, and (y) compliance or remedial measures under other Environmental Laws.

“Environmental Permits” means any permit, license, authorization or approval required under applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business (whether or not incorporated) that, together with, any other entity, trade or business is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the bank or trust company appointed by Aon (and reasonably acceptable to WTW) to act as exchange agent for the payment of the Scheme Consideration.

“Expenses Reimbursement Agreement” means the expenses reimbursement agreement dated as of the date hereof between Aon and WTW, the terms of which have been submitted to the Panel.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FINRA Application” means an application pursuant to FINRA Rule 1017 seeking FINRA’s approval of the change of ownership or control of a FINRA member broker-dealer.

“Foreign Investment Laws” mean any trade regulation laws that are designed or intended to prohibit, restrict or regulate mergers and acquisitions involving foreign investors.

“Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity.

“Governmental Entity” means (a) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (b) any public international governmental organization, or (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition, and, for the avoidance of doubt, includes the Panel.

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, chemical compound, hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins.

“High Court” means the High Court of Ireland.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means with respect to any Person, (a) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured and (b) any guarantee (other than customary non-recourse carve-out or “badboy” guarantees) of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.

“Intellectual Property” means all rights, title and interest in or relating to all intellectual property protected, created or arising under the laws of the U.S. or any foreign jurisdiction, including: (a) patents and patent applications and any other governmental grant for the protection of inventions or industrial designs, (b) trademarks, service marks, trade dress, logos, brand names, trade names and corporate names, and other source or business identifiers, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) copyrights, whether registered or unregistered, and any registrations, renewals, recordations, and applications for registration thereof, (d) trade secrets and confidential or proprietary information, including know-how, concepts, methods, processes, designs, schematics, drawings, formulae, technical data, techniques, protocols, business plans, specifications, research and development information, technology, and business plans to the extent protected as trade secrets or otherwise non-public (collectively “Trade Secrets”), (e) rights in databases and data collections (including knowledge databases, customer lists and customer databases), and (f) domain name registrations.

“Ireland” means Ireland, excluding Northern Ireland, and the word “Irish” shall be construed accordingly.

“knowledge” will be deemed to be, as the case may be, the actual knowledge after reasonable inquiry of (a) the Persons listed in Section 9.5 of the Aon Disclosure Letter with respect to Aon, or (b) the Persons listed in Section 9.5 of the WTW Disclosure Letter with respect to WTW.

“Law” means any statute, code, rule, regulation, Order, or ordinance or other pronouncement of any Governmental Entity having the effect of law, as in effect now or hereafter, including the Takeover Panel Act and the Takeover Rules.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, covenant not to sue, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“NASDAQ” means the NASDAQ Global Market.

“Northern Ireland” means the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone on the island of Ireland.

“NYSE” means the New York Stock Exchange.

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent).

“Outside Date” means the Initial Outside Date or the Extended Outside Date, as applicable

“Panel” means the Irish Takeover Panel.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Personal Information” means any data or information relating to an identified or identifiable natural person; an “identifiable person” is one who can be identified, directly or indirectly; and shall also mean “personal information”, “personal data”, “personal health information” and “personal financial information” each as defined by applicable Laws relating to the collection, use, sharing, storage, and/or disclosure of information about an identifiable individual.

“Petition” means the petition to the High Court seeking the Court Order.

“Post-Completion Merger” means (a) the conversion of WTW into a private company limited by shares (within the meaning of Section 2 of the Act) in accordance with Part 20 of the Act and (b) following such conversion of WTW in accordance with clause (a), the merger of WTW with and into a newly-formed Irish entity that is directly and wholly-owned by Aon, which Aon shall cause to be classified, for U.S. federal income tax purposes, as an entity disregarded from its owner (including by filing an entity classification election), with such newly-formed Irish direct wholly-owned subsidiary of Aon as the surviving entity, to be implemented as a statutory merger in accordance with Chapter 3 of Part 9 of the Act or, at Aon’s sole discretion, a merger by scheme of arrangements in accordance with Chapter 1 of Part 9 of the Act.

“Proceeding” means any civil, criminal or administrative action, suit, claim, hearing, arbitration, investigation or other proceeding.

“RCRA” means the Resource Conservation and Recovery Act, as amended, and any regulations promulgated thereunder.

“Registered Aon IP” means all patents, registered trademarks, registered copyrights and pending applications for any patents, trademarks or copyrights owned or purported to be owned by Aon or any Aon Subsidiary.

“Registered WTW IP” means all patents, registered trademarks, registered copyrights and pending applications for any patents, trademarks or copyrights owned or purported to be owned by WTW or any WTW Subsidiary.

“Registrar of Companies” means the Registrar of Companies in Dublin, Ireland.

“Required WTW EGM Resolutions” has the meaning set forth in the definition of WTW EGM Resolutions.

“Regulatory Clearances” means all consents, clearances, approvals, permissions, license, variance, exemption, authorization, acknowledgement, permits, nonactions, Orders and waivers required to be obtained from, and all registrations, applications, notices and filings required to be made with or provided to, any Governmental Entity or other third party, other than under or in connection with Antitrust Laws, in connection with the implementation of the Scheme, and/or the Acquisition in connection with the implementation of the Scheme, and/or the Acquisition.

“Regulatory Information Service” means a regulatory information service as defined in the Takeover Rules.

“Removal, Remedial or Response” actions include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether such activities are those which might be taken by a Governmental Entity or those which a Governmental Entity or any other Person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other Persons under “removal,” “remedial,” or other “response” actions.

“Representatives” means, when used with respect to Aon or WTW, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of Aon or WTW, as applicable, and its Subsidiaries.

“Required Antitrust Clearances” means the Antitrust Clearances to be received in the jurisdictions listed under Section 9.5(d) of the Aon Disclosure Letter (and such jurisdictions, the “Required Antitrust Jurisdictions”).

“Required Regulatory Clearances” means the Regulatory Clearances of set forth on Section 9.5(e) of the Aon Disclosure Letter.

“Resolutions” means the WTW EGM Resolutions and the Court Meeting Resolution, which will be set out in the Scheme Document.

“Rule 2.5 Announcement” means the announcement to be made by the Parties pursuant to Rule 2.5 of the Takeover Rules for the purposes of the Acquisition, in the form agreed to by or on behalf of the Parties.

“Scheme Document” means a document (or relevant sections of the Joint Proxy Statement comprising the Scheme Document) (including any amendments or supplements thereto) to be distributed to WTW Shareholders and, for information only, to WTW Equity Award Holders containing (i) the Scheme, (ii) the notice or notices of the Court Meeting and WTW EGM, (iii) an explanatory statement as required by Section 452 of the Act with respect to the Scheme, (iv) such other information as may be required or necessary pursuant to the Act, the Exchange Act or the Takeover Rules and (v) such other information as WTW and Aon shall agree.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of WTW or Aon, as applicable, that is material or constitutes a “significant subsidiary” of WTW or Aon, as applicable, within the meaning of Rule 1-02 of Regulation S-X promulgated under the Securities Act.

“Specified Conditions” means Condition 3(ii) (EU Merger Regulation), Condition 3(iii) (HSR Waiting Period), Condition 3(iv) (Required Antitrust Clearances) and Condition 3(v) (Orders and Laws) (in the case of Condition 3(v), solely to the extent the Order or Law resulting in the failure of such Condition arises under or relates to any Antitrust Law in any Required Antitrust Jurisdiction).

“Specified Laws and Orders” means (i) any Antitrust Law of any jurisdiction that is not a Required Antitrust Jurisdiction, (ii) any Order related to any Antitrust Law other than an Antitrust Law in a Required Antitrust Jurisdiction by a Governmental Entity of competent jurisdiction in such Required Antitrust Jurisdiction, (iii) any regulatory Law of any jurisdiction that does not give rise to a Required Regulatory Clearance, and (iv) any Order related to any regulatory Law other than the applicable Laws giving rise to a Required Regulatory Clearance by a Governmental Entity of competent jurisdiction in the jurisdiction corresponding to such Required Regulatory Clearance.

“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Takeover Offer” means an offer in accordance with Section 3.6, for the entire issued share capital of WTW (other than any WTW Shares beneficially owned by Aon or any Aon Subsidiary (if any) and any WTW Shares held by any WTW Subsidiary) including any amendment or revision thereto pursuant to this Agreement, the full terms of which would be set out in the Takeover Offer Document or (as the case may be) any revised offer documents.

“Takeover Offer Document” means, if, following the date of this Agreement, Aon elects to implement the Acquisition by way of the Takeover Offer in accordance with Section 3.6, the document to be despatched to WTW Shareholders and others by Aon containing, among other things, the Takeover Offer, the Conditions (except as Aon determines pursuant to and in accordance with Section 3.6 not to be appropriate in the case of a Takeover Offer) and certain information about Aon and WTW and, where the context so requires, includes any form of acceptance, election, notice or other document reasonably required in connection with the Takeover Offer.

“Takeover Panel Act” means the Irish Takeover Panel Act 1997.

“Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules, 2013.

“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Entity or domestic or foreign taxing authority, including, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, escheat, unclaimed property, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration filed or required to be filed with any Governmental Entity or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Willful Breach” means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether breaching this Agreement was the conscious object of the act or failure to act. For the avoidance of doubt, and without limiting the meaning of Willful Breach, the Parties acknowledge and agree that any failure by any Party to consummate the Transactions after the applicable Conditions have been satisfied or waived (other than the Conditions that by their nature are to be satisfied or waived on the Completion Date) shall constitute a Willful Breach of this Agreement.

“WTW Broker-Dealer” means each of Willis Securities, Inc., d/b/a Willis Re Securities, Westport Financial Services Inc., and Willis Towers Watson Securities Europe Limited.

“WTW Competing Proposal” means any bona fide, written proposal or offer made by a Person or group (other than a proposal or offer by Aon or any of the Aon Subsidiaries or any of its Concert Parties or any person Acting in Concert with Aon pursuant to Rule 2.5 of the Takeover Rules) at any time which is structured to permit such Person or group to acquire (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer, scheme of arrangement, takeover offer, or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions) ownership of (i) assets or businesses of WTW and WTW Subsidiaries that generate at least twenty percent (20%) or more of the net revenues or net income (for the 12-month period ending on the last day of WTW’s most recently completed fiscal quarter) or that represent at least twenty percent (20%) of the total assets (based on fair market value) of WTW and WTW Subsidiaries taken as a whole or (ii) at least twenty percent (20%) of any class of capital stock, other equity securities or voting power of WTW, in each case other than the Acquisition.

“WTW EGM” means the extraordinary general meeting of the WTW Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme, expected to be held as soon as the preceding Court Meeting shall have been concluded (it being understood that if the Court Meeting is adjourned or postponed, the WTW EGM shall be correspondingly adjourned or postponed).

“WTW EGM Resolutions” means, collectively, the following resolutions to be proposed at the WTW EGM: (i) an ordinary resolution to approve the Scheme and to authorize the WTW Board of Directors to take all such action as it considers necessary or appropriate to implement the Scheme; (ii) a special resolution amending the WTW Memorandum and Articles of Association in accordance with Section 4.6 of this Agreement (the resolutions described in the foregoing clauses (i) through (ii), the “Required WTW EGM Resolutions”); (iii) an ordinary resolution to approve any motion by the Chairperson of the WTW Board of Directors to adjourn or postpone the WTW EGM, or any adjournments or postponements thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the WTW EGM to approve the Scheme or any of the Required WTW EGM Resolutions to be approved; and (iv) any other resolutions as WTW reasonably determines to be necessary or desirable for the purposes of implementing the Acquisition as have been approved by Aon (such approval not to be unreasonably withheld, conditioned or delayed).

“WTW Employee” means any employee of WTW or any Subsidiary of WTW as of immediately prior to the Effective Time.

“WTW Equity Award Holder Proposal” means the proposal of Aon to the WTW Equity Award Holders to be made in accordance with Rule 15 of the Takeover Rules and the terms of the WTW Equity Plans.

“WTW Equity Award Holders” means the holders of WTW Equity Awards.

“WTW Equity Awards” means the WTW Options, the WTW RSU Awards, the WTW PSU Awards, the WTW Phantom Stock Unit Awards and any other WTW equity-based awards granted under a WTW Equity Plan or otherwise.

“WTW Equity Plan” means the Willis Towers Watson Public Limited Company 2012 Equity Incentive Plan, as amended and all sub-plans thereunder; the Willis Towers Watson Public Limited Company Amended and Restated 2009 Long Term Incentive Plan, as amended; Extend Health Amended and Restated 2007 Equity Incentive Plan; Liazon Amended and Restated 2011 Equity Incentive Plan; and any other equity-based incentive plan maintained by WTW or assumed by WTW in connection with prior acquisitions, as applicable (other than the WTW ESPPs).

“WTW ESPPs” means the Willis Towers Watson Public Limited Company Amended and Restated 2010 North American Employee Stock Purchase Plan; the Rules of the Willis Towers Watson Public Limited Company Sharesave Plan 2001 for the United Kingdom, as amended; the Willis Towers Watson Public Limited Company Irish Sharesave Plan, as amended; Trust Deed and Rules of the Willis Towers Watson Public Limited Company Ireland Share Participation Scheme; Trust Deed and Rules of the Towers Watson Limited Share Incentive Plan 2005 (U.K.), as amended; the Asset Management Exchange (Ireland) Limited AMXI Share Participation Plan; and the Willis Investment UK Holdings Limited Share Incentive Plan.

“WTW Governing Documents” means WTW’s Memorandum and Articles of Association (as amended).

“WTW Intervening Event” means a material Effect that (a) was not known to the WTW Board of Directors, or the material consequences of which (based on facts known to members of the WTW Board of Directors as of the date of this Agreement) were not reasonably foreseeable, as of the date of this Agreement, (b) becomes known by WTW Board of Directors prior to the receipt of WTW Shareholder Approval, (c) does not relate to any WTW Competing Proposal and (d) does not relate to Aon or any of its Subsidiaries.

“WTW Material Adverse Effect” means any Effect that, (i) individually or in the aggregate, has or is reasonably likely to result in, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations of WTW and WTW Subsidiaries, taken as a whole; provided, however, that no Effects resulting or arising from the following shall be deemed to constitute a WTW Material Adverse Effect or shall be taken into account when determining whether a WTW Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions to the extent that such Effects do not disproportionately impact WTW relative to other companies operating in the industry or industries in which WTW operates, (b) conditions (or changes therein) in any industry or industries in which WTW operates to the extent that such Effects do not disproportionately impact WTW relative to other companies operating in such industry or industries, (c) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, to the extent that such Effects do not disproportionately impact WTW relative to other companies operating in the industry or industries in which WTW operates, (d) any change in GAAP or interpretation thereof to the extent that such Effects do not disproportionately impact WTW relative to other companies operating in the industry or industries in which WTW operates, (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity to the extent that such Effects do not disproportionately impact WTW relative to other companies operating in the industry or industries in which WTW operates, (f) the execution and delivery of this Agreement or the consummation of the Transactions, or any actions expressly required by, or the failure to take any action expressly prohibited by, the terms of this Agreement, (provided, however, that the exceptions in this clause (f) shall not apply to WTW’s representations and warranties in Section 5.3(c), Section 5.9(e), or Section 5.14(b) or, to the extent related thereto, the Conditions 4(i) – (iii) of the Rule 2.5 Announcement), (g) changes in the price of WTW Shares, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “WTW Material Adverse Effect” may be taken into account), (h) any failure by WTW to meet any internal or published projections, estimates or expectations of WTW’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by WTW to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “WTW Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, global health conditions (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus)), or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, to the extent that such Effects do not disproportionately impact WTW relative to other companies operating in the industry or industries in which WTW operates, (j) the public announcement of this Agreement or the Transactions, (k) the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of WTW or any of the WTW Subsidiaries with its employees, brokers, agents, independent contractors, vendors, clients or suppliers, (l) any action or failure to take any action that is consented to or requested by Aon in writing or (m) any reduction in the credit rating of WTW or WTW Subsidiaries, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of a “WTW Material Adverse Effect” may be taken into account) or (ii) prevents, materially impairs or materially delays WTW from performing its material obligations under this Agreement or consummation of the Transactions prior to the Outside Date.

“WTW Options” means all options to purchase WTW Shares, whether granted pursuant to the WTW Equity Plans or otherwise.

“WTW PSU Awards” means all restricted share units payable in WTW Shares or whose value is determined with reference to the value of WTW Shares whether granted pursuant to the WTW Equity Plans or otherwise with performance-based vesting or delivery requirements, other than the WTW RSU Awards and the WTW Phantom Stock Unit Awards.

“WTW RSU Awards” means all restricted share units payable in WTW Shares or whose value is determined with reference to the value of WTW Shares, whether granted pursuant to the WTW Equity Plans or otherwise, other than the WTW PSU Awards and the WTW Phantom Stock Unit Awards.

“WTW Share Award” means an award denominated in WTW Shares, other than a WTW Option.

“WTW Phantom Stock Unit Awards” means all cash-settled phantom units whose value is determined with reference to the value of WTW Shares, whether granted pursuant to the WTW Equity Plans or otherwise that vest based on the performance of WTW Shares over the relevant performance period, other than the WTW PSU Awards and the WTW RSU Awards.

“WTW Shareholder Approval ” means (i) the approval of the Scheme by a number of members of each class of WTW Shareholders (including as may be directed by the High Court pursuant to Section 450(5) of the Act) representing at least (A) seventy five percent (75%) in value and (B) fifty percent (50%) in number of the WTW Shares of that class held by WTW Shareholders who are members of that class and that are present and voting either in person or by proxy, at the Court Meeting (or at any adjournment or postponement of such meeting) and (ii) the Required WTW EGM Resolutions being duly passed by the requisite majorities of WTW Shareholders at the WTW EGM (or at any adjournment or postponement of such meeting).

“WTW Subsidiaries” means the Subsidiaries of WTW.

“WTW Superior Proposal” means bona fide written proposal or offer constituting a WTW Competing Proposal (other than a WTW Competing Proposal which has resulted from a breach in any material respect of Section 7.3) (with references to 20% being deemed to be replaced with references to 50%), on terms which the

WTW Board of Directors determines in good faith after consultation with WTW’s outside legal and financial advisors to be (a) more favorable to the WTW Shareholders (including from a financial point of view) than the Acquisition, taking into account all relevant factors (including all the terms and conditions of such proposal or offer and this Agreement (including any changes to the terms of this Agreement proposed by Aon in response to such offer or otherwise)) and (b) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal or offer.

Section 10.6 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
“Agreement”	Preamble
“Aon Benefit Plan”	Section 6.9(a)
“Aon Board of Directors”	Section 7.4(h)
“Aon Board Recommendation”	Recitals
“Aon Capitalization Date”	Section 6.2(a)
“Aon Change of Recommendation”	Section 7.4(a)
“Aon CSA”	Recitals
“Aon Data”	Section 6.15(b)
“Aon Disclosure Letter”	Article VI
“Aon Foreign Benefit Plan”	Section 6.9(g)
“Aon Ireland”	Recitals
“Aon Leased Real Property”	Section 6.16(b)
“Aon Material Contracts”	Section 6.19(a)
“Aon Owned Real Property”	Section 6.16(a)
“Aon Permits”	Section 6.7(b)
“Aon Permitted Lien”	Section 6.16(a)
“Aon Rep Letter Confirmation”	Section 8.16(b)
“Aon Rep Letter”	Section 8.16(b)
“Aon SEC Documents”	Section 6.4(a)
“Aon Shareholders”	Recitals
“Aon Shares”	Section 6.2(a)
“Aon Single Employer Plan”	Section 6.9(d)
“Aon UK Board of Directors”	Recitals
“Aon UK DB Plan”	Section 6.9(g)
“Aon UK Shares”	Section 6.2(a)
“Aon UK”	Preamble
“Aon”	Section 1.1
“Assumed Option”	Section 4.1
“Assumed Phantom Award”	Section 4.3
“Assumed RSU Award”	Section 4.2
“Benefits Continuation Period”	Section 1.1(a)
“COBRA”	Section 5.9(c)
“Completion Date”	Section 2.1(a)
“Completion”	Section 2.1(a)
“Continuing Employee”	Section 1.1(a)
“D&O Insurance”	Section 8.4
“DDTC”	Section 8.2
“Disposition Actions”	Section 8(d)
“Disposition Cap”	Section 8(d)
“DOJ”	Section 8(c)
“DPA”	Section 8(b)

Term	Section
“Exchange Ratio”	Section 2.1(c)(i)
“Extended Outside Date”	Section 9.1(c)
“Final Offering Period”	Section 4.5
“Fractional Entitlements”	Section 2.1(c)(i)
“FTC”	Section 8(c)
“GAAP”	Section 5.4(b)
“Indemnified Parties”	Section 8.4
“Initial Outside Date”	Section 9.1(c)
“Intended Tax Treatment”	Recitals
“Interest”	Section 9.2(d)
“Joint Proxy Statement”	Section 7.5(a)
“New Plans”	Section 1.1(c)
“OFAC”	Section 5.22(b)
“Old Plans”	Section 1.1(c)
“Parties”	Preamble
“PBGC”	Section 5.9(d)
“Permitted Redactions”	Section 8(c)
“Privacy Laws”	Section 5.15(b)
“Privacy Policies”	Section 5.15(b)
“Prohibited Party”	Section 5.22(c)
“Regulatory Termination Fee”	Section 9.2(b)
“Required Assignment”	Recitals
“Sarbanes-Oxley Act”	Section 5.5
“Scheme Consideration”	Section 2.1(c)(i)
“Scheme”	Recitals
“SDN”	Section 5.22(c)
“Specified Termination”	Section 9.2(c)
“Trade Controls”	Section 5.22(b)
“Transactions”	Recitals
“Two-Step Certification”	Section 8.14
“WARN Act”	Section 5.14(c)
“WTW Benefit Plan”	Section 5.9(a)
“WTW Board of Directors”	Recitals
“WTW Board Recommendation”	Recitals
“WTW Capitalization Date”	Section 5.2(a)
“WTW Change of Recommendation”	Section 7.3(a)
“WTW Data”	Section 5.15(b)
“WTW Disclosure Letter”	Article V
“WTW Euro Ordinary Shares”	Section 5.2(a)
“WTW Exchange Fund”	Section 2.1(d)(i)
“WTW Foreign Benefit Plan”	Section 5.9(g)
“WTW Leased Real Property”	Section 5.16(b)
“WTW Material Contracts”	Section 5.19(a)
“WTW Memorandum and Articles of Association”	Section 5.1(a)
“WTW Owned Real Property”	Section 5.16(a)
“WTW Permits”	Section 5.7(b)
“WTW Permitted Lien”	Section 5.16(a)
“WTW Preferred Stock”	Section 5.2(a)
“WTW SEC Documents”	Section 5.4(a)
“WTW Shareholders”	Section 1.2(d)
“WTW Shares”	Section 5.2(a)

Term	Section
“WTW Single Employer Plan”	Section 5.9(d)
“WTW Tax Counsel”	Section 8.15(b)
“WTW Tax Opinion”	Section 8.15(b)
“WTW UK DB Plan”	Section 5.9(g)
“WTW”	Preamble

Section 10.7 Interpretation. The following rules of interpretation shall apply to this Agreement: (i) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (iii) references to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified; (iv) all schedules annexed to this Agreement or referred to in this Agreement, including the WTW Disclosure Letter and the Aon Disclosure Letter, are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (v) any capitalized term used in any schedule annexed to this Agreement, including the WTW Disclosure Letter or the Aon Disclosure Letter, but not otherwise defined therein shall have the meaning set forth in this Agreement; (vi) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (vii) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (viii) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (ix) references to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (x) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided, that with respect to any Contract listed on any schedule annexed to this Agreement or referred to in this Agreement, including the WTW Disclosure Letter or the Aon Disclosure Letter, all such amendments, modifications or supplements (other than such amendments, modifications or supplements that are immaterial) must also be listed in the appropriate schedule; (xi) references to any Person include the successors and permitted assigns of that Person; (xii) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively; (xiii) references to “dollars” and “$” means U.S. dollars; (xiv) the term “made available” and words of similar import mean that the relevant documents, instruments or materials were (A) with respect to Aon, posted and made available to Aon on the WTW due diligence data site (or in any “clean room” or as otherwise provided on an “outside counsel only” basis), or, with respect to WTW, posted or made available to WTW on the Aon due diligence data site (or in any “clean room” or as otherwise provided on an “outside counsel only” basis), as applicable, in each case, prior to the date hereof; or (B) filed or furnished to the SEC prior to the date hereof; (xv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (xvi) any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term, (xvii) references to times are to New York City times unless otherwise specified; and (xviii) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 10.8 Counterparts. This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.

Section 10.9 Entire Agreement; Third-Party Beneficiaries.

(a) This Agreement (including WTW Disclosure Letter and the Aon Disclosure Letter), the Expenses Reimbursement Agreement, the Rule 2.5 Announcement, the Confidentiality Agreement and the Clean Team Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 9.1, the Parties shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b) Except as provided in Section 8.4, no provision of this Agreement (including Section 9.2 and including the WTW Disclosure Letter and the Aon Disclosure Letter) is intended to confer upon any Person other than the Parties any rights or remedies hereunder; provided that nothing in this Section 10.9(b) shall limit the right of WTW or Aon to seek damages as contemplated by Section 9.2(a). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.1 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Acquisition is fulfilled to the extent possible.

Section 10.11 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction; provided, however, that (i) the Acquisition and the Scheme and matters related thereto (including matters related to the Takeover Rules) shall, to the extent required by the Laws of Ireland, and the interpretation of the duties of the Aon Ireland Board of Directors and WTW Board of Directors shall, be governed by, and construed in accordance with, the Laws of Ireland and (ii) the interpretation of the duties of the Aon UK Board of Directors shall, be governed by, and construed in accordance with, the Laws of the United Kingdom.

(b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of

America sitting in Delaware, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Notwithstanding the foregoing, the Scheme and matters related to the sanction thereof shall be subject to the jurisdiction of the High Court and any appellate courts therefrom. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10.11(b) in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 10.12 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER, AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

Section 10.13 Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, the Required Assignment shall not require the prior written consent of WTW. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 10.14 Enforcement; Remedies.

(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the valid termination of this Agreement pursuant to Section 9.1, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance specifically enforce the terms and provisions of this Agreement and to any further equitable relief.

(c) The Parties’ rights in this Section 10.14 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 10.14 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 10.14, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

(d) Subject to Section 9.2(f), the Parties further agree that (x) by seeking the remedies provided for in this Section 10.14, a Party shall not in any respect waive its right to obtain any other form of relief that may be available to a Party under this Agreement and (y) nothing contained in this Section 10.14 shall require any Party to institute any Proceeding for (or limit any Party’s right to institute any Proceeding for) specific performance under this Section 10.14 before exercising any termination right under Section 9.1 (and pursuing damages after such termination), nor shall the commencement of any Proceeding pursuant to this Section 10.14 or anything contained in this Section 10.14 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 9.1 or pursue any other remedies to the extent available under this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Aon UK and WTW have each caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

WILLIS TOWERS WATSON PUBLIC
LIMITED COMPANY

AON PLC

Annex B

APPENDIX 3

CONDITIONS OF THE PROPOSED COMBINATION AND THE SCHEME

The Proposed Combination and the Scheme will comply with the Irish Takeover Rules and, where relevant, the rules and regulations of the US Exchange Act, the Act and the NYSE, and are subject to the terms and conditions set out in this Announcement and to be set out in the Scheme Document.

The Business Combination Agreement is governed by the Laws of the State of Delaware. However, the Proposed Combination and the Scheme and matters related thereto (including matters related to the Irish Takeover Rules) shall, to the extent required by the Laws of Ireland, be governed by, and construed in accordance with, the Laws of Ireland. The interpretation of the duties of the WTW Directors and the Aon Ireland Directors shall also be governed by, and construed in accordance with, the Laws of Ireland. The interpretation of the duties of directors of the Aon UK Board shall be governed by, and construed in accordance with, the Laws of England.

The Proposed Combination and the Scheme will be subject to the conditions set out in this Appendix 3.

References in the following paragraphs of this Appendix 3 to Aon UK shall, following completion of the Required Assignment, be deemed to be references to Aon Ireland.

1.

The Proposed Combination will be conditional upon the Scheme becoming effective and unconditional by not later than the Outside Date (or such earlier date as may be specified by the Panel, or such later date as Aon UK and WTW may, subject to receiving the consent of the Panel and the Irish High Court, in each case if required, agree).

2.	The Scheme will be conditional upon:

(i)

the Scheme having been approved by a majority in number of members of each class of WTW Shareholders (including as may be directed by the Irish High Court pursuant to Section 450(5) of the Act) present and voting either in person or by proxy at the Court Meeting (or at any adjournment or postponement of such meeting) representing, at the voting record time, at least 75 per cent. in value of the WTW Shares of that class held by such WTW Shareholders present and voting;

(ii)	each of the Required WTW EGM Resolutions having been duly passed by the requisite majority of WTW Shareholders at the WTW EGM (or at any adjournment or postponement of such meeting);

(iii)	the Irish High Court having sanctioned (without material modification) the Scheme pursuant to Sections 449 to 455 of the Act; and

(iv)	a copy of the Court Order having been delivered to the Registrar of Companies.

3.

Aon UK and WTW have agreed that, subject to paragraph 6, the Scheme and the Proposed Combination will also be conditional upon the following matters having been satisfied or waived (to the extent permitted by Law) on or before the Sanction Date:

(i)	each of the WTW Shareholder Approval and the Aon Ireland Shareholder Approval shall have been obtained;

(ii)	insofar as the Proposed Combination constitutes, or is deemed to constitute, a concentration with an EU dimension within the scope of the EU Merger Regulation:

(a)

the European Commission having issued a decision allowing the Proposed Combination to proceed under Article 6(1)(b), Article 6(2), Article 8(1) or Article 8(2) of the EU Merger Regulation (or being deemed to have done so under Article 10(6) of the EU Merger Regulation); and/or

(b)

if any aspect of the Proposed Combination is referred to one or more competent authorities of a European Union or EFTA state under Article 9 of the EU Merger Regulation, clearance, or confirmation that the Proposed Combination may proceed having been received from each such competent authority;

(iii)	any applicable waiting period (or extension thereof) relating to the Proposed Combination under the HSR Act shall have expired or been terminated;

(iv)

all required Antitrust Clearances of any Governmental Entity having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate), in each case in connection with the Proposed Combination, under the Antitrust Laws of each Required Antitrust Jurisdiction;

(v)

(a) no Order (whether temporary or permanent) shall have been issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction, and (b) no Law (other than an Order described in clause (a)) (whether or not final or appealable) shall have been enacted, issued, promulgated, enforced or entered and continue in effect and, in each case of clauses (a) and (b), restrain, enjoin, make illegal or otherwise prohibit the consummation of the Proposed Combination; but excluding, (1) for purposes of clause (b), any such Antitrust Law of any jurisdiction that is not a Required Antitrust Jurisdiction, and for purposes of clause (a) any Orders related to any Antitrust Law other than an Antitrust Law in a Required Antitrust Jurisdiction by a Governmental Entity of competent jurisdiction in such Required Antitrust Jurisdiction) and (2) for purposes of clause (b), any such regulatory Law of any jurisdiction that does not give rise to a Required Regulatory Clearance, and for purposes of clause (a) any Orders related to any regulatory Law other than the applicable Laws giving rise to a Required Regulatory Clearance by a Governmental Entity of competent jurisdiction in the jurisdiction corresponding to such Required Regulatory Clearance (the exclusions described in clauses (1) and (2), the “Specified Laws and Orders);

(vi)	all Required Regulatory Clearances having been obtained and remaining in full force and effect;

(vii)	the NYSE having approved, and not withdrawn such approval, the listing of all of the New Aon Ireland Shares to be issued in the Scheme, subject only to official notice of issuance; and

(viii)

the Business Combination Agreement not having been terminated in accordance with its terms by the applicable Party or Parties as set forth below as a consequence of an event set forth below (such events being the events set out in the Business Combination Agreement following the occurrence of which the Business Combination Agreement may be terminated in accordance with its terms):

(a)	by mutual written consent of Aon UK and WTW;

(b)

by either Aon UK, on the one hand, or WTW, on the other hand, prior to the Effective Time, if there has been a breach by WTW, on the one hand, or Aon UK, on the other hand, of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement (other than Sections 7.3 and 7.4 thereto), which breach would result in a Condition not being satisfied (and such breach is not reasonably capable of being cured prior to the Outside Date, or if curable prior to the Outside Date, has not been cured after the receipt of notice thereof by the defaulting Party from the non-defaulting Party within the earlier of (i) forty-five (45) calendar days or (ii) the Outside Date); provided, however, the Business Combination Agreement may not be terminated pursuant to the section of the Business Combination Agreement described in this paragraph by any Party if such Party is then in material breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement;

(c)

by either Aon UK or WTW, if the Effective Time shall not have occurred by the Initial Outside Date; provided, that in the event that at the Outside Date, (i) all of the Conditions other than Conditions 3(ii) (EU Merger Regulation), 3(iii) (HSR waiting period), 3(iv) (Required Antitrust Clearances), 3(v) (Orders and Laws), 3(vi) (Required Regulatory Clearances), and any Conditions that by their nature are to be satisfied or waived on the date of completion of the Proposed

Combination, but subject to the satisfaction or waiver (when permissible) of such Conditions), then the Outside Date shall automatically be extended up to two times, each time for a period of three months unless the Parties mutually agree to an earlier Extended Outside Date; provided further, however, that the right to terminate the Business Combination Agreement pursuant to the section of the Business Combination Agreement described in this paragraph shall not be available to any Party if such Party’s breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement has been the primary cause of, or resulted in, the Effective Time not occurring on or prior to the Initial Outside Date or the Extended Outside Date;

(d)

by Aon UK, prior to receipt of WTW Shareholder Approval, if (i) the WTW Board shall have effected a WTW Change of Recommendation or (ii) WTW shall have materially breached Section 7.3 of the Business Combination Agreement;

(e)

by WTW, prior to receipt of the Aon Ireland Shareholder Approval, if (i) the Aon UK Board shall have effected an Aon Change of Recommendation or (ii) Aon UK shall have materially breached Section 7.4 of the Business Combination Agreement;

(f)

by either WTW or Aon UK if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable Order or there is a Law in effect in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Proposed Combination (excluding the Specified Laws and Orders); provided that the right to terminate the Business Combination Agreement pursuant to the section of the Business Combination Agreement described in this paragraph shall not be available to any Party if such Party’s breach of any provision of the Business Combination Agreement shall have been the primary cause of such Order or Law;

(g)

by either WTW or Aon UK, if the Court Meeting or the WTW EGM shall have been completed and the Court Meeting Resolution or the Required WTW EGM Resolutions, as applicable, shall not have been approved by the requisite majorities;

(h)

by either Aon UK or WTW, if the Aon Ireland Shareholder Approval shall not have been obtained at the Aon Ireland EGM or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

(i)

by either Aon UK or WTW, if the Irish High Court shall decline or refuse to sanction the Scheme, unless both Parties agree in writing that the decision of the Irish High Court shall be appealed (it being agreed that WTW shall make such an appeal if requested to do so in writing by Aon UK and the council appointed by Aon UK and by WTW agree that doing so is a reasonable course of action);

(j)

by WTW if, prior to obtaining the WTW Shareholder Approval (i) in accordance with Section 7.3 of the Business Combination Agreement, the WTW Board shall have authorized WTW to terminate the Business Combination Agreement under this Section 3(viii)(j) in response to a WTW Superior Proposal and (ii) substantially concurrently with such termination, a definitive agreement providing for the consummation of such WTW Superior Proposal is duly executed and delivered by all parties thereto; and

(k)

by WTW, if the Reorganization and Required Assignment have not been completed by October 8, 2020 (it being agreed that such date may be extended at Aon UK’s written request and prior approval of WTW (such approval not to be unreasonably withheld, conditioned or delayed)).

4.

Aon UK and WTW have agreed that, subject to paragraph 6, Aon UK’s obligation to effect the Scheme and the Proposed Combination will also be conditional upon the following matters having been satisfied (or, to the extent permitted by applicable Law, waived by Aon UK) on or before the Sanction Date:

(i)

the representations and warranties of WTW set forth in Section 5.2(a), and Section 5.10(a) of the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and at and as of the Sanction Date as though made on and as of the Sanction Date (except that representations and warranties that by their terms speak specifically as of the date of the Business Combination Agreement or another date shall be true and correct in all respects as of such date) except for breaches of representations and warranties which are de minimis in the aggregate; (ii) the representations and warranties of WTW set forth in Section 5.1(a), Section 5.2(b), Section 5.2(c), Section 5.3(a), Section 5.18 and Section 5.21 of the Business Combination Agreement shall be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Sanction Date as though made on and as of the Sanction Date (except that representations and warranties that by their terms speak specifically as of the date of the Business Combination Agreement or another date shall be true and correct in all material respects as of such date); and (iii) each of the other representations and warranties of WTW set forth in the Business Combination Agreement shall be true and correct as of the date of the Business Combination Agreement and as of the Sanction Date as though made on and as of the Sanction Date (except that representations and warranties that by their terms speak specifically as of the date of the Business Combination Agreement or another date shall be true and correct as of such date), except, in the case of this clause (iii), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or WTW Material Adverse Effect contained therein) would not reasonably be expected to have, individually or in the aggregate, a WTW Material Adverse Effect; and Aon UK shall have received a certificate signed on behalf of WTW by a duly authorized executive officer of WTW to the foregoing effect;

(ii)

WTW shall have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Business Combination Agreement prior to the Sanction Date; and Aon UK shall have received a certificate signed on behalf of WTW by a duly authorized executive officer of WTW to such effect; and

(iii)

since the date of the Business Combination Agreement, no WTW Material Adverse Effect shall have occurred; and Aon UK shall have received a certificate signed on behalf of WTW by a duly authorized executive officer of WTW to the foregoing effect.

5.

Aon UK and WTW have agreed that, subject to paragraph 6, WTW’s obligation to effect the Scheme and the Proposed Combination will also be conditional upon the following matters having been satisfied (or, to the extent permitted by applicable Law, waived by WTW) on or before the Sanction Date:

(i)

(i) The representations and warranties of Aon UK set forth in Section 6.2(a), and Section 6.10(a) of the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and as of the Sanction Date as though made on and at and as of the Sanction Date (except that representations and warranties that by their terms speak specifically as of the date of the Business Combination Agreement or another date shall be true and correct in all respects as of such date), except for breaches of representations and warranties which are de minimis in the aggregate; (ii) the representations and warranties of Aon UK set forth in Section 6.1(a), Section 6.2(b), Section 6.2(c), Section 6.3(a), Section 6.18 and Section 6.21 of the Business Combination Agreement shall be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Sanction Date as though made on and as of the Sanction Date (except that representations and warranties that by their terms speak specifically as of the date of the Business Combination Agreement or another date shall be true and correct in all material respects as of such date) and (iii) each of the other representations and warranties of Aon UK set forth in the Business Combination Agreement shall be true and correct as of the date of the Business Combination Agreement and as of the Sanction Date as though made on and as of the Sanction Date (except that representations and warranties that by their terms speak specifically as of the date of the Business Combination Agreement or another date shall be true and correct as of such date), except, in the case of this clause (iii), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Aon Material Adverse Effect contained therein) would not reasonably be expected to have, individually or in the aggregate, an Aon Material Adverse Effect; and WTW shall have received a certificate signed on behalf of Aon UK by a duly authorized executive officer of Aon UK to the foregoing effect;

(ii)	the Reorganization and the Required Assignment shall have occurred;

(iii)

Aon UK shall have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Business Combination Agreement prior to the Sanction Date, and WTW shall have received a certificate signed on behalf of Aon UK by a duly authorized executive officer of Aon UK to such effect; and

(iv)

since the date of the Business Combination Agreement, no Aon Material Adverse Effect shall have occurred; and WTW shall have received a certificate signed on behalf of Aon UK by a duly authorized executive officer of Aon UK to the foregoing effect.

6.	Subject to the requirements of the Panel:

(i)

Aon UK and WTW reserve the right (but neither Party shall be under any obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 3 (provided that no such waiver shall be effective unless agreed to by both Parties);

(ii)	Aon UK reserves the right (but shall be under no obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 4; and

(iii)	WTW reserves the right (but shall be under no obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 5.

7.

The Scheme will lapse unless it is effective on or prior to the Outside Date (or such later date as Aon UK and WTW may, subject to receiving the consent of the Panel and the Irish High Court, in each case if required, agree).

8.

If Aon UK (or Aon Ireland, as applicable) is required to make an offer for WTW Shares under the provisions of Rule 9 of the Irish Takeover Rules, Aon UK (or Aon Ireland, as applicable) may make such alterations to any of the Conditions set out in paragraphs 1, 2, 3, 4 and 5 above as are necessary to comply with the provisions of that rule.

9.

Aon UK reserves the right, subject to the prior written consent of the Panel, to effect the Proposed Combination by way of a Takeover Offer in the circumstances described in and subject to the terms of Section 3.6 of the Business Combination Agreement. Without limiting Section 3.6 of the Business Combination Agreement, in the event the Proposed Combination is structured as a Takeover Offer, such offer will be implemented on terms and conditions that are at least as favourable to the WTW Shareholders and the holders of WTW Options, WTW Share Awards and WTW Phantom Stock Unit Awards as those which would apply in relation to the Scheme (except for an acceptance condition set at 80 per cent. of the nominal value of the WTW Shares to which such an offer relates (and which are not already in the beneficial ownership of Aon)).

Annex C

Execution Version

EXPENSES REIMBURSEMENT AGREEMENT

dated as of March 9, 2020

between

AON PLC

and

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

EXPENSES REIMBURSEMENT AGREEMENT

THIS EXPENSES REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of March 9, 2020, between Aon plc, a company incorporated under the laws of England and Wales, with a registered company number 07876075 (“Aon” or “Aon UK”), and Willis Towers Watson Public Limited Company, an Irish public limited company (“WTW”).

WHEREAS, Aon has agreed to make an offer to acquire WTW on the terms set out in the Rule 2.5 Announcement and the Transaction Agreement, and WTW and Aon have each agreed to reimburse the other for certain third party costs and expenses incurred and to be incurred by Aon and/or its Subsidiaries, or WTW and/or its Subsidiaries, as the case may be, for the purposes of, in preparation for or in connection with the Acquisition if the Transaction Agreement is terminated in certain circumstances; and

WHEREAS, Aon UK shall cause Aon Ireland to assume the rights and obligations of Aon UK arising under this Agreement concurrently with or immediately following the Aon CSA (the “Assumption”) and, as a result, when used herein, “Aon” shall mean Aon UK prior to the consummation of the Assumption, and Aon Ireland from and after the consummation of the Assumption.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement the following words and expressions have the following meanings:

“Acquisition” means the proposed acquisition by Aon of WTW by means of the Scheme or the Takeover Offer (and any such Scheme or Takeover Offer as it may be revised, amended or extended from time to time) pursuant to the Transaction Agreement (whether by way of the Scheme or the Takeover Offer) (including the issuance by Aon of the aggregate Scheme Consideration pursuant to the Scheme or the Takeover Offer), as described in the Rule 2.5 Announcement and provided for in the Transaction Agreement.

“Act” means the Companies Act 2014, all enactments which are to be read as one with, or construed or read together as one with, the Act and every statutory modification and reenactment thereof for the time being in force.

“Actions” has the meaning given to that term in Section 4.1.

“Agreement” has the meaning given to that term in the Preamble.

“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.

“Aon” has the meaning given to that term in the Preamble.

“Aon Board” shall mean, prior to the consummation of the Required Assignment, the board of directors of Aon UK, and, following the consummation of the Required Assignment, the board of directors of Aon Ireland.

“Aon Breach Termination” has the meaning given to that term in Section 3.2(a)(ii)(1).

“Aon Competing Proposal” means any bona fide, written proposal or offer made by a Person or group (other than a proposal or offer by WTW or any of the WTW Subsidiaries or any of its Concert Parties or any

person Acting in Concert with Aon pursuant to Rule 2.5 of the Takeover Rules) at any time which is structured to permit such Person or group to acquire (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer, scheme of arrangement, takeover offer, or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions) ownership of (i) assets or businesses of Aon and the Aon Subsidiaries that generate at least twenty percent (20%) or more of the net revenues or net income (for the 12-month period ending on the last day of Aon’s most recently completed fiscal quarter) or that represent at least twenty percent (20%) of the total assets (based on fair market value) of Aon and the Aon Subsidiaries taken as a whole or (ii) at least twenty percent (20%) of any class of capital stock, other equity securities or voting power of Aon, in each case other than the Acquisition.

“Aon CSA” means the transaction pursuant to which, after Aon Ireland converts to a public limited company in Ireland, Aon UK will become a wholly-owned subsidiary of Aon Ireland, and Aon Ireland will become the publicly traded parent company of Aon UK, by means of a Cancellation Scheme of Arrangement under Part 26 of the UK Companies Act 2006, as set forth in the proxy statement filed by Aon UK with the SEC on December 20, 2019.

“Aon EGM” means the extraordinary general meeting of the Aon Shareholders (and any adjournment or postponement thereof) to be convened for the purpose of seeking the Aon Shareholder Approval.

“Aon Group” means Aon and all of its Subsidiaries.

“Aon Ireland” means Aon Limited, a company incorporated in Ireland and (i) prior to the Aon CSA, a wholly owned subsidiary of Aon UK and (ii) following the Aon CSA, the publicly traded parent company of Aon UK.

“Aon Payment Events” has the meaning given to that term in Section 3.2(a).

“Aon Reimbursement Cap” has the meaning given to that term in Section 3.1(a).

“Aon Reimbursement Payments” has the meaning given to that term in Section 3.1(a).

“Aon Shareholder Approval” means the approval by holders of Aon Shares representing a majority of the votes cast at the Aon EGM in favor of the issuance of the aggregate Scheme Consideration pursuant to the Acquisition; provided that the total votes cast on such proposal represent over 50% of the Aon Shares entitled to vote on such proposal.

“Aon Shareholders” means the holders of Aon Shares.

“Aon Shares” means the Class A ordinary shares of Aon, nominal value $0.01 per share.

“Aon UK” has the meaning given to that term in the Preamble.

“Assumption” has the meaning given to that term in the Preamble.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks in Ireland or New York, New York are authorized or required by applicable Law to be closed.

“Completion Date” shall have the meaning set forth in the Transaction Agreement.

“Concert Parties” means such Persons as are deemed to be Acting in Concert (as defined in the Irish Takeover Panel Act 1997) with Aon or WTW, as the case may be, pursuant to Rule 3.3 of Part A of the Takeover Rules.

“Conditions” means the conditions to the Scheme and the Acquisition set out in paragraphs 1, 2, 3, 4 and 5 of Appendix 3 of the Rule 2.5 Announcement, and “Condition” means any one of the Conditions.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of 18 February, 2020 by and between Aon and WTW, as the same may be amended from time to time.

“Court Meeting” means the meeting or meetings of the WTW Shareholders or, if applicable, the meeting or meetings of any class or classes of WTW Shareholders (and, in each case, any adjournment or postponement thereof) convened by (i) resolution of the WTW Board or (ii) order of the High Court, in either case, pursuant to Section 450 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment).

“Court Meeting Resolution” means the resolution to be proposed at the Court Meeting for the purposes of approving and implementing the Scheme.

“Governmental Entity” means (a) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (b) any public international governmental organization, or (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition, and, for the avoidance of doubt, including the Irish Takeover Panel.

“Group” means a “group” as defined in Section 13(d) of the United States Securities Exchange Act of 1934.

“High Court” means the High Court of Ireland.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Irish Matters” has the meaning given to that term in Section 4.1.

“Irrecoverable VAT” means in relation to any Person, any amount in respect of VAT which that Person (or a member of the same VAT Group as that Person) has incurred and in respect of which neither that Person nor any other member of the same VAT Group as that Person is entitled to a refund (by way of credit or repayment) from any relevant Tax Authority pursuant to and determined in accordance with applicable VAT Laws.

“Law” means any statute, code, rule, regulation, Order, or ordinance or other pronouncement of any Governmental Entity having the effect of law, as in effect now or hereafter, including the Takeover Panel Act and the Takeover Rules.

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent).

“Outside Date” shall have the meaning set forth in the Transaction Agreement.

“Parties” means WTW and Aon and “Party” shall mean either WTW, on the one hand, or Aon, on the other hand (as the context requires).

“Payment Event” shall mean either an Aon Payment Event, on the one hand, or a WTW Payment Event, on the other hand (as the context requires).

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Registrar of Companies” means the Registrar of Companies in Dublin, Ireland.

“Reimbursement Payment” shall mean either an Aon Reimbursement Payment, on the one hand, or a WTW Reimbursement Payment, on the other hand (as the context requires).

“Representatives” means, when used with respect to Aon or WTW, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of Aon or WTW, as applicable, and its Subsidiaries.

“Requesting Party” has the meaning given to that term in Section 3.4.

“Required Assignment” has the meaning given to that term in Section 4.2.

“Rule 2.5 Announcement” means the announcement to be made by the Parties pursuant to Rule 2.5 of the Takeover Rules for the purposes of the Acquisition, in the form agreed to by or on behalf of the Parties.

“Scheme” means the proposed scheme of arrangement under Chapter 1 of Part 9 of the Act to effect the Acquisition pursuant to the Transaction Agreement, on such terms and in such form as is consistent with the terms agreed to by the Parties as set out in the Rule 2.5 Announcement, including any revision thereof as may be agreed between the Parties in writing, and, if required, by the High Court.

“Scheme Consideration” means 1.08 of an Aon Share in respect of each WTW Share subject to the Scheme (as may be adjusted pursuant to Section 2.1(d)(v) of the Transaction Agreement).

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Takeover Offer” means an offer in accordance with Section 3.6 of the Transaction Agreement for the entire issued share capital of WTW (other than any WTW Shares beneficially owned by Aon or any Aon Subsidiary (if any) and any WTW Shares held by any WTW Subsidiary) including any amendment or revision thereto pursuant to the Transaction Agreement, the full terms of which would be set out in the Takeover Offer Document or (as the case may be) any revised offer documents.

“Takeover Offer Document” means, if, following the date of the Transaction Agreement, Aon elects to implement the Acquisition by way of the Takeover Offer in accordance with Section 3.6 of the Transaction Agreement, the document to be despatched to WTW Shareholders and others by Aon containing, among other things, the Takeover Offer, the Conditions (except as Aon determines pursuant to and in accordance with Section 3.6 of the Transaction Agreement not to be appropriate in the case of a Takeover Offer) and certain information about Aon and WTW and, where the context so requires, includes any form of acceptance, election, notice or other document reasonably required in connection with the Takeover Offer.

“Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules, 2013.

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Entity or domestic or foreign taxing authority, including, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, escheat, unclaimed property, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the assessment, collection or enforcement of laws relating to Taxes (including the United States Internal Revenue Service, Her Majesty’s Revenue and Customs, and the Irish Revenue Commissioners and any similar state, local, or non-U.S. revenue agency).

“Transaction Agreement” means the Business Combination Agreement dated as of the date hereof, by and between WTW and Aon.

“Transactions” means the transactions contemplated by the Transaction Agreement.

“VAT” means any Tax imposed by the United Kingdom or by any member state of the European Community in conformity with the Directive of the Council of the European Union on the common system of value added tax (2006/112/EC) and any Tax similar to or replacing the same.

“VAT Group” means a VAT grouping arrangement under applicable VAT Laws.

“Willful Breach” means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether breaching this Agreement was the conscious object of the act or failure to act. For the avoidance of doubt, and without limiting the meaning of Willful Breach, the Parties acknowledge and agree that any failure by any Party to consummate the Transactions after the applicable Conditions have been satisfied or waived (other than the Conditions that by their nature are to be satisfied or waived on the Completion Date) shall constitute a Willful Breach of the Transaction Agreement.

“WTW” has the meaning given to that term in the Preamble.

“WTW Board” means the board of directors of WTW.

“WTW Breach Termination” has the meaning given to that term in Section 3.2(b)(ii)(1).

“WTW Competing Proposal” means any bona fide, written proposal or offer made by a Person or group (other than a proposal or offer by Aon or any of the Aon Subsidiaries or any of its Concert Parties or any person Acting in Concert with Aon pursuant to Rule 2.5 of the Takeover Rules) at any time which is structured to permit such Person or group to acquire (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer, scheme of arrangement, takeover offer, or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions) ownership of (i) assets or businesses of WTW and WTW Subsidiaries that generate at least twenty percent (20%) or more of the net revenues or net income (for the 12-month period ending on the last day of WTW’s most recently completed fiscal quarter) or that represent at least twenty percent (20%) of the total assets (based on fair market value) of WTW and WTW Subsidiaries taken as a whole or (ii) at least twenty percent (20%) of any class of capital stock, other equity securities or voting power of WTW, in each case other than the Acquisition.

“WTW EGM” means the extraordinary general meeting of the WTW Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme, expected to be held as soon as the preceding Court Meeting shall have been concluded (it being understood that if the Court Meeting is adjourned or postponed, the WTW EGM shall be correspondingly adjourned or postponed).

“WTW EGM Resolutions” means, collectively, the following resolutions to be proposed at the WTW EGM: (i) an ordinary resolution to approve the Scheme and to authorize the WTW Board to take all such action as it considers necessary or appropriate to implement the Scheme; (ii) a special resolution amending the WTW Memorandum and Articles of Association in accordance with Section 4.5 of the Transaction Agreement (the resolutions described in the foregoing clauses (i) through (ii), the “Required WTW EGM Resolutions”); (iii) an ordinary resolution to approve any motion by the Chairperson of the WTW Board to adjourn or postpone the WTW EGM, or any adjournments or postponements thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the WTW EGM to approve the Scheme or any of the Required WTW EGM Resolutions to be approved; and (iv) any other resolutions as WTW reasonably determines to be necessary or desirable for the purposes of implementing the Acquisition as have been approved by Aon (such approval not to be unreasonably withheld, conditioned or delayed).

“WTW Group” means WTW and all of its Subsidiaries.

“WTW Payment Events” has the meaning given to that term in Section 3.2(b).

“WTW Reimbursement Cap” has the meaning given to that term in Section 3.1(b).

“WTW Reimbursement Payments” has the meaning given to that term in Section 3.1(b).

“WTW Shareholder Approval” means (i) the approval of the Scheme by a number of members of each class of WTW Shareholders (including as may be directed by the High Court pursuant to Section 450(5) of the Act) representing at least (A) seventy five percent (75%) in value and (B) fifty percent (50%) in number of the WTW Shares of that class held by WTW Shareholders who are members of that class and that are present and voting either in person or by proxy, at the Court Meeting (or at any adjournment or postponement of such meeting) and (ii) the Required WTW EGM Resolutions being duly passed by the requisite majorities of WTW Shareholders at the WTW EGM (or at any adjournment or postponement of such meeting).

“WTW Shareholders” means the holders of WTW Shares.

“WTW Shares” means the ordinary shares of WTW, nominal value US$0.000304635 per share.

ARTICLE 2

PRE-CONDITION

This Agreement shall not have effect unless and until the Rule 2.5 Announcement has been issued.

ARTICLE 3

REIMBURSEMENT

Section 3.1 Reimbursement Payments. Subject to Article 2 and to the other provisions of this Agreement:

(a) WTW agrees to pay to Aon, if any Aon Payment Event occurs, an amount equal to all documented, specific, quantifiable third party costs and expenses incurred, directly or indirectly, by Aon and/or its Subsidiaries, or on their behalf, for the purposes of, in preparation for, or in connection with the Acquisition, including third party costs and expenses incurred in connection with exploratory work carried out in contemplation of and in connection with the Acquisition, legal, financial and commercial due diligence and the engagement of third party Representatives to assist in the process (the payments provided for in this Section 3.1(a), the “Aon Reimbursement Payments”); provided, that the aggregate gross amount payable to Aon pursuant to this Agreement (including, for the avoidance of doubt, the Irrecoverable VAT referred to in this

Section) shall not, in any event, exceed $300,400,000 (the “Aon Reimbursement Cap”). The amount payable by WTW to Aon under this Section 3.1(a) will exclude any amounts in respect of VAT incurred by Aon and/or its Subsidiaries, or on their behalf, properly attributable to such third party costs other than Irrecoverable VAT incurred by Aon and/or its Subsidiaries, or on their behalf, in respect of such costs.

(b) Aon agrees to pay to WTW, if any WTW Payment Event occurs, an amount equal to all documented, specific, quantifiable third party costs and expenses incurred, directly or indirectly, by WTW and/or its Subsidiaries, or on their behalf, for the purposes of, in preparation for, or in connection with the Acquisition, including third party costs and expenses incurred in connection with exploratory work carried out in contemplation of and in connection with the Acquisition, legal, financial and commercial due diligence and the engagement of third party Representatives to assist in the process (the payments provided for in this Section 3.1(b), the “WTW Reimbursement Payments”); provided, that the aggregate gross amount payable to WTW pursuant to this Agreement (including, for the avoidance of doubt, the Irrecoverable VAT referred to in this Section) shall not, in any event, exceed $300,400,000 (the “WTW Reimbursement Cap”). The amount payable by Aon to WTW under this Section 3.1(b) will exclude any amounts in respect of VAT incurred by WTW and/or its Subsidiaries, or on their behalf, properly attributable to such third party costs other than Irrecoverable VAT incurred by WTW and/or its Subsidiaries, or on their behalf, in respect of such costs.

Section 3.2 Payment Events.

(a) The “Aon Payment Events” are where the Parties have issued the Rule 2.5 Announcement and:

(i) the Transaction Agreement is terminated (in accordance with Section 9.1 of the Transaction Agreement):

(1)	by Aon, prior to receipt of the WTW Shareholder Approval, if the WTW Board shall have effected a WTW Change of Recommendation under Section 7.3 of the Transaction Agreement; or

(ii) all of the following occur:

(1)

the Transaction Agreement is terminated (x) by Aon if WTW breached or failed to perform any of its covenants or other agreements contained in the Transaction Agreement, which breach or failure to perform (1) would have resulted in a failure of Conditions 4 (i) or (ii) and (2) was not reasonably capable of being cured by the Outside Date or, if curable, was not cured by the earlier of (A) the Outside Date and (B) 45 days following written notice by Aon Ireland or Aon UK thereof (such termination, a “Aon Breach Termination”) or (y) by Aon Ireland or Aon UK or WTW, if the Court Meeting or the WTW EGM was completed and the Court Meeting Resolution or the Required WTW EGM Resolutions, as applicable, were not approved by the requisite majorities; and

(2)

prior to the Court Meeting, a WTW Competing Proposal was publicly disclosed or publicly announced (or, in the case of an Aon Breach Termination, was made publicly or privately to the WTW Board), or any person shall have publicly announced an intention (whether or not conditional) to make a WTW Competing Proposal (it being understood that, for purposes of this Section 3.2(a)(ii)(2) and Section 3.2(a)(ii)(3) below, references to “twenty percent (20%)” in the definition of WTW Competing Proposal shall be deemed to refer to “fifty percent (50)%”); and

(3)

(x) a WTW Competing Proposal is consummated within twelve months after such termination, or (y) a definitive agreement providing for a WTW Competing Proposal is entered into within twelve months after such termination and is subsequently consummated, in the case of each of clauses (x) and (y), regardless of whether such WTW Competing Proposal is the same WTW Competing Proposal referred to in Section 3.2(a)(ii)(2).

(b) The “WTW Payment Events” are where the Parties have issued the Rule 2.5 Announcement and:

(i) the Transaction Agreement is terminated (in accordance with Section 9.1 of the Transaction Agreement):

(1)	by WTW, prior to receipt of Aon Shareholder Approval, if the Aon Board shall have effected an Aon Change of Recommendation under Section 7.4 of the Transaction Agreement; or

(ii) all of the following occur:

(1)

the Transaction Agreement is terminated (x) by WTW if Aon breached or failed to perform any of its covenants or other agreements contained in the Transaction Agreement, which breach or failure to perform (1) would have resulted in a failure of Conditions 5 (i) or (ii) and (2) was not reasonably capable of being cured by the Outside Date or, if curable, was not cured by the earlier of (A) the Outside Date and (B) 45 days following written notice by WTW thereof (such termination, a “WTW Breach Termination”) or (y) by WTW or Aon, if the Aon Shareholder Approval was not obtained at the Aon EGM or at any adjournment or postponement thereof; and

(2)

prior to the Aon EGM, an Aon Competing Proposal was publicly disclosed or publicly announced (or, in the case of a WTW Breach Termination, was made publicly or privately to the Aon Board), or any person shall have publicly announced an intention (whether or not conditional) to make an Aon Competing Proposal (it being understood that, for purposes of this Section 3.2(b)(ii)(2) and Section 3.2(b)(ii)(3) below, references to “twenty percent (20%)” in the definition of Aon Competing Proposal shall be deemed to refer to “fifty percent (50)%”); and

(3)

(x) an Aon Competing Proposal is consummated within twelve months after such termination, or (y) a definitive agreement providing for an Aon Competing Proposal is entered into within twelve months after such termination and is subsequently consummated, in the case of each of clauses (x) and (y), regardless of whether such Aon Competing Proposal is the same Aon Competing Proposal referred to in Section 3.2(b)(ii)(2).

Section 3.3 Requests for Reimbursement. Each request by Aon, or WTW, as the case may be, for a Reimbursement Payment shall be (a) submitted in writing to the other Party no later than 60 calendar days following the occurrence of the applicable Payment Event; (b) accompanied by written invoices or written documentation supporting the request for such Reimbursement Payment; and (c) subject to compliance with Section 3.3(b), satisfied in full by payment in full by WTW to Aon, or Aon to WTW, as the case may be, in cleared, immediately available funds within seven calendar days following such receipt of such invoices or documentation.

Section 3.4 VAT. Aon and WTW consider that any Reimbursement Payments payable hereunder do not represent consideration for a taxable supply for VAT purposes and agree to use all reasonable endeavours to secure that any Reimbursement Payments should not represent consideration for a taxable supply for VAT purposes (including not taking any contrary position in any Tax filing or return or in any correspondence with any Tax Authority). If and to the extent that any relevant Tax Authority determines in writing that any Reimbursement Payment made by Aon or WTW, as the case may be, is consideration for a taxable supply and that WTW or Aon, as the case may be (or any member of a VAT Group of which WTW or Aon is a member), is liable to account to a Tax Authority for VAT in respect of such supply and such VAT is Irrecoverable VAT, then:

(a) in the case of an Aon Reimbursement Payment:

(i) such Aon Reimbursement Payment shall be deemed to be exclusive of any VAT and any VAT shall be due and payable by WTW or the relevant member of a VAT Group of which WTW is a member in addition to the Aon Reimbursement Payment, in accordance with applicable VAT Law (subject to the provisions of Sections 3.4(a)(ii) and 3.4(a)(ii) below);

(ii) the sum of the total amount payable by WTW by way of any Aon Reimbursement Payment, together with any Irrecoverable VAT arising in respect of the supply for which the Aon Reimbursement Payment is determined by a Tax Authority to be consideration (“WTW Irrecoverable VAT”), shall not exceed the Aon Reimbursement Cap and the total amount of the Aon Reimbursement Payment shall be reduced to ensure such; and

(iii) to the extent that WTW has already paid amounts in respect of any Aon Reimbursement Payment the sum of which, when combined with any WTW Irrecoverable VAT, exceeds the Aon Reimbursement Cap, Aon shall, as soon as practicable, repay to WTW, by way of a reduction in the amount of the Aon Reimbursement Payment, an amount necessary to ensure that the sum of the total remaining Aon Reimbursement Payment combined with any WTW Irrecoverable VAT arising in connection with such does not exceed the Aon Reimbursement Cap.

(b) in the case of a WTW Reimbursement Payment:

(i) such WTW Reimbursement Payment shall be deemed to be exclusive of any VAT and any VAT shall be due and payable by Aon or the relevant member of a VAT Group of which Aon is a member in addition to the WTW Reimbursement Payment, in accordance with applicable VAT Law (subject to the provisions of Sections 3.4(b)(ii) and 3.4(b)(iii) below);

(ii) the sum of the total amount payable by Aon by way of any WTW Reimbursement Payment, together with any Irrecoverable VAT arising in respect of the supply for which the WTW Reimbursement Payment is determined by a Tax Authority to be consideration (“Aon Irrecoverable VAT”), shall not exceed the WTW Reimbursement Cap and the total amount of the WTW Reimbursement Payment shall be reduced to ensure such; and

(iii) to the extent that Aon has already paid amounts in respect of any WTW Reimbursement Payment the sum of which, when combined with any Aon Irrecoverable VAT, exceeds the WTW Reimbursement Cap, WTW, as soon as practicable, shall repay to Aon, by way of a reduction in the amount of the WTW Reimbursement Payment, an amount necessary to ensure that the sum of the total remaining WTW Reimbursement Payment combined with any Aon Irrecoverable VAT arising in connection with such does not exceed the WTW Reimbursement Cap.

Each Party shall (and shall procure that any applicable member of the Aon Group or WTW Group, as the case may be, shall) accommodate any reasonable action that the other Party requests (such Party, the “Requesting Party”), in writing and without delay, to avoid, dispute, defend, resist, appeal or compromise any determination of a Tax Authority that the applicable Reimbursement Payment is consideration for a taxable supply for VAT purposes and/or that the Requesting Party or any member of the WTW Group or the Aon Group, as the case may be, is liable to account to the relevant Tax Authority for VAT in respect of such supply and/or that all or any part of such VAT is Irrecoverable VAT.

Section 3.5 Recovered VAT.

(a) If Aon makes any payments to WTW under Section 3.4, and after making such a payment, WTW recovers all, or any part, of the WTW Irrecoverable VAT paid in connection therewith from the relevant Tax Authority, WTW shall notify Aon without delay and, as soon as practicable, repay to Aon the lesser of:

(i) The amount recovered (whether by way of credit or refund) from the Tax Authority (net of any fees and expenses incurred in securing that recovery); and

(ii) the sum paid by Aon to WTW under Section 3.4.

(b) If WTW makes any payments to Aon under Section 3.4, and after making such a payment, Aon recovers all, or any part, of the Aon Irrecoverable VAT paid in connection therewith from the relevant Tax Authority, Aon shall notify WTW without delay and, as soon as practicable, repay to WTW the lesser of:

(i) the amount recovered (whether by way of credit or refund) from the Tax Authority (net of any fees and expenses incurred in securing that recovery); and

(ii) the sum paid by WTW to Aon under Section 3.4.

ARTICLE 4

GENERAL

Section 4.1 Governing Law; Jurisdiction.

(a) This Agreement and all disputes, claims, actions, suits or proceedings (collectively, “Actions”) based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction; provided, however, that the Laws of Ireland shall apply solely to the extent any provision hereof, or transaction contemplated hereby, is required by the Laws of Ireland to be governed by, and construed in accordance with, the Laws of Ireland (such provisions or transactions, the “Irish Matters”).

(b) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any Action or arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Notwithstanding the forgoing, any Irish Matter shall be subject to the jurisdiction of the High Court and any appellate courts therefrom.

Section 4.2 Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party (whether by operation of Law or otherwise); provided, however, that, WTW shall be deemed to have consented to the Assumption in accordance with the terms of this Section 4.2. Concurrently with or immediately following the Aon CSA, Aon UK will assign, and Aon UK shall cause Aon Ireland to assume, all of Aon UK’s rights and obligations under this Agreement to Aon Ireland, which such assignment shall not require the prior written consent of WTW (such assignment, the “Required Assignment”). Upon consummation of the Required Assignment, all references herein to Aon shall be deemed to be references to “Aon Ireland” and “Aon Ireland” shall have all the rights of Aon and shall be obligated to and shall pay, perform, and discharge all obligations of Aon under this Agreement.

Section 4.3 Counterparts. This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.

Section 4.4 Notices.

(a) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied or sent by email transmission (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Aon (prior to the Assumption), to:

Aon plc

Aon Center

200 East Randolph Street

Chicago, Il 60601

Attention: Darren Zeidel

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Attention: Charles K. Ruck

Bradley C. Faris

Email: charles.ruck@lw.com

bradley.faris@lw.com

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HS

United Kingdom

Attention: Julian Long

Email: Julian.long@freshfields.com

if to Aon (following the Assumption), to:

Aon Limited

Aon Center

200 East Randolph Street

Chicago, Il 60601

Attention: Darren Zeidel

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Attention: Charles K. Ruck

Bradley C. Faris

Email: charles.ruck@lw.com

bradley.faris@lw.com

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HS

United Kingdom

Attention: Julian Long

Email: Julian.long@freshfields.com

and if to WTW, to:

Willis Towers Watson Public Limited Company

200 Liberty Street

New York, New York 10281

Attention: Matthew Furman

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello

Matthew J. Gilroy

Amanda Fenster

Email: michael.aiello@weil.com

matthew.gilroy@weil.com

amanda.fenster@weil.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

401 9th Avenue

New York, New York 10001

Attention: Joseph A. Coco

Todd E. Freed

Email:  Joseph.Coco@skadden.com

Todd.Freed@skadden.com

Section 4.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Acquisition is fulfilled to the extent possible.

Section 4.6 Amendments. No amendment of this Agreement shall be binding unless the same shall be evidenced in writing duly executed by each Party.

Section 4.7 Due Authorization. Each Party hereto represents and warrants to the other that it has all requisite power and authority to enter into this Agreement, and assuming execution and delivery by the other Party hereto, this Agreement constitutes the valid and binding obligation of that Party.

Section 4.8 Transaction Agreement. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Transaction Agreement, this Agreement shall control.

Section 4.9 Willful Breach. Upon a Party becoming entitled to a Reimbursement Payment, Aon or WTW, as the case may be, shall have no further liability in connection with the valid termination of the Transaction Agreement (for the avoidance of doubt, other than the obligation to pay such Reimbursement Payments pursuant to this Agreement), whether under the Transaction Agreement or this Agreement or otherwise, to WTW or Aon, as the case may be, its Subsidiaries or its shareholders; provided, that nothing herein shall release any Party from liability (including any monetary damages or other appropriate remedy) for Willful Breach, for fraud or as provided for in the Confidentiality Agreement.

Section 4.10 Construction. The following rules of interpretation shall apply to this Agreement: (i) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (iii) references to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified; (iv) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (v) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (vi) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (vii) references to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (viii) references to any Person include the successors and permitted assigns of that Person; (ix) references to “dollars” and “$” means U.S. dollars; (x) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (xi) any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term; (xii) references to times are to New York City times unless otherwise specified; and (xiii) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[signature page follows]

IN WITNESS whereof the Parties hereto have caused this Agreement to be executed and delivered as a Deed on the day and year first before WRITTEN.

[Willis Towers Watson Public Limited Company SIGNATURE BLOCK]

[Signature Page to Expenses Reimbursement Agreement]

IN WITNESS whereof the Parties hereto have caused this Agreement to be executed and delivered as a Deed on the day and year first before WRITTEN.

[Aon plc SIGNATURE BLOCK]

[Signature Page to Expenses Reimbursement Agreement]

Annex D

DIRECTOR’S IRREVOCABLE UNDERTAKING

PRIVATE AND CONFIDENTIAL

To	Aon plc

Aon Center

200 East Randolph Street

Chicago, Il 60601

From	●

9 March 2020

Dear Sirs,

1.	Interpretation

In this Deed, unless the context otherwise requires:

Act means the Companies Act 2014;

Aon CSA means the transaction pursuant to which, after Aon Ireland converts to a public limited company in Ireland, Aon UK will become a wholly-owned subsidiary of Aon Ireland, and Aon Ireland will become the publicly traded parent company of Aon UK, by means of a cancellation scheme of arrangement implemented under Part 26 of the English Companies Act 2006, as set forth in the proxy statement filed by Aon UK with the SEC on December 20, 2019;

Aon Group means Aon and any holding company or subsidiary of Aon from time to time;

Aon Ireland means, prior to the completion of the Aon CSA, Aon Limited, a company incorporated in Ireland with registered number 604607, which is intended to be re-registered as an Irish public limited company, renamed Aon plc and become the parent of Aon UK on completion of the Aon CSA;

Aon means, prior to the consummation of the Required Assignment, Aon UK and, from and after consummation of the Required Assignment, Aon Ireland;

Aon UK means Aon plc, a company incorporated in the United Kingdom with registered number 07876075;

Business Combination Agreement means the business combination agreement governing the Proposed Combination to be dated on or around the date of this Deed between WTW and Aon UK;

Committed Shares means the shares in the capital of WTW specified in Schedule 1 (including, for the avoidance of doubt, any other shares in the capital of WTW issued after the date hereof and attributable to or derived from such shares) and any other shares in the capital of WTW of which I may hereafter become the beneficial owner (whether: (i) on the conversion of any of the WTW Options set out in paragraph 2 of Schedule 1, or that are awarded after the date of this Deed; (ii) pursuant to a WTW Share Award held by me now or in the future; or (iii) otherwise), including any shares in the capital of WTW that I hold in “street name” beneficially through a bank, broker or other nominee within the facilities of DTC;

Conditions means the conditions to the Proposed Combination set out in Appendix 3 to the Rule 2.5 Announcement and to be set out in the Scheme Document and Condition means any one of the Conditions;

Court Meeting means the meeting or meetings of the WTW Shareholders or any class thereof (and any adjournment thereof) convened by order of the High Court, or by the board of WTW, pursuant to Section 450, Chapter 1, Part 9 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

DTC means the relevant system to facilitate the transfer of title to shares in uncertificated form in respect of which the Depository Trust & Clearing Corporation is the operator;

Exchange Act means the United States Securities Exchange Act of 1934, as amended;

Family Trust means a trust, discretionary or otherwise, established by or for the benefit of me or a Relevant Family Member;

Longstop Date has the meaning given to the term “Outside Date” in the Business Combination Agreement;

Offer Document means, if following the date of this Deed, Aon elects to implement the Proposed Combination by way of the Takeover Offer, the document to be despatched to WTW Shareholders and others by Aon containing, amongst other things, the Takeover Offer, the Conditions (except as Aon determines pursuant to and in accordance with Section 3.6 of the Business Combination Agreement not to be appropriate in the case of a Takeover Offer) and certain information about Aon and WTW and, where the context so admits, includes any form of acceptance, election, notice or other document reasonably required in connection with the Takeover Offer;

Panel means The Irish Takeover Panel;

Proposed Combination means the proposed acquisition by Aon of WTW (whether by way of the Scheme or a Takeover Offer), as described in the Rule 2.5 Announcement and shall include any revised, extended or renewed offer or offers (whether voluntary or mandatory and including, for the avoidance of doubt, any revised offer made in consequence of any decision or ruling of any regulatory body, provided such revised, extended or renewed offer or offers are made on terms, in the opinion of WTW’s financial advisor, at least as favourable to WTW Shareholders as those described in the Rule 2.5 Announcement);

Relevant Family Member means, if any, my spouse (including a husband, wife or civil partner), child, grandchild (including step children and step grandchildren), parent, brother, sister, niece, nephew, and for so long as they remain so, my brother-in-law or sister-in-law;

Required Assignment means the assignment by Aon UK to Aon Ireland, and Aon Ireland’s assumption from Aon UK, of all of Aon UK’s rights and obligations under the Business Combination Agreement;

Rule 2.5 Announcement means the announcement of the Proposed Combination to be made by Aon and WTW pursuant to Rule 2.5 of the Takeover Rules, substantially on the terms and conditions set out in the draft announcement attached hereto at Appendix 1;

Scheme means the proposed scheme of arrangement under Section 453 of the Act and the capital reduction under Sections 84 to 86 of the Act to effect the Proposed Combination;

Scheme Document means the document to be distributed to WTW Shareholders and, for information only, to the WTW Option holders containing (i) the Scheme, (ii) the notice or notices of the Court Meeting and the WTW General Meeting, (iii) an explanatory statement as required by Section 452 of the Act with respect to the Scheme, (iv) such other information as may be required or necessary pursuant to the Act, the Exchange Act or the Takeover Rules; and (v) such other information as WTW and Aon shall agree;

Takeover Offer means an offer for the entire issued and to be issued share capital of WTW (other than any WTW Shares held by Aon (if any)), not being a Scheme, including any amendment or revision thereto, (provided such offer and/or amended or revised offer is made on terms, in the opinion of WTW’s financial advisor, at least as favourable to WTW Shareholders as those described in the Rule 2.5 Announcement), the full terms of which will be set out in the Offer Document or (as the case may be) any revised offer document(s);

Takeover Rules means The Irish Takeover Panel Act, 1997, Takeover Rules, 2013 and The Irish Takeover Panel Act, 1997, Substantial Acquisition Rules, 2007;

WTW ESPPs means the Willis Towers Watson Public Limited Company Amended and Restated 2010 North American Employee Stock Purchase Plan; the Rules of the Willis Towers Watson Public Limited

Company Sharesave Plan 2001 for the United Kingdom, as amended; the Willis Towers Watson Public Limited Company Irish Sharesave Plan, as amended; Trust Deed and Rules of the Willis Towers Watson Public Limited Company Ireland Share Participation Scheme; Trust Deed and Rules of the Towers Watson Limited Share Incentive Plan 2005 (U.K.), as amended; the Asset Management Exchange (Ireland) Limited AMXI Share Participation Plan; and the Willis Investment UK Holdings Limited Share Incentive Plan;

WTW Directors means the members of the board of directors of WTW;

WTW General Meeting means the extraordinary general meeting of the WTW Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Proposed Combination, expected to be held as soon as the preceding Court Meeting shall have been concluded (it being understood that if the Court Meeting is adjourned or postponed, the WTW General Meeting shall be correspondingly adjourned or postponed);

WTW means Willis Towers Watson Public Limited Company a company incorporated in Ireland with registered number 475616 having its registered office at Willis Towers Watson House, Elm Park, Merrion Road, Dublin;

WTW Option holders means the holders of WTW Options;

WTW Options means all options to purchase WTW Shares, whether granted pursuant to the WTW Share Plans or otherwise;

WTW Share Award means an award denominated in WTW Shares, other than a WTW Option;

WTW Share Plans means the Willis Towers Watson Public Limited Company 2012 Equity Incentive Plan, as amended and all sub-plans thereunder; the Willis Towers Watson Public Limited Company Amended and Restated 2009 Long Term Incentive Plan, as amended; Extend Health Amended and Restated 2007 Equity Incentive Plan; Liazon Amended and Restated 2011 Equity Incentive Plan; and any other equity-based incentive plan maintained by WTW or assumed by WTW in connection with prior acquisitions, as applicable (other than the WTW ESPPs;

WTW Shareholders means the holders of WTW Shares; and

WTW Shares means the ordinary shares of WTW with a nominal value of US$0.000304635 per share.

2.	Warranties and undertakings

Subject to the announcement of the Proposed Combination pursuant to the Rule 2.5 Announcement by seven p.m. (Eastern time) on March 11, 2020 (or such later date as Aon and WTW may agree in writing) (the “Release Date”), I, the undersigned, hereby irrevocably and unconditionally:

2.1

warrant that I am the registered holder and/or beneficial owner of (or am otherwise able to control the exercise of all rights, including voting rights attaching to) the Committed Shares and have, and will continue to have, all relevant authority to vote in favour of, and/or accept or procure the acceptance of, the Proposed Combination in respect of the Committed Shares, and there are no other WTW Shares owned or controlled by me. Such warranty and undertaking will not be extinguished or affected by completion of the Proposed Combination;

2.2

warrant that I have no other rights or interests in relation to, or any rights, warrants, convertible securities or options to acquire or subscribe for, any shares or other securities of WTW (other than any WTW Options set out in paragraph 2 of Schedule 1 and save for any rights provided for in the WTW articles of association and/or pursuant to the Act in favour of the holders of WTW Shares generally) and I undertake that I will not deal in such shares or securities during the offer period (other than on the valid award, vesting or exercise of any WTW Options or any WTW Share Award to which the Panel has consented, or as otherwise permitted by this Deed);

2.3

warrant that I am able to transfer, or procure the transfer of, the Committed Shares free from all liens, equities, charges, encumbrances, options, rights of pre-emption, and any other third party rights and interests of any nature;

2.4	undertake that unless and until this Deed ceases to have any effect in accordance with paragraph 6.6, I shall not (and shall procure that my relevant bank, broker or other nominee shall not):

(a)

except pursuant to the Proposed Combination, sell, transfer, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or the creation or grant of any other encumbrance or option over all or any of the Committed Shares or any interest in all or any thereof;

(b)

accept or agree to accept any other offer by any person other than Aon (or its nominee) in respect of all or any of the Committed Shares whether conditional or unconditional (by whatever means the same is to be implemented);

(c)	enter into any deed or arrangement with any other person whether conditional or unconditional to do all or any of the acts referred to in paragraphs 2.4(a) to 2.4(c);

(d)	enter into any deed or arrangement with any other person whether conditional or unconditional which would restrict the acquisition of the Committed Shares by Aon under the Proposed Combination;

(e)

acquire any shares or other securities (including securities convertible into shares) of WTW (or any interest therein) other than on the valid exercise of any WTW Options as set out in paragraph 2 of Schedule 1, an award of shares, other securities, WTW Options or WTW Share Awards made with Panel consent, or pursuant to the vesting of any WTW Share Award, and, if any such shares, securities or interest (including for these purposes shares arising on exercise or vesting of options or share awards) is acquired by me, such shares, securities or interest (as the case may be) shall be deemed to be included in the expression “Committed Shares” for the purposes of this Deed;

2.5

undertake that prior to this Deed ceasing to have any effect in accordance with paragraph 6.6, I shall not, in my capacity as a shareholder of WTW, and without prejudice to my powers as a director, without the consent of WTW take any step for the purpose of impeding the Scheme becoming effective or, as the case may be, the Takeover Offer becoming unconditional, including voting my WTW Shares, requisitioning, or joining in requisitioning of, any general or class meeting of WTW, or taking any other action whatsoever; and

2.6	I warrant that I have full power and authority and the right (free from any legal or other restrictions) to enter into and perform my obligations under this Deed in accordance with its terms;

provided that, nothing in this paragraph 2 shall restrict me from (i) receiving, acquiring or exercising any WTW Options, (ii) selling such number of Committed Shares as may be required to cover my liability for income tax and/or employee social security contributions in respect of the exercise of any WTW Options; or (iii) transferring my Committed Shares to a Family Trust (or constituting or settling such a trust in respect of my Committed Shares), in each case, with the consent of the Panel, if required by the Takeover Rules.

3.	Undertaking to vote in favour of the Scheme

Unless and until this Deed ceases to have any effect in accordance with paragraph 6.6:

3.1

I irrevocably and unconditionally undertake to Aon that, if the Proposed Combination is to be implemented by way of the Scheme, I shall exercise, or, where applicable, procure the exercise of, all voting rights attaching to the Committed Shares on any resolution (whether or not amended and whether put on a show of hands or a poll) which is proposed at the WTW General Meeting or at the Court Meeting (including any adjournment thereof) which:

(a)	is necessary to implement the Scheme;

(b)	would approve a scheme of arrangement relating to the acquisition of any shares in WTW by a person other than Aon; or

(c)	might otherwise impact on the success of the Scheme,

only in accordance with Aon’s instructions or as otherwise provided in this Deed;

3.2

for the purpose of voting on any resolution referred to under paragraph 3.1 above, I shall, if required by Aon, but without prejudice to my right to attend and vote in person at the WTW General Meeting, execute, or procure that my relevant bank, broker or other nominee shall execute, any form of proxy required by Aon appointing any person nominated by Aon to attend and vote at the relevant meetings in respect of any Committed Shares registered in my name; and

3.3

without prejudice to paragraph 3.2, and in the absence of any such requirement by Aon, I shall after the posting of the Scheme Document (and without prejudice to any right I have to attend and vote in person at the Court Meeting and the WTW General Meeting to implement the Scheme), return, or procure the return of, if applicable, the signed forms of proxy enclosed with the Scheme Document (completed and signed and voting in favour of the resolutions to implement the Scheme) in accordance with the instructions printed on those forms of proxy and, if applicable, in respect of any Committed Shares held in uncertificated form, take or procure the taking of any action which may be required by WTW or its nominated representative in order to make a valid proxy appointment and give valid proxy instructions (voting in favour of the resolutions to implement the Scheme), as soon as possible and in any event to be received by WTW’s registrar not later than 3.00 p.m. on the fourteenth (14th) calendar day after the posting of the Scheme Document;

3.4

I shall not revoke or withdraw, and shall procure that my relevant bank, broker or other nominee shall not revoke or withdraw, the forms of proxy once they have been returned in accordance with paragraph 3.3 above; and

3.5

I shall not, and shall procure that my relevant bank, broker or other nominee shall not, exercise any voting rights attaching to the Committed Shares to vote in favour of any competing scheme of arrangement.

4.	Undertaking to accept a Takeover Offer

I acknowledge that Aon shall have the right and may elect at any time, in accordance with the terms of the Business Combination Agreement and with the Panel’s consent if required and whether or not the Scheme Document has then been despatched, to implement the Proposed Combination by way of a Takeover Offer. Provided that (i) Aon has made that election in accordance with the terms of the Business Combination Agreement; (ii) such Takeover Offer is made on terms at least as favourable to WTW Shareholders as the terms of the Scheme and provided such Takeover Offer is recommended by the WTW Directors; and (iii) unless and until this Deed ceases to have any effect in accordance with paragraph 6.6,

I irrevocably and unconditionally undertake to Aon that, if the Proposed Combination is implemented by way of a Takeover Offer:

4.1

upon the Takeover Offer being made, I will be able to accept or, where applicable, procure the acceptance of the Takeover Offer in respect of the Committed Shares and to transfer, or procure the transfer of, the Committed Shares free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends of any nature and other distributions (if any) hereafter declared, made or paid, provided however that this shall not include any rights, dividends of any nature or other distributions which accrue to or are payable to WTW Shareholders by reference to a record date which is on or before the Proposed Combination is declared or becomes unconditional in all respects;

4.2

I shall as soon as possible and in any event not less than seven (7) calendar days before the first closing date of the Takeover Offer (or, in respect of any shares allotted to me after the posting of the Offer Document, within seven (7) calendar days of such allotment or acquisition) duly accept or procure acceptance of the Takeover Offer in accordance with its terms in respect of the Committed Shares and, in respect of any Committed Shares held in certificated form, shall forward the relevant share certificate(s) to Aon or its nominated representative (or a form of indemnity acceptable to Aon in respect of any lost certificate(s)) at the time of acceptance or as soon as practicable thereafter and, in respect of any WTW Shares held in uncertificated form, shall take such action (and shall procure that my relevant bank, broker or other nominee shall take such action) as may be required by Aon or its nominated representative to the extent that such action is in accordance with the procedures set out in the Takeover Offer for the acceptance of the Takeover Offer by WTW Shareholders holding their WTW Share in uncertificated form. I further undertake, if so required by Aon, to execute, or procure the execution (including by my relevant bank, broker or other nominee) of, all such other documents as may be necessary for the purpose of giving Aon the full benefit of my obligations pursuant to this Deed with respect to the Takeover Offer;

4.3

notwithstanding that the terms of the Offer Document will confer rights of withdrawal on accepting shareholders, I shall not withdraw any acceptance of the Takeover Offer in respect of the Committed Shares or any of them and shall procure that no rights to withdraw any acceptance in respect of such Committed Shares are exercised; and

4.4

the Committed Shares shall be acquired by Aon free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends of any nature and other distributions (if any) hereafter declared, made or paid provided however that this shall not include any rights, dividends of any nature or other distributions which accrue to or are payable to WTW Shareholders by reference to a record date which is on or before the Proposed Combination is declared or becomes unconditional in all respects.

5.	Power of Attorney

5.1

In order to secure the performance of my obligations under this Deed, I irrevocably appoint any director of Aon jointly and severally to be my attorney in my name and on my behalf to sign or execute forms of proxy and/or such other deeds or documents and to do such other acts and things as may be necessary for the purpose of giving effect to my obligations under this Deed in respect of the Committed Shares.

5.2	I acknowledge that this power of attorney is given by way of security and is irrevocable until this Deed ceases to have effect in accordance with paragraph 6.6.

6.	Miscellaneous

6.1

The obligations and provisions set out in this Deed apply equally to the persons from whom I am to procure votes in favour of the resolutions to implement the Scheme pursuant to paragraph 3.1 above or acceptance of the Takeover Offer pursuant to the terms of paragraph 4.1 above (as the case may be) and I shall procure the observance by such persons of the terms hereof as if they were each specifically a party hereto.

6.2

I consent to the issue of an announcement incorporating references to me and to this Deed substantially in the terms set out in the Rule 2.5 Announcement. I understand that, if the Proposed Combination proceeds, this Deed will be made available for inspection during the offer period (as defined in the Takeover Rules) and that particulars of it will be contained in the Scheme Document or the Offer Document (as the case may be), and in any related circular or equivalent document. I further consent to this Deed being published on a website as required by Rule 26 of the Takeover Rules. Solely in my capacity as a shareholder (and not in my capacity as a director of WTW), I undertake to provide you with all such further information in relation to my interests in the share capital of WTW and that of any person connected with me as you may reasonably require in order to comply with the rules and regulations of the Nasdaq Stock Market, the Takeover Rules, the Exchange Act, the Act, and any other legal or regulatory requirements for inclusion in the Scheme Document or the Offer Document (as the case may be) (or any other document required in connection with the Proposed Combination).

6.3

Without prejudice to any other rights or remedies which Aon may have, I acknowledge that damages would not be an adequate remedy if I fail to fulfil or otherwise breach any of my obligations pursuant to this Deed, and accordingly Aon shall be at liberty to use the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of any such obligation and no proof of special damages shall be necessary for the enforcement by Aon of such rights.

6.4

The covenants and undertakings contained in this Deed and each part of them are entirely severable and separately enforceable so that each covenant and undertaking and each part of them shall be deemed to be a separate covenant and undertaking.

6.5

In the case where the WTW Shares are registered in the name of a nominee, I shall direct the nominee to act as if the nominee were bound by the terms of this Deed and I shall use my best endeavours to do all acts and things necessary to carry the terms hereof into effect as if I had been the registered holder of the WTW Shares registered in the name of such nominee.

6.6

The undertakings given and other obligations entered into by me as set out in this Deed will terminate and cease to have any effect whatsoever with immediate effect on the earlier to occur of the following:

(a)	the Scheme becomes effective;

(b)	the Rule 2.5 Announcement is not released by seven p.m. (Eastern time) on the Release Date;

(c)	the Proposed Combination is not completed by the Longstop Date;

(d)	the Proposed Combination lapses or is withdrawn;

(e)	the WTW Directors withdraw their recommendation that the WTW Shareholders vote in favour of the Proposed Combination; or

(f)	the Business Combination Agreement is terminated in accordance with its terms.

6.7	Any time, date or period mentioned in this Deed may be extended by agreement between the parties but as regards any time, date or period originally fixed or so extended, time shall be of the essence.

6.8	This Deed shall not oblige Aon to announce or proceed with the Proposed Combination.

6.9

This Deed shall not oblige me to do anything (i) in my capacity as a director of WTW in respect of the Proposed Combination; nor (ii) which would in any way impede, prejudice or cause me to be in breach of my obligations and duties, or fetter my discretion, as a director of WTW, or prevent me from taking an action where such failure to act would cause me to breach such obligations and duties. The undertakings in this Deed are given by me solely in my capacity as a shareholder of WTW.

6.10	Aon may assign all rights and obligations under this Deed to any other company under the same ultimate ownership of Aon.

6.11

I agree that this Deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed or any act performed or claimed to be performed under it) will be governed by and construed in accordance with Irish law and that the Irish courts are to have exclusive jurisdiction for all purposes in connection herewith.

IN WITNESS whereof this Deed has been entered into as a deed the day and year first herein written.

SCHEDULE 1

Holdings of, and dealings in, WTW

1.	Holdings

No. of ordinary shares in the capital of WTW	Registered owner (name)	Beneficial owner (name)

2.	WTW Options

APPENDIX 1

Draft Rule 2.5 Announcement

SIGNED AND DELIVERED as a Deed by [insert name of director] in the presence of:
Signature

Signature of Witness

Name of Witness

Occupation of Witness

Address of Witness

Annex E

PERSONAL AND CONFIDENTIAL

March 9, 2020

Board of Directors

Willis Towers Watson Public Limited Company

51 Lime Street

London EC3M 7DQ

ENGLAND

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Aon (as defined below) and its affiliates (including Aon Ireland)) of the outstanding ordinary shares, nominal value $0.000304635 per share (the “Shares”), of Willis Towers Watson Public Limited Company (the “Company”) of the Exchange Ratio (as defined below) to be paid to such holders pursuant to the Business Combination Agreement, dated as of March 9, 2020 (the “Agreement”), by and between Aon plc and the Company. The Agreement provides that pursuant to a Scheme of Arrangement, Aon shall issue and deliver or cause to be delivered 1.08 Aon Shares to the applicable holder of Company Shares (and/or their nominees) for each outstanding Share held by such holder of Company Shares (the “Exchange Ratio”). The Agreement provides that, subject to the consent (where required) of the Panel, the Scheme of Arrangement may be switched to a Takeover Offer in accordance with the terms set out in the Agreement. All references herein to “Aon” shall be deemed to refer to (a) prior to, from and after the date of the Agreement until the consummation of the Required Assignment, “Aon UK” and (b) from and after the consummation of the Required Assignment, “Aon Ireland”. All capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Aon Ireland, Aon UK, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation. We also

Board of Directors

Willis Towers Watson Public Limited Company

March 9, 2020

have provided certain financial advisory and/or underwriting services to Aon and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a book-runner on Aon’s commercial paper program since June 2016. We may also in the future provide financial advisory and/or underwriting services to the Company, Aon and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Rule 2.5 Announcement; the Expenses Reimbursement Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company and Aon for the five fiscal years ended December 31, 2019; the Company’s Registration Statement on Form S-4, including the prospectus contained therein dated August 27, 2015 relating to the merger of Willis Group Holdings Public Limited Company and Towers Watson & Co.; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company and Aon; certain other communications from the Company and Aon to their respective shareholders; certain publicly available research analyst reports for the Company and Aon; and certain internal financial analyses and forecasts for the Company on a stand alone basis prepared by its management and for Aon on a stand alone basis prepared by its management, and certain financial analyses and forecasts for Aon pro forma for the Transaction prepared by the management of the Company, in each case, as approved for our use by the Company (the “Forecasts”), including certain operating synergies projected by the management of Aon to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior managements of the Company and Aon regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Aon; reviewed the reported price and trading activity for the Shares and the Aon Shares; compared certain financial and stock market information for the Company and Aon with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the insurance industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Aon or any of their respective affiliates and we have not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on the Company’s actuaries with respect to reserve adequacy. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the loss and loss adjustments expenses reserves, the future policy benefit reserves, the long-term business provision and claims outstanding or the embedded value of the Company and Aon. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Aon or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction, including the Aon CSA and the Required Assignment, will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Board of Directors

Willis Towers Watson Public Limited Company

March 9, 2020

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Aon and its affiliates (including Aon Ireland)) of Shares, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the Expense Reimbursement Agreement, the Aon CSA or the Required Assignment, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which Shares, Aon UK Shares or the Aon Shares will trade at any time, or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Aon UK, Aon Ireland or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, Aon UK or Aon Ireland or the ability of the Company, Aon UK or Aon Ireland to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction, including with respect to the Scheme, or whether to tender Shares pursuant to a Takeover Offer or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than Aon and its affiliates (including Aon Ireland)) of Shares.

Very truly yours,
(GOLDMAN SACHS & CO. LLC)

Annex F

March 8, 2020

Aon plc

122 Leadenhall Street

London, England EC3V 4AN

Attention: Board of Directors

Members of the Board:

You have asked us to advise you in your capacity as the Board of Directors (the “Board”) of Aon plc (as further defined below, the “Acquiror”) with respect to the fairness, from a financial point of view, to the Acquiror of the Exchange Ratio (as defined below) set forth in the Business Combination Agreement (the “Agreement”), to be entered into by and between Willis Towers Watson Public Limited Company (the “Company”) and the Acquiror. We understand that the Agreement provides for, among other things, the implementation of a scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014 of Ireland, as amended, or, under certain circumstances described in the Agreement, at the Acquiror’s election, the acquisition of the Company pursuant to a takeover offer followed by a compulsory acquisition of the remaining untendered shares of the Company (the “Transaction”), pursuant to which each outstanding ordinary share, nominal value $0.000304635 per share, of the Company (“Company Ordinary Shares”), will be canceled in exchange for the right to receive 1.08 (the “Exchange Ratio”) Acquiror Ordinary Shares (as defined below), and the Company will become a wholly owned subsidiary of the Acquiror.

In arriving at our opinion, we have reviewed (i) a draft, dated March 7, 2020, of the Agreement, (ii) a draft, dated March 8, 2020, of the Expenses Reimbursement Agreement to be entered into by the Company and the Acquiror, (iii) a draft, dated March 8, 2020, of the Rule 2.5 Announcement to be issued pursuant to the terms of the Agreement (the agreements and documents referenced in clauses (i)-(iii) being referred to as the “Transaction Documents”) and (iv) certain publicly available business and financial information relating to the Company and the Acquiror. We have also reviewed certain other information relating to the Company and the Acquiror, including (a) financial forecasts relating to the Company for the fiscal years ending December 31, 2020 through 2025 prepared and provided to us by the management of the Acquiror (the “Acquiror Projections for the Company”), (b) financial forecasts relating to the Company for the fiscal years ending December 31, 2020 through 2025 prepared and provided to us and the Acquiror by the management of the Company (the “Company Projections for the Company”) and (c) financial forecasts relating to the Acquiror for the fiscal years ending December 31, 2020 through 2025 prepared and provided to us by the management of the Acquiror (the “Acquiror Projections for the Acquiror”). We have discussed the businesses and prospects of the Acquiror and the Company with the managements of the Acquiror and the Company and certain of their respective representatives. We have also reviewed estimates prepared and provided to us by the management of the Acquiror with respect to the cost savings, net of costs necessary to achieve such cost savings and other transaction-related costs (collectively, the “Synergies”), anticipated by such management to result from the Transaction. We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other companies with publicly traded equity securities in businesses we deemed similar to those of the Company and the Acquiror, respectively, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and, with your consent, we have assumed and relied upon such information being complete and accurate in all respects material to our analyses and this opinion. With respect to the Acquiror Projections for the Company and the Acquiror Projections for the Acquiror, we have been advised by the management of the Acquiror, and we have assumed with your consent, that such forecasts have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Acquiror as to the future financial performance of the Company and the Acquiror, respectively. With respect to the Synergies, we have been advised by the management of the Acquiror, and we have assumed with your consent, that such estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Acquiror as to the cost savings, net of costs necessary to achieve such cost savings and other transaction-related costs, anticipated by such management to result from the Transaction, and that the Synergies will be realized in the amounts and the time periods indicated thereby. At your direction, we have relied upon the Acquiror Projections for the Company, the Acquiror Projections for the Acquiror and the Synergies for purposes of our analyses and this opinion. We express no view or opinion with respect to the Acquiror Projections for the Company, the Acquiror Projections for the Acquiror, the Company Projections for the Company or the Synergies, or the assumptions and methodologies upon which any of the foregoing are based.

For purposes of our analyses and this opinion, we have been advised and we have assumed, the Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, the Acquiror or the contemplated benefits of the Transaction that is material to our analysis or this opinion and that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Transaction Documents without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. With your consent, we have further assumed that the final form of the Transaction Documents, when executed by the parties thereto, will conform to the drafts reviewed by us in all respects material to our analyses and this opinion.

We note that the Acquiror intends to become a wholly-owned subsidiary of Aon Limited, which, following its proposed re-registration, will be a publicly traded public limited company incorporated in Ireland (“Aon Ireland”), by means of a Scheme of Arrangement under Part 26 of the Companies Act 2006 (the “DaVinci Reincorporation Transaction”). We have assumed, with your consent, that the DaVinci Reincorporation Transaction will not have any impact that is material to our analyses or opinion. If the DaVinci Reincorporation Transaction is consummated, the term “Acquiror” in this letter shall mean (i) prior to the consummation of the DaVinci Reincorporation Transaction, Aon plc, and (ii) from and after the consummation of the DaVinci Reincorporation Transaction, Aon Ireland, and the term “Acquiror Ordinary Shares” in this letter shall mean (i) prior to the consummation of the DaVinci Reincorporation Transaction, the Class A ordinary shares, $0.01 nominal value per share, of Aon plc, and (ii) from and after the consummation of the DaVinci Reincorporation Transaction, the ordinary shares of Aon Ireland.

Our opinion addresses only the fairness, from a financial point of view, to the Acquiror of the Exchange Ratio set forth in the Agreement and does not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the Transaction and the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received or otherwise payable to any officers, directors, employees, securityholders or affiliates of any party to the Transaction, or class of such persons, relative to the Exchange Ratio or otherwise. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, intellectual property, tax, environmental, executive compensation or other similar professional advice. We have assumed that the Acquiror has or will obtain such advice or opinions from the appropriate professional sources. The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based on information made available to us as of the date hereof and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Acquiror, the Company or the Transaction. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of the Acquiror Ordinary Shares actually will be when issued to the holders of Company Ordinary Shares pursuant to the Transaction or the prices or ranges of prices at which Company Ordinary Shares or Acquiror Ordinary Shares may be purchased or sold at any time. Our opinion does not address the relative merits of the Transaction as compared to alternative transactions or strategies that might be available to the Acquiror, nor does it address the underlying business decision of the Board or the Acquiror to proceed with or effect the Transaction.

We have acted as financial advisor to the Acquiror in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Acquiror has agreed to reimburse us for certain of our expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates have in the past provided and currently are providing investment banking and other financial advice and services to the Acquiror and its affiliates for which advice and services we and our affiliates have received and would expect to receive compensation, including among other things, during the past two years, having been and continuing to be a lender under the Acquiror’s revolving credit facility expiring in February 2022 and having acted as a joint book-running manager on an offering of debt securities by an affiliate of the Acquiror in April 2019. We and our affiliates may in the future provide investment banking and other financial advice and services to the Company, the Acquiror and their respective affiliates for which advice and services we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial advice and services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Transaction, as well as provide investment banking and other financial advice and services to such companies and their affiliates.

It is understood that this letter is for the information of the Board (in its capacity as such) in connection with its consideration of the Transaction and does not constitute advice or a recommendation to any security holder of the Acquiror or the Company as to how such security holder should vote or act on any matter relating to the proposed Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio set forth in the Agreement is fair, from a financial point of view, to the Acquiror.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ George Matsuzaka
Managing Director

ANNEX G

COMBINATION BENEFIT STATEMENT

The Rule 2.5 Announcement dated March 9, 2020 included the following statements regarding the synergies that may result from the transaction (the synergy statements):

Aon UK anticipates that the Proposed Combination will provide annual pre-tax synergies and other cost reductions of $800 million by the third full year of combination, thereby allowing the firm to continue significant investment in innovation and growth. Potential revenue synergies are expected but not included in the synergy estimates. The principal sources of potential synergies and other cost reductions are as follows:

•

Approximately 73% from the consolidation of business and central support functions, including leveraging the capabilities of the Aon Business Services operational platform across the combined group; and

•	Approximately 27% from the consolidation of infrastructure related to technology, real estate and third-party contracts.

Aon UK anticipates savings of $267 million in the first full year of combination, reaching $600 million in the second full year, with the full $800 million achieved in the third full year.

Subject to the Scheme becoming effective, WTW Shareholders will be able to share in the synergies and other cost reductions resulting from the Proposed Combination by means of the New Aon Ireland Shares they will receive under the Scheme.

The Proposed Combination is expected to be accretive to Aon adjusted EPS in the first full year of combination and to result in approximately 5 to 10 per cent. adjusted EPS accretion in the second full year of combination, approximately 10 to 15 per cent. adjusted EPS accretion in the third year of combination and adjusted EPS accretion in the high teens after full realization of $800 million of annual pre-tax synergies.

Free cash flow is expected to be dilutive in the first year of combination, to breakeven in the second full year of combination and to be approximately 5 to 10 per cent. in the third year of combination, with free cash flow accretion of more than 10 per cent. expected after full realization of synergies. The Proposed Combination is expected to generate over $10 billion of shareholder value creation from the capitalized value of the expected pre-tax synergies, based on the blended 2020 price to earnings ratio of WTW and Aon UK on March 6, 2020, net of $2 billion in one-time transaction, retention and integration costs.

Aon UK anticipates the cost to achieve expected synergies will be $1.4 billion, excluding transaction costs of approximately $200 million and retention costs of up to $400 million. Retention costs are subject to Irish Takeover Panel approval and are expected to be spread evenly over three years following completion of the Proposed Combination. Approximately $700 million of the integration costs are expected to be achieved in the first year of combination, approximately $490 million in the second year of combination and approximately $210 million in the third year of combination. Aon UK expects approximately 20% per cent. of the integration costs to be absorbed in operating expenses.

There are various material assumptions underlying the synergies and other cost reductions estimates which may result in the synergies and other cost reductions being materially greater or less than estimated. The estimate of synergies and other cost reductions should therefore be read in conjunction with the key assumptions underlying the estimates set out in Appendix 1 of the Rule 2.5 Announcement.

None of the synergies or other cost reductions statements or the EPS or cash flow accretion statement should be construed as a profit forecast or interpreted to mean that Aon UK or Aon Ireland’s profits or earnings in the first full year following the Proposed Combination, or in any subsequent period, will necessarily match or be greater than or be less than those of Aon UK and/or WTW for the relevant preceding financial period or any other period.

G-1

The estimate of synergies and other cost reductions set out in the Rule 2.5 Announcement was reported on for the purposes of Rule 19.3(b)(ii) of the Irish Takeover Rules by (i) Ernst & Young and (ii) Credit Suisse International. Copies of their respective reports were included in Appendix 4 and Appendix 5 to the Rule 2.5 Announcement. Each of Ernst & Young and Credit Suisse International gave and has not withdrawn its consent to the issue of the Rule 2.5 Announcement with the inclusion of its respective reports. The synergies estimates exclude any potential revenue synergies.

The combined firm will be committed to maintaining long-term financial goals of mid-single-digit or greater organic revenue growth and double-digit free cash flow growth; and is expected to maintain Aon UK’s current credit rating.

Assumptions

The bases of belief (including sources of information and assumptions made) that support the expected synergies and other cost reductions are set out in the following paragraphs. The estimate of synergies was reported on in accordance with Rule 19.3(b)(ii) of the Irish Takeover Rules.

The expected sources of the estimated pre-tax synergies are:

(i)

approximately 73 per cent. from the consolidation of business and central support functions, including leveraging the capabilities of Aon Business Services operational platform across the combined group; and

(ii)	approximately 27 per cent. from the consolidation of infrastructure related to technology, real estate and third party contracts.

When evaluating potential pre-tax cost synergies and other cost reductions the Aon UK Board assumed the following:

(i)	the cost bases for the quantification exercise are:

(a)	in respect of the Aon Group, the 12 months actual cost base to 31 December 2019; and

(b)	in respect of WTW, the 12 months actual cost base to 31 December 2019;

(ii)	that the Reorganization and the Scheme will become effective and Aon Ireland will acquire 100 per cent. of the issued and to be issued share capital of WTW on completion of the Proposed Combination;

(iii)	that there will be no material unanticipated impact on the combined firm arising from any decisions made by competition authorities;

(iv)	that there will be no material change to the market dynamics affecting the Aon Group and/or the WTW Group following completion of the Proposed Combination; and

(v)	that there will be no material change to exchange rates following completion of the Proposed Combination.

In establishing the estimate of pre-tax synergies and other cost reductions, the Aon UK Board has assumed that WTW’s operations, processes and procedures are comparable to those of Aon UK’s related operations, except where publicly available information clearly indicates otherwise or the due diligence materials provided by WTW to Aon UK indicated otherwise.

Aon UK’s management, aided by its previous integration experience and through an understanding of WTW’s operations and cost structure based on their own market intelligence and experience, and due diligence materials provided by WTW, determined the source and scale of potential pre-tax synergies and other cost reductions. The pre-tax synergies and other cost reductions are incremental to Aon UK’s and, to the best of Aon UK’s knowledge, WTW’s existing plans.

G-2

In addition to information from the Aon Group and the WTW Group’s respective management teams, the sources of information that Aon UK used to arrive at the estimate of potential pre-tax synergies and other cost reductions include:

(i)	the WTW annual report and accounts;

(ii)	WTW presentations to analysts;

(iii)	WTW’s website;

(iv)	analysts’ research;

(v)	other public information;

(vi)	Aon UK’s knowledge of the industry and of WTW; and

(vii)	Aon UK’s experience of synergies from previous transactions.

There remains an inherent risk in the forward-looking estimates of pre-tax synergies and other cost reductions. No synergy statement in the Rule 2.5 Announcement, including any statement that the Proposed Combination will be accretive, should be construed as a profit forecast or interpreted to mean that Aon UK’s earnings in the first full year following the Scheme, or in any subsequent period, would necessarily match or be greater than or be less than those of Aon UK and/or WTW for the relevant preceding financial period or any other period.

Aon UK anticipates the cost to achieve expected synergies will be $1.4 billion, excluding transaction costs of approximately $200 million and retention costs of up to $400 million. Retention costs are subject to Irish Takeover Panel approval and are expected to be spread evenly over three years following completion of the Proposed Combination. Approximately $700 million of the integration costs are expected to be achieved in the first year of combination, approximately $490 million in the second year of combination and approximately $210 million in the third year of combination.

The Proposed Combination is expected to result in approximately 0 to 5 per cent. accretion to Aon adjusted EPS in the first full year of combination, approximately 5 to 10 per cent. adjusted EPS accretion in the second full year of combination, approximately 10 to 15 per cent. adjusted EPS accretion in the third year of combination and adjusted EPS accretion in the high teens after full realization of $800 million of annual pre-tax synergies.

G-3